As filed with the Securities and Exchange Commission on November 4, 2005

Registration No.

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

___________

Form S-3

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

___________

HMB ACCEPTANCE CORP.

(Exact name of registrant as specified in its charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	20-1116280 (I.R.S. Employer Identification No.)

2002 Summit Blvd., Suite 100

Atlanta, Georgia 30319

    (404) 497-1000

(Address, including zip code, and telephone number, including area code,

of registrant's principal executive offices)

Charles W. McGuire, Esq.

HMB Acceptance Corp.

2002 Summit Blvd., Suite 100

Atlanta, Georgia  30319

(404) 497-1000

(Name, address, including zip code and telephone number,

including area code, of agent for service)

Copies to:

Edward E. Gainor, Esq. McKee Nelson LLP 1919 M Street Washington, D.C. 20036 (202) 775-4137

Approximate date of commencement of proposed sale to the public:

From time to time after the effective date of this Registration Statement.

If any securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended, check the following box.   X

CALCULATION OF REGISTRATION FEE

Title of Securities Being Registered	Amount Being Registered	Proposed Maximum Offering Price Per Unit(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(2)
Asset-Backed Certificates and Asset-Backed Notes	$1,000,000.00	100%	$1,000,000.00	$117.70

(1)

Estimated solely for the purpose of calculating the registration fee.

(2)

Calculated pursuant to Rule 457(o) under the Securities Act of 1933, as amended.

Pursuant to Rule 429 under the Securities Act of 1933, as amended, the prospectus which is part of this Registration Statement is a combined prospectus and includes all the information currently required in a prospectus relating to securities covered by Registration Statement No. 333-121040 previously filed by the Registrant.

_________________________________________

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine

The information in this prospectus is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to completion,             , 2005

Prospectus

Asset-Backed Notes/Asset-Backed Certificates
(Issuable in Series)

HMB ACCEPTANCE CORP.
Depositor

The Trusts:

•

may periodically issue asset-backed notes or asset-backed pass-through certificates, in each case in one or more series with one or more classes; and

•

will be established from time to time as separate trusts to hold assets transferred to a trust by HMB Acceptance Corp. in connection with each series of securities.  These assets may include:

•

mortgage loans, including closed-end and/or revolving home equity loans or specified balances thereof, including loans secured by one-to four-family residential properties, shares in a cooperative corporation or unimproved land;

•

mortgage-backed securities insured or guaranteed by Fannie Mae, Freddie Mac or Ginnie Mae;

•

asset-backed securities backed by assets of the type described in this prospectus; and

•

other assets described in the applicable prospectus supplement, including various forms of credit enhancement.

The assets in your trust will be specified in the prospectus supplement for your securities.  The types of assets that may be included in a trust, whether or not included in your trust, are described in this prospectus.

The Securities:

•

will be offered for sale pursuant to a prospectus supplement;

•

will evidence beneficial ownership of, or be secured by, the assets in the related trust and will be paid only from the trust assets described in the applicable prospectus supplement; and

•

will have the benefit of one or more forms of credit enhancement.

The securities represent the obligations of the issuing entity only and do not represent the obligations of or interest in the sponsor, the depositor or any of their affiliates.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

You should carefully consider the risk factors beginning on page 1 of this prospectus and “Risk Factors” in the accompanying prospectus supplement.

The date of this prospectus is ____________

Page

i

Risk Factors

1

The Trusts and the Trust Assets

29

General

29

Mortgage Loans

30

Agency Securities

38

Non-Agency Securities

44

Pre-Funding

45

Revolving Period

46

Assignment of Primary Assets

46

HomeBanc

51

General

52

Securitization Program

53

The Depositor

53

Use of Proceeds

54

Origination, Acquisition and Servicing of Mortgage Loans

54

Origination and Acquisition of Mortgage Loans

54

Servicing

57

The Securities

58

General

58

Payments on the Securities

59

Optional Termination

61

Optional Purchase of Securities

62

Other Purchases or Redemption

62

Book-Entry Registration

62

Credit Enhancement

67

Financial Guaranty Insurance Policies; Surety Bonds

67

Letters of Credit

67

Subordinate Securities

69

Shifting Interest

69

Overcollateralization

69

Interest Rate Caps and Swaps; Yield Supplement Agreements

70

Mortgage Loan Purchase Obligations and Options

70

Reserve Funds

71

Performance Bond

73

Insurance

73

Primary Mortgage Insurance Policies

74

FHA Insurance and VA Guarantees

76

Standard Hazard Insurance Policies on Mortgage Loans

76

Special Hazard Insurance Policies

77

Pool Insurance Policies

77

Mortgagor Bankruptcy Bond

77

Yield and Prepayment Considerations

78

Yield

78

Maturity and Prepayment

81

The Agreements

83

General

84

Assignment of Primary Assets

84

The Pooling and Servicing Agreement and the Servicing Agreements

87

The Trustee

98

The Indenture

100

The Indenture Trustee

104

The Trust Agreement

105

The Custodial Agreement

106

Reports to Securityholders

107

The Trustees; Agents

109

Loss Mitigation Advisor; Investment Manager; Other Parties

110

Investment of Funds

110

Certain Legal Aspects of Mortgage Loans

111

Mortgage Loans

111

Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries

112

Cooperatives

113

Foreclosure

115

Realizing Upon Cooperative Security

116

Rights of Redemption

117

Anti-Deficiency Legislation and Other Limitations on Lenders

117

Bankruptcy Laws

118

Due-on-Sale Clauses

120

Enforceability of Certain Provisions

121

Environmental Considerations

121

Servicemembers Civil Relief Act

123

Alternative Mortgage Instruments

123

Consumer Protection Laws

124

Applicability of Usury Laws

124

Default Interest and Limitations on Prepayment

125

Secondary Financing

125

Certain Laws and Regulations

125

Type of Mortgaged Property

126

FHA Insurance and VA Guaranty

126

Material Federal Income Tax Considerations

128

Types of Securities

129

Taxation of Securities Treated as Debt Instruments

132

REMIC Residual Certificates

138

Grantor Trust Certificates

145

Partner Certificates

148

Special Tax Attributes

151

Backup Withholding

153

Reportable Transaction

153

State and Local Tax Considerations

153

ERISA Considerations

153

General

153

Debt Securities

154

Underwriters’ Exemptions Applicable to Purchase of Certificates and Debt Securities

155

Other Considerations

161

Legal Investment Considerations

162

Method of Distribution

164

Legal Matters

165

Financial Information

165

Static Pool Information

165

Additional Information

166

Incorporation of Certain Information by Reference

166

Ratings

167

Index of Defined Terms

168

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered securities.  You should also carefully consider the information set forth under “Risk Factors” in the prospectus supplement.

Aspects of the Mortgage Loan Origination Process May Result in Higher Expected Delinquencies  Various factors in the process of originating the mortgage loans in the trust may have the effect of increasing delinquencies and defaults on the mortgage loans.  These factors may include any or all of the following:

Appraisal quality:  During the mortgage loan underwriting process, appraisals are generally obtained on each prospective mortgaged property.  The quality of these appraisals may vary widely in accuracy and consistency.  Because in most cases the appraiser is selected by the lender, the appraiser may feel pressure from that lender to provide an appraisal in the amount necessary to enable the originator to make the loan, whether or not the value of the property justifies such an appraised value.  In addition, in some cases, the lender may not require a full appraisal for the prospective mortgaged property or it may use an automated valuation model, which is a computer generated appraisal report created using formulas based on various factors, including sales trends, title records, neighborhood analysis, tax assessments and other available information regarding the prospective mortgaged property. Inaccurate or inflated appraisals may result in an increase in the number and severity of losses on the mortgage loans.

Stated income underwriting guidelines:  Most underwriting guidelines applied in the origination of mortgage loans have several different levels of documentation requirements applicable to prospective borrowers.  There has recently been an increasing number of mortgage loans originated under “stated income” programs, which permit an applicant to qualify for a mortgage loan based upon monthly income as stated on the mortgage loan application, if the applicant meets certain criteria.  Typically no verification of monthly income is required under stated income programs, which increases the risk that these borrowers have overstated their income and may not have sufficient income to make their monthly mortgage loan payments.  You should consider the risk that a higher number of mortgage loans originated under stated income programs may result in increased delinquencies and defaults on the mortgage loans in the trust.

Underwriting guideline exceptions:  Although mortgage originators generally underwrite mortgage loans in accordance with their pre-determined loan underwriting guidelines, from time to time and in the ordinary course of business, originators will make exceptions to these guidelines.  Loans originated with exceptions may result in a higher number of delinquencies and loss severities than loans originated in strict compliance with the designated underwriting guidelines.

Non-owner occupied properties:  Mortgage loans secured by properties acquired by investors for the purposes of rental income or capital appreciation, or properties acquired as second homes, tend to have higher frequency of default and/or higher loss severities than properties that are regularly occupied by the related borrowers.  In a default, real property investors who do not reside in the mortgaged property may be more likely to abandon the related mortgaged property, increasing the severity of the default.

Fraud:  Fraud committed in the origination process may increase delinquencies and defaults on the mortgage loans.  For example, a borrower may present fraudulent documentation to a lender during the mortgage loan underwriting process, which may enable the borrower to obtain a mortgage loan in an amount or with terms for which the borrower would not otherwise qualify.  In addition, increasingly frequent incidences of identity theft involving borrowers, particularly in the case of mortgage loans originated under streamlined origination programs, may result in an increased number of fraudulent mortgage loans that are not secured by a mortgaged property.  You should consider the potential effect of fraud by borrowers and other third parties on the yield on your securities.

Self-employed borrowers:  Self-employed borrowers may be more likely to default on their mortgage loans than salaried or commissioned borrowers and generally have less predictable income.  In addition, many self-employed borrowers are small business owners who may be personally liable for their business debt.  Consequently, you should consider that a higher number of self-employed borrowers may result in increased defaults on the mortgage loans in the trust.

First time borrowers:  First time home buyers are often younger, have shorter credit histories, are more highly leveraged and have less experience with undertaking mortgage debt and maintaining a residential property than other borrowers.  The presence of loans to first time buyers in the mortgage pool may increase the number of defaults on the mortgage loans.

Although the aspects of the mortgage loan origination process described above may be indicative of the performance of the mortgage loans, information regarding these factors may not be available for the mortgage loans in the trust, unless specified in the prospectus supplement.

See “Origination, Acquisition and Servicing of Mortgage Loans—Origination and Acquisition of Mortgage Loans” in this prospectus and see the prospectus supplement for a description of the characteristics of the related mortgage loans and for a general description of the underwriting guidelines applied in originating the related mortgage loans.

Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types  Recently, an increasingly large proportion of residential mortgage loans originated in the United States have been adjustable rate mortgage loans, including loans that have interest-only or negative amortization features.  Mortgage loans that are referred to generally as adjustable rate mortgage loans, or ARMs, may include any of  the following types of loans:

mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment occurring after a specified period of time from origination of the related mortgage loan and adjustments occurring periodically at specified intervals thereafter; these loans may or may not have a low introductory interest rate;

“hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note, and thereafter adjusts periodically based on the related index plus a margin;

“interest-only” mortgage loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate;

“negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related index plus a margin; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the loan).

If specified in the related prospectus supplement, the trust may include significant concentrations of these types of adjustable rate mortgage loans, which present special default and prepayment risks.

The primary attraction to borrowers of these adjustable rate mortgage loan products is that initial monthly mortgage loan payments can be significantly lower than fixed rate or level pay mortgage loans under which the borrower pays both principal and interest at an interest rate fixed for the life of the mortgage loan.  As a result, many borrowers are able to incur substantially greater mortgage debt using one of these adjustable rate mortgage loan products than if they used a fixed rate mortgage loan.

In addition, a substantial number of these adjustable rate mortgage loans have been originated in regions of the United States that have seen substantial residential housing price appreciation over the past few years and major metropolitan areas in other states.  Many borrowers in these markets have used adjustable rate mortgage loan products to purchase homes that are comparatively larger or more expensive than they would otherwise have purchased with a fixed rate mortgage loan with relatively higher monthly payments.  These borrowers may have taken out these mortgage loan products in the expectation that either (1) their income will rise by the time their fixed rate period or interest-only period expires, thus enabling them to make the higher monthly payments, or (2) in an appreciating real estate market, they will be able to sell their property for a higher price or will be able to refinance the mortgage loan before the expiration of the fixed rate or interest-only period.

Borrowers with adjustable rate mortgage loans will likely be exposed to increased monthly payments (1) if interest rates rise significantly, (2) in the case of interest-only mortgage loans, from the large increases in monthly payments when the interest-only terms expire and the monthly payments on these loans are recalculated to amortize the outstanding principal balance over the remaining term or (3) in the case of loans with negative amortization features, from the large increases in monthly payments when the payments are recalculated to amortize the outstanding principal balance.

When evaluating a mortgage loan application from a prospective borrower for an adjustable rate or interest-only mortgage loan, many mortgage originators determine the amount of loan that borrower can afford based on the borrower’s initial scheduled monthly payments, or the scheduled monthly payments on the first mortgage interest rate reset date, rather than based on the adjusted monthly payments as of future mortgage interest reset dates (in the case of adjustable rate mortgage loans) or the principal amortization date (in the case of interest-only mortgage loans).  Unless otherwise specified in the related prospectus supplement, mortgage loan characteristics and debt-to-income ratios set forth in the prospectus supplement will reflect the scheduled mortgage loan payments due or being made as of the “cut-off date,” and will not reflect the mortgage loan payment resets that will occur during the life of the mortgage loan.  These origination practices may increase the sensitivity of mortgage loan performance and defaults to changes in U.S. economic conditions.

In recent years, mortgage interest rates have been at historically low levels.  Although short-term interest rates have increased from their lowest levels, long-term interest rates have remained low.  If mortgage interest rates rise, borrowers will experience increased monthly payments on their adjustable rate mortgage loans.  As the fixed interest rates on hybrid mortgage loans expire and convert to adjustable rates, borrowers may find that the new minimum monthly payments are considerably higher and they may not be able to make those payments.

In addition, without regard to changes in interest rates, the monthly payments on mortgage loans with interest-only or negative amortization features will increase substantially when the principal must be repaid.

Any of these factors, or a combination of these factors, could cause mortgage loan defaults to increase substantially.

Borrowers who intend to avoid increased monthly payments by refinancing their mortgage loans may find that lenders may not in the future be willing or able to offer these adjustable rate mortgage loan products, or to offer these products at relatively low interest rates.  A decline in housing prices generally or in certain regions of the United States could also leave borrowers with insufficient equity in their homes to permit them to refinance.  In addition, if the recent rapid increase in house prices ceases or housing prices decline, borrowers who intend to sell their properties on or before the expiration of the fixed rate periods or interest-only periods on their mortgage loans may find that they cannot sell their properties for an amount equal to or greater than the unpaid principal balance of their loans, especially in the case of negative amortization mortgage loans.  These events could cause borrowers to default on their mortgage loans.

Rising unemployment and slow wage growth in certain regions of the United States or generally could also impact the ability of many borrowers with adjustable rate mortgage loans to make the higher monthly payments resulting from the expiration of fixed rate periods or interest-only periods, or from increases in interest rates.  If borrowers become unemployed in a slowing economy, or if they find that expected increases in personal income have not occurred, they may be unable to make the higher monthly mortgage payments.

It is likely that borrowers with adjustable rate mortgage loans will over the next several years be required to spend a larger proportion of their income to service their mortgage debt.  This increase could, in the absence of strong wage growth, come at the expense of other expenditures by these borrowers, particularly consumer spending.  It is possible that a decline in consumer spending could cause the U.S. economy to slow or decline, which could give rise to increased unemployment and falling property values.  These factors would negatively impact the ability of many borrowers to meet their increased monthly mortgage payments as described above  As a consequence, defaults on adjustable rate mortgage loans may increase significantly.

Any of the factors described above, alone or in combination, could adversely affect the yield on your securities.  Depending upon the type of security purchased  and the price paid, the adverse yield effect could be substantial.

Several types of adjustable rate mortgage loans discussed above, in particular “option” ARMs and interest-only mortgage loans, have only been originated in any significant numbers in relatively recent years.  Consequently, there is no material statistical information showing payment and default trends under a variety of macroeconomic conditions.  In particular, it is unclear how these mortgage loan products will perform in a declining housing market or under other negative macroeconomic conditions.

See “—Mortgage Loans with Interest-Only Payments” and “—Special Risks of Mortgage Loans that Provide for Negative Amortization” for further discussion of mortgage loans with interest-only or negative amortization features, respectively.

Risks Related to Mortgage Loans with Interest-Only Payments  If specified in the related prospectus supplement, some of the mortgage loans to be included in the trust may provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period following origination specified in the related prospectus supplement.  Following the applicable interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

If applicable, the presence of these mortgage loans in the trust may, absent other considerations, result in longer weighted average lives of the related securities than would have been the case had these loans not been included in the trust.  In addition, borrowers may view the absence of any obligation to make a payment of principal during the interest-only period following origination specified in the related prospectus supplement as a disincentive to prepayment.  Conversely, however, borrowers may be more likely to refinance their mortgage loans when the related interest-only period expires, resulting in increased prepayments.

After a borrower’s monthly payment has been increased to include principal amortization, and assuming the borrower does not refinance the related mortgage loan, delinquency or default may be more likely.

See also “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” for a discussion of risks related to interest-only mortgage loans and economic conditions.

Risks Related to Mortgage Loans that Provide for Negative Amortization  If specified in the related prospectus supplement, the trust may include mortgage loans that provide for so-called “negative amortization.”  Negative amortization mortgage loans generally provide the borrower with a low initial introductory interest rate.  Thereafter, the mortgage interest rate is calculated at the index specified in the related mortgage note plus the applicable margin.  However, the borrower is only required to make (or may elect to make) for the period specified in the related mortgage note a minimum monthly payment on the mortgage loan that may be sufficient to amortize the principal balance of the mortgage loan over the remaining term but not to pay all accrued interest, or may be insufficient to pay accrued interest and not amortize the principal balance at all.

At the end of this initial period, and periodically thereafter, the borrower’s minimum monthly payment is adjusted to reflect the prevailing interest rate, consisting of the current applicable index plus the applicable margin, plus a principal amount sufficient to amortize the mortgage loan over the remaining applicable term.  Typically, the borrower’s monthly payment will not be increased or decreased by more than a periodic cap and is subject to a maximum interest rate, as specified in the related mortgage note.  Nevertheless, although each recalculated monthly payment will be based on the prevailing rate of the applicable index at the time of the payment adjustment date, this index may continue to adjust up or down throughout the course of the period in which the monthly payments do not adjust.

During a period of rising interest rates, as well as before the annual adjustment to the minimum monthly payment made by the borrower, the amount of interest accruing on the principal balance of the related mortgage loan may exceed the amount of the scheduled monthly payment.  As a result, a portion of the accrued interest on the related mortgage loan may become deferred interest that will be added to its principal balance and will also bear interest at the applicable interest rate.

In addition, the amount by which a monthly payment may be adjusted on a payment adjustment date is generally limited and may not be sufficient to amortize fully the unpaid principal balance of a negative amortization mortgage loan over its remaining term to maturity.

Generally, under the circumstances and at the intervals provided in the related mortgage note, the monthly payment due on a negative amortization mortgage loan will be “recast” without regard to the related payment cap in order to provide for payment of the outstanding balance of the mortgage loan over its remaining term.

In summary, then, as interest rates increase (or, in some cases, even if market interest rates remain stable), the principal balance of a negative amortization mortgage loan will increase over time, thereby increasing the monthly payments to be paid by the borrower when principal must be repaid, making refinancing more difficult and increasing the potential adverse effect of macroeconomic trends.  See “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” above.

In addition, any deferral of interest on negative amortization mortgage loans will result in a reduction of the amount of interest available to be distributed as interest to the securities.  If specified in the related prospectus supplement, the reduction in interest collections may be offset, in part, by applying certain prepayments received on the mortgage loans to interest payments on the securities.  In that case, the excess of any deferred interest on the mortgage loans over the prepayments received on the mortgage loans, or net deferred interest, will be allocated among the classes of securities in an amount equal to the excess of the interest accrued on each such class at its applicable interest rate over the amount of interest that would have accrued if the applicable interest rate for each class had been equal to a rate adjusted for net deferred interest on the related mortgage loans, as described in the related prospectus supplement.  Any such allocation of net deferred interest could, as a result, affect the weighted average maturity of the affected class of securities.

Early or Multiple Payment Defaults May Be Indicative of Higher Rates of Delinquencies and Losses in the Future  As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust may be delinquent as of the applicable cut-off date or may have been delinquent in payment in the last twelve months on one or more due dates.

Prior delinquencies and, in particular, first or early payment defaults, may be an indication of underwriting errors in assessing the financial means and/or credit history of the borrower or of an adverse change in the financial status of the borrower.  These mortgage loans are likely to experience rates of delinquency, foreclosure and bankruptcy that are higher, and that may be substantially higher, than those experienced by mortgage loans whose borrowers have more favorable payment histories.

Mortgage Loans with High Original Loan-to-Value Ratios May Present a Greater Risk of Loss  As specified in the related prospectus supplement, a certain number of mortgage loans included in the trust may have original loan-to-value ratios of greater than 80%.  Mortgage loans with high loan-to-value ratios, particularly those in excess of 100%, may be more likely to experience default and foreclosure than mortgage loans with low original loan-to-value ratios.

Moreover, mortgage loans with high original loan-to-value ratios are more likely to be subject to a judicial reduction of the loan amount in bankruptcy or other proceedings than mortgage loans with lower original loan-to-value ratios.  If a court relieves a borrower’s obligation to repay amounts otherwise due on a mortgage loan, none of the servicers or the master servicer will be required to advance funds in respect of relieved amounts, and any related loss may reduce the amount available to be paid to securityholders.  In such event, holders of subordinate classes of securities may suffer losses.

Special Default Risk of Second  Lien Mortgage Loans  If the related prospectus supplement specifies that the trust includes mortgage loans that are secured by second liens on the related mortgaged properties, these second lien mortgage loans will be subordinate to the rights of the mortgagee under the related first mortgages.  Generally, the holder of a second lien mortgage loan will be subject to a loss of its mortgage if the holder of the first mortgage is successful in foreclosure of its mortgage, because no second liens or encumbrances survive such a foreclosure.  In addition, due to the priority of the first mortgage, the holder of the second lien mortgage may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property.  Furthermore, any liquidation, insurance or condemnation proceeds received on the second lien mortgage will be available to satisfy the outstanding balance of the mortgage loan only to the extent that the claim of the related first mortgage has been satisfied in full, including any foreclosure costs.  Accordingly, if liquidation proceeds are insufficient to satisfy the mortgage loan secured by the second lien and all prior liens in the aggregate, and if the credit enhancement provided by any excess interest and overcollateralization (if applicable) has been exhausted or is otherwise unavailable to cover the loss, securityholders will bear the risk of delay in payments while any deficiency judgment against the borrower is sought and the risk of loss if the deficiency judgment is not pursued, cannot be obtained or is not realized for any other reason.

Risks Relating to Declines in Property Values and Second Lien Mortgage Loans  An overall decline in residential real estate prices could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien mortgage loans, together with the senior lien mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties.  This type of a decline would adversely affect the position of a second mortgagee before having the same effect on the related first mortgagee.  A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the second lien mortgage loan was originated.  If there is a reduction in the value of a mortgaged property, the ratio of the sum of the principal balances of the second lien mortgage loan and the related first lien mortgage loan to the value of the mortgaged property may increase, reducing the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien mortgage loan after satisfaction of the senior lien.  In addition, because the second lien mortgage loans provide for interest only payments for the first ten years after origination, there will be no principal amortization of the second lien mortgage loans and consequent reduction in the combined loan-to-value ratio during that period.

Risks Related to Simultaneous Second Liens and Other Borrower Debt  At the time of origination of any first lien mortgage loans in the trust, the originators or other lenders may also have made second lien loans to the same borrowers that may or may not be included in the trust.  In addition, other borrowers whose first lien loans are included in the trust may have obtained secondary mortgage financing following origination of the first lien loans.  In addition, borrowers may increase their aggregate indebtedness substantially by assuming consumer debt of various types.  Consequently, investors should consider that borrowers who have less equity in their homes, or who have substantial mortgage and consumer indebtedness, may be more likely to default and may be more likely to submit to foreclosure proceedings.

In addition, the nature of any second lien may influence the prepayment characteristics of the first lien included in the trust.  Borrowers may be more likely to refinance and prepay the first lien when any secondary mortgage financing becomes due in full, and consequently investors should be aware that the rate of prepayment of the first lien mortgage loans in the trust may be affected by any associated second lien loans.

Geographic Concentration of Mortgage Loans  The mortgage loans to be included in the trust may be concentrated in one or more states, as specified in the related prospectus supplement.  The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in those states because the following conditions will have a disproportionate impact on the mortgage loans in general:

weak economic conditions in these locations or any other location (which may or may not affect real property values), may affect the ability of borrowers to repay their mortgage loans on time, particularly in the case of “option ARMs”, interest-only loans and loans that provide for negative amortization;

properties in certain jurisdictions may be more susceptible than homes located in other parts of the country to certain types of uninsurable hazards, such as earthquakes, as well as floods, hurricanes, wildfires, mudslides and other natural disasters;

declines in the residential real estate market of a particular jurisdiction may reduce the values of properties located in that jurisdiction, which would result in an increase in the loan-to-value ratios or combined loan-to-value ratios, as the case may be, particularly in the case of “option ARMs”, interest-only loans and loans that provide for negative amortization; and

any increase in the market value of properties located in a particular jurisdiction would reduce the loan-to-value ratios or combined loan-to-value ratios, as the case may be, of the mortgage loans and could, therefore, make alternative sources of financing available to the borrowers at lower interest rates, which could result in an increased rate of prepayment of the mortgage loans.

Natural disasters, such as wildfires, severe storms and flooding affecting regions of the United States from time to time may result in prepayments of mortgage loans.

For additional information regarding the geographic concentration of the mortgage loans to be included in the trust, see the geographic distribution table or tables in the prospectus supplement.

Balloon Loans

If specified in the related prospectus supplement, the mortgage loans to be included in the trust may include balloon loans.  Balloon loans pose a special payment risk because the borrower must pay a large lump sum payment of principal at the end of the loan term.  If the borrower is unable to pay the lump sum or refinance such amount, you may suffer a loss if the collateral for the loan is insufficient and the other forms of credit enhancement are insufficient or unavailable to cover the loss.

Default Risk on High Balance Mortgage Loans  If specified in the related prospectus supplement, a certain percentage of the mortgage loans included in the trust may have a principal balance as of the cut-off date in excess of $1,000,000.  You should consider the risk that the loss and delinquency experience on these high balance loans may have a disproportionate effect on the trust as a whole.

Mortgage Loan Interest Rates May Limit Interest Rates on the Variable Rate Securities  The securities generally will have either fixed or variable interest rates.  However, as specified in the related prospectus supplement, the interest rates on your securities may be subject to certain limitations, generally based on the weighted average interest rates of the mortgage loans in the trust or as otherwise described in the related prospectus supplement, net of certain allocable fees and expenses of the trust and any payments owed on derivative instruments.  The mortgage loans to be included in the trust will have interest rates that either are fixed or adjust based on a variable index, as described in the related prospectus supplement.

Any adjustable rate mortgage loans in the trust may also have periodic maximum and minimum limitations on adjustments to their interest rates, and may have the first adjustment to their interest rates a number of years after their first payment dates.  In addition, adjustable rate mortgage loans generally have lifetime maximum interest rates.  As a result, your variable rate securities may accrue less interest than they would accrue if their interest rates were solely based on the specified index plus the specified margin.

A variety of factors could limit the interest rates and adversely affect the yields to maturity on the variable rate securities.  Some of these factors are described below.

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The interest rates for your securities may adjust monthly based on the one-month LIBOR index or another index, while the interest rates on the mortgage loans to be included in the trust may either adjust less frequently, adjust based on a different index or not adjust at all.  Consequently, the limits on the interest rates on these securities may prevent increases in the interest rates for extended periods in a rising interest rate environment.

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The interest rates on adjustable rate mortgage loans may respond to economic and market factors that differ from those that affect the one-month LIBOR index or the index applicable to your variable rate securities.  It is possible that the interest rates on any adjustable rate mortgage loans may decline while the interest rates on the related securities are stable or rising.  It is also possible that the interest rates on any adjustable rate mortgage loans and the interest rates on the related securities may both decline or increase during the same period, but that the interest rates on your securities may decline or may increase more slowly or rapidly.

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To the extent that fixed rate or adjustable rate mortgage loans are subject to default or prepayment, the interest rates on the related securities may be reduced as a result of the net funds cap limitations described in the related prospectus supplement.

See “Yield and Prepayment Considerations” in this prospectus and see the prospectus supplement for a description of the interest rates applicable to your securities and for a general description of the interest rates of the related mortgage loans.

Potential Inadequacy of Credit Enhancement  If specified in the related prospectus supplement, the features of subordination and loss allocation, excess interest, overcollateralization and limited cross-collateralization, together with any primary mortgage insurance and financial guaranty insurance policies, are intended to enhance the likelihood that holders of more senior classes of securities will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the related mortgage loans.

Subordination and Allocation of Losses.  If the applicable subordination is insufficient to absorb losses, then securityholders will likely incur losses and may never receive all of their principal payments.  You should consider that

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if you buy a subordinate security and losses on the related mortgage loans exceed the total principal amount of any securities subordinate to your securities (if any), plus, if applicable to the trust and as specified in the related prospectus supplement, any excess interest and any overcollateralization that has been created, the principal amount of your securities will be reduced proportionately with the principal amounts of the other securities of your class by the amount of that excess; and

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if specified in the related prospectus supplement, after the total principal amount of the subordinate securities has been reduced to zero, losses on the mortgage loans may reduce the principal amounts (or notional amounts) of the senior securities.

Losses on the related mortgage loans will reduce the loss protection provided by the subordinate securities to the senior securities and will increase the likelihood that the senior securities will not receive all of their expected principal payments.

If the securities have the benefit of overcollateralization and excess interest, and if overcollateralization is maintained at the required amount and the related mortgage loans generate interest in excess of the amount needed to pay interest and principal on your securities, the fees and expenses of the trust and any payments owed to a derivatives counterparty, then excess interest may be used to pay you and the other securityholders of the related securities the amount of any reduction in the aggregate principal balance of the mortgage loans caused by application of losses.  These payments will generally be made in order of seniority.  We cannot assure you, however, that any excess interest will be generated and, in any event, unless otherwise specified in the related prospectus supplement, no interest will be paid to you on the amount by which the principal amount of your securities was reduced because of the application of losses.

See “Credit Enhancement” in this prospectus and see the descriptions of credit enhancement, subordination and application of realized losses in the prospectus supplement.

Excess Interest and Overcollateralization.  If the securities have the benefit of excess interest and overcollateralization, as specified in the related prospectus supplement, then in order to create and maintain overcollateralization, it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the related securities, as well as any fees and expenses of the trust and any payments owed to a derivative counterparty.  If the securities have the benefit of excess interest and/or overcollateralization, we expect that the mortgage loans will generate more interest than is needed to pay those amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans is expected to be higher than the weighted average of the interest rates on the related securities plus the weighted average aggregate expense rate.  Any remaining interest generated by the mortgage loans will be used to absorb losses on the mortgage loans and to maintain overcollateralization.  In addition, on the closing date, the total scheduled principal balance of the mortgage loans may exceed the total principal amount of the securities.  This excess is referred to as “overcollateralization” and will be available to absorb losses.  We cannot assure you, however, that the mortgage loans will generate enough excess interest to maintain this overcollateralization level as set by the applicable rating agencies.  In addition, there may be no amounts available from any interest rate derivative agreement described in the related prospectus supplement to cover shortfalls.  The following factors will affect the amount of excess interest that the related mortgage loans will generate:

Prepayments.  Every time a mortgage loan is prepaid in whole or in part, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.  The effect of this reduction on your securities will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

Defaults, Delinquencies and Liquidations.  If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest available for overcollateralization or to absorb losses will be reduced.  Every time a mortgage loan is liquidated or charged off, excess interest will be reduced because that mortgage loan will no longer be outstanding and generating interest.

See “Credit Enhancement” in this prospectus and see the descriptions of excess interest and overcollateralization in the prospectus supplement.

Limited Cross-Collateralization.  The trust may contain two or more separate mortgage pools, as specified in the related prospectus supplement.  Principal payments on the senior securities will depend, for the most part, on collections on the mortgage loans in the related pool.  However, as specified in the related prospectus supplement, the senior securities may have the benefit of credit enhancement in the form of subordination from one or more of the other pools.  That means that even if the rate of losses on mortgage loans in the pool related to your class of senior securities is low, losses in an unrelated pool may reduce the loss protection for your securities.

Interest Rate Derivative Agreements.  If specified in the related prospectus supplement, any amounts received under any interest rate cap or swap agreement will generally be applied as described in the related prospectus supplement to pay interest shortfalls and, if applicable, to maintain overcollateralization and cover losses.  However, we cannot assure you that any amounts will be received under that interest rate derivative agreement, or that any such amounts that are received will be sufficient to maintain any required overcollateralization or to cover interest shortfalls and losses on the mortgage loans.

See “Credit Enhancement” in this prospectus and see the description of any interest rate cap agreement or swap agreement, as applicable, in the prospectus supplement.

Primary Mortgage Insurance.  If specified in the related prospectus supplement, some of the first lien mortgage loans which have original loan-to-value ratios greater than 80% may be covered by existing borrower- or lender- paid primary mortgage insurance policies.  The existing borrower- or lender- paid primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to the percentage or percentages specified in the related prospectus supplement.

In addition, if specified in the related prospectus supplement, one or more loan-level primary mortgage insurance policies may be acquired on behalf of the trust from primary mortgage insurance providers, providing the initial insurance coverage specified in the related prospectus supplement for those first lien mortgage loans with original loan-to-value ratios greater than 80%.

These loan-level primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to the percentage specified in the related prospectus supplement.

However, these policies will only cover first lien mortgage loans and will be subject to various other limitations and exclusions.  In addition, borrower-paid primary mortgage insurance may be subject to cancellation by the related borrower.  As a result, coverage may be rescinded or denied on some mortgage loans.  Primary mortgage insurance providers will generally curtail the insured payments on a foreclosed mortgage loan if the related servicer does not foreclose that mortgage loan within a limited time period determined by the insurance provider.  In addition, because the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of these policies, a decline in the value of the related mortgaged property will not result in increased coverage, and the trust may still suffer a loss on a covered mortgage loan.  Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.

See “Insurance” in this prospectus and see the descriptions of any primary mortgage insurance policies in the prospectus supplement.

Effect of Creditworthiness of Primary Mortgage Insurers on Ratings of Securities  If the related prospectus supplement specifies that one or more loan-level primary mortgage insurance policies have been acquired on behalf of the trust from one or more primary mortgage insurance providers, then the ratings assigned to your securities by the applicable rating agencies will be based in part on the financial strength ratings assigned to the insurer or insurers providing the primary mortgage insurance coverage described above.  However, these financial strength ratings assigned to the insurer or insurers could be qualified, reduced or withdrawn at any time.  In addition, you should consider that a credit rating does not assure you that the insurer or insurers will not default on their obligations.

Any qualification, reduction or withdrawal of the financial strength ratings assigned to the insurer or insurers could result in reduction of the ratings assigned to your securities, which could in turn affect the liquidity and market value of your securities.

See “Insurance” in this prospectus and see the descriptions of any primary mortgage insurance providers in the prospectus supplement.

Risks Related to any Interest Rate Swap Agreement  If the related prospectus supplement specifies that the trust or related supplemental interest trust includes one or more interest rate swap agreements, then any net swap payment payable to the swap counterparty under the terms of those interest rate swap agreements will reduce amounts available for payment to securityholders, and may reduce payments of interest on the securities.  If the rate of prepayments on the mortgage loans is faster than anticipated, the scheduled notional amounts on which payments due under the interest rate swap agreements are calculated may exceed the total principal balance of the mortgage loans, thereby increasing the relative proportion of interest collections on the mortgage loans that must be applied to make swap payments to the swap counterparty and, under certain circumstances, requiring application of principal received on the mortgage loans to make net swap payments to the swap counterparty.  Therefore, a rapid rate of prepayments during periods in which the trust makes net payments to a swap counterparty could adversely affect the yields on the securities.

Effect of Creditworthiness of Swap Counterparty on Ratings of Securities  If the related prospectus supplement specifies that the trust includes one or more interest rate swap agreements, in the event that the trust, after application of all interest and principal received on the related mortgage loans, cannot make the required swap payments to the swap counterparty, a swap termination payment as described in the related prospectus supplement may be owed to the swap counterparty.  Any termination payment payable to the swap counterparty in the event of early termination of any interest rate swap agreement will likely reduce amounts available for payment to securityholders.

If the related prospectus supplement specifies that the trust includes one or more interest rate swap agreements, the ratings on your securities will be dependent in part upon the credit ratings of the swap counterparty or its credit support provider.  If a credit rating of the swap counterparty or its credit support provider is qualified, reduced or withdrawn, or if the swap counterparty or its credit support provider defaults on its obligations, and a substitute counterparty or credit support provider is not obtained in accordance with the terms of the interest rate swap agreement, the ratings of your securities may be qualified, reduced or withdrawn.  In such event, the value and marketability of those securities will be adversely affected.

See the descriptions of any interest rate swap agreement and the swap counterparty in the prospectus supplement.

Special Risks for Certain Classes of Securities.  The related prospectus supplement may specify that certain classes of securities are interest-only or principal-only securities.  These securities will have yields to maturity (or early termination)—the yield you will receive if you hold a security until it has been paid in full—that are highly sensitive to prepayments on the related mortgage loans.

If you purchase any of these classes of securities, you should consider the risk that you may receive a lower than expected yield under the following circumstances:

in the case of any interest-only securities, a faster than expected rate of prepayments on the mortgage loans in the trust; and

in the case of any principal-only securities, a slower than expected rate of prepayments on the mortgage loans in the trust.

Prepayments on the mortgage loans, including liquidations, purchases and insurance payments, could result in the failure of investors in any interest-only securities to fully recover their initial investments. Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan providers, including the seller and its affiliates and any master servicer or servicer.

Exercise by a party that has a right to purchase the mortgage loans, as described in the related prospectus supplement, will adversely affect the yields on any interest-only securities.

Special Risks Associated with Underlying Securities  If specified in the related prospectus supplement, the trust may include other publicly- or privately-offered securities, representing beneficial ownership interests in separate trusts.  As described in the prospectus supplement, these underlying securities may be senior securities or subordinate securities, and may not have the benefit of credit enhancement.

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Losses on the underlying securities will not be transferred to, allocated to or shared by any other underlying trust.  Each allocation of a realized loss to a class of underlying securities will reduce both the amount of interest that will accrue on that class and the amount of principal that will be distributable on that class.  Therefore, the aggregate amount of payments on your securities, the yield to maturity of your securities and the rate of payments of principal on your securities may be affected by the rate and the timing of realized losses on the assets of the trusts represented by the underlying securities.  To the extent that the amount of realized losses experienced on the assets of the trusts represented by the underlying securities reduces distributions in respect of the underlying securities, the yield on your securities may be lower than anticipated.

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Certain parties may have the option to purchase the mortgage loans and other property in the related underlying trusts once the underlying mortgage loans decline to a fixed percentage of the initial principal balance.  As specified in the prospectus supplement, some or all of the underlying securities (by principal balance) may be issued from underlying trusts that have paid down or are approaching the level necessary to exercise of these optional termination rights.  In the event that any such party exercises its right to purchase the related mortgage loans, the related underlying securities will be retired.  This retirement of underlying securities will have the same effect as a prepayment of all of the related mortgage loans in the related underlying trust.

Military Action and Terrorist Attacks  The effects that military action by U.S. forces in Iraq, Afghanistan or other regions, terrorist attacks in the United States or other incidents and related military action may have on the performance of the mortgage loans in the trust or on the values of mortgaged properties cannot be determined at this time.  Investors should consider the possible effects on delinquency, default and prepayment experience of the related mortgage loans.  Federal agencies and non-government lenders may defer, reduce or forgive payments and delay foreclosure proceedings in respect of loans to borrowers affected in some way by possible future events.  In addition, the activation of additional U.S. military reservists or members of the National Guard may significantly increase the proportion of mortgage loans whose mortgage rates are reduced by application of the Servicemembers Civil Relief Act, as amended, or similar state or local laws.  The amount of interest available for payment to securityholders will be reduced by any reductions in the amount of interest collectible as a result of application of the Servicemembers Civil Relief Act, as amended, or similar state or local laws and no servicer, master servicer nor any other party will be required to fund any interest shortfall caused by any such reduction.

Unpredictability and Effect of Prepayments  The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates.  If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

Borrowers may prepay their mortgage loans in whole or in part at any time; however, some or all of the mortgage loans to be included in the trust may require the payment of a prepayment premium in connection with any voluntary prepayments in full, and certain voluntary prepayments in part, made during periods ranging from the periods specified in the related prospectus supplement.  These prepayment premiums may discourage borrowers from prepaying their mortgage loans during the applicable period.

Prepayments on the mortgage loans may occur as a result of solicitations of the borrowers by mortgage loan originators, including the seller and its affiliates, the servicer or servicers, as applicable, and any master servicer.  In addition, the availability of newer mortgage products with more flexible payment terms or that require lower monthly payments, such as “option ARMs,” may result in an increase in the number of borrowers who prepay their mortgage loans to take advantage of new products.

The timing of prepayments of principal may also be affected by liquidations of or insurance payments on the mortgage loans.  In addition, HomeBanc Corp. as the seller of the mortgage loans to the depositor, or such other seller as specified in the related prospectus supplement, may be required to purchase mortgage loans from the trust in the event that certain breaches of representations and warranties made with respect to the mortgage loans are not cured. These purchases will have the same effect on securityholders as prepayments of mortgage loans.

A prepayment of a mortgage loan will usually result in a payment of principal on the securities:

If you purchase securities at a discount, especially any principal-only securities, and principal prepayments on the related mortgage loans are received at a rate slower than you anticipate, then your yield may be lower than you anticipate.

If you purchase securities at a premium, especially any interest-only securities, and principal prepayments on the related mortgage loans are received at a rate faster than you anticipate, then your yield may be lower than you anticipate.

The prepayment experience of the mortgage loans to be included in the trust may differ significantly from that of other first and second lien residential mortgage loans.

See “Yield and Prepayment Considerations” in this prospectus and prospectus supplement for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Delay in Receipt of Liquidation Proceeds; Liquidation Proceeds May be Less Than Mortgage Balance  Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  Further, reimbursement of advances made by a servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to securityholders.  If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

The Servicers’ Collections Procedures May Affect the Timing of Collections on the Mortgage loans  In order to reduce borrower defaults, the servicer or servicers may from time to time use servicing and collections practices that have the effect of accelerating or deferring prepayments or borrower defaults of mortgage loans.  The servicers may generally waive, modify or vary any term of any mortgage loan, or postpone strict compliance by the borrower with any term of any mortgage loan, so long as that waiver, modification or postponement is not materially adverse to the trust.  For example, qualifying borrowers might be permitted to skip a payment or be offered other benefits that have the effect of deferring or otherwise altering the timing of the trust’s receipt of interest or principal payments.

Delinquencies Due to Servicing Transfers  Servicing of mortgage loans may be transferred in the future to other servicers in accordance with the provisions of the trust agreement or transfer and servicing agreement, as applicable, and the related servicing agreement as a result of, among other things, (1) the occurrence of unremedied events of default in servicer performance under a servicing agreement or (2) the exercise by the seller of its right to terminate a servicer without cause.

All transfers of servicing involve some risk of disruption in collections due to data input errors, misapplied or misdirected payments, inadequate borrower notification, system incompatibilities and other reasons.  As a result, the affected mortgage loans may experience increased delinquencies and defaults, at least for a period of time, until all of the borrowers are informed of the transfer and the related servicing mortgage files and records and all the other relevant data has been obtained by the new servicer.  There can be no assurance as to the extent or duration of any disruptions associated with the transfer of servicing or as to the resulting effects on the yields on the securities.

See “The Pooling and Servicing Agreement and the Servicing Agreements—Servicing” in this prospectus.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans  Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of lenders.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.

Mortgage loans are also subject to various federal laws, including:

the federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require certain disclosures to borrowers regarding the terms of their mortgage loans;

the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Violations of certain provisions of these federal laws may limit the ability of the servicers to collect all or part of the principal of or interest on the related mortgage loans and in addition could subject the trust to damages and administrative enforcement.

The related seller of the mortgage loans will represent in the mortgage loan sale agreement described in the related prospectus supplement that each mortgage loan was originated in compliance with applicable federal, state and local laws and regulations.  In the event of a breach of this representation, that seller will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the related prospectus supplement and under “The Agreements—Repurchase and Substitution of Non-Conforming Loans” in this prospectus.

Predatory Lending Laws/High Cost Loans  Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices.  The federal Home Ownership and Equity Protection Act of 1994, commonly known as HOEPA, prohibits inclusion of certain provisions in mortgage loans that have mortgage rates or origination costs in excess of prescribed levels, and requires that borrowers be given certain disclosures prior to the origination of mortgage loans.  Some states have enacted, or may enact, similar laws or regulations, which in some cases impose restrictions and requirements greater than those in HOEPA.

In addition, under the anti-predatory lending laws of some states, the origination of certain mortgage loans (including loans that are not classified as “high cost” loans under applicable law) must satisfy a net tangible benefits test with respect to the related borrower.  This test may be highly subjective and open to interpretation.  As a result, a court may determine that a mortgage loan does not meet the test even if the related originator reasonably believed that the test was satisfied.

Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust, as an assignee of the related mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans.  Lawsuits have been brought in various states making claims against assignees of high cost loans for violations of state law.  Named defendants in these cases have included numerous participants within the secondary mortgage market, including some securitization trusts.

The seller will represent that the trust does not include any mortgage loans that are subject to HOEPA or that would be classified as “high cost” loans under any similar state or local predatory or abusive lending law.  There may be mortgage loans in the trust that are subject to the state or local requirement that the loan provide a net tangible benefit (however denominated) to the borrower; the seller will represent that these mortgage loans are in compliance with applicable requirements.  If it is determined that the trust includes loans subject to HOEPA or otherwise classified as high cost loans, or which do not comply with applicable net tangible benefit requirements, the seller will be required to repurchase the affected loans and to pay any liabilities incurred by the trust due to any violations of these laws.  If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, securityholders could incur losses.

Bankruptcy or Insolvency Proceedings Could Delay or Reduce Payments on the Securities  Each transfer of a mortgage loan to HomeBanc Corp. (or to such other seller specified in the related prospectus supplement), from the seller to the depositor and, in connection with the issuance of any asset-backed notes, from the depositor to the issuer, will be intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents.  However, in the event of the bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan.  Such an attempt, even if unsuccessful, could result in delays in payments on the securities.  If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity.  In the case of the bankruptcy or insolvency of the applicable seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the securities in full.

Limited Ability to Resell Securities  The underwriter will not be required to assist in resales of the securities, although it may do so.  A secondary market for any class of securities may not develop.  If a secondary market does develop, it might not continue or it might not be sufficiently liquid to allow you to resell any of your securities.

Limited Obligations  The assets of the trust are the sole source of payments on the related securities.  The securities are not the obligations of any other entity.  None of the sponsor, the seller, the depositor, any underwriter, the trustee, any administrator, any master servicer, any servicer or any of their affiliates will have any obligation to replace or supplement the credit enhancement, or take any other action to maintain the applicable ratings of the securities.  If credit enhancement is not available, holders of securities may suffer losses on their investments.

Ratings on the Securities are Dependent on Assessments by the Rating Agencies  The ratings on the securities depend primarily on an assessment by the rating agencies of the mortgage loans and other assets of the trust, any credit enhancement and the ability of the servicers and the master servicer to service the loans.  The ratings of the securities by the rating agencies:

only address the likelihood of receipt by holders of securities of distributions in the amount of scheduled payments on the mortgage loans;

do not take into consideration any of the tax aspects associated with the securities;

do not address the possibility that, as a result of principal prepayments, the yield on your securities may be lower than anticipated;

do not address the payment of any basis risk shortfalls with respect to the securities; and

do not comment as to the market price or suitability of the securities for a particular investor.

Ratings are not recommendations to buy, sell or hold the securities.  A rating may be changed or withdrawn at any time by the assigning rating agency.

The Securities May Not Be Suitable Investments  The securities may not be a suitable investment if you require a regular or predictable schedule of payment, or payment on any specific date.  Because the mortgage loans in the trust may include a substantial proportion of loans whose future performance is difficult to predict, such as adjustable rate mortgage loans interest-only loans, and for the other factors relating to the mortgage loans discussed above, the yields and the aggregate amount and timing of distributions on your securities may be subject to substantial variability from period to period and over the lives of the securities.  An investment in these types of securities involves significant risks and uncertainties and should only be considered by sophisticated investors who, either alone or with their financial, tax and legal advisors, have carefully analyzed the mortgage loans and the securities and understand the risks.  In addition, investors should not purchase classes of securities that are susceptible to special risks, such as subordinate securities, interest-only securities and principal-only securities, unless the investors have the financial ability to absorb a substantial loss on their investment.

The Trusts and the Trust Assets

General

Notes will be secured by a pledge of the assets of the applicable trust, or one or more subgroups of trust assets (each an “Asset Group”), and certificates will represent beneficial ownership interests in the assets of the applicable trust, or an individual Asset Group, each as specified in the related prospectus supplement.  The securities of a series will be non-recourse obligations of the trust.  Holders of notes may only proceed against the assets of the trust as collateral in the case of a default, and then only to the extent provided in the indenture, and may not proceed against any assets of the depositor or its affiliates, or assets of the trust not pledged to secure the notes, or against the assets of any trustee or any other party other than a party, such as an insurer, that expressly undertakes to guarantee payments on securities.

Each trust will be administered by a trustee identified in the applicable prospectus supplement, which may be referred to as the trustee, the owner trustee or the managing trustee.  In addition, in the case of a series of securities that include notes issued pursuant to an indenture, the prospectus supplement will identify the trustee under the indenture, generally referred to as the indenture trustee.  References in this prospectus to “trustee” are intended to refer as to any particular series of securities to the trustee, owner trustee, managing trustee or indenture trustee, as applicable, unless the context requires otherwise.

If specified in the applicable prospectus supplement, the trust for a series will be a special purpose statutory trust organized under the laws of the state of Delaware or such other state as is specified.

The property or the trust for each series of securities will generally consist of (including any combination of):

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mortgage loans secured by properties of the types described in this prospectus;

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asset-backed or mortgage-backed securities, all of which are sometimes referred to in this prospectus as asset-backed securities, of the types described in this prospectus supplement;

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amounts due and payable with respect to the Primary Assets (as defined herein) as of the cut-off date specified in the prospectus supplement;

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amounts held from time to time in the collection account, distribution account or other account established for a series of securities;

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mortgaged properties that secured a mortgage loan and that are acquired on behalf of the securityholders by foreclosure, deed in lieu of foreclosure or repossession;

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any reserve fund established pursuant to the agreements for a series of securities, if specified in the prospectus supplement;

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any security insurance policy, pool insurance policy, special hazard insurance policy, bankruptcy bond, interest rate cap agreement, interest rate swap agreement, currency swap agreement or other form of credit enhancement described in the prospectus supplement;

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any servicing agreements relating to mortgage loans in the trust, to the extent that these agreements are assigned to the trustee;

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any primary mortgage insurance policies, FHA insurance, or VA guarantee relating to mortgage loans in the trust;

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investments held in any fund or account or any guaranteed investment contract and income from the reinvestment of these funds, if specified in the prospectus supplement; and

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any other asset, instrument or agreement relating to the trust and specified in the prospectus supplement.

The prospectus supplement may specify that a certain amount or percentage of a Primary Asset will not be sold by the depositor or by the seller of the Primary Asset, but will be retained by that party (the “retained interest”).  Therefore, amounts received with respect to retained interest in a mortgage loan, an Agency Security or a Non-Agency Security (each as defined herein) included in the trust for a series will not be included in the trust but will be payable to the seller of the respective asset, or to the master servicer (if any), servicer, depositor or another party, free and clear of the interest of securityholders under the agreements.

The “Primary Assets” in the trust for a series of securities may consist of any combination of the following, to the extent and as specified in the prospectus supplement:

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mortgage loans;

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Ginnie Mae certificates, Fannie Mae certificates or Freddie Mac certificates, all of which are referred to in this prospectus as “Agency Securities;” and

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securities representing a fractional, undivided interest in or secured by Primary Assets (“Non-Agency Securities”).

For convenience of reference, Agency Securities and Non-Agency Securities are sometimes referred to in this prospectus collectively as “Underlying Securities.”

If so specified in the applicable prospectus supplement, the depositor, an affiliate of the depositor or an unaffiliated loan seller will have the right or obligation to purchase, or to substitute other assets for, Primary Assets due to breaches of representations and warranties, default or such other reason as is specified in the prospectus supplement.  If so specified in the applicable prospectus supplement, the depositor, an affiliate of the depositor, as servicer or the master servicer will have the right to purchase a specified amount or percentage of the Primary Assets, or specified Primary Assets, under the circumstances described in the prospectus supplement.

Mortgage Loans

General

If stated in the prospectus supplement with respect to a series, the trust for that series may include one or more pools containing:

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conventional one- to four-family residential fixed and/or adjustable rate, first and/or junior lien mortgage loans;

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cooperative loans made to finance the purchase of certain rights relating to cooperatively owned properties secured by the pledge of shares issued by a cooperative and the assignment of a proprietary lease or occupancy agreement providing the exclusive right to occupy a particular cooperative dwelling;

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mortgage loans secured by unimproved land;

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mortgage loans insured by the FHA or partially guaranteed by the VA;

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closed-end and/or revolving home equity loans or specified balances thereof that are secured by first lien or junior lien mortgages primarily on single family properties that may be subordinated to other mortgages on the same mortgaged property (“home equity loans”);

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“balloon” mortgage loans, which provide for (1) equal monthly scheduled payments of principal and interest that will not reduce the scheduled principal balance of the mortgage loan to zero at its maturity date and (2) a larger monthly payment due at its maturity date equal to the unpaid scheduled principal balance of that mortgage loan; and

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any combination of the foregoing.

The mortgage loans will be newly originated or seasoned, and will be purchased by the depositor, either directly or through affiliates, from one or more affiliates or from sellers unaffiliated with the depositor.  Mortgage loans may have been originated by an affiliate of the depositor or by a variety of originators pursuant to varying underwriting guidelines.

The mortgage loans will be evidenced by notes (“mortgage notes”). Generally, the mortgage loans will be secured by mortgages or deeds of trust or other similar security instruments creating a first lien or (if so specified in the prospectus supplement) a junior lien on mortgaged property owned in fee simple by the borrower and, in the case of a condominium, may include a proportionate undivided interest in areas and facilities designated for the common use of condominium owners.  See “Certain Legal Aspects of Mortgage Loans — Types of Mortgaged Property.  In some cases, mortgage loans may be secured by security instruments creating a lien on borrowers’ leasehold interests in real property, if the depositor determines the mortgage loans are commonly acceptable to institutional mortgage investors.  A mortgage loan secured by a leasehold interest in real property is secured not by a fee simple interest in the mortgaged property but rather by a leasehold interest under which the mortgagor has the right, for a specified term, to use the related real estate and the residential dwelling or dwellings located on the real estate.  Generally, a mortgage loan will be secured by a leasehold interest only if the use of leasehold estates as security for mortgage loans is customary in the area, the lease is not subject to any prior lien that could result in termination of the lease, and the term of the lease ends at least five years beyond the maturity date of the mortgage loan.

Single family property will consist of one-to four-family residential dwelling units including single family detached homes, modular homes, attached homes, single family units having a common wall, individual units located in condominiums, cooperative dwellings and such other type of homes or units as are described in the related prospectus supplement.  Attached homes may consist of duplexes or units connected to more than one other unit (multifamily structures where each borrower owns the land upon which the unit is built with the remaining adjacent land owned in common).  The mortgaged properties may include investment properties and vacation and second homes.  If specified in the applicable prospectus supplement, mortgaged properties may be located in any state or territory of the United States or outside of the United States, and the related mortgage notes may be denominated in foreign currencies.  Mortgage loans may be secured by additional collateral such as securities or accounts, to the extent specified in the applicable prospectus supplement.

If stated in the applicable prospectus supplement, a trust may include mortgage loans with adjustable mortgage rates.  Any mortgage loan with an adjustable mortgage rate may provide that on the day on which the mortgage rate adjusts, the amount of the monthly payment on the mortgage loan will be adjusted to provide for the payment of the remaining principal balance of the mortgage loan with level monthly payments of principal and interest at the new mortgage rate to the maturity date of the mortgage loan.  Alternatively, the mortgage loan may provide that the mortgage rate adjusts more frequently than the monthly payment.  As a result, a greater or lesser portion of the monthly payment will be applied to the payment of principal on the mortgage loan, thus increasing or decreasing the rate at which the mortgage loan is repaid.  See “Yield and Prepayment Considerations” in this prospectus.  In the event that an adjustment to the mortgage rate causes the amount of interest accrued in any month to exceed the amount of the monthly payment on such mortgage loan, the excess or “deferred” interest may be added to the principal balance of the mortgage loan, unless otherwise paid by the borrower, and will bear interest at the mortgage rate in effect from time to time.  The amount by which the mortgage rate or monthly payment may increase or decrease and, if applicable, the total amount of deferred interest on any mortgage loan may be subject to certain limitations, as described in the related prospectus supplement.  Types of adjustable rate mortgage loans that may be included in a trust include the following:

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mortgage loans whose interest rate adjusts on the basis of a variable index plus a margin, with the initial adjustment typically occurring one year or less after origination of the related mortgage loan and adjustments occurring periodically thereafter;

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“hybrid” mortgage loans, whose interest rate is fixed for the initial period specified in the related mortgage note (typically for a period of a year or more after origination), and thereafter adjusts periodically based on the related index;

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“interest-only” Mortgage Loans, which provide for payment of interest at the related mortgage interest rate, but no payment of principal, for the period specified in the related mortgage note; thereafter, the monthly payment is increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable interest rate borne by such mortgage loan;

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“negative amortization” mortgage loans, which may have a low introductory interest rate, and thereafter have a mortgage interest rate which adjusts periodically based on the related Index; however, the borrower is only required to make a minimum monthly payment which may not be sufficient to pay the monthly interest accrued, resulting in an increase to the principal balance of the mortgage loan by the amount of unpaid interest; and

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“option ARMs,” which combine several of the features described above and permit the borrower to elect whether to make a monthly payment sufficient to pay accrued interest and amortize the principal balance, make an interest-only payment or make a minimum payment that may be insufficient to pay accrued interest (with the unpaid interest added to the principal balance of the mortgage loan).

If stated in the applicable prospectus supplement, the mortgage rate on certain adjustable rate mortgage loans will be convertible from an adjustable rate to a fixed rate, or from a fixed rate to an adjustable rate, in accordance with the terms of the related mortgage note or at the option of the borrower under certain circumstances.  If stated in the related prospectus supplement, the related agreements will provide that the seller from which the depositor (or its affiliate) acquired the convertible adjustable-rate mortgage loans, or the master servicer or servicer, will be obligated to repurchase from the trust any adjustable-rate mortgage loan as to which the conversion option has been exercised, at a purchase price set forth in the related prospectus supplement.  The amount of the purchase price will be required to be deposited in the distribution account and will be distributed to the securityholders on the distribution date in the month following the month of the exercise of the conversion option.  The obligation of the related seller or other party to repurchase converted adjustable-rate mortgage loans may or may not be supported by cash, letters of credit, insurance policies, third party guarantees or other similar arrangements.

If stated in the applicable prospectus supplement, a trust may include mortgage loans that provide for payments at monthly intervals or at bi-weekly, semi-monthly, quarterly, semi-annual, annual or other intervals, or that provide for payments of interest only for a period of time; and that have terms to maturity of more than 40 years; or that have such other characteristics as are specified in the applicable prospectus supplement.

If stated in the applicable prospectus supplement, a trust may include mortgage loans that provide that the lender will be required to make future advances to the borrowers, in incremental amounts up to the maximum amount specified under the terms of the related mortgage loan, if the borrowers satisfy certain requirements that generally involve making certain repairs or improvements to the related mortgaged property (“partially disbursed loans”), mortgage loans with respect to which a portion of the loan proceeds may be held in a custodial account by the applicable servicer, an escrow agent or an attorney for disbursement to the related borrowers when certain repairs or improvements to the related mortgaged properties have been completed (“holdback loans”) or mortgage loans that otherwise provide for future advances to the borrowers.  Additional advances under partially disbursed loans will be funded or acquired by the trust by withdrawals from a fund established by the depositor, by application of amounts that would otherwise be payable as principal to securityholders, or as otherwise described in the applicable prospectus supplement.

A trust may include VA loans or FHA loans.  VA loans will be partially guaranteed by the United States Department of Veteran’s Affairs (the “VA”), under the Servicemen’s Readjustment Act of 1944, as amended.  FHA loans will be insured by the Federal Housing Administration (the “FHA”), as authorized under the National Housing Act, as amended, and the United States Housing Act of 1937, as amended.  FHA loans will be insured under various FHA programs including the standard FHA 203-b programs to finance the acquisition of one-to four-family housing units and the FHA 245 graduated payment mortgage program.

With respect to any trust that contains mortgage loans, the prospectus supplement for the series of securities related to that trust will contain information as to the types of mortgage loans that will comprise the related mortgage pool.  The related prospectus supplement will also contain information, to the extent material to investors, as to:

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the original principal balance of the mortgage loans;

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the total principal balance of the mortgage loans as of the applicable cut-off date;

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the types and percentages of mortgaged properties securing the mortgage loans;

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the range of original terms to maturity of the mortgage loans;

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the range of remaining terms to maturity of the mortgage loans;

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the average life of the mortgage loans (based on different prepayment assumptions);

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the range of ages of the mortgage loans;

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mortgage loan purpose (e.g., whether a purchase or refinance);

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the range of original and remaining amortization period for the mortgage loans;

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the range of principal balances and average principal balance of the mortgage loans;

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the earliest origination date and latest maturity date of the mortgage loans;

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the loan-to-value and debt service coverage ratios, as applicable;

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mortgage loans having loan-to-value ratios at origination exceeding 80%;

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the number of fixed rate mortgage loans and the number of adjustable rate mortgage loans;

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the interest rate or range of interest rates borne by the mortgage loans;

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the weighted average of interest rate borne by the mortgage loans;

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the geographical distribution of the mortgage loans;

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the total principal balance of buydown loans or GPM loans, if applicable;

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the total principal balance of mortgage loans that are subject to negative amortization, if applicable;

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the delinquency status of the mortgage loans as of the cut-off date;

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with respect to adjustable rate mortgage loans, the adjustment dates, the relevant indices, the highest, lowest and weighted average margin, the limitations on the adjustment of the interest rates on any adjustment date and over the life of the loans; and

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whether the mortgage loan provides for an interest only period and whether the principal balance of that mortgage loan is fully amortizing or is amortized on the basis of a period of time that extends beyond the maturity date of the mortgage loan.

The total principal balance of the mortgage loans in a trust as stated in the related prospectus supplement is subject to a permitted variance of plus or minus five percent.

No assurance can be given that values of the mortgaged properties securing mortgage loans have remained or will remain at their levels on the dates of origination of the related mortgage loans.  If the real estate market should experience an overall decline in property values such that the outstanding balances of the mortgage loans and any secondary financing on the mortgaged properties in a particular mortgage pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.  In addition, the value of property securing cooperative loans and the delinquency rate with respect to cooperative loans could be adversely affected if the current favorable tax treatment of cooperative stockholders were to become less favorable.  See “Certain Legal Aspects of Mortgage Loans — Cooperatives” in this prospectus.  To the extent that such losses are not covered by the methods of credit enhancement or the insurance policies described in this prospectus or by alternative forms of credit enhancement described in the applicable prospectus supplement, they will be borne by holders of the securities of the related series.

The depositor will cause the mortgage loans included in each trust to be assigned to the trustee named in the applicable prospectus supplement for the benefit of the holders of the securities of that series.  The master servicer, servicer or servicers identified in the applicable prospectus supplement will service the mortgage loans, either directly or through other mortgage servicing institutions, if any, or a special servicer, if any, pursuant to the agreements for the series or a separate servicing agreement, and will receive a fee for those services.  References made herein to servicing agreements shall mean the applicable pooling and servicing agreement in each case where servicing provisions have been included therein. With respect to those mortgage loans subserviced by a subservicer, the subservicer will be required to service the related mortgage loans in accordance with a subservicing agreement between the servicer and the subservicer, and will receive the fee for the services specified in the related subservicing agreement; however, the servicer will remain liable for its servicing obligations as if the servicer alone were servicing the related mortgage loans.  HomeBanc Corp. or its affiliates, or third parties from which mortgage loans were acquired, may retain ownership of the servicing rights related to mortgage loans included in a trust.  The servicing of the mortgage loans is generally described under “Origination, Acquisition and Servicing of Mortgage Loans” and “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements” in this prospectus supplement.

If stated in the applicable prospectus supplement, the depositor will make certain limited representations and warranties regarding the mortgage loans, but its assignment of the mortgage loans to the trustee will be without recourse.  As described in this prospectus, each seller of the mortgage loans will make certain representations and warranties with respect to the mortgage loans, which will generally be assigned to the trustee.  Upon a breach of any representation and warranty that materially and adversely affects the interest of the securityholders in a mortgage loan, the seller will generally be obligated either to cure the breach in all material respects or to purchase the mortgage loan or, if stated in the related prospectus supplement, to substitute another mortgage loan.  This repurchase or substitution obligation (and any related indemnity, if applicable) will constitute the sole remedy available to a securityholders or the trustee for a breach of representation and warranty by the seller.

Single Family Mortgage Loans

The applicable prospectus supplement will specify the types of mortgaged properties securing single family mortgage loans, the original principal balances of the single family mortgage loans, the original maturities of the mortgage loans and the loan-to-value ratios of the mortgage loans.  Single family mortgage loans may be fully-amortizing mortgage loans or balloon mortgage loans.  If stated in the related prospectus supplement, a mortgage pool may also include adjustable-rate mortgage loans with a mortgage interest rate adjusted periodically, with corresponding adjustments in the amount of monthly payments, to equal the sum, which may be rounded, of a fixed margin and an index described in that prospectus supplement, subject to any applicable restrictions on those adjustments.  In addition, if stated in the related prospectus supplement, a mortgage pool may contain mortgage loans that provide for an initial interest-only period prior to the amortization of principal.  Mortgage pools may also include other types of single family mortgage loans to the extent described in the applicable prospectus supplement.

If provided for in the applicable prospectus supplement, a trust may contain mortgage loans under which the monthly payments made by the borrower during the early years following origination will be less than the scheduled monthly payment on that mortgage loan (“buydown loans”).  The resulting difference in payment on a buydown loan will be compensated for from amounts on deposit in the related buydown fund or as described in the applicable prospectus supplement.  In lieu of a cash deposit, if stated in the related prospectus supplement, a letter of credit or guaranteed investment contract may be delivered to the trustee to fund the buydown fund.  Buydown loans included in a mortgage pool will provide for a reduction in monthly interest payments by the borrower for an initial period of the term of such mortgage loans.

If provided for in the applicable prospectus supplement, a trust may contain mortgage loans under which the monthly payments by the borrower during the early years following origination are less than the amount of interest that would otherwise be payable (“GPM loans”).  GPM loans generally provide for a schedule of fixed, gradually increasing monthly payments over time.  If stated in the related prospectus supplement, the resulting difference in payment on the early payments due under a GPM loan will be compensated for from amounts on deposit in a segregated fund (a “GPM fund”).  In lieu of cash deposit, the depositor may deliver to the trustee a letter of credit, guaranteed investment contract or another instrument acceptable to the related rating agency to fund the GPM fund.

If specified in the related prospectus supplement, a trust may contain re-performing loans, which are generally previously delinquent loans that have been brought current, mortgage loans that are subject to a repayment plan or bankruptcy plan and that had arrearages of at least three monthly payments when the repayment plan or bankruptcy plan was entered into, and mortgage loans that have been modified.  These mortgage loans may be acquired from a wide variety of sources through bulk or periodic sales.  The rate of default on re-performing mortgage loans may be higher than the rate of default on mortgage loans that have not previously been in arrears.

If specified in the applicable prospectus supplement, the mortgage loans may include “step-down” mortgage loans, which permit the servicer to reduce the interest rate on the mortgage loan if the borrower has been current in its monthly payments of principal and interest.  The amount by which the mortgage rate may be reduced and the period during which the mortgage loan must have been current will be specified in the mortgage note.

If specified in the applicable prospectus supplement, a trust may include “reverse mortgage loans” that do not provide for monthly payments of principal and interest by the borrower.  Instead, these mortgage loans will provide generally either for the accrual of interest on a monthly basis and the repayment of principal, interest and, in some cases, certain amounts calculated by reference to the value, or the appreciation in value of the related mortgaged property, or for payment in lieu of interest of an amount calculated by reference to the appreciation in value of the related mortgaged property, or for payments calculated as otherwise specified in the related mortgage note, in each case upon the occurrence of specified maturity events.  Maturity events will generally include:

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the death of the borrower, or the last living of two co-borrowers;

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the borrower, or the last living of two co-borrowers, ceasing to use the related mortgaged property as his or her principal residence; or

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the sale of the related Mortgaged Property.

The maturity of a reverse mortgage loan may be accelerated upon the occurrence of certain events, such as deterioration in the condition of the mortgaged property.

As more fully described in the related prospectus supplement, interest on each revolving credit line home equity loan may be computed and payable monthly on the average daily outstanding principal balance of the home equity loan. Principal amounts on the revolving credit line home equity loans may be drawn down (up to a maximum amount as set forth in the related prospectus supplement) or repaid under each revolving credit line home equity loan from time to time. If specified in the related prospectus supplement, new draws by borrowers under the revolving credit line home equity loans will automatically become part of the trust for a series. As a result, the aggregate balance of the revolving credit line home equity loans will fluctuate from day to day as new draws by borrowers are added to the trust and principal payments are applied to the balances on the revolving credit line home equity loans. The amounts of draws and payments on the revolving credit line home equity loans will usually differ each day. The full principal amount of a closed-end home equity loan is advanced at origination of the home equity loan and generally is repayable in equal, or substantially equal, installments of an amount sufficient to fully amortize the home equity loan at its stated maturity. As more fully described in the related prospectus supplement, interest on each home equity loan is calculated on the basis of the outstanding principal balance of the loan multiplied by its home equity loan rate and further multiplied by a fraction described in the related prospectus supplement. The original terms to stated maturity of the home equity loans generally will not exceed 360 months, but may be greater than 360 months if so specified in the related prospectus supplement. If described in the related prospectus supplement, under either a revolving credit line home equity loan or a closed-end home equity loan, a borrower may choose an interest-only payment option and is obligated to pay only the amount of interest that accrues on the loan during the billing cycle. An interest-only payment option may be available for a specified period before the borrower must begin paying at least the minimum monthly payment of a specified percentage of the average outstanding balance of the home equity loan or, in some cases, the interest-only payment option may be available for the entire term of the mortgage loan up until its maturity, resulting in an obligation of the borrower to make a balloon payment on the maturity date.

Balloon Loans

A borrower’s ability to pay the balloon amount at maturity, which may be a substantial amount, will typically depend on the borrower’s ability to obtain refinancing of the related mortgage loan or to sell the mortgaged property prior to the maturity of the balloon loan.  The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, real estate values, the borrower’s financial situation, the level of available mortgage loan interest rates, the borrower’s equity in the related mortgaged property, tax laws, prevailing general economic conditions and the terms of any related first lien mortgage loan.  Unless specified in the related prospectus supplement, neither the depositor, the master servicer or servicer, the trustee, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

Simple Interest Loans

If specified in the related prospectus supplement, a portion of the loans underlying a series of securities may be simple interest loans.  A simple interest loan provides the amortization of the amount financed under the loan over a series of equal monthly payments, except, in the case of a balloon mortgage loan, the final payment.  Each monthly payment consists of an installment of interest which is calculated on the basis of the outstanding principal balance of the loan multiplied by the stated loan rate and further multiplied by a fraction, with the numerator equal to the number of days in the period elapsed since the preceding payment of interest was made and the denominator equal to the number of days in the annual period for which interest accrues on the loan.  As payments are received under a simple interest loan, the amount received is applied first to interest accrued to the date of payment and then the remaining amount is applied to pay any unpaid fees and then to reduce the unpaid principal balance.  Accordingly, if a borrower pays a fixed monthly installment on a simple interest loan before its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be less than it would have been had the payment been made as scheduled, and the portion of the payment applied to reduce the unpaid principal balance will be correspondingly greater.  On the other hand, if a borrower pays a fixed monthly installment after its scheduled due date, the portion of the payment allocable to interest for the period since the preceding payment was made will be greater than it would have been had the payment been made as scheduled, and the remaining portion, if any, of the payment applied to reduce the unpaid principal balance will be correspondingly less.  If each scheduled payment under a simple interest loan is made on or prior to its scheduled due date, the principal balance of the loan will amortize more quickly than scheduled.  However, if the borrower consistently makes scheduled payments after the scheduled due date, the loan will amortize more slowly than scheduled.  If a simple interest loan is prepaid, the borrower is required to pay interest only to the date of prepayment.  The variable allocations among principal and interest of a simple interest loan may affect the distributions of principal and interest on the securities, as described in the accompanying prospectus supplement.

Monthly payments on most mortgage loans are computed and applied on an actuarial basis.  Monthly payments on actuarial loans are applied first to interest, generally in an amount equal to one-twelfth of the applicable loan rate times the unpaid principal balance, with any remainder of the payment applied to principal.

Agency Securities

Government National Mortgage Association

Ginnie Mae is a wholly owned corporate instrumentality of the United States, which operates under the supervision of the United States Department of Housing and Urban Development.  Section 306(g) of Title 11 of the National Housing Act of 1934, as amended, authorizes Ginnie Mae to guarantee the timely payment of the principal of and interest on certificates that represent an interest in a pool of mortgage loans insured by the FHA under the National Housing Act of 1934 or Title V of the Housing Act of 1949, or partially guaranteed by the VA under the Servicemen's Readjustment Act of 1944, as amended, or Chapter 37 of Title 38, United States Code.

Section 306(g) of the National Housing Act of 1934 provides that "the full faith and credit of the United States is pledged to the payment of all amounts which may be required to be paid under any guaranty under this subsection."  In order to meet its obligations under that guaranty, Ginnie Mae may, under Section 306(d) of the National Housing Act of 1934, borrow from the United States Treasury in an unlimited amount which is at any time sufficient to enable Ginnie Mae to perform its obligations under its guarantee.

Ginnie Mae Certificates.  Each Ginnie Mae certificate held in a trust will be a "fully modified pass-through" mortgage backed certificate issued and serviced by a Ginnie Mae issuer approved by Ginnie Mae or by Fannie Mae as a seller-servicer of FHA loans or VA loans.  Ginnie Mae certificates may be issued under either the Ginnie Mae I program or the Ginnie Mae II program.  The mortgage loans underlying the Ginnie Mae certificates will consist of FHA loans or VA loans.  Each mortgage loan is secured by a one-to four-family or multifamily residential property.  Ginnie Mae will approve the issuance of each Ginnie Mae certificate in accordance with a guaranty agreement between Ginnie Mae and the Ginnie Mae issuer.  Pursuant to its guaranty agreement, a Ginnie Mae issuer will be required to advance its own funds in order to make timely payments of all amounts due on each Ginnie Mae certificate if the payments received by the Ginnie Mae issuer on the FHA loans or VA loans underlying each Ginnie Mae certificate are less than the amounts due on each Ginnie Mae certificate.

The full and timely payment of principal of and interest on each Ginnie Mae certificate will be guaranteed by Ginnie Mae, which obligation is backed by the full faith and credit of the United States.  Each Ginnie Mae certificate will have an original maturity of not more than 30 years (but may have original maturities of substantially less than 30 years).  Each Ginnie Mae certificate will be based on and backed by a pool of FHA loans or VA loans secured by one to four-family residential properties and will provide for the payment by or on behalf of the Ginnie Mae issuer to the registered holder of the Ginnie Mae certificate of scheduled monthly payments of principal and interest equal to the registered holder's proportionate interest in the total amount of the monthly principal and interest payment on each FHA loan or VA loan underlying the Ginnie Mae certificate, less the applicable servicing and guaranty fee, which together equal the difference between the interest on the FHA loan or VA loan and the pass-through rate on the Ginnie Mae certificate.  In addition, each payment will include proportionate pass-through payments of any prepayments of principal on the FHA loans or VA loans underlying the Ginnie Mae certificate and liquidation proceeds upon a foreclosure or other disposition of the FHA loans or VA loans.

If a Ginnie Mae issuer is unable to make the payments on a Ginnie Mae certificate as it becomes due, it must promptly notify Ginnie Mae and request Ginnie Mae to make the payment.  Upon notification and request, Ginnie Mae will make the payments directly to the registered holder of the Ginnie Mae certificate.  If no payment is made by a Ginnie Mae issuer and the Ginnie Mae issuer fails to notify and request Ginnie Mae to make the payment, the holder of the Ginnie Mae certificate will have recourse only against Ginnie Mae to obtain the payment.  The trustee or its nominee, as registered holder of the Ginnie Mae certificates held in a trust, will have the right to proceed directly against Ginnie Mae under the terms of the guaranty agreements relating to the Ginnie Mae certificates for any amounts that are not paid when due.

All mortgage loans underlying a particular Ginnie Mae I certificate must have the same interest rate over the term of the loan, except in pools of mortgage loans secured by manufactured homes.  The interest rate on the Ginnie Mae I certificate will equal the interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae I certificate, less one-half percentage point per annum of the unpaid principal balance of the mortgage loans.

Mortgage loans underlying a particular Ginnie Mae II certificate may have per annum interest rates that vary from each other by up to one percentage point.  The interest rate on each Ginnie Mae II certificate will be between one half percentage point and one and one-half percentage points lower than the highest interest rate on the mortgage loans included in the pool of mortgage loans underlying the Ginnie Mae II certificate, except for pools of mortgage loans secured by manufactured homes.

Regular monthly installment payments on each Ginnie Mae certificate held in a trust will be comprised of interest due as specified on the Ginnie Mae certificate plus the scheduled principal payments on the FHA loans or VA loans underlying the Ginnie Mae certificate due on the first day of the month in which the scheduled monthly installments on the Ginnie Mae certificate are due.  The regular monthly installments on each Ginnie Mae certificate are required to be paid to the trustee as registered holder by the 15th day of each month in the case of a Ginnie Mae I certificate and are required to be mailed to the trustee, by the 20th day of each month in the case of a Ginnie Mae II certificate.  Any principal prepayments on any FHA loans or VA loans underlying a Ginnie Mae certificate held in a trust or any other early recovery of principal on the loans will be passed through to the trustee as the registered holder of the Ginnie Mae certificate.

Ginnie Mae certificates may be backed by graduated payment mortgage loans or by buydown loans for which funds will have been provided (and deposited into escrow accounts) for application to the payment of a portion of the borrowers' monthly payments during the early years of the mortgage loan.  Payments due the registered holders of Ginnie Mae certificates backed by pools containing buydown loans will be computed in the same manner as payments derived from other Ginnie Mae certificates and will include amounts to be collected from both the borrower and the related escrow account.  The graduated payment mortgage loans will provide for graduated interest payments that, during the early years of the mortgage loans, will be less than the amount of stated interest on the mortgage loans.  The interest not so paid will be added to the principal of the graduated payment mortgage loans and, together with interest on them, will be paid in subsequent years.  The obligations of Ginnie Mae and of a Ginnie Mae issuer will be the same irrespective of whether the Ginnie Mae certificates are backed by graduated payment mortgage loans or buydown loans.  No statistics comparable to the FHA's prepayment experience on level payment, non-buydown mortgage loans are available for graduated payment or buydown loans.  Ginnie Mae certificates related to a series of certificates may be held in book-entry form.

The Ginnie Mae certificates included in a trust, and the related underlying mortgage loans, may have characteristics and terms different from those described above.  Any different characteristics and terms will be described in the related prospectus supplement.

Federal Home Loan Mortgage Corporation

Freddie Mac is a corporate instrumentality of the United States created pursuant to Title III of the Emergency Home Finance Act of 1970, as amended.  The common stock of Freddie Mac is owned by the Federal Home Loan Banks and its preferred stock is owned by stockholders of the Federal Home Loan Banks.  Freddie Mac was established primarily to increase the availability of mortgage credit to finance urgently needed housing.  It seeks to provide an enhanced degree of liquidity for residential mortgage investments primarily by assisting in the development of secondary markets for conventional mortgages.  The principal activity of Freddie Mac currently consists of the purchase of first lien conventional mortgage loans or participation interests in mortgage loans and the sale of the mortgage loans or participations so purchased in the form of mortgage securities, primarily mortgage participation certificates issued and either guaranteed as to timely payment of interest or guaranteed as to timely payment of interest and ultimate payment of principal by Freddie Mac.  Freddie Mac is confined to purchasing, so far as practicable, mortgage loans that it deems to be of such quality, type and class as to meet generally the purchase standards imposed by private institutional mortgage investors.

Freddie Mac Certificates.  Each Freddie Mac certificate represents an undivided interest in a pool of mortgage loans that may consist of first lien conventional loans, FHA loans or VA loans.  Freddie Mac certificates are sold under the terms of a Mortgage Participation Certificate Agreement.  A Freddie Mac certificate may be issued under either Freddie Mac's Cash Program or Guarantor Program.

Mortgage loans underlying the Freddie Mac certificates held by a trust will consist of mortgage loans with original terms to maturity of between 10 and 40 years.  Each mortgage loan must meet the applicable standards set forth in the Emergency Home Finance Act of 1970.  A Freddie Mac certificate group may include whole loans, participation interests in whole loans and undivided interests in whole loans and participations comprising another Freddie Mac certificate group.  Under the Guarantor Program, a Freddie Mac certificate group may include only whole loans or participation interests in whole loans.

Freddie Mac guarantees to each registered holder of a Freddie Mac certificate the timely payment of interest on the underlying mortgage loans to the extent of the applicable certificate interest rate on the registered holder’s pro rata share of the unpaid principal balance outstanding on the underlying mortgage loans in the Freddie Mac certificate group represented by the Freddie Mac certificate,  whether or not received.  Freddie Mac also guarantees to each registered holder of a Freddie Mac certificate collection by the holder of all principal on the underlying mortgage loans, without any offset or deduction, to the extent of the holder's pro rata share of it, but does not, except if and to the extent specified in the related prospectus supplement for a series of certificates.  guarantee the timely payment of scheduled principal.  Under Freddie Mac's Gold PC Program, Freddie Mac guarantees the timely payment of principal based on the difference between the pool factor published in the month preceding the month of distribution and the pool factor published in the month of distribution.  Pursuant to its guarantees, Freddie Mac indemnifies holders of Freddie Mac certificates against any diminution in principal from charges for property repairs, maintenance and foreclosure.  Freddie Mac may remit the amount due on account of its guaranty of collection of principal at any time after default on an underlying mortgage loan, but not later than 30 days following foreclosure sale, 30 days following payment of the claim by any mortgage insurer or 30 days following the expiration of any right of redemption, whichever occurs later, but in any event no later than one year after demand has been made upon the borrower for accelerated payment of principal.   In taking actions regarding the collection of principal after default on the mortgage loans underlying Freddie Mac certificates, including the timing of demand for acceleration, Freddie Mac reserves the right to exercise its judgment with respect to the mortgage loans in the same manner as for mortgage loans that it has purchased but not sold. The length of time necessary for Freddie Mac to determine that a mortgage loan should be accelerated varies with the particular circumstances of each borrower, and Freddie Mac has not adopted standards that require that the demand be made within any specified period.

Freddie Mac certificates are not guaranteed by the United States or by any Federal Home Loan Bank and do not constitute debts or obligations of the United States or any Federal Home Loan Bank.  The obligations of Freddie Mac under its guaranty are obligations solely of Freddie Mac and are not backed by, or entitled to, the full faith and credit of the United States.  If Freddie Mac were unable to satisfy its obligations, distributions to holders of Freddie Mac certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Freddie Mac certificates would be affected by delinquent payments and defaults on the mortgage loans.

Registered holders of Freddie Mac certificates are entitled to receive their monthly pro rata share of all principal payments on the underlying mortgage loans received by Freddie Mac, including any scheduled principal payments, full and partial prepayments of principal and principal received by Freddie Mac by virtue of condemnation, insurance, liquidation or foreclosure, and repurchases of the mortgage loans by Freddie Mac or their seller.  Freddie Mac is required to remit each registered Freddie Mac securityholder’s pro rata share of principal payments on the underlying mortgage loans, interest at the Freddie Mac pass-through rate and any other sums such as prepayment fees, within 60 days of the date on which the payments are deemed to have been received by Freddie Mac.

Under Freddie Mac's Cash Program, there is no limitation on the amount by which interest rates on the mortgage loans underlying a Freddie Mac certificate may exceed the pass-through rate on the Freddie Mac certificate.  Under that program, Freddie Mac purchases groups of whole mortgage loans from sellers at specified percentages of their unpaid principal balances, adjusted for accrued or prepaid interest, which when applied to the interest rate of the mortgage loans and participations purchased results in the yield required by Freddie Mac.  The required yield, which includes a minimum servicing fee retained by the servicer, is calculated using the outstanding principal balance.  The range of interest rates on the mortgage loans and participations in a Freddie Mac certificate group under the Cash Program will vary since mortgage loans and participations are purchased and assigned to a Freddie Mac certificate group based upon their yield to Freddie Mac rather than on the interest rate on the underlying mortgage loans.  Under Freddie Mac's Guarantor Program, the pass-through rate on a Freddie Mac certificate is established upon the lowest interest rate on the underlying mortgage loans, minus a minimum servicing fee and the amount of Freddie Mac's management and guaranty income as agreed upon between the seller and Freddie Mac.

Freddie Mac certificates duly presented for registration of ownership on or before the last business day of a month are registered effective as of the first day of the month.  The first remittance to a registered holder of a Freddie Mac certificate will be distributed so as to be received normally by the 15th day of the second month following the month in which the purchaser became a registered holder of the Freddie Mac certificate.  Thereafter, the remittance will be distributed monthly to the registered holder so as to be received normally by the 15th day of each month.  The Federal Reserve Bank of New York maintains book-entry accounts for Freddie Mac certificates sold by Freddie Mac on or after January 2, 1985, and makes payments of principal and interest each month to their registered holders in accordance with the holders' instructions.

Federal National Mortgage Association

Fannie Mae is a federally chartered and privately owned corporation organized and existing under the Federal National Mortgage Association Charter Act, as amended.  Fannie Mae was originally established in 1938 as a United States government agency to provide supplemental liquidity to the mortgage market and was transformed into a stockholder owned and privately-managed corporation by legislation enacted in 1968.

Fannie Mae provides funds to the mortgage market primarily by purchasing mortgage loans from lenders, thereby replenishing their funds for additional lending.  Fannie Mae acquires funds to purchase mortgage loans from many capital market investors that may not ordinarily invest in mortgages, thereby expanding the total amount of funds available for housing.  Operating nationwide, Fannie Mae helps to redistribute mortgage funds from capital-surplus to capital-short areas.

Fannie Mae Certificates.  These are guaranteed mortgage pass-through certificates issued and guaranteed as to timely payment of principal and interest by Fannie Mae representing fractional undivided interests in a pool of mortgage loans formed by Fannie Mae.  Each mortgage loan must meet the applicable standards of the Fannie Mae purchase program.  Mortgage loans comprising a pool are either provided by Fannie Mae from its own portfolio or purchased pursuant to the criteria of the Fannie Mae purchase program.

Mortgage loans underlying Fannie Mae certificates held by a trust will consist of conventional mortgage loans, FHA loans or VA loans.  Original maturities of substantially all of the conventional, level payment mortgage loans underlying a Fannie Mae certificate are expected to be between either 8 to 15 years or 20 to 40 years.  The original maturities of substantially all of the fixed rate, level payment FHA loans or VA loans are expected to be 30 years.  Mortgage loans underlying a Fannie Mae certificate may have annual interest rates that vary by as much as two percentage points from each other.  The rate of interest payable on a Fannie Mae certificate is equal to the lowest interest rate of any mortgage loan in the related pool, less a specified minimum annual percentage representing servicing compensation and Fannie Mae's guaranty fee.  Under a regular servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will be between 50 basis points and 250 basis points greater than is its annual pass through rate.  Under this option the mortgagee or each other servicer assumes the entire risk of foreclosure losses.  Under a special servicing option, the annual interest rates on the mortgage loans underlying a Fannie Mae certificate will generally be between 55 basis points and 255 basis points greater than the annual Fannie Mae certificate pass-through rate.  Under this option Fannie Mae assumes the entire risk for foreclosure losses.  If specified in the related prospectus supplement, Fannie Mae certificate may be backed by adjustable rate mortgages.

Fannie Mae guarantees to each registered holder of a Fannie Mae certificate that it will distribute amounts representing the holder's proportionate share of scheduled principal and interest payments at the applicable pass through rate provided for by the Fannie Mae certificate on the underlying mortgage loans, whether or not received, and the holder's proportionate share of the full principal balance of any foreclosed or other finally liquidated mortgage loan, whether or not the principal balance is actually recovered.  The obligations of Fannie Mae under its guaranties are obligations solely of Fannie Mae and are not backed by, or entitled to, the full faith and credit of the United States.  Although the Secretary of the Treasury of the United States has discretionary authority to lend Fannie Mae up to 52.25 billion outstanding at anytime, neither the United States nor any of its agencies is obligated to finance Fannie Mae's operations or to assist Fannie Mae in any other manner.  If Fannie Mae were unable to satisfy its obligations, distributions to holders of Fannie Mae certificates would consist solely of payments and other recoveries on the underlying mortgage loans and, accordingly, monthly distributions to holders of Fannie Mae certificates would be affected by delinquent payments and defaults on the mortgage loans.

Except for Fannie Mae certificates backed by pools containing graduated payment mortgage loans or mortgage loans secured by multifamily projects, Fannie Mae certificates evidencing interests in pools of mortgage loans formed on or after May 1, 1985 are available in book-entry form only.  Distributions of principal and interest on each Fannie Mae certificate will be made by Fannie Mae on the 25th day of each month to the persons in whose name the Fannie Mae certificate is entered in the books of the Federal Reserve Banks or registered on the Fannie Mae certificate register as of the close of business on the last day of the preceding month.  Distributions on Fannie Mae certificates issued in book-entry form will be made by wire.  Distributions on fully registered Fannie Mae certificates will be made by check.

The Fannie Mae certificates included in a trust, and the related underlying mortgage loans, may have characteristics and terms different from those described above.  Any different characteristics and terms will be described in the related prospectus supplement.

Stripped Mortgage-Backed Securities

Agency Securities may consist of one or more stripped mortgage-backed securities, each as described in this prospectus and in the related prospectus supplement.  Each Agency Security will represent an undivided interest in all or part of either the principal distributions (but not the interest distributions) or the interest distributions (but not the principal distributions), or in some specified portion of the principal and interest distributions (but not all the distributions) on certain Freddie Mac, Fannie Mae or Ginnie Mae certificates.  The underlying securities will be held under a trust agreement by Freddie Mac, Fannie Mae or Ginnie Mae, each as trustee, or by another trustee named in the related prospectus supplement.  The applicable prospectus supplement may specify that Freddie Mac, Fannie Mae or Ginnie Mae will not guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security, but if it does not, then Freddie Mac, Fannie Mae or Ginnie Mae will guarantee each stripped Agency Security to the same extent it guarantees the underlying securities backing the stripped Agency Security.

Other Agency Securities

If specified in the related prospectus supplement, a trust may include other mortgage pass-through certificates issued or guaranteed by Ginnie Mae, Fannie Mae or Freddie Mac.  The characteristics of those mortgage pass-through certificates will be described in the prospectus supplement.  If so specified, a combination of different types of Agency Securities may be held in a trust.

Non-Agency Securities

Non-Agency Securities may consist of pass-through certificates or notes representing an ownership interest in, or secured by, pools of mortgage loans.  Non-Agency Securities will have been issued pursuant to a pooling and servicing agreement, trust agreement, indenture or similar agreement.

If so specified in the related prospectus supplement, the sponsor or issuer of Non-Agency Securities may be an affiliate of the depositor.  The obligations of the sponsor of Non-Agency Securities will generally be limited to certain representations and warranties with respect to the assets conveyed by it to the related trust.  The sponsor of Non-Agency Securities will not have guaranteed any of the assets conveyed to the related trust or any of the Non-Agency Securities issued under the agreements.  Additionally, although the mortgage loans underlying the Non-Agency Securities may be guaranteed by an agency or instrumentality the United States, the Non-Agency Securities themselves will not be so guaranteed.

Distributions of principal and interest will be made on the Non-Agency Securities on the dates specified in the related prospectus supplement.  The Non-Agency Securities may he entitled to receive nominal or no principal distributions or nominal or no interest distributions.  Principal and interest distributions will he made on the Non-Agency Securities by the private trustee or the private servicer.  The sponsor of Non-Agency Securities may have the right to repurchase assets underlying the Non-Agency Securities after a certain date or under other circumstances specified in the related prospectus supplement.

The loans underlying the Non-Agency Securities may consist of fixed rate, level payment, fully amortizing loans or graduated payment mortgage loans, buydown loans, adjustable rate mortgage loans or loans having balloon or other special payment features.  The mortgage loans may be secured by single family property or multifamily property, by an assignment of the proprietary lease or occupancy agreement relating to a specific dwelling within a cooperative and the related shares issued by the cooperative, by manufactured housing or by commercial property.

The prospectus supplement for a series for which the trust includes Non-Agency Securities will specify, to the extent material to investors:

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the total approximate principal amount and type of the Non-Agency Securities to be included in the trust;

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certain characteristics of the loans that comprise the underlying assets for the Non-Agency Securities, including:

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the payment features of the underlying loans,

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the approximate total principal balance, known, of underlying mortgage loans insured or guaranteed by a governmental entity,

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the servicing fee or range of servicing fees with respect to the loans, and

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the minimum and maximum stated maturities of the underlying mortgage loans at origination;

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maximum original term-to-stated maturity of the Non-Agency Securities;

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the weighted average term-to stated maturity of the Non-Agency Securities;

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the interest rates of the Non-Agency Securities;

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the weighted average interest rate of the Non-Agency Securities;

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the issuer of Non-Agency Securities;

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certain characteristics of credit enhancement, if any, applicable to the Non-Agency Securities; and

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the terms on which the underlying loans for the Non-Agency Securities may, or are required to be purchased (or substituted for) before the stated maturity of the Non-Agency Securities.

Non-Agency Securities included in the trust for a series of securities that were issued by an issuer of Non-Agency Securities that is not affiliated with the depositor must, if issued in a transaction registered under the Securities Act of 1933, as amended (the “Securities Act”), be acquired in bona fide secondary market transactions, and must either have been previously registered under the Securities Act or, if not registered, have been held for at least the holding period required to be eligible for sale under Rule 144(k) under the Securities Act.

Pre-Funding

If stated in the related prospectus supplement, a portion of the issuance proceeds of the securities of a particular series will be deposited in a pre-funding account to be established with the trustee, which will be used to acquire additional Primary Assets from time to time during the time period specified in the related prospectus supplement.  Prior to the application of amounts on deposit in the related pre-funding account to purchase additional Primary Assets, those amounts may be invested in one or more investments permitted under the applicable agreements.  See “The Agreements—Investment of Funds” for a description of the types of eligible investments that may be permitted under the applicable agreements.

Additional Primary Assets that are purchased with amounts on deposit in a pre-funding account will be required to satisfy certain eligibility criteria set forth in the related prospectus supplement.  The eligibility criteria for additional Primary Assets will be consistent with the eligibility criteria of the Primary Assets included in the related trust as of the closing date subject to the exceptions stated in the related prospectus supplement.

Although the specific parameters of a pre-funding account with respect to any issuance of securities will be specified in the related prospectus supplement, it is anticipated that:

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the period during which additional Primary Assets may be purchased from amounts on deposit in the related pre-funding account will not exceed 90 days from the related closing date, unless otherwise specified; and

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the additional Primary Assets to be acquired by the related trust will be subject to the same representations and warranties as the Primary Assets included in the related trust on the closing date, although additional criteria may also be required to be satisfied, as described in the related prospectus supplement.

In no event will the period during which additional Primary Assets may be purchased exceed one year.

Revolving Period

If provided in the related prospectus supplement for a series, the trustee may establish and maintain an account (the “Revolving Account”) for the purpose of acquiring additional Primary Assets.  On each distribution date, the trustee will deposit certain amounts in respect of principal and/or excess interest received from the Primary Assets in the trust in the percentages specified in the related prospectus supplement that would otherwise be distributed to securityholders.  The depositor will subsequently convey to the trust additional Primary Assets or additional advances in respect of mortgage loans that comprise existing Primary Assets (“Revolving Primary Assets”) following the date on which the securities are issued (a “Revolving Period Arrangement”).  The Revolving Period Arrangement will require that any Revolving Primary Assets included in the trust conform to the requirements and conditions provided in the related Agreements.  The trust will acquire Revolving Primary Assets in exchange for the release of money from the Revolving Account.  The Revolving Period Arrangement will be limited to a specified period specified in the related prospectus supplement, not to exceed three years, during which time any transfers of Revolving Primary Assets must occur.

If any of the funds deposited in the Revolving Account are not used by the end of any specified period, then any remaining amount will be applied as a mandatory prepayment of a class or classes of securities, or as otherwise specified in the prospectus supplement. Although we expect that substantially all of the funds in the Revolving Account will be used to acquire Revolving Primary Assets, so that there will be no material principal distributions from amounts remaining on deposit in the Revolving Account, we cannot assure you that such a distribution will not occur on the distribution date following the end of the Revolving Period Arrangement.

Amounts on deposit in the Revolving Account will be invested as provided in the related Agreements in investments permitted by the rating agencies.  See “The Agreements—Investment of Funds” for a description of the types of eligible investments in which amounts on deposit in a Revolving Account may be invested.

Assignment of Primary Assets

General

In general, the Primary Assets will be originated by affiliates of the depositor or will be acquired from various third parties, and will be assigned by the depositor to the trustee or the trust.  The applicable prospectus supplement will specify whether the documents evidencing the Primary Assets will be held by the trustee or by a custodian on behalf of the trustee, and, to the extent applicable, whether those documents will be endorsed or otherwise marked to indicate their assignment to the trustee.

For more information, see “The Agreements — Assignment of Primary Assets” in this prospectus.

Representations and Warranties

Unless otherwise specified in the applicable prospectus supplement, a seller of mortgage loans to the depositor will make certain representations and warranties as to each mortgage loan, including representations and warranties to the effect that:

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The seller has good title to and is the sole owner and holder of the mortgage loan.

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Immediately prior to the transfer and assignment to the depositor, the mortgage note and the mortgage were not subject to an assignment or pledge, other than with respect to which a release has been obtained in connection with such transfer, and the seller has full right and authority to sell and assign the mortgage loan.

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The seller is transferring such mortgage loan to the depositor free and clear of any and all liens, pledges, charges or security interests of any nature encumbering the mortgage loans.

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The information set forth on the mortgage loan schedule is true and correct in all material respects as of the cut-off date or such other date as may be indicated in such schedule.

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The mortgage loan has been originated, acquired, serviced, collected and otherwise dealt with in compliance with all applicable federal, state and local laws (including with respect to fraud in the origination) and regulations, including, without limitation, predatory and abusive lending laws, usury, truth in lending, real estate settlement procedures, consumer credit protection, equal credit opportunity or disclosure laws, and the terms of the related mortgage note and mortgage.

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The related mortgage note and mortgage are genuine and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms except as such enforcement may be limited by bankruptcy, insolvency, reorganization or other similar laws affecting the enforcement of creditors’ rights generally and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law).

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The related mortgage is a valid and enforceable first or second lien on the related mortgaged property, which mortgaged property is free and clear of all encumbrances and liens (including mechanics liens) having priority over such lien (other than the related first lien in the case of a second lien mortgage) of the mortgage except for:  (i) liens for real estate taxes and assessments not yet due and payable; (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected or considered in the lender’s title insurance policy delivered to the originator of the mortgage loan and (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by such mortgage.

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Any security agreement, chattel mortgage or equivalent document related to such mortgage loan establishes and creates a valid and enforceable lien on the property described therein.

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No payment due on any mortgage loan was more than fifty-nine (59) days past due as of the applicable date set forth on the mortgage loan schedule.

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The seller has not impaired, waived, altered or modified the related mortgage or mortgage note in any material respect, or satisfied, canceled, rescinded or subordinated such mortgage or mortgage note in whole or in part or released all or any material portion of the mortgaged property from the lien of the mortgage, or executed any instrument of release, cancellation, rescission or satisfaction of the mortgage note or mortgage, in each case other than pursuant to a written agreement or instrument contained in the mortgage file.

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The mortgage has not been satisfied, canceled or subordinated (other than to the related first lien in the case of a second lien mortgage loan), in whole, or rescinded, and the mortgaged property has not been released from the lien of the mortgage, in whole or in part (except for a release that does not materially impair the security of the mortgage loan or a release the effect of which is reflected in the loan-to-value ratio or combined loan-to-value ratio, as applicable, for the mortgage loan as set forth in the mortgage loan schedule).

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No condition exists with respect to a mortgage loan which could give rise to any right of rescission, set off, counterclaim, or defense including, without limitation, the defense of usury, and no such right has been asserted.

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Each mortgage loan other than a cooperative loan is covered by either (i) a mortgage title insurance policy or other generally acceptable form of insurance policy customary in the jurisdiction where the mortgaged property is located or (ii) if generally acceptable in the jurisdiction where the mortgaged property is located, an attorney’s opinion of title given by an attorney licensed to practice law in the jurisdiction where the mortgaged property is located.  All of the seller’s rights under such policies, opinions or other instruments shall be transferred and assigned to the depositor upon sale and assignment of the mortgage loans hereunder.  The title insurance policy has been issued by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, insuring the original lender, its successor and assigns, as to the first or second priority lien of the mortgage, as the case may be, in the original principal amount of the mortgage loan, subject to the exceptions contained in such policy.  The seller is the sole insured of such mortgagee title insurance policy, and such mortgagee title insurance policy is in full force and effect and will be in force and effect upon the consummation of the transactions described in the related prospectus supplement.  The seller has not made, and the seller has no knowledge of, any claims under such mortgagee title insurance policy.  The seller is not aware of any action by a prior holder and the seller has not done, by act or omission, anything that could impair the coverage or enforceability of such mortgagee title insurance policy or the accuracy of such attorney’s opinion of title.

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Other than delinquency in payment, there is no material default, breach, violation or event of acceleration existing under the related mortgage or the related mortgage note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration.  The seller has not waived any material default, breach, violation or event of acceleration.

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With respect to any mortgage loan that provides for an adjustable interest rate, all rate adjustments have been performed in accordance with the terms of the related mortgage note, subsequent modifications, if any, and all applicable law.

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There are no delinquent taxes, ground rents, water charges, sewer rents, assessments, insurance premiums, leasehold payments, including assessments payable in future installments or other outstanding charges, affecting the related mortgaged property.

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To the seller’s best knowledge no material litigation or lawsuit relating to the mortgage loan is pending.

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The mortgage loan obligates the mortgagor thereunder to maintain a hazard insurance policy in an amount at least equal to the maximum insurable value of any improvements made to the related mortgaged property, and, if it was in place at origination of the mortgage loan, flood insurance, at the mortgagor’s cost and expense.  If the mortgaged property is in an area identified in the Federal Register by the Federal Emergency Management Agency or FEMA as having special flood hazards, a flood insurance policy is in effect which met the requirements of FEMA at the time such policy was issued.  The mortgage obligates the mortgagor to maintain the Hazard Insurance and, if applicable, flood insurance policy at the Mortgagor’s cost and expense, and on the mortgagor’s failure to do so, authorizes the holder of the mortgage to obtain and maintain such insurance at the mortgagor’s cost and expense, and to seek reimbursement therefor from the mortgagor.  The mortgaged property is covered by hazard insurance (unless such mortgaged property is unimproved land).

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Unless otherwise specified in the related prospectus supplement, the mortgage note is not and has not been secured by any collateral except the lien of the corresponding mortgage, any holdback amounts or any reserve amounts, and the security interest of any applicable security agreement or chattel mortgage.

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The mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the mortgaged property of the benefits of the security provided thereby, including (i) in the case of a mortgage designated as a deed of trust, by trustee’s sale or non-judicial foreclosure and (ii) otherwise by judicial foreclosure.  The mortgaged property is not subject to any bankruptcy proceeding or foreclosure proceeding and the mortgagor has not filed for protection under applicable bankruptcy laws.  There is no homestead or other exemption available to the mortgagor that would interfere with the right to sell the mortgaged property at a trustee’s sale or the right to foreclose the mortgage.  In the event the mortgage constitutes a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the mortgage, and no fees or expenses are or will become payable by the depositor to the trustee under the deed of trust, except in connection with a trustee’s sale after default by the related mortgagor.  The mortgagor has not notified the seller and the seller has no knowledge of any relief requested or allowed to the mortgagor under the Servicemembers Civil Relief Act, as amended.

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The mortgaged property, normal wear and tear excepted, is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect materially and adversely the value of the mortgaged property as security for the mortgage loan or the use for which the premises were intended.

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Except to the extent insurance is in place which will cover such damage, the physical property subject to any mortgage is free of material damage and is in good repair and there is no proceeding pending or threatened for the total or partial condemnation of any mortgaged property;

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No improvements on the related mortgaged property encroach on adjoining properties (and in the case of a condominium unit, such improvements are within the project with respect to that unit), and no improvements on adjoining properties encroach upon the mortgaged property unless there exists in the mortgage file a title policy with endorsements which insure against losses sustained by the insured as a result of such encroachments.

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None of the mortgage loans (by principal balance as of the cut-off date) permit negative amortization unless otherwise specified in the related prospectus supplement.

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With respect to escrow deposits, if any, all such payments are in the possession of or under the control of, the Seller or the related servicer and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made.

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There are no mechanics’ or similar liens or claims that have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such lien) affecting the related mortgaged property that are or may be liens prior to, or equal or coordinate with, the lien of the related mortgage.

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The mortgaged property with respect to each mortgage loan is either (i) real property owned by the related mortgagor in fee simple (including, in the case of a condominium, a proportionate undivided interest in areas and facilities designated for the common use of condominium owners) or (ii) in the case of a cooperative loan, the related cooperative shares and proprietary lease.

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All of the mortgage loans (by scheduled principal balance as of the cut-off date) are first or second lien mortgage loans having a loan-to-value or combined loan-to-value ratio, respectively, of less than 125%.

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No mortgage loan was, at the time of origination, subject to the Home Ownership and Equity Protection Act of 1994 or any comparable state law.

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The mortgage loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the National Housing Act, a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or similar institution which is supervised and examined by a federal or state authority.

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The servicer for each mortgage loan has fully furnished, and will continue to fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e. favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

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Each mortgage loan was originated by the seller in accordance with the underwriting standards generally applied by the seller as set forth in the related prospectus supplement.

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Each primary insurance policy to which any mortgage loan is subject will be issued by an insurer acceptable to Fannie Mae or Freddie Mac and will provide the coverage described in the related prospectus supplement.  All provisions of such primary insurance policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. Any mortgage subject to any such primary insurance policy obligates the mortgagor thereunder to maintain such insurance and to pay all premiums and charges in connection therewith at least until loan-to-value ratio of such mortgage loan is reduced to less than 80%.

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With respect to each mortgage loan (a) no mortgage loan is a “high cost” or “covered” loan within the meaning of any applicable federal, state or local predatory or abusive lending law; (b) no mortgage loan originated on or after November 27, 2003, is a “High-Cost Home Loan” subject to the New Jersey Home Ownership Security Act of 2003 (N.J.S.A. 46:10B-22 et seq.); no Mortgage Loan is a “High-Cost Home Loan” subject to the New Mexico Home Loan Protection Act (N.M. Stat. Ann. §§58-21A-1 et seq.); (c) no mortgage loan is a High-Cost Loan or Covered Loan, as applicable (as such terms are defined in the then current Standard & Poor’s LEVELS® Glossary, which is now Version 5.6(b) Revised, Appendix E), and no mortgage loan originated on or after October 1, 2002, through March 6, 2003, is governed by the Georgia Fair Lending Act; (d) no proceeds from any mortgage loan were used to finance single-premium credit insurance policies; and (e) no prepayment penalty is payable on any mortgage loan for a period in excess of five years following origination.

The agreements will generally provide that the only remedies of the trustee or securityholders for a breach of these representations and warranties will be (1) to the extent provided in the applicable agreements, the obligation of the seller to repurchase the affected Primary Assets for the applicable repurchase price, or, if so specified, to substitute another Primary Asset for the defective mortgage loan, and (2) if and to the extent specified in the applicable prospectus supplement, recovery under any applicable indemnity by the seller for losses due to breaches of representations and warranties.

In general, a seller of Agency or Non-Agency Securities will make only very limited representations and warranties, including:

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the seller has good title to the Underlying Securities; and

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the seller is transferring the Underlying Securities free of any liens.

The agreements will generally provide that the only remedies of the trustee or securityholders for a breach of these representations and warranties will be (1) to the extent provided in the applicable agreements, the obligation of the seller to repurchase the affected Primary Assets for the applicable repurchase price, or, if so specified, to substitute another Primary Asset for the defective mortgage loan or Underlying Security, and (2) if and to the extent specified in the applicable prospectus supplement, recovery under any applicable indemnity by the seller for losses due to breaches of representations and warranties.

Status of the Mortgage Loans and Related Assets in the Event of Insolvency of the Seller

Each transfer of a mortgage loan to the applicable seller, from the seller to the depositor and from the depositor to the trust, will have been intended to be an absolute and unconditional sale of such mortgage loan.  However, in the event of bankruptcy or insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by such insolvent party as a borrowing secured by a pledge of the mortgage loan.  Such an attempt, even if unsuccessful, could result in delays in payments on the securities of the related series.  If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity.  In the case of the bankruptcy or insolvency of the seller, there can be no assurance that the proceeds of such liquidation would be sufficient to repay the securities in full.

In addition, the bankruptcy or insolvency of a servicer or subservicer that remains, for purposes of FHA administration, the record owner of an FHA mortgage loan could result in delays in receipt of payments under the related FHA insurance or failure to recover such payments.

HomeBanc

Unless otherwise specified in the prospectus supplement, HomeBanc Corp. will act as (i) the sponsor of the trust, (ii) the seller of the Primary Assets to the depositor and (iii) the servicer of the Primary Assets.  Any other entity which acts as sponsor, seller or servicer instead of HomeBanc Corp. will be described in the prospectus supplement.  Unless otherwise specified in the prospectus supplement, HomeBanc Mortgage Corporation will act as a subservicer for the servicer.  Any other entity which acts as a subservicer instead of HomeBanc Mortgage Corporation will be described in the prospectus supplement.

General

HomeBanc Corp. is a Georgia corporation that owns 100% of the outstanding stock of HomeBanc Mortgage Corporation, or “HBMC,” a residential mortgage banking company. HBMC and its predecessors have been in the residential mortgage loan origination business for over 20 years. HomeBanc Corp. has elected to be taxed as a real estate investment trust, or “REIT,” and is self-managed and self-advised. HBMC is a taxable REIT subsidiary that focuses its origination activities primarily on prime one-to-four family residential mortgage loans.

HBMC began operating independently in May 2000, following a leveraged buyout by its Atlanta-based management team and GTCR Golder Rauner, L.L.C.  and its affiliated funds, or “GTCR.” HBMC was First Tennessee Bank National Association’s Atlanta, Georgia mortgage banking operation that operated under the name of “HomeBanc Mortgage.” Since 2001, HBMC’s first full year of operating as an independent company, originations have grown at a compounded annual rate of approximately 11%, from $4.1 billion in 2001 to $5.6 billion in 2004.

HomeBanc operates in select markets within the States of Georgia, Florida and North Carolina, and HBMC also is either licensed or exempt from licensing to make loans in Alabama, Colorado, Mississippi, South Carolina, Tennessee and Texas.

Prior to December 2003, HBMC did not retain the servicing for any of the mortgage loans that it sold.  Commencing in December 2003, HBMC began retaining servicing for a portion of its interest-only, adjustable rate mortgage loans and a limited number of Fannie Mae mortgage loans.  In addition, since 2001 HBMC generally has serviced loans that are the subject of securitized transactions for up to 30 days after the loans are securitized.  HBMC implemented an interim servicing platform in July 2001 to support its conforming mortgage loan securitization sales, which included licensing of comprehensive third party mortgage loan servicing software.  In 2002, HBMC commenced preparation to transition from interim servicing to “life-of-loan” servicing, which included hiring additional experienced management and line staff and licensing additional third party mortgage accounting software.  Although HBMC has limited life-of-loan servicing experience as an organization, the current servicing team as of October 2005 has 36 full-time associates, including 4 managers, each of whom has at least 15 years of mortgage servicing experience.  HomeBanc Corp. and HBMC began servicing securitized mortgage loans of the type included in the depositor’s securitization transactions in 2004.

HomeBanc and HBMC’s principal executive offices are located at 2002 Summit Boulevard, Suite 100, Atlanta, Georgia 30319, and their telephone number at that address is (404) 303-4000.

HomeBanc will file reports, proxy statements and other information with the Securities and Exchange Commission or “SEC,” which will be available on the internet at the SEC’s website, http://www.sec.gov.  You may read and copy any document that HomeBanc files with the SEC at the SEC’s public reference room at 100 F Street, N.E., Washington, D.C. 20549.  You may call the SEC at 1-800-SEC-0330 for more information about the operation of the public reference room.  You may also inspect the reports and other information that HomeBanc files with the SEC at the New York Stock Exchange, Inc., 20 Broad Street, New York, New York 10005.

Securitization Program

HomeBanc Corp. has been engaged in the securitization of assets since 2004.  HomeBanc Corp. securitized approximately $1.884 billion of residential Loans in 2004 and approximately $3.334 billion of residential Loans from January 1, 2005 through August 31, 2005.  Through its affiliates, HomeBanc Corp. originated approximately $3.758 billion and $2.41 billion of residential Loans in 2004 and the period from January 1, 2005 through June 30, 2005, respectively, that were either securitized or are of the types of residential Loans generally included in such securitization transactions.

In the normal course of its business, HomeBanc Corp. originates mortgage loans through its wholly-owned subsidiary HomeBanc Mortgage Corporation.  After origination and prior to securitization, the mortgage loans will either be transferred to HomeBanc Corp. or one of its wholly owned subsidiaries.

If specified in the prospectus supplement, HomeBanc Corp. may act as a servicer of the mortgage loans that are securitized.  If specified in the related prospectus supplement, HomeBanc Mortgage Corporation, a wholly-owned subsidiary of HomeBanc Corp., may act as a subservicer of the mortgage loans on behalf of HomeBanc Corp.

Employees of HomeBanc Corp. structure securitization transactions in which the Primary Assets are sold to the depositor.  The depositor causes the issuance of the securities supported by the cash flows generated by the Primary Assets and secured by the Primary Assets.  If specified in the prospectus supplement, HomeBanc Corp. will make certain representations and warranties to the depositor and the trustee regarding the Primary Assets.  If it is later determined that the Primary Assets fail to conform to the specified representations and warranties, HomeBanc Corp. may be obligated to repurchase such Primary Assets from the depositor (or directly from the trustee) or it may be obligated to indemnify the depositor (or the trustee) against any losses on the Primary Assets.

The Depositor

HMB Acceptance Corp., a Delaware corporation, was organized on May 5, 2004 for the limited purposes of establishing trusts; acquiring, owning and transferring Primary Assets and other property; selling securities evidencing interests in or obligations secured by Primary Assets; and engaging in related activities.  The depositor will not guarantee payments on any securities.

The depositor is a wholly owned subsidiary of HomeBanc Corp.  The principal executive offices of the depositor are located at 2002 Summit Boulevard, Suite 100, Atlanta, Georgia 30319.  Its telephone number is (404) 303-4000.

The depositor is generally engaged in the business of serving as depositor of one or more trusts that may authorize, issue, sell and deliver bonds or other evidences of indebtedness or certificates of interest that are secured by a pledge or other assignment of, or represent an interest in, Primary Assets.  The depositor is also generally engaged in the business of acquiring, owning, holding, transferring, assigning, pledging and otherwise dealing with Primary Assets.  The depositor generally acquires Primary Assets from the sponsor, or if specified in the prospectus supplement, from another seller of Primary Assets, in each case in privately negotiated transactions.

The certificate of incorporation of the depositor provides that the depositor may not conduct any activities other than those related to the issue and sale of one or more series and to serve as depositor of one or more trusts that may issue and sell bonds or securities.  The certificate of incorporation of the depositor provides that any securities, except for subordinated securities, issued by the depositor must be rated in one of the three highest categories available by any rating agency rating the series.

After the issuance of the securities, the depositor may be required (to the extent specified in the related Agreements) to perform certain actions on a continual basis, including but not limited to:

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upon the discovery of the breach of any representation or warranty made by the depositor in respect of a mortgage loan that materially and adversely affects the value of that mortgage loan, to repurchase the mortgage loan from the trustee, or deliver a substitute mortgage loan as described below under “The Trusts and the Trust Assets—Assignment of Primary Assets—Mortgage Loans;”

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to make all initial filings establishing or creating a security interest over the Primary Assets and make all filings necessary to maintain the effectiveness of any original filings necessary under the relevant UCC to perfect the trustee’s security interest in or lien on the Primary Assets;

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to arrange for replacement interest rate cap contracts, interest rate swap agreements and yield supplement agreements in the event the applicable derivative instrument is terminated early;

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to appoint a successor trustee or securities administrator, as applicable, in the event either the trustee or the securities administrator resigns, is removed or become ineligible to continue servicing in such capacity under the related agreement;

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to prepare and file, or cause the preparation and filing of, any reports required under the Exchange Act;

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to notify the rating agencies and any other relevant parties of the occurrence of any event of default or other event specified in the related agreements; and

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to provide the trustee, the securities administrator, and the master servicer with any information it may reasonably require to comply with the terms of the agreements.

Use of Proceeds

The depositor will apply all or substantially all of the proceeds from the sale of the securities of each series to purchase the related Primary Assets and certain other property, to fund any applicable credit enhancement and to pay fees and expenses associated with the issuance of the securities.

Origination, Acquisition and Servicing of Mortgage Loans

Origination and Acquisition of Mortgage Loans

The mortgage loans will have been purchased by the depositor, either directly or through affiliates, from sellers, including HBMC. The discussion below under “Underwriting Process” is a general summary description of underwriting standards that may be applicable to most sellers.  The discussion below under “HBMC Underwriting Guidelines” is a general summary description of underwriting guidelines generally applied by HBMC.  A description of the underwriting guidelines that are applied by the seller or sellers in a particular transaction will be set forth in the related prospectus supplement.

Underwriting Process

Underwriting standards are applied by or on behalf of a lender to evaluate the borrower’s credit standing and repayment ability, and the value and adequacy of the mortgaged property as collateral. Most lenders offer several different underwriting programs. Some programs place more emphasis on a borrower’s credit standing and repayment ability while others emphasize the value and adequacy of the mortgaged property as collateral. The most comprehensive of the programs emphasize both.

In general, where a mortgage loan is subject to full underwriting review, a prospective borrower applying for a mortgage loan is required to fill out a detailed application designed to provide to the underwriting officer pertinent credit information. As part of the description of the borrower’s financial condition, the borrower generally is required to provide a current list of assets and liabilities and a statement of income and expenses, as well as an authorization to apply for a credit report which summarizes the borrower’s credit history with local merchants and lenders and any record of bankruptcy. In most cases, an employment verification is obtained from an independent source, typically the borrower’s employer. The verification reports the length of employment with that organization, the borrower’s current salary and whether it is expected that the borrower will continue employment in the future. If a prospective borrower is self-employed, the borrower may be required to submit copies of signed tax returns. The borrower may also be required to authorize verification of deposits at financial institutions where the borrower has demand or savings accounts.

In determining the adequacy of the mortgaged property as collateral, an appraisal may be made of each property considered for financing. The appraiser is required to inspect the property and verify that it is in good repair and that construction, if new, has been completed. The appraisal is based on the market value of comparable homes, the estimated rental income (if considered applicable by the appraiser) and the cost of replacing the home.

After all applicable employment, credit and property information is received, a determination generally is made as to whether the prospective borrower has sufficient monthly income available to meet monthly housing expenses and other financial obligations and monthly living expenses and to meet the borrower’s monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the mortgaged property such as property taxes and hazard insurance). The underwriting standards applied by sellers, particularly with respect to the level of loan documentation and the borrower’s income and credit history, may be varied in appropriate cases where factors as low loan-to-value ratios or other favorable credit factors exist.

In many cases, underwriting procedures are less thorough than the summary description above or differ in other ways. “Limited documentation,” “stated income documentation” and “no documentation” underwriting programs require less documentary support and fewer, or no, verification procedures for a borrower’s income and assets.

Certain of the types of mortgage loans that may be included in a trust may be recently developed and may involve additional uncertainties not present in traditional types of loans. For example, certain of the mortgage loans may provide for escalating or variable payments by the borrower. These types of mortgage loans are underwritten on the basis of a judgment that the borrowers have the ability to make the monthly payments required initially. In some instances, however, a borrower’s income may not be sufficient to permit continued loan payments as the payments increase. These types of mortgage loans may also be underwritten primarily on the basis of loan-to-value ratios or other favorable credit factors.

HBMC Underwriting Guidelines

HBMC’s underwriting guidelines are intended to facilitate the funding and ultimate sale of mortgage loans in the secondary mortgage market and funding through securitizations.  The HBMC underwriting guidelines allow HBMC to evaluate an applicant’s credit standing, financial condition and repayment ability, as well as the value and adequacy of the mortgaged property as collateral for any loan that HBMC reviews.  HBMC seeks to match the amount of disclosure required by applicants to appropriate loan products.  As part of the loan application process, the applicant is generally required to provide information concerning his or her assets, liabilities, income and expenses, subject to certain of the provisions below, along with an authorization permitting HBMC to obtain any necessary third-party verifications, including a credit report summarizing the applicant’s credit history.  However, in some cases loans are underwritten without the independent verification of the applicant’s stated income or employment in the related loan application.

In evaluating an applicant’s ability and willingness to repay the proposed loan, HBMC also reviews the applicant’s credit history and outstanding debts, as reported on the credit report that HBMC obtains.  If an existing mortgage or other significant debt listed on the loan application is not adequately reported on the credit report, HBMC may request a written or oral verification of the balance and payment history of that debt from the servicer of the debt.  HBMC verifies the applicant’s liquid assets for a general indication of creditworthiness and to determine whether the applicant has adequate liquid assets to cover any required down payment, closing costs and prepaid interest, while maintaining a minimum cash reserve equal to the sum of two monthly payments.  In addition, HBMC uses information regarding the applicant’s liquid assets, together with information regarding the applicant’s debt obligations to gauge the reasonableness of the applicant’s stated income.

HBMC also evaluates the applicant’s income to determine stability, probability of continuation and adequacy to service the proposed HBMC debt payment.  HBMC’s guidelines for verifying income and employment of a potential borrower are generally as follows:

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For salaried applicants, HBMC typically requires a written verification of employment from the applicant’s employer, or a copy of the applicant’s two most recent federal tax returns, or a current pay stub and verbal verification of employment from the employer;

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For non-salaried applicants, including self-employed applicants, HBMC requires copies of the applicant’s two most recent federal income tax returns, along with all supporting schedules; and

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For self-employed applicants, HBMC also generally requires the submission of a signed profit and loss statement.

In determining the adequacy of the property as collateral for the loan, HBMC may obtain full or partial appraisals or it may use an automated valuation model, which is a computer generated appraisal report created using formulas based on various factors, including sales trends, title records, neighborhood analysis, tax assessments and other available information regarding the prospective mortgaged property.  Each full and partial appraisal is performed by an independent appraiser that HBMC approves.  The appraiser is required to inspect the property and verify that it is in good condition, and that construction or renovation, if applicable, has been completed.  The appraisal report indicates a value for the property and provides information concerning marketability, the neighborhood, the property site, interior and exterior improvements and the condition of the property.

In addition to the foregoing, the approval process generally requires that the potential borrower have a total debt-service-to-income ratio, or “DTI” ratio, that typically does not exceed 45%.  HBMC may raise this limit to 50% or greater, if the potential borrower demonstrates satisfactory disposable income and/or other mitigating factors are present.  The DTI ratio is calculated as the ratio of the borrower’s total monthly debt obligations, including, if applicable, the interest-only payments on the proposed loan, and, in the case of most non-hybrid adjustable rate, interest-only loans, at an interest rate that is two percentage points higher than the original rate, divided by the borrower’s total monthly income.  The required DTI ratio generally varies depending upon the LTV, the occupancy type and the level of documentation provided.

Exceptions.  The underwriting standards described above are guidelines of general applicability.  On a case-by-case basis, it may be determined that an applicant warrants an exception to these guidelines.  An exception may be allowed by underwriting personnel with appropriate credit authority and only if the application reflects compensating factors, such as:  a low loan-to-value ratio; stable ownership; low debt-to-income ratios; or excess cash reserves or similar mitigating circumstances.

“Streamline Refi” Program.    A borrower with a mortgage loan originated by HBMC on or after January 1, 2003 may be eligible for HBMC’s “streamline refi” program to change the interest rate or the term of the mortgage loan.  Provided such a borrower is current in his or her mortgage payment obligations and has not been 30 or more days delinquent within the previous 24 months with respect to any mortgage loan, HBMC may permit a refinancing of one or more of the borrower’s mortgage loans that were originated by HBMC to a current market interest rate with a simplified application process so long as the borrower has a credit score of 660 or greater for mortgage loans having a loan-to-value Ratio or combined loan-to-value ratio of less than or equal to 95% or a credit score of 680 or greater for mortgage loans having a loan-to-value ratio or combined loan-to-value ratio of greater than 95%.  In addition, no judgments or other adverse public record may appear on the credit report obtained by HBMC in connection with the loan application.  With respect to mortgage loans that were originated without requiring certain documentation, the mortgage loan must also be seasoned for at least 12 months prior to becoming eligible for the “streamline refi” program.  The borrower may not be required to provide any verifications of current employment, income level or extent of assets. In addition, no current appraisal or indication of market value may be required with respect to the properties securing the mortgage loans which are refinanced under the “streamline refi” program. A borrower may participate in this “streamline refi” program through a refinancing of one or more of his or her existing mortgage loans by replacing any such loan with a new mortgage loan at a current market interest rate.  The “streamline refi” program is for borrowers who wish to change only the interest rate and/or the term of their mortgage loan and is not available to borrowers who wish to cash out a portion of the equity in their property.  The related prospectus supplement will disclose the percentage of mortgage loans were originated under the “streamline refi” program included in the trust.  To the extent that borrowers become eligible for the “streamline refi” program after their Mortgage Loans are included in the Trust, such Mortgage Loans may be refinanced under such program. See “Yield, Prepayment and Weighted Average Life” in the related prospectus supplement.

Servicing

The agreements for a series of securities may provide for a master servicer that will be responsible (to the extent described in the applicable prospectus supplement) for enforcement of the servicing obligations of various servicers (and that may or may not service loans directly), or for a servicer that may service loans directly or may do so through one or more subservicers.  References in this prospectus to “master servicer” under an agreement are intended to refer to any particular series of securities to the master servicer or, if there is no master servicer, to the servicer under the related agreements, as applicable, unless the context requires otherwise.  Similarly, references to obligations of the “servicer” for a series may apply to the master servicer.

Unless otherwise specified in the applicable prospectus supplement, the servicers will service the mortgage loans, directly or through subservicers, to the extent provided in the pooling and servicing agreement and consistent with the applicable servicing agreements.  The master servicer will generally not be ultimately responsible for the servicing of the mortgage loans except to the limited extent described under “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Advances” in this prospectus, and will generally not be responsible for the supervision of loss mitigation functions, including collection efforts with respect to defaulted mortgage loans, workouts, discounted payoffs, foreclosure, and disposition of REO property.  However, if the master servicer becomes aware that a servicer is not fulfilling its obligations under the servicing agreement with respect to such matters, the master servicer will be obligated to terminate the servicer and, within 90 days of such termination (or such other period of time as is specified in the applicable agreements), appoint a successor servicer that satisfies the eligibility requirements set forth in the applicable agreements.  Following termination of a servicer and prior to the appointment of a successor, the master servicer will assume the obligation to make Advances.

HomeBanc Corp. or its affiliates, or third parties, will, if specified in the applicable prospectus supplement, retain ownership of the servicing rights related to mortgage loans included in a trust.  These parties, referred to as “servicing rights owners,” will have the right, to the extent provided in the applicable agreements, to sell the servicing rights or to transfer the servicing of the related mortgage loans to one or more third parties, subject to the limitations set forth in the applicable agreements.

The Securities

General

The asset-backed certificates of each series (including any class of certificates not offered hereby) will represent the entire beneficial ownership interest in the trust created pursuant to the related agreements.  A series of securities may also include asset-backed notes (referred to together with the certificates of a series as the “securities”) that will represent indebtedness of the related trust and will be issued pursuant to an indenture.  See “The Agreements” in this prospectus.

Each series of securities will consist of one or more classes of securities, one or more of which may:

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accrue interest based on a variable or adjustable rate;

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provide for the accrual of interest, which is periodically added to the principal balance of the securities, but on which no interest or principal is payable except during any periods specified in the prospectus supplement;

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be entitled to payments of principal but not to any payments of interest;

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be entitled to payments of interest but not to any payments of principal;

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be entitled to a greater percentage of interest on the assets underlying or comprising the Primary Assets for the series than the percentage of principal on the Primary Assets to which the securities are entitled;

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be entitled to a greater percentage of principal on the mortgage loans underlying or comprising the Primary Assets for the series than the percentage of interest on the mortgage loans to which the securities are entitled;

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not be entitled to principal until the earlier of the date specified in or determined as described in the prospectus supplement or the date on which the principal of all securities of the series having an earlier final scheduled distribution date have been paid in full;

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be entitled to payments of principal in accordance with a schedule;

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be entitled to payments of interest for a specified period of time;

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be entitled to a portion of interest and principal collections on some, but not all, of the Primary Assets in a trust;

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be subordinate to one or more other classes of securities in respect of receiving distributions of principal and interest, to the extent and under the circumstances specified in the prospectus supplement; and/or

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have other payment characteristics, as described in the prospectus supplement.

If specified in the prospectus supplement, distributions on one or more classes of a series of securities may be limited to collections from a designated portion of the assets in the related trust.

Each class of securities offered by this prospectus and the prospectus supplement (the “offered securities”) will be issued in the minimum original principal balance or notional balance (or percentage interest) for securities of that class specified in the prospectus supplement.  The classes of securities of a series may be issued in U.S. dollars or any foreign currency. The specific terms of any security denominated in a foreign currency will be described in the prospectus supplement. The transfer of any offered securities may be registered, and those securities may be exchanged, without the payment of any service charge.  The classes of securities of a series may be issued in fully registered, certificated form (“definitive securities”) or issued in book-entry form only (“book-entry securities”) in specified minimum denominations and integral multiples thereof, as provided in the prospectus supplement.  See “— Book-Entry Registration” below.

Payments on the Securities

General

Payments on the securities of each series will be made by or on behalf of the trustee from the available distribution amount for that series, on each distribution date, as specified in the prospectus supplement.  Payments (other than the final payment) will be made to the persons in whose names the securities are registered on the close of business on the record date specified in the prospectus supplement.  Payments will be made by check mailed to the registered owners at their addresses appearing on the applicable security register, or by wire transfer in certain circumstances described in the prospectus supplement; provided, however, that the final payment in retirement of a security will be made only upon presentation and surrender of the security at the corporate trust office of the trustee or as otherwise specified in the prospectus supplement.  Advance notice of the final distribution on a security will be provided to the securityholders.

Payments of interest on securities entitled to receive interest will be made periodically at the intervals and on the basis of the interest rates specified in or determined in accordance with the prospectus supplement.  The interest rate for a class of securities may be subject to an available funds cap, net weighted average rate cap or other limitation described in the prospectus supplement.  Shortfalls in interest payments to securityholders due to application of such a limitation will be referred to as “basis risk shortfalls” or such other term as is used in the applicable prospectus supplement, and, will be payable to securityholders on future distribution dates only if so specified in the prospectus supplement, and then only to the extent of funds available for such payments as specified in the related prospectus supplement.  Interest on the securities will be calculated on the basis of a 360-day year consisting of twelve 30-day months, unless the prospectus supplement specifies a different basis.  Distributions of principal on each class of securities in a series that are entitled to receive principal will be made on a pro rata or random lot basis among all of the securities of the class, or as otherwise specified in the prospectus supplement.

The funds in the distribution account (together with any amounts transferred from any reserve fund or applicable credit enhancement) may be insufficient to make the full distribution to securityholders on a distribution date.  In that case, the funds available for payment to the securityholders of each class will be distributed in accordance with their respective interests.  However, as described in the prospectus supplement, holders of senior securities will receive their current payments and past amounts due but unpaid to them before holders of subordinate securities are paid (in each case, these amounts will be calculated as described in the prospectus supplement).  The difference between the amount that the securityholders would have received if there had been sufficient eligible funds available for payment and the amount actually distributed will be included in the calculation of the amount that the securityholders are entitled to receive on the next distribution date.

For a description of the reports to be furnished to securityholders concerning a distribution, see “The Agreements — Reports to Securityholders” in this prospectus

Single Class Securities Generally

With respect to a series of securities that is not a multi-class series, distributions on the securities on each distribution date will generally be allocated to each security entitled to payment on the basis of the undivided percentage interest evidenced by the security, or on the basis of the security's outstanding principal balance or notional balance (subject to any subordination of the rights of any classes of subordinate securities to receive current distributions), as specified in the prospectus supplement.  See “— Subordinate Securities” below.

If the Primary Assets for a series of securities have adjustable or variable interest rates, then the rate at which interest accrues on the principal balance of the securities or on a class in the series (the “interest rate”) may also vary, due to changes in prevailing interest rates and due to prepayments on mortgage loans comprising the Primary Assets.  If the Primary Assets for a series have fixed interest rates, then the interest rate on securities of a series may be fixed, or may vary as specified in the related prospectus supplement.  If the Primary Assets have lifetime or periodic adjustment caps on their respective rates, then the interest rate on the securities of the related series may also reflect those caps.

Multi-Class Series

A series of securities may include fixed and floating rate securities, accrual securities, interest-only and principal-only securities, planned amortization securities, classes of subordinate securities and senior securities, and classes of securities of various types described in the prospectus supplement (a “multi class series”).  For a series of securities that is not a multi-class series, each class is designated to receive a particular portion of future principal or interest cash flows on the Primary Assets.  This designation does not change over the term of the securities unless the series has a subordination feature in one or more classes of subordinate securities that protects one or more classes of senior securities in the event of failure of timely payment of the Primary Assets.  Unless otherwise specified in the prospectus supplement, each security of a multi-class series will have a principal balance or a notional balance and a specified interest rate (that may be zero).  Interest distributions on a multi-class series will be made on each security entitled to an interest distribution on each distribution date at the interest rate specified in or determined in accordance with the prospectus supplement, to the extent funds are available in the distribution account, subject to any subordination of the rights of any classes of securities to receive current distributions.  See “ — Subordinate Securities” below and “Credit Enhancement — Subordinate Securities” in this prospectus.

Distributions of interest on accrual securities will begin only after the related accretion termination date specified in the prospectus supplement.  On each distribution date on or before the accretion termination date, interest on the accrual securities accrues, and the amount of interest accrued is added on each distribution date to the principal balance of the security.  On each distribution date after the accretion termination date, interest distributions will be made on classes of accrual securities as described in the prospectus supplement.

A multi-class series may include one or more classes of floating rate securities.  The interest rate of a floating rate security will be a variable or adjustable rate, which may be subject to a maximum floating rate, a minimum floating rate or both, as specified in the prospectus supplement.  For each class of floating rate securities, the prospectus supplement will set forth the initial floating rate (or the method of determining it), the period during which the floating rate applies, and the formula, index, or other method by which the floating rate for each period will be determined.

Subordinate Securities

A series of securities may include one or more classes of subordinate securities that provide some or all of the credit enhancement for the senior securities in the series.  The rights of holders of some classes of securities (the “subordinate securities”) to receive distributions will be subordinate in right and priority to the rights of holders of senior securities of the series (the “senior securities”) but only to the extent described in the prospectus supplement.  If the Primary Assets are divided into separate Asset Groups, evidenced by separate classes, credit enhancement may be provided by a cross-support feature.  This feature requires in general that distributions be made to senior securities prior to making distributions on subordinate securities backed by assets in another Asset Group within the trust.  Unless rated in one of the four highest rating categories by at least one nationally recognized statistical rating organization (each a “rating agency”), subordinate securities will not be offered by this prospectus or the prospectus supplement.  See “Credit Enhancement — Subordinate Securities” in this prospectus.

Optional Termination

If specified in the prospectus supplement for a series of securities, the depositor, the servicer or master servicer, or any other designated entity may, at its option, purchase or direct the sale of a portion of the Primary Assets of the trust, or cause an early termination of the trust by purchasing all of the Primary Assets from the trust or directing the sale of the Primary Assets.  This termination may occur on a date on or after the date on which either (1) the total principal balance of the Primary Assets is less than a specified percentage of the initial total principal balance, or (2) the total principal balance of the securities (or of certain classes in a series) is less than a specified percentage of their initial total principal balance, or on or after another date, as described in the prospectus supplement.  If specified in the prospectus supplement, the trustee or other specified party will, either upon direction of a specified party or parties or upon the occurrence of a specified date or event, solicit bids for purchase of the assets of the trust.  This bid process may be subject to a minimum bid price.

The optional termination described in this section will be in addition to terminations that may result from other events.  See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Master Servicer Default” and “— Optional Purchase or Substitution of Assets; Termination” in this prospectus.

Optional Purchase of Securities

The prospectus supplement for a series of securities may provide that one or more classes of the series may be purchased, in whole or in part, at the option of the depositor, the servicer or master servicer, or another designated entity (including holders of another class of securities), at specified times and purchase prices, and under particular circumstances.  Notice of any purchase must be given by the trustee or other specified party prior to the optional purchase date, as specified in the prospectus supplement.

Other Purchases or Redemption

If specified in the prospectus supplement for a series, any class of securities in the series may be subject to redemption, in whole or in part, at the request of the holders of that class, or to mandatory purchase by the depositor, the servicer or master servicer, or another designated entity.  The terms and conditions of any redemption or mandatory purchase with respect to a class of securities will be described in the prospectus supplement.

The depositor may also have the option to obtain for any series of securities one or more guarantees from a company or companies acceptable to the rating agencies.  As specified in the prospectus supplement, these guarantees may provide for one or more of the following for any series of securities:

•

call protection for any class of securities of a series;

•

a guarantee of a certain prepayment rate of some or all of the mortgage loans underlying the series; or

•

certain other guarantees described in the prospectus supplement.

Book-Entry Registration

General

If provided for in the prospectus supplement, one or more classes of the offered securities of any series will be issued as book-entry securities, and each of these classes will be represented by one or more single securities registered in the name of a nominee for the depository, The Depository Trust Company (“DTC”) and, if provided in the prospectus supplement, additionally through Clearstream Banking Luxembourg (referred to herein as “Clearstream”) or the Euroclear System (“Euroclear”).  Each class of book-entry securities will be issued in one or more securities or notes, as the case may be, that equal the initial principal balance of the related class of offered securities and will initially be registered in the name of Cede & Co. or another nominee. Non-U.S. dollar denominated securities may be held in book-entry form by Deutsche Bank AG London as common depository for Clearstrem and Euroclear. Investors’ interests in non-U.S. dollar denominated securities in book-entry form will be represented in financial institutions acting on their behalf as direct and indirect participants in Clearstream or Euroclear. As a result, DTC will hold positions in non-U.S. dollar denominated securities on behalf of its participants through its depositories, which in turn will hold positions in accounts as participants of Clearstream or Euroclear.

No person acquiring an interest in a book-entry security (each, a “Beneficial Owner”) will be entitled to receive a definitive security, except as set forth below under “— Definitive Securities.”  Unless and until definitive securities are issued for the book-entry securities under the limited circumstances described in the related prospectus supplement or this prospectus, all references to actions by securityholders with respect to the book-entry securities will refer to actions taken by DTC, Clearstream or Euroclear upon instructions from their participants (as defined below), and all references herein to distributions, notices, reports and statements to securityholders with respect to the book-entry securities will refer to distributions, notices, reports and statements to DTC, Clearstream or Euroclear, as applicable, for distribution to Beneficial Owners by DTC in accordance with the procedures of DTC and if applicable, Clearstream and Euroclear.

Beneficial Owners will hold their book-entry securities through DTC in the United States, or, if the offered securities are offered for sale globally, through Clearstream or Euroclear in Europe if they are participating organizations (“participants”) of those systems.  Participants include securities brokers and dealers, banks, trust companies and clearing corporations and may include some other organizations.  Indirect access to the DTC, Clearstream and Euroclear systems also is available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant, either directly or indirectly (“indirect participants”).

DTC

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the Uniform Commercial Code and a “clearing agency” registered pursuant to the provisions of Section 17A of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).  DTC was created to hold securities for its participants, some of which (and/or their representatives) own DTC, and facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes in their accounts, thereby eliminating the need for physical movement of securities.  In accordance with its normal procedures, DTC is expected to record the positions held by each of its participants in the book-entry securities, whether held for its own account or as a nominee for another person.  In general, beneficial ownership of book-entry securities will be subject to the rules, regulations and procedures governing DTC and its participants as in effect from time to time.

Clearstream

Clearstream is incorporated under the laws of Luxembourg as a professional depository.  Clearstream holds securities for its participants and facilitates the clearance and settlement of securities transactions between its participants through electronic book-entry changes in accounts of its participants, thereby eliminating the need for physical movement of securities.  Transactions may be settled in Clearstream in United States dollars or in certain foreign currencies.  Clearstream provides to its participants, among other things, services for safekeeping, administration, clearance and settlement of internationally traded securities and securities lending and borrowing.  Clearstream interfaces with domestic markets in several countries.  As a professional depository, Clearstream is subject to regulation by the Luxembourg Monetary Institute.  Participants of Clearstream are recognized financial institutions around the world, including underwriters, securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations.  Indirect access to Clearstream is also available to others, such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a participant of Clearstream, either directly or indirectly.

Euroclear

Euroclear was created in 1968 to hold securities for its participants and to clear and settle transactions between its participants through simultaneous electronic book-entry delivery against payment, thereby eliminating the need for physical movement of securities and any risk from lack of simultaneous transfers of securities and cash.  Transactions may be settled in United States dollars or in certain foreign currencies.  Euroclear includes various other services, including securities lending and borrowing, and interfaces with domestic markets in several countries generally similar to the arrangements for cross-market transfers with DTC described above.  Euroclear is operated by the Brussels, Belgium office of JPMorgan Chase Bank (the “Euroclear Operator”), under contract with Euroclear Clearance Systems S.C., a Belgian cooperative corporation (the “cooperative corporation”).  All operations are conducted by the Euroclear Operator, and all Euroclear securities clearance accounts and Euroclear cash accounts are accounts with the Euroclear Operator, not the cooperative corporation.  The cooperative corporation establishes policy for Euroclear on behalf of its participants.  Euroclear participants include banks (including central banks), securities brokers and dealers and other professional financial intermediaries.  Indirect access to Euroclear is also available to other firms that clear through or maintain a custodial relationship with a participant of Euroclear, either directly or indirectly.

The Euroclear Operator is the Belgian branch of a New York banking corporation that is a member bank of the Federal Reserve System, and is regulated and examined by the Board of Governors of the Federal Reserve System and the New York State Banking Department, as well as the Belgian Banking Commission.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”).  The Terms and Conditions govern transfers of securities and cash within Euroclear, withdrawals of securities and cash from Euroclear, and receipts of payments with respect to securities in Euroclear.  All securities in Euroclear are held on a fungible basis without attribution of specific securities to specific securities clearance accounts.  The Euroclear Operator acts under the Terms and Conditions only on behalf of its participants, and has no record of or relationship with persons holding through participants of Euroclear.

Clearstream and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream's and Euroclear's names on the books of their respective depositaries which in turn will hold positions in customers' securities accounts in the depositaries names on the books of DTC.  Citibank will act as depositary for Clearstream and The Chase Manhattan Bank will act as depositary for Euroclear (individually the “Relevant Depositary” and collectively, the “European Depositaries”).

Beneficial Ownership of Book-Entry Securities

Except as described below or as otherwise described in the prospectus supplement, no Beneficial Owner will be entitled to receive a physical certificate representing a security.  Unless and until definitive securities are issued, it is anticipated that the only “securityholder” of the offered securities will be Cede & Co., as nominee of DTC.  Beneficial Owners will not be “Certificateholders,” “Noteholders” or “Securityholders” as those terms are used in the related agreements.  Beneficial Owners are only permitted to exercise their rights indirectly through participants, DTC, Clearstream or Euroclear, as applicable.

The Beneficial Owner's ownership of a book-entry security will be recorded on the records of the brokerage firm, bank, thrift institution or other financial intermediary that maintains the Beneficial Owner's account for that purpose.  In turn, the financial intermediary's ownership of a book-entry security will be recorded on the records of DTC (or of a participant that acts as agent for the financial intermediary, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's financial intermediary is not a participant of DTC and on the records of Clearstream or Euroclear, as appropriate).

Beneficial Owners will receive all distributions of principal of, and interest on, the offered securities from the trustee through DTC and its participants.  While the offered securities are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers among participants on whose behalf it acts with respect to the offered securities and is required to receive and transmit distributions of principal of, and interest on, the offered securities.  Participants and indirect participants with whom Beneficial Owners have accounts with respect to offered securities are similarly required to make book-entry transfers and receive and transmit distributions on behalf of their respective Beneficial Owners.  Accordingly, although Beneficial Owners will not possess securities or notes, the Rules provide a mechanism by which Beneficial Owners will receive distributions and will be able to transfer their interest.

Beneficial Owners will not receive or be entitled to receive securities or notes representing their respective interests in the offered securities, except under the limited circumstances described below.  Unless and until definitive securities are issued, Beneficial Owners who are not participants may transfer ownership of offered securities only through participants and indirect participants by instructing the participants and indirect participants to transfer offered securities, by book-entry transfer, through DTC for the account of the purchasers of the offered securities, which account is maintained with their respective participants.  Under the Rules and in accordance with DTC's normal procedures, transfer of ownership of book-entry securities will be executed through DTC and the accounts of the respective participants at DTC will be debited and credited.  Similarly, the participants and indirect participants will make debits or credits, as the case may be, on their records on behalf of the selling and purchasing Beneficial Owners.

Because of time zone differences, any credits of securities received in Clearstream or Euroclear as a result of a transaction with a participant will be made during subsequent securities settlement processing and dated the business day following the DTC settlement date.  These credits or any transactions in securities settled during this processing will be reported to the relevant participants of Clearstream or Euroclear on that business day.  Cash received in Clearstream or Euroclear as a result of sales of securities by or through a participant of Clearstream or Euroclear to a participant of DTC will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.  For information with respect to tax documentation procedures relating to the securities, see “Material Federal Income Tax Considerations” in this prospectus and, if the book-entry securities are globally offered and the prospectus supplement so provides, see “Global Clearance, Settlement and Tax Documentation Procedures — Certain U.S. Federal Income Tax Documentation Requirements” in Annex I to the prospectus supplement.

Transfers between participants of DTC will occur in accordance with DTC Rules.  Transfers between participants of Clearstream or Euroclear will occur in accordance with their respective rules and operating procedures.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly or indirectly through participants of Clearstream or Euroclear, on the other, will be effected in DTC in accordance with the DTC Rules on behalf of the relevant European international clearing system by the Relevant Depositary; however, cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in that system in accordance with its rules and procedures and within its established deadlines (European time).  The relevant European international clearing system will, if the transaction meets its settlement requirements, deliver instructions to the Relevant Depositary to take action to effect final settlement on its behalf by delivering or receiving securities in DTC, and making or receiving payment in accordance with normal procedures for same day funds settlement applicable to DTC.  participants of Clearstream or Euroclear may not deliver instructions directly to the European Depositaries.

Distributions on the book-entry securities will be made on each distribution date by the trustee to DTC.  DTC will be responsible for crediting the amount of each distribution to the accounts of the applicable participants of DTC in accordance with DTC's normal procedures.  Each participant of DTC will be responsible for disbursing the distribution to the Beneficial Owners of the book-entry securities that it represents and to each financial intermediary for which it acts as agent.  Each financial intermediary will be responsible for disbursing funds to the Beneficial Owners of the book-entry securities that it represents.

Under a book-entry format, Beneficial Owners of the book-entry securities may experience some delay in their receipt of payments, because the distributions will be forwarded by the trustee to Cede & Co.  Any distributions on securities held through Clearstream or Euroclear will be credited to the cash accounts of participants of Clearstream or Euroclear in accordance with the relevant system's rules and procedures, to the extent received by the Relevant Depositary.  These distributions will be subject to tax reporting in accordance with relevant United States tax laws and regulations.  See “Material Federal Income Tax Considerations” in this prospectus.  Because DTC can only act on behalf of financial intermediaries, the ability of a Beneficial Owner to pledge book-entry securities to persons or entities that do not participate in the depository system, or otherwise take actions in respect of book-entry securities, may be limited due to the lack of physical securities for the book-entry securities.  In addition, issuance of the book-entry securities in book-entry form may reduce the liquidity of the securities in the secondary market since certain potential investors may be unwilling to purchase securities for which they cannot obtain physical securities.

Monthly and annual reports will be provided to Cede & Co., as nominee of DTC, and may be made available by Cede & Co. to Beneficial Owners upon request, in accordance with the rules, regulations and procedures creating and affecting the depository, and to the financial intermediaries to whose DTC accounts the book-entry securities of Beneficial Owners are credited.

Generally, DTC will advise the applicable trustee that unless and until definitive securities are issued, DTC will take any action permitted to be taken by the holders of the book-entry securities under the related agreements, only at the direction of one or more financial intermediaries to whose DTC accounts the book-entry securities are credited, to the extent that actions are taken on behalf of financial intermediaries whose holdings include the book-entry securities.  If the book-entry securities are globally offered, Clearstream or the Euroclear Operator, as the case may be, will take any other action permitted to be taken by a securityholder under the related agreements, on behalf of a participant of Clearstream or Euroclear only in accordance with its relevant rules and procedures and subject to the ability of the Relevant Depositary to effect those actions on its behalf through DTC.  DTC may take actions, at the direction of the related participants, with respect to some offered securities that conflict with actions taken with respect to other offered securities.

Although DTC, Clearstream and Euroclear have agreed to the foregoing procedures in order to facilitate transfers of book-entry securities among participants of DTC, Clearstream and Euroclear, they are under no obligation to perform or continue to perform these procedures and the procedures may be discontinued at any time.

None of the depositor, any master servicer, any servicer, the trustee, any securities registrar or paying agent or any of their affiliates will have any responsibility for any aspect of the records relating to or payments made on account of beneficial ownership interests of the book-entry securities or for maintaining, supervising or reviewing any records relating to those beneficial ownership interests.

Definitive Securities

Securities initially issued in book-entry form will be issued as definitive securities to Beneficial Owners or their nominees, rather than to DTC or its nominee only (1) if DTC or the depositor advises the trustee in writing that DTC is no longer willing or able to properly discharge its responsibilities as depository for the securities and the depositor is unable to locate a qualified successor or (2) in accordance with any other provisions described in the prospectus supplement.

Upon the occurrence of any of the events described in the immediately preceding paragraph, DTC is required to notify all participants of the availability through DTC of definitive securities for the Beneficial Owners.  Upon surrender by DTC of the security or securities representing the Book- Entry securities, together with instructions for registration, the trustee will issue (or cause to be issued) to the Beneficial Owners identified in those instructions the definitive securities to which they are entitled, and thereafter the trustee will recognize the holders of those definitive securities as securityholders under the related agreements.

Credit Enhancement

Credit enhancement for a series of securities may be provided by one or more financial guaranty insurance policies, surety bonds or letters of credit, the issuance of subordinated classes or subclasses of securities, provision for shifting interest credit enhancement, the establishment of a reserve fund, another method of credit enhancement specified in the applicable prospectus supplement, or any combination of the foregoing, in addition to, or in lieu of, insurance arrangements of the types set forth in this prospectus under “Insurance.”  The amount and method of credit enhancement will be described in the prospectus supplement with respect to a series of securities.

Financial Guaranty Insurance Policies; Surety Bonds

The depositor may obtain one or more financial guaranty insurance policies or surety bonds issued by insurers or other parties acceptable to the rating agency or agencies rating the securities of a series.  Any such policy or surety bond may provide payments to the holders of only one or more classes of securities of a series, as specified in the applicable prospectus supplement.

Unless specified in the prospectus supplement, a financial guaranty insurance policy or surety bond will be unconditional and irrevocable and will guarantee to holders of the applicable securities that an amount equal to the full amount of payments due to these holders will be received by the trustee or its agent on behalf of the holders for payment on each payment date.  The specific terms of any financial guaranty insurance policy or surety bond will be described in the accompanying prospectus supplement.  A financial guaranty insurance policy or surety bond may have limitations and, in most cases, will not insure the obligation of the sellers or the depositor to purchase or substitute for a defective trust asset and will not guarantee any specific rate of principal prepayments or cover specific interest shortfalls.  In most cases, the insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

Letters of Credit

The letters of credit, if any, with respect to a series of securities will be issued by the bank or other financial institution specified in the related prospectus supplement.  The maximum obligation of the letter of credit bank under the related letter of credit will be to honor requests for payment in a total fixed dollar amount, net of unreimbursed payments previously made under the letter of credit, equal to the percentage of the total principal balance on the related cut-off date of the mortgage loans evidenced by each series specified in the prospectus supplement for that series.  The duration of coverage and the amount and frequency of any reduction in coverage provided by the letter of credit with respect to a series of securities will be in compliance with the requirements established by the related rating agency and will be set forth in the prospectus supplement relating to that series of securities.  The amount available under the letter of credit in all cases will be reduced to the extent of the unreimbursed payments previously made under the letter of credit.  The obligations of the letter of credit bank under the letter of credit for each series of securities will expire 30 days (or such other period of time as is specified in the applicable prospectus supplement) after the latest of the scheduled final maturity dates of the mortgage loans in the related pool or the repurchase of all mortgage loans in the pool, or on another date specified in the related prospectus supplement.

If stated in the applicable prospectus supplement, under the related agreements, the master servicer will be required not later than three business days prior to each distribution date to determine whether a payment under the letter of credit will be necessary on the distribution date and will, no later than the third business day prior to that distribution date, advise the letter of credit bank and the trustee of its determination, stating the amount of any required payment.  On the distribution date, the letter of credit bank will be required to honor the trustee’s request for payment in an amount equal to the lesser of (unless otherwise specified):

•

the remaining amount available under the letter of credit; and

•

the outstanding principal balances of any liquidating loans to be assigned on that distribution date, together with accrued and unpaid interest thereon at the related mortgage rate to the related due date.

The proceeds of payments under the letter of credit will be deposited into the distribution account and will be distributed to securityholders, in the manner specified in the related prospectus supplement, on that distribution date, except to the extent of any unreimbursed Advances, servicing compensation due to the master servicer and the servicers and other amounts payable to the depositor or the person or entity named in the applicable prospectus supplement.

If at any time the letter of credit bank makes a payment in the amount of the full outstanding principal balance and accrued interest on a liquidating loan, it will be entitled to receive an assignment by the trustee of that liquidating loan, and the letter of credit bank will thereafter own the liquidating loan free of any further obligation to the trustee or the securityholders with respect to that loan.  Payments made to the distribution account by the letter of credit bank under the letter of credit with respect to a liquidating loan will be reimbursed to the letter of credit bank only from the proceeds, net of liquidation costs, of that liquidating loan.  The amount available under the letter of credit will be increased to the extent it is reimbursed for those payments.

To the extent the proceeds of liquidation of a liquidating loan acquired by a letter of credit bank in the manner described in the preceding paragraph exceed the amount of payments made with respect thereto, the letter of credit bank will be entitled to retain the proceeds as additional compensation for issuance of the letter of credit.

Prospective purchasers of securities of a series with respect to which credit enhancement is provided by a letter of credit must look to the credit of the letter of credit bank, to the extent of its obligations under the letter of credit, in the event of default by obligors on the Assets in the trust.  If the amount available under the letter of credit is exhausted, or the letter of credit bank becomes insolvent, and amounts in the reserve fund, if any, with respect to that series are insufficient to pay the entire amount of the loss and still be maintained at the level specified in the related prospectus supplement, the securityholders, in the priority specified in the related prospectus supplement, will thereafter bear all risks of loss resulting from default by obligors, including losses not covered by insurance or other credit enhancement, and must look primarily to the value of the properties securing defaulted mortgage loans for recovery of the outstanding principal and unpaid interest.

Subordinate Securities

To the extent of the subordinated amount as specified in the applicable prospectus supplement, credit enhancement may be provided by the subordination of the rights of the holders of one or more classes or subclasses of securities to receive distributions with respect to the mortgage loans in the pool underlying that series, to the rights of senior securityholders or holders of one or more classes or subclasses of subordinated securities of that series to receive distributions.  In such a case, credit enhancement may also be provided by the establishment of a reserve fund, as described under “— Reserve Funds.”  If stated in the related prospectus supplement, the subordinated amount will decline over time in accordance with a schedule that will also be set forth in the related prospectus supplement.

If specified in the applicable prospectus supplement, losses on particular Primary Assets or on a pool of Primary Assets will be allocated to reduce the principal balances of the securities, or of the subordinate securities, in inverse order of seniority.  If the principal balance of the most subordinate class of securities outstanding will be reduced by an amount equal to the amount by which the total principal balance of the securities exceeds the total principal balance of the mortgage loans, the amount of such reduction will be referred to as an “applied loss amount” or other term specified in the applicable prospectus supplement.

Shifting Interest

If stated in the prospectus supplement for a series of securities for which credit enhancement is provided by shifting interest as described in this section, the rights of the holders of subordinated securities of that series to receive distributions with respect to the mortgage loans in the related trust will be subordinated to the right of the holders of senior securities of that series to receive distributions to the extent described in that prospectus supplement.  This subordination feature is intended to enhance the likelihood of regular receipt by holders of senior securities of the full amount of scheduled monthly payments of principal and interest due them and to provide limited protection to the holders of senior securities against losses due to borrower defaults.

The protection afforded to the holders of senior securities of a series by the shifting interest subordination feature will be effected by distributing to the holders of senior securities a disproportionately greater percentage of prepayments of principal on the related mortgage loans or on the loans underlying the related Non-Agency Securities.  The initial percentage of principal to be received by the senior securities for a series will be the percentage specified in the related prospectus supplement and will decrease in accordance with the schedule and subject to the conditions stated in that prospectus supplement.  This disproportionate distribution of prepayments of principal on the related mortgage loans or loans underlying the related Non-Agency Securities will have the effect of accelerating the amortization of the senior securities while increasing the respective interest of the subordinated securities in the pool.  Increasing the respective interest of the subordinated securities relative to that of the senior securities is intended to preserve the availability of the benefits of the subordination provided by the subordinated securities.

Overcollateralization

If stated in the applicable prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the securities for the related distribution date.  To the extent such excess interest is applied as principal payments on the securities, the effect will be to reduce the principal balance of the securities relative to the total outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection for the securityholders, if and to the extent specified in the accompanying prospectus supplement.

If stated in the applicable prospectus supplement, the total principal balance of the mortgage loans (or other assets of the trust) may exceed the total principal balance of the securities of that series on the date of issuance.

Interest Rate Caps and Swaps; Yield Supplement Agreements

The trustee on behalf of the trust may enter into interest rate swaps and related caps, floors and collars intended to minimize the risk to securityholders of adverse changes in interest rates, and other yield supplement agreements or similar yield maintenance arrangements that do not involve swap agreements or other notional principal contracts.

An interest rate swap is an agreement between two parties to exchange one stream of interest payments on an agreed hypothetical or “notional” principal amount for another.  No principal amount is exchanged between the counterparties to an interest rate swap.  In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates, including the London Interbank Offered Rate (“LIBOR”), a specified bank’s prime rate or U.S. Treasury Bill rates.  Interest rate swaps also permit counterparties to exchange a floating rate obligation based on one reference interest rate (such as LIBOR) for a floating rate obligation based on another referenced interest rate (such as U.S. Treasury Bill rates).  An interest rate cap and an interest rate floor are, essentially, two separate agreements that taken together achieve the same economic result as a swap.  Under a cap agreement, the counterparty would agree to pay to the trust a specified fixed or floating rate of interest on a notional principal amount for a specified period of time.  Under a floor agreement, the trust would agree to pay to the counterparty a fixed or floating rate of interest on a notional principal amount that may or may not be the same as the amount on which payments received under the cap agreement held by the trust are calculated.  If a trust is party to both a cap and floor agreement, the counterparties may be different.  The counterparty under a floor agreement may be an affiliate of the depositor.

The credit rating of the counterparty under any interest rate swap or cap agreement will be specified in the applicable prospectus supplement.

The swap market has grown substantially in recent years with a significant number of banks and financial service firms acting both as principals and as agents utilizing standardized swap documentation.

Yield supplement agreements may be entered into to supplement the interest rate or rates on one or more classes of the securities of any series.

There can be no assurance that the trust will be able to enter into or offset swaps or enter into yield supplement agreements at any specific time or at prices or on other terms that are advantageous.  In addition, although the terms of the swaps and yield supplement agreements may provide for termination under some circumstances, there can be no assurance that the trust will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust to do so.

Mortgage Loan Purchase Obligations and Options

Some of the mortgage loans and classes of securities of any series, if specified in the related prospectus supplement, may be subject to a purchase obligation or a purchase option.  The terms and conditions of each purchase obligation and/or purchase option, including the purchase price, timing and payment procedure, will be described in the related prospectus supplement.  A purchase obligation or purchase option with respect to mortgage loans may apply to the related mortgage loans or to the related securities.  Each purchase obligation may be a secured or unsecured obligation of its provider, which may include a bank or other financial institution or an insurance company or other party.  Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable securityholders of the related series.  Each purchase obligation or purchase option with respect to mortgage loans will be payable solely to the trustee for the benefit of the securityholders of the related series, or if stated in the related prospectus supplement, to some other person.  Other purchase obligations and purchase options may be payable to the trustee or directly to the holders of the securities to which the obligations or options relate.

Reserve Funds

If stated in the related prospectus supplement, credit enhancement with respect to a series of securities may be provided by the establishment and maintenance with the trustee, in trust, of one or more reserve funds for certain classes of that series.  The reserve fund for a series may or may not be included in the trust for that series.  The reserve fund for each series will be created by the depositor and will be funded by:

•

the retention by the servicer of certain payments on the mortgage loans;

•

the deposit with the trustee, in escrow, by the depositor of a pool of mortgage loans or other assets with the total principal balance, as of the related cut-off date, set forth in the related prospectus supplement;

•

an initial deposit;

•

any combination of the foregoing; or

•

some other manner as specified in the related prospectus supplement.

Unless otherwise described in the applicable prospectus supplement, following the initial issuance of the securities of a series and until the balance of the reserve fund first equals or exceeds the required amount, the servicer will retain specified distributions on the mortgage loans, and/or on the mortgage loans in a segregated pool, otherwise distributable to the holders of securities and deposit those amounts in the reserve fund.  After the amount in the reserve fund for a series first equals or exceeds the applicable required amount, the trustee will deposit in the reserve fund only so much of future collections as may be necessary, after the application of distributions to amounts due and unpaid on the applicable securities of that series, to maintain the reserve fund at the required amount.  The balance in the reserve fund in excess of the required amount will be paid to the applicable class or subclass of securities, or to another specified person or entity, as set forth in the related prospectus supplement, and will be unavailable thereafter for future distribution to securityholders of any class.  The prospectus supplement for each series will set forth the amount of the required amount applicable from time to time.  The amount required to be maintained in the reserve fund may decline over time in accordance with a schedule which will also be set forth in the related prospectus supplement, or otherwise.  A reserve fund may be funded and maintained in any other manner described in the applicable prospectus supplement.

Amounts held in the reserve fund for a series from time to time will continue to be the property of the securityholders of the classes or subclasses specified in the related prospectus supplement, if so specified, until withdrawn from the reserve fund and transferred to the distribution account as described below.  If on any distribution date the amount in the distribution account available to be applied to distributions on the senior securities of that series, after giving effect to any delinquency advances made by the master servicer or the servicer on the related distribution date, is less than the amount required to be distributed to the senior securityholders on that distribution date, or as otherwise described in the applicable prospectus supplement, the servicer will withdraw from the reserve fund and deposit into the distribution account or pay directly to securityholders the lesser of:

•

the entire amount on deposit in the reserve fund available for distribution to the senior securityholders, which amount will not in any event exceed the required amount; or

•

the amount necessary to increase the funds in the distribution account eligible for distribution to the senior securityholders on that distribution date to the amount required to be distributed to the senior securityholders on that distribution date,

•

or such other amount as is described in the applicable prospectus supplement.

In some cases, whenever amounts on deposit in a reserve fund are less than the required amount, holders of the subordinated securities of the applicable class or subclass will not receive any distributions with respect to the mortgage loans other than amounts attributable to any income resulting from investment of the reserve fund as described below; however, if stated in the related prospectus supplement, holders of securities of the applicable class or subclass may receive distributions with respect to the mortgage loans when amounts on deposit in the reserve fund are less than the required amount.  If specified in the applicable prospectus supplement, whether or not amounts on deposit in the reserve fund exceed the required amount on any distribution date, the holders of securities of the applicable class or subclass will be entitled to receive from the distribution account their share of the proceeds of any mortgage loan, or any property acquired in respect thereof, repurchased by reason of defective documentation or the breach of a representation or warranty pursuant to the agreements.

If specified in the applicable prospectus supplement, amounts in the reserve fund will be applied in the following order:

(1)

to the reimbursement of Advances determined by the master servicer and the servicers to be otherwise unrecoverable, and the reimbursement of liquidation expenses incurred by the master servicer and the servicers if sufficient funds for reimbursement are not otherwise available in the related servicing accounts and distribution account;

(2)

to the payment to the holders of the senior securities of that series of amounts distributable to them on the related distribution date in respect of scheduled payments of principal and interest due on the related due date to the extent that sufficient funds in the distribution account are not available therefor; and

(3)

to the payment to the holders of the senior securities of that series of the principal balance or purchase price, as applicable, of mortgage loans repurchased, liquidated or foreclosed during the period ending on the day prior to the due date to which that distribution relates and interest thereon at the related interest rate, to the extent that sufficient funds in the distribution account are not available therefor.

If so specified in the applicable prospectus supplement, amounts in the reserve fund will be applied in any other manner so specified.

Amounts in the reserve fund in excess of the required amount, including any investment income on amounts in the reserve fund, as set forth below, will then be released to the holders of the subordinated securities, or to some other person as is specified in the applicable prospectus supplement.

Funds in the reserve fund for a series may be invested in the eligible investments described under “The Agreements—Investment of Funds.”  The earnings on those investments will be withdrawn and paid to the holders of the applicable class or subclass of subordinated securities in accordance with their respective interests in the reserve fund in the priority specified in the related prospectus supplement, or if specified in the applicable prospectus supplement will be paid to the trustee, an affiliate of the depositor or some other party.  Investment income in the reserve fund will not available for distribution to the holders of the senior securities of that series or otherwise subject to any claims or rights of the holders of the applicable class or subclass of senior securities unless specified in the applicable prospectus supplement.  Eligible investments for monies deposited in the reserve fund will be specified in the agreements for a series of securities for which a reserve fund is established and generally will be limited to investments acceptable to the related rating agencies as being consistent with the ratings of the securities.  See “The Agreements—Investment of Funds.”

The time necessary for the reserve fund of a series to reach and maintain the applicable required amount at any time after the initial issuance of the securities of that series and the availability of amounts in the reserve fund for distributions on the related securities will be affected by the delinquency, foreclosure and prepayment experience of the mortgage loans in the related trust and/or in the segregated pool and therefore cannot be accurately predicted.

Performance Bond

If stated in the related prospectus supplement, the master servicer may be required to obtain a performance bond that would provide a guarantee of the performance by the master servicer of one or more of its obligations under the related agreements, including its obligation to advance delinquent installments of principal and interest on mortgage loans and its obligation to repurchase mortgage loans in the event of a breach by the master servicer or servicer of a representation or warranty contained in the related agreements.  In the event that the outstanding credit rating of the obligor of the performance bond is lowered by the related rating agency, with the result that the outstanding rating on the securities would be reduced by the related rating agency, the master servicer may be required to secure a substitute performance bond issued by an entity with a rating sufficient to maintain the outstanding rating on the securities or to deposit and maintain with the trustee cash in the amount specified in the applicable prospectus supplement.

Insurance

To the extent described in the applicable prospectus supplement, the real property that secures a mortgage loan will be covered by a standard hazard insurance policy and other insurance policies.  Mortgage loans will be covered by primary mortgage insurance policies to the extent described in the applicable prospectus supplement.  In addition, other forms of insurance, such as environmental insurance or pool insurance, may be applicable if described in the applicable prospectus supplement.  The most common forms of insurance are described below.  The terms of particular insurance policies will differ from these general descriptions; material terms of each policy, to the extent different from these descriptions, will be described in the applicable prospectus supplement.

Primary Mortgage Insurance Policies

To the extent specified in the related prospectus supplement, the agreements for the related series will require that the master servicer or the applicable servicer cause a primary mortgage insurance policy to be maintained in full force and effect with respect to each single family mortgage loan for which the seller’s underwriting guidelines requires such insurance. The master servicer or the applicable servicer will be required to act on behalf of the insured with respect to all actions required to be taken by the insured under each primary mortgage insurance policy.  Generally, a primary mortgage insurance policy covers the amount of the unpaid principal balance of the mortgage loan over 75% (or such other percentage as is specified in the related prospectus supplement) of the value of the mortgaged property at origination.  Primary mortgage insurance policies are generally permitted or required to be terminated when the unpaid principal balance of the mortgage loan is reduced to 80% of the value of the mortgaged property at the time of origination or 80% of the current value as supported by a current appraisal acceptable to the servicer.  Primary mortgage insurance may be obtained on a loan-by-loan basis or with respect to a specified group of loans.  A policy for a group of loans may be obtained by the depositor or an affiliate of the depositor, or by the trustee.

Although the terms of a particular policy may differ, the amount of a claim for benefits under a primary mortgage insurance policy covering a mortgage loan generally will consist of the insured portion of the unpaid principal balance of the covered mortgage loan and accrued and unpaid interest thereon and reimbursement of certain expenses, less:

•

all rents or other payments collected or received by the related insured, other than the proceeds of hazard insurance, that are derived from or in any way related to the mortgaged property;

•

hazard insurance proceeds in excess of the amount required to restore the mortgaged property and which have not been applied to the payment of the related mortgage loan;

•

amounts expended but not approved by the primary mortgage insurer;

•

claim payments previously made by the primary mortgage insurer; and

•

unpaid premiums.

As conditions precedent to the filing of or payment of a claim under a primary mortgage insurance policy covering a mortgage loan in the related mortgage pool, the related insured generally will be required to, in the event of default by the borrower:

(1)

advance or discharge:

(A)

all hazard insurance premiums; and

(B)

as necessary and approved in advance by the primary mortgage insurer:

•

real estate property taxes;

•

all expenses required to preserve, repair and prevent waste to the mortgaged property so as to maintain the mortgaged property in at least as good a condition as existed at the effective date of such primary mortgage insurance policy, ordinary wear and tear excepted;

•

property sales expenses;

•

any outstanding liens, as defined in the related primary mortgage insurance policy, on the mortgaged property; and

•

foreclosure costs, including court costs and reasonable attorneys’ fees;

(2)

in the event of a physical loss or damage to the mortgaged property, have the mortgaged property restored and repaired to at least as good a condition as existed at the effective date of the related primary mortgage insurance policy, ordinary wear and tear excepted; and

(3)

tender to the primary mortgage insurer good and merchantable title to and possession of the mortgaged property.

Other provisions and conditions of each primary mortgage insurance policy covering a mortgage loan in the related mortgage pool generally will provide that:

(1)

no change may be made in the terms of the related mortgage loan without the consent of the primary mortgage insurer;

(2)

written notice must be given to the primary mortgage insurer within 10 days (or another specified period) after the related insured becomes aware that a borrower is delinquent in the payment of a sum equal to the total of two scheduled monthly payments due under the related mortgage loan or that any proceedings affecting the borrower’s interest in the mortgaged property securing the mortgage loan have commenced, and thereafter the insured must report monthly to the primary mortgage insurer the status of any mortgage loan until the mortgage loan is brought current, those proceedings are terminated or a claim is filed;

(3)

the primary mortgage insurer will have the right to purchase the related mortgage loan, at any time subsequent to the notice period described in (2) above and prior to the commencement of foreclosure proceedings, at a price equal to the unpaid principal balance of the mortgage loan, plus accrued and unpaid interest and reimbursable amounts expended by the related insured for the real estate taxes and fire and extended coverage insurance on the mortgaged property for a period not exceeding 12 months, and less the sum of any claim previously paid under the primary mortgage insurance policy and any due and unpaid premiums with respect to that policy;

(4)

the insured must commence proceedings at certain times specified in the primary mortgage insurance policy and diligently proceed to obtain good and merchantable title to and possession of the mortgaged property;

(5)

the related insured must notify the primary mortgage insurer of the price specified in (3) above at least 15 days prior to the sale of the mortgaged property by foreclosure, and bid that amount unless the primary mortgage insurer specifies a lower or higher amount; and

(6)

the related insured may accept a conveyance of the mortgaged property in lieu of foreclosure with written approval of the primary mortgage insurer provided the ability of the insured to assign specified rights to the primary mortgage insurer are not thereby impaired or the specified rights of the primary mortgage insurer are not thereby adversely affected.

Any rents or other payments collected or received by the related insured which are derived from or are in any way related to the mortgaged property will be deducted from any claim payment.

A primary mortgage insurance policy covering a group of loans may be subject to an aggregate loss coverage limitation or other limitation if specified in the applicable prospectus supplement.

FHA Insurance and VA Guarantees

Further information regarding FHA insurance and VA guarantees applicable to mortgage loans is provided under “Certain Legal Aspects of Mortgage Loans — FHA Insurance and VA Guaranty” in this prospectus.

Standard Hazard Insurance Policies on Mortgage Loans

The agreements for a series will generally require that standard hazard insurance policies covering the mortgage loans provide for coverage at least equal to the applicable state standard form of fire insurance policy with extended coverage.  In general, the standard form of fire and extended coverage policy will cover physical damage to, or destruction of, the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions particularized in each policy.  Because the standard hazard insurance policies relating to mortgage loans will be underwritten by different insurers and will cover mortgaged properties located in various states, those policies will not contain identical terms and conditions.  The most significant terms of these policies, however, generally will be determined by state law and generally will be similar.

Most standard hazard insurance policies typically will not cover any physical damage resulting from the following:  war, revolution, governmental actions, floods and other water-related causes, earth movement, including earthquakes, landslides and mudslides, nuclear reaction, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, in certain cases, vandalism.  The foregoing list is merely indicative of certain kinds of uninsured risks and is not intended to be all-inclusive.

The standard hazard insurance policies covering mortgaged properties securing mortgage loans typically will contain a “coinsurance” clause which, in effect, will require the insured at all times to carry insurance of a specified percentage, generally 80% to 90%, of the full replacement value of the dwellings, structures and other improvements on the mortgaged property in order to recover the full amount of any partial loss.  If the insured’s coverage falls below this specified percentage, the coinsurance clause will provide that the insurer’s liability in the event of partial loss will not exceed the greater of (unless otherwise specified):

•

the actual cash value, the replacement cost less physical depreciation, of the dwellings, structures and other improvements damaged or destroyed; or

•

the proportion of the loss, without deduction for depreciation, as the amount of insurance carried bears to the specified percentage of the full replacement cost of the related dwellings, structures and other improvements.

Unless otherwise provided in the applicable prospectus supplement, when the mortgaged property is located in a federally designated flood area, the applicable servicer will use reasonable efforts to cause the related borrower to maintain flood insurance, to the extent available.

The agreements will not require that a standard hazard or flood insurance policy be maintained on the cooperative dwelling relating to any cooperative loan or on a condominium unit.  Generally, the cooperative (or condominium project) itself is responsible for maintenance of hazard insurance for the property owned by the cooperative and the tenant-stockholders of that cooperative do not maintain individual hazard insurance policies.  To the extent, however, that a cooperative and the related borrower on a cooperative loan do not maintain insurance or do not maintain adequate coverage or any insurance proceeds are not applied to the restoration of damaged property, any damage to that borrower’s cooperative dwelling or that cooperative’s building could significantly reduce the value of the collateral securing the related cooperative loan to the extent not covered by other credit enhancement; the same would be true for a condominium.

Any losses incurred with respect to mortgage loans due to uninsured risks, including earthquakes, mudslides and, with respect to mortgaged properties located in areas other than HUD designated flood areas, floods, or insufficient hazard insurance proceeds and any hazard losses incurred with respect to cooperative loans could affect distributions to securityholders.

Special Hazard Insurance Policies

If so specified in the applicable prospectus supplement, a separate special hazard insurance policy will be obtained for the related trust from the insurer named in the prospectus supplement.  The special hazard insurance policy, subject to the limitations described in the applicable prospectus supplement, will protect against loss by reason of damage to mortgaged properties caused by certain hazards not insured against under the standard form of hazard insurance policy for the respective states in which the mortgaged properties are located.  The amount and principal terms of any such coverage will be set forth in the prospectus supplement.

Pool Insurance Policies

If specified in the related prospectus supplement, a pool insurance policy for the mortgage loans in the related trust will be obtained from the insurer named in the prospectus supplement.  Each pool insurance policy will cover any loss (subject to limitations described in the applicable prospectus supplement) by reason of default to the extent a related mortgage loan is not covered by any primary mortgage insurance policy.  The amount and principal terms of any pool insurance coverage will be set forth in the prospectus supplement.

Mortgagor Bankruptcy Bond

In the event of a personal bankruptcy of a borrower, a bankruptcy court may establish the value of the related mortgaged property or cooperative dwelling at an amount less than the then outstanding principal balance of the related mortgage loan.  The amount of the secured debt could be reduced to that lesser value, and the holder of the mortgage loan thus would become an unsecured creditor to the extent the outstanding principal balance of that mortgage loan exceeds the value so assigned to the related mortgaged property or cooperative dwelling by the bankruptcy court.  In addition, certain other modifications of the terms of a mortgage loan can result from a bankruptcy proceeding.  If stated in the related prospectus supplement, losses resulting from a bankruptcy proceeding affecting the mortgage loans in a pool will be covered under a borrower bankruptcy bond, or any other instrument that will not result in a downgrading of the rating of the securities of a series by the related rating agencies.  Any borrower bankruptcy bond will provide for coverage in an amount acceptable to the related rating agency, which will be set forth in the related prospectus supplement.  Subject to the terms of the mortgagor bankruptcy bond, the issuer thereof may have the right to purchase any mortgage loan with respect to which a payment or drawing has been made or may be made for an amount equal to the outstanding principal balance of that mortgage loan plus accrued and unpaid interest thereon.  The coverage of the mortgagor bankruptcy bond with respect to a series of securities may be reduced as long as any reduction will not result in a reduction of the outstanding rating of the securities of that series by the related rating agency.

Yield and Prepayment Considerations

Yield

The yield to maturity of a security will depend on the price paid by the holder of the security, the interest rate if the security is entitled to payments of interest, the rate and timing of principal payments on the related Primary Assets, including prepayments, liquidations and repurchases, and the allocation of principal payments to reduce the principal balance or notional balance of the security, among other factors.

In general, if a security is purchased at a premium over its face amount and payments of principal on the related loan occur at a rate faster than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than that assumed at the time of purchase.  This is particularly true for interest-only securities.  In addition, if a class of securities is purchased at a discount from its face amount and payments of principal on the related loan occur at a rate slower than anticipated at the time of purchase, the purchaser’s actual yield to maturity will be lower than assumed.  This is particularly true for principal-only securities.  The effect of principal prepayments, liquidations and purchases of mortgage loans on yield will be particularly significant in the case of a class of securities entitled to payments of interest only or disproportionate payments of interest.  In addition, the total return to investors of securities evidencing a right to distributions of interest at a rate that is based on the weighted average net loan rate of the loans from time to time will be adversely affected by principal prepayments on loans with loan rates higher than the weighted average loan rate on the loans.  In general, loans with higher loan rates prepay at a faster rate than loans with lower loan rates.  In some circumstances rapid prepayments may result in the failure of the holders to recoup their original investment.  In addition, the yield to maturity on other types of classes of securities, including accrual securities, securities with a interest rate that fluctuates inversely with or at a multiple of an index or other classes in a series including more than one class of securities, may be relatively more sensitive to the rate of prepayment on the related loans than other classes of securities.

A class of securities may be entitled to payments of interest at a fixed, variable or adjustable interest rate, or any combination of interest rates, each as specified in the accompanying prospectus supplement, or may not be entitled to payments of interest at all.  A variable interest rate may be calculated based on the weighted average of the net loan rates, net of servicing fees and any excess spread, of the related loans for the month preceding the distribution date.  An adjustable interest rate may be calculated by reference to an index or otherwise.

The total payments of interest on a class of securities, and the yield to maturity on that security, will be affected by the rate of payment of principal on the securities, or the rate of reduction in the notional balance of securities entitled to payments of interest only, and, in the case of securities evidencing interests in adjustable-rate mortgage loans, by changes in the net loan rates on the adjustable-rate mortgage loans.  The yields on the securities will also be affected by liquidations of loans following borrower defaults and by purchases of mortgage loans in the event of breaches of representations made for the loans by the seller and others, or conversions of adjustable-rate mortgage loans to a fixed interest rate.

In general, defaults on mortgage loans are expected to occur with greater frequency in their early years.  The rate of default on cash out refinance, limited documentation or no documentation mortgage loans, and on loans with high loan-to-value ratios or combined loan-to-value ratios, as applicable, may be higher than for other types of loans.  Likewise, the rate of default on loans that have been originated under lower than traditional underwriting standards may be higher than those originated under traditional standards.  A trust may include mortgage loans that are one month or more delinquent at the time of offering of the related series of securities or which have recently been several months delinquent.  The rate of default on delinquent mortgage loans or mortgage loans with a recent history of delinquency, including re-performing loans, is likely to be higher than the rate of default on loans that have a current payment status.

The rate of defaults and the severity of losses on mortgage loans with document deficiencies may be higher than for mortgage loans with no documentation deficiencies.  To the extent that any document relating to a loan is not in the possession of the trustee, the deficiency may make it difficult or impossible to realize on the mortgaged property in the event of foreclosure, which will affect the timing and the amount of liquidation proceeds received by the trustee.

The risk of loss may also be greater on mortgage loans with loan-to-value ratios or combined loan-to-value ratios greater than 80% and no primary insurance policies.  The yield on any class of securities and the timing of principal payments on that class may also be affected by modifications or actions that may be taken or approved by the master servicer, the servicer or any of their affiliates as described in this prospectus under “The Agreements — The Pooling and Servicing Agreement,” in connection with a mortgage loan that is in default, or if a default is reasonably foreseeable.

In addition, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country or the locality in which the related mortgaged properties are located.  The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

For some loans, including adjustable-rate mortgage loans, the loan rate at origination may be below the rate that would result if the index and margin relating to those loans were applied at origination.  Under the applicable underwriting standards, the borrower under each of the loans may be qualified on the basis of the loan rate in effect at origination which reflects a rate significantly lower than the maximum rate.  The repayment of any loan may thus be dependent on the ability of the borrower to make larger monthly payments following the adjustment of the loan rate.  In addition, the periodic increase in the amount paid by the borrower of a buydown loan during or at the end of the applicable buydown period may create a greater financial burden for the borrower, who might not have otherwise qualified for a mortgage under the applicable underwriting guidelines, and may accordingly increase the risk of default for the related loan.

For any loan secured by a junior lien on the related mortgaged property, the inability of the borrower to pay off the balance thereof may be affected by the ability of the borrower to obtain refinancing of any related senior loan, thereby preventing a potential improvement in the borrower’s circumstances.

The holder of a loan secured by a junior lien on the related mortgaged property will be subject to a loss of its mortgage if the holder of a senior mortgage is successful in foreclosure of its mortgage and its claim, including any related foreclosure costs, is not paid in full, since no junior liens or encumbrances survive such a foreclosure.  Also, due to the priority of the senior mortgage, the holder of a loan secured by a junior lien on the related mortgaged property may not be able to control the timing, method or procedure of any foreclosure action relating to the mortgaged property.  Investors should be aware that any liquidation, insurance or condemnation proceeds received relating to any loans secured by junior liens on the related mortgaged property will be available to satisfy the outstanding balance of such loans only to the extent that the claims of the holders of the senior mortgages have been satisfied in full, including any related foreclosure costs.  For loans secured by junior liens that have low balances relative to the amount secured by more senior mortgages, foreclosure costs may be substantial relative to the outstanding balance of the loan, and the amount of any liquidation proceeds available to securityholders may be smaller as a percentage of the outstanding balance of the loan than would be the case for a first lien residential loan.  In addition, the holder of a loan secured by a junior lien on the related mortgaged property may only foreclose on the property securing the related loan subject to any senior mortgages, in which case the holder must either pay the entire amount due on the senior mortgages to the senior mortgagees at or prior to the foreclosure sale or undertake the obligation to make payments on the senior mortgages.

Similarly, a borrower of a balloon loan will be required to pay the balloon amount at maturity.  Those loans pose a greater risk of default than fully-amortizing loans, because the borrower’s ability to make such a substantial payment at maturity will in most cases depend on the borrower’s ability to obtain refinancing or to sell the mortgaged property prior to the maturity of the loan.  The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including, without limitation, the borrower’s personal economic circumstances, the borrower’s equity in the related mortgaged property, real estate values, prevailing market interest rates, tax laws and national and regional economic conditions.  None of the depositor, any seller or any of their affiliates will be obligated to refinance or repurchase any loan or to sell any mortgaged property, unless that obligation is specified in the accompanying prospectus supplement.

The loans rates on adjustable-rate mortgage loans that are subject to negative amortization typically adjust monthly and their amortization schedules adjust less frequently.  Because initial loan rates are typically lower than the sum of the indices applicable at origination and the related margins, during a period of rising interest rates as well as immediately after origination, the amount of interest accruing on the principal balance of those loans may exceed the amount of the scheduled monthly payment.  As a result, a portion of the accrued interest on negatively amortizing loans may become deferred interest that will be added to their principal balance and will bear interest at the applicable loan rate.

If stated in the accompanying prospectus supplement, a trust may contain GPM loans or buydown loans that have monthly payments that increase during the first few years following origination.  Borrowers may be qualified for those loans on the basis of the initial monthly payment.  To the extent that the related borrower’s income does not increase at the same rate as the monthly payment, such a loan may be more likely to default than a mortgage loan with level monthly payments.

If credit enhancement for a series of securities is provided by a letter of credit, insurance policy or bond that is issued or guaranteed by an entity that suffers financial difficulty, that credit enhancement may not provide the level of support that was anticipated at the time an investor purchased its security.  In the event of a default under the terms of a letter of credit, insurance policy or bond, any realized losses on the loans not covered by the credit enhancement will be applied to a series of securities in the manner described in the accompanying prospectus supplement and may reduce an investor’s anticipated yield to maturity.

The accompanying prospectus supplement may describe other factors concerning the Primary Assets underlying a series of securities or the structure of that series that will affect the yield on the securities.

No assurance can be given that the value of the mortgaged property securing a loan has remained or will remain at the level existing on the date of origination.  If the residential real estate market should experience an overall decline in property values such that the outstanding balances of the loans and any secondary financing on the mortgaged properties in a particular pool become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry.

Generally, when a full prepayment is made on a mortgage loan, the borrower under the mortgage loan is charged interest for the number of days actually elapsed from the due date of the preceding monthly payment up to the date of such prepayment, at a daily interest rate determined by dividing the mortgage rate by 365.  Full prepayments will reduce the amount of interest paid by the related borrower or borrower because interest on the principal balance of any mortgage loan so prepaid will be paid only to the date of prepayment instead of for a full month; however, unless otherwise provided in the applicable prospectus supplement, the servicer with respect to a series will be required to pay from its own funds the portion of any interest at the related mortgage rate, in each case less the servicing fee rate, that is not so received.  Partial prepayments generally are applied on the first day of the month following receipt, with no resulting reduction in interest payable for the period in which the partial prepayment is made.  Accordingly, to the extent not covered by the servicer, prepayments will reduce the yield to maturity of the securities.  See “— Maturity and Prepayment” below.

Maturity and Prepayment

The original terms to maturity of the loans in a given trust will vary depending on the types of loans included in that trust.  The prospectus supplement for a series of securities will contain information regarding the types and maturities of the loans in the related trust.  The prepayment experience, the timing and rate of repurchases and the timing and amount of liquidations for the related loans will affect the weighted average life of and yield on the related series of securities.

Prepayments on loans are commonly measured relative to a prepayment standard or model.  The prospectus supplement for each series of securities may describe one or more prepayment standards or models and may contain tables setting forth the projected yields to maturity on each class of securities or the weighted average life of each class of securities and the percentage of the original principal balance of each class of securities of that series that would be outstanding on the specified distribution dates for the series based on the assumptions stated in the accompanying prospectus supplement, including assumptions that prepayments on the loans are made at rates corresponding to various percentages of the prepayment standard or model.  There is no assurance that prepayment of the loans underlying a series of securities will conform to any level of the prepayment standard or model specified in the accompanying prospectus supplement.

The following is a list of some of the factors that may affect prepayment experience:

•

homeowner mobility;

•

economic conditions;

•

changes in borrowers’ housing needs;

•

job transfers;

•

unemployment;

•

borrowers’ equity in the properties securing the mortgages;

•

servicing decisions;

•

enforceability of due-on-sale clauses;

•

mortgage market interest rates;

•

mortgage recording taxes;

•

solicitations and the availability of mortgage funds; and

•

the obtaining of secondary financing by the borrower.

All statistics known to the depositor that have been compiled for prepayment experience on loans indicate that while some loans may remain outstanding until their stated maturities, a substantial number will be paid significantly earlier than their respective stated maturities.  The rate of prepayment for conventional fixed-rate loans has fluctuated significantly in recent years.  In general, however, if prevailing interest rates fall significantly below the loan rates on the loans underlying a series of securities, the prepayment rate of those loans is likely to be significantly higher than if prevailing rates remain at or above the rates borne by those loans.  Conversely, when prevailing interest rates increase, borrowers are less likely to prepay their loans.

Some mortgage loans may only be prepaid by the borrowers during specified periods upon the payment of a prepayment fee or penalty.  The requirement to pay a prepayment fee or penalty may, to the extent that the prepayment penalty is enforceable under applicable law, discourage some borrowers from prepaying their mortgage loans.  The servicer will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the securities, except to the extent specified in the related prospectus supplement.  However, some states’ laws restrict the imposition of prepayment charges even when the mortgage loans expressly provide for the collection of those charges.  As a result, it is possible that prepayment charges may not be collected even on mortgage loans that provide for the payment of these charges.

The inclusion in the a trust of mortgage loans with a negative amortization feature may affect the yields on the securities of the related series, because the amount of the borrower’s monthly payment may be limited (subject in some cases to periodic adjustment) which may have the effect of reducing the amount of interest collections for any particular distribution date.  The negative amortization feature could result in periodic increases in the principal balances of the related mortgage loans.  Those mortgage loans may experience a higher rate of delinquency and default and a greater severity of loss than mortgage loans without this feature.

The addition of any deferred interest to the principal balance of any related class of securities may lengthen the weighted average life of that class of securities and may adversely affect yield to holders of those securities.

Mortgage loans with fixed interest rates, except in the case of FHA and VA loans, generally contain due-on-sale clauses permitting the mortgagee or obligee to accelerate the maturity thereof upon conveyance of the mortgaged property.  In most cases, the servicer may permit proposed assumptions of mortgage loans where the proposed buyer meets the underwriting standards applicable to that mortgage loan.  This assumption would have the effect of extending the average life of the mortgage loan.  FHA loans and VA loans are not permitted to contain “due on sale” clauses, and are freely assumable.

An adjustable-rate mortgage loan is assumable, in some circumstances, if the proposed transferee of the related mortgaged property establishes its ability to repay the loan and, in the reasonable judgment of the servicer, the security for the adjustable-rate mortgage loan would not be impaired by the assumption.  The extent to which adjustable-rate mortgage loans are assumed by purchasers of the mortgaged properties rather than prepaid by the related borrowers in connection with the sales of the mortgaged properties will affect the weighted average life of the related series of securities.  See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreement — Due on Sale Clauses; Assumptions,” and “Certain Legal Aspects of Mortgage Loans — Enforceability of Certain Provisions” in this prospectus for a description of provisions of each agreement and legal developments that may affect the prepayment rate of loans.

The terms of the agreements for a specific series generally will require the related servicer or special servicer, if applicable, to enforce any due-on-sale clause to the extent it has knowledge of the conveyance or the proposed conveyance of the underlying mortgaged property or cooperative dwelling; provided, however, that any enforcement action that would impair or threaten to impair any recovery under any related insurance policy will not be required or permitted.  See “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Due on Sale Clauses; Assumptions” and “Certain Legal Aspects of Mortgage Loans” in this prospectus for a description of certain provisions of the agreements and certain legal developments that may affect the prepayment experience on the related mortgage loans.

At the request of the related borrowers, the servicer may refinance the mortgage loans in any pool by accepting prepayments on those mortgage loans and making new loans secured by a mortgage on the same property.  Upon any refinancing, the new loans will not be included in the related pool and a prepayment of the affected mortgage loan will occur.  A borrower may be legally entitled to require the servicer to allow a refinancing.  Any such repurchase of a refinanced mortgage loan will have the same effect as a prepayment in full of the related mortgage loan.

For any index used in determining the rate of interest applicable to any series of securities or loan rates of the underlying mortgage loans, there are a number of factors that affect the performance of that index and may cause that index to move in a manner different from other indices.  If an index applicable to a series responds to changes in the general level of interest rates less quickly than other indices, in a period of rising interest rates, increases in the yield to securityholders due to those rising interest rates may occur later than that which would be produced by other indices, and in a period of declining rates, that index may remain higher than other market interest rates which may result in a higher level of prepayments of the loans, which adjust in accordance with that index, than of mortgage loans which adjust in accordance with other indices.

If stated in the prospectus supplement relating to a specific series, the depositor or other specified entity will have the option to repurchase the assets included in the related trust under the conditions stated in the related prospectus supplement.  For any series of securities for which the depositor has elected to treat the trust as a REMIC (as defined herein), any optional repurchase of assets will be effected in compliance with the requirements of Section 860F(a)(4) of the Code (as defined herein) so as to constitute a “qualifying liquidation” thereunder.  In addition, the depositor will be obligated, under certain circumstances, to repurchase certain assets of the related trust.  The sellers will also have certain repurchase obligations or options, as more fully described in this prospectus.

The Agreements

The following summaries describe certain material provisions of the agreements.  The summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, the provisions of the agreements.  Where particular provisions or terms used in the agreements are referred to, these provisions or terms are as specified in the related agreements.

General

Primary Assets will generally, unless otherwise specified in the applicable prospectus supplement, be conveyed by the applicable seller or sellers to the depositor pursuant to a sale agreement or similar document (the “sale agreement”).  Pass-through certificates representing interests in a trust, or an Asset Group, that the trustee will elect to have treated as a REMIC or a grantor trust will be issued, and the related trust will be created, pursuant to a pooling and servicing agreement or trust agreement among the depositor, the trustee and the master servicer or servicer, and any other parties identified in the applicable prospectus supplement, or a trust agreement among the depositor, the trustee and any other parties identified in the applicable prospectus supplement.  A series of notes issued by a trust will be issued pursuant to an indenture between the related trust and an indenture trustee named in the prospectus supplement.  In the case of a series of notes, the trust, the depositor and any other parties identified in the applicable prospectus supplement will also enter into an agreement, which may be referred to as a sale and servicing agreement, transfer and servicing agreement, or sale and collection agreement, with the indenture trustee.

The sale agreement or other similar document, pooling and servicing agreement, trust agreement, indenture, sale and servicing agreement, transfer and servicing agreement, servicing agreement and sale and collection agreement, to the extent applicable to securities of a particular series, are referred to collectively as the “agreements” for that series.  In addition, the pooling and servicing agreement, sale and servicing agreement or transfer and servicing agreement, as applicable, are referred to as the “pooling and servicing agreement” for the applicable series.  In the case of a series of notes, the trust will be established either as a statutory trust under the law of the state specified in the prospectus supplement or as a common law trust under the law of the state specified in the prospectus supplement pursuant to a trust agreement between the depositor and an owner trustee specified in the prospectus supplement relating to that series of notes.  The Primary Assets of a trust will be serviced in accordance with the agreements or one or more underlying servicing agreements.  In some cases, provisions regarding the servicing of mortgage loans that are described in this prospectus as being included in the agreements may appear in the related servicing agreement.

Assignment of Primary Assets

General

The applicable seller or sellers will convey the Primary Assets to the depositor pursuant to a sale agreement.  Unless otherwise specified in the applicable prospectus supplement, the depositor will assign its rights under the sale agreement to the trust or trustee.  The trustee will have no recourse directly against the depositor except to the limited extent, if any, provided in the pooling and servicing agreement.

Mortgage Loans

The depositor will cause the mortgage loans to be included in a trust to be assigned to the trustee, together with (generally) all principal and interest received on or with respect to those mortgage loans after the cut-off date, but not including principal and interest due on or before the cut-off date.  The trustee will, concurrently with the assignment of mortgage loans, deliver the securities to the depositor or its designee in exchange for the mortgage loans.  Each mortgage loan will be identified in a schedule appearing as an exhibit to a related agreement.  The schedule will include information such as the adjusted principal balance of each mortgage loan as of the cut-off date, as well as information respecting the interest rate, the currently scheduled monthly, or other periodic, payment of principal and interest, the maturity date of the mortgage note and the loan-to-value ratio of the mortgage loan.

If stated in the applicable prospectus supplement, and in accordance with the rules of membership of MERSCORP, Inc. and/or Mortgage Electronic Registration Systems, Inc. or, MERS, assignments of mortgages for a mortgage loan in the related trust will be registered electronically through Mortgage Electronic Registration Systems, Inc., or MERS System.  For trust assets registered through the MERS System, MERS shall serve as mortgagee of record solely as a nominee in an administrative capacity on behalf of the trustee and shall not have any interest in any of those trust assets.

In addition, unless otherwise specified in the applicable prospectus supplement the depositor will, as to each mortgage loan that is not a cooperative loan, deliver or cause to be delivered to the trustee, or to its custodian, the mortgage note endorsed to the order of the trustee or in blank, the mortgage with evidence of recording indicated thereon and, except in the case of a mortgage registered with MERS, an assignment of the mortgage in recordable form.  With respect to any mortgage not returned from the public recording office, the depositor will, unless otherwise specified in the applicable prospectus supplement, deliver a copy of the mortgage together with its certificate stating that the original of the mortgage was delivered to the recording office.  Unless otherwise specified in the applicable prospectus supplement, assignments of the mortgage loans to the trustee will be recorded in the appropriate public office for real property records, except in states where, in the opinion of counsel acceptable to the trustee, a recording is not required to protect the trustee’s interest in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of the mortgage loan.  In other cases, the mortgage notes and mortgages may be retained by sellers unaffiliated with the depositor or the servicer under the circumstances described in the related prospectus supplement, and the assignments of mortgage into the name of the trustee will only be recorded under the circumstances described in the related prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, the depositor will cause to be delivered to the trustee, its agent or a custodian, with respect to any cooperative loan, the related original security agreement, the proprietary lease or occupancy agreement, the recognition agreement, an executed financing statement and the relevant stock certificate and related blank stock powers.  A financing statement will be filed in the appropriate office evidencing the trustee’s security interest in each cooperative loan.

The trustee or a custodian on behalf of the trustee will, within a specified number of days after receipt, review the mortgage loan documents.  If the seller or another entity specified in the related prospectus supplement cannot cure any material omission or defect in the mortgage loan documents within the time period specified in the related prospectus supplement, the seller or other entity will be obligated as provided in the related agreements to either substitute the affected mortgage loan for a substitute mortgage loan or loans, or to repurchase the related mortgage loan from the trust within the time period specified in the related prospectus supplement at a price equal (unless otherwise specified) to the principal balance thereof as of the date of purchase or, in the case of a series as to which an election has been made to treat the related trust as a REMIC, at some other price as may be necessary to avoid a tax on a prohibited transaction, as described in Section 860F(a) of the Code, in each case together with accrued interest at the applicable mortgage rate to the first day of the month following the repurchase, plus the amount of any unreimbursed Advances (as defined herein) made by the servicer in respect of the related mortgage loan.  This purchase obligation and any related indemnity will constitute the sole remedy available to the securityholders or the trustee for a material omission or defect in a constituent document.  If stated in the related prospectus supplement, mortgage loans will not be required to be repurchased or substituted for upon the discovery of certain omissions or defects in a constituent document.

If stated in the applicable prospectus supplement, with respect to the mortgage loans in a pool, the depositor or the seller will make representations and warranties as to certain matters regarding the related mortgage loans and as to the accuracy in all material respects of certain information furnished to the trustee in respect of each mortgage loan.  See “The Trusts and the Trust Assets — Assignment of Primary Assets” in this prospectus.  In addition, if stated in the related prospectus supplement, the depositor or the seller will represent and warrant that, as of the cut-off date for the related series of securities, no mortgage loan is more than 30 days delinquent as to payment of principal and interest.  Upon a breach of any representation or warranty by the depositor or the seller that materially and adversely affects the interest of securityholders, the depositor or the seller, as applicable, will be obligated either to cure the breach in all material respects or to purchase the mortgage loan at the purchase price set forth in the previous paragraph.  In some cases, the depositor or the seller may substitute for mortgage loans as described in the succeeding paragraph.  This repurchase or substitution obligation and any related indemnity will constitute the sole remedy available to securityholders or the trustee for a breach of representation or warranty by the depositor or the seller.

Within the period, if any, specified in the related prospectus supplement following the date of issuance of a series of securities, the applicable seller or the depositor may deliver to the trustee substitute mortgage loans in substitution for any one or more of the mortgage loans initially included in the trust which do not conform in one or more respects to the description thereof contained in the related prospectus supplement, or as to which a breach of a representation or warranty is discovered, which breach materially and adversely affects the interests of securityholders.  The required characteristics of any substitute mortgage loan and any additional restrictions relating to the substitution of mortgage loans will generally be as described in the prospectus supplement.

If stated in the related prospectus supplement, mortgage loans may be transferred to the trust with documentation of defects or omissions, such as missing notes or mortgages or missing title insurance policies.  If stated in the related prospectus supplement, none of the seller, the depositor or any other person will be required to cure those defects or repurchase those mortgage loans if the defect or omission is not cured.

If a custodian is not identified on the closing date the trustee will be authorized, with the consent of the depositor and the servicer, to appoint a custodian pursuant to a custodial agreement to maintain possession of documents relating to the mortgage loans as the agent of the trustee.

Pursuant to each agreement, the master servicer or servicer, either directly or through subservicers, or a special servicer, if applicable, will service and administer the mortgage loans assigned to the trustee as more fully set forth below.  The special servicer may also be a party to the agreements with respect to a series of securities, in which case the related prospectus supplement will describe the duties and responsibilities of the special servicer.

Agency and Non-Agency Securities

Pursuant to the applicable agreements for a series of securities as to which Agency or Non-Agency Securities are included in the related trust, the depositor will cause the Underlying Securities to be transferred to the trustee together with all principal and interest payable thereon after the date specified in the applicable prospectus supplement.  Each Underlying Security included in a trust will be identified in a schedule appearing as an exhibit to the applicable agreement.  The schedule will include information as to the principal balance of each Underlying Security as of the date of issuance of the securities and its interest rate.  In addition, steps will be taken by the depositor as are necessary to cause the trustee to become the registered owner of each Underlying Security that is included in a trust and to provide for all distributions on each Underlying Security to be made directly to the trustee.

In connection with the assignment of Underlying Securities to the trustee, the depositor or seller will make certain limited representations and warranties in the related agreements as to, among other things, its ownership of the Underlying Securities.  In the event that these representations and warranties are breached, and the breach or breaches adversely affect the interests of securityholders in the Underlying Securities , the depositor or seller will be required to repurchase the affected Underlying Securities at a price equal (unless otherwise specified)  to the principal balance thereof as of the date of purchase together with accrued and unpaid interest thereon at the related interest rate to the distribution date for the Underlying Securities.  The Underlying Securities with respect to a series may also be subject to repurchase, in whole but not in part, under the circumstances and in the manner described in the related prospectus supplement.  Any amounts received in respect of repurchases of Underlying Securities will be distributed to securityholders on the immediately succeeding distribution date or such other date described in the related prospectus supplement.

The applicable prospectus supplement will describe the characteristics of the mortgage loans underlying the Underlying Securities.

If stated in the related prospectus supplement, within the specified period following the date of issuance of a series of securities, the depositor or seller may, in lieu of the repurchase obligation described above, and in certain other circumstances, deliver to the trustee new Underlying Securities in substitution for any one or more of the Underlying Securities initially included in the trust.  The required characteristics or any such substitute Underlying Securities and any additional restrictions relating to the substitution of Underlying Securities will be set forth in the related prospectus supplement.

Assignment of Depositor’s Rights with Respect to Representations and Warranties

At the time of issuance of the securities of a series, the depositor will also assign to the trustee all the depositor’s right, title and interest with respect to the representations and warranties made by the seller in respect of the Loans and the remedies provided for breach of such representations and warranties. For a description of these representations and warranties, see “The Trusts and the Trust Assets — Assignment of Primary Assets — Representations and Warranties” above.

The Pooling and Servicing Agreement and the Servicing Agreements

The provisions of this section will generally be applicable, unless otherwise specified in the related prospectus supplement, to a pooling and servicing agreement, sale and servicing agreement, transfer and servicing agreement or sale and collection agreement, and to the servicing agreements.  To the extent that a separate servicing agreement is not utilized in a transaction, all references to the servicing agreement will refer to the servicing provisions contained in the pooling and servicing agreement, sale and servicing agreement or transfer and servicing agreement, as applicable.

General

If the securities of a series consist of pass-through certificates, the certificates will be issued pursuant to the pooling and servicing agreement.  If the securities of a series consist of notes and certificates, the notes will be issued pursuant to an indenture and the certificates will be issued pursuant to a trust agreement.

The pooling and servicing agreement for a series of securities may provide for a master servicer that will be responsible (to the extent described in the applicable prospectus supplement) for enforcement of the servicing obligations of various servicers (and that may or may not service loans directly), or for a servicer that may service loans directly or may do so through one or more subservicers.

Servicing

Each servicer will be required to service the mortgage loans in accordance with the provisions of the applicable servicing agreement under the supervision of the master servicer, to the extent provided in the pooling and servicing agreement and consistent with the applicable servicing agreement.  Unless otherwise specified in the applicable prospectus supplement, the master servicer will not be ultimately responsible for the performance of the servicing activities by any servicer, except, unless otherwise specified in the applicable prospectus supplement, as described under “— Advances” below.  In addition, unless otherwise specified in the applicable prospectus supplement, the master servicer will not be responsible for the supervision of the activities of the servicers related to resolution of defaulted mortgage loans, including collections, modifications, foreclosure and disposition of real property to which title has been taken by the servicer by foreclosure, deed-in-lieu of foreclosure or otherwise (“REO property”).  If a servicer fails to fulfill its obligations under the applicable servicing agreement, the master servicer will be obligated to terminate that servicer and, within 90 days of such termination (or such other period of time as is specified in the applicable agreement), appoint a successor servicer that satisfies the eligibility requirements set forth in the servicing agreement.

Unless otherwise specified in the related prospectus supplement, a servicer will be permitted, subject to the provisions of the servicing agreement, to modify the terms of a mortgage loan in order to prevent default or to mitigate a loss.  These modifications could include, for example, changes in the applicable mortgage loan interest rate, monthly payment amount or maturity date, or forgiveness of defaulted payments (provided, however, that no maturity date may be extended past the maturity date of the mortgage loan with the latest maturity date as of the closing date and no modification may defer for more than ninety days or forgive the payment of principal or interest, reduce or increase the outstanding principal balance (except for actual payments of principal) without the consent of the master servicer).

A servicer will have the discretion to waive prepayment premiums (if any) as provided in the related servicing agreement.

The depositor or an affiliate of the depositor may retain ownership of the servicing rights with respect to certain of the mortgage loans, and may transfer those servicing rights, subject to the conditions set forth in the pooling and servicing agreement, and may transfer the servicing related thereto to one or more successor servicers at any time, subject to the conditions set forth in the applicable servicing agreement and the pooling and servicing agreement, including the requirement that, in the case of transfers to a successor servicer other than a servicer identified in the applicable prospectus supplement, each rating agency confirm in writing that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current ratings of any of the securities of the related series.

Affiliates of the depositor may undertake certain limited loss mitigation and foreclosure efforts with respect to defaulted mortgage loans.

Certain of the FHA mortgage loans and VA mortgage loans in a trust will, if specified in the applicable prospectus supplement, be serviced on a full recourse basis.  See “— Full Recourse Servicing of Certain FHA and VA Mortgage Loans” below.

A servicer may, to the extent permitted by law and if provided in the applicable servicing agreement and the related loan documents, establish and maintain an escrow in which borrowers will be required to deposit amounts sufficient to pay taxes, assessments, mortgage and hazard insurance premiums and other comparable items, and will, if provided in the applicable servicing agreement, make advances with respect to delinquencies in required escrow payments by the related borrowers to the extent necessary to avoid the loss of a mortgaged property due to a tax sale or the foreclosure thereof as a result of a tax lien.  This obligation may, but is not required to be satisfied by the provision of insurance coverage against loss occasioned by the failure to escrow insurance premiums rather than causing escrows to be made.  Withdrawals from an escrow account may be made to effect timely payment of taxes, assessments, mortgage and hazard insurance, to refund to borrowers amounts determined to be overages, to pay interest to borrowers on balances in that escrow account, if required, and to clear and terminate that escrow account.  The servicer will be responsible for the administration of each escrow account and will be obligated, to the extent provided in the applicable servicing agreement, to make advances to those accounts when a deficiency exists in any of those escrow accounts.  Alternatively, in lieu of establishing an escrow account, the servicer may, but will not be required to procure a performance bond or other form of insurance coverage, in an amount acceptable to the related rating agency, covering loss occasioned by the failure to escrow such amounts.

Collections and Remittances

Each servicing agreement will require that the applicable servicer remit to the master servicer for deposit in a segregated account (the “collection account”) on a monthly basis collections and other recoveries in respect of the Mortgage Loans, as reduced by the servicing fees for the related period and by the amount of any prior Advances and expenses reimbursable to such servicer.  The master servicer may make withdrawals from the collection account, to the extent provided in the pooling and servicing agreement, for the following purposes:

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to withdraw amounts deposited in error;

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to make distributions of retained interest to any retained interest holder;

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if so provided in the applicable prospectus supplement, to pay itself income earned (net of losses) on investment of funds in the collection account;

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to reimburse itself or a servicer for outstanding Advances;

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to reimburse itself or a servicer for liquidation expenses and other amounts related to operation, maintenance and disposition of REO property;

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to pay itself the master servicing fee;

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to reimburse itself and other parties for expenses;

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to reimburse a successor master servicer for amounts incurred in connection with the termination of a prior master servicer;

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to make such other payments as are provided for in the pooling and servicing agreement;

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to remit amounts to the trustee; and

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to clear and terminate the collection account upon termination of the trust.

The master servicer will be required to remit to the trustee on the date specified in the pooling and servicing agreement amounts for distribution to securityholders, as provided in the pooling and servicing agreement.

The trustee will establish and maintain a segregated account (the “distribution account”) on behalf of securityholders into which amounts released from the collection account will be deposited and from which distributions to securityholders will be made.  If notes are issued pursuant to an indenture, the trustee will establish separate distribution accounts for amounts payable to noteholders and certificateholders.

Standard Hazard Insurance

Unless otherwise provided in the applicable prospectus supplement, the terms of the servicing agreements will require each servicer to cause to be maintained for each mortgage loan that it services a standard hazard insurance policy covering the mortgaged property in an amount that is at least equal to the maximum insurable value of the improvements securing the mortgage loan or the principal balance of such mortgage loan, whichever is less.  Unless otherwise provided in the applicable prospectus supplement, each servicer will also maintain on property acquired upon foreclosure, or deed in lieu of foreclosure, of any mortgage loan, a Standard Hazard Insurance Policy in an amount that is at least equal to the lesser of (1) the replacement cost of the improvements that are a part of the mortgaged property and (2) the outstanding principal balance of the mortgage loan at the time it was acquired.  Any amounts collected by a servicer under the policies (other than amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with normal servicing procedures) will be deposited in the related servicing account and remitted to the master servicer for deposit in the collection account.  Unless otherwise provided in the applicable prospectus supplement, any cost incurred in maintaining any such insurance will not, for the purpose of calculating monthly distributions to securityholders, be added to the amount owing under the mortgage loan, notwithstanding that the terms of the mortgage loan may so permit.  This cost will be recoverable by a servicer only by withdrawal of funds from the custodial account as provided in the applicable servicing agreement.  Unless otherwise provided in the applicable prospectus supplement, no earthquake or other additional insurance is to be required of any borrower or maintained on property acquired in respect of a mortgage loan, other than pursuant to the related mortgage loan documents or to such applicable laws and regulations as may at any time be in force and as shall require such additional insurance.  Unless otherwise provided in the applicable prospectus supplement, when the mortgaged property is located in a federally designated flood area, the applicable servicer will use reasonable efforts to cause the related borrower to maintain flood insurance, to the extent available.

Unless otherwise provided in the applicable prospectus supplement, the agreements will not require that a Standard Hazard Insurance Policy or a flood insurance policy be maintained on a condominium unit relating to any condominium loan.  See “Insurance — Standard Hazard Insurance Policies on Mortgage Loans” in this prospectus.

Any losses incurred with respect to mortgage loans due to uninsured risks (including earthquakes, mudflows and, with respect to Mortgaged Properties located other than in FEMA designated flood areas, floods) or insufficient hazard insurance proceeds and any hazard losses incurred with respect to the condominium loans could affect distributions to securityholders.

In the event that a servicer obtains and maintains a blanket policy insuring against hazard losses on all of the related mortgage loans, it will conclusively be deemed to have satisfied its obligations to cause to be maintained a Standard Hazard Insurance Policy for each mortgage loan.  This blanket policy may contain a deductible clause, in which case such servicer will, in the event that there has been a loss that would have been covered by such policy absent such deductible, deposit in the custodial account, the amount not otherwise payable under the blanket policy because of the application of such deductible clause.

Because the amount of hazard insurance to be maintained on the improvements securing the mortgage loans may decline as the principal balances owing thereon decrease, and since properties have historically appreciated in value over time, in the event of partial loss, hazard insurance proceeds may be insufficient to fully restore the damaged mortgaged property.

See “Insurance — Standard Hazard Insurance Policies on Mortgage Loans” in this prospectus.

Primary Mortgage Insurance

To the extent specified in the applicable prospectus supplement, the servicer will be required to keep in force and effect for each mortgage loan secured by single family property serviced by it a primary mortgage insurance policy issued by a qualified insurer with regard to each mortgage loan for which coverage is required pursuant to the applicable pooling and servicing agreement and to act on behalf of the trustee, or “the insured,” under each primary mortgage insurance policy.  The servicer will not be permitted to cancel or refuse to renew any primary mortgage insurance policy in effect at the date of the initial issuance of a series of securities that is required to be kept in force under the related pooling and servicing agreement unless a replacement primary mortgage insurance policy for the cancelled or non-renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the related rating agencies.  See “Insurance — Primary Mortgage Insurance Policies” in this prospectus.

If specified in the applicable prospectus supplement, a pool level primary mortgage insurance policy will be obtained for a specified group of mortgage loans.

Other Insurance

Unless otherwise specified in the applicable prospectus supplement, the agreements will not provide for special hazard insurance or other insurance coverage for the mortgage loans.

Due on Sale Clauses; Assumptions

Unless otherwise specified in the applicable prospectus supplement, the servicing agreements will provide that, when any mortgaged property has been conveyed by the borrower, the servicer will, to the extent it has knowledge of the conveyance, exercise its rights on behalf of the trustee to accelerate the maturity of the mortgage loan under any “due-on-sale” clause applicable thereto, if any, unless (1) it reasonably believes that such enforcement is not exercisable under applicable law or regulations, or that the borrower generally is likely to bring a legal action to challenge such acceleration, (2) in certain cases, the servicer determines that such enforcement would adversely affect collectibility of the mortgage loans or would not be in the best economic interest of the securityholders.  In either such case, where the due-on-sale clause will not be exercised, a servicer is authorized to take or enter into an assumption and modification agreement from or with the person to whom such mortgaged property has been or is about to be conveyed, pursuant to which that person becomes liable under the mortgage note and, unless prohibited by applicable state law, the borrower remains liable thereon, provided that the mortgage loan will continue to be covered by any related Primary Mortgage Insurance Policy.  In the case of an FHA mortgage loan, such an assumption can occur only with HUD approval of the substitute borrower.  Each servicer will also be authorized, with the prior approval of the insurer under any required insurance policies, to enter into a substitution of liability agreement with such person, pursuant to which the original borrower is released from liability and such person is substituted as borrower and becomes liable under the mortgage note.  See “Certain Legal Aspects of Mortgage Loans — Due-on-Sale Clauses.”

Prepayment Interest Shortfalls

When a borrower prepays a mortgage loan in full or in part between due dates, the borrower generally is required to pay interest on the amount prepaid only from the last scheduled due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made.  To the extent specified in the applicable prospectus supplement, if, on any distribution date, as a result of principal prepayments in full, but not in part, on the mortgage loans during the applicable prepayment period, the amount of interest due on the affected mortgage loans is less than a full month’s interest, the applicable servicer (or other party under contract with the trustee or the master servicer), will be required to remit the amount of such insufficiency.  To the extent specified in the applicable prospectus supplement, this obligation will be limited to the amount of the applicable servicer’s servicing fee for the related period or to some lesser amount.  Generally, neither the servicers nor the master servicer will be obligated to remit the amount of any such insufficiency due to a prepayment in part.

Advances

The information in the following three paragraphs applies generally to the servicing of mortgage loans other than FHA mortgage loans and VA mortgage loans that are serviced on a full recourse basis, as described below.

Unless otherwise provided in the applicable prospectus supplement, prior to each distribution date, each servicer (or other party under contract with the trustee or the master servicer) will be required to make advances (out of its own funds or funds held in its servicing account for future distribution or withdrawal) with respect to any monthly payments (net of the related servicing fees) that were due on the mortgage loans it services during the immediately preceding due period and delinquent at the close of business on the related determination date (each, a “delinquency advance”); provided, however, that with respect to delinquent balloon payments a servicer’s obligation to make a delinquency advance will be limited to an amount equal to the assumed monthly payment that would have been due on the related due date based on the original principal amortization schedule for the related balloon mortgage loan.  References in this prospectus to delinquency advances do not include amounts advanced by a servicer in respect of a full recourse mortgage loan, as described below.

Delinquency advances will be required to be made only to the extent they are deemed by a servicer to be recoverable from related late collections, insurance proceeds or liquidation proceeds.  The purpose of making delinquency advances is to maintain a regular cash flow to the securityholders, rather than to guarantee or insure against losses.  The servicers will not be required to make any advances with respect to reductions in the amount of the monthly payments on the mortgage loans due to debt service reductions or the application of the Relief Act or similar legislation or regulations.

The servicers generally will also be obligated to make advances in respect of certain taxes, insurance premiums and, if applicable, property protection expenses not paid by borrowers on a timely basis and, to the extent deemed recoverable, foreclosure costs, including reasonable attorney’s fees (collectively, “servicing advances”).  Property protection expenses are certain costs and expenses incurred in connection with defaulted mortgage loans, acquiring title or management of REO property or the sale of defaulted mortgage loans or REO properties.

We refer to delinquency advances and servicing advances collectively as “Advances.”  If a servicer fails to make an Advance as required under the applicable servicing agreement, unless otherwise specified in the applicable prospectus supplement, the master servicer, if it becomes successor servicer, will be obligated to make any such Advance, subject to the master servicer’s determination of recoverability and otherwise in accordance with the terms of the pooling and servicing agreement.

All Advances will be reimbursable to the servicers and master servicer on a first priority basis from either late collections, insurance proceeds or liquidation proceeds from the mortgage loan as to which the unreimbursed Advance was made.  In addition, any Advances previously made that are deemed by the servicers or the master servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the servicers out of any funds in the custodial account prior to remittance to the master servicer and reimbursed to the master servicer out of any funds in the collection account prior to distribution on the securities.

Full Recourse Servicing of Certain FHA and VA Mortgage Loans

To the extent provided in the applicable prospectus supplement, a servicer will be required under the related servicing agreement to make certain payments from its own funds in respect of delinquencies and defaults on FHA and VA mortgage loans, and will not be reimbursed from the assets of the trust for those payments.  We refer to these FHA and VA mortgage loans as full recourse mortgage loans.

In general, if a servicer is required to make such payments, prior to each distribution date the servicer will be required to make advances (out of its own funds or funds held in its custodial account for future distribution or withdrawal) with respect to any monthly payments (net of the related servicing fees) that were due on the full recourse mortgage loans during the immediately preceding due period and delinquent at the close of business on the related determination date.  The servicer will be required to advance such amounts without regard to whether such amounts are deemed to be recoverable from related late collections, insurance proceeds or liquidation proceeds, and without any right of reimbursement from the related custodial account or the collection account except as described below.  In addition, the servicer will be required under the related servicing agreement to remit to the master servicer on a monthly basis, from its own funds, the amount of any realized loss incurred during the related due period with respect to a full recourse mortgage loan, and the amount, generally, of any loss incurred as the result of a buydown of a VA mortgage loan.

When a full recourse mortgage loan is liquidated, the servicer will be entitled to reimbursement to the extent that the total of all amounts collected and advanced with respect to such mortgage loan exceeds the sum of Monthly Payments received thereon and the outstanding principal balance thereof (plus interest accrued and unpaid) at the time of liquidation.

As described under “— Servicing” above, if the servicer fails to fulfill its obligations with respect to the servicing of the full recourse mortgage loans, the master servicer will be obligated to terminate the servicer as servicer and appoint a successor servicer that satisfies the eligibility requirements set forth in the related servicing agreement.  If the master servicer is unable to identify a successor servicer that is willing to service such mortgage loans on a full recourse basis, then the full recourse mortgage loans will be serviced generally as described elsewhere in this prospectus and not as described above.  Unless otherwise specified in the applicable prospectus supplement, neither the master servicer nor its affiliates will be obligated under any circumstances to service any mortgage loan on a full recourse basis

Foreclosure and Other Disposition

Under the servicing agreements, each servicer will be required to use its best efforts to foreclose upon or otherwise comparably convert the ownership of properties securing such of the related mortgage loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments.  Generally, in connection with such foreclosure or other conversion, each servicer will follow such practices and procedures as are deemed necessary or advisable in accordance with generally accepted servicing customs and practices of the mortgage servicing industry, or as otherwise set forth in the related servicing agreement, except when, in the case of FHA mortgage loans or VA mortgage loans, applicable regulations require otherwise.  However, a servicer will not be required to expend its own funds towards the restoration of any property unless it determines that such restoration will increase the proceeds of liquidation of the related mortgage loan to securityholders after reimbursement to itself for such expenses, and that such expenses will be recoverable to it either through liquidation proceeds, insurance proceeds or otherwise.

As an alternative to foreclosure, a servicer may sell a defaulted mortgage loan if such servicer determines that such a sale is likely to increase the net proceeds of liquidation.

Evidence as to Compliance

The applicable agreement will require the trustee, the securities administrator, the master servicer, each custodian, each servicer, each subservicer and any other party that is participating in the servicing function with respect to at least five percent of the Primary Assets or any pool of Primary Assets to provide to the depositor and any other party specified in the applicable agreement, on an annual basis on or before the date specified in the applicable agreement,  a report on assessment of compliance with servicing criteria for asset-backed securities together with a copy of an attestation report from a registered public accounting firm regarding such party’s assessment of compliance.  In addition, the applicable agreement will require each of the master servicer, each servicer and each subservicer to provide to the depositor and any other party specified in the applicable agreement, on an annual basis on or before the date specified in the applicable agreement a statement of compliance, signed by an authorized officer, to the effect that (a) a review of the party’s activities during the reporting period and of its performance under the applicable agreement has been made under such officer’s supervision and (b) to the best of such officer’s knowledge, based on such review, such party has fulfilled all of its obligations under the agreement in all material respects throughout the reporting period or, if there has been a failure to fulfill any such obligation in any material respect, specifying each such failure known to such officer and the nature and status thereof.

Errors and Omissions Coverage

The master servicer will be required, and the servicers will generally be required, to obtain and thereafter maintain in effect a bond, corporate guaranty or similar form of insurance coverage (which may provide blanket coverage), or any combination thereof, insuring against loss occasioned by the errors and omissions of their respective officers and employees.

Servicing Compensation and Payment of Expenses

The master servicer will be paid the compensation specified in the applicable prospectus supplement.  This may be a monthly fee calculated as a fixed percentage on the principal balance of the mortgage loans in the trust, investment income on funds on deposit in the collection account, a combination of these or another form of compensation specified in the prospectus supplement.

Unless otherwise specified in the applicable prospectus supplement, each servicer will be paid a monthly fee (the “servicing fee”) calculated as a fixed percentage on the principal balance of the mortgage loans serviced by it.  A special servicer may be paid an additional fee calculated as a percentage of recoveries on liquidated mortgage loans or such other method as is described in the prospectus supplement.  If an affiliate of the depositor owns the servicing rights relating to particular mortgage loans, the servicing fee may be paid to the seller, and the seller will be responsible for paying the fees of the related servicer, which may be less than the related servicing fee described above.

Each servicer will also be entitled to receive, to the extent provided in the applicable servicing agreement, additional compensation in the form of any interest or other income earned on funds it has deposited in a custodial account (a “servicing account”) pending remittance to the master servicer, as well as late charges and certain fees paid by borrowers.

The master servicer and the servicers will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Securityholders.

Master Servicer Default

A “master servicer event of default” under the pooling and servicing agreement will consist of: (1) any failure by the master servicer to make a timely required deposit to the collection account, or to timely deposit any amounts required to be deposited in the note distribution account; (2) any failure by the master servicer to observe or perform any other of its covenants or agreements in the pooling and servicing agreement or a failure to comply with accepted master servicing practices, which failure materially and adversely effects the rights of securityholders and which continues for 30 days after receipt of notice thereof as provided in the pooling and servicing agreement; (3) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the master servicer, and (4) any failure by the master servicer to deliver a report expressly required by the pooling and servicing agreement, and the continuation of such failure for a period of three business days after the date upon which written notice of such failure has been given to the master servicer by the seller, the depositor, or the trustee.

Rights Upon Master Servicer Event of Default

So long as any master servicer event of default remains unremedied, the trustee may, and at the direction of securityholders evidencing not less than 51% of the voting rights, the trustee must, by written notification to the master servicer and to the depositor, terminate all of the rights and obligations of the master servicer under the pooling and servicing agreement (other than any rights of the master servicer as securityholder) and in and to the mortgage loans and the proceeds thereof (other than amounts owed to the master servicer prior to such termination), whereupon the trustee shall appoint a successor master servicer or, if no such successor master servicer is appointed by the trustee within 60 days (or such other period of time as provided in the pooling and servicing agreement)), the trustee will succeed to all the responsibilities, duties and liabilities of the master servicer under the pooling and servicing agreement  and will be entitled to similar compensation arrangements.  In the event that the trustee would be obligated to succeed the master servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of, a servicer satisfying the requirements of the pooling and servicing agreement to act as successor to the master servicer.  Pending such appointment, the trustee (unless prohibited by law from so acting) will be obligated to act in such capacity.  The trustee and such successor master servicer may agree upon the servicing compensation to be paid to such successor, provided that the master servicing compensation applicable to the successor master servicer will not exceed any applicable limitation set forth in the pooling and servicing agreement.

During the continuance of a master servicer event of default under the pooling and servicing agreement, the trustee will have the right to take action to enforce its rights and remedies and to protect and enforce the rights and remedies of the securityholders, and securityholders evidencing not less than 25% of the class principal amount (or percentage interest) of each class of securities affected thereby may direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred upon the trustee. However, the trustee will not be under any obligation to pursue any remedy or to exercise any of the trusts or powers unless the securityholders have offered the trustee reasonable security or indemnity against the cost, expenses and liabilities that may be incurred by the trustee. Also, the trustee may decline to follow the direction if the trustee determines that the action or proceeding so directed may not lawfully be taken or would involve it in personal liability or be unjustly prejudicial to the non-assenting securityholders.

No securityholder, solely by virtue of that holder’s status as a securityholder, will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement, unless that securityholder previously has given to the trustee written notice of default and unless the holders of securities evidencing not less than 25% of the class principal amount (or percentage interest) of each class of securities affected thereby have made a written request upon the trustee to institute a proceeding in its own name as trustee thereunder, and have offered to the trustee reasonable indemnity, and the trustee for the number of days specified in the pooling and servicing agreement has neglected or refused to institute such a proceeding.

Amendment

In general, subject to the provisions of the particular agreement, the pooling and servicing agreement may be amended by the parties to that agreement, without the consent of the securityholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision in the pooling and servicing agreement that may be inconsistent with any other provision of that agreement or with this prospectus or the applicable prospectus supplement or to correct any error, (iii) to obtain or maintain a rating for a class of securities from a nationally recognized statistical rating organization, (iii) to change the timing and/or nature of deposits in the collection account or any distribution account or to change the name in which an account is maintained (except that (x) deposits into the distribution account must be made no later than the related distribution date, and (y) either (1) such change may not adversely affect in any material respect the interests of any securityholder, as evidenced by an opinion of counsel or (2) such change may not adversely affect the then-current rating of any rated classes of securities, as evidenced by letters from the rating agencies), (v) to modify, eliminate or add to any of its provisions (x) to the extent necessary to avoid or minimize the risk of imposition of any tax on the trust, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to avoid or minimize such risk and (2) such action will not adversely affect in any material respect the interests of any securityholder or (y) to restrict the transfer of any residual interest certificate, provided that the depositor has determined that such change would not adversely affect the applicable ratings of any rated classes of securities, as evidenced by letters from the rating agencies and (vi) to make any other provisions with respect to matters or questions arising under the pooling and servicing agreement, provided that such action will not adversely affect in any material respect the interests of any securityholder as evidenced by either an opinion of counsel or by letters from the rating agencies to the effect that such change will not adversely affect the then current ratings of any rated class of securities.

The pooling and servicing agreement may also be amended by the parties with the consent of the holders of securities of each class affected by the amendment, in each case evidencing not less than 66-2/3% of the aggregate percentage interests constituting such class, for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the pooling and servicing agreement or of modifying in any manner the rights of the securityholders; provided, however, that no such amendment may (i) reduce in any manner the amount of or delay the timing of, collections of payments on the mortgage loans or distributions that are required to be made on a security of any class without the consent of the holder of such security or (ii) reduce the percentage of securities of any class the holders of which are required to consent to any such amendment unless the holders of all securities of such class have consented to the change in such percentage.

Optional Purchase or Substitution of Assets; Termination

To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that the master servicer, the holder of the residual interest in the trust and/or another specified party will have the right to purchase all of the property of the trust on a specified date, or upon the occurrence of a certain event such as the reduction of the total principal balance of the mortgage loans or securities to a specified level.  The purchase price will be specified in the applicable prospectus supplement.  In addition, to the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will provide that upon the direction of a specified proportion of securityholders (or of certain securityholders) or another specified party, or upon the occurrence of a certain event, the trustee or its agent will solicit bids for sale of the property of the trust to the highest bidder.  This auction may or may not be subject to a minimum bid price.

To the extent specified in the applicable prospectus supplement, the pooling and servicing agreement will also provide that the depositor, an affiliate of the depositor or another party will have the right to purchase certain mortgage loans or a specified proportion of mortgage loans, or to substitute new loans for certain mortgage loans, on the conditions and in accordance with the procedures set forth in the pooling and servicing agreement.

Voting Rights; Limitations on Exercise of Rights

Voting rights under the pooling and servicing agreement will be allocated among securityholders as provided in the applicable prospectus supplement.  If specified in the applicable prospectus supplement, voting rights of some or all securityholders will be exercised by an insurer or other party identified in the prospectus supplement.

Limitations on Rights of Securityholders

Unless otherwise specified in the applicable prospectus supplement, no securityholder will have any right under the pooling and servicing agreement to institute any proceeding with respect to the pooling and servicing agreement unless (1) securityholders having not less than 51% of the voting rights under the pooling and servicing agreement have made written request to the trustee to institute proceedings in respect of a master servicer event of default in its own name as trustee; (2) the trustee, for 30 days after its receipt of such notice, request and offer of indemnity, has failed to institute any such proceeding; and (3) no direction inconsistent with such written request has been given to the trustee during such 30-day period by securityholders having not less than 51% of the voting rights.  However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the pooling and servicing agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the securityholders covered by the pooling and servicing agreement, unless such securityholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred thereby.

Certain Risks

If the master servicer or servicer were to become a debtor in a bankruptcy or insolvency proceeding, it could seek to reject its obligations under the pooling and servicing agreement pursuant to Section 365 of the Bankruptcy Code or the applicable provisions of the applicable insolvency law, thus forcing the trustee to appoint a successor servicer.

If the master servicer or servicer resigns or is in default and the cost of servicing the mortgage loans has increased, the trustee may not be able to find a successor master servicer or servicer willing to service the loans for the master servicing fee or servicing fee specified in the applicable pooling and servicing agreement.  These circumstances might cause the trustee to seek authority from securityholders to increase the applicable fee to an amount necessary to provide acceptable compensation to the then current master servicer or servicer or any replacement master servicer or servicer.  If such approval were not granted by securityholders, under the law generally applicable to trusts the trustee could seek approval for such an increase from a court if such increase were necessary for the preservation or continued administration of the trust.  Any increase in the master servicing fee or servicing fee would reduce amounts available for distribution to securityholders, particularly holders of subordinate securities.

The Master Servicer

The master servicer under each agreement will be named in the related prospectus supplement. The entity acting as master servicer under each agreement may be an affiliate of the depositor, the trustee, the servicer and any of their respective affiliates. If the related prospectus supplement does not name a master servicer, references in this prospectus supplement to master servicer may relate to obligations that will be required to be performed by the servicer or the trustee.

The Trustee

In the case of certificates issued pursuant to a pooling and servicing agreement and unless otherwise specified in the related prospectus supplement, the following will be applicable to a trustee in connection with a pooling and servicing agreement.

Duties of the Trustee.

 The trustee will be required to perform only those duties specifically required of it under the pooling and servicing agreement unless a master servicer event of default has occurred, in which case the trustee may take such additional actions as described below under “—Rights Upon Master Servicer Event of Default.” Upon receipt of the various certificates, statements, reports or other instruments required to be furnished to it, the trustee will be required to examine them to determine whether they are in the form required by the pooling and servicing agreement; however, the trustee will not be responsible for the accuracy or content of any documents furnished to the trustee by the securities or trust administrator, the master servicer or any other party.

The trustee will not have any liability arising out of or in connection with the pooling and servicing agreement, except that the trustee may be held liable for its own negligent action or failure to act, or for its own willful misconduct; provided, however, that the trustee will not be personally liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of the certificateholders in a master servicer event of default, and the trustee will not be deemed to have notice of any master servicer event of default unless an officer of the trustee has actual knowledge of the master servicer event of default or written notice of a master servicer event of default is received by the trustee at its corporate trust office. See “—Master Servicer Default” above. The trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties under the pooling and servicing agreement, or in the exercise of any of its rights or powers, if it has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured to it.

The trustee will have no duties under the pooling and servicing agreement with respect to any claim or notice it may receive or which may be alleged to have been delivered to or served upon it by the parties as a consequence of the assignment of any mortgage loan under the pooling and servicing agreement; however, the trustee will remit to the master servicer any claim or notice it may receive which is delivered to the trustee’s corporate trust office and which contains information sufficient to permit the trustee to make a determination that the real property to which such document relates is a mortgaged property. None of the provisions in the pooling and servicing agreement shall in any event require the trustee to perform, or be responsible for the manner of performance of, any of the obligations of the master servicer. The trustee will not be responsible for any act or omission of the master Servicer, any securities or trust administrator, the depositor or any other party.

The trustee will not be responsible for (a) any recording or filing of any agreement or of any financing statement or continuation statement evidencing a security interest, or to see to the maintenance of any such recording or filing which may have been made, or the validity, priority, perfection or sufficiency of the security for the certificates, (b) the payment of any insurance related to the certificates or the mortgage loans or (c) the payment or discharge of any tax, assessment, or other governmental charge or any lien or encumbrance of any kind owing with respect to, assessed or levied against, any part of the trust, other than from funds available in any trust account. The trustee is not responsible for the validity of the pooling and servicing agreement or the certificates or the validity, priority, perfection or sufficiency of the security for the certificates.

Expenses and Indemnities of the Trustee.

Unless otherwise specified in the related prospectus supplement, the trustee will be entitled to reimbursement of all reasonable expenses, disbursements and advances incurred or made by the trustee in accordance with the pooling and servicing agreement, except for expenses, disbursements and advances incurred by the trustee in the routine administration of its duties under the pooling and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct. The trustee will also be entitled to indemnification from the trust for any loss, liability or expense incurred, arising out of, or in connection with, the acceptance or administration of the trusts created under the pooling and servicing agreement or in connection with the performance of its duties under the pooling and servicing agreement, the mortgage loan purchase agreement or any custodial agreement, including the costs and expenses of defending itself against any claim in connection with the exercise or performance of any of its powers or duties under the pooling and servicing agreement.

The trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from collections, prior to distribution of any amounts to Certificateholders.

Resignation of Trustee.  The trustee may, upon written notice to the depositor, the master servicer and any securities or trust administrator, resign at any time, in which event the depositor will appoint a successor trustee. If no successor trustee has been appointed and has accepted the appointment within 30 days after the trustee’s notice of resignation, the resigning trustee may petition any court of competent jurisdiction for appointment of a successor trustee.

The trustee may be removed at any time by the depositor if (a) the trustee ceases to be eligible to continue to act as trustee under the pooling and servicing agreement, (b) the trustee becomes incapable of acting, or is adjudged bankrupt or insolvent, or a receiver of the trustee is appointed, (c) a tax is imposed or threatened with respect to the trust by any state in which the trustee or the trust fund held by the trustee is located or (d) the continued use of the trustee would result in a downgrading of the rating by any rating agency of any class of certificates. In addition, the trustee may be removed at any time by holders of more than 50% of the class principal amount (or percentage interest) of each class of certificates upon 30 days’ written notice to the trustee.

Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee, whereupon the predecessor trustee will mail notice of the succession of the successor trustee to all certificateholders; the expenses of the mailing are to be borne by the predecessor trustee. The predecessor trustee will be required to assign to the successor trustee its interest under all mortgage loan files, and will be required to assign and pay over to the successor trustee the entire trust, together with all necessary instruments of transfer and assignment or other documents properly executed necessary to effect that transfer. In addition, the master servicer and the predecessor trustee will be required to execute and deliver such other instruments and do such other things as may reasonably be required to vest in the successor trustee all such rights, powers, duties and obligations.

The Indenture

Modification of Indenture

If a trust has issued notes pursuant to an indenture, the trust and the indenture trustee may, with the consent of holders of  66 2/3% (or such other percentage as is specified) by principal balance (or as is otherwise specified) of the outstanding notes of the related series (or of one or more specified classes of notes), execute a supplemental indenture to add provisions to, change in any manner or eliminate any provisions of, the indenture, or modify (except as provided below) in any manner the rights of the noteholders.

Without the consent of noteholders, the trust and the trustee may enter into supplemental indentures for the purposes of, among other things, conform any provision of the indenture to the provisions of the applicable prospectus supplement and this prospectus, or to effect the qualification of the indenture under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).  However, without the consent of each noteholder affected by the provisions of a supplemental indenture, no supplemental indenture will:

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change the amount of, or delay the timing of, payments on any note;

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alter the obligation of the master servicer or indenture trustee to make Advances or alter the servicing standards set forth in the transfer and servicing agreement;

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reduce the proportion of notes required to consent to a supplemental indenture; or

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permit the creation of any lien on any collateral prior to or on parity with the lien of the indenture.

In addition, the trustee will not enter into any supplemental indenture unless the trustee has first received an opinion of counsel as to certain tax matters as provided in the indenture.

Events of Default Under the Indenture

Events of default under an indenture (each, an “indenture default”) will generally consist, unless otherwise specified, of:

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a default for one month or more in the payment of any interest on any note of the class of notes then outstanding;

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a default in the payment of the entire principal of any note having a principal balance or the entire amount due on any interest-only notes on the applicable maturity date;

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a default in the observance or performance of any covenant or agreement of the Issuer made in the indenture and the continuation of any such default for a period of 30 days after notice thereof is given to the Issuer as provided in the indenture;

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any representation or warranty made by the trust in the indenture or in any certificate delivered pursuant thereto or in connection therewith having been incorrect in a material respect when made, and such breach not having been cured within 30 days after notice thereof is given to the Issuer as provided in the indenture;

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the receipt of notice from the holder of the ownership certificate issued pursuant to the trust agreement to the indenture trustee of such holder’s failure to qualify as a REIT or a qualified REIT subsidiary or of such holder’s transfer or retention of an interest in a certain class or classes of notes identified in the indenture in contravention of the transfer and retention restrictions applicable to such class or classes of notes pursuant to the indenture; or

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certain events of bankruptcy, insolvency, receivership or liquidation of the trust.

If an indenture default occurs and is continuing, the indenture trustee or holders of a majority by percentage interest of the highest priority class notes then outstanding may declare the principal of the notes having principal balances, and all amounts due on any interest-only notes, to be immediately due and payable.  Such declaration may, under certain circumstances, be rescinded by the holders of a majority by percentage interest of such highest priority class notes. The “highest priority class notes” is the class of notes then outstanding that has the highest priority of payment of interest.

If the notes are declared immediately due and payable following an indenture default, the indenture trustee may institute proceedings to collect amounts due or foreclose on collateral pledged to secure the notes, exercise remedies as a secured party, sell the mortgage loans and other assets of the trust pledged to secure the notes, or elect to have the trust maintain possession of such assets and continue to apply collections on such assets as if there had been no declaration of acceleration.  However, the indenture trustee is prohibited from selling the mortgage loans and related assets following an indenture default, other than a default in the payment of any principal of or a default for one month or more in the payment of any interest on any highest priority class note, unless (1) the holders of all outstanding notes consent to such sale, (2) the proceeds of the sale are sufficient to pay in full the principal of and the accrued interest on such outstanding notes at the date of such sale or (3) the indenture trustee determines that the proceeds of the mortgage loans and the other property of the trust would not be sufficient on an ongoing basis to make all payments on the notes as such payments would have become due if such obligations had not been declared due and payable, and the indenture trustee obtains the consent of the holders of 66-2/3% (or such other percentage as is specified) of the aggregate outstanding principal balance of the notes.

If the collateral securing the notes is sold following an indenture default, proceeds of such sale will be applied in the order of priority provided in the indenture.  In such event, holders of any classes of certificates issued pursuant to the related trust agreement will not receive any distributions of interest until all notes remaining outstanding have been repaid in full.

If an indenture default occurs and is continuing, the indenture trustee will be under no obligation to exercise any of the rights or powers under the indenture at the request or direction of any of the holders of the notes, if the indenture trustee reasonably believes it will not be adequately indemnified against the costs, expenses and liabilities that might be incurred by it in complying with such request.  Subject to the provisions for indemnification and certain limitations contained in the indenture, the holders of a majority in principal amount of the outstanding notes will have the right to direct the time, method and place of conducting any proceeding or any remedy available to the indenture trustee, and the holders of a majority in principal amount of the notes then outstanding may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the indenture that cannot be modified without the waiver or consent of all the holders of the outstanding notes.

Except as described above in the case of an indenture default, no holder of a note will have the right to institute any proceeding with respect to the indenture, unless:

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such holder previously has given to the Indenture Trustee written notice of a continuing indenture default;

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the holders of not less than 25% in principal amount of the outstanding notes have made written request to the indenture trustee to institute such proceeding in its own name as indenture trustee;

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such holder or holders have offered the indenture trustee reasonable indemnity;

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the indenture trustee has, for 60 days after receipt of such notice, request and offer of indemnity, failed to institute such proceeding; and

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no direction inconsistent with such written request has been given to the indenture trustee during such 60-day period by the holders of a majority in principal amount of such outstanding notes.

Covenants

Each indenture will provide generally that the related trust will not, among other things:

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so long as any notes are outstanding, dissolve or liquidate in whole or in part or merge or consolidate with any other entity;

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except as expressly permitted by the indenture or the transfer and servicing agreement, sell, transfer or otherwise dispose of the assets of the trust, unless directed to do so by the indenture trustee;

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claim any credit on, or make any deduction from the principal or interest payable in respect of, the notes of the related series (other than amounts withheld under the Code) or assert any claim against any present or former Noteholder by reason of the payment of taxes levied or assessed upon any part of the collateral;

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permit the validity or effectiveness of the related indenture to be impaired, or permit the indenture to be amended, or permit any person to be released from any covenants or obligations with respect to the notes under the indenture, except as expressly provided by the indenture;

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permit any lien or other encumbrance to be created on or otherwise burden the collateral (other than by operation of law as provided in the indenture); or

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take any other action that may cause the trust to be taxable as an association, a publicly traded partnership or a taxable mortgage pool pursuant to the Code.

In addition, the indenture trustee and the securityholders, by accepting the securities, will covenant that they will not at any time institute against the trust any bankruptcy, reorganization or other proceeding under any federal or state bankruptcy or similar law.

None of the indenture trustee, the owner trustee, the master servicer or any securities or trust administrator in their respective individual capacities, or any holder of a certificate representing an ownership interest in the trust or any of their respective owners, beneficiaries, agents, officers, directors, employees, affiliates, successors or assigns will, in the absence of an express agreement to the contrary, be personally liable for the payment of the principal of or interest on the notes or for the agreements of the trust contained in any indenture.

Annual Compliance Statement

Each trust will be required to file annually with the related indenture trustee a written statement as to the fulfillment of its obligations under the applicable indenture.

Indenture Trustee’s Annual Report

To the extent required under the Trust Indenture Act, the indenture trustee for each applicable trust will be required to send to all related noteholders annually a brief report as to its eligibility and qualification to continue as indenture trustee under the related indenture; any amounts advanced by it under the indenture; the amount, interest rate and maturity date of specified indebtedness owing by the trust to the applicable indenture trustee in its individual capacity; the property and funds physically held by the indenture trustee; and any action taken by the indenture trustee that materially affects the related notes and that has not been previously reported.

Satisfaction and Discharge of Indenture

An indenture will be discharged with respect to the collateral securing the related notes upon the delivery to the indenture trustee for cancellation of all of those notes or, with specified limitations, upon deposit with the indenture trustee of funds sufficient for the payment of all of the notes.

Redemption.

The notes are subject to redemption under the circumstances described in the related prospectus supplement.

The indenture will be discharged upon the delivery to the note registrar for cancellation of all Notes or, with certain limitations, upon deposit with the indenture trustee of funds sufficient for the payment in full of all the notes.  Upon the payment in full of all outstanding notes and the discharge of the indenture, the owner trustee will succeed to all the rights of the indenture trustee, the master servicer and the securities or trust Administrator, if any, and the holder of the ownership certificate issued pursuant to the trust agreement will succeed to all the rights of the noteholders pursuant to the transfer and servicing agreement.

Issuance of Future Classes of Notes.

The indenture will provide that another class of notes subordinate to the notes offered by the related prospectus supplement may be issued in the future.  Any class of notes issued in the future would be owned entirely by the holder of the ownership certificate issued pursuant to the trust agreement unless an opinion of counsel is delivered to the indenture trustee concluding that such class of notes will be treated as debt for federal income tax purposes.

The Indenture Trustee

In the case of notes issued pursuant to an indenture and unless otherwise specified in the related prospectus supplement, the following will be applicable to an indenture trustee in connection with an indenture.

Expenses and Indemnities of the Indenture Trustee.

The indenture trustee will be entitled to reimbursement of all reasonable expenses incurred by it and any disbursements or advances made by it in accordance with the indenture or the transfer and servicing agreement, except for expenses incurred or any disbursements and advances made by it in the routine administration of its duties under the indenture and the transfer and servicing agreement and except for any expenses arising from its negligence, bad faith or willful misconduct.  The indenture trustee will also be entitled to indemnification from the trust for any claim, loss, liability or expense, including reasonable attorneys’ fees, incurred by it in connection with the administration of the trust and the performance of its duties under the indenture, the transfer and servicing agreement or any other document or agreement to which the indenture trustee is a party.

The indenture trustee will be entitled to reimbursement for its expenses and indemnification amounts as described above from amounts allocable to interest and principal on the mortgage loans, prior to payment of any amounts to noteholders.

Resignation or Removal of Indenture Trustee.

The indenture trustee may, upon 90 days’ advance written notice to the depositor, the issuer, each noteholder and each rating agency, resign at any time, in which event the issuer will appoint a successor indenture trustee that satisfies the eligibility requirements provided in the indenture.  The indenture trustee may also be removed at any time by the issuer if (a) the indenture trustee ceases to be eligible to continue to act as indenture trustee under the indenture; (b) the indenture trustee is adjudged bankrupt or insolvent; (c) a receiver or other public officer takes charge of the indenture trustee or its property; or (d) the indenture trustee otherwise becomes incapable of acting.  If the indenture trustee is removed the issuer will promptly appoint a successor indenture trustee.  If a successor indenture trustee does not take office within 30 days after the retiring indenture trustee resigns or is removed, the retiring indenture trustee, the issuer or the holders of more than 50% of the aggregate class principal amount of the outstanding notes may petition any court of competent jurisdiction for appointment of a successor indenture trustee.

Any resignation or removal of the indenture trustee and appointment of a successor indenture trustee will not become effective until acceptance of the appointment by the successor indenture trustee, whereupon the successor indenture trustee will mail notice of its succession to all noteholders.  The predecessor indenture trustee will be required to transfer all property held by it as indenture trustee to the successor indenture trustee.

Any fees and expenses owed to the retiring indenture trustee in connection with such resignation or removal will be paid as described in the related prospectus supplement.

The Trust Agreement

Each trust that is an obligor on notes issued under an indenture will be organized pursuant to a trust agreement as a statutory trust or a common law trust, as specified in the applicable prospectus supplement, for the limited purposes of, generally:

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issuing notes pursuant to an indenture and to conducting an offering of the notes;

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issuing certificates pursuant to a trust agreement and conducting an offering or a private placement of the certificates;

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acquiring mortgage loans and other property from the depositor and, pursuant to an indenture, pledging the mortgage loans to the indenture trustee as security for the trust’s obligations under the notes;

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entering into and performing its obligations under the transfer and servicing agreement or other applicable agreement, the trust agreement, the indenture, the servicing agreements, the sale agreement, the custodial agreement the administration agreement and any other applicable agreements;

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entering into any applicable interest rate cap or swap agreements;

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such other purposes as are described in the applicable prospectus supplement;

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engaging in those activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith; and

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engaging in such other activities as may be appropriate in connection with conservation of the trust estate and the making of payments to securityholders.

Under the terms of the related trust agreement, each trust will be prohibited from, among other things, incurring any debt other than as contemplated by the indenture, the transfer and servicing agreement and related documents.

Duties of the Owner Trustee.

The owner trustee will be required to discharge (or cause to be discharged) all of its responsibilities pursuant to the terms of the trust agreement and any other document or agreement to which the issuer or the owner trustee is a party and will administer the trust in the interest of the holder of the ownership certificate issued pursuant to the trust agreement, in accordance with the provisions of the trust agreement.  As described in the related prospectus supplement, the securities or trust administrator, the indenture trustee and the depositor will perform on behalf of the owner trustee and the trust certain administrative functions required under the trust Agreement, the indenture and the transfer and servicing agreement.

The owner trustee, in its individual capacity, may be held liable for its own willful misconduct, gross negligence or bad faith in performing its duties as owner trustee; provided, however, that the owner trustee, in its individual capacity, will not be liable for any error of judgment made in good faith by an officer of the owner trustee or with respect to any action taken or omitted to be taken by the owner trustee in accordance with the instructions of the holder of the ownership certificate.  The owner trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of any of the owner trustee’s duties under the trust agreement or any other document or agreement to which the issuer or the owner trustee is a party, or in the exercise of any of the owner trustee’s rights or powers, if the owner trustee has reasonable grounds for believing that repayment of those funds or adequate indemnity against risk or liability is not reasonably assured or provided to it.

Expenses and Indemnities of the Owner Trustee.

The owner trustee will be entitled to reimbursement of all reasonable expenses incurred by it in accordance with the trust agreement.  Such reimbursement will be paid from amounts allocable to interest and principal on the mortgage loans, prior to payment of any amounts to noteholders.  The owner trustee will also be entitled to indemnification from the trust for any claim, loss, liability or expense incurred by it in connection with the administration of the trust and the performance of its duties under the trust agreement or any other document or agreement to which the issuer or the owner trustee is a party, except to the extent that any such claim, loss, liability or expense arises out of or results from the owner trustee’s own willful misconduct, fraud or gross negligence or results from any of the other circumstances that are specified in the trust agreement.  Any amounts payable in connection with such indemnification will be paid from the certificate distribution account prior to payment of any amounts distributable to the ownership certificate under the transfer and servicing agreement.

Resignation or Removal of Owner Trustee.

The owner trustee may, upon 30 days’ advance written notice to the depositor, the holder of the ownership certificate and the indenture trustee, resign at any time, in which event the depositor will appoint a successor owner trustee that satisfies the eligibility requirements provided in the trust agreement.  The owner trustee may also be removed at any time by the depositor if (a) the owner trustee ceases to be eligible to continue to act as owner trustee under the trust agreement, (b) the owner trustee is legally unable to act or is adjudged bankrupt or insolvent or (c) a receiver or other public officer takes charge of the owner trustee or its property.  If the owner trustee is removed the depositor will promptly appoint a successor owner trustee.  If a successor owner trustee does not take office within 30 days after the retiring owner trustee resigns or is removed, the retiring owner trustee may petition any court of competent jurisdiction for appointment of a successor owner trustee.

Any resignation or removal of the owner trustee and appointment of a successor owner trustee will not become effective until acceptance of the appointment by the successor owner trustee, whereupon the securities or trust administrator will provide notice of such resignation and appointment to the holder of the ownership certificate, the indenture trustee, the noteholders and the rating agencies.

Any fees and expenses owed to the retiring owner trustee in connection with such resignation or removal will be paid as described in the related prospectus supplement.

The Custodial Agreement

Unless otherwise specified in the related prospectus supplement, in connection with the sale of the mortgage loans by the depositor to the issuer on the related closing date, the depositor will be required to deliver a loan file to the custodian with respect to each mortgage loan consisting of, as to each mortgage loan:

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the original mortgage note endorsed to the order of the trustee or in blank, or a lost note affidavit in lieu thereof, with all prior and intervening endorsements;

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the original recorded mortgage, or if the original mortgage has been submitted for recordation but has not been returned by the applicable public recording office, a certified copy thereof;

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for any mortgage loan not recorded with MERS System®, the original assignment of the mortgage to the trustee or in blank, in recordable form (except as described in the related prospectus supplement);

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each original recorded intervening assignment of the mortgage as may be necessary to show a complete chain of title to the trustee, or if any assignment has been submitted for recordation but has not been returned from the applicable public recording office or is otherwise not available, a certified copy thereof;

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the original of the policy or certificate of primary mortgage guaranty insurance, to the extent available, or a copy of such policy certified as true and correct by the insurer;

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the original title insurance policy, note of title insurance or written commitment, or a copy of such policy certified as true and correct by the insurer; and

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the original or certified copies of each assumption agreement, modification agreement, written assurance or substitution agreement, if any.

The custodian will hold the related mortgage loan documents on behalf of the trustee pursuant to the custodial agreement.  The mortgage loan documents related to a mortgage loan will be held separate from other mortgage loan files held by the custodian.  The custodian will maintain the mortgage loan documents in a fireproof facility intended for the safekeeping of mortgage loan files.

Reports to Securityholders

The pooling and servicing agreement will provide that on each distribution date, the trustee will make available (or cause to be made available) to each securityholder of record a statement or statements, based (if applicable) on information provided by the master servicer, setting forth generally the following information, to the extent applicable and to the extent specified in the pooling and servicing agreement:

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any applicable record dates, accrual dates, determination dates for calculating distributions and actual distribution dates for the distribution period;

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the amount of cashflows received and the sources thereof for distributions, fees and expenses;

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the amount of fees and expenses accrued and paid, the purpose of such fees and expenses and the identification of each payee, including the amount of fees paid to the trustee, the custodian, the master servicer, the securities administrator, the servicers and subservicers for such distribution date;

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the amount of payments accrued and paid with respect to credit enhancement or other support for the related transaction, including, insurance premiums and payments to swap or cap providers, the purpose of such payments and the identification of each payee;

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the amount of the distribution with respect to each class of securities;

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the amount of such distributions allocable to principal, separately identifying the aggregate amount of any prepayments or other unscheduled recoveries of principal included in such amount;

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the amount of such distributions allocable to interest;

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the class principal balance of each class of securities (other than interest-only securities) as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

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the class notional balance of each class of interest-only securities as of such distribution date together with the principal balance of the securities of the related class (based on a security in the original principal balance of $1,000), after giving effect to any payment of principal on such distribution date;

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if applicable, a statement that interest payable on one or more classes of securities on such distribution date represents interest accrued on those classes at a rate equal to the applicable available funds cap, net weighted average cap or other limitation;

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the amount, terms and general purpose of any Advances for such distribution date, including the general use of funds advanced and the general source of funds for reimbursements, and the amount of any outstanding Advances remaining after such distribution date;

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the purchase price deposited into the collection account with respect to any mortgage loan;

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the total number of mortgage loans and the aggregate principal balances thereof, together with the number and aggregate principal balances of mortgage loans (a) 30-59 days delinquent, (b) 60-89 days delinquent and (c) 90 or more days delinquent;

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the number and aggregate principal balance of mortgage loans in foreclosure proceedings (and whether any such mortgage loans are also included in any of the statistics described in the preceding clause);

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the pool balance as of such distribution;

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any applied loss amount for any class of securities;

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the amount of any basis risk shortfall with respect to any class of securities;

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the amount of excess cash flow or excess spread and the disposition of such excess cash flow or excess spread;

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the overcollateralization amount for such distribution date;

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the amount of any shortfalls in distributions of interest with respect to each class of securities on such distribution date and the cumulative amount of any unreimbursed shortfalls in distributions of interest from prior distribution dates;

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any amounts drawn on any credit enhancement or other support, as applicable, and the amount of coverage remaining under any such enhancement, if known and applicable;

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delinquency and loss information for the distribution period with respect to the Primary Assets in the pool;

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the number of properties and the unpaid principal balance with respect to each property relating to defaulted mortgage loans in the trust;

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the beginning and ending balances of the distribution account, reserve account or other transaction account and any material account activity during the related period;

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any material modifications, extensions or waivers to pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time;

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information with respect to material breaches of pool asset representations or warranties or transaction covenants;

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information on ratio, coverage or other tests used for determining any early amortization, liquidation or other performance trigger and whether the trigger was met;

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information regarding any changes to the Primary Assets in the pool, including any additions or removals in connection with a pre-funding or revolving period, repurchases or substitutions;

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the amounts on deposit in any Pre-Funding Account or Revolving Account;

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information regarding any material changes in the solicitation, credit granting, underwriting, origination, acquisition or pool selection criteria or procedures, as applicable, used to originate, acquire or select additional Primary Assets acquired during a pre-funding or revolving period or in connection with a substitution; and

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such other information as is required under the pooling and servicing agreement.

In addition, within a reasonable period of time after the end of each calendar year, the trustee will furnish a report to each person that was a holder of record of any class of securities at any time during such calendar year.  This report will include information as to the aggregate of amounts reported pursuant to the first three clauses above for such calendar year or, in the event such person was a holder of record of a class of securities during a portion of such calendar year, for the applicable portion of such year.

The trustee may, at its option, distribute or cause to be distributed monthly statements to securityholders by first class mail or by making such statement available via an internet web site, provided that access to such website is limited as provided in the pooling and servicing agreement.  In the event that an internet web site is used, securityholders will be entitled to receive paper copies of monthly statements by mail if they so request.

The Trustees; Agents

The trustee under the pooling and servicing agreement for a series, or, if applicable, the indenture trustee under the indenture and the owner trustee or managing trustee under the trust agreement for a series, will be identified in the applicable prospectus supplement.  References in this prospectus to “trustee” are intended to refer as to any particular series of securities to the trustee, indenture trustee, owner trustee or managing trustee, as applicable, unless the context requires otherwise.

Each trustee’s liability in connection with the issuance and sale of securities of a series and its administration of the trust will be limited as provided in the applicable agreements, and each trustee will be indemnified by the related trust for losses and expenses it may incur, to the extent provided in the applicable agreements.  Unless otherwise provided in the applicable agreements a trustee may resign at any time, in which event the depositor, master servicer or other party so designated will be obligated to appoint a successor trustee.  A trustee may be removed by the depositor or the master servicer or by a majority or supermajority of securityholders, to the extent provided in the applicable agreements.

To the extent specified in the applicable prospectus supplement, a securities administrator, paying agent or other party may be appointed to perform certain functions that would otherwise be performed by the trustee.  Such a party will be entitled to compensation as described in the prospectus supplement.  In addition, the pooling and servicing agreement or indenture will provide that the trustee may appoint agents to perform certain functions from time to time.  In the case of foreign currency securities, one or more paying agents may be appointed in the appropriate countries.

Loss Mitigation Advisor; Investment Manager; Other Parties

The agreements or other documents for a series may provide for the appointment of (1) a loss mitigation advisor that will perform the functions described in the applicable prospectus supplement, which may include analysis of mortgage loan performance data and advising the servicer regarding servicing of defaulted loans, (2) an investment manager, which may be an affiliate of the depositor, for the limited purposes described in the prospectus supplement, or (3) such other parties performing such other functions as are described in the prospectus supplement.  Such parties will be entitled to compensation as described in the prospectus supplement.

Investment of Funds

Funds on deposit in the distribution account, securities administration account, collection account, servicing account or custodial account, if any, and any other accounts for a series that may be invested by the trustee or by the master servicer (or by the servicer, if any), may be invested only in “eligible investments” acceptable to each rating agency, which may include, without limitation:

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direct obligations of, and obligations fully guaranteed as to timely payment of principal and interest by, the United States of America, Freddie Mac, Fannie Mae or any agency or instrumentality of the United States of America, the obligations of which are backed by the full faith and credit of the United States of America;

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demand and time deposits, certificates of deposit or bankers’ acceptances;

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repurchase obligations pursuant to a written agreement with respect to any security described in the first clause above;

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securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state;

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commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof);

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a guaranteed investment contract issued by an entity having a credit rating acceptable to each rating agency; and

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any other demand, money market or time deposit or obligation, security or investment as would not adversely affect the then current rating by the rating agencies.

Funds held in a reserve fund may be invested in certain eligible reserve fund investments which may include eligible investments, mortgage loans, mortgage pass-through or participation securities, mortgage-backed bonds or notes or other investments to the extent specified in the prospectus supplement (“eligible reserve fund investments”).

Eligible investments or eligible reserve fund investments with respect to a series will include only obligations or securities that mature on or before the date on which the amounts in the collection account are required to be remitted to the trustee or the securities administrator, as applicable, and amounts in the distribution account or any reserve fund for the related series are required or may be anticipated to be required to be applied for the benefit of securityholders of the series.

If so provided in the prospectus supplement, the reinvestment income from a servicing account, custodial account, collection account, securities administration account, the distribution account or other account may be property of the master servicer, a servicer, the trustee, the securities administrator or another party and not available for distributions to securityholders. See “The Agreements—The Pooling and Servicing Agreements and the Servicing Agreements.”

Certain Legal Aspects of Mortgage Loans

The following discussion contains summaries of certain legal aspects of mortgage loans that are general in nature.  Because these legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete or to reflect the laws of any particular state, or to encompass the laws of all states in which the security for the mortgage loans is situated.  The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the mortgage loans.

Mortgage Loans

The mortgage loans are secured by first or junior mortgages and deeds of trust.  The filing of a mortgage, deed of trust or deed to secure debt creates a lien or title interest upon the real property covered by such instrument and represents the security for the repayment of an obligation that is customarily evidenced by a promissory note.  It is not prior to the lien for real estate taxes and assessments or other charges imposed under governmental police powers.  Priority with respect to such instruments depends on their terms, the knowledge of the parties to the mortgage and generally on the order of recording with the applicable state, county or municipal office.  There are two parties to a mortgage:  the borrower, who is the obligor under the loan and the property owner, and the mortgagee, which is the lender.  In a mortgage state, the borrower delivers to the mortgagee a note or bond evidencing the loan and the mortgage.  Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower-property owner called the trustor (similar to a borrower), a lender called the beneficiary (similar to a mortgagee) and a third-party grantee called the trustee.  Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan.  The trustee’s authority under a deed of trust and the mortgagee’s authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

The real property covered by a mortgage is most often the fee estate in land and improvements.  However, a mortgage may encumber other interests in real property such as a tenant’s interest in a lease of land or improvements, or both, and the leasehold estate created by such lease.  A mortgage covering an interest in real property other than the fee estate requires special provisions in the instrument creating such interest or in the mortgage to protect the mortgagee against termination of such interest before the mortgage is paid.

Junior Mortgages; Rights of Senior Mortgagees or Beneficiaries

The rights of the trustee (and therefore the securityholders) as beneficiary under a junior deed of trust or as mortgagee under a junior mortgage are subordinate to those of the mortgagee or beneficiary under the senior mortgage or deed of trust, including the prior rights of the senior mortgagee or beneficiary to receive rents, hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the borrower or trustor, thereby extinguishing the junior mortgagee’s or junior beneficiary’s lien unless the applicable servicer asserts its subordinate interest in a property in foreclosure litigation or satisfies the defaulted senior loan.  As discussed more fully below, in many states a junior mortgagee or beneficiary may satisfy a defaulted senior loan in full, or may cure such default and bring the senior loan current, in either event adding the amounts expended to the balance due on the junior loan.  Absent a provision in the senior mortgage, no notice of default is required to be given to the junior mortgagee.

The form of the mortgage or deed of trust used by many institutional lenders confers on the mortgagee or beneficiary the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with any condemnation proceedings, and to apply such proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in such order as the mortgagee or beneficiary may determine.  Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under the senior mortgage or deed of trust will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgage or deed of trust.  Proceeds in excess of the amount of senior mortgage indebtedness will, in most cases, be applied to the indebtedness of a junior mortgage or deed of trust.  The laws of certain states may limit the ability of mortgagees or beneficiaries to apply the proceeds of hazard insurance and partial condemnation awards to the secured indebtedness.  In those states, the borrower or trustor must be allowed to use the proceeds of hazard insurance to repair the damage unless the security of the mortgagee or beneficiary has been impaired.  Similarly, in certain states, the mortgagee or beneficiary is entitled to the award for a partial condemnation of the real property security only to the extent that its security is impaired.

The form of mortgage or deed of trust used by many institutional lenders typically contains a “future advance” clause, which provides, in essence, that additional amounts advanced to or on behalf of the borrower or trustor by the mortgagee or beneficiary are to be secured by the mortgage or deed of trust.  While such a clause is valid under the laws of most states, the priority of any advance made under the clause depends, in some states, on whether the advance was an “obligatory” or “optional” advance.  If the mortgagee or beneficiary is obligated to advance the additional amounts, the advance may be entitled to receive the same priority as amounts initially made under the mortgage or deed of trust, notwithstanding that there may be intervening junior mortgages or deeds of trust and other liens between the date of recording of the mortgage or deed of trust and the date of the future advance, and notwithstanding that the mortgagee or beneficiary had actual knowledge of such intervening junior mortgages or deeds of trust and other liens at the time of the advance.  Where the mortgagee or beneficiary is not obligated to advance the additional amounts and has actual knowledge of the intervening junior mortgages or deeds of trust and other liens, the advance may be subordinate to such intervening junior mortgages or deeds of trust and other liens.  Priority of advances under a future advance clause rests, in many other states, on state law giving priority to all advances made under the loan agreement up to a “credit limit” amount stated in the recorded mortgage.

Another provision typically found in the form of the mortgage or deed of trust used by many institutional lenders obligates the borrower or trustor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which appear prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee or beneficiary under the mortgage or deed of trust.  Upon a failure of the borrower or trustor to perform any of these obligations, the mortgagee or beneficiary is given the right under the mortgage or deed of trust to perform the obligation itself, at its election, with the borrower or trustor agreeing to reimburse the mortgagee or beneficiary for any sums expended by the mortgagee or beneficiary on behalf of the trustor.  All sums so expended by the mortgagee or beneficiary become part of the indebtedness secured by the mortgage or deed of trust.

The form of mortgage or deed of trust used by many institutional lenders typically requires the borrower or trustor to obtain the consent of the mortgagee or beneficiary in respect of actions affecting the mortgaged property, including, without limitation, leasing activities (including new leases and termination or modification of existing leases), alterations and improvements to buildings forming a part of the mortgaged property and management and leasing agreements for the mortgaged property.  Tenants will often refuse to execute a lease unless the mortgagee or beneficiary executes a written agreement with the tenant not to disturb the tenant’s possession of its premises in the event of a foreclosure.  A senior mortgagee or beneficiary may refuse to consent to matters approved by a junior mortgagee or beneficiary with the result that the value of the security for the junior mortgage or deed of trust is diminished.  For example, a senior mortgagee or beneficiary may decide not to approve a lease or to refuse to grant to a tenant a non-disturbance agreement.  If, as a result, the lease is not executed, the value of the mortgaged property may be diminished.

Cooperatives

Cooperative loans are evidenced by promissory notes secured by security interests in shares issued by private corporations that are entitled to be treated as housing cooperatives under the Code and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the corporations’ buildings.  The security agreement will create a lien upon, or grant a title interest in, the property that it covers, the priority of which will depend on the terms of the particular security agreement as well as the order of recordation of the agreement in the appropriate recording office.  Such a lien or title interest is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers.

A corporation which is entitled to be treated as a housing cooperative under the Code owns all the real property or some interest therein sufficient to permit it to own the building and all separate dwelling units therein.  The cooperative is directly responsible for property management and, in most cases, payment of real estate taxes and hazard and liability insurance.  If there is a blanket mortgage (or mortgages) on the cooperative apartment building and/or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the cooperative, as property borrower, is also responsible for meeting these mortgage or rental obligations.  The interest of the occupant under proprietary leases or occupancy agreements as to which that cooperative is the landlord are generally subordinate to the interest of the holder of a blanket mortgage and to the interest of the holder of a land lease.  If the cooperative is unable to meet the payment obligations (1) arising under a blanket mortgage, the mortgagee holding a blanket mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the land lease could terminate it and all subordinate proprietary leases and occupancy agreements.  Also, a blanket mortgage on a cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity.  The inability of the cooperative to refinance a mortgage and its consequent inability to make such final payment could lead to foreclosure by the mortgagee.  Similarly, a land lease has an expiration date and the inability of the cooperative to extend its term or, in the alternative, to purchase the land could lead to termination of the cooperative’s interest in the property and termination of all proprietary leases and occupancy agreements.  A foreclosure by the holder of a blanket mortgage could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.  Similarly, the termination of the land lease by its holder could eliminate or significantly diminish the value of any collateral held by the lender who financed an individual tenant-stockholder of the cooperative shares or, in the case of the mortgage loans, the collateral securing the cooperative loans.

The cooperative is owned by tenant-stockholders who, through ownership of stock or shares in the corporation, receive proprietary leases or occupancy agreements that confer exclusive rights to occupy specific units.  Generally, a tenant-stockholder of a cooperative must make a monthly payment to the cooperative representing such tenant-stockholder’s pro rata share of the cooperative’s payments for its blanket mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses.  An ownership interest in a cooperative and accompanying occupancy rights are financed through a cooperative share loan evidenced by a promissory note and secured by a security interest in the occupancy agreement or proprietary lease and in the related cooperative shares.  The lender takes possession of the share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the cooperative shares is filed in the appropriate state and local offices to perfect the lender’s interest in its collateral.  Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the promissory note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of cooperative shares.  See “— Realizing Upon Cooperative Security” below.

Tax Aspects of Cooperative Ownership

In general, a “tenant-stockholder” (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a “cooperative housing corporation” within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of certain interest expenses and certain real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections 163 and 164 of the Code.  In order for a corporation to qualify under Section 216(b)(1) of the Code for its taxable year in which such items are allowable as a deduction to the corporation, such section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders.  By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis.  Consequently, there can be no assurance that cooperatives relating to the cooperative loans will qualify under such section for any particular year.  In the event that such a cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative loans could be significantly impaired because no deduction would be allowable to tenant-stockholders under Section 216(a) of the Code with respect to those years.  In view of the significance of the tax benefits accorded tenant-stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that such a failure would be permitted to continue over a period of years appears remote.

Foreclosure

Foreclosure of a mortgage is generally accomplished by judicial action.  Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property.  Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant.  When the mortgagee’s right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming.  After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property.  In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage.  Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.  If the mortgage covered the tenant’s interest in a lease and leasehold estate, the purchaser will acquire such tenant’s interest subject to the tenant’s obligations under the lease to pay rent and perform other covenants contained therein.

Though a deed of trust may also be foreclosed by judicial action, foreclosure of a deed of trust is generally accomplished by a non-judicial trustee’s sale under a specific provision in the deed of trust that authorizes the trustee to sell the property upon a default by the borrower under the terms of the note or deed of trust.  In some states, the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and notice of sale.  In addition, the trustee must provide notice in some states to any other individual having an interest in the real property, including any junior lienholders.  If the loan is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers.  In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee’s sale.  In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.  Certain state laws control the amount of foreclosure expenses and costs, including attorneys’ fees, which may be recovered by a lender.

In case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale.  However, because of a number of factors, including the difficulty a potential buyer at the sale would have in determining the exact status of title to the property subject to the lien of the mortgage or deed of trust and the redemption rights that may exist (see “— Rights of Redemption” below) and the fact that the physical condition and financial performance of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at the foreclosure sale.  Rather, it is common for the lender to purchase the property from the trustee or receiver for a credit bid less than or equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure.  Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying operating expenses and real estate taxes and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property.  Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property.  Any loss may be reduced by the receipt of mortgage insurance proceeds or proceeds from FHA insurance or a VA guaranty.

In addition to applicable state law, a mortgagee’s ability to foreclose on an FHA mortgage loan or a VA mortgage loan is limited by the regulations promulgated and procedures prescribed by such agencies.

Realizing Upon Cooperative Security

The cooperative shares and proprietary lease or occupancy agreement owned by the tenant-stockholder and pledged to the lender are, in almost all cases, subject to restrictions on transfer as set forth in the cooperative’s certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement.  The proprietary lease or occupancy agreement, even while pledged, may be cancelled by the cooperative for failure by the tenant-stockholder to pay rent or other obligations or charges owed by such tenant-stockholder, including mechanics’ liens against the cooperative apartment building incurred by such tenant-stockholder.  Commonly, rent and other obligations and charges arising under a proprietary lease or occupancy agreement that are owed to the cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates.  In addition, the proprietary lease or occupancy agreement generally permits the cooperative to terminate such lease or agreement in the event the borrower defaults in the performance of covenants thereunder.  Typically, the lender and the cooperative enter into a recognition agreement that establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement.  A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant-stockholder.

The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the cooperative will take no action to terminate such lease or agreement until the lender has been provided with an opportunity to cure the default.  The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the cooperative will recognize the lender’s lien against proceeds from a sale of the cooperative apartment, subject, however, to the cooperative’s right to sums due under such proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement.  The total amount owed to the cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the value of the collateral below the outstanding principal balance of the cooperative loan and accrued and unpaid interest thereon.

Recognition agreements also provide that in the event the lender succeeds to the tenant-shareholder’s shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative loan, the lender must obtain the approval or consent of the cooperative as required by the proprietary lease before transferring the cooperative shares or assigning the proprietary lease.

In New York, lenders generally have realized upon the pledged shares and proprietary lease or occupancy agreement given to secure a cooperative loan by public sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to those shares.  Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner.  Whether a sale has been conducted in a “commercially reasonable” manner will depend on the facts in each case.  In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale.  Generally, a sale conducted according to the usual practice of banks selling similar collateral will be considered reasonably conducted.

Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest.  The recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative corporation to receive sums due under the proprietary lease or occupancy agreement.  If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus.  Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency.  See “— Anti-Deficiency Legislation and Other Limitations on Lenders” below.

In the case of foreclosure on a building that was converted from a rental building to a building owned by a cooperative under a non-eviction plan, some states require that a purchaser at a foreclosure sale take the property subject to rent control and rent stabilization laws that apply to certain tenants who elect to remain in the building but who did not purchase shares in the cooperative when the building was so converted.

Rights of Redemption

In some states, after a sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale.  In certain other states, this right of redemption applies only to a sale following judicial foreclosure, and not a sale pursuant to a non-judicial power of sale.  In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes.  In some states, the right to redeem is an equitable right.  The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property.  The exercise of a right of redemption would defeat the title of any purchaser from the lender subsequent to foreclosure or sale under a deed of trust.  Consequently, the practical effect of the redemption right is to force the lender to retain the property and pay the expenses of ownership until the redemption period has run.

Anti-Deficiency Legislation and Other Limitations on Lenders

Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower.  In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security.  Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale.  The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender’s security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

In the case of cooperative loans, lenders generally realize on cooperative shares and the accompanying proprietary lease or occupancy agreement given to secure a cooperative loan under Article 9 of the UCC.  Some courts have construed the provisions of the UCC regarding a secured party’s right to dispose of collateral after default to prohibit a deficiency award unless the creditor establishes that the sale of the collateral (which, in the case of a cooperative loan, would be the shares of the cooperative and the related proprietary lease or occupancy agreement) was conducted in a commercially reasonable manner.

In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the Relief Act and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security.  For example, in a Chapter 13 case under the United States Bankruptcy Code (the “Bankruptcy Code”), when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness.  A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor’s principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule.  Certain court decisions have applied such relief to claims secured by the debtor’s principal residence.

The Bankruptcy Code and the laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust.  Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans.  These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations.  These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law.  In some cases, this liability may affect assignees of the mortgage loans.

Bankruptcy Laws

Numerous statutory provisions, including the Bankruptcy Code and state laws affording relief to debtors, may interfere with and delay the ability of the secured mortgage lender to obtain payment of the loan, to realize upon collateral or to enforce a deficiency judgment.  For example, under the Bankruptcy Code, virtually all collection and enforcement actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition, and, often, no interest or principal payments are made during the course of the bankruptcy case.  The delay and consequences thereof caused by such automatic stay can be significant.  Also, under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a junior lienor, including, without limitation, any junior mortgagee or beneficiary, may stay the senior lender from taking action to foreclose on such junior lien.  Certain of the mortgaged properties may have a junior “wraparound” mortgage or deed of trust encumbering such mortgaged property.  In general terms, a “wraparound” mortgage is a junior mortgage where the full amount of the mortgage is increased by an amount equal to the principal balance of the senior mortgage and where the junior lender agrees to pay the senior mortgage out of the payments received from the borrower under the wraparound mortgage.  As with other junior mortgages, the filing of a petition under the Bankruptcy Code by or on behalf of such a wraparound mortgagee may stay the senior lender from taking action to foreclose upon such junior wraparound mortgage.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for the lender are met, the amount and terms of a mortgage or deed of trust secured by property of the debtor may be modified under certain circumstances.  The outstanding amount of the loan secured by the real property may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of the lender’s security interest), thus leaving the lender holding a general unsecured claim for the difference between such value and the outstanding balance of the loan.  Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), or an extension (or reduction) of the final maturity date.  Some bankruptcy courts have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearages over a number of years.  In addition, under the Bankruptcy Code a bankruptcy court may permit a debtor through its plan to de-accelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition.  This may be done even if the full amount due under the original loan is never repaid.  Other types of significant modifications to the terms of the mortgage may be acceptable to the bankruptcy court, often depending on the particular facts and circumstances of the specific case.

A “deficient valuation” with respect to any mortgage loan is, generally, the excess of (a)(1) the then outstanding principal balance of the mortgage loan, plus (2) accrued and unpaid interest and expenses reimbursable under the terms of the related note to the date of the bankruptcy petition (collectively, the “outstanding balance”), over (b) a valuation by a court of competent jurisdiction of the mortgaged property which reduces the principal balance receivable on such mortgage loan to an amount less than the outstanding balance of the mortgage loan, which valuation results from a proceeding initiated under the Bankruptcy Code.  As used in this prospectus, “deficient valuation” means, with respect to any mortgage loan, the deficient valuation described in the preceding sentence, without giving effect to clause (a)(2) thereof.  If the terms of a court order in respect of any retroactive deficient valuation provide for a reduction in the indebtedness of a mortgage loan, and the earlier maturity thereof, the term deficient valuation includes an additional amount equal to the excess, if any, of (a) the amount of principal that would have been due on such mortgage loan, for each month retroactively affected, based on the original payment terms and amortization schedule of such mortgage loan over (b) the amount of principal due on such mortgage loan, for each such retroactive month (assuming the effect of such retroactive application according to such mortgage loan’s revised amortization schedule).  A “debt service reduction” with respect to any mortgage loan, is, generally, a reduction in the scheduled monthly payment for such mortgage loan, by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction resulting from a deficient valuation.

Federal bankruptcy law may also interfere with or affect the ability of the secured mortgage lender to enforce an assignment by a borrower of rents and leases related to the mortgaged property if the related borrower is a debtor in a bankruptcy case.  Under Section 362 of the Bankruptcy Code, the mortgagee will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time-consuming and may result in significant delays in the receipt of the rents.  Rents may also escape an assignment thereof (1) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy case, (2) to the extent such rents are used by the borrower to maintain the mortgaged property, or for other court authorized expenses or (3) to the extent other collateral may be substituted for the rents.

To the extent a borrower’s ability to make payment on a mortgage loan is dependent on payments under a lease of the related property, such ability may be impaired by the commencement of a bankruptcy case relating to a lessee under such lease.  Under the Bankruptcy Code, the filing of a petition in bankruptcy by or on behalf of a lessee results in a stay in bankruptcy against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the lease that occurred prior to the filing of the lessee’s petition.

In addition, federal bankruptcy law generally provides that a trustee or debtor in possession in a liquidation or reorganization case under the Bankruptcy Code may, subject to approval of the court, either assume the lease and retain it or assign it to a third party or reject the lease.  If the lease is assumed, the trustee or debtor in possession (or assignee, if applicable) must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance.  Such remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant if the lease was assigned, and any assurances provided to the lessor may, in fact, be inadequate.  Furthermore, there is likely to be a period of time between the date upon which a lessee files a bankruptcy petition and the date upon which the lease is assumed or rejected.  Although the lessee is obligated to make all lease payments currently on a lease of non-residential real property during the post-petition period, there is a risk that such payments will not be made due to the lessee’s poor financial condition.  In addition, for leases of residential real property that a trustee or the lessee as debtor in possession rejects, the lessee is only obligated to pay an amount equal to the rental value of the premises (regardless of the contractual rent) to the lessor during the period from the filing of the petition to the rejection of the lease.  Further, if the lease is rejected, the lessor will be treated as an unsecured creditor with respect to its claim for damages for termination of the lease and the borrower must relet the mortgaged property before the flow of lease payments will recommence.  In addition, pursuant to Section 502(b)(6) of the Bankruptcy Code, a lessor’s damages for lease rejection are limited.

In a bankruptcy or similar proceeding action may be taken seeking the recovery as a preferential transfer of any payments made by the borrower under the related mortgage loan.  Payments on long-term debt may be protected from recovery as preferences if they are payments made in the ordinary course of business according to ordinary business terms on debts incurred in the ordinary course of business.  Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

Under Section 364(d)(1) of the Bankruptcy Code, the bankruptcy court may authorize a borrower who is a debtor in bankruptcy to incur new indebtedness secured by a new lien on the debtor’s mortgaged property that is senior or equal to the lien of an existing mortgage loan if the court determines that there is “adequate protection” of the existing mortgagee’s interest.  To the extent that a mortgage loan is secured only by a mortgage on the debtor’s principal residence, other sections of the Bankruptcy Code may prevent the granting of a new lien with such “superpriority” status pursuant to a reorganization plan under chapter 11 or chapter 13 of the Bankruptcy Code, but there has been no definitive judicial resolution of this question.

Due-on-Sale Clauses

The enforceability of due-on-sale clauses has been subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied.  However, the Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limited exceptions.  The Garn-St Germain Act does “encourage” lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact that a transfer of the property may have occurred.  These include intra-family transfers, certain transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance.  Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by a new buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

Enforceability of Certain Provisions

Standard forms of note, mortgage and deed of trust generally contain provisions obligating the borrower to pay a late charge if payments are not timely made and in some circumstances may provide for prepayment fees or penalties if the obligation is paid prior to maturity.  In certain states, there are or may be specific limitations upon late charges which a lender may collect from a borrower for delinquent payments.  State and federal statutes or regulations may also limit a lender’s right to collect a prepayment penalty when the prepayment is caused by the lender’s acceleration of the loan pursuant to a due-on-sale clause.  Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  Pursuant to the agreements, late charges and certain other fees (to the extent permitted by law and not waived by the applicable servicer) may be retained by the applicable servicer or master servicer as additional servicing compensation.

Courts have imposed general equitable principles upon foreclosure.  These equitable principles are generally designed to relieve the borrower from the legal effect of defaults under the loan documents.  Examples of judicial remedies that may be fashioned include judicial requirements that the lender undertake affirmative and sometimes expensive actions to determine the causes for the borrower’s default and the likelihood that the borrower will be able to reinstate the loan.  In some cases, courts have substituted their judgment for the lender’s judgment and have required lenders to reinstate loans or recast payment schedules to accommodate borrowers who are suffering from temporary financial disability.  In some cases, courts have limited the right of lenders to foreclose if the default under the mortgage instrument is not monetary, such as the borrower failing to adequately maintain or insure the property or the borrower executing a junior mortgage or deed of trust affecting the property.  In other cases, some courts have been faced with the issue whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under the deeds of trust receive notices in addition to the statutorily-prescribed minimum requirements.  For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust or under a mortgage having a power of sale does not involve sufficient state action to afford constitutional protections to the borrower.

Environmental Considerations

Real property pledged as security to a lender may be subject to potential environmental risks  Such environmental risks may give rise to a diminution in value of property securing any mortgage loan or, as more fully described below, liability for cleanup costs or other remedial actions, which liability could exceed the value of such property or the principal balance of the related mortgage loan.  In certain circumstances, a lender may choose not to foreclose on contaminated property rather than risk incurring liability for remedial actions.

Under the laws of certain states where the mortgaged properties are located, the owner’s failure to perform remedial actions required under environmental laws may in certain circumstances give rise to a lien on the mortgaged property to ensure the reimbursement of remedial costs incurred by the state.  In several states such lien has priority over the lien of an existing mortgage against such property.  Because the costs of remedial action could be substantial, the value of a mortgaged property as collateral for a mortgage loan could be adversely affected by the existence of an environmental condition giving rise to a lien.

Under some circumstances, cleanup costs, or the obligation to take remedial actions, can be imposed on a secured party such as the trustee.  Under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of 1980 (“CERCLA”) CERCLA, current ownership or operation of a property provides a sufficient basis for imposing liability for the costs of addressing prior or current releases or threatened releases of hazardous substances on that property.  Under such laws, a secured lender who holds indicia of ownership primarily to protect its interest in a property may, by virtue of holding such indicia, fall within the literal terms of the definition of “owner” or “operator;” consequently, such laws often specifically exclude such a secured lender from the definitions of “owner” or “operator”, provided that the lender does not participate in the management of the facility.

Whether actions taken by a secured creditor would constitute such participation in the management of a facility or property, so that the lender loses the protection of the secured creditor exclusion, would be determined on a case by case basis, depending on the actions of the particular lender.  Under amendments to CERCLA enacted in 1996, known as the “Asset Conservation Act,” a lender must actually participate in the operational affairs of the property or the borrower, in order to be deemed to have “participated in the management of the facility.”  The Asset Conservation Act also provides that participation in the management of the property does not include “merely having the capacity to influence, or unexercised right to control” operations.  Rather, a lender will lose the protection of the secured creditor exclusion only if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling and disposal practices or assumes day-to-day management of all operational functions of the secured property.

It should be noted that the secured creditor exclusion does not govern liability for cleanup costs under state law or under federal laws other than CERCLA.  CERCLA’s jurisdiction extends to the investigation and remediation of releases of “hazardous substances.”  The definition of “hazardous substances” under CERCLA specifically excludes petroleum products.  Under federal law, the operation and management of underground petroleum storage tanks (excluding heating oil) is governed by Subtitle I of the Resource Conservation and Recovery Act (“RCRA”).  Under the Asset Conservation Act, the protections accorded to lenders under CERCLA are also accorded to the holders of security interests in underground storage tanks.  However, liability for cleanup of petroleum contamination will most likely be governed by state law, which may not provide any specific protection for secured creditors or alternatively, may not impose liability on secured creditors.

If a lender is or becomes liable for clean-up costs, it may bring an action for contribution against the current owners or operators, the owners or operators at the time of on-site disposal activity or any other party who contributed to the environmental hazard, but such persons or entities may be bankrupt or otherwise judgment-proof.  Furthermore, such action against the borrower may be adversely affected by the limitations on recourse in the loan documents.  Similarly, in some states anti-deficiency legislation and other statutes requiring the lender to exhaust its security before bringing a personal action against the borrower-trustor (see “— Anti-Deficiency Legislation and Other Limitations on Lenders” above) may curtail the lender’s ability to recover from its borrower the environmental clean-up and other related costs and liabilities incurred by the lender.

Traditionally, residential mortgage lenders have not taken steps to evaluate whether hazardous wastes or hazardous substances are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, none of the depositor, the seller or sellers or any of their respective affiliates have made such evaluations prior to the origination of the mortgage loans, nor does the depositor, the seller or sellers or their respective affiliates require that such evaluations be made by originators who have sold the mortgage loans to a seller. Neither the depositor nor any seller is required to undertake any such evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. None of the depositor, the seller or sellers or the master servicer makes any representations or warranties or assumes any liability with respect to: the environmental condition of any mortgaged property; the absence, presence or effect of hazardous wastes or hazardous substances on any mortgaged property; any casualty resulting from the presence or effect of hazardous wastes or hazardous substances on, near or emanating from any mortgaged property; the impact on securityholders of any environmental condition or presence of any substance on or near any mortgaged property; or the compliance of any mortgaged property with any environmental laws, nor is any agent, person or entity otherwise affiliated with the a seller authorized or able to make any such representation, warranty or assumption of liability relative to any such mortgaged property.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act, as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who is a member of the National Guard or is in reserve status at the time of the origination of the mortgage loan and is later called to active duty) may not be charged interest (including fees and charges) above an annual rate of 6% during the period of such borrower’s active duty status, unless a court orders otherwise upon application of the lender.  Any shortfall in interest collections on the related mortgage loans resulting from the application of the Relief Act or similar state laws (“Relief Act shortfalls”), to the extent not covered by any applicable enhancements, could result in losses to the holders of the securities.  The Relief Act applies to borrowers who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service assigned to duty with the military.  Certain persons not covered by the Relief Act may be eligible for similar loan payment relief under applicable state law.  Because the Relief Act applies to borrowers who enter military service (including reservists who are later called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of mortgage loans that may be affected by the Relief Act.  In addition, the Relief Act imposes limitations that would impair the ability of the servicers to foreclose on an affected mortgage loan during the borrower’s period of active duty status and, under certain circumstances, during an additional three months thereafter.  Thus, in the event that such a mortgage loan goes into default, there may be delays and losses occasioned by the inability to realize upon the mortgaged property in a timely fashion.

Alternative Mortgage Instruments

Alternative mortgage instruments, including adjustable rate mortgage loans, originated by non-federally chartered lenders have historically been subjected to a variety of restrictions.  Such restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state-chartered lender was in compliance with applicable law.  These difficulties were alleviated substantially as a result of the enactment of Title VIII of the Garn-St Germain Act (“Title VIII”).  Title VIII provides that, notwithstanding any state law to the contrary, state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks, state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union Administration (the “NCUA”) with respect to origination of alternative mortgage instruments by federal credit unions, and all other non-federally chartered housing creditors, including state-chartered savings and loan associations, state-chartered savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board (now the Office of Thrift Supervision) with respect to origination of alternative mortgage instruments by federal savings and loan associations.  Title VIII authorized any state to reject applicability of the provision of Title VIII by adopting, prior to October 15, 1985, a law or constitutional provision expressly rejecting the applicability of such provisions.  Certain states have taken such action.

Consumer Protection Laws

The Reigle Community Development and Regulatory Improvement Act of 1994 (the “Reigle Act”) incorporates the Home Ownership and Equity Protection Act of 1994, which adds certain additional provisions to Regulation Z, the implementing regulation of the Truth-in-Lending Act (“TILA”).  These provisions impose additional disclosure and other requirements on creditors with respect to high cost loans.  In general, mortgage loans within the purview of the Reigle Act have annual percentage rates over 8% greater than the yield on United States Treasury securities of comparable maturity and/or fees and points which exceed the greater of 8% of the total loan amount or $455.  The provisions of the Reigle Act apply on a mandatory basis to all mortgage loans originated on or after October 1, 1995.  These provisions can impose specific statutory liabilities upon creditors who fail to comply with their provisions and may affect the enforceability of the related loans.  In addition, any assignee of a creditor, including the trust and the trustee, would generally be subject to all claims and defenses that the consumer could assert against the creditor, including, without limitation, the right to rescind the mortgage loan.

Mortgage loans are also subject to various other federal laws, including (1) the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; (2) the Americans with Disabilities Act, which, among other things, prohibits discrimination on the basis of disability in the full and equal enjoyment of the goods, services, facilities, privileges, advantages or accommodations of any place of public accommodation; and (3) the Fair Credit Reporting Act, which regulates the use and reporting of information related to borrowers’ credit experience.  Violations of certain provisions of these federal laws may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans and in addition could subject the trust to damages.

State laws applicable to mortgage loans generally regulate interest rates and other charges and require certain disclosures to borrowers.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of mortgage loans.  Depending upon the provisions of the applicable law and the specific facts and circumstances involved, violations of these laws, policies and principles may limit the ability of the servicer to collect all or part of the principal of or interest on the mortgage loans, may entitle borrowers to a refund of amounts previously paid and could subject the trust to damages.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, enacted in March 1980 (“Title V”), provides that state usury limitations shall not apply to certain types of home improvement first mortgage loans originated by certain lenders after March 31, 1980.  A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980.  The Office of Thrift Supervision is authorized to issue rules and regulations and to publish interpretations governing implementation of Title V.  The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law.  In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V.  Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

The depositor has been advised by counsel that a court interpreting Title V would hold that residential mortgage loans related to a series originated on or after January 1, 1980, are subject to federal preemption. Therefore, in a state that has not taken the requisite action to reject application of Title V or to adopt a provision limiting discount points or other charges prior to origination of the residential mortgage loans, any such limitation under the state’s usury law would not apply to the residential mortgage loans.

In any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges is adopted, no mortgage loans originated after the date of the state action will be eligible as Trust Assets if the mortgage loans bear interest or provide for discount points or charges in excess of permitted levels. No mortgage loan originated prior to January 1, 1980, will bear interest or provide for discount points or charges in excess of permitted levels.

Default Interest and Limitations on Prepayment

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made.  They may also contain provisions that prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment premium, fee or charge.  In some states, there are or may be specific limitations upon the late charges that a lender may collect from a borrower for delinquent payments.  Some states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid.  In addition, the enforceability of provisions that provide for prepayment premiums, fees and charges upon an involuntary prepayment is unclear under the laws of many states.

Secondary Financing

Where the borrower encumbers the mortgaged property with one or more junior liens, the senior lender is subject to additional risk.  First, the borrower may have difficulty servicing and repaying multiple loans.  Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender.  For example, if the borrower and the senior lender agree to an increase in the principal balance of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is prejudiced or the borrower is additionally burdened.  Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with, delay and in certain circumstances even prevent the taking of action by the senior lender.  Fourth, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations.  Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property that could, together with the possibility of limited alternative uses for a particular mortgaged property, result in a failure to realize the full principal balance of the related mortgage loan.

Type of Mortgaged Property

Securityholders may be subject to additional risk depending upon the type and use of the mortgaged property in question.  Mortgages on mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the person(s) appointed or elected by the condominium unit owners to govern the affairs of the condominium.  A “condominium form” of ownership is a form of ownership of real property wherein each owner is entitled to the exclusive ownership and possession of his or her individual condominium unit and also owns a proportionate undivided interest in all parts of the condominium building (other than the individual condominium units) and all areas or facilities, if any, for the common use of the condominium units.

FHA Insurance and VA Guaranty

The benefits of the FHA insurance and VA guaranty are limited, as described below.  To the extent that amounts payable under the applicable Policy are insufficient to cover losses in respect of the related mortgage loan, any such loss in excess of the applicable credit enhancement will be borne by securityholders.

Under both the FHA and VA programs the servicers must follow certain prescribed procedures in submitting claims for payment.  Failure to follow such procedures could result in delays in receipt of the amount of proceeds collected in respect of any liquidated mortgage loan under the applicable FHA insurance or VA guaranty (“FHA/VA Claim Proceeds”) and reductions in FHA/VA Claim Proceeds received.

FHA Insurance

FHA, a division of HUD, is responsible for administering federal mortgage insurance programs authorized under the National Housing Act of 1934, as amended (the “National Housing Act”), and the United States Housing Act of 1937, as amended.  FHA mortgage loans are insured under various FHA programs including the standard FHA 203(b) program to finance the acquisition of one- to four-family housing units as well as to refinance an existing mortgage.  These programs generally limit the principal balance of the mortgage loans insured.  Mortgage loans originated prior to October 21, 1998, and insured by the FHA generally require a minimum down payment of approximately 3% to 5% of the acquisition cost, which includes the lesser of the appraised value or sales price, plus eligible closing costs, subject to a maximum loan-to-value ratio of approximately 97%.  Mortgage loans originated on or after October 21, 1998, and insured by the FHA generally require a minimum cash investment of 3% of the lesser of appraised value or sales price, subject to a maximum loan-to-value ratio (generally, approximately 97.75%) that is determined based on the loan amount and the state in which the mortgaged property is located.

The monthly or periodic insurance premiums for FHA mortgage loans will be collected by the servicers and paid to FHA.  The regulations governing FHA single-family mortgage insurance programs provide that insurance benefits are payable upon foreclosure (or other acquisition or possession) and in general, conveyance of the mortgaged property to HUD.  With respect to a defaulted FHA mortgage loan, a servicer is limited in its ability to initiate foreclosure proceedings.  Servicers of FHA mortgage loans are required to make an effort to avoid foreclosure by entering, if feasible, into one of a number of available forms of loss mitigation plans with the borrower.  Such relief may involve forbearance, the reduction or suspension of monthly payments for a specified period, with such payments to be made up on or before the maturity date of the mortgage loan, loan modification and the rescheduling or other adjustment of payments due under the mortgage loan up to or beyond the scheduled maturity date.  In addition, in certain instances, HUD may provide relief by making partial claim payment for the delinquent amounts due under the mortgage loan (which payments, under certain circumstances, are to be repaid by the borrower to HUD).  With certain exceptions, at least three full installments must be due and unpaid under the mortgage loan before a servicer may initiate foreclosure proceedings.

HUD monitors the servicing of insured mortgage loans and reviews servicers to ensure that they are offering appropriate loss mitigation options to borrowers in accordance with HUD requirements.  In cases in which HUD determines that servicers are not properly servicing insured mortgage loans and are not offering loss mitigation options to delinquent borrowers, HUD may seek to require the servicer to indemnify HUD against any losses it sustains.

To help ensure that mortgagees provide the required assistance to borrowers and offer them appropriate loss mitigation alternatives, Congress amended the National Housing Act to include the failure to engage in loss mitigation actions as grounds for the imposition of a civil money penalty against a mortgagee.  The penalty for failing to engage in loss mitigation activities is set by statute at three times the amount of any insurance benefits claimed by the mortgagee with respect to any mortgage loan for which the mortgagee failed to engage in such loss mitigation actions.  To date, however, HUD has not adopted implementing regulations.

HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD.  Current practice is to pay such claims in cash, and claims have not been paid in debentures since 1965.  HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate.  The related servicer will be obligated to purchase any such debenture issued in satisfaction of a defaulted FHA mortgage loan for an amount equal to the principal balance of such debenture.

The amount of insurance benefits generally paid by the FHA is equal to the unpaid principal balance of the defaulted mortgage loan, plus amounts to reimburse the mortgagee for certain costs and expenses, less certain amounts received or retained by the mortgagee after default.  When entitlement to insurance benefits results from foreclosure (or other acquisition of possession) and conveyance to HUD, the mortgagee is compensated for no more than two-thirds of its foreclosure costs, and for interest accrued and unpaid from a date 60 days after the borrower’s first uncorrected failure to perform any obligation or make any payment due under the mortgage loan, at the applicable HUD debenture interest rate, provided all applicable HUD requirements have been met.

Although FHA insurance proceeds include accrued and unpaid interest on the defaulted mortgage loan, the amount of interest paid may be substantially less than such accrued interest.  As described above, FHA will reimburse interest at the applicable debenture interest rate, which will generally be lower than the mortgage rate on the related mortgage loan.  Such negative interest spread between the debenture rate and the mortgage rate, as well as the failure of FHA insurance to cover the first 60 days of accrued and unpaid interest and all foreclosure expenses as described above, could result in losses to securityholders.  The interest payable may be curtailed if a servicer has not met FHA’s timing requirements for certain actions during the foreclosure and conveyance process.  When a servicer exceeds the timing requirements and has not obtained an extension from FHA, FHA will pay interest only to the date the particular action should have been completed.

VA Guaranty

VA mortgage loans are partially guaranteed by the VA under the Servicemen’s Readjustment Act of 1944, as amended, which permits a veteran (or in certain instances the spouse of a veteran) to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one- to four-family dwelling unit or to refinance an existing guaranteed loan.  The program requires no down payment from the purchaser and permits the guarantee of mortgage loans of up to 30 years’ duration.  The maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan depends upon the original principal balance of the mortgage loan.  At present, the maximum guaranty that may be issued by the VA under a VA guaranteed mortgage loan is 50% of the unpaid principal balance of a loan of $45,000 or less, the lesser of $36,000 or 40% of the principal balance of a loan of more than $45,000 but less than $144,000, subject to a minimum guaranty amount of $22,500, and, for loans of more than $144,000, the lesser of 25% of the principal balance of the mortgage loan or $60,000.

With respect to a defaulted VA guaranteed mortgage loan, the mortgagee is, absent exceptional circumstances, authorized to foreclose only after the default has continued for three months.  Generally, a claim for the guarantee is submitted after foreclosure and after the mortgagee files with the VA a notice of election to convey the related mortgaged property to the VA.

In instances where the net value of the mortgaged property securing a VA guaranteed mortgage loan is less than the unguaranteed portion of the indebtedness outstanding (including principal, accrued interest and certain limited foreclosure costs and expenses) on the related mortgage loan, the VA may notify the mortgagee that it will not accept conveyance of the mortgaged property (a “No-Bid”).  In the case of a No-Bid, the VA will pay certain guaranty benefits to the mortgagee and the mortgagee will generally take title to and liquidate the mortgaged property.  The guaranty benefits payable by the VA in the case of a No-Bid will be an amount equal to the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan.  The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness (which may include accrued and unpaid interest and certain expenses of the mortgagee, including foreclosure expenses) up to the amount originally guaranteed.

When the mortgagee receives the VA’s No-Bid instructions with respect to a defaulted mortgage loan, the mortgagee has the right (but not the obligation) to waive or satisfy a portion of the indebtedness outstanding with respect to such defaulted mortgage loan by an amount that would cause the unguaranteed portion of the indebtedness (including principal, accrued interest and certain limited foreclosure costs and expenses) after giving effect to such reduction to be less than the net value of the mortgaged property securing the mortgage loan (a “buydown”).  In the case of a buydown, the VA will accept conveyance of the mortgaged property and the mortgagee will suffer a loss to the extent of the indebtedness that was satisfied or waived in order to effect the buydown, in addition to any other losses resulting from unreimbursed foreclosure costs and expenses and interest that may have accrued beyond the applicable VA cut-off date.

In the event the VA elects a No-Bid, the amount paid by the VA cannot exceed the original guaranteed amount or, if less, the initial guarantee percentage multiplied by the outstanding indebtedness with respect to the defaulted mortgage loan.  The amount of the guarantee decreases pro rata with any decrease in the amount of indebtedness, as described above.  As a result of such limitations, losses associated with defaulted VA mortgage loans could be substantial.

Material Federal Income Tax Considerations

The following is a general discussion of certain anticipated material federal income tax consequences of the purchase, ownership and disposition of the securities.  This discussion has been prepared with the advice of McKee Nelson LLP, special counsel to the depositor.  This discussion is based on authorities that are subject to change or differing interpretations.  Any such change or differing interpretation could be applied retroactively.  No rulings have been or will be sought from the IRS with respect to any of the matters discussed below, and no assurance can be given that the views of the IRS with respect to those matters will not differ from that described below.

This discussion is directed solely to Security Owners (as defined herein) that purchase securities at issuance and hold them as “capital assets” within the meaning of Section 1221 of the Code.  The discussion does not purport to cover all federal income tax consequences applicable to particular investors, some of which may be subject to special rules.  Investors subject to such special rules include dealers in securities, certain traders in securities, financial institutions, tax-exempt organizations, insurance companies, persons who hold securities as part of a hedging transaction or as a position in a straddle or conversion transaction, persons whose functional currency is not the U.S. dollar, or persons who elect to treat gain recognized on the disposition of a security as investment income under Section 163(d)(4)(B)(iii) of the Code.

In addition, this discussion does not address the state, local or other tax consequences of the purchase, ownership and disposition of securities.  We encourage you to consult your own tax advisor in determining the state, local and other tax consequences of the purchase, ownership and disposition of securities.  Moreover, this discussion may be supplemented by a discussion in the applicable prospectus supplement.

In this discussion, when we use the term:

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“Security Owner,” we mean any person holding a beneficial ownership interest in securities;

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“Code,” we mean the Internal Revenue Code of 1986, as amended;

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“IRS,” we mean the Internal Revenue Service;

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“AFR,” we mean the applicable federal rate, which is an average of current yields for U.S. Treasury securities with specified ranges of maturities and which is computed and published monthly by the IRS for use in various tax calculations;

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“Foreign Person,” we mean any person other than a U.S. Person; and

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“U.S. Person,” we mean (1) a citizen or resident of the United States; (2) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia; (3) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (4) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (5) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust.  Notwithstanding the preceding clause, to the extent provided in Treasury regulations, certain trusts that were in existence on August 20, 1996, that were treated as U.S. Persons prior to such date, and that elect to continue to be treated as U.S. Persons, also are U.S. Persons.

Types of Securities

This discussion addresses the following three types of securities:

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REMIC securities;

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notes issued by a trust, including a trust for which a REIT election has been made; and

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trust securities issued by trusts for which a REMIC election is not made.

The prospectus supplement for each series of securities will indicate the tax characterization of each security issued pursuant to that supplement.  Set forth below is a general description of each type of tax characterization, with references to more detailed discussions regarding particular securities.  The discussions under “—Special Tax Attributes,” “—Backup Withholding” and “—Reportable Transactions” below address all types of securities.

REMIC Securities Generally

With respect to each series of REMIC securities, McKee Nelson LLP will deliver its opinion that, assuming compliance with all provisions of the related pooling and servicing agreement or other applicable agreement, the related trust will comprise one or more “REMICs” within the meaning of Section 860D of the Code and the classes of interests offered will be considered to be “regular interests” or “residual interests” in a REMIC within the meaning set out in Section 860G(a) of the Code.  The prospectus supplement for REMIC securities will identify the regular interests and residual interest in the REMIC.

A REMIC may issue one or more classes of regular interests and must issue one and only one class of residual interest.  We refer to a REMIC security representing a regular interest in a REMIC as a “REMIC regular security.”  REMIC regular securities generally will be treated for federal income tax purposes as debt instruments issued by the REMIC.  The tax treatment of securities treated as debt instruments, including REMIC regular securities, is discussed under “—Taxation of Securities Treated as Debt Instruments” below.  You should be aware, however, that although you  normally would take interest income on a debt instrument into account under your regular method of accounting, you must include interest accrued on a REMIC regular security in income under the accrual method of accounting regardless of the method of accounting you otherwise use for tax purposes.

We refer to a REMIC security representing a residual interest in a REMIC as a “REMIC residual certificate” and the owner of a beneficial interest in a REMIC residual certificate as a “Residual Owner.”  The tax treatment of REMIC residual securities is discussed under “—REMIC Residual Certificates” below.

A REMIC is subject to tax at a rate of 100 percent on the net income the REMIC derives from prohibited transactions.  In general, a “prohibited transaction” means the disposition of a qualified mortgage other than pursuant to certain specified exceptions, the receipt of income from a source other than a qualified mortgage or certain other permitted investments, the receipt of compensation for services, or gain from the disposition of an asset purchased with the payments on the qualified mortgages for temporary investment pending distribution on the REMIC securities.  The Code also imposes a 100 percent tax on the value of any contribution of assets to the REMIC after the closing date other than pursuant to specified exceptions, and subjects “net income from foreclosure property” to tax at the highest corporate rate.  We do not anticipate that any REMIC in which we will offer securities will engage in any such transactions or receive any such income.

If an entity elects to be treated as a REMIC but fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the entity will not qualify as a REMIC for such year and thereafter.  In this event, the entity may be subject to taxation as a separate corporation, and the securities issued by the entity may not be accorded the status described under “— Special Tax Attributes” below.  In the case of an inadvertent termination of REMIC status, the United States Treasury Department has authority to issue regulations providing relief; however, sanctions, such as the imposition of a corporate tax on all or a portion of the entity’s income for the period during which the requirements for REMIC status are not satisfied, may accompany any such relief.

To the extent provided in the applicable prospectus supplement, a security may represent not only the ownership of a REMIC regular interest but also an interest in a notional principal contract.  This can occur, for instance, if the applicable pooling and servicing agreement provides that the rate of interest payable by the REMIC on the regular interest is subject to a cap based on the weighted average of the net interest rates payable on the qualified mortgages held by the REMIC.  In these instances, the pooling and servicing agreement may provide for a reserve fund that will be held as part of the trust but not as an asset of any REMIC created pursuant to the pooling and servicing agreement (an “outside reserve fund”).  The outside reserve fund typically would be funded from monthly excess cashflow.  If the interest payments on a regular interest were limited due to the above-described cap, payments of any interest shortfall due to application of that cap would be made to the regular interest holder to the extent of funds on deposit in the outside reserve fund.  For federal income tax purposes, payments from the outside reserve fund will be treated as payments under a notional principal contract written by the owner of the outside reserve fund in favor of the regular interest holders.

Issuance of Notes Generally

For each issuance of notes by a trust (which does not make a REMIC election), McKee Nelson LLP will deliver its opinion that, assuming compliance with the pooling and servicing agreement and the indenture, the notes will constitute debt instruments for federal income tax purposes.  No regulations, published rulings, or judicial decisions may exist that discuss the characterization for federal income tax purposes of securities with terms substantially the same as the notes.  The depositor and the trustee will agree, and the beneficial owners of notes will agree by their purchase of the notes, to treat the notes as debt for all tax purposes.  The tax treatment of securities treated as debt instruments is discussed under “—Taxation of Securities Treated as Debt Instruments” below.  If, contrary to the opinion of McKee Nelson LLP, the IRS successfully asserted that the notes were not debt instruments for federal income tax purposes, the notes might be treated as equity interests in the trust, and the timing and amount of income allocable to beneficial owners of those notes might be different than as described under “—Taxation of Securities Treated as Debt Instruments.”

With respect to certain trusts that issue notes, an election may be made to treat the trust as a “real estate investment trust” within the meaning of Section 856(a) of the Code (a “REIT”).  In general, a REIT receives certain tax benefits, provided the REIT complies with requirements relating to its assets, its income and its operations, all as further provided in the Code.  The classification of the trust issuing notes as a REIT generally will not have any tax consequences for a beneficial owner of a note.

Classification of Trust Securities Generally

With respect to each series of trust securities for which no REMIC election is made, McKee Nelson LLP will deliver its opinion (unless otherwise limited by the related prospectus supplement) that, assuming compliance with the pooling and servicing agreement, either: (1) the trust will be classified as a trust under applicable Treasury regulations and will not be taxable as a corporation and that each beneficial owner of a security will be an owner of the trust under the provisions of subpart E, part I, of subchapter J of the Code (we refer to such a trust herein as a “Grantor Trust” and to the securities issued by the trust as “Grantor Trust Certificates”); or (2) the trust will be classified as a partnership for federal income tax purposes that is not taxable as a corporation under the taxable mortgage pool rules of Section 7701(i) of the Code or the publicly traded partnership rules of Section 7704 of the Code and that each beneficial owner of a security issued by the trust will be a partner in that partnership (we refer to such securities as “Partner Certificates”).  The depositor and the trustee will agree, and the beneficial owners of Grantor Trust Certificates or Partner Certificates will agree by their purchase of such securities, to treat the trust and the related securities consistent with the manner provided in the related supplement for all tax purposes.  The proper characterization of the arrangement involving Grantor Trust Certificates or Partner Certificates may not be clear, because there may be no authority on closely comparable transactions.  For a discussion of the tax treatment of Grantor Trust Certificates, see “—Grantor Trust Certificates” below, and for a discussion of the tax treatment of Partner Certificates, see “— Partner Certificates” below.

Taxation of Securities Treated as Debt Instruments

When we refer to “Debt Securities” in the discussion that follows, we mean (1) REMIC regular securities and (2) notes issued by a trust that does not make a REMIC election.  This discussion is based in part on the regulations applicable to original issue discount (the “OID Regulations”) and in part on the provisions of the Tax Reform Act of 1986 (the “1986 Act”).  Prospective investors should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Debt Securities.  To the extent that those issues are not addressed in the OID Regulations, the trustee intends to apply the methodology described in the Conference Committee Report to the 1986 Act.  No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations.  Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result because of the applicable statutory provisions.  A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability.  Prospective investors are encouraged to consult their own tax advisors as to the discussion therein and the appropriate method for reporting interest and original issue discount (“OID”) with respect to Debt Securities.

Interest Income and OID

Debt Securities may be treated as having been issued with OID.  A debt instrument is issued with OID to the extent its stated redemption price at maturity exceeds its issue price and such excess is more than a de minimis amount.  Although not clear, the de minimis amount for a class of Debt Securities would appear to equal the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the class and (3) the weighted average maturity of the class, computed by taking into account the prepayment assumption discussed below.  A beneficial owner of a Debt Security generally must report de minimis OID with respect to that Debt Security  pro rata as principal payments are received, and that income will be capital gain if the Debt Security is held as a capital asset.

For OID purposes, the issue price of a Debt Security generally is the first price at which a substantial amount of that class is sold to the public (excluding bond houses, brokers and underwriters).  Although unclear under the OID Regulations, it is anticipated that the trustee will treat the issue price of a Debt Security as to which there is no substantial sale as of the issue date, or that is retained by the depositor, as the fair market value of the class as of the issue date.  The issue price of a Debt Security also includes any amount paid by an beneficial owner of that Debt Security for accrued interest that relates to a period before the issue date of the Debt Security, unless the Security Owner elects on its federal income tax return to exclude that amount from the issue price and to recover it on the first distribution date.

The stated redemption price at maturity of a debt instrument includes all payments, other than interest unconditionally payable at fixed intervals of one year or less at either a fixed rate or a variable rate (“Qualified Stated Interest”).  Interest is unconditionally payable only if either (1) reasonable legal remedies exist to compel the timely payment of interest or (2) the terms or conditions under which the debt instrument is issued make the late payment or nonpayment of interest a remote likelihood.  Because a portion of the interest payable on the Debt Securities may be deferred, it is possible that some or all of such interest may not be treated as unconditionally payable.  Nevertheless, for tax information reporting purposes, unless disclosed otherwise in the applicable prospectus supplement, the trustee or other person responsible for tax information reporting will treat all stated interest on each class of Debt Securities as Qualified Stated Interest, provided that class is not an interest-only class, a class the interest on which is not payable currently in all accrual periods (an “accrual class”), or a class the interest on which is substantially disproportionate to its principal balance (a “super-premium class”).

To the extent stated interest payable on a class of Debt Securities, other than a class of REMIC regular securities, is Qualified Stated Interest, such interest will be taxable as ordinary income to a Security Owner in accordance with such Security Owner’s method of tax accounting.  If, however, all or a portion of the stated interest payable on the class of Debt Securities is not Qualified Stated Interest, then the stated interest, or portion thereof, would be included in the Debt Security’s stated redemption price at maturity.  Qualified Stated Interest payable on a REMIC regular security must be included in the income of the Security Owner under an accrual method of accounting, regardless of the method otherwise used by the Security Owner.

If a Debt Security is issued with OID, a Security Owner will be required to include in income, as ordinary income, the daily portion of such OID attributable to each day it holds such Debt Security.  This requirement generally will result in the accrual of income before the receipt of cash attributable to that income.

The daily portion of such OID will be determined on a constant yield to maturity basis in accordance with Section 1272(a)(6) of the Code (the “PAC Method”).  Under the PAC Method, the amount of OID allocable to any accrual period for a class of Debt Securities will equal (1) the sum of (i) the adjusted issue price of that class of Debt Securities at the end of the accrual period and (ii) any payments made on that class of Debt Securities during the accrual period of amounts included in the stated redemption price at maturity of that class of Debt Securities, minus (2) the adjusted issue price of that class of Debt Securities at the beginning of the accrual period.  The OID so determined is allocated ratably among the days in the accrual period to determine the daily portion for each such day.  The trustee will treat the monthly period (or shorter period from the date of original issue) ending on the day before each distribution date as the accrual period.

The adjusted issue price of a class of Debt Securities at the beginning of its first accrual period will be its issue price.  The adjusted issue price at the end of any accrual period (and, therefore, at the beginning of the subsequent accrual period) is determined by discounting the remaining payments due on that class of Debt Securities at their yield to maturity.  The remaining payments due are determined based on the prepayment assumption made in pricing the Debt Securities, but are adjusted to take into account the effect of payments actually made on the trust’s assets.

For this purpose, the yield to maturity of a class of Debt Securities is determined by projecting payments due on that class of Debt Securities based on a prepayment assumption made with respect to the trust’s assets.  The yield to maturity of a class of Debt Securities is the discount rate that, when applied to the stream of payments projected to be made on that class of Debt Securities as of its issue date, produces a present value equal to the issue price of that class of Debt Securities.  The Code requires that the prepayment assumption be determined in the manner prescribed in Treasury Department regulations.  To date, no such regulations have been issued.  The legislative history of this Code provision indicates that the regulations will provide that the assumed prepayment rate must be the rate used by the parties in pricing the particular transaction.  The prospectus supplement related to each series will describe the prepayment assumption to be used for tax reporting purposes.  No representation, however, is made as to the rate at which principal payments or recoveries on the trust’s assets actually will occur.

Under the PAC Method, accruals of OID will increase or decrease (but never below zero) to reflect the fact that payments on the trust’s assets are occurring at a rate that is faster or slower than that assumed under the prepayment assumption.  If the OID accruing on a class of Debt Securities is negative for any period, a beneficial owner of a Debt Security of that class will be entitled to offset such negative accruals only against future positive OID accruals on that Debt Security.

Variable Rate Securities

Debt Securities may provide for interest based on a variable rate.  The amount of OID for a Debt Security bearing a variable rate of interest will accrue in the manner described under “—Interest Income and OID” above, with the yield to maturity and future payments on that Debt Security generally to be determined by assuming that interest will be payable for the life of the Debt Security based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for that Debt Security.  It is anticipated that the trustee will treat interest payable at a variable rate as Qualified Stated Interest, other than variable interest on an interest-only class, super-premium class or accrual class.  OID reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Acquisition Premium

If a Security Owner purchases a Debt Security for a price that is greater that its adjusted issue price but less than its stated redemption price at maturity, the Security Owner will have acquired the Debt Security at an “acquisition premium” as that term is defined in Section 1272(a)(7) of the Code.  The Security Owner must reduce future accruals of OID on the Debt Security by the amount of the acquisition premium.  Specifically, a Security Owner must reduce each future accrual of OID on the Debt Security by an amount equal to the product of the OID accrual and a fixed fraction, the numerator of which is the amount of the acquisition premium and the denominator of which is the OID remaining to be accrued on the Debt Security at the time the Security Owner purchased the Debt Security.  Security Owners should be aware that this fixed fraction methodology will not always produce the appropriate recovery of acquisition premium in situations where stated interest on a Debt Security is included in the Debt Security’s stated redemption price at maturity because the total amount of OID remaining to be accrued on such a Debt Security at the time of purchase is not fixed.

Market Discount

If a purchaser acquires a Debt Security at a price that is less than its outstanding principal balance (or, if the Debt Security is issued with OID, its adjusted issue price), the purchaser will acquire the Debt Security with market discount (a “market discount bond”).  If the market discount is less than a statutorily defined de minimis amount (presumably equal to the product of (1) 0.25 percent, (2) the stated redemption price at maturity of the Debt Security and (3) the remaining weighted average maturity of the Debt Security), the market discount will be considered to be zero.  It appears that de minimis market discount would be reported in a manner similar to de minimis OID.  See “—Interest Income and OID” above.

Treasury regulations interpreting the market discount rules have not yet been issued; therefore, we encourage prospective investors to consult their own tax advisors regarding the application of those rules and the advisability of making any of the elections described below.

Unless the beneficial owner of a market discount bond elects under Section 1278(b) of the Code to include market discount in income as it accrues, any principal payment (whether a scheduled payment or a prepayment) or any gain on disposition of the market discount bond will be treated as ordinary income to the extent that it does not exceed the accrued market discount at the time of such payment.  If the beneficial owner makes the election under Section 1278(b) of the Code, the election will apply to all market discount bonds acquired by the beneficial owner at the beginning of the first taxable year to which the election applies and all market discount bonds thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

The Code grants the United States Treasury Department authority to issue regulations providing for the computation of accrued market discount on debt instruments, such as the Debt Securities, the principal of which is payable in more than one installment, but no regulations have been issued.  The relevant legislative history provides that, until such regulations are issued, the beneficial owner of a market discount bond may elect to accrue market discount either on the basis of a constant interest rate or according to a pro rata method described in the legislative history.  Under that method, the amount of market discount that accrues in any accrual period in the case of a Debt Security issued with OID equals the product of (1) the market discount that remains to be accrued as of the beginning of the accrual period and (2) a fraction, the numerator of which is the OID accrued during the accrual period and the denominator of which is the sum of the OID accrued during the accrual period and the amount of OID remaining to be accrued as of the end of the accrual period.  In the case of a Debt Security that was issued without OID, the amount of market discount that accrues in any accrual period will equal the product of (1) the market discount that remains to be accrued as of the beginning of the accrual period and (2) a fraction, the numerator of which is the amount of stated interest accrued during the accrual period and the denominator of which is the total amount of stated interest remaining to be accrued at the beginning of the accrual period.  For purposes of determining the amount of OID or interest remaining to be accrued with respect to a class of Debt Securities, the prepayment assumption applicable to calculating the accrual of OID on such Debt Securities applies.

If a beneficial owner of a Debt Security incurred or continues indebtedness to purchase or hold Debt Securities with market discount, the beneficial owner may be required to defer a portion of its interest deductions for the taxable year attributable to any such indebtedness.  Any such deferred interest expense would not exceed the market discount that accrues during such taxable year and is, in general, allowed as a deduction not later than the year in which such market discount is includible in income.  If such beneficial owner elects to include market discount in income currently as it accrues under Section 1278(b) of the Code, the interest deferral rule will not apply.

Amortizable Bond Premium

A purchaser of a Debt Security that purchases the Debt Security for an amount (net of accrued interest) greater than its stated redemption price at maturity will have premium with respect to that Debt Security in the amount of the excess.  Such a purchaser need not include in income any remaining OID with respect to that Debt Security and may elect to amortize the premium under Section 171 of the Code.  If a Security Owner makes this election, the amount of any interest payment that must be included in the Security Owner’s income for each period will be reduced by a portion of the premium allocable to the period based on a constant yield method.  In addition, the relevant legislative history states that premium should be amortized in the same manner as market discount.  The election under Section 171 of the Code also will apply to all debt instruments (the interest on which is not excludable from gross income) held by the Security Owner at the beginning of the first taxable year to which the election applies and to all such taxable debt instruments thereafter acquired by it.  The election may be revoked only with the consent of the IRS.

Non-Pro Rata Securities

A Debt Security may provide for certain amounts of principal to be distributed upon the request of a Security Owner or by random lot (a “non-pro rata security”).  In the case of a non-pro rata security, it is anticipated that the trustee will determine the yield to maturity based upon the anticipated payment characteristics of the class as a whole under the prepayment assumption.  In general, the OID accruing on each non-pro rata security in an accrual period would be its allocable share of the OID for the entire class, as determined in accordance with the discussion of OID above.  However, in the case of a distribution in retirement of the entire unpaid principal balance of any non-pro rata security (or portion of the unpaid principal balance), (a) the remaining unaccrued OID allocable to the security (or to that portion) will accrue at the time of the distribution, and (b) the accrual of OID allocable to each remaining security of that class will be adjusted by reducing the present value of the remaining payments on that class and the adjusted issue price of that class to the extent attributable to the portion of the unpaid principal balance thereof that was distributed.  The depositor believes that the foregoing treatment is consistent with the “pro rata prepayment” rules of the OID Regulations, but with the rate of accrual of OID determined based on the prepayment assumption for the class as a whole.  Prospective investors are encouraged to consult their tax advisors as to this treatment.

Election to Treat All Interest as OID

The OID Regulations permit a beneficial owner of a Debt Security to elect to accrue all interest, discount (including de minimis OID and de minimis market discount), and premium in income as interest, based on a constant yield method (a “constant yield election”).  It is unclear whether, for this purpose, the initial prepayment assumption would continue to apply or if a new prepayment assumption as of the date of the Security Owner’s acquisition would apply.  If such an election were to be made and the Debt Securities were acquired at a premium, such a Security Owner would be deemed to have made an election to amortize bond premium under Section 171 of the Code, which is described above.  Similarly, if the Security Owner had acquired the Debt Securities with market discount, the Security Owner would be considered to have made the election in Section 1278(b) of the Code, which is described above.  A constant yield election may be revoked only with the consent of the IRS.

Treatment of Losses

Security Owners that own REMIC regular securities, or in the case of Debt Securities for which a REMIC election is not made, Security Owners that use the accrual method of accounting, will be required to report income with respect to such Debt Securities on the accrual method without giving effect to delays and reductions in distributions attributable to defaults or delinquencies on any of the trust’s assets, except possibly, in the case of income that constitutes Qualified Stated Interest, to the extent that it can be established that such amounts are uncollectible.  In addition, potential investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that OID must continue to be accrued in spite of its uncollectibility until the Debt Security is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Section 166 of the Code.  As a result, the amount of income required to be reported by a Security Owner in any period could exceed the amount of cash distributed to such Security Owner in that period.

Although not entirely clear, it appears that:  (a) a Security Owner who holds a Debt Security in the course of a trade or business or a Security Owner that is a corporation generally should be allowed to deduct as an ordinary loss any loss sustained on account of the Debt Security’s partial or complete worthlessness and (b) a noncorporate Security Owner who does not hold the Debt Security in the course of a trade or business generally should be allowed to deduct as a short-term capital loss any loss sustained on account of the Debt Security’s complete worthlessness.  Security Owners are encouraged to consult their own tax advisors regarding the appropriate timing, character and amount of any loss sustained with respect to a Debt Security, particularly subordinated Debt Securities.

Sale or Other Disposition

If a beneficial owner of a Debt Security sells, exchanges or otherwise disposes of the Debt Security, or the Debt Security is redeemed, the beneficial owner will recognize gain or loss in an amount equal to the difference between the amount realized by the beneficial owner upon the sale, exchange, redemption or other disposition and the beneficial owner’s adjusted tax basis in the Debt Security.  The adjusted tax basis of a Debt Security to a particular beneficial owner generally will equal the beneficial owner’s cost for the Debt Security, increased by any market discount and OID previously included by such beneficial owner in income with respect to the Debt Security and decreased by the amount of bond premium, if any, previously amortized and by the amount of payments that are part of the Debt Security’s stated redemption price at maturity previously received by such beneficial owner.  Any such gain or loss will be capital gain or loss if the Debt Security was held as a capital asset, except for gain representing accrued interest and accrued market discount not previously included in income.  Capital losses generally may be used only to offset capital gains.

Gain from the sale of a REMIC regular security that might otherwise be treated as capital gain will be treated as ordinary income to the extent that such gain does not exceed the excess of (1) the amount that would have been includible in the Security Owner’s income had the income accrued at a rate equal to 110 percent of the AFR as of the date of purchase, over (2) the amount actually includible in such Security Owner’s income.

Foreign Persons

Interest (including OID) paid to or accrued by a beneficial owner of a Debt Security who is a Foreign Person generally will be considered “portfolio interest” and generally will not be subject to United States federal income tax or withholding tax, provided the interest is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person and the Foreign Person (1) is not actually or constructively a 10 percent shareholder of the issuer of the Debt Securities or a controlled foreign corporation with respect to which the issuer of the Debt Securities is a related person (all within the meaning of the Code) and (2) provides the trustee or other person who is otherwise required to withhold U.S. tax with respect to the Debt Securities (the “withholding agent”) with an appropriate statement on Form W-8 BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding).  If a Debt Security is held through a securities clearing organization or certain other financial institutions, the organization or institution may provide the relevant signed statement to the withholding agent; in that case, however, the signed statement must be accompanied by a Form W-8BEN provided by the Foreign Person that owns the Debt Security.  If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed.  If the foregoing requirements are not met, then interest (including OID) on the Debt Securities will be subject to United States federal income and withholding tax at a rate of 30 percent, unless reduced or eliminated pursuant to an applicable tax treaty.

Under Treasury regulations relating to withholding obligations, a payment to a foreign partnership is treated, with some exceptions, as a payment directly to the partners, so that the partners are required to provide any required certifications.  We encourage Foreign Persons that intend to hold a Debt Security through a partnership or other pass-through entity to consult their own tax advisors regarding the application of those Treasury regulations to an investment in a Debt Security.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a Debt Security by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of a Foreign Person who is an individual, the Foreign Person is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Payments of interest (including OID, if any) on a Debt Security held by a U.S. Person other than a corporation or other exempt holder are required to be reported to the IRS.  Moreover, each trust is required to make available to Security Owners that hold beneficial interests in Debt Securities issued by that trust information concerning the amount of OID and Qualified Stated Interest accrued for each accrual period for which the Debt Securities are outstanding, the adjusted issue price of the Debt Securities as of the end of each accrual period, and information to enable a Security Owner to compute accruals of market discount or bond premium using the pro rata method described under “— Market Discount” above.

Payments of interest (including OID, if any) on a Debt Security held by a Foreign Person are required to be reported annually on IRS Form 1042-S, which the withholding agent must file with the IRS and furnish to the recipient of the income.

REMIC Residual Certificates

If you are a Residual Owner, you will be required to report the daily portion of the taxable income or, subject to the limitation described under “— Basis Rules and Distributions” below, the net loss of the REMIC for each day during a calendar quarter that you are a Residual Owner.  The requirement that Residual Owners report their pro rata share of taxable income or net loss of the REMIC will continue until there are no securities of any class of the related series outstanding.  For this purpose, the daily portion will be determined by allocating to each day in the calendar quarter a ratable portion of the taxable income or net loss of the REMIC for the quarter.  The daily portions then will be allocated among the Residual Owners in accordance with their percentage of ownership on each day.  Any amount included in the gross income of, or allowed as a loss to, any Residual Owner will be treated as ordinary income or loss.

Taxable Income or Net Loss of the REMIC

Generally, a REMIC determines its taxable income or net loss for a given calendar quarter in the same manner as would an individual having the calendar year as his taxable year and using the accrual method of accounting.  There are, however, certain modifications.  First, a deduction is allowed for accruals of interest and OID on the REMIC regular securities issued by the REMIC.  Second, market discount will be included in income as it accrues, based on a constant yield to maturity method.  Third, no item of income, gain, loss or deduction allocable to a prohibited transaction is taken into account.  Fourth, the REMIC generally may deduct only items that would be allowed in calculating the taxable income of a partnership under Section 703(a) of the Code.  Fifth, the limitation on miscellaneous itemized deductions imposed on individuals by Section 67 of the Code does not apply at the REMIC level to investment expenses such as trustee fees or servicing fees.  See, however, “— Pass Through of Certain Expenses” below.  If the deductions allowed to the REMIC exceed its gross income for a calendar quarter, such excess will be the net loss for the REMIC for that calendar quarter.  For purposes of determining the income or loss of a REMIC, the regulations applicable to REMICs provide that a REMIC has a tax basis in its assets equal to the total of the issue prices of all regular and residual interests in the REMIC.

Pass Through of Certain Expenses

A Residual Owner who is an individual, estate, or trust will be required to include in income a share of the expenses of the related REMIC and may deduct those expenses subject to the limitations of Sections 67 and 68 of the Code.  See “— Grantor Trust Certificates — Trust Expenses” below for a discussion of the limitations of Sections 67 and 68 of the Code.  Those expenses may include the servicing fees and all administrative and other expenses relating to the REMIC.  In addition, those expenses are not deductible for purposes of computing the alternative minimum tax, and may cause those investors to be subject to significant additional tax liability.  Similar rules apply to individuals, estates and trusts holding a REMIC residual certificate through certain pass-through entities.

Excess Inclusions

Excess inclusions with respect to a REMIC residual certificate are subject to special tax rules.  For any Residual Owner, the excess inclusion for any calendar quarter will generally equal the excess of the sum of the daily portions of the REMIC’s taxable income allocated to the Residual Owner over the amount of income that the Residual Owner would have accrued if the REMIC residual certificate were a debt instrument having a yield to maturity equal to 120 percent of the long-term AFR in effect at the time of issuance of the REMIC residual certificate.  If the issue price of a REMIC residual certificate is zero, which would be the case if the REMIC residual certificate had no economic value at issuance, then all of the daily portions of income allocated to the Residual Owner will be excess inclusions.  The issue price of a REMIC residual certificate issued for cash generally will equal the price paid by the first buyer, and if the REMIC residual certificate is issued for property, the issue price will be its fair market value at issuance.

For Residual Owners, an excess inclusion may not be offset by deductions, losses or loss carryovers.  Thus, a Residual Owner that has losses in excess of income for a taxable year would, nevertheless, be required to pay tax on excess inclusions.  For Residual Owners that are subject to tax on unrelated business taxable income (as defined in Section 511 of the Code), an excess inclusion is treated as unrelated business taxable income.  For Residual Owners that are nonresident alien individuals or foreign corporations generally subject to United States withholding tax, even if interest paid to such Residual Owners is generally eligible for exemptions from such tax, an excess inclusion will be subject to such tax and no tax treaty rate reduction or exemption may be claimed with respect thereto.

Alternative minimum taxable income for a Residual Owner is determined without regard to the special rule that taxable income may not be less than the sum of the Residual Owner’s excess inclusions for the year.  Alternative minimum taxable income cannot, however, be less than the sum of a Residual Owner’s excess inclusions for the year.  Also, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Finally, if a REIT or a regulated investment company owns a REMIC residual certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the REIT or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

Taxable Income May Exceed Distributions

In light of the tax consequences to a Residual Owner, the taxable income from a REMIC residual certificate may exceed cash distributions with respect thereto in any taxable year.  The taxable income recognized by a Residual Owner in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest, OID or market discount income or amortization of premium for the mortgage loans, on the one hand, and the timing of deductions for interest (including OID) or income from amortization of issue premium on the regular interests, on the other hand.  If an interest in the mortgage loans is acquired by the REMIC at a discount, and one or more of these mortgage loans is prepaid, the proceeds of the prepayment may be used in whole or in part to make distributions in reduction of principal on the regular interests, and (2) the discount on the mortgage loans that is includible in income may exceed the deduction allowed upon those distributions on those regular interests on account of any unaccrued  OID relating to those regular interests.  When there is more than one class of regular interests that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the regular interests when distributions in reduction of principal are being made in respect of earlier classes of regular interests to the extent that those classes are not issued with substantial discount or are issued at a premium.  If taxable income attributable to that mismatching is realized, in general, losses would be allowed in later years as distributions on the later maturing classes of regular interests are made.

Taxable income also may be greater in earlier years that in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal balance of that series of regular interests, may increase over time as distributions in reduction of principal are made on the lower yielding classes of regular interests, whereas, to the extent the REMIC consists of fixed rate mortgage loans, interest income for any particular mortgage loan will remain constant over time as a percentage of the outstanding principal balance of that loan.  Consequently, Residual Owners must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of that mismatching or unrelated deductions against which to offset that income, subject to the discussion of excess inclusions under “—Excess Inclusions” above.  The timing of mismatching of income and deductions described in this paragraph, if present for a series of REMIC securities, may have a significant adverse effect upon a Residual Owner’s after-tax rate of return.

Basis Rules and Distributions

A Residual Owner’s adjusted basis in a REMIC residual certificate will equal the amount paid for the REMIC residual certificate, increased by the sum of the daily portions of REMIC income taken into account by the Residual Owner, and decreased by the sum of (1) the daily portions of REMIC net loss taken into account by the Residual Owner and (2) distributions made by the REMIC to the Residual Owner.

A distribution by a REMIC to a Residual Owner will not be includible in gross income by the Residual Owner if the distribution does not exceed the Residual Owner’s adjusted basis in the REMIC residual certificate immediately before the distribution.  The distribution will reduce the Residual Owner’s adjusted basis of such interest, but not below zero.  To the extent a distribution exceeds the Residual Owner’s adjusted basis in the REMIC residual certificate, the excess will be treated as gain from the sale of the REMIC residual certificate.  See “— Sales of REMIC Residual Certificates” below.

A Residual Owner is not allowed to take into account any net loss for any calendar quarter to the extent such net loss exceeds such Residual Owner’s adjusted basis in its REMIC residual certificate as of the close of such calendar quarter, determined without regard to such net loss.  Any loss disallowed by reason of this limitation may be carried forward indefinitely to future calendar quarters and, subject to the same limitation, may be used by that Residual Owner to offset income from the REMIC residual certificate.

The effect of these basis and distribution rules is that a Residual Owner may not amortize its basis in a REMIC residual certificate but may only recover its basis through distributions, through the deduction of any net losses of the REMIC, or upon the sale of its REMIC residual certificate.  See “— Sales of REMIC Residual Certificates” below.

Sales of REMIC Residual Certificates

If a Residual Owner sells a REMIC residual certificate, the Residual Owner will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the REMIC residual certificate.  If a Residual Owner sells a REMIC residual certificate at a loss, the loss will not be recognized if, within six months before or after the sale of the REMIC residual certificate, the Residual Owner purchases another residual interest in any REMIC or any interest in a taxable mortgage pool (as defined in Section 7701(i) of the Code) comparable to a residual interest in a REMIC.  Such disallowed loss will be allowed upon the sale of the other residual interest (or comparable interest) if the rule referred to in the preceding sentence does not apply to that sale.

Inducement Fees

The IRS recently issued final regulations addressing the tax treatment of payments made by a transferor of a non-economic REMIC residual interest to induce the transferee to acquire that residual interest (“inducement fees”).  The regulations (i) require the transferee to recognize an inducement fee as income over the expected remaining life of the REMIC in a manner that reasonably reflects the after-tax costs and benefits of holding that residual interest and (ii) specify that inducement fees constitute income from sources within the United States.  The regulations will apply to any inducement fee received in connection with the acquisition of a Residual Certificate.

Disqualified Organizations

If a Residual Owner were to transfer a REMIC residual certificate to a disqualified organization, the Residual Owner would be subject to a tax in an amount equal to the maximum corporate tax rate applied to the present value (using a discount rate equal to the applicable AFR) of the total anticipated excess inclusions with respect to such residual interest for the periods after the transfer.  For this purpose, disqualified organizations include the United States, any state or political subdivision of a state, any foreign government or international organization or any agency or instrumentality of any of the foregoing; any tax-exempt entity (other than a Section 521 cooperative) which is not subject to the tax on unrelated business income; and any rural electrical or telephone cooperative.  However, a transferor of a REMIC residual certificate would in no event be liable for the tax for a transfer if the transferee furnished to the transferor an affidavit stating that the transferee is not a disqualified organization and, as of the time of the transfer, the transferor does not have actual knowledge that the affidavit is false.

The anticipated excess inclusions must be determined as of the date that the REMIC residual certificate is transferred and must be based on events that have occurred up to the time of such transfer, the prepayment assumption (see “—Taxation of Securities Treated as Debt Instruments — Interest Income and OID” above for a discussion of the prepayment assumption), and any required or permitted clean up calls or required liquidation provided for in the pooling and servicing agreement.  The tax generally is imposed on the transferor of the REMIC residual certificate, except that it is imposed on an agent for a disqualified organization if the transfer occurs through such agent.  The pooling and servicing agreement for each series of REMIC securities will require, as a prerequisite to any transfer of a REMIC residual certificate, the delivery to the trustee of an affidavit of the transferee to the effect that it is not a disqualified organization and will contain other provisions designed to render any attempted transfer of a REMIC residual certificate to a disqualified organization void.

In addition, if a pass through entity includes in income excess inclusions with respect to a REMIC residual certificate, and a disqualified organization is the record holder of an interest in such entity at any time during any taxable year of such entity, then a tax will be imposed on the entity equal to the product of (1) the amount of excess inclusions on the REMIC residual certificate for such taxable year that are allocable to the interest in the pass through entity held by such disqualified organization and (2) the highest marginal federal income tax rate imposed on corporations.  A pass through entity will not be subject to this tax for any period with respect to an interest in such entity, however, if the record holder of such interest furnishes to such entity (1) such holder’s social security number and a statement under penalties of perjury that such social security number is that of the record holder or (2) a statement under penalties of perjury that such record holder is not a disqualified organization.  For these purposes, a “pass through entity” means any regulated investment company, REIT, trust, partnership or certain other entities described in Section 860E(e)(6) of the Code.  In addition, a person holding an interest in a pass through entity as a nominee for another person shall, with respect to such interest, be treated as a pass through entity.  Moreover, in the case of any “electing large partnership,” within the meaning of Section 775 of the Code, all record holders are considered to be disqualified organizations so that the partnership itself will be subject to tax on the excess inclusions and such excess inclusions will be excluded in determining partnership income.  Finally, an exception to this tax, otherwise available to a pass through entity that is furnished certain affidavits by record holders of interests in the entity and that does not know those affidavits are false, is not available to an electing large partnership.

Noneconomic REMIC Residual Certificates

A transfer of a “noneconomic” REMIC residual certificate will be disregarded for all federal income tax purposes if a significant purpose of the transfer was to enable the transferor to impede the assessment or collection of tax.  If such transfer is disregarded, the purported transferor will continue to be treated as the Residual Owner and will, therefore, be liable for any taxes due with respect to the daily portions of income allocable to such noneconomic REMIC residual certificate.

A REMIC residual certificate is noneconomic for this purpose unless, at the time of its transfer, (1) the present value of the expected future distributions on the REMIC residual certificate at least equals the product of the present value of the anticipated excess inclusions and the highest tax rate applicable to corporations for the year of the transfer and (2) the transferor reasonably expects that the transferee will receive distributions with respect to the REMIC residual certificate at or after the time the taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.  The present value computations are based on a discount rate equal to the applicable AFR and a prepayment assumption used in computing income on the mortgage loans held by the trust.  See “-Taxation of Securities Treated as Debt Instruments — Interest Income and OID” above for a discussion concerning prepayment assumptions.

All transfers of REMIC residual securities will be subject to certain restrictions under the terms of the related pooling and servicing agreement that are intended to reduce the possibility of any such transfer being disregarded.  Such restrictions will require each party to a transfer to provide an affidavit that no purpose of such transfer is to impede the assessment or collection of tax, including certain representations as to the financial condition of the prospective transferee.

Prior to purchasing a REMIC residual certificate, prospective purchasers should consider the possibility that a purported transfer of such REMIC residual certificate by such a purchaser to another purchaser at some future date may be disregarded in accordance with the above-described rules, which would result in the retention of tax liability by such purchaser.  The applicable prospectus supplement will disclose whether offered REMIC residual securities may be considered noneconomic residual interests; provided, however, that any disclosure that a REMIC residual certificate will or will not be considered noneconomic will be based upon certain assumptions, and the depositor will make no representation that a REMIC residual certificate will not be considered noneconomic for purposes of the above-described rules or that a Residual Owner will receive distributions calculated pursuant to such assumptions.

The Treasury Department recently adopted final regulations setting forth the requirements of a safe harbor under which a transfer of a noneconomic residual is presumed to be a valid transfer that will be respected for federal income tax purposes. To qualify under the safe harbor:

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the transferor must perform a reasonable investigation of the financial status of the transferee and determine that the transferee has historically paid its debts as they come due and find no significant evidence to indicate that the transferee will not continue to pay its debts as they come due;

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the transferor must obtain a representation from the transferee to the effect that the transferee understands that as the holder of the residual interest the transferee will recognize taxable income in excess of cash flow and that the transferee intends to pay taxes on the income as those taxes become due;

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the transferee must represent that it will not cause income from the residual interest to be attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of the transferee or another U.S. taxpayer; and

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either (i) the present value (computed based upon a statutory discount rate) of the anticipated tax liabilities associated with holding the residual interest must be no greater than the present value of the sum of any consideration given to the transferee to acquire the interest, the anticipated distributions on the interest and the anticipated tax savings associated with holding the interest, or (ii) the transferee must be a domestic taxable C corporation that meets certain asset tests and that agrees that any subsequent transfer of the interest will satisfy the same safe harbor provision and be to a domestic taxable C corporation.

Eligibility for the safe harbor requires, among other things, that the facts and circumstances known to the transferor at the time of transfer not indicate to a reasonable person that the taxes with respect to the interest will not be paid, with an unreasonably low cost for the transfer specifically mentioned as negating eligibility. The final regulations contain additional detail regarding their application, and you are encouraged to consult your own tax advisor regarding the application of the safe harbor to a transfer of a REMIC residual security before acquiring one.

Restrictions on Transfers of Residual Certificates to Foreign Persons

Transfers to a Foreign Person of REMIC residual securities that have tax avoidance potential are disregarded for all federal income tax purposes.  If such a transfer is disregarded, the purported transferor of the REMIC residual certificate to the Foreign Person continues to remain liable for any taxes due with respect to the income on such REMIC residual certificate.  A transfer of a REMIC residual certificate has tax avoidance potential unless, at the time of the transfer, the transferor reasonably expects (1) that the REMIC will distribute to the transferee of the REMIC residual certificate amounts that will equal at least 30 percent of each excess inclusion and (2) that such amounts will be distributed at or after the time at which the excess inclusion accrues and not later than the close of the calendar year following the calendar year of accrual.  This rule does not apply to transfers if the income from the REMIC residual certificate is taxed in the hands of the transferee as income effectively connected with the conduct of a U.S. trade or business.  Moreover, if a Foreign Person transfers a REMIC residual certificate to a U.S. Person (or to a Foreign Person in whose hands income from the REMIC residual certificate would be effectively connected income) and the transfer has the effect of allowing the transferor to avoid tax on accrued excess inclusions, that transfer is disregarded for all federal income tax purposes and the purported Foreign Person transferor continues to be treated as the owner of the REMIC residual certificate.  The pooling and servicing agreement for each series will preclude the transfer of a REMIC residual certificate to a Foreign Person, other than a Foreign Person in whose hands the income from the REMIC residual certificate would be effectively connected with a U.S. trade or business.

Foreign Persons

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Owners who are Foreign Persons generally should be treated as interest for purposes of the 30 percent (or lower treaty rate) United States withholding tax.  Treasury regulations provide that amounts distributed to Residual Owners may qualify as “portfolio interest,” subject to the conditions described in “— Taxation of Securities Treated as Debt Instruments — Foreign Persons” above, but only to the extent that (1) the mortgage loans were issued after July  18, 1984, and (2) the trust to which the REMIC residual certificate relates consists of obligations issued in “registered form” within the meaning of Section 163 (f)(1) of the Code.  Generally, mortgage loans will not be, but regular interests in another REMIC will be, considered obligations issued in registered form.  Furthermore, Residual Owners will not be entitled to any exemption from the 30 percent withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.”  See “—Excess Inclusions” above.  If the amounts paid to Residual Owners who are Foreign Persons are effectively connected with the conduct of a trade or business within the United States by those Foreign Persons, the 30 percent (or lower treaty rate) withholding will not apply.  Instead, the amounts paid to those Foreign Persons will be subject to United States federal income tax at regular rates.  If the 30 percent (or lower treaty rate) withholding is applicable, those amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the REMIC residual certificate is disposed of ) under rules similar to withholding upon disposition of Debt Securities that have OID.  See “— Restrictions on Transfers of Residual Certificates to Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential.”  Potential investors who are Foreign Persons are encouraged to consult their own tax advisors regarding the specific tax consequences to them of owning REMIC residual securities.

Administrative Provisions

The REMIC will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership.  The form for the income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit Income Tax Return.  The trustee will be required to sign the REMIC’s returns.  Treasury regulations provide that, except where there is a single Residual Owner for an entire taxable year, the REMIC will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss deduction, or credit in a unified administrative proceeding.  The master servicer will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, for the REMIC as agent of the Residual Owners holding the largest percentage interest in the REMIC’s residual interest.  If the Code or applicable Treasury regulations do not permit the master servicer to act as tax matters person in its capacity as agent of the Residual Owner, the Residual Owner or any other person specified pursuant to Treasury regulations will be required to act as tax matters person.  The tax mattes person generally has responsibility for overseeing and providing notice to the other Residual Owner of certain administrative and judicial proceedings regarding the REMIC’s tax affairs, although other holders of the REMIC residual securities of the same series would be able to participate in those proceedings in appropriate circumstances.

Treasury regulations provide that a Residual Owner is not required to treat items on its return consistently with their treatment on the REMIC’s return if the holder owns 100 percent of the REMIC residual securities for the entire calendar year.  Otherwise, each Residual Owner is required to treat items on its returns for the entire calendar year.  Otherwise, each Residual Owner is required to treat items on its returns consistently with their treatment on the REMIC’s return, unless the holder either files a statement identifying the inconsistency or establishes that the inconsistency resulted from incorrect information received from the REMIC.  The IRS may assess a deficiency resulting from a failure to comply with the consistency requirement without instituting an administrative proceeding at the REMIC level.  A REMIC typically will not register as a tax shelter pursuant to Code Section 6111 because it generally will not have a net loss for any of the first five taxable years of its existence.  Any person that holds a REMIC residual certificate as a nominee for another person may be required to furnish the related REMIC, in a manner to be provided in Treasury regulations, with the name and address of that person and other specified information.

The IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation.  Treasury regulations require that a Schedule Q be furnished by the REMIC Pool to each Residual Owner by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC is in existence.  Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning Section 67 of the Code expenses (see “— Pass Through of Certain Expenses” above) allocable to those holders.  Furthermore, under those regulations, information must be furnished quarterly to Residual Owners and filed annually with the IRS concerning the percentage of the REMIC’s assets meeting the qualified asset tests described under “—Special Tax Attributes—REMIC Securities” below.

Mark-to-Market Rule

Section 475 of the Code generally requires that securities dealers include securities in inventory at their fair market value, recognizing gain or loss as if the securities were sold at the end of each tax year.  The Treasury regulations provide that a REMIC residual certificate is not treated as a security for purposes of the mark-to-market rules and thus may not be marked to market.

Grantor Trust Certificates

For purposes of this discussion, we refer to two types of securities issued by a Grantor Trust:  “Standard Certificates” and “Stripped Certificates.”  Each security issued by a Grantor Trust that is not a Stripped Certificate is a Standard Certificate.

Classification of Stripped Certificates

There generally are three situations in which a Grantor Trust Certificate will be classified as a Stripped Certificate.  First, if the trust holds assets that pay principal and interest but issues interest-only or principal-only securities, all the securities of that trust likely will be Stripped Certificates.  Second, if the seller, depositor or some other person retains the right to receive a portion of the interest payments on assets held in the trust, all the securities issued by the trust could be Stripped Certificates.  Finally, if a portion of a servicing or guarantee fee were recharacterized under rules established by the IRS as ownership interests in stripped coupons, all the securities of the trust could be Stripped Certificates.

Taxation of Stripped Certificates

Stripped Certificates will be treated under rules contained in Section 1286 of the Code (the “Stripped Bond Rules”).  Pursuant to the Stripped Bond Rules, the separation of ownership of some or all of the interest payments on a debt instrument from ownership of some or all of the principal payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments.  A beneficial owner of a Stripped Certificate will be treated as owning “stripped bonds” to the extent of its share of principal payments and “stripped coupons” to the extent of its share of interest payments.

Generally, if a taxpayer acquires an interest in “stripped coupons” or “stripped bonds,” the taxpayer will be treated as having purchased a newly issued debt instrument on the date of purchase for an issue price equal to the purchase price paid.  As a result, a beneficial owner of a Stripped Certificate would be taxed as holding a newly issued debt instrument.  The tax consequences of holding a debt instrument are discussed generally under  “— Taxation of Securities Treated as Debt Instruments” above.

Although a Stripped Certificate may represent a beneficial ownership interest in stripped coupons from all or several of the assets held in the trust, for information reporting purposes, the trustee will aggregate all such interests and treat each class of Stripped Certificates as a single issue of debt instruments.  Moreover, the trustee will apply the PAC Method to compute accruals of any OID on the Stripped Certificates, as described herein under “—Taxation of Securities Treated as Debt Instruments — Interest Income and OID,” and will comply with any tax information reporting obligations with respect to Stripped Certificates in the manner described under “—Taxation of Securities Treated as Debt Instruments — Information Reporting.”  Whether aggregation of stripped coupons from several assets acquired in a single purchase is appropriate, and whether the PAC Method should apply to compute OID accruals on Stripped Certificates are not free from doubt.  Therefore, we encourage prospective investors in Stripped Certificates to consult their tax advisor concerning the application of these rules to Stripped Certificates.

For this purpose, the tax information will include the amount of OID accrued on Stripped Certificates.  However, the amount required to be reported by the trustee may not be equal to the proper amount of OID required to be reported as taxable income by a Security Owner, other than an original Security Owner who purchased at the issue price.  In particular, in the case of Stripped Securities, the reporting will be based upon a representative initial offering price of each class of Stripped Securities, except as set forth in the prospectus supplement.  It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of an owner other than a Security Owner that acquires its Stripped Certificate at original issue should be the prepayment assumption or a new rate based on the circumstances at the date of subsequent purchase.

A beneficial owner of a Stripped Certificate, particularly any Stripped Certificate that is subordinate to another class, may deduct losses incurred for the Stripped Certificate as described under “—Taxation of Standard Certificates” below.  In addition, if the mortgage loans prepay at a rate either faster or slower than that under the prepayment assumption, a Security Owner’s recognition of OID either will be accelerated or decelerated and the amount of that OID either will be increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by that Security Owner’s Stripped Certificate.  While the matter is not free from doubt, the beneficial owner of a Stripped Certificate should be entitled to recognize a loss (which may be a capital loss) in the year that it becomes certain (assuming no further prepayments) that the Security Owner will not recover a portion of its adjusted basis in the Stripped Certificate, such loss being equal to that portion of unrecoverable basis.

In addition, each beneficial owner of a Stripped Certificate will be required to include in income its share of the expenses of the trust, including the servicing fees with respect to any assets held by the trust.  Although not free from doubt, for purposes of reporting to Security Owners of Stripped Certificates, the trust expenses will be allocated to the classes of Stripped Certificates in proportion to the distributions to those classes for the related period.  The beneficial owner of a Stripped Certificate generally will be entitled to a deduction in respect of the trust expenses, as described under “—Trust Expenses” below, subject to the limitation described therein.

Purchase of More Than One class of Stripped Certificates

When an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes those classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Taxation of Standard Certificates

For federal income tax purposes, a Standard Certificate will represent an undivided beneficial ownership interest in the assets of the Grantor Trust.  As a result, each Security Owner holding an interest in a Standard Certificate must include in income its proportionate share of the entire income from the assets represented by its Standard Certificate.  Thus, for example, in the case of a Standard Certificate representing ownership of mortgage loans, a beneficial owner of the security would be required to include in income interest at the coupon rate on the mortgage loans, OID (if any), and market discount (if any), and any prepayment fees, assumption fees, and late payment charges received by the servicer, in accordance with the beneficial owner’s method of accounting.  In addition, beneficial owners of Standard Certificates, particularly any class of a series that is subordinate to other classes, may incur losses of interest or principal with respect to the trust’s assets.  Those losses would be deductible generally only as described under “— Taxation of Securities Treated as Debt Instruments — Treatment of Losses” above.

For information reporting purposes, although not free from doubt, the trustee will report information concerning income accruals and principal payments on the assets of the trust in the aggregate.

Trust Expenses

Each Security Owner that holds an interest in a Grantor Trust Certificate must include in income its share of the trust’s expenses, as described above.  Each Security Owner may deduct its share of those expenses at the same time, to the same extent, and in the same manner as such items would have been reported and deducted had it held directly interests in the trust’s assets and paid directly its share of the servicing and related fees and expenses.  Investors who are individuals, estates or trusts who own Grantor Trust Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitations for certain itemized deductions described in Section 67 of the Code, including deductions for the servicing fees and all administrative and other expenses of the trust.  In general, such an investor can deduct those expenses only to the extent that those expenses, in total, exceed 2 percent of the investor’s adjusted gross income.  In addition, Section 68 of the Code provides that itemized deductions otherwise allowable for a taxable year will be reduced by the lesser of (1) 3 percent of the excess, if any, of adjusted gross income over $100,000 ($50,000 in the case of a married individual filing a separate return) (in each case, as adjusted for post-1991 inflation), and (2) 80 percent of the amount of itemized deductions otherwise allowable for that year.  This reduction is currently scheduled to be phased-out over a five-year period beginning 2006.  As a result of the limitations set forth in Sections 67 and 68 of the Code, those investors holding Grantor Trust Certificates, directly or indirectly through a pass-through entity, may have total taxable income in excess of the total amount of cash received on the Grantor Trust Certificates.  In addition, those investors cannot deduct the expenses of the trust for purposes of computing the alternative minimum tax, and thus those investors may be subject to significant additional tax liability.

Sales of Grantor Trust Certificates

If a Grantor Trust Certificate is sold, gain or loss will be recognized by the Security Owner in an amount equal to the difference between the amount realized on the sale and the Security Owner’s adjusted tax basis in the Grantor Trust Certificate.  Such tax basis will equal the Security Owner’s cost for the Grantor Trust Certificate, increased by any OID or market discount previously included in income and decreased by any premium previously taken into account and by the amount of payments, other than payments of Qualified Stated Interest, previously received with respect to such Grantor Trust Certificate.  The portion of any such gain attributable to accrued market discount not previously included in income will be ordinary income.  See “— Taxation of Securities Treated as Debt Instruments — Sale or Other Disposition” above.  Any remaining gain or any loss will be capital gain or loss.  Capital losses generally may be used only to offset capital gains.

Trust Reporting

Each registered holder of a Grantor Trust Certificate will be furnished with each distribution a statement setting forth the allocation of such distribution to principal and interest.  In addition, within a reasonable time after the end of each calendar year each registered holder of a Grantor Trust Certificate at any time during such year will be furnished with information regarding the amount of servicing compensation and other trust expenses to enable beneficial owners of Grantor Trust Certificates to prepare their tax returns.  The trustee also will file any required tax information with the IRS, to the extent and in the manner required by the Code.

Foreign Persons

The tax and withholding rules that apply to Foreign Persons who acquire an interest in Grantor Trust Certificates generally are the same as those that apply to a Foreign Person who acquires an interest in Debt Securities.  See the discussion of the tax and withholding rules under “—Taxation of Securities Treated as Debt Instruments — Foreign Persons” above.

Partner Certificates

If a trust is classified as a partnership for federal income tax purposes, the trust will not be subject to an entity level federal income tax.  Instead, pursuant to the terms of the pooling and servicing agreement, the trustee will compute taxable income for each taxable year for the trust and will allocate the income so computed among the Security Owners owning Partner Certificates.  Each such Security Owner must take into account in computing its taxable income for federal income tax purposes its allocable share of the trust’s income for the taxable year of the trust that ends with or within the Security Owner’s taxable year.  The trust will adopt the calendar year as its taxable year unless otherwise specified in the applicable prospectus supplement.

Security Owner’s Distributive Share

The trust will compute taxable income for each taxable year in the same manner as would an individual, except that certain deductions specified in Section 703(a)(2) of the Code are not allowed.  The trustee will allocate that taxable income among the Partner Certificates.  The method of allocation will be described in the applicable prospectus supplement.

A share of expenses of the partnership (including fees of the master servicer but not interest expense) allocable to a beneficial owner who is an individual, estate or trust would constitute miscellaneous itemized deductions subject to the limitations described under “— Grantor Trust Certificates — Trust Expenses” above.  Accordingly, those deductions might be disallowed to the individual in whole or in part and might result in that holder being taxed on an amount of income that exceeds the amount of cash actually distributed to that holder over the life of the partnership.

Distributions

A distribution of cash to a Security Owner owning a Partner Certificate will not be taxable to the Security Owner to the extent that the amount distributed does not exceed the Security Owner’s adjusted basis in the Partner Certificate.  If the amount of cash distributed exceeds a Security Owner’s basis in a Partner Certificate, the excess will be treated as though it were gain from the sale of the Partner Certificate.  If, upon receipt of a cash distribution in liquidation of a Security Owner’s interest in the trust, the Security Owner’s adjusted basis exceeds the amount distributed, the excess will be treated as though it were a loss from the sale of the Partner Certificate.

A Security Owner’s adjusted basis in a Partner Certificate at any time will equal the purchase price paid by the Security Owner for the Partner Certificate, increased by allocations of income made to the Security Owner by the trust, and decreased by distributions previously made by the trust on the Partner Certificate and any losses allocated by the trust to the Security Owner with respect to the Partner Certificate.

If a trust distributes its assets in-kind to a Security Owner in liquidation of the trust, neither the trust nor the Security Owner will recognize gain or loss on the distribution.  The Security Owner would be required to allocate its adjusted basis in its Partner Certificate among the assets it received in the liquidating distribution.

Sale or Exchange of a Partner Certificate

If a Security Owner sells a Partner Certificate, the Security Owner will recognize gain or loss equal to the difference between the amount realized on the sale and the Security Owner’s adjusted basis in the Partner Certificate at the time of sale.  Generally, except to the extent provided otherwise in the applicable prospectus supplement, any gain or loss will be capital gain or loss.

Section 708 Terminations

Under Section 708 of the Code, the trust will be deemed to have terminated for federal income tax purpose if 50 percent of the capital and profits interests in the trust are sold or exchanged within a 12-month period.  If a termination were to occur, it would result in the deemed contribution by the trust of its assets to a newly formed trust in exchange for interests in such newly formed trust, which the terminated trust would be deemed to distribute to the Security Owners.  The series of deemed transactions would not result in recognition of gain or loss to the trust or to the Security Owners.  If the Partner Certificates are book entry certificates, the trust most likely will not be able to comply with the termination provisions of Section 708 of the Code due to lack of information concerning the transfer of interests in the trust.

Section 754 Election

If a Security Owner were to sell its Partner Certificate at a profit (loss), the purchaser would have a higher (lower) adjusted basis in the Certificate than did the seller.  The trust’s adjusted basis in its assets would not be adjusted to reflect this difference unless the trust made an election under Section 754 of the Code.  To avoid the administrative complexities that would be involved if such an election were to be made, a trust that is classified as a partnership will not make an election under Section 754 of the Code unless otherwise provided in the applicable prospectus supplement.  As a result, a beneficial owner of a Partner Certificate might be allocated a greater or lesser amount of partnership income than would be appropriate based on its own purchase price for its Partner Certificate.

Foreign Persons

Unless otherwise provided in the applicable prospectus supplement, income allocated and distributions made by the trust to a Security Owner who is a Foreign Person will be subject to United States federal income tax and withholding tax, if the income attributable to a security is not effectively connected with the conduct of a trade or business within the United States by the Foreign Person.

Any capital gain realized on the sale, redemption, retirement or other taxable disposition of a beneficial interest in a Partner Certificate by a Foreign Person will be exempt from United States federal income and withholding tax, provided that (1) such gain is not effectively connected with the conduct of a trade or business in the United States by the Foreign Person and (2) in the case of an individual, the individual is not present in the United States for 183 days or more in the taxable year.

Information Reporting

Each trust classified as a partnership will file a partnership tax return on IRS Form 1065 with the IRS for each taxable year of the trust.  The trust will report each Security Owner’s allocable share of the trust’s items of income and expense to the Security Owner and to the IRS on Schedules K-1.  The trust will provide the Schedules K-1 to nominees that fail to provide the trust with the information statement described below and the nominees then will be required to forward that information to the beneficial owners of the Partner Certificates.  Generally, a Security Owner must file tax returns that are consistent with the information reported on the Schedule K-1 or be subject to penalties, unless the Security Owner notifies the IRS of the inconsistencies.

Under Section 6031 of the Code, any person that holds a Partner Certificate as a nominee at any time during a calendar year is required to furnish to the trust a statement containing certain information concerning the nominee and the beneficial owner of the Partner Certificates.  In addition, brokers and financial institutions that hold Partner Certificates through a nominee are required to furnish directly to the trust information as to the beneficial ownership of the Partner Certificates.  The information referred to above for any calendar year is to be provided to the trust by January 31 of the following year.  Brokers and nominees who fail to provide the information may be subject to penalties.  However, a clearing agency registered under Section 17A of the Exchange Act is not required to furnish that information statement to the trust.

Administrative Matters

Unless another designation is made, the depositor will be designated as the tax matters partner in the pooling and servicing agreement and, as the tax matters partner, will be responsible for representing the beneficial owners of Partner Certificates in any dispute with the IRS.  The Code provides for administrative examination of a partnership as if the partnership were a separate and distinct taxpayer.  Generally, the statute of limitations for partnership items does not expire until three years after the date on which the partnership information return is filed.  Any adverse determination following an audit of the return of the partnership by the appropriate taxing authorities could result in an adjustment of the returns of the beneficial owners of Partner Certificates, and, under certain circumstances, a beneficial owner may be precluded from separately litigating a proposed adjustment to the items of the partnership.  An adjustment also could result in an audit of a beneficial owner’s returns and adjustments of items not related to the income and losses of the partnership.

Special Tax Attributes

In certain cases, securities are afforded special tax attributes under particular sections of the Code, as discussed below.

REMIC Securities

REMIC securities held by a domestic building and loan association will constitute “regular or residual interests in a REMIC” within the meaning of Section 7701(a)(19)(C)(xi) of the Code in proportion to the assets of the REMIC that are described in Section 7701(a)(19)(C)(i) through (x).  If, however, at least 95 percent of the assets of the REMIC are described in Section 7701(a)(19)(C)(i) through (x), the entire REMIC securities in that REMIC will so qualify.

In addition, REMIC securities held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code.  If at any time during a calendar year less than 95 percent of the assets of a REMIC consist of “real estate assets,” then the portion of the REMIC securities that are real estate assets under Section 856(c)(5)(B) during the calendar year will be limited to the portion of the assets of the REMIC that are real estate assets.  Similarly, income on the REMIC securities will be treated as “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code, subject to the same limitation as set forth in the preceding sentence.

REMIC regular securities also will be “qualified mortgages” within the meaning of Section 860G(a)(3) of the Code with respect to other REMICs, provided they are transferred to the other REMIC within the periods required by the Code.

The determination as to the percentage of the REMIC’s assets that constitute assets described in the foregoing sections of the Code will be made for each calendar quarter based on the average adjusted basis of each category of the assets held by the REMIC during that calendar quarter.  The REMIC will report those determinations in the manner and at the times required by applicable Treasury regulations.  The Small Business Job Protection Act of 1996 (the “SBJPA of 1996”) repealed the reserve method for bad debts of domestic building and loan associations and mutual savings banks, and thus has eliminated the asset category of “qualifying real property loans” in former Section 593(d) of the Code for taxable years beginning after December 31, 1995.  The requirements in the SBJPA of 1996 that these institutions must “recapture” a portion of their existing bad debt reserves is suspended if a certain portion of their assets are maintained in “residential loans” under Section 7701(a)(19)(C)(v) of the Code, but only if those loans were made to acquire, construct or improve the related real property and not for the purpose of refinancing.  However, no effort will be made to identify the portion of the mortgage loans of any series meeting this requirement, and no representation is made in this regard.

The assets of the REMIC will include, in addition to mortgage loans, payments on mortgage loans held pending distribution on the REMIC securities and property acquired by foreclosure held pending sale, and may include amounts in reserve accounts.  It is unclear whether property acquired by foreclosure held pending sale and amounts in reserve accounts would be considered to be part of the mortgage loans, or whether those assets (to the extent not invested in assets described in the foregoing sections) otherwise would receive the same treatment as the mortgage loans for purposes of all of the foregoing sections.  Under the regulations applicable to REITs, however, mortgage loan payments held by a REMIC pending distribution are real estate assets for purposes of Section 856(c)(5)(B) of the Code.  Furthermore, foreclosure property generally will qualify as real estate assets under Section 856(c)(5)(B) of the Code.

For some series of REMIC securities, two or more separate elections may be made to treat designated portions of the related trust as REMICs (“Tiered REMICs”) for federal income tax purposes.  Solely for purposes of determining whether the REMIC securities will be “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code and “loans secured by an interest in real property” under Section 7701(a)(19)(C) of the Code, and whether the income on those Securities is interest described in Section 856(c)(3)(B) of the Code, the Tiered REMICs will be treated as one REMIC.

As described above, certain REMIC regular securities will evidence ownership of a REMIC regular interest and a notional principal contract, as further described in the accompanying supplement.  See “Types of Securities — REMIC Securities Generally” above.  Any such notional principal contract (and any income therefrom) will not be afforded any of the special tax attributes described in this section.

Non-REMIC Debt Securities

Debt Securities that are not REMIC regular securities and that are owned by domestic building and loan associations and other thrift institutions will not be considered “loans secured by an interest in real property” or “qualifying real property loans.”  Moreover, such Debt Securities owned by a REIT will not be treated as “real estate assets” nor will interest on the Debt Securities be considered “interest on obligations secured by mortgages on real property.”  In addition, such Debt Securities will not be “qualified mortgages” for REMICs.

Grantor Trust Certificates

Standard Certificates held by a domestic building and loan association will constitute “loans secured by interests in real property” within the meaning of Section 7701(a)(19)(C)(v) of the Code; Standard Certificates held by a REIT will constitute “real estate assets” within the meaning of Section 856(c)(5)(B) of the Code; amounts includible in gross income with respect to Standard Certificates held by a REIT will be considered “interest on obligations secured by mortgages on real property” within the meaning of Section 856(c)(3)(B) of the Code; and Standard Certificates transferred to a REMIC within the prescribed time periods will qualify as “qualified mortgage” within the meaning of Section 860G(a)(3) of the Code; provided in each case that the related assets of the trust (or income therefrom, as applicable) would so qualify.

Although there appears to be no policy reason not to accord to Stripped Certificates the treatment described above for Standard Certificates, there is no authority addressing such characterization for instruments similar to Stripped Certificates.  We recommend that prospective investors in Stripped Certificates consult their own tax advisers regarding the characterization of Stripped Certificates, and the income therefrom, if the characterization of the Stripped Certificates under the above-referenced rules is relevant.

Partner Certificates

For federal income tax purposes, Partner Certificates held by a domestic building and loan association will not constitute “loans secured by an interest in real property” within the meaning of Code Section 7701(a)(19)(C)(v), but, for purposes of the provisions applicable to REITs,  a REIT holding a Partnership Certificate will be deemed to hold its proportionate share of each of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to such share, based in each case on the capital accounts.

Backup Withholding

Distributions on securities, as well as payment of proceeds from the sale of securities, may be subject to the backup withholding tax under Section 3406 of the Code if recipients fail to furnish certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from such tax.  Any amounts deducted and withheld from a recipient would be allowed as a credit against such recipient’s federal income tax.  Furthermore, certain penalties may be imposed by the IRS on a recipient that is required to supply information but that does not do so in the manner required.

Reportable Transaction

Pursuant to recently enacted legislation, a penalty in the amount of $10,000 in the case of a natural person and $50,000 in any other case is imposed on any taxpayer that fails to file timely an information return with the IRS with respect to a “reportable transaction” (as defined in Section 6011 of the Code). The rules defining “reportable transactions” are complex.  In general, they include transactions that result in certain losses that exceed threshold amounts and transactions that result in certain differences between the taxpayer’s tax treatment of an item and book treatment of that same item.  Prospective investors are encouraged to consult their own tax advisers regarding any possible disclosure obligations in light of their particular circumstances.

State and Local Tax Considerations

In addition to the federal income tax consequences described above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of securities.  State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality.

For example, a REMIC or non-REMIC trust may be characterized as a corporation, a partnership or some other entity for purposes of state income tax law.  Such characterization could result in entity level income or franchise taxation of the trust.  We encourage prospective investors to consult their own tax advisors with respect to the various state and local tax consequences of an investment in securities.

ERISA Considerations

General

Section 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between a pension, profit-sharing or other employee benefit plan or other retirement plan or arrangement that is subject to ERISA or Section 4975 of the Code, including a so-called “Keogh” plan, or an individual retirement account, or any entity deemed to hold the assets of the foregoing (each a “Benefit Plan”).  ERISA also imposes certain duties on persons who are fiduciaries of Benefit Plans subject to ERISA, including the requirements of investment prudence and diversification, and the requirement that investments of any such Benefit Plan be made in accordance with the documents governing the Benefit Plan.  Under ERISA, any person who exercises any authority or control respecting the management or disposition of the assets of a Benefit Plan is considered to be a fiduciary of the Benefit Plan.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA), and certain church plans (as defined in Section 3(33) of ERISA) if no election has been made under Section 410(d) of the Code, are not subject to ERISA requirements.  Accordingly, assets of those plans may be invested in the securities subject to the provisions of applicable federal law, and in the case of any plan that is qualified under Section 401(a) of the Code and exempt from taxation under Section 501(a) of the Code, the restrictions imposed under Section 503 of the Code.  Governmental plans are not subject to ERISA requirements but may be subject to state or local laws substantially similar to ERISA or Section 4975 of the Code (“Similar Law”).

In addition to imposing general fiduciary standards, ERISA and Section 4975 of the Code prohibit a broad range of “prohibited transactions” involving assets of Benefit Plans and, as relevant here, the acquisition, holding and disposition of the securities between a Benefit Plan and persons that are “parties in interest” as described in Section 3(14) of ERISA or “disqualified persons” as described in Section 4975 of the Code (collectively, “parties in interest”) with respect to such Benefit Plan and impose taxes and/or other penalties under ERISA and/or Section 4975 of the Code on such transactions, unless a statutory or regulatory exception or administrative exemption applies.

In addition, certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a Benefit Plan that purchases securities issued by that trust if assets of the trust were deemed to be assets of the Benefit Plan.  Under a regulation issued by the United States Department of Labor (the “DOL”) (the “Plan Assets Regulation”), the assets of a trust would be treated as plan assets of the Benefit Plan for the purposes of ERISA and Section 4975 of the Code only if the Benefit Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable.  An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.  A certificate will normally be treated as an equity interest for these purposes.

Debt Securities

Although there is little guidance on how the definition of “equity interest” described above applies, the depositor may from time to time determine that, at the time of their issuance, that the notes of a particular series should be treated as indebtedness without substantial equity features for purposes of the Plan Assets Regulation.  This determination will be based in part upon the traditional debt features of the notes, including the reasonable expectation of purchasers of the notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.

The acquisition or holding of notes by or on behalf of a Benefit Plan could be considered to give rise to a direct prohibited transaction upon its acquisition from a party in interest such as the depositor, the underwriter or the trustee or their respective affiliates or an indirect prohibited transaction if the trust, the owner of 50% or more of the equity interests in the trust, the owner trustee, the indenture trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Benefit Plan.  However, a number of prohibited transaction class exemptions (or “PTCEs”) issued by the DOL might apply to exempt a prohibited transaction arising by virtue of the purchase or holding of a note by or on behalf of, or with the assets of a Benefit Plan:  PTCE 96-23 (class exemption for plan asset transactions determined by in-house asset managers), PTCE 95-60 (class exemption for certain transactions involving insurance company general accounts), PTCE 91-38 (class exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (class exemption for certain transactions involving insurance company pooled separate accounts) or PTCE 84-14 (class exemption for plan asset transactions determined by independent qualified professional asset managers).  Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts in connection with an investment in the notes that might be construed as prohibited transactions.  There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving the notes.

To the extent provided in the applicable prospectus supplement, each purchaser and transferee of a Note will be deemed to represent and warrant to the Issuer that either (1) it is not a Benefit Plan or (2) it is a Benefit Plan and its acquisition and holding of such Note satisfy the requirements for exemptive relief under PTCE 96-23, PTCE 95-60, PTCE 91-38, PTCE 90-1, PTCE 84-14, or a similar exemption, or, in the case of a Benefit Plan subject to Similar Law, will not result in a violation of Similar Law, and to further represent, warrant and covenant that it will not transfer such Note in violation of the foregoing.

Notes of a series should also not be purchased with the assets of a Benefit Plan if HomeBanc Corp., the seller, the depositor, the indenture trustee, the owner trustee, the master servicer, any other servicer, the cap or swap counterparty, any underwriter or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan, unless such purchase and acquisition would be covered by an applicable prohibited transaction exemption.

Underwriters’ Exemptions Applicable to Purchase of Certificates and Debt Securities

The DOL has granted to certain underwriters individual administrative exemptions (the “Underwriter Exemptions” or the collectively the “Exemption”) from certain of the prohibited transaction rules of ERISA and the related excise tax provisions of Section 4975 of the Code with respect to the initial purchase, holding and subsequent resale by Benefit Plans of both certificate and debt securities issued by entities that hold certain fixed pools of receivables, loans and other obligations of the types held by the trust and the servicing, operation and management of such entities, provided that the conditions and requirements of the applicable Underwriter Exemption are met.  Although the Exemption is an individual exemption separately granted to a specific underwriter, when it or its affiliate acts as the sole underwriter, manager or co-manager of an underwriting syndicate or is the selling or placement agent, the terms and conditions that generally apply to each Exemption are substantially similar and are described below.

General Conditions of the Underwriter Exemptions

Benefit Plans acquiring securities may be eligible for protection under the Exemption if:

(1)

at the time of the acquisition, the class of securities acquired by the Benefit Plan has received a rating rated in one of the four, (or in the case of “designated transactions” described below, three) highest generic rating categories by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc., Moody’s Investors Service, Inc., or Fitch, Inc. (each a “rating agency” as defined herein);

(2)

the trustee is not an affiliate of any member of the “Restricted Group” other than the underwriter.  The “Restricted Group” includes HomeBanc Corp., the depositor, any underwriter, any trustee, any master servicer or servicer, any insurer with respect to any group of mortgage loans, the obligor under any other form of credit enhancement or the counterparty under any interest rate cap or swap agreement, an obligor with respect to any obligation constituting more than five percent of the total unamortized principal balance of the assets of the related trust on the date of issuance of the related securities, or any affiliate of those parties;

(3)

the applicable series of securities evidences ownership in assets of a particular trust that may include mortgage loans, certain mortgage-backed or asset-backed securities or, if certain conditions specified in the applicable prospectus supplement are satisfied, a pre-funding account, interest rate swap or yield supplement agreement;

(4)

the applicable series of securities evidences ownership in assets of a particular trust that may include mortgage loans, Agency Securities or Non-Agency Securities or, if certain conditions specified in the applicable prospectus supplement are satisfied, a pre-funding account, interest rate swap or yield supplement agreement;

(5)

the class of securities acquired by the Benefit Plan is not subordinated to other classes of securities of that trust with respect to the right to receive payments in the event of defaults or delinquencies on the underlying assets of the related trust unless none of the mortgage loans has a loan-to-value ratio or combined loan-to-value ratio at the date of issuance of the securities that exceeds 100% (i.e., “fully secured”);

(6)

the mortgage loans held by the trust must be fully secured (other than one-to-four family residential mortgage loans and home equity loans backing certain types of securities in “designated transactions” described below);

(7)

the Benefit Plan is an “accredited investor,” as defined in Rule 501(a)(1) of Regulation D under the Securities Act of 1933, as amended;

(8)

the acquisition of the securities by a Benefit Plan is on terms, including the price for the securities, that are at least as favorable to the Benefit Plan as they would be in an arm’s length transaction with an unrelated party;

(9)

the sum of all payments made to and retained by the related underwriter or members of any underwriting syndicate in connection with the distribution of the securities represents not more than reasonable compensation for underwriting the securities;

(10)

the sum of all payments made to and retained by the seller pursuant to the sale of the assets of the trust to the trust represents not more than the fair market value of those assets;

(11)

the sum of all payments made to and retained by the master servicer and each servicer represents not more than reasonable compensation for their services and reimbursement of their reasonable expenses;

(12)

assets of the type included as assets of a particular trust have been included in other investment pools; and securities evidencing interests in those other pools have been both:  (i) rated in one of the four (or in the case of a designated transaction, three) highest generic rating categories by a rating agency and (ii) purchased by investors other than Benefit Plans for at least one year prior to a Benefit Plan’s acquisition of securities in reliance upon the Exemption.

Designated Transactions

In the case where the securities are backed by trust assets which are fully secured one-to-four family residential, home equity, cooperative or commercial loans which are described and defined in the Exemption as “designated transactions”, the Exemption permits the securities issued by the trust in such transactions to be rated in one of the highest four generic rating categories by a rating agency and/or to be subordinated.  The assets will be considered “designated transactions” for purposes of the Exemption unless otherwise specified in the prospectus supplement.  In addition, one subset of designated transactions, residential (one- to-four family) and home equity loans, may be less than fully secured, provided that the rights and interests evidenced by securities issued in such designated transactions are:

(1)

not subordinated to the rights and interests evidenced by securities of the same trust;

(2)

such securities acquired by the Benefit Plan have received a rating from a rating agency at the time of such acquisition that is in one of the two highest generic rating categories; and

(3)

any mortgage loan included in the corpus or assets of the trust is secured by collateral whose loan-to-value ratio or combined loan-to-value ratio at the time of issuance of the securities does not exceed 125%.

Insurance Company General Accounts

In the event that securities do not meet the requirements of the Exemption solely because they are subordinate securities or fail to meet a minimum rating requirement under the Exemption, certain Plans may be eligible to purchase certificates (but not debt securities) pursuant to PTCE 95-60 which permits insurance company general accounts as defined in PTCE 95-60 to purchase such certificates if they otherwise meet all of the other requirements of the Exemption.

Certain Permitted Assets

The Exemption permits interest-rate swaps and yield supplement agreements to be assets of the trust subject to certain conditions.  An interest-rate swap (or if purchased by or on behalf of the trust) an interest-rate cap contract (collectively, a “Swap” or “Swap Agreement”) is a permitted trust asset if it:

(1)

is an “eligible Swap;”

(2)

is with an “eligible counterparty;”

(3)

is purchased by a “qualified plan investor;”

(4)

meets certain additional specific conditions which depend on whether the Swap is a “ratings dependent Swap” or a “non-ratings dependent Swap;” and

(5)

permits the trust to make termination payments to the Swap (other than currently scheduled payments) solely from excess spread or amounts otherwise payable to the servicer or seller.

An “eligible Swap” is one which:

(1)

is denominated in U.S. dollars;

(2)

pursuant to which the trust pays or receives, on or immediately prior to the respective payment or distribution date for the class of securities to which the Swap relates, a fixed rate of interest or a floating rate of interest based on a publicly available index (e.g., LIBOR, with the trust receiving such payments on at least a quarterly basis and obligated to make separate payments no more frequently than the counterparty, with all simultaneous payments being netted (“Allowable Interest Rate”);

(3)

has a notional amount that does not exceed either:  (i) the principal balance of the class of securities to which the Swap relates, or (ii) the portion of the principal balance of such class represented by obligations (“Allowable Notional Amount”);

(4)

is not leveraged (i.e., payments are based on the applicable notional amount, the day count fractions, the fixed or floating rates permitted above, and the difference between the products thereof, calculated on a one-to-one ratio and not on a multiplier of such difference) (“Leveraged”);

(5)

has a final termination date that is either the earlier of the date on which the issuer terminates or the related class of securities are fully repaid and

(6)

does not incorporate any provision that could cause a unilateral alteration in the interest rate requirements described above or the prohibition against leveraging.

An “eligible counterparty” means a bank or other financial institution which has a rating at the date of issuance of the securities, which is in one of the three highest long-term credit rating categories or one of the two highest short-term credit rating categories, utilized by at least one of the rating agencies rating the securities; provided that, if a counterparty is relying on its short-term rating to establish eligibility hereunder, such counterparty must either have a long-term rating in one of the three highest long-term rating categories or not have a long-term rating from the applicable rating agency.

A “qualified plan investor” is a Benefit Plan or Benefit Plans where the decision to buy such class of securities is made on behalf of the Benefit Plan by an independent fiduciary qualified to understand the Swap transaction and the effect the Swap would have on the rating of the securities and such fiduciary is either:

(1)

a “qualified professional asset manager” (“QPAM”) under PTCE 84-14;

(2)

an “in-house asset manager” under PTCE 96-23; or

(3)

has total assets (both Benefit Plan and non-Benefit Plan) under management of at least $100 million at the time the certificates are acquired by the Plan.

In “ratings dependent Swaps” (where the rating of a class of securities is dependent on the terms and conditions of the Swap), the Swap Agreement must provide that if the credit rating of the counterparty is withdrawn or reduced by any rating agency below a level specified by the rating agency, the servicer must, within the period specified under the pooling and servicing agreement:

(1)

obtain a replacement Swap Agreement with an eligible counterparty which is acceptable to the rating agency and the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate); or

(2)

cause the Swap counterparty to establish any collateralization or other arrangement satisfactory to the rating agency such that the then current rating by the rating agency of the particular class of securities will not be withdrawn or reduced (and the terms of the Swap Agreement must specifically obligate the counterparty to perform these duties for any class of securities with a term of more than one year).

In the event that the servicer fails to meet these obligations, Benefit Plan securityholders must be notified in the immediately following periodic report which is provided to securityholders but in no event later than the end of the second month beginning after the date of such failure.  Sixty days after the receipt of such report, the exemptive relief provided under the Exemption will prospectively cease to be applicable to any class of securities held by a Benefit Plan which involves such ratings dependent Swap.

“Non-ratings dependent Swaps” (those where the rating of the securities does not depend on the terms and conditions of the Swap) are subject to the following conditions.  If the credit rating of the counterparty is withdrawn or reduced below the lowest level permitted above, the servicer will, within a specified period after such rating withdrawal or reduction:

(1)

obtain a replacement Swap Agreement with an eligible counterparty, the terms of which are substantially the same as the current Swap Agreement (at which time the earlier Swap Agreement must terminate);

(2)

cause the counterparty to post collateral with the trust in an amount equal to all payments owed by the counterparty if the Swap transaction were terminated; or

(3)

terminate the Swap Agreement in accordance with its terms.

An “eligible yield supplement agreement” is any yield supplement agreement or similar arrangement (or if purchased by or on behalf of the trust) an interest rate cap contract to supplement the interest rates otherwise payable on obligations held by the trust (“EYS Agreement”).  If the EYS Agreement has a notional principal amount and/or is written on an International Swaps and Derivatives Association, Inc. (ISDA) form, the EYS Agreement may only be held as an asset of the trust with respect to certificates purchased by Benefit Plans if it meets the following conditions:

(1)

it is denominated in U.S. dollars;

(2)

it pays an Allowable Interest Rate;

(3)

it is not Leveraged;

(4)

it does not allow any of these three preceding requirements to be unilaterally altered without the consent of the trustee;

(5)

it is entered into between the trust and an eligible counterparty and

(6)

it has an Allowable Notional Amount.

Pre-Funding Accounts

The Exemption permits transactions using pre-funding accounts (“Pre-Funding Account”) whereby a portion of the mortgage loans are transferred to the trust within a specified period following the closing date (“DOL Pre-Funding Period”) (see below) instead of requiring that all such mortgage loans be either identified or transferred on or before the closing date, provided that the following conditions are met:

(1)

the ratio of the amount allocated to the Pre-Funding Account to the total principal amount of the securities being offered (“Pre-Funding Limit”) must not exceed twenty-five percent (25%);

(2)

all mortgage loans transferred after the closing date (referred to here as “additional mortgage loans”) must meet the same terms and conditions for eligibility as the original mortgage loans used to create the trust, which terms and conditions have been approved by the rating agency;

(3)

the transfer of such additional mortgage loans to the trust during the DOL Pre-Funding Period must not result in the securities receiving a lower credit rating from the rating agency upon termination of the DOL Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the securities by the trust;

(4)

solely as a result of the use of pre-funding, the weighted average annual percentage interest rate (the “average interest rate”) for all of the mortgage loans in the trust at the end of the DOL Pre-Funding Period must not be more than 100 basis points lower than the average interest rate for the mortgage loans which were transferred to the trust on the closing date;

(5)

either:  (i) the characteristics of the additional mortgage loans must be monitored by an insurer or other credit support provider which is independent of the seller; or (ii) an independent accountant retained by the seller must provide the seller with a letter (with copies provided to the rating agency, the underwriter and the trustee) stating whether or not the characteristics of the additional mortgage loans conform to the characteristics described in the prospectus or prospectus supplement (“Offering Documents”) and/or the pooling and servicing agreement.  In preparing such letter, the independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred as of the closing date;

(6)

the DOL Pre-Funding Period must end no later than three months or 90 days after the closing date or earlier, in certain circumstances, if the amount on deposit in the Pre-Funding Account is reduced below the minimum level specified in the pooling and servicing agreement or an event of default occurs under the pooling and servicing agreement;

(7)

amounts transferred to any Pre-Funding Account and/or capitalized interest account used to hold funds temporarily invested pending the purchase of the additional mortgage loans (“Capitalized Interest Account”) used in connection with the pre-funding may be invested only in investments which are permitted by the rating agency.  Such investments must consist only of:  (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof (provided that such obligations are backed by the full faith and credit of the United States); or (ii) be rated (or the obligor has been rated) in one of the three highest generic rating categories by the rating agency; and

(8)

certain disclosure requirements must be met.

Limitations on Scope of Relief

The Underwriter Exemption will not apply to a Benefit Plan’s investment in securities if the Benefit Plan fiduciary responsible for the decision to invest in the securities is a borrower or obligor with respect to obligations representing no more than five percent of the fair market value of the obligations constituting the assets of the related trust, or an affiliate of such an obligor, unless:

(1)

in the case of an acquisition in connection with the initial issuance of any series of securities, at least 50% of each class of securities in which Benefit Plans have invested is acquired by persons independent of the Restricted Group and at least 50% of the aggregate interest in the trust is acquired by persons independent of the Restricted Group;

(2)

the Benefit Plan’s investment in any class of securities does not exceed 25% of the outstanding securities of that class at the time of acquisition;

(3)

immediately after the acquisition, no more than 25% of the Benefit Plan assets with respect to which the investing fiduciary has discretionary authority or renders investment advice are invested in securities evidencing interests in trusts sponsored or containing assets sold or serviced by the same entity; and

(4)

the Benefit Plan is not sponsored by any member of the Restricted Group.

Whether the conditions of an Underwriter Exemption will be satisfied as to the securities of any particular class will depend upon the relevant facts and circumstances existing at the time the Benefit Plan acquires the securities.  Any Benefit Plan investor that proposes to use assets of a Benefit Plan to acquire securities in reliance upon an Underwriter Exemption should determine whether the Benefit Plan satisfies all of the applicable conditions and consult with its counsel regarding other factors that may affect the applicability of an Underwriter Exemption.

Other Considerations

Any member of the Restricted Group, a borrower or obligor, or any of their affiliates might be considered or might become a Party in Interest with respect to a Benefit Plan.  In that event, the acquisition or holding of securities of the applicable series or class by, on behalf of or with assets of that Benefit Plan might be viewed as giving rise to a prohibited transaction under ERISA and Section 4975 of the Code, unless an Underwriter Exemption or another exemption is available.  Accordingly, before a Benefit Plan investor makes the investment decision to purchase, to commit to purchase or to hold securities of any series or class, the Benefit Plan investor should determine whether an Underwriter Exemption is applicable and adequate exemptive relief is available or whether any other prohibited transaction exemption, if required, is available under ERISA and Section 4975 of the Code.

Prospective Benefit Plan investors in securities should consult with their legal advisors concerning the impact of ERISA and the Code, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in securities.  Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the securities is appropriate for the Benefit Plan, taking into account the overall investment policy of the Benefit Plan and the composition of the Benefit Plan’s investment portfolio.

The sale of any of the securities to a Benefit Plan will not constitute a representation by the depositor, the underwriters or the trustee that such an investment meets all relevant legal requirements relating to investments by Benefit Plans generally or by any particular Benefit Plan, or that such an investment is appropriate for Benefit Plans generally or for any particular Benefit Plan.

All Benefit Plan investors should also consult the ERISA discussion, if any, in the applicable prospectus supplement for further information regarding the application of ERISA to any particular security.

Legal Investment Considerations

The applicable prospectus supplement for a series of securities will specify whether a class or subclass of those securities, as long as it is rated in one of the two highest rating categories by one or more nationally recognized statistical rating organizations, will constitute a “mortgage related security” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”).  That class or subclass, if any, constituting a “mortgage related security” will be a legal investment for persons, trusts, corporations, partnerships, associations, business trusts and business entities, including depository institutions, insurance companies, trustees and state government employee retirement systems, created pursuant to or existing under the laws of the United States or of any state, including the District of Columbia and Puerto Rico, whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any agency or instrumentality thereof constitute legal investments for those entities.

Pursuant to SMMEA, a number of states enacted legislation, on or prior to the October 3, 1991 cutoff for enactments, limiting to varying extents the ability of certain entities, in particular, insurance companies, to invest in “mortgage related securities,” in most cases by requiring the affected investors to rely solely upon existing state law, and not SMMEA.  Accordingly, the investors affected by the legislation will be authorized to invest in securities qualifying as “mortgage related securities” only to the extent provided in that legislation.

SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in mortgage related securities without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in those securities, and national banks may purchase those securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to any regulations as the applicable federal regulatory authority may prescribe.  In this connection, federal credit unions should review NCUA Letter to Credit Unions No. 96, as modified by Letter to Credit Unions No. 108, which includes guidelines to assist federal credit unions in making investment decisions for mortgage related securities.  The NCUA has adopted rules, codified as 12 C.F.R. Section 703.5(f)-(k), which prohibit federal credit unions from investing in certain mortgage related securities (including securities such as certain series, classes or subclasses of securities), except under limited circumstances.

The Office of Thrift Supervision, or the OTS, has issued Thrift Bulletin 13a, entitled “Management of Pass-Through Rate Risk, Investment Securities, and Derivatives Activities,” or “TB 13a,” which is effective as of December 1, 1998 and applies to thrift institutions regulated by the OTS.  One of the primary purposes of TB 13a is to require thrift institutions, prior to taking any investment position, to:

•

conduct a pre-purchase portfolio sensitivity analysis for any “significant transaction” involving securities or financial derivatives; and

•

conduct a pre-purchase price sensitivity analysis of any “complex security” or financial derivative.

For the purposes of TB 13a, “complex security” includes among other things any collateralized mortgage obligation or REMIC security, other than any “plain vanilla” mortgage pass-through security, that is, securities that are part of a single class of securities in the related pool that are non-callable and do not have any special features.  One or more classes of the securities offered by this prospectus and the accompanying prospectus supplement may be viewed as “complex securities.”  The OTS recommends that while a thrift institution should conduct its own in-house pre-acquisition analysis, it may rely on an analysis conducted by an independent third-party as long as management understands the analysis and its key assumptions.  Further, TB 13a recommends that the use of “complex securities with high price sensitivity” be limited to transactions and strategies that lower a thrift institution’s portfolio interest rate risk.  TB 13a warns that investment in complex securities by thrift institutions that do not have adequate risk measurement, monitoring and control systems may be viewed by OTS examiners as an unsafe and unsound practice.

The predecessor to the OTS issued a bulletin entitled “Mortgage Derivative Products and Mortgage Swaps” applicable to thrift institutions regulated by the OTS.  The bulletin established guidelines for the investment by savings institutions in certain “high-risk” mortgage derivative securities and limitations on the use of those securities by insolvent, undercapitalized or otherwise “troubled” institutions.  Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

On April 23, 1998, the Federal Financial Institutions Examination Council issued its 1998 Policy Statement.  The 1998 Policy Statement has been adopted by the Federal Reserve Board, the Office of the Comptroller of the Currency, the FDIC, the National Credit Union Administration, or the NCUA, and the OTS with an effective date of May 26, 1998.  The 1998 Policy Statement rescinds a 1992 policy statement that had required, prior to purchase, a depository institution to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and, if so, that the proposed acquisition would reduce the institution’s overall interest rate risk.  The 1998 Policy Statement eliminates former constraints on investing in certain “high-risk” mortgage derivative products and substitutes broader guidelines for evaluating and monitoring investment risk.

Institutions whose investment activities are subject to regulation by federal or state authorities should review rules, policies and guidelines adopted from time to time by those authorities before purchasing any securities, as certain series, classes or subclasses may be deemed unsuitable investments, or may otherwise be restricted, under those rules, policies or guidelines, in certain instances irrespective of SMMEA.

The foregoing does not take into consideration the applicability of statutes, rules, regulations, orders, guidelines or agreements generally governing investments made by a particular investor, including, but not limited to, “prudent investor” provisions, percentage-of-assets limits, provisions which may restrict or prohibit investment in securities which are not “interest bearing” or “income paying,” and, with regard to any securities issued in book-entry form, provisions which may restrict or prohibit investments in securities which are issued in book-entry form.

Except as to the status of certain classes of securities as “mortgage related securities,” no representation is made as to the proper characterization of the securities for legal investment purposes, financial institution regulatory purposes, or other purposes, or as to the ability of particular investors to purchase securities under applicable legal investment restrictions.  The uncertainties described above, and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the securities, may adversely affect the liquidity of the securities.

Investors should consult their own legal advisers in determining whether and to what extent securities offered by this prospectus and the accompanying prospectus supplement constitute legal investments for them.

Method of Distribution

Each series of securities offered hereby and by means of the related prospectus supplement may be sold directly by the depositor or may be offered through an underwriter or underwriting syndicates represented by one or more lead underwriters.  The prospectus supplement with respect to each series of securities will set forth the terms of the offering of that series of securities and each subclass within that series, including the name or names of the underwriters, the proceeds to the depositor, and either the initial public offering price, the discounts and commissions to the underwriters and any discounts or concessions allowed or reallowed to certain dealers, or the method by which the price at which the underwriters will sell the securities will be determined.

Generally, the underwriters will be obligated to purchase all of the offered securities of a series described in the prospectus supplement with respect to that series if any securities are purchased.  The offered securities may be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale.  If stated in the applicable prospectus supplement, the underwriters will not be obligated to purchase all of the offered securities of a series described in the prospectus supplement with respect to that series if any securities are purchased.

If stated in the prospectus supplement, the depositor will authorize underwriters or other persons acting as the depositor’s agents to solicit offers by certain institutions to purchase the offered securities from the depositor pursuant to contracts providing for payment and delivery on a future date.  Institutions with which those contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational and charitable institutions and others, but in all cases those institutions must be approved by the depositor.  The obligation of any purchaser under any contract will be subject to the condition that the purchase of the offered securities shall not at the time of delivery be prohibited under the laws of the jurisdiction to which that purchaser is subject.  The underwriters and other agents will not have any responsibility in respect of the validity or performance of those contracts.

The depositor may also sell the securities offered by means of this prospectus and the related prospectus supplements from time to time in negotiated transactions or otherwise, at prices determined at the time of sale.  The depositor may effect those transactions by selling securities to or through dealers, and those dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the depositor and any purchasers of securities for whom they may act as agents.

The place and time of delivery for each series of securities offered hereby and by means of the related prospectus supplement will be set forth in the prospectus supplement with respect to that series.

If and to the extent required by applicable law or regulation, this prospectus and the attached prospectus supplement will also be used by the underwriter after the completion of the offering in connection with offers and sales related to market-making transactions in the offered securities in which the underwriter acts as principal.  Sales will be made at negotiated prices determined at the time of those sales.

One or more of the underwriters with respect to a series of securities, or affiliates of the underwriters, may engage in financing transactions with the depositor or affiliates of the depositor, including loans or repurchase agreements to provide financing of loans or other assets pending the transfer of those assets to a trust.

Legal Matters

Certain legal matters in connection with the securities offered by this prospectus will be passed upon for the depositor by McKee Nelson LLP, Washington, D.C.  Certain legal matters will be passed upon for the underwriters by counsel identified in the applicable prospectus supplement.

Financial Information

The depositor has determined that its financial statements are not material to investors in the securities offered by this prospectus.  The securities will not represent an interest in or an obligation of the depositor.

A new trust will be formed for each series of securities, and no trust will engage in any business activities or have any material assets or obligations before the issuance of the securities of the related series.  Accordingly, no financial statements for any trust will be included in this prospectus or in the applicable prospectus supplement.

Static Pool Information

Static pool information with respect to the sponsor’s prior securitized pools , presented by pool, or the portfolio of mortgage loans originated or purchased by the sponsor or its affiliates, presented by vintage year, will, to the extent material, be available online at an internet website address specified in the applicable prospectus supplement.  In addition, to the extent material, static pool information with respect to the prior securitized pools, presented by pool, or the portfolio of mortgage loans originated or purchased by one or more originators, presented by vintage year, will be similarly available, if specified in the applicable prospectus supplement.  The static pool data related to a trust will include information, to the extent material, relating to:

•

payment delinquencies of the mortgage loans;

•

cumulative losses with respect to the mortgage loans; and

•

prepayments of the mortgage loans,

in each case presented in periodic increments.

In addition, for each prior securitized pool or vintage origination year, summary information of the original characteristics of the securitized pool or the originated and purchased mortgage loans, as applicable, will be provided.  This information may include, among other things (in each case by pool or vintage year):  the number of securitized mortgage loans or of originated or purchased mortgage loans; the original pool balance for each securitized pool or the total original balance of the originated or purchased mortgage loans; the weighted average interest rate; the weighted average original term to maturity; the weighted average remaining term to maturity; the weighted average and minimum and maximum credit score; the product type(s); the loan purposes; the weighted average loan-to-value ratio; the distribution of mortgage loans by interest rate; and information regarding the geographic distribution of the mortgage loans.

Static pool information is not deemed part of this prospectus or of the Registration Statement of which the prospectus is a part to the extent that the static pool information relates to (a) any trust that was established by the depositor or any other party before January 1, 2006, (b) information with respect to the portfolio of mortgage loans originated or purchased by an originator for periods before January 1, 2006  or (c) in the case of any information regarding the mortgage loans in any trust established on or after January 1, 2006, information regarding those mortgage loans for periods before January 1, 2006.

Static pool information made available via an internet web site in connection with an offering of securities of any series will remain available on that web site for at least five years following commencement of the offering.

Additional Information

The depositor has filed the registration statement with the Securities and Exchange Commission.  The depositor is also subject to some of the information requirements of the Exchange Act, and, accordingly, will file reports thereunder with the Securities and Exchange Commission.  The registration statement and the exhibits thereto, and reports and other information filed by the depositor under the Exchange Act can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at 100 F Street, N.E., Washington, D.C. 20549, and at certain of its Regional Offices located as follows:  Chicago Regional Office, Citicorp Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661-2511; and Northeast Regional Office, 233 Broadway, New York, New York 10279 and electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval System at the Securities and Exchange Commission’s web site (http://www.sec.gov).

Incorporation of Certain Information by Reference

The SEC allows the depositor to “incorporate by reference” the information filed with the SEC by the depositor, under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, that relates to the trust for the securities.  This means that the depositor can disclose important information to any investor by referring the investor to these documents.  The information incorporated by reference is an important part of this prospectus, and information filed by the depositor with the SEC that relates to the trust for any series of securities will automatically update and supersede this information.  Documents that may be incorporated by reference for a particular series of securities include an insurer’s financial statements, a security policy, mortgage pool policy, computational materials, collateral term sheets, the related agreement and amendments thereto, and other documents on Form 8-K and Section 13(a), 13(c), 14 or 15(d) of the Exchange Act as may be required in connection with the related trust.

The depositor will provide or cause to be provided without charge to each person to whom this prospectus and accompanying prospectus supplement is delivered in connection with the offering of one or more classes of the related series of securities, on written or oral request of that person, a copy of any or all reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of the classes of the related series of securities, other than the exhibits to those documents, unless the exhibits are specifically incorporated by reference in the documents.  Requests should be directed in writing to Legal Department, HMB Acceptance Corp.

Ratings

It is a condition to the issuance of the securities of each series offered by this prospectus that at the time of issuance they will have been rated in one of the four highest rating categories by the nationally recognized statistical rating agency or agencies specified in the related prospectus supplement.

Ratings on securities address the likelihood of the receipt by securityholders of their allocable share of principal and interest on the underlying Primary Assets.  These ratings address such factors as:

•

structural and legal aspects associated with the securities;

•

the extent to which the payment stream on the underlying assets is adequate to make payments required by the securities; and

•

the credit quality of the credit enhancer or guarantor, if any.

•

Ratings on the securities do not, however, constitute a statement regarding:

•

the likelihood of principal prepayments by borrowers;

•

the degree by which the rate of prepayments made by borrowers might differ from that originally anticipated; or

•

whether the yields originally anticipated by investors of any series of securities may be adversely affected as a result of those prepayments.

As a result, investors in securities of any series might suffer a lower than anticipated yield.

A rating on any or all of the securities of any series by certain other rating agencies, if assigned at all, may be lower than the rating or ratings assigned to the securities by the rating agency or agencies specified in the related prospectus supplement.  A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency.  Each security rating should be evaluated independently of any other security rating.

Index of Defined Terms

Page

1986 Act

132

accrual class

133

acquisition premium

134

additional mortgage loans

160

Advances

92

AFR

129

Agency Securities

30

agreements

84

Allowable Interest Rate

158

Allowable Notional Amount

158

applied loss amount

69

Asset Conservation Act

122

Asset Group

29

Bankruptcy Code

118

basis risk shortfalls

59

Beneficial Owner

62

Benefit Plan

154

book-entry securities

59

buydown

128

buydown loans

36

CERCLA

122

clearing agency

63

clearing corporation

63

Clearstream

62

Code

129

coinsurance

76

collection account

89

condominium form

126

constant yield election

136

cooperative corporation

64

credit limit

113

Debt Securities

132

debt service reduction

119

deficient valuation

119

definitive securities

59

delinquency advance

92

distribution account

90

DOL

154

DTC

62

electing large partnership

142

eligible counterparty

157

Eligible Investments

110

Eligible Reserve Fund Investments

111

eligible Swap

157

eligible yield supplement agreement

159

ERISA

153

Euroclear

62

Euroclear Operator

64

European Depositaries

64

excess inclusion

144

Exchange Act

63

Exemption

155

FHA

33

FHA/VA Claim Proceeds

126

Foreign Person

129

full recourse mortgage loans

93

future advance

112

GPM fund

36

GPM loans

36

Grantor Trust

131

Grantor Trust Certificates

131

hazardous substances

122

holdback loans

33

home equity loans

31

indenture default

100

indirect participants

63

inducement fees

141

in-house asset manager

158

interest rate

60

IRS

129

Leveraged

158

LIBOR

70

market discount bond

134

master servicer

57

master servicer event of default

95

mortgage notes

31

multi class series

60

National Housing Act

126

NCUA

123

No-Bid

128

Non-Agency Securities

30

noneconomic

142

non-pro rata security

136

Non-ratings dependent Swaps

159

notional

70

obligatory

112

offered securities

59

OID

132

OID Regulations

132

optional

112

outside reserve fund

131

outstanding balance

119

PAC Method

133

partially disbursed loans

33

participants

63

parties in interest

154

Partner Certificates

132

pass through entity

142

Plan Assets Regulation

154

pooling and servicing agreement

84

Pre-Funding Account

160

Pre-Funding Limit

160

Primary Assets

30

prohibited transaction

130

PTCEs

154

QPAM

158

qualified mortgages

151

qualified plan investor

157

Qualified Stated Interest

133

qualifying liquidation

83

rating agency

61

ratings dependent Swaps

158

RCRA

122

real estate assets

151

real estate investment trust

131

regular interests

130

Reigle Act

124

REIT

131

Relevant Depositary

64

Relief Act

123

Relief Act shortfalls

123

REMIC regular security

130

REMIC residual certificate

130

REO property

88

residual interests

130

Residual Owner

130

Restricted Group

155

retained interest

30

Revolving Account

46

Revolving Period Arrangement

46

Revolving Primary Assets

46

Rules

65

sale agreement

84

SBJPA of 1996

151

securities

58

Securities Act

45

Security Owner

129

securityholder

64

senior securities

61

servicer

57

servicing account

95

servicing advances

92

servicing fee

94

servicing rights owners

58

Similar Law

154

SMMEA

162

Standard Certificates

145

Stripped Bond Rules

146

stripped bonds

146

Stripped Certificates

145

subordinate securities

61

super-premium class

133

Swap

157

Swap Agreement

157

tax matters person

145

Terms and Conditions

64

Tiered REMICs

152

TILA

124

Title V

124

Title VIII

123

Trust Indenture Act

100

U.S. Person

129

Underlying Securities

30

Underwriter Exemptions

155

VA

33

withholding agent

137

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, _______________, 2005

Prospectus Supplement

(To Prospectus dated [     ])

$[     ] (Approximate)

HomeBanc Mortgage Trust [     ]

[Mortgage-][Asset-] Backed Notes

[HOMEBANC LOGO]

HomeBanc Corp.	HMB Acceptance Corp.
Sponsor	Depositor
[ ] Master Servicer _____________________

The trust will issue notes including the following classes offered hereby:

•

•

[     ] class[es] of senior notes.

•

•

[     ] class[es] of subordinate notes.

The classes of notes offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, under “Summary of Terms—The Notes” on page S-[     ] of this prospectus supplement.  This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the table on page S-[     ] and not to the ownership certificate that will be issued by the trust as described in this prospectus supplement.  Principal and interest on each class of notes will be payable monthly beginning in [     ].  [Amounts payable under [     ] interest rate [cap] [swap] agreement[s] will be applied to pay certain interest shortfalls, [basis risk shortfalls and maintain overcollateralization].]  Credit enhancement for the notes will include [excess interest, overcollateralization and subordination].  [Insert description of any certificates to be offered.]

[Describe assets of the trust.] [Subsequent to the closing date of this transaction, but before [     ], the trust may acquire additional mortgage loans for inclusion in the mortgage pool as described at “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Loans” in this prospectus supplement.]

Investing in the offered notes involves risks.  You should consider carefully the factors discussed under “Risk Factors” beginning on page S-[     ] of this prospectus supplement.

The offered notes will represent obligations of the trust only and will not represent obligations of any other entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The notes offered by this prospectus supplement [(other than the Class [     ] Notes)] will be purchased by the underwriter[s], from HMB Acceptance Corp., and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriters have the right to reject any order.  Proceeds to HMB Acceptance Corp. from the sale of these notes will be approximately [     ]% of their initial total class principal amount before deducting expenses.  [There is no underwriting arrangement for the Class [       ] Notes.]  See “Underwriting” in this prospectus supplement.

On or about [     ], delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking Luxembourg and the Euroclear System.

[Underwriter[s]]

The date of this prospectus supplement is [     ].

Important notice about information presented in this
prospectus supplement and the accompanying prospectus:

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes and (2) this prospectus supplement, which describes the specific terms of your notes.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

________________

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933.  Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings “Risk Factors” and “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors” and “Yield and Prepayment Considerations” in the prospectus.  Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions.  These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements.  These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor's control.  These forward-looking statements speak only as of the date of this prospectus supplement.  The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

Prospectus Supplement

Page

Summary of Terms

S-1

Risk Factors

S-14

[Material Legal Proceedings]

S-26

Description of the Trust

S-26

General

S-26

The Owner Trustee

S-27

The Ownership Certificate

S-27

Description of the Notes

S-27

General

S-27

Book-Entry Registration

S-29

Payments of Interest

S-29

Payments of Principal

S-34

Credit Enhancement

S-36

[Optional Purchase of the Mortgage Loans

S-38

The Securities Administrator

S-39

The Indenture Trustee

S-39

The Custodian

S-40

Fees and Expenses of the Trust

S-40

Description of the Mortgage Pool

S-41

General

S-42

[The Fixed Rate Mortgage Loans

S-43

[Adjustable Mortgage Rates

S-43

[The Indices

S-44

[Primary Mortgage Insurance

S-44

Certain Characteristics of the Mortgage Loans

S-45

[Conveyance of Subsequent Mortgage Loans

S-45

[Acquisition by the Trust of Additional Mortgage Loans

S-47

Static Pool Information

S-48

Additional Information

S-49

The Seller

S-49

Underwriting Standards

S-49

The Master Servicer

S-50

The Servicer and the Subservicer

S-50

General

S-50

Delinquency and Foreclosure Experience.

S-51

Administration of the Trust

S-54

Servicing and Administrative Responsibilities

S-54

Trust Accounts

S-57

Example of Payments

S-59

Mortgage Loan Servicing

S-60

General

S-60

[The Subservicer

S-60

Servicing Account and Collection Account

S-61

Servicing Compensation and Payment of Expenses

S-61

Prepayment Interest Shortfalls

S-62

Monthly Advances, Servicing Advances

S-62

[Delinquent Mortgage Loans

S-63

Termination of Servicer

S-63

Optional Purchase of Distressed Mortgage Loans

S-64

The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement

S-64

General

S-64

Administration

S-64

Reports to Securityholders

S-64

Delivery and Substitution of Mortgage Loans

S-65

Voting Rights

S-65

Termination of the Trust

S-65

Sale of the Mortgage Loans

S-65

The Trust Agreement, the Indenture and the Administration Agreement

S-67

Yield, Prepayment and Weighted Average Life

S-67

General

S-67

Overcollateralization

S-71

Subordination of the Subordinate Notes

S-71

Weighted Average Life

S-71

Material Federal Income Tax Considerations

S-76

[Tax Classification of the Trust and of the Offered Notes

S-76

Tax Consequences to Holders of the Offered Notes

S-77

State and Local Income Tax Considerations

S-77

Legal Investment Considerations

S-78

ERISA Considerations

S-78

General

S-78

Purchases of the Offered Notes

S-78

Use of Proceeds

S-80

Underwriting

S-80

Legal Matters

S-81

Ratings

S-81

Annex A

S-A-1

Defined Terms

S-A-1

Annex B Global Clearance, Settlement and Tax Documentation Procedures

S-B-1

Annex C Certain Characteristics of the Mortgage Loans

S-C-1

[Annex D Scheduled Notional Amounts For Interest Rate [Cap] [Swap] Agreement[s] [Cap] [Swap] Agreement Schedules]

S-D-2

Summary of Terms

•

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, it is necessary that you read carefully this entire document and the accompanying prospectus.

•

While this summary contains an overview of certain calculations, cashflow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cashflow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

Whenever we refer to a percentage of some or all of the mortgage loans in the trust, that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of [     ], unless we specify otherwise.  The definition of “scheduled principal balance” in “Annex A—Defined Terms” describes how the scheduled principal balance of a mortgage loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances unless we specify otherwise.

Parties

Sponsor

HomeBanc Corp.

Seller

[HomeBanc Corp.]

Depositor

HMB Acceptance Corp.

Issuing Entity

HomeBanc Mortgage Trust [     ], [a Delaware statutory trust].

Indenture Trustee

[     ].  The notes will be issued, and the mortgage loans will be pledged to the indenture trustee as collateral for the notes, under an indenture.

Owner Trustee

[     ].

Securities Administrator

[     ], will be responsible for preparing monthly distribution statements and certain tax information for investors and certain tax filings for the trust and will perform certain administrative functions on behalf of the trust under the trust agreement, the indenture and the transfer and servicing agreement.

Master Servicer

[     ].

Servicer[s]

[HomeBanc Corp.]

Subservicer

[HomeBanc Mortgage Corporation].

Custodian

[     ].

Originator

[HomeBanc Mortgage Corporation].

[[Cap] [Swap] Counterparty]

[The trust will enter into [     ] interest rate [cap] [swap] agreement[s] with [     ] to partially mitigate certain interest rate risk, as described in this prospectus supplement.]

The Notes

Classes of Notes

HomeBanc Mortgage Trust [     ] will issue on the closing date the classes of notes listed in the table below, together with the Class [     ] Notes and an ownership certificate evidencing the entire equity interest in the trust.  Only the classes of notes listed in the table below are offered by this prospectus supplement.

Class	Class Principal Amount(1)	Interest Rate Formula (until Initial Purchase Date) [(2)] (4)	Interest Rate Formula (after Initial Purchase Date) [(3)] (4)	Initial Ratings [S&P/Moody’s]	Expected Final Payment Date
[ ]	$[ ]	[ ]%	[ ]%	[ ]	[ ]
[ ]	$[ ]	[ ]%	[ ]%	[ ]	[ ]

(1)

These amounts are approximate, as described in this prospectus supplement.

[(2)]

[Reflects the interest rate formula up to and including the earliest possible payment date on which the holder of the ownership certificate has the option to purchase the mortgage loans as described below under “— Optional Purchase of the Mortgage Loans.”]

[(3)]

[Reflects the interest rate formula if the option to purchase the mortgage loans is not exercised by the holder of the ownership certificate at the earliest possible payment date as described below under “— Optional Purchase of the Mortgage Loans.”]

(4)

[Subject to the available funds rate and a maximum fixed rate cap of  [     ]% per annum, as described below under “— The Notes — Payments on the Notes — Interest Payments.”]

(5)

Reflects the expected final payment date, based upon (a) the prepayment assumption and the modeling assumptions used in this prospectus supplement, each as described under “Yield, Prepayment and Weighted Average Life—Weighted Average Life” [and (b) the assumption that the option to purchase the mortgage loans is exercised by the holder of the ownership certificate at the earliest possible payment date as described below under “—Optional Purchase of Mortgage Loans.”]  The actual final payment date for each class of offered notes may be earlier or later, and could be substantially later, than the applicable expected final payment date listed above.

The notes will be issued in book-entry form, and will be issued in minimum denominations in principal amount of $[     ] and integral multiples of $[     ] in excess thereof.

The notes will represent obligations of the trust and will be secured by collateral consisting of [describe assets of the trust].

The trust will also issue an ownership certificate which will not be entitled to monthly payments of principal and interest, but rather solely to any excess cashflow remaining after all payments on the notes and certain other fees and expenses of the trust have been made on the related payment date.

The ownership certificate and the Class [     ] Notes are not offered by this prospectus supplement.  The offered notes will have an approximate total initial principal amount of $[     ].  Any difference between the total principal amount of the offered notes on the date they are issued and the approximate total principal amount of the offered notes as reflected in this prospectus supplement will not exceed [     ]%.

Payments on the Notes

Principal and interest on the notes will be paid on the [25]th day of each month, beginning in [     ].  However, if the [25]th day is not a business day, payments will be made on the next business day after the [25]th day of the month.

The rights of holders of the Class [     ] Notes to receive payments of principal and interest will be subordinate to the rights of the holders of notes having a higher priority of payment, as described in “—Enhancement of Likelihood of Payment on the Notes—Subordination of Payments” below.  We refer to the Class [     ] Notes as “subordinate” notes, and we refer to the Class [     ] Notes as “senior” notes.

Interest Payments

Interest will accrue on each class of notes at the applicable annual rates described as follows:  [the least of (1) the applicable annual rate as described in the table on page S-[     ], (2) [     ]% annually and (3) the available funds rate].

[If the option to purchase the mortgage loans is not exercised by the holder of the ownership certificate on the first payment date following the month in which the total principal balance of the mortgage loans declines to less than [     ]% of their initial total principal balance as described under “—Optional Purchase of the Mortgage Loans” below, then with respect to the next payment date and each payment date thereafter, the interest rate calculation described in the paragraph above will be increased for each class of notes, by substituting in clause (1) the applicable annual rate as described in the table on page S-[     ], subject in each case to the limitations described above.]  [To be provided as applicable.]

[See “—Optional Purchase of the Mortgage Loans” below.]

The available funds rate is a limitation generally based on the amount of interest collections received from the mortgage loans during the applicable collection period, net of certain fees and expenses of the trust.

For a complete description of the available funds rate and the priority of payment of interest, see “Description of the Notes—Payments of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on each class of notes will be determined by (1) funds received on the mortgage loans that are available to make payments of principal on the notes, (2) formulas that allocate portions of principal payments received on the mortgage loans among different classes of notes and (3) the application of excess interest to pay principal on the notes, as described in this prospectus supplement.

Funds received on the mortgage loans may consist of monthly scheduled payments as well as unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans, or purchases of mortgage loans under the circumstances described in this prospectus supplement.

The manner of allocating payments of principal on the mortgage loans will differ, as described in this prospectus supplement, [depending upon whether a payment date occurs before the stepdown date described in this prospectus supplement or on or after that date, and] depending upon whether the delinquency and loss performance of the mortgage loans is worse than certain levels set by the rating agencies.

See “Description of the Notes—Payments of Principal” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust pledged to secure the notes.  The trust will have no source of cash other than collections and recoveries on the mortgage loans through insurance or otherwise [and any payments received under the interest rate [cap] [swap] agreement[s] described below].  No other entity will be required or expected to make any payments on the notes.

Enhancement of Likelihood of Payment on the Notes

In order to enhance the likelihood that holders of more senior classes of notes will receive regular payments of interest and principal, the payment structure includes [excess interest, overcollateralization and subordination, as well as [     ] interest rate swap agreements].  [The notes will not be insured by any surety bond.]

The Class [     ] Notes are more likely to experience losses than the Class [     ] Notes and the senior notes; the Class [     ] Notes are more likely to experience losses than the senior notes.

See “Risk Factors—Potential Inadequacy of Credit Enhancement,” “Description of the Notes—Credit Enhancement” [and “Payments of Interest—The Interest Rate Swap Agreements]  in this prospectus supplement for a more detailed description of the forms of credit enhancement available to the notes.

Excess Interest

The mortgage loans owned by the trust will bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the notes and certain fees and expenses of the trust.  This “excess interest” received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to achieve and maintain overcollateralization at the required levels.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement—Excess Interest” in this prospectus supplement.

Overcollateralization

On the closing date, the total principal balance of the mortgage loans is expected to approximately equal the total principal amount of the notes.  Thereafter, to the extent described in this prospectus supplement, commencing with the first payment date, any interest received on the mortgage loans in excess of the amount needed to pay interest on the notes and certain fees and expenses of the trust (referred to in this prospectus supplement as “excess interest”) will be used to reduce the total principal amount of the notes until the total principal balance of the mortgage loans exceeds the total principal amount of the notes by an amount set by the rating agencies. We call this condition “overcollateralization.” We cannot, however, assure you that sufficient excess interest will be generated by the mortgage loans in the mortgage pool to achieve and maintain the required level of overcollateralization set by the rating agencies.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement— Overcollateralization” in this prospectus supplement.

Subordination of Payments

The senior notes will have a payment priority with respect to payments of interest as a group over other notes; the Class [     ] Notes will have a payment priority over the Class [     ] Notes and the Class [     ] Notes will have a payment priority over the Class    [     ] Notes.

As described in this prospectus supplement, if losses on the mortgage loans exceed excess interest and overcollateralization, the notes will incur principal deficiencies in inverse order of seniority, which will reduce the amount of accrued note interest accrued on that class and will represent an ultimate loss of principal on the notes of that class unless excess interest becomes available to pay the amount of the principal deficiency.

See “Description of the Notes—Credit Enhancement—Subordination” in this prospectus supplement.

Primary Mortgage Insurance

•

Approximately [     ]% and [     ]% of the mortgage loans with original loan-to-value ratios in excess of 80% are covered by borrower-paid loan-level primary mortgage insurance policies and lender-paid loan-level primary mortgage insurance policies, respectively.  However, these primary mortgage insurance policies will provide only limited protection against losses on defaulted mortgage loans.

See “Risk Factors—Potential Inadequacy of Credit Enhancement—Primary Mortgage Insurance” and “Description of the Mortgage Pool—Primary Mortgage Insurance” in this prospectus supplement.

[The Interest Rate [Cap] [Swap] Agreements

On or before the closing date, the trust will enter into [     ] interest rate [cap] [swap] agreements[s] with [     ], as [cap] [swap] counterparty.  [On each payment date, the trust will be obligated to make fixed payments under each interest rate swap agreement at a rate of [     ]% (for [    ]-year hybrid mortgage loans), [     ] (for [    ]-year hybrid mortgage loans) and [     ]% (for [    ]-year hybrid mortgage loans), and the swap counterparty will be obligated to make floating payments at LIBOR (as determined pursuant to the related interest rate swap agreement), in each case calculated on a notional amount equal to the lesser of (i) the outstanding aggregate principal balance of the [    ]-year hybrid mortgage loans, [    ]-year hybrid mortgage loans or [    ]-year hybrid mortgage loans, as applicable, or (ii) the applicable scheduled notional amount for the related payment date, and adjusted to a monthly basis. To the extent that a fixed payment exceeds a floating payment on any payment date, amounts otherwise available to noteholders will be applied to make a net payment to the swap counterparty, and to the extent that a floating payment exceeds a fixed payment on any payment date, the swap counterparty will owe a net payment to the trust. Any net amounts received by the trust under the interest rate swap agreement will be applied to pay interest shortfalls and basis risk shortfalls and achieve and maintain overcollateralization as described in this prospectus supplement.]  [Under the cap agreement[s], the cap counterparty will be required to make monthly payments to the trust for certain specified periods if one-month LIBOR moves above certain specified rates.]  The interest rate [cap] [swap] agreement[s] will provide only temporary, limited protection against upward movements in one-month LIBOR, and, to the extent described in this prospectus supplement, may diminish the amount of basis risk shortfalls experienced by the notes during the periods the interest rate [cap] [swap] agreement[s] are in effect as specified in the [related] interest rate [cap] [swap] agreement.]

[See “Description of the Notes — Payments of Interest — The Interest Rate [Cap] [Swap] Agreements” in this prospectus supplement.]

[To be provided as applicable.]

[Other forms of credit enhancement to be identified as applicable for each transaction.]

Maturity Date

The maturity date for the notes will occur on the payment date in [     ].  As to each class, the actual final payment date may be earlier, and could be substantially earlier, than that class’s final maturity date.

Fees and Expenses

Before payments are made on the notes, the servicer will be paid a monthly fee, depending on the characteristics of the mortgage loans as described in this prospectus supplement, calculated as [     ]% annually, [     ]% annually, [     ]% annually or [     ]% annually until the first adjustment date and [     ]% annually thereafter, on the principal balances of the related mortgage loans, as described in this prospectus supplement.

In addition, the applicable percentage rate described above will increase by an annual percentage ranging from [     ]% annually to [     ]% annually with respect to each mortgage loan covered by a lender-paid loan-level primary mortgage insurance policy.  The servicer will pay the fees related to the lender-paid loan-level primary mortgage insurance policies on behalf of the trust.

The indenture trustee, the owner trustee and the custodian will each be paid a fixed annual fee from investment earnings on funds held in the collection account.  The master servicer will receive as compensation the investment income on funds held in the collection account after payment of the fees of the indenture trustee, the owner trustee and the custodian.  The securities administrator will not receive any additional compensation with respect to the performance of its duties on behalf of the trust.

The servicer, the master servicer, the indenture trustee, the owner trustee, the securities administrator and the custodian will also be entitled to reimbursement of certain expenses from the trust before payments are made on the notes.

See “Fees and Expenses of the Trust” in this prospectus supplement.

The Mortgage Loans

On the closing date, the assets of the trust will consist primarily of [___ pool[s] of] [described mortgage loans] with a total principal balance as of [     ], of approximately $[     ].  The mortgage loans will be secured by mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages.  [Describe any second lien mortgage loans.]

The mortgage loans have interest rates that adjust at the intervals and based on the indices described in this prospectus supplement.  Approximately [     ]% of the mortgage loans have original terms to maturity of [     ] years, approximately [     ]% of the mortgage loans have original terms to maturity of [     ] years, and approximately [     ]% of the mortgage loans have original terms to maturity of [     ] years.

The mortgage loans will not be insured or guaranteed by any government agency.

The Depositor expects that the mortgage loans will have the following approximate characteristics as of the cut-off date:

Mortgage Loan Summary

	Range or Total	Average or Weighted Average	Total Percentage

Number of Mortgage Loans	[ ]	—	—
Total Scheduled Principal Balance	$[ ]	—	—
Scheduled Principal Balances	$[ ] to $[ ]	$[ ]	—
Mortgage Rates	[ ]% to [ ]%	[ ]%	—
Original Terms to Maturity (in months)	[ ] to [ ]	[ ]	—
Remaining Terms to Maturity (in months)	[ ] to [ ]	[ ]	—
[Original Loan-to-Value Ratios (First Lien Mortgage Loans)]	[ ]% to [ ]%	[ ]%	—
[Original Combined Loan-to-Value Ratios (Second Lien Mortgage Loans)]	[ ]% to [ ]%	[ ]%	—
[Original Indicative Combined Loan-to-Value Ratios (First Lien Mortgage Loans)]	[ ]% to [ ]%	[ ]%	—
Number of Interest-Only Mortgage Loans	[ ]	—	[ ]%
Geographic Distribution in Excess of 10.00% of the Total Scheduled Principal Balance:
Number of Mortgage Loans in [ ]	[ ]	—	[ ]%
Number of Mortgage Loans in [ ]	[ ]	—	[ ]%
Number of Mortgage Loans in the Maximum Single Zip Code Concentration	[ ]	—	[ ]%
Credit Scores*	[ ] to [ ]	[ ]	—
Gross Margins	[ ]% to [ ]%	[ ]%	—
Maximum Mortgage Rates	[ ]% to [ ]%	[ ]%	—
Minimum Mortgage Rates	[ ]% to [ ]%	[ ]%	—
Months to Next Mortgage Rate Adjustment	[ ] to [ ]	[ ]	—
Periodic Caps*	[ ]% to [ ]%	[ ]%	—

_________

*  Non-zero weighted average.

See “Description of the Mortgage Pool” in this prospectus supplement for a general description of the mortgage loans expected to be included in the trust.

[Pre-funding Feature

On the closing date, the securities administrator will deposit up to approximately $[     ] of the net proceeds from the issuance of the notes into a separate pre-funding account established for the mortgage pool, to acquire additional mortgage loans for the mortgage pool.  During the pre-funding period (i.e., from the closing date to[     ]) amounts on deposit in the pre-funding account may be withdrawn by the securities administrator from time to time to purchase from the depositor additional mortgage loans meeting the same criteria applicable to the mortgage pool described in this prospectus supplement, provided certain other conditions are satisfied at the time of purchase.  The seller has identified additional mortgage loans that are expected to have the characteristics described under “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Loans.”  Funds on deposit in the pre-funding account may only be applied to acquire additional mortgage loans for the mortgage pool.

If funds in the pre-funding account are not completely used for that purpose during the pre-funding period, the remaining funds in the pre-funding account will be paid as a principal prepayment to related noteholders in accordance with the principal payment priority provisions described in this prospectus supplement.  This payment will be made on the [     ] payment date.  The depositor anticipates that substantially all of the funds in the pre-funding account will be used to purchase additional mortgage loans prior to the close of the pre-funding period.

At the closing date, the depositor will also deposit approximately $[     ] in a capitalized interest account for use by the securities administrator as needed during the pre-funding period to ensure that all required interest payments are made on the notes.

See “Description of the Mortgage Pool” and “Underwriting Standards” in this prospectus supplement and “The Trusts and the Trust Estates—The Mortgage Loans” in the prospectus for a general description of the characteristics of the initial and subsequent mortgage loans and the underwriting guidelines applied in their origination.]

[Revolving Period

•

On each payment date during the revolving period (i.e. from the closing date until [    ]), the depositor may direct the securities administrator to purchase from the depositor for inclusion in the trust fund additional mortgage loans, up to an aggregate maximum purchase price of $[    ].  If the depositor so directs, the securities administrator will deposit all or a portion of the amount of principal payable on the mortgage loans [and excess interest] that would otherwise be made to noteholders into a separate revolving account established for the mortgage pool, and will apply deposits in the revolving account to fund the purchase of such additional mortgage loans, provided certain other conditions are satisfied at the time of purchase.  Funds on deposit in the revolving account may only be applied to acquire additional mortgage loans for the mortgage pool.  The additional mortgage loans will have the same general characteristics as the mortgage pool described in this prospectus supplement.

See “Description of the Mortgage Pool” and “Underwriting Standards” in this prospectus supplement and “The Trusts and the Trust Assets—Revolving Period” in the prospectus for a general description of the characteristics of any mortgage loans to be acquired by the trust during the revolving period and the underwriting guidelines applied in their origination.]

Mortgage Loan Representations and Warranties

The seller has made certain representations and warranties concerning the mortgage loans to the depositor under the mortgage loan purchase agreement. The depositor’s rights to these representations and warranties will be assigned to the issuer under the transfer and servicing agreement and pledged by the issuer to the indenture trustee under the indenture for the benefit of securityholders.

[Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of a mortgage loan, or receipt of notice of that breach, the seller will be required to (1) cure that breach, (2) repurchase the affected mortgage loan from the issuer or (3) in certain circumstances, substitute another mortgage loan.]

[In order to substitute a new mortgage loan for a mortgage loan that has been removed from the trust because of a breach of a representation or warranty, (a) substitution must generally take place within [two] years from the closing date and (b) a mortgage loan that is materially similar to the deleted mortgage loan must be available for substitution.]

See “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement—Sale of the Mortgage Loans” in this prospectus supplement.

Mortgage Loan Servicing

The mortgage loans will be master serviced by [     ].  The master servicer will oversee the servicing of the mortgage loans by the servicer, but will not be ultimately responsible for the servicing of the mortgage loans, except as provided in the transfer and servicing agreement and described in this prospectus supplement.

The mortgage loans will be serviced by [HomeBanc Corp.]  On the closing date, [HomeBanc Corp.]  will enter into a subservicing agreement with [HomeBanc Mortgage Corporation] for the servicing of the mortgage loans.

If the servicer is removed due to default or otherwise, a successor servicer acceptable to the master servicer and the rating agencies will assume responsibility for the servicing of the mortgage loans, as described in this prospectus supplement.

See “The Servicer and the Subservicer,” “Mortgage Loan Servicing” and “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement—Events of Default; Servicer Termination Events” in this prospectus supplement.

[Optional Purchase of the Mortgage Loans

The holder of the ownership certificate may purchase the mortgage loans on any payment date following the month in which the total principal balance of the mortgage loans declines to less than [     ]% of their initial total principal balance.

If the mortgage loans are purchased, noteholders will be paid accrued interest and principal in an amount not to exceed the purchase price.

If the option to purchase the mortgage loans is not exercised on the earliest possible payment date as described above, then, beginning with the next succeeding payment date and thereafter, the interest rates of the notes will be increased as described in this prospectus supplement.

See “Description of the Notes—Optional Purchase of the Mortgage Loans” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

See the table on page S-[     ] for a description of the increased interest rates to be paid on the notes in the event that the purchase option with respect to the mortgage loans is not exercised as described above.]

[To be provided as applicable.]

Financing

The underwriters, or affiliates of the underwriters, have provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the notes will be used to repay this financing.

Tax Status

For federal income tax purposes the offered notes will be characterized as debt to the extent they are issued to parties unrelated to the owner of the ownership certificate.  Each holder of an offered note that is unrelated to the owner of the ownership certificate, by its acceptance of an offered note, will agree to treat the offered notes as debt.

The trust will be classified as a taxable mortgage pool.  The trust will not, however, be subject to federal income tax as a corporation as long as a 100% ownership interest in both the ownership certificate and the Class [     ] Notes is owned exclusively by a “real estate investment trust” or by a “qualified REIT subsidiary.”  The seller will represent that it has filed with its federal income tax return for its taxable year ending [     ], an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Internal Revenue Code of 1986, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the trust to be subject to federal income tax.  The seller will further represent that it will own a 100% ownership interest in the ownership certificate and the Class [     ] Notes directly, or indirectly through the depositor, its “qualified REIT subsidiary.”  Moreover, the trust agreement will set forth restrictions on the transferability of the ownership certificate to ensure that it will only be held by a “real estate investment trust” or a “qualified REIT subsidiary.”  In addition, the indenture will set forth restrictions on the transferability of the Class [     ] Notes to ensure that the holder of the ownership certificate will not transfer its ownership of the Class [     ] Notes so long that it is the holder of the ownership certificate, or if it transfers the ownership certificate to a REIT or a “qualified REIT subsidiary, ” it will transfer its entire ownership interest in the Class [     ] Notes to that transferee unless, in each case, the holder of the ownership certificate provides an opinion of counsel concluding that the Class [     ] Notes will be classified as indebtedness for federal income tax purposes.

See “Risk Factors—Trust Could Become a Taxable Entity” in this prospectus supplement and “Material Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

Generally, all of the notes offered by this prospectus supplement may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986.  You should consult with your counsel with respect to the legal consequences of such plan’s or arrangement’s acquisition and ownership of notes.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The notes will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There may be other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Offered Notes

Each class of offered notes will initially have the ratings from [     ] specified on page S-[     ].

These ratings are not recommendations to buy, sell or hold these notes.  A rating may be changed or withdrawn at any time by the assigning rating agency.

The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

The ratings do not address the payment of any basis risk shortfalls with respect to the offered notes.

See “Ratings” in this prospectus supplement for a more complete discussion of the ratings of the offered notes.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered notes.

Mortgage Loan Interest Rates May  Limit Interest Rates on the Notes

The notes will accrue interest at [describe interest rate], but these interest rates are subject to limitation.  The available funds rate, which is a limitation based on the amount of interest collections received during the applicable period, net of certain fees and expenses of the trust, will limit the interest rates on the notes.

All of the mortgage loans to be included in the mortgage pool[s] will have interest rates [that adjust based on either a one-month LIBOR index or a six-month LIBOR index], as described under “Description of the Mortgage Pool[s]—The Indices” in this prospectus supplement.  The mortgage loans in the pool[s] may also have periodic maximum and minimum limitations on adjustments to their interest rates, and the first interest rate adjustment date for [substantially all] of the mortgage loans will occur approximately [one month, approximately six months, approximately three years, approximately five years or approximately seven years after their first payment date].  If as a result of these factors, or due to delinquencies in payment, the interest rates on the notes are limited by the available funds rate, the notes will accrue less interest than if the interest rates were not subject to the available funds rate described in this prospectus supplement.

The interest rates on the notes are also subject to a fixed rate cap.  The fixed rate cap limits the interest rates on the notes to a maximum annual rate of [     ]%.  If the interest rate for any class of notes at any time is limited by the fixed rate cap, the market value of those notes may be temporarily or permanently reduced.

A variety of factors could limit the interest rates and adversely affect the yields on and market values of the notes.  These factors include:

[The interest rates for the notes adjust monthly, while the interest rates on approximately [     ]% of the mortgage loans to be included in the mortgage pool adjust semi-annually.  Consequently, the available funds rate limitation on the interest rates on these notes may prevent increases in the interest rates on the related notes for extended periods in a rising interest rate environment.]

The interest rates on certain of the mortgage loans to be included in the mortgage pool[s] may respond to economic and market factors that differ from those that affect one-month LIBOR.  It is possible that the interest rates on these mortgage loans may decline while one-month LIBOR is stable or rising, or that one-month LIBOR will increase more rapidly than the interest rates on these mortgage loans.

To the extent that mortgage loans are delinquent in payment or subject to default or prepayment, the interest rates on the notes may be reduced as a result of the available funds rate limitation described in this prospectus supplement.

If the interest rates on the notes are limited for any payment date, the resulting basis risk shortfalls may be paid to holders of those notes on future payment dates, but only if there is enough cashflow generated from excess interest on the mortgage loans to fund those shortfalls [or payments are received under the interest rate [cap] [swap] agreements in an amount sufficient to cover those shortfalls].

See “Description of the Notes—Payments of Interest” and “—Credit Enhancement—Overcollateralization” in this prospectus supplement.  For a general description of the interest rates of the mortgage loans, see “Description of the Mortgage Pool[s]” in this prospectus supplement.

[Risks Related to Mortgage Loans With Interest-Only Payments

]

[Approximately [     ] of the mortgage loans provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of [ten] years following the origination of the mortgage loan, respectively.  Following the interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

The interest-only mortgage loans may present special default and prepayment risks, particularly for notes purchased at a discount.

See “Yield, Prepayment and Weighted Average Life—General” in this prospectus supplement and “Risk Factors—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.]

[To be provided as applicable.]

[Special Default Risks of Second Lien Mortgage Loans

]

[Approximately [    ]% of the mortgage loans are secured by second liens on the related mortgaged properties. These second lien mortgage loans are subordinate to the rights of the mortgagee under the related first lien mortgage loans and may present special risks upon default of any second lien mortgage loans.

See “Risk Factors—Special Default Risk of Second Lien Mortgage Loans” and “—Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the prospectus.]

[To be provided as applicable.]

[Risks Related to Simultaneous Second  Liens]

[Approximately [     ]% of the mortgage loans are first lien mortgage loans with respect to which, at the time of origination, the originator or another lender also originated second lien mortgage loans that may not be included in the trust.  The weighted average indicative combined loan-to-value ratio, which is the ratio of the total outstanding principal balance of a first lien mortgage loan and the related simultaneous second lien mortgage loan to the value of the related mortgaged property, of these mortgage loans is [     ]%.  In addition, other borrowers whose first lien loans are included in the trust may have obtained secondary mortgage financing following origination of the first lien loans.  Investors should consider that borrowers who have less equity in their homes may be more likely to default, and may be more likely to submit to foreclosure proceedings.]

See “Risk Factors—Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the prospectus.]

[To be provided as applicable.]

[Risks Related to Servicing and Subservicing]

[The servicer and the subservicer have only limited experience servicing mortgage loans in their portfolios and limited experience servicing mortgage loans in a securitization, which could lead to higher levels of delinquencies and defaults on the mortgage loans than would be the case if the mortgage loans were directly serviced by a more experienced servicer.  The master servicer will monitor the performance of the servicer and the subservicer, but if substantial losses occur as a result of delinquencies and defaults on the mortgage loans, you may suffer losses.  As a result of the servicer’s and subservicer’s limited experience in servicing mortgage loans, the historical delinquency, bankruptcy, foreclosure and default experience of the subservicer included in this prospectus supplement under “The Servicer and the Subservicer” may not be reflective of the future delinquency and loss experience to be expected of the subservicer.

See “The Servicer and the Subservicer” and “Mortgage Loan Servicing” in this prospectus supplement.]

Risks Related to Potential Inadequacy of Credit Enhancement and other Support

[The notes are not insured by any surety bond.]  The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of notes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

Excess Interest and Overcollateralization.  In order to achieve and maintain overcollateralization after losses have occurred on the mortgage loans it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the notes, as well as the fees and expenses of the trust [and any net swap payments payable to the swap counterparty by the trust].  [We expect that the mortgage loans will generate more interest than is needed to pay these amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans in the mortgage pool is expected to be higher than the weighted average of the interest rates on the notes.]  Any remaining interest generated by the mortgage loans will, in effect, absorb losses on the mortgage loans, and will be applied to achieve and maintain overcollateralization.

We cannot assure you, however, that the mortgage loans[, together with amounts available from the interest rate cap agreements] will generate enough excess interest in all periods to achieve and maintain the overcollateralization level required by the rating agencies.  The following factors will affect the amount of excess interest that the mortgage loans will generate:

Prepayments.  Every time a mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest, or, in the case of a partial prepayment, will be generating less interest.  The effect on your notes of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

Defaults, Delinquencies and Liquidations.  If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay noteholders.  Every time a mortgage loan is liquidated or written off, excess interest is reduced because the mortgage loan will no longer be outstanding and generating interest.  Defaults on a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

[Increases in LIBOR.  Approximately [     ]% of the mortgage loans have interest rates that adjust based on a six-month LIBOR index and not the one-month LIBOR index used to determine the interest rates on the notes.  As a result of an increase in one-month LIBOR, the interest rate on the related notes may increase relative to interest rates on the mortgage loans, requiring that more of the interest generated by the mortgage loans be applied to cover interest on the notes.]

See “Description of the Notes—Credit Enhancement— Overcollateralization” in this prospectus supplement.

[Limitations on Adjustments of Mortgage Rates. The adjustable rate mortgage loans to be included in the trust may have periodic maximum and minimum limitations on adjustments to their interest rates. Due to the application of these limitations, in a rising interest rate environment the interest rates on the adjustable rate mortgage loans may increase more slowly than the level of one-month LIBOR and the corresponding interest rates on the offered notes, requiring that more of the interest generated by the adjustable rate mortgage loans be applied to cover interest on the notes.

See “Description of the Mortgage Pool—Adjustable Mortgage Rates” in this prospectus supplement.]

Subordination.   Subordination in right of payment of the subordinate notes provides a form of credit enhancement for the senior notes and for each class of subordinate notes having a higher priority of payment.  However, if this subordination is insufficient to absorb losses in excess of excess interest and any overcollateralization, then holders of subordinate notes[, particularly the Class [     ] Notes,] may never receive all of their principal payments.  You should consider the following:

•

if you buy a Class [     ] Note and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total class principal amount of the Class [     ] Notes, your note will incur a principal deficiency; although the principal deficiency will not reduce the principal amount of your note, interest accrued on the amount of the principal deficiency and the portion of the note principal amount represented by the principal deficiency will not be repaid unless future amounts of excess interest are available to pay it; and

•

if you buy a Class [     ] Note and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total class principal amount of the Class [     ] and [     ] Notes, your note will incur a principal deficiency; although the principal deficiency will not reduce the principal amount of your note, interest accrued on the amount of the principal deficiency and the portion of the note principal amount represented by the principal deficiency will not be repaid unless future amounts of excess interest are available to pay it.

If overcollateralization is restored to the required amount and the mortgage loans generate interest in excess of the amount needed to pay interest and principal on the notes and the fees, expenses and reimbursements owed by the trust, then excess interest will be applied to pay deferred interest on principal deficiency amounts and will be allocated to the classes of notes in sequential order of priority.  We cannot assure you, however, that excess interest will be generated in an amount sufficient to make these payments.

See “Description of the Notes—Credit Enhancement— Subordination” in this prospectus supplement.

[Primary Mortgage Insurance.  Approximately [     ]% of the mortgage loans have original loan-to-value ratios greater than 80%.  Approximately [     ]% and [     ]% of those mortgage loans are covered by borrower-paid loan-level primary mortgage insurance policies and lender-paid loan-level primary mortgage insurance policies, respectively.  The borrower-paid loan-level primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to approximately [     ]% to [     ]% of the value of the related mortgaged property and may be terminated by the related borrower under certain circumstances once the actual loan-to-value ratio of the related mortgage loan is reduced below 80%.  The lender-paid loan-level primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to approximately [     ]% to [     ]% of the value of the related mortgaged property and will remain in place until the related mortgage loan has been paid in full or otherwise liquidated.  However, both the borrower-paid loan-level primary mortgage insurance policies and the lender-paid loan-level primary mortgage insurance policies will only cover first lien mortgage loans and are subject to various other limitations and exclusions.  As a result, coverage may be limited or denied on some mortgage loans.  In addition, because the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of the policies, a decline in the value of the related mortgaged properties will not result in increased coverage, and the trust may still suffer a loss on a covered mortgage loan.  Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.

The servicer will be obligated to pay the premiums on the lender-paid loan-level primary mortgage insurance policies under the terms of the transfer and servicing agreement.  Investors should consider that if the servicer does not fulfill its covenant to pay the related premiums, whether due to inadvertence or otherwise, the related primary mortgage insurance coverage will be cancelled.

See “Description of the Mortgage Pool—Primary Mortgage Insurance” in this prospectus supplement.]

[To be provided as applicable.]

Risks Related to Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

[Borrowers may prepay their mortgage loans in whole or in part at any time without penalty.]

A prepayment of a mortgage loan will usually result in a payment of principal on the notes, and, depending on the type of note and the price investors paid for that note, may affect the yield on that note.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

[Risks Related to Amounts in the Pre-Funding Account being Applied to Pay Principal on the Notes]

[If the aggregate principal balance of the additional mortgage loans to be acquired by the trust by the end of the pre-funding period is less than the initial pre-funding amount allocable to the mortgage pool, the amount of such differential will be paid to the related noteholders on the    [     ] payment date in the same manner and priority as the mortgage loan collections of principal.  Any such payment will reduce the weighted average life of the notes and may adversely affect the yield of the notes.  Noteholders would bear the risk of being unable to invest such early payment at a yield that is at least equal to the yield on the notes.  The depositor believes that substantially all of the funds in the pre-funding account will be used for the purchase of additional mortgage loans prior to the end of the pre-funding period.]

Delay in Receipt of Liquidation
Proceeds; Liquidation Proceeds May Be Less Than Mortgage
Loan Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  Further, reimbursement of advances made by or on behalf of the servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to noteholders.  If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

Risks Related to Geographic Concentration of Mortgage Loans

Approximately [     ]% of the mortgage loans to be included in the trust are secured by properties located in  [     ] and approximately [     ]% of the mortgage loans to be included in the trust are secured by properties located in [     ].  The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in these states because adverse economic conditions and natural disasters will have a disproportionate impact on the mortgage loans in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the Mortgage Loans” in the prospectus.  For additional information regarding the geographic concentration of the mortgage loans to be included in the mortgage pool, see the applicable table(s) in Annex C of this prospectus supplement.

Trust Could Become a Taxable
Entity

For U.S.  federal income tax purposes, the trust will be a taxable mortgage pool.  As long as the sole class of equity interest in a taxable mortgage pool is held by an entity that qualifies as a “real  estate investment trust” under the rules set out in the Internal Revenue Code of 1986, as amended, or is held directly or indirectly through one or more wholly owned “qualified REIT subsidiaries,” the taxable mortgage pool will not be subject to federal income tax.

The seller will hold through the depositor, its direct wholly owned qualified REIT subsidiary, a 100% ownership interest in the ownership certificate, and will hold directly or through the depositor a 100% interest in the Class [     ] Notes.  The seller will represent that it has filed with its federal income tax return for its taxable year ending [     ], an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Internal Revenue Code of 1986, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the trust to be subject to federal income tax.

Under the terms of the trust agreement, the ownership certificate may be transferred only to an entity that qualifies as either a “real estate investment trust” or a “qualified REIT subsidiary.”  In addition, the indenture will set forth restrictions on the transferability of the Class [     ] Notes to ensure that a 100% ownership interest in the Class [     ] Notes is held at all times by the holder of the ownership certificate unless the holder provides an opinion of counsel concluding that the Class [     ] Notes will be classified as indebtedness for federal income tax purposes.  The provisions of the Internal Revenue Code pertaining to real estate investment trusts are, however, highly technical and complex.  If the holder of the ownership certificate were to fail to qualify as a real estate investment trust or a qualified REIT subsidiary, or if the holder of the ownership certificate were to transfer the ownership certificate to an entity that did not qualify as a real estate investment trust or a qualified REIT subsidiary, or transfer or retain the Class [     ] Notes in contravention of the aforementioned transfer restrictions, the trust could become subject to federal income tax as though it were a corporation.  Any tax imposed on the trust would reduce cashflow that would be available to make payments on the notes and could cause losses which could adversely affect the notes, in particular the subordinate notes.  The failure of the holder of the ownership certificate to qualify as a real estate investment trust or a qualified REIT subsidiary, or any violation of the aforementioned transfer restrictions applicable to the Class [     ] Notes would constitute an event of default under the indenture.

See “Material Federal Income Tax Considerations” and “Description of the Notes—Optional Purchase of the Mortgage Loans” in this prospectus supplement.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the seller and its lending affiliates.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

See “Risk Factors—Violations of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans” in the prospectus.

Violation of Predatory Lending/Risks Related to High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust, as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, noteholders could incur losses.

For a discussion of anti-predatory lending laws and the effect of any “high cost” loans on the trust fund, see “Risk Factors—Predatory Lending Laws/High Cost Loans” in the prospectus.

Bankruptcy Proceedings Could Delay or Reduce Payments on the Notes

Each transfer of a mortgage loan to the seller, from the seller to the depositor and from the depositor to the issuer, is intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents, although [HomeBanc Corp.] will treat this securitization transaction as a financing for accounting purposes.  However, in the event of insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan.  Such an attempt, even if unsuccessful, could result in delays in payments on the notes.  If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity.  In the case of the insolvency of the seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the notes in full.

[Material Legal Proceedings]

[Description of any material legal or governmental proceedings pending against the transaction parties is to be provided, as applicable.]

Description of the Trust

General

The Trust will be a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement.  The Trust will not engage in any activity other than acquiring, holding and managing the Mortgage Loans and the other assets of the Trust and proceeds therefrom, issuing the Securities, making payments on the Securities, and related activities.  The Trust will not have any employees, officers or directors.  The Indenture Trustee, the Owner Trustee, the Depositor, the Securities Administrator, the Master Servicer, the Servicer, the Subservicer and the Custodian will act on behalf of the Trust, and may only perform those actions on behalf of the Trust that are specified in the Agreements.  See “The Master Servicer,” “The Servicer and the Subservicer,” “Mortgage Loan Servicing,” “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement” and “The Trust Agreement and the Indenture” in this prospectus supplement.  The fiscal year end of the Trust will be December 31 of each year.

On the Closing Date, the Trust will purchase the Mortgage Loans from the Depositor pursuant to the Transfer and Servicing Agreement.  See “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement” herein.

On the Closing Date, the Issuer will pledge the Trust Estate to the Indenture Trustee as security for the issuance of the Notes, with the class designations specified under “Description of the Notes—General,” pursuant to the Indenture.  The Depositor will sell the Notes to the Underwriter[s] and apply the net proceeds of such sale to the purchase of the Mortgage Loans.

Other than the Trust Estate pledged as collateral for the Notes, the Trust will not have any significant assets available for payment of the Notes.

The Trust's principal offices are located in [     ], in care of [     ], as Owner Trustee, at the address set forth below under “—The Owner Trustee.”

If the assets of the Trust are insufficient to pay the Noteholders all principal and interest owed in full, holders of subordinate Notes will not receive all of their expected payments of interest and principal and will suffer a loss.  The terms of the Trust Agreement (to the extent such provisions are held to be enforceable) limit the power of the Owner Trustee or the holder of the Ownership Certificate to file a voluntary bankruptcy petition with respect to the Trust while any Notes are outstanding.   In addition, under the Indenture, the Indenture Trustee and the Noteholders (by their acceptance of the Notes) covenant not to institute a bankruptcy proceeding against the Trust.   In the event of bankruptcy of the Seller or [HBMC], it is not anticipated that the Trust Estate would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Owner Trustee

[     ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement.  [     ] is a [     ] and its principal offices are located at [     ].  The on going fees of the Owner Trustee will be paid by the Master Servicer.  The Owner Trustee will be entitled to reimbursement for expenses and certain other amounts (including its fees to the extent not paid by the Master Servicer and certain indemnification amounts) prior to payment of any amounts to Noteholders.

The Securities Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Indenture, the Trust Agreement and the Transfer and Servicing Agreement pursuant to the terms of the Administration Agreement.

[Disclosure regarding the Owner Trustee’s experience serving as a trustee in the securitization of similar asset types to be provided for each transaction.]

The Ownership Certificate

The equity ownership in the Trust will be evidenced by the Ownership Certificate.  The holder of the Ownership Certificate will be entitled to receive on each Payment Date any remaining cashflow from Mortgage Loan collections after all principal and interest on the Notes and other expenses of the Trust for such Payment Date have been made.

Description of the Notes

General

The Issuer will issue, pursuant to the Indenture, Notes having the following class designations:  Class[     ], Class [     ] and Class [     ].  [Insert description of any certificates to be offered.]  Only the Offered Notes are offered hereby.  The Ownership Certificate is not offered pursuant to this prospectus supplement.

The Notes will be secured by the Trust Estate.  The Trust Estate will consist primarily of (1) [     ] Mortgage Pool[s] of [describe Mortgage Loans], [certain of which will be acquired by the Trust on the Closing Date and others of which have been identified and are intended to be acquired by the Trust from time to time subsequent to the Closing Date but prior to [     ]]; (2) such assets as from time to time are deposited in respect of the Mortgage Loans in the Servicing Account, Collection Account and the Note Payment Account maintained by the Servicer, the Master Servicer and the Securities Administrator, respectively, on behalf of the Indenture Trustee; (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure; (4) the rights of the Depositor under the Mortgage Loan Purchase Agreement, as described under “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement—Sale of Mortgage Loans” herein; [(5) [     ] interest rate [cap] [swap] agreement[s], as described under “—Payments of Interest—The Interest Rate [Cap] [Swap] Agreement[s]” herein;] and (6) all proceeds of the foregoing.

Each class of Offered Notes will be issued in the respective approximate initial total principal amount specified in the table on page S-[     ].  The initial total Class Principal Amount of the Offered Notes may be increased or decreased by up to [     ] percent to the extent that the Cut-off Date Balance of the Mortgage Loans is correspondingly increased or decreased as described under “Description of the Mortgage Pool[s]” herein.  The Class [     ] Notes will be issued in the approximate initial Class Principal Amount of $[     ] and will accrue interest at the Class [     ] Note Interest Rate.

[Holders of the Notes will be entitled to receive payments of interest based upon collections from the Mortgage Pool.]  The Ownership Certificate will be entitled to receive on each Payment Date any remaining monthly excess cashflow from Mortgage Loan collections after all principal and interest on the Notes and expenses of the Trust for such Payment Date have been made.

Payments on the Notes will be made on the [25]th day of each month or, if the [25]th day is not a Business Day, on the next succeeding Business Day, beginning in [     ], to Noteholders of record on the applicable Record Date.

Payments on the Notes will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the office of the Securities Administrator in its capacity as Note Registrar.

The Offered Notes will be issued, maintained and transferred on the book-entry records of DTC and its Participants.

Each class of Book-Entry Notes will be represented by one or more global notes that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC's nominee will be Cede & Co.  No person acquiring an interest in a Book-Entry Note will be entitled to receive a physical note representing such person's interest, except as set forth below under “—Book-Entry Registration—Definitive Notes.” Unless and until Definitive Notes are issued for the Book-Entry Notes under the limited circumstances described herein, all references to actions by Noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments, notices, reports and statements to Noteholders with respect to the Book-Entry Notes shall refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Notes, for payment to Beneficial Owners by DTC in accordance with DTC procedures.

Book-Entry Registration

General.  Beneficial Owners will hold their Notes through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations that are participants in such systems.  Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries names on the books of DTC.  Citibank, N.A. generally, but not exclusively, will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank, National Association generally, but not exclusively, will act as depositary for Euroclear.  Except as described below, no Beneficial Owner will be entitled to receive a physical note representing such Note.  Unless and until Definitive Notes are issued, it is anticipated that the only “Noteholder” of the Book-Entry Notes will be Cede & Co., as nominee of DTC.  Beneficial Owners will not be Noteholders as that term is used in the Indenture.  Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

The Beneficial Owner's ownership of a Book-Entry Note will be recorded on the records of the Financial Intermediary that maintains the Beneficial Owner's account for such purpose.  In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a Participant, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC participant) and on the records of Clearstream Luxembourg or Euroclear, as appropriate).  Beneficial Owners will receive all payments of principal of, and interest on, the Book-Entry Notes from the Securities Administrator through DTC and DTC participants.  See “Book-Entry Registration” in the prospectus.

Payments of Interest

Calculation of Interest.  The amount of interest payable on each Payment Date in respect of each class of Notes will equal the Accrued Note Interest for such class on such date.  Interest will accrue on the Notes on the basis of [     ].

Interest Payment Priorities.  On each Payment Date, Interest Funds will be paid in the following order of priority:

[to the Swap Counterparty, any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Payment Date, including amounts remaining unpaid from previous Payment Dates, pursuant to the Swap Agreements, to the extent that any such Swap Termination Payment is not due to a Swap Counterparty Trigger Event;]

[concurrently, in proportion to the amount of Accrued Note Interest for each such class, to the Senior Notes, Accrued Note Interest for each such class for such Payment Date;

to the Class [     ] Notes, Accrued Note Interest for such class for such Payment Date;

to the Class [     ] Notes, Accrued Note Interest for such class for such Payment Date; and

for application as part of Monthly Excess Interest for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any Interest Funds remaining after application pursuant to clauses (1) through [   ] above].

[May vary in accordance with structure of transaction.]

[The Interest Rate [Cap] [Swap] Agreement[s].  On or prior to the Closing Date, the Issuer will enter into the [Cap] [Swap] Agreement[s] with the [Cap] [Swap] Counterparty.

[Under each Swap Agreement, on each Payment Date, the Securities Administrator, on behalf of the Trust, will be obligated to pay to the Swap Counterparty a fixed amount equal to the product of (a) [     ]%, [     ]% or [     ]%, as applicable, (b) the [     ]-year Hybrid Swap Notional Amount, the [     ]-year Hybrid Swap Notional Amount or the [     ]-year Hybrid Swap Notional Amount, respectively, for that Payment Date, and (c) a fraction, the numerator of which is 30 (or, for the first Payment Date, the number of days from and including the Closing Date to but excluding the first Payment Date) and the denominator of which is 360, and the Swap Counterparty will be obligated to pay to the Securities Administrator, on behalf of the Trust, a floating amount equal to the product of (x) LIBOR (as determined pursuant to the Swap Agreement), (y) the [     ]-year Hybrid Swap Notional Amount, the [     ]-year Hybrid Swap Notional Amount or the [     ]-year Hybrid Swap Notional Amount, as applicable, for that Payment Date, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Payment Date to but excluding the current Payment Date (or, for the first Payment Date, the actual number of days elapsed from the Closing Date to but excluding the first Payment Date), and the denominator of which is 360. A Net Swap Payment will be required to be made on each Payment Date (a) by the Securities Administrator on behalf of the Trust to the Swap Counterparty, to the extent that the aggregate fixed amount under the Swap Agreements exceeds the aggregate floating amount under the Swap Agreements, or (b) by the Swap Counterparty to the Securities Administrator on behalf of the Trust, to the extent that the aggregate floating amount under the Swap Agreements exceeds the aggregate fixed amount under the Swap Agreements.

The [     ]-year Hybrid Swap Agreement, the [     ]-year Hybrid Swap Agreement and the [     ]-year Hybrid Swap Agreement will terminate immediately following the Payment Date in [     ], [     ] and [     ], respectively, unless terminated earlier upon the occurrence of a Swap Default or a Swap Termination Event.

The respective obligations of the Swap Counterparty and the Trust to pay specified amounts due under each Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the related Swap Agreement and (2) no Early Termination Date has occurred or been effectively designated with respect to the related Swap Agreement.

In addition, there are Additional Termination Events relating to the Trust, including if the Trust should terminate, if the Transfer and Servicing Agreement or other transaction documents are amended in a manner adverse to the Swap Counterparty without the prior written consent of the Swap Counterparty where written consent is required or if, pursuant to the terms of the Transfer and Servicing Agreement, the Residual Holder exercises the option to purchase the Mortgage Loans. With respect to the Swap Counterparty, an Additional Termination Event will occur if any applicable short-term or long-term credit rating of the Swap Counterparty is downgraded below the specified levels set forth in the related Swap Agreement and the Swap Counterparty fails to either post collateral or obtain a substitute Swap Counterparty, as more specifically described below.

Upon the occurrence of any Swap Default under a Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date with respect to that Swap Agreement. With respect to Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the related Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the related Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the related Swap Agreement.

Upon any Swap Early Termination, the Trust or the Swap Counterparty may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the related Swap Agreement computed in accordance with the procedures set forth in the related Swap Agreement taking into account the present value of the unpaid amounts that would have been owed by the Trust under the remaining scheduled term of the related Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid from the Trust on the related Payment Date, and on any subsequent Payment Dates until paid in full, prior to payments to Noteholders.

If the Swap Counterparty’s long-term or short-term credit rating by any Rating Agency falls below the applicable levels specified in the related Swap Agreement, the Swap Counterparty will be required either to (1) post collateral securing its obligations under the related Swap Agreement or (2) obtain a substitute swap counterparty acceptable to the Indenture Trustee and the Rating Agencies that will assume the obligations of the Swap Counterparty under the related Swap Agreement, all as provided in the related Swap Agreement.]

[Under the terms of [the] [each] Cap Agreement, in exchange for a fixed payment made on behalf of the Trust on the Closing Date, the Cap Counterparty will be obligated to pay to the Trust at least one Business Day prior to each Payment Date, commencing and ending with the Payment Dates specified in Annex D to this prospectus supplement for such Cap Agreement, one month’s interest calculated at an annual rate equal to the product of (a)  the excess, if any, of One-Month LIBOR over the related Strike Rate, (b) a scheduled notional amount for such Payment Date, each as set forth in Annex D to this prospectus supplement and (c)  the actual number of days in the related Accrual Period divided by 360.  The initial notional amount for each Cap Agreement will decline each month as specified in Annex D to this prospectus supplement.]

The [Cap] [Swap] Agreements will terminate after the Payment Date specified in Annex D to this prospectus supplement.]  [To be provided as applicable.]

It is intended that payments under the [Cap] [Swap] Agreements provide limited protection against upward movements in One-Month LIBOR and reduce basis risk to the Notes associated with the Trust’s investment in certain delayed adjustment date Mortgage Loans.  See “Description of the Mortgage Pool[s]—General” and “—Adjustable Mortgage Rates.”

[State whether the significance percentage with respect to the [Cap] [Swap] Agreements is less than 10%, or 10% or more but less than 20%, or 20% or more.]

[If the significance percentage of the [Cap] [Swap] Agreements is 10% or more, but less than 20%, then provide financial data as required by Item 301 of Regulation S-K.  If 20% or more, provide financial statements meeting the requirements of Regulation S-X.]

However, there can be no assurance that amounts payable to the Trust under the [Cap] [Swap] Agreement[s] will be sufficient to cover such shortfalls.  In addition, the [Cap] [Swap] Agreement[s] will provide protection against upward movements in One-Month LIBOR and reduce the basis risk to the Notes only for the periods specified in Annex D to this prospectus supplement.

On each Payment Date, the Paying Agent will distribute the amounts received by the Trust under [the] [each] [Cap] [Swap] Agreement to holders of the Notes in the following order of priority:

[concurrently, in proportion to the amount of Accrued Note Interest for each such class, to the Senior Notes, any Accrued Note Interest for each such class and such Payment Date, after giving effect to payments made on such Payment Date under “—Payments of Interest”;]

[to the Class [    ] Notes, any Accrued Note Interest for such class and such Payment Date, after giving effect to payments made on such Payment Date under “—Payments of Interest”;]

[to the Class [     ] Notes, any Accrued Note Interest for such class and such Payment Date, after giving effect to payments made on such Payment Date under “—Payments of Interest”;]

[concurrently, in proportion to the amount of Basis Risk Shortfall for each such class, to the Senior Notes, any Basis Risk Shortfall for each such class and such Payment Date;

to the Class [     ] Notes, any Basis Risk Shortfall for such class and such Payment Date;

to the Class [     ] Notes, any Basis Risk Shortfall for such class and such Payment Date; and

to the Ownership Certificate, any remaining amounts].

[If such amounts are insufficient to cover the total amount of any Basis Risk Shortfall, the only other source of coverage will be the Monthly Excess Cashflow, if any, that would otherwise be payable to the Ownership Certificate.]

The long term credit ratings of the [Cap] [Swap] Counterparty, as of the date hereof, are “[     ]” by [     ] and “[     ]” by [     ].  There can be no assurance that such ratings will be maintained.

[The] [Each] [Cap] [Swap] Agreement is terminable by the Trust or the [Cap] [Swap] Counterparty following the occurrence of certain specified events of default, including failure of the [Cap] [Swap] Counterparty to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc.  Master Swap Agreement (Multicurrency—Cross-Border).]

[To be provided as applicable.]

Prepayment Interest Shortfalls.  When a principal prepayment is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made.  Prepayments in full or in part are generally applied as of the date of receipt.  Full or partial prepayments (or proceeds of other liquidations) received in any Prepayment Period, in the case of any prepayments in full, or in any Collection Period, in the case of any partial prepayments, will be available to make payments to Noteholders on the Payment Date following the Prepayment Period or Collection Period, as applicable.  To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month's interest on the amount prepaid, the amount of Interest Funds would be reduced.

With respect to prepayments in full or in part received from a borrower during any Prepayment Period, the Servicer will be obligated to fund any resulting Prepayment Interest Shortfalls (such payment obligation being limited to the aggregate of the Servicing Fees received on the Mortgage Loans for the applicable Payment Date).  The Servicer is obligated to reduce its servicing compensation for the related Payment Date to the extent necessary to fund any Prepayment Interest Shortfalls.  The Master Servicer is obligated to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicer, but only up to the amount of the Master Servicer's compensation.  See “Mortgage Loan Servicing—Prepayment Interest Shortfalls” herein.  Any Prepayment Interest Shortfalls not funded by the Servicer or the Master Servicer will reduce Interest Funds available for payment on the related Payment Date.

[Determination of LIBOR.

On each LIBOR Determination Date, the Securities Administrator will determine One-Month LIBOR based on the “Interest Settlement Rate” for U.S.  dollar deposits of one-month maturity set by the BBA as of 11:00 a.m.  (London time) on the LIBOR Determination Date.

The BBA's Interest Settlement Rates are currently displayed on the Designated Telerate Page.  Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page “LIBOR01” and Bloomberg L.P. page “BBAM.” The BBA's Interest Settlement Rates currently are rounded to five decimal places.

With respect to any LIBOR Determination Date, if the BBA's Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m.  (London time) on such date, or if the Designated Telerate Page is not available on such date, the Securities Administrator will obtain such rate from the Reuters or Bloomberg page.  If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate.  In the event that the BBA no longer sets an Interest Settlement Rate, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate.

The establishment of One-Month LIBOR on each LIBOR Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the Notes for the related Accrual Period will (in the absence of manifest error) be final and binding.]

[To be provided as applicable.]

Payments of Principal

On each Payment Date, the Principal Payment Amount will be paid as follows:

[On each Payment Date during the Revolving Period, in the following order of priority:

(1)

[to the Swap Counterparty, any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (to the extent payable but not paid from Interest Funds in accordance with priority (1) under “—Payments of Interest” above);]

(2)

[On each Payment Date during the Revolving Period, to the Depositor, the purchase price of any Additional Mortgage Loans to be purchased by the Trust Fund from the Depositor on such Payment Date;];]

[After the Revolving Period and] [On each Payment Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, in the following order of priority:

(1)

[to the Swap Counterparty, any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Payment Date, including amounts remaining unpaid from previous Payment Dates, pursuant to the Swap Agreements, to the extent that any such Swap Termination Payment is not due to a Swap Counterparty Trigger Event (to the extent payable but not paid from Interest Funds in accordance with priority (1) under “—Payments of Interest” above);]

(2)

concurrently, in proportion to the Class Principal Amounts thereof, to the Senior Notes, in reduction of their Class Principal Amounts until the Class Principal Amount of each such class has been reduced to zero;

(3)

to the Class [     ] Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

(4)

to the Class [     ] Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero; and

(5)

for application as part of Monthly Excess Cashflow for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any Principal Payment Amount remaining after application pursuant to clauses (1) through [     ] above.]

[May vary in accordance with structure of transaction.]

[On each Payment Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, in the following order of priority:

(1)

[to the Swap Counterparty, any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Payment Date, including amounts remaining unpaid from previous Payment Dates, pursuant to the Swap Agreements, to the extent that any such Swap Termination Payment is not due to a Swap Counterparty Trigger Event (to the extent payable but not paid from Interest Funds in accordance with priority (1) under “—Payments of Interest” above);]

(2)

concurrently, in proportion to the Class Principal Amounts thereof, to the Senior Notes, an amount equal to the Class [     ] Principal Payment Amount, in reduction of their Class Principal Amounts until the Class Principal Amount of each such class has been reduced to zero

(3)

to the Class [     ] Notes, an amount equal to the Class [     ] Principal Payment Amount, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

(4)

to the Class [     ] Notes, an amount equal to the Class [    ] Principal Payment Amount, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero; and

(5)

for application as part of Monthly Excess Cashflow for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any Principal Payment Amount remaining after application pursuant to clauses (1) through [     ] above.]

[May vary in accordance with structure of transaction.]

Credit Enhancement

Credit enhancement for the Notes consists of the [subordination of the Subordinate Notes, excess interest, [interest rate swap agreements] and overcollateralization], in each case as described herein.

[[Describe as applicable:]

Subordination.  The rights of holders of the Subordinate Notes to receive payments of interest with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Notes having a higher priority of payment, as described under “—Payments of Interest.”  This subordination is intended to enhance the likelihood of regular receipt by holders of Notes having a higher priority of payment of the full amount of interest payable thereon.

The limited protection afforded to holders of Notes by means of the subordination of Subordinate Notes having a lower priority of payment will be accomplished by the preferential right of holders of more senior classes of Notes to receive, prior to any payment in respect of interest being made on any Payment Date in respect of Notes having a lower priority of payment, the amounts of interest due them on such Payment Date.

Realized Losses.  If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Collection Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of that Mortgage Loan.  The amount of such insufficiency is a Realized Loss.  Realized Losses on Mortgage Loans will have the effect of reducing amounts payable in respect of,  first, the Ownership Certificate (both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralized Amount for the related Payment Date); second, the Class [     ] Notes; and third, Class [     ] Notes, before reducing amounts payable in respect of the Class [     ] Notes.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance, and thus may reduce the Overcollateralized Amount.  As described herein, the Overcollateralized Amount is increased and maintained by application of Monthly Excess Cashflow to make payments of principal on the Notes.

Realized Losses will not reduce the Class Principal Amount of any class of Notes; however, Realized Losses will result in the allocation of Principal Deficiency Amounts and, under certain loss scenarios, there may not be sufficient principal and interest collected from the Mortgage Loans to pay the Notes all principal and interest to which they are entitled.

Excess Interest.  The Mortgage Loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Notes and the expenses of the Master Servicer, the Servicer, the Securities Administrator, the Custodian, the Owner Trustee and the Indenture Trustee [and any Net Swap Payments payable to the Swap Counterparty by the Trust].  Such excess interest from the Mortgage Loans each month will be available to absorb Realized Losses on the Mortgage Loans and to achieve and maintain overcollateralization at the required levels.

[Swap Agreements.  Amounts received by the Trust under the Swap Agreements will be applied to pay interest shortfalls on the Notes and to achieve and maintain overcollateralization at required levels as described under “—Payments of Interest—The Interest Rate Swap Agreements” above.]

Overcollateralization.  On the Closing Date, the Cut-off Date Balance is expected to [approximately equal the initial aggregate Class Principal Amount of the Notes].  The weighted average of the Net Mortgage Rates of the Mortgage Loans is currently, and generally in the future is expected to be, [higher] than the weighted average interest rate on the Notes.  As described below, the application of interest collections as payments of principal will cause the aggregate Class Principal Amount of the Notes to amortize more rapidly than the Pool Balance, thus achieving and maintaining overcollateralization (i.e., the excess of the Pool Balance over the aggregate Class Principal Amount of the Notes).  However, Realized Losses with respect to Mortgage Loans may reduce overcollateralization, and could result in an Overcollateralization Deficiency.

Application of Monthly Excess Cashflow.  On each Payment Date, Monthly Excess Cashflow will be paid in the following order of priority:

[On each Payment Date during the Revolving Period, to the Depositor, the purchase price of any Additional Mortgage Loans to be purchased by the Trust Fund from the Depositor on such Payment Date;]

[On each Payment Date after the Revolving Period, in the following order of priority:]

(1)

[to fund the Extra Principal Payment Amount, to the extent of Monthly Excess Interest available on such Payment Date;

(2)

concurrently, in proportion to the amount of Deferred Interest for each such class, to the Senior Notes, any Deferred Interest for each such class and such Payment Date;

(3)

to the Class [     ] Notes, any Deferred Interest for such class and such Payment Date;

(4)

to the Class [     ] Notes, any Deferred Interest for such class and such Payment Date;

(5)

concurrently, in proportion to the amount of Basis Risk Shortfall Carryforward Amount for each such class, to the Senior Notes, any Basis Risk Shortfall Carryforward Amount for each such class and such Payment Date [to the extent not covered by the [Cap] [Swap] Agreement[s]];

(6)

to the Class [     ] Notes, any Basis Risk Shortfall Carryforward Amount for such class and such Payment Date [to the extent not covered by the [Cap] [Swap] Agreement[s]];

(7)

to the Class [     ] Notes, any Basis Risk Shortfall Carryforward Amount for such class and such Payment Date [to the extent not covered by the [Cap] [Swap] Agreement[s]]; and

(8)

to the Ownership Certificate, the amount distributable thereon under the Transfer and Servicing Agreement.]

[May vary in accordance with structure of transaction.]

[Optional Purchase of the Mortgage Loans

On the Initial Purchase Date, the Residual Holder will have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust for the Purchase Price.  If such option is exercised, the Trust will be terminated.  If the Residual Holder fails to exercise such option on the Initial Purchase Date, the applicable Note Interest Rate of each class of Offered Notes will be increased as described under “Summary of Terms — The Notes — Payments on the Notes — Interest Payments” and the Note Interest Rate of the Class    [     ] Notes will be increased as described in the definition of “Class [     ] Note Interest Rate” in “Annex A—Defined Terms.”

In addition, as described under “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement —Optional Purchase of Distressed Mortgage Loans,” the Servicer will have the right to purchase any Mortgage Loan that becomes 90 or more days delinquent in payment.]

[To be provided as applicable.]

The Securities Administrator

[     ]  will act as Securities Administrator for so long as it is also the Master Servicer.  The Securities Administrator will act as paying agent and Note Registrar and will be responsible for preparing certain investor reports, including the monthly payment date statement to Noteholders and the monthly distribution date statement to the Residual Holder, providing all customary tax reports to Noteholders related to their investment, providing monthly calculations to the Indenture Trustee regarding payments to Noteholders and to the Owner Trustee regarding payments to the Residual Holder.  The Securities Administrator will be compensated by the Master Servicer for its services.  The Securities Administrator will be entitled to reimbursement from the Trust for certain expenses prior to payment of any amounts to Securityholders.  The office of the Securities Administrator for purposes of presentation of the Notes for transfer and exchange and final payment is located at [     ], or any other address that the Securities Administrator may designate from time to time by notice to the Noteholders, the Depositor, the Indenture Trustee, the Servicer and the Owner Trustee.

The Securities Administrator may resign at any time, in which event the Issuer will be obligated to appoint a successor Securities Administrator.  The Issuer may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Transfer and Servicing Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the Securities Administrator or its property.  Upon such resignation or removal of the Securities Administrator, the Issuer will be entitled to appoint a successor Securities Administrator.  Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator.  If at any time [     ] resigns, or transfers or assigns its rights and obligations, or is removed as Master Servicer, then at such time, [     ] will resign as Securities Administrator.

[Disclosure regarding the Securities Administrator’s experience serving as a securities administrator in the securitization of similar asset types to be provided for each transaction.]

The Indenture Trustee

[     ] will be the Indenture Trustee under the Indenture.  The Indenture Trustee’s on going fees for its services will be paid by the Master Servicer.  The Indenture Trustee will be entitled to reimbursement from the Trust for expenses and certain other amounts prior to payment of any amounts to Noteholders.  The Indenture Trustee's Corporate Trust Office is located at [     ], or any other address that the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee, the Depositor, the Securities Administrator, the Master Servicer and the Servicer.

[Disclosure regarding the Indenture Trustee’s experience serving as a trustee or indenture trustee in the securitization of similar asset types to be provided for each transaction.]

The Custodian

[     ] will be the Custodian under the Custodial Agreement.  The Custodian’s on going fees for its services will be paid by the Master Servicer.  The Custodian will be entitled to reimbursement from the Trust for expenses and certain other amounts prior to payment of any amounts to Noteholders.

[Disclosure regarding the Custodian’s experience serving as a custodian in the securitization of similar asset types to be provided for each transaction.]

Fees and Expenses of the Trust

In consideration of their duties on behalf of the Trust, the Servicer, the Master Servicer, the Owner Trustee and the Indenture Trustee will receive from the assets of the Trust certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee is Payable:
Servicer	[monthly] [monthly]

[For each Mortgage Loan, a monthly fee paid to the Servicer out of interest collections received from the related Mortgage Loan calculated on the outstanding principal balance of each Mortgage Loan at, in the case of (a) approximately [     ]% of the Mortgage Loans,     [      ]% per annum for each Mortgage Loan, (b) approximately [      ]% of the Mortgage Loans, [     ]% per annum for each Mortgage Loan, (c) approximately [      ]% of the Mortgage Loans, [     ]% per annum for each Mortgage Loan and (d) approximately [     ]% of the Mortgage Loans, [     ]% per annum for each Mortgage Loan until the first Adjustment Date and       [     ]% per annum for each Mortgage Loan thereafter.

In addition, with respect to the Mortgage Loans covered by an LPMI Policy (approximately [     ]% of the Mortgage Loans), the monthly fee described above will be increased by an annual percentage rate ranging from [     ]% to [     ]%.]

[All investment earnings on amounts on deposit in the Servicing Account.]

[Deducted by the Servicer from the Servicing Account in respect of each Mortgage Loan, before payment of any amounts to Noteholders.] [Retained by the Servicer]
Master Servicer	[monthly]	[All investment earnings on amounts on deposit in the Collection Account less any payment of the fees payable to the Indenture Trustee, the Owner Trustee and the Custodian.]	[Retained by the Master Servicer]
Indenture Trustee	[annually]	[A fixed annual fee of $[ ].]	[Payable from investment earnings on amounts on deposit in the Collection Account]
Owner Trustee	[monthly]	[A fixed annual fee of $[ ].]	[Payable from investment earnings on amounts on deposit in the Collection Account.]

[The Securities Administrator will not receive any additional compensation with respect to its duties on behalf of the Trust.  The fees of the Custodian will not be payable by the Trust; the Master Servicer will be responsible for the payment of the fees of the Custodian.]  None of the fees set forth in the table above may be increased without amendment of the Transfer and Servicing Agreement as described under “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Amendment” in the prospectus.

[The Subservicer’s compensation will be paid by the Servicer out of its Servicing Fee; the Subservicer will not be entitled to any additional compensation from the assets of the Trust Estate.]

Expenses of the Servicer, the Custodian, the Master Servicer, the Securities Administrator, the Owner Trustee and the Indenture Trustee will be reimbursed before payments are made on the Notes.]

[May vary in accordance with structure of transaction.]

Description of the Mortgage Pool

Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, that percentage (unless otherwise specified) is determined on the basis of the total Scheduled Principal Balance of such Mortgage Loans as of the Cut-off Date.  [As indicated at “Description of the Notes—General,” subsequent to the Closing Date, but no later than [     ], the Trust may from time to time acquire Subsequent Mortgage Loans from the Depositor.  The procedures and selection criteria for acquiring Subsequent Mortgage Loans are set forth at “—Conveyance of Subsequent Mortgage Loans” below. The discussion that follows in this Prospectus Supplement will apply to Subsequent Mortgage Loans only where specific reference is made to “Subsequent Mortgage Loans” or “Mortgage Loans.”]

General

On the Closing Date, the Trust is expected to include approximately [     ] [describe Mortgage Loans] Mortgage Loans, [     ] of which have original terms to maturity from the first due date of the Monthly Payment of not more than [     ] years, and which have a total Scheduled Principal Balance (after giving effect to Monthly Payments due on the Cut-off Date) of approximately     $[     ].  Approximately [     ]% of the Mortgage Loans are First Lien Mortgage Loans and approximately [     ]% of the Mortgage Loans are Second Lien Mortgage Loans.  Approximately [     ]% of the Mortgage Loans have original terms to maturity from the due date of the first Monthly Payment of 20 years, approximately [     ]% of the Mortgage Loans have original terms to maturity from the due date of the first Monthly Payment of 25 years, and approximately [     ]% of the Mortgage Loans have original terms to maturity from the due date of the first Monthly Payment of 30 years.

The underwriting guidelines generally applied by the Originator in originating the Mortgage Loans are described under “Underwriting Standards” below.  The Mortgage Loans will be acquired by the Depositor from the Seller and the Depositor will, in turn, convey the Mortgage Loans to the Trust.  See “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement—Sale of the of Mortgage Loans.”

The Mortgage Loans are [     ] rate Mortgage Loans.  Interest on the Mortgage Loans accrues on the basis of [     ].

Pursuant to its terms, each Mortgage Loan[, other than a loan secured by a condominium unit,] is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the related Mortgaged Loan.  Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

[[     ] of the Mortgage Loans provide for monthly payments of interest, but not principal, for a period of up to ten years following origination, after which the monthly payments will be increased to amounts sufficient to pay interest and to amortize the principal balances over the remaining terms.  Approximately [     ]% of the Mortgage Loans provide for monthly payments of interest, but not principal, for periods shorter than ten years.  If the monthly payment at the end of the interest only period is substantially higher than the interest only payment, that loan may be subject to an increased risk of default.]  [To be provided as applicable.]

[Approximately [     ]% of the Mortgage Loans are partially insured by the FHA (the “FHA Mortgage Loans”) or are partially guaranteed by the VA (the “VA Mortgage Loans”).  The benefits of the FHA insurance and VA guaranty as to each of these Mortgage Loans are limited as described herein.  [Some] [None] of the FHA Mortgage Loans and the VA Mortgage Loans will be serviced on a full recourse basis.]

[As of the Cut-off Date, approximately [     ]% of the First Lien Mortgage Loans have original Loan-to-Value Ratios in excess of 80%.   Approximately [     ]% of these Mortgage Loans are not covered by existing borrower- or lender-paid loan-level primary mortgage insurance policies.  In addition,  approximately [     ]% of the Second Lien Mortgage Loans have original Combined Loan-to-Value Ratios in excess of 80% and approximately [     ]% of the First Lien Mortgage Loans have original Indicative Combined Loan-to-Value Ratios in excess of 80%.]  [To be provided as applicable.]

The Seller will represent and warrant that no Mortgage Loan is a “high cost” or “covered” loan under federal, state or local predatory lending laws.

[The Fixed Rate Mortgage Loans

The “Fixed Rate Mortgage Loans” consist of approximately [     ] fixed rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[     ].  The Fixed Rate Mortgage Loans had individual principal balances at origination of at least $[     ] but not more than $[     ], with an average principal balance at origination of approximately $[     ].  Approximately[     ]% of the Fixed Rate Mortgage Loans have terms to maturity from the date of origination of not more than thirty years.  The Fixed Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [     ] months as of the Cut-off Date.  Approximately [     ]% of the Fixed Rate Mortgage Loans are balloon Mortgage Loans.  Approximately [     ]% of the Fixed Rate Mortgage Loans have been modified.]

[To be provided as applicable.]

[Adjustable Mortgage Rates

As of the Cut-off Date, [     ]% of the Mortgage Loans will provide for semi-annual adjustment of the related Mortgage Rate based on the Six-Month LIBOR Index and [     ]% of the Mortgage Loans will provide for monthly adjustment of the related Mortgage Rate based on the One-Month LIBOR Index, each as described under “—The Indices” below.  With respect to each Mortgage Loan, there will be corresponding adjustments to the monthly payment amount, in each case on each Adjustment Date applicable thereto; provided that the first such adjustment for all of the Mortgage Loans will occur, in the case of approximately [     ]% of the Mortgage Loans, after an initial period of approximately six months following origination, in the case of approximately [     ]% of the Mortgage Loans, after an initial period of approximately three years following origination, in the case of approximately [     ]% of the Mortgage Loans, after an initial period of approximately five years following origination and, in the case of approximately           [     ]% of the Mortgage Loans, after an initial period of approximately seven years following origination On each Adjustment Date for a Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of 1/8%, of the related Index and the related Gross Margin, provided that the Mortgage Rate on each such Mortgage Loan will not increase or decrease by more than the related Periodic Cap (ranging from [     ]% to [     ]%) as specified in the related mortgage note on any related Adjustment Date and will not exceed the related Maximum Rate over the life of such Mortgage Loan or be less than the Minimum Rate.  Effective with the first monthly payment due on each Mortgage Loan after each related Adjustment Date after the interest-only period, if any, has concluded, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted.  Due to the application of the Periodic Caps and Maximum Rates, the Mortgage Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the related Index and the related Gross Margin, rounded as described herein.  See “—The Indices” below.

The Mortgage Loans do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.]

[To be provided as applicable.]  [May vary in accordance with structure of transaction.]

[The Indices

As indicated above, the index applicable to the determination of the Mortgage Rates for the Mortgage Loans will be either the One-Month LIBOR Index or the Six-Month LIBOR Index as most recently available as of the first business day of the month preceding the month of such Adjustment Date.  In the event that the One-Month LIBOR Index or the Six-Month LIBOR Index becomes unavailable or otherwise unpublished, the Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.  For One-Month LIBOR Loans, the One-Month LIBOR Index is determined as of the date that occurs twenty-five (25) days before each Adjustment Date.  For the Six-Month LIBOR Loans (including all hybrid loans), the Six-Month LIBOR Index is determined as of the first Business Day of the month immediately preceding the month in which the Adjustment Date occurs.]

[To be provided as applicable.]

[Primary Mortgage Insurance

Approximately [     ]% of the Mortgage Loans are 80+ LTV Loans.  See “Description of the Mortgage Pool[s] — General.” Approximately[     ]% and [     ]% of the 80+ LTV Loans are covered by existing borrower-paid loan-level primary mortgage insurance policies and lender-paid loan-level primary mortgage insurance policies, respectively.  Approximately [     ]% of the 80+ LTV Loans are not covered by existing borrower- or lender-paid loan-level primary mortgage insurance policies.

These primary mortgage insurance policies provide limited protection against losses on defaulted 80+ LTV Loans and such protection is subject to various limitations and exclusions including, for example, losses resulting from fraud.  As a result, coverage may be denied or limited on some 80+ LTV Loans.  In addition, because the amount of coverage depends on the Loan-to-Value Ratio at the inception of the policy, a decline in the value of a Mortgaged Property will not result in increased coverage, and the Trust may still suffer a loss on a Mortgage Loan covered by a primary mortgage insurance policy  The providers of the primary mortgage insurance policies may also affect the timing and conduct of foreclosure proceedings and other servicing decisions regarding defaulted Mortgage Loans covered by the related primary mortgage insurance policy.  The Servicer is responsible for paying the premiums under the LPMI Policies.  See “Insurance — Primary Mortgage Insurance Policies” in the prospectus.]

[To be provided as applicable.]

Certain Characteristics of the Mortgage Loans

The Mortgage Loans are expected to have the approximate aggregate characteristics as of the Cut-off Date as set forth in Annex C to this prospectus supplement.  Prior to the issuance of the Notes, Mortgage Loans may be removed from the Mortgage Pool[s] as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

[Conveyance of Subsequent Mortgage Loans

On the Closing Date, approximately $[     ] will be deposited by the Securities Administrator into an eligible account.  During the period from the Closing Date to [     ], the Depositor is expected to purchase from time to time Subsequent Mortgage Loans from the Seller and, in turn, sell all such Subsequent Mortgage Loans to the Trust for inclusion in the Mortgage Pool.  The purchase price for each Subsequent Mortgage Loan will equal its Scheduled Principal Balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any) and will be paid by the Securities Administrator from the related Pre-Funding Amount.

As of the Cut-Off Date, the mortgage loans expected to be conveyed as the Subsequent Mortgage Loans by the Seller are expected to have the following characteristics:

Number of Subsequent Mortgage Loans
Total Scheduled Principal Balance
Mortgage Rates:
Weighted Average
Range
Weighted Average Remaining Term to Maturity (in months)
Original Loan-to-Value Ratios:
Weighted Average
Range
Scheduled Principal Balances:
Average
Range

Pursuant to the Transfer and Servicing Agreement, the conveyance of Subsequent Mortgage Loans to the Trust may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Transfer and Servicing Agreement being satisfied, including, among others, that:

1.

[The Subsequent Mortgage Loans conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the Initial Mortgage Loans set forth in the Mortgage Loan Purchase Agreement, which representations and warranties have been confirmed by the rating agencies rating the Notes;

2.

The Subsequent Mortgage Loans conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Noteholders;

3.

[The Indenture Trustee receives an Officer’s Certificate confirming the satisfaction of each condition precedent specified in the Transfer and Servicing Agreement and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Subsequent Mortgage Loans in the forms substantially similar to those delivered on the Closing Date;]

4.

The conveyance of the Subsequent Mortgage Loans on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Offered Notes;

5.

[No Subsequent Mortgage Loan conveyed on the subsequent transfer date may be more than one monthly payment delinquent in payment;]

6.

Each Subsequent Mortgage Loan will have been underwritten substantially in accordance with the applicable originator’s underwriting guidelines;

7.

No Subsequent Mortgage Loan may have a remaining term to maturity exceeding [     ] months;

8.

[No Subsequent Mortgage Loan may have a Loan-to-Value Ratio greater than [125]%;]

9.

The weighted average Mortgage Rate for all the Mortgage Loans at the end of the Pre-Funding Period must not be more than 100 basis points lower than the weighted average Mortgage Rate of the Initial Mortgage Loans;

10.

Following the conveyance of the Subsequent Mortgage Loans on the subsequent transfer date, the weighted average characteristics of the Mortgage Loans the Mortgage Pool will remain substantially similar to the characteristics of the Initial Mortgage Loans in the Mortgage Pool as of the Cut-off Date; and

11.

[An independent accountant must provide the Depositor, the applicable rating agencies rating the Notes, the Indenture Trustee and the Underwriters with a letter stating that the characteristics of the Subsequent Mortgage Loans conform to the characteristics described above and in the Transfer and Servicing Agreement.]]

If the Trust does not apply the full Pre-Funding Amount towards the purchase of Subsequent Mortgage Loans prior to the end of the Pre-Funding Period, then such remaining proceeds in the Pre-Funding Account will be paid as a principal prepayment to the related Noteholders on the [     ] Payment Date.

On the Closing Date, the Securities Administrator will also establish a Capitalized Interest Account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[     ].  Amounts in the Capitalized Interest Account will be applied by the Securities Administrator during the Pre-Funding Period to pay interest on that portion of the Notes supported by the Pre-Funding Amount.  At the end of the Pre-Funding Period, any remaining funds in the Capitalized Interest Account will be paid to the Depositor and the account will be terminated.]

[Acquisition by the Trust of Additional Mortgage Loans

On the first Payment Date and until [          ], 200[  ] (the “Revolving Period”), the Depositor may direct the Securities Administrator on behalf of the Trust to apply all or a portion of the distributions that would otherwise be made to Noteholders in respect of principal [and excess interest] to purchase from the Depositor for inclusion in the Trust Fund additional mortgage loans (“Additional Mortgage Loans”) of the same general character as the Mortgage Loans included in the Trust Fund on the Closing Date.  If the Depositor so directs, the Securities Administrator on behalf of the Trust will deposit all or a portion of the amount of principal payable on the Mortgage Loans [and excess interest] that would otherwise be made to Noteholders into an eligible account (the “Revolving Account”), and will apply deposits in the Revolving Account to fund the purchase of Additional Mortgage Loans, provided certain other conditions are satisfied at the time of purchase.  Funds on deposit in the Revolving Account may only be applied to acquire Additional Mortgage Loans for the Mortgage Pool.

The purchase price for each Additional Mortgage Loan will equal its Scheduled Principal Balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any), and the aggregate Purchase Price of all Additional Mortgage Loans purchased by the Trust Fund during the Revolving Period may not exceed $[    ].  Additional Mortgage Loans will have the same general characteristics as the Mortgage Loans transferred to the Trust Fund on the Closing Date.

Pursuant to the Transfer and Servicing Agreement, the conveyance of Additional Mortgage Loans to the Securities Administrator on behalf of the Trust may be made on any Business Day during the Revolving Period, subject to certain conditions set forth in the Transfer and Servicing Agreement being satisfied, including, among others that:

12.

[The Additional Mortgage Loans at the time of conveyance to the Trust must satisfy the representations and warranties set forth in the Mortgage Loan Purchase Agreement, which representations and warranties have been confirmed by the rating agencies rating the Notes;

13.

The Additional Mortgage Loans are selected in a manner reasonably believed not to be adverse to the interests of the Noteholders;

14.

[The Indenture Trustee receives an Officer’s Certificate confirming the satisfaction of each condition precedent specified in the Transfer and Servicing Agreement and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Additional Mortgage Loans in the forms substantially similar to those delivered on the Closing Date;]

15.

The conveyance of the Additional Mortgage Loans will not result in a reduction or withdrawal of any ratings assigned to the Offered Notes;

16.

[No Additional Mortgage Loan may be more than one monthly payment delinquent in payment at the time of conveyance to the Trust];

17.

Each Additional Mortgage Loan will have been underwritten substantially in accordance with the applicable originator’s underwriting guidelines;

18.

No Additional Mortgage Loan may have a remaining term to maturity exceeding [     ] months;

19.

[No Additional Mortgage Loan may have a Loan-to-Value Ratio greater than 100%;]

20.

The weighted average Mortgage Rate for all the Mortgage Loans at the end of the Revolving Period must not be more than [100] basis points lower than the weighted average Mortgage Rate of the Mortgage Loans as of the Cut-off Date;

21.

Following the conveyance of the Additional Mortgage Loans on a subsequent transfer date, the weighted average characteristics of the Mortgage Loans in the Mortgage Pool will remain substantially similar to the characteristics of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date; and

22.

[An independent accountant must provide the Depositor, the applicable rating agencies rating the Notes, the Indenture Trustee and the Underwriters at [applicable interval] with a letter stating that the characteristics of the Additional Mortgage Loans conform to the characteristics described above and in the Transfer and Servicing Agreement.]

[Additional transfer requirements and termination triggers to be described, as applicable.]]

Any amounts remaining in the Revolving Account at the end of the Revolving Period will be distributed [priority of distribution to be provided, as applicable].

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools during the period from [specify date] to [specify date], presented by pool, is available online at [internet address].    Access to this web address is unrestricted and free of charge.    Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under "Static Pool Information" in the accompanying prospectus.  [Add reference to any third-party static pool information as applicable.]

Additional Information

The description in this prospectus supplement of the Mortgage Pool[s] and the Mortgaged Properties is based upon the Mortgage Pool[s] as constituted at the close of business on the Cut-off Date, as adjusted for Monthly Payments due on or before that date.  A Current Report on Form  8-K will be filed, together with the Trust Agreement, the Indenture, the Transfer and Servicing Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the Closing Date.  In the event that Mortgage Loans are removed from or added to the Trust, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

Pursuant to the Transfer and Servicing Agreement, the Securities Administrator will, based upon information received from or on behalf of the Master Servicer and the Servicer, prepare monthly statements to Noteholders containing the information described under “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement—Reports to Securityholders.”  The Securities Administrator may make available each month, to any interested party, the monthly statement to Noteholders via the Securities Administrator's website.  The Securities Administrator's website will initially be located at [     ] and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at [     ].  Parties that are unable to use the above payment option are entitled to have a paper copy mailed to them via first class by notifying the Securities Administrator at [     ].  The Securities Administrator will have the right to change the way such reports are distributed in order to make such payments more convenient and/or more accessible, and the Securities Administrator will provide notification regarding any such changes.

The Seller

[Information regarding the Seller is located under “HomeBanc” in the prospectus.]  [The Seller will represent that it has filed with its federal income tax return for its taxable year ending 2004, an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust to be subject to federal income tax.] [Insert description of a seller other than HomeBanc Corp.]

Underwriting Standards

[All of the Mortgage Loans were originated by HBMC and subsequently sold by HBMC through one or more transactions to HBMC affiliated entities, which subsequently sold the Mortgage Loans to the Seller.  All such affiliated entities are, or were at the time of such transactions, wholly-owned, direct or indirect subsidiaries of the Seller.  The Mortgage Loans have been originated generally in accordance with the HBMC Underwriting Guidelines as described in under “Origination, Acquisition and Servicing of Mortgage Loans—Origination and Acquisition of Mortgage Loans—HBMC Underwriting Guidelines” in the prospectus.]

[Insert description of underwriting standards of any originator other than HBMC.]

The Master Servicer

[     ] is a [     ] with executive offices located at [     ] [and master servicing offices located at [     ]].  The Master Servicer is engaged in the business of [master servicing single-family residential mortgage loans secured by properties located in all 50 states and the District of Columbia].

The Servicer or the Subservicer will directly service the Mortgage Loans under the supervision of the Master Servicer.  The Master Servicer, however, will not be ultimately responsible for the servicing of the Mortgage Loans except to the extent described under “Mortgage Loan Servicing” below.

The Servicer and the Subservicer

General

[Information regarding the Servicer and the Subservicer is located under “HomeBanc” in the prospectus.]

[As applicable, provide updated information with respect to (i) whether any prior securitizations of the same asset type involving the Servicer or Subservicer have defaulted or experienced an early amortization or other performance triggering event because of servicing or (ii) whether there has been previous disclosure of material noncompliance with servicing criteria with respect to other securitizations involving the Servicer or Subservicer.] [To the extent that there is a material risk that the Servicer’s or Subservicer’s financial condition could have a material impact on pool performance or performance of the securities, information regarding the Servicer’s or Subservicer’s, as applicable, financial condition will be included here.]

[Insert description of Servicer[s] or Subservicer[s] other than HomeBanc Corp. and HBMC, if applicable.]

[Insert the following information with respect to any servicer or subservicer other than HomeBanc Corp. and HBMC:  (i) how long the servicer/subservicer has been servicing assets in general and specifically the assets of the type included in the current transaction, (ii) material changes to the servicer’s/subservicer’s policies and procedures in servicing assets of the same type over the past three years, (iii) to the extent material, information regarding the size, composition and growth of the servicer’s/subservicer’s portfolio of serviced assets of the type to be securitized and information on factors related to the servicer/subservicer that may be material to an analysis of the servicing of the assets or the securities, as applicable, (iv) whether any prior securitizations of the same asset type involving the servicer/subservicer have defaulted or experienced an early amortization or other performance triggering event because of servicing, (v) the extent of outsourcing the servicer/subservicer utilizes or (vi) whether there has been previous disclosure of material noncompliance with servicing criteria with respect to other securitizations involving the servicer/subservicer.]  [To the extent that there is a material risk that the Servicer’s or Subservicer’s financial condition could have a material impact on pool performance or performance of the securities, information regarding the Servicer’s or Subservicer’s, as applicable, financial condition will be included here.]

Delinquency and Foreclosure Experience.

[To be inserted for each Servicer as applicable.]

[The following table sets forth the delinquency and foreclosure experience of first and second lien adjustable rate residential mortgage loans originated by and serviced by [HBMC] on behalf of securitization trusts and  third parties for whom HBMC is servicing similar mortgage loan products, as of the dates indicated.  There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.  In addition, because the delinquency and foreclosure experience of the mortgage loans in the table below only reflects such experience as of the end of the previous [      ] calendar quarters, such data may not be reflective of the delinquency and foreclosure experience of the mortgage loans to be expected over an extended period of time.  Accordingly, the information should not be considered to reflect the credit quality of the Mortgage Loans, or as a basis for assessing the likelihood, amount or severity of losses on the Mortgage Loans.

[Due to its recent formation and its limited life-of-loan servicing activities since December 2003, HomeBanc does not have meaningful historical servicing data.]

The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans, interest rates, economic conditions and the ability of borrowers to make required payments.]

[     ]
Delinquencies and Foreclosures(1)

As of [ ]
	Number of Loans	Principal Balance	Percent by Principal Balance	Percent by Number of Loans
Current Loans	[ ]	$[ ]	[ ]%	[ ]%
Period of Delinquency(2)
30 to 59 days	[ ]	[ ]	[ ]%	[ ]%
60 to 89 days	[ ]	[ ]	[ ]%	[ ]%
90 days or more	[ ]	[ ]	[ ]%	[ ]%
Foreclosures/ Bankruptcies(3)	[ ]	[ ]	[ ]%	[ ]%
Real Estate Owned	[ ]	[ ]	[ ]%	[ ]%
Total Portfolio	[ ]	[ ]	[ ]%	[ ]%
As of [ ]
	Number of Loans	Principal Balance	Percent by Principal Balance	Percent by Number of Loans
Current Loans	[ ]	$[ ]	[ ]%	[ ]%
Period of Delinquency(2)
30 to 59 days	[ ]	[ ]	[ ]%	[ ]%
60 to 89 days	[ ]	[ ]	[ ]%	[ ]%
90 days or more	[ ]	[ ]	[ ]%	[ ]%
Foreclosures/ Bankruptcies(3)	[ ]	[ ]	[ ]%	[ ]%
Real Estate Owned	[ ]	[ ]	[ ]%	[ ]%
Total Portfolio	[ ]	[ ]	[ ]%	[ ]%
As of [ ]
	Number of Loans	Principal Balance	Percent by Principal Balance	Percent by Number of Loans
Current Loans	[ ]	$[ ]	[ ]%	[ ]%
Period of Delinquency(2)
30 to 59 days	[ ]	[ ]	[ ]%	[ ]%
60 to 89 days	[ ]	[ ]	[ ]%	[ ]%
90 days or more	[ ]	[ ]	[ ]%	[ ]%
Foreclosures/ Bankruptcies(3)	[ ]	[ ]	[ ]%	[ ]%
Real Estate Owned	[ ]	[ ]	[ ]%	[ ]%
Total Portfolio	[ ]	[ ]	[ ]%	[ ]%

As of September [ ]
	Number of Loans	Principal Balance	Percent by Principal Balance	Percent by Number of Loans
Current Loans	[ ]	$[ ]	[ ]%	[ ]%
Period of Delinquency(2)
30 to 59 days	[ ]	[ ]	[ ]%	[ ]%
60 to 89 days	[ ]	[ ]	[ ]%	[ ]%
90 days or more	[ ]	[ ]	[ ]%	[ ]%
Foreclosures/ Bankruptcies(3)	[ ]	[ ]	[ ]%	[ ]%
Real Estate Owned	[ ]	[ ]	[ ]%	[ ]%
Total Portfolio	[ ]	[ ]	[ ]%	[ ]%

_____________

(1)  These tables show mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

(2)  No mortgage loan is included in this table as delinquent until it is 30 days past due.

(3)  Exclusive of the number of loans and principal balance shown in the period of delinquency.

Administration of the Trust

Servicing and Administrative Responsibilities

The Subservicer, the Servicer, the Master Servicer, the Securities Administrator, the Owner Trustee, the Indenture Trustee and the Custodian will have the following responsibilities with respect to the Trust:

Party:	Responsibilities:
[Subservicer] [Servicer]	Performing the servicing functions with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Subservicing Agreement, including, but not limited to:

•

[collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts (net of the related servicing fees) in the Servicing Account, and delivering all amounts on deposit in the Servicing Account to the Master Servicer for deposit in the Collection Account on the Servicer Remittance Date;

•

collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

• making Monthly Advances with respect to delinquent payments of principal and interest on the Mortgage Loans;
• making Servicing Advances in respect of reasonable and customary “out of pocket” costs and expenses;
• providing monthly loan-level reports to the [Servicer] and the Master Servicer;
• maintaining certain insurance policies relating to the Mortgage Loans; and
• initiating foreclosure proceedings.]
See “Mortgage Loan Servicing” below.
[Servicer]

[Contractually responsible for the servicing of the Mortgage Loans pursuant to the terms of the Transfer and Servicing Agreement.  [Monitors the performance of the Subservicer under the Subservicing Agreement, including but not limited to:

• verifying that the Subservicer’s reporting and remitting are mathematically accurate and are being performed in accordance with the terms of the Transfer and Servicing Agreement;
• verifying that the Servicing Account reconciliations are being performed according to Uniform Single Attestation Program for Mortgage Bankers guidelines;
• monitoring the Delinquency Rate and identifying any substantial increases or decreases on a monthly basis; and
• performing the servicing functions with respect to Mortgage Loans described under “Subservicer” above in the event that the Subservicer fails to perform such functions.
See “Mortgage Loan Servicing” below.]
Master Servicer	Performing the master servicing functions in accordance with the provisions of the Transfer and Servicing Agreement, including but not limited to:
• [[monitoring the Servicer’s performance and enforcing the Servicer’s obligations under the Transfer and Servicing Agreement;]

•

collecting monthly remittances from or on behalf of the Servicer for deposit in the Collection Account on the Servicer Remittance Date and delivering all amounts on deposit in the Collection Account to the Paying Agent for deposit in the Note Payment Account on the Master Servicer Remittance Date;

• gathering the monthly loan-level reports delivered by or on behalf of the Servicer and providing a comprehensive loan-level report to the Securities Administrator with respect to the Mortgage Loans;
• upon the occurrence of a Servicer event of default under the Transfer and Servicing Agreement, at its discretion, terminating the Servicer;
• upon the termination of the Servicer under the Transfer and Servicing Agreement, appointing a successor servicer or succeeding as Servicer; and

•

upon the Master Servicer’s becoming the successor Servicer and in the event the terminated Servicer failed to make Advances with respect to a Mortgage Loan, making those Advances to the extent provided in the Transfer and Servicing Agreement.]

See “Mortgage Loan Servicing” below.
Securities Administrator

Performing the securities administrator functions in accordance with the provisions of the Administration Agreement, the Transfer and Servicing Agreement, the Trust Agreement and the Indenture, including but not limited to:

• [acting as Note Registrar and Paying Agent;
• receiving monthly remittances from the Master Servicer for deposit in the Note Payment Account;

•

distributing all amounts on deposit in the Note Payment Account in accordance with the priorities described under “Description of the Notes—Payments of Interest,” “—Payments of Principal” and “—Credit Enhancement—Application of Monthly Excess Cashflow” on each Payment Date;

• performing the calculation of accrual of original issue discount and the amortization of premium on the Securities;
• preparing and making available on its website a payment statement to Securityholders based on information received from the Servicer and the Master Servicer; and
• preparing and filing periodic reports with the Securities and Exchange Commission on behalf of the Trust with respect to the Notes.]
See “The Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement—Administration,” “—Reports to Securityholders” and “The Trust Agreement and the Indenture—Administration” below.
Owner Trustee

Performing the owner trustee functions in accordance with the provisions of the Trust Agreement, or causing the Securities Administrator or the Depositor to perform such functions, pursuant to the Administration Agreement, including but not limited to:

•

[discharging (or causing to be discharged) all of its responsibilities pursuant to the terms of the Trust Agreement and the other document or agreement to which the Issuer or the Owner Trustee is a party and administering the Trust (or causing it to be administered) in the interest of the Residual Holder, subject to each such respective document or agreement and in accordance with the provisions of the Trust Agreement; and

• taking direction from the Residual Holder regarding the management of the Trust.]
See “The Trust Agreement and the Indenture—Certain Matters Under the Agreements—Duties of the Owner Trustee” below.
Indenture Trustee

Performing the indenture trustee functions in accordance with the provisions of the Indenture, or causing the Securities Administrator to perform such functions, pursuant to the Administration Agreement, including but not limited to:

• [examining certificates, statements and opinions required to be furnished to it to ensure they are in the form required under the Indenture;
• enforcing the obligations of each of the Master Servicer and the Securities Administrator under the Transfer and Servicing Agreement, the Indenture and the Administration Agreement, as applicable;

•

upon the occurrence of a Master Servicer event of default under the Transfer and Servicing Agreement, at its discretion (or if so directed by the Residual Holder or Noteholders having more than 50% of the voting rights applicable to each Class of Notes affected thereby), terminating the Master Servicer; and

• upon such termination of the Master Servicer under the Transfer and Servicing Agreement, appointing a successor Master Servicer or succeeding as Master Servicer.]
See “The Trust Agreement and the Indenture—Certain Matters Under the Agreements—Duties of the Indenture Trustee” below.
Custodian	Performing the custodial functions in accordance with the provisions of the Transfer and Servicing Agreement, including but not limited to:
• [holding and maintaining the Mortgage Loan documents related to the Mortgage Loans on behalf of the Indenture Trustee.]
See “The Agreements—The Custodial Agreement” in the prospectus.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans [and payments received from the Swap Counterparty under the Swap Agreements] will, at all times before payment thereof to the Noteholders, be invested in the [Servicing Account, the Collection Account, [the Swap Payment Account], [the Cap Account] and the Note Payment Account, which accounts will be established in the name of the Indenture Trustee, and the Certificate Distribution Account, which account shall be established in the name of the Securities Administrator]. Funds on deposit in the Trust Accounts may be invested by the party responsible for such Trust Account in Eligible Investments. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Servicing Account	Servicer (or Subservicer on its behalf)

[Any investment earnings (net of any losses realized) will be paid as compensation to the Servicer (or, if the account is maintained by the Subservicer, the Subservicer) and will not be available for payments to Noteholders.]

Collection Account	Master Servicer

[Any investment earnings (net of the Indenture Trustee Fee, the Owner Trustee Fee, the Custodian Fee and any losses realized) will be paid as compensation to the Master Servicer and will not be available for payments to Noteholders.]

Note Payment Account	Securities Administrator

[Any investment earnings (net of the Indenture Trustee Fee, the Owner Trustee Fee, the Custodian Fee and any losses realized) will be paid as compensation to the Master Servicer, and will not be available for payments to Noteholders.]

Certificate Distribution Account	Securities Administrator	[Amounts on deposit in the Certificate Distribution Account will not be invested.]
[Swap Payment Account]	[Securities Administrator]	[Amounts on deposit in the Swap Payment Account will not be invested.]
[Cap Account]	[Securities Administrator]	[Amounts on deposit in the Swap Payment Account will not be invested.]
[Capitalized Interest Account]	[Securities Administrator]	[Any investment earnings (net of any losses realized) will be paid to the Depositor and will not be available for payments to Noteholders.]
[Pre-Funding Account]	[Securities Administrator]	[Any investment earnings (net of any losses realized) will be paid to the Depositor and will not be available for payments to Noteholders.]
[Revolving Account]	[Securities Administrator]	[Any investment earnings will be paid to the Depositor and will not be available for payments to Noteholders.]

If funds deposited in the [Servicing Account, the Collection Account, the Note Payment Account, the Certificate Distribution Account, [the Capitalized Interest Account], [the Pre-Funding Account] [or the Revolving Account]] are invested by the responsible party identified in the table above, the amount of any net losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party, or in the case of the Note Payment Account, the Master Servicer, out of its own funds, without any right of reimbursement therefor.

Example of Payments

The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts and payments on the Notes for the Payment Date in [     ]:

[ ]	Collection Period:

[Payments due during the related Collection Period ([     ]  through [     ]) from borrowers will be deposited in the Servicing Account as received and will include scheduled principal and interest payments due during the related Collection Period.]

[ ]	Prepayment Period for partial and full prepayments received from Mortgage Loans:

[Partial principal prepayments and principal prepayments in full received by the Servicer during the related Prepayment Period ([     ] through [     ]) will be deposited into the Servicing Account for remittance to the Master Servicer on the Servicer Remittance Date ([     ] [18]).]

[ ] [18]	Servicer Remittance Date:

[The Servicer will remit collections and recoveries in respect of the Mortgage Loans to the Master Servicer for deposit into the Collection Account on or prior to the [18]th day of each month (or if the [18]th day is not a Business Day, the immediately preceding Business Day).]

[ ] [24]	Master Servicer Remittance Date:

[The Master Servicer will remit to the Paying Agent amounts on deposit in the Collection Account for deposit into the Note Payment Account, including any Advances made by the Servicer, the Subservicer or the Master Servicer for that Payment Date, on or before the Master Servicer Remittance Date.]

[ ] [24]	Record Date:	[Payments will be made to Noteholders of record for all classes of Notes as of the Business Day immediately preceding the related Payment Date.]
[ ] [25]	Payment Date:

[On the [25]th day of each month (or if the [25]th day is not a Business Day, the next Business Day), the Paying Agent will make payments from amounts on deposit in the Note Payment Account to Noteholders and, to the extent of funds available after all other required payments are made, will deposit into the Certificate Distribution Account any amounts remaining.]

Succeeding months follow the same pattern.

Mortgage Loan Servicing

General

The Servicer will perform customary servicing functions with respect to the Mortgage Loans as described under “Administration of the Trust—Servicing and Administrative Responsibilities” above.  Among other things, the Servicer is obligated under some circumstances to advance delinquent payments of principal and interest with respect to the Mortgage Loans and to pay the amount of Prepayment Interest Shortfalls on the Mortgage Loans to the extent described below.  In managing the liquidation of defaulted Mortgage Loans, the Servicer will have sole discretion to take such action in maximizing recoveries to Noteholders including, without limitation, selling defaulted Mortgage Loans and REO Properties.  See “The Agreements—The Pooling and Servicing Agreements and the Servicing Agreements” in the prospectus.

For information regarding the collection of taxes and assessments, insurance matters, compliance matters, the waiver or modification of Mortgage Loan terms and custody of the mortgage files, see “The Agreements—The Pooling and Servicing Agreements and the Servicing Agreements” and “—The Custodial Agreement” in the prospectus.

[The Subservicer

On or prior to the Closing Date, the Servicer will enter into the Subservicing Agreement with [HBMC], as subservicer.  Under the provisions of the Subservicing Agreement, the Subservicer will be required to service the Mortgage Loans pursuant to the servicing provisions of the Transfer and Servicing Agreement.

References throughout this prospectus supplement to payments to be received or made by the Servicer, expenses to be incurred by or reimbursed to the Servicer, or obligations or responsibilities of the Servicer, generally include the Subservicer acting on behalf of the Servicer unless the context requires otherwise.]

Servicing Account and Collection Account

The Servicer (or the Subservicer on its behalf) will establish and maintain a segregated Servicing Account in the name of the Indenture Trustee into which the Servicer will deposit payments on account of interest and principal for the Mortgage Loans, less its Servicing Fee, as described under “The Agreements—The Pooling and Servicing Agreement and the Servicing Agreements— Servicing Compensation and Payment of Expenses” in the prospectus.  On the [18]th day of each month (or if that day is not a Business Day, the Business Day immediately preceding such [18]th day), the Servicer will remit the amounts on deposit in the Servicing Account to the Master Servicer for deposit into the Collection Account, which is maintained by the Master Servicer.  The Servicer and the Master Servicer are entitled to reimburse themselves from the Servicing Account or Collection Account, as applicable, for any Monthly Advances or Servicing Advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses” and “—Monthly Advances, Servicing Advances.”  The Servicing Account and the Collection Account will consist solely of amounts relating to the Mortgage Loans, and amounts on deposit therein will not be commingled with any other funds not related to the Trust.

Servicing Compensation and Payment of Expenses

[The Master Servicer will be entitled to retain any interest or other income earned on funds held in the Collection Account and the Note Payment Account.

The Servicer will receive the Servicing Fee on a monthly basis, calculated at the Servicing Fee Rate.  Any successor to the Servicer will receive a fee in an amount not greater than the Servicing Fee calculated at the Servicing Fee Rate.  [As additional servicing compensation, the Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges to the extent collected from the borrower, together with any interest or other income earned on funds held in the Servicing Account and the escrow accounts.]

The Servicing Fee will vary depending on the loan balance.  With respect to approximately [     ]% of the Mortgage Loans, the Servicing Fee Rate will increase from [     ]% to [     ]% after the first Adjustment Date.  The weighted average Servicing Fee Rate as of the Cut-off Date is approximately [     ]%.  [In addition, with respect to the Mortgage Loans covered by an LPMI Policy (approximately [     ]% of the Mortgage Loans), the monthly fee described above will be increased by an annual percentage ranging from [     ]% to [     ]%.]

The Servicing Fees are subject to reduction as described below under “—Prepayment Interest Shortfalls.” The Master Servicer and the Servicer will be entitled to reimbursement for certain expenses prior to payment of any amounts to Noteholders.  See “The Agreements—The Pooling and Servicing Agreement and the Servicing Agreements— Servicing Compensation and Payment of Expenses” in the prospectus.]

[May vary in accordance with structure of transaction.]

Prepayment Interest Shortfalls

When a borrower prepays a Mortgage Loan in full or in part between due dates, the borrower pays interest on the amount prepaid only from the last due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made.  Any Prepayment Interest Shortfall resulting from a prepayment in full or in part by a borrower during the related Prepayment Period or Collection Period, as applicable, is generally required to be paid by the Servicer, but only to the extent that such amount does not exceed the total of its servicing compensation for the applicable Payment Date.

The Master Servicer is required to fund any Prepayment Interest Shortfall required to be funded but not funded by the Servicer or a successor servicer, but only to the extent that such amount does not exceed the total of its master servicing compensation for the applicable Payment Date.

Monthly Advances, Servicing Advances

The Servicer will generally be obligated to make Monthly Advances with respect to delinquent payments of principal and interest on the Mortgage Loans, adjusted to the related Mortgage Rate less the Servicing Fee Rate, to the extent that such Monthly Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan.  The Master Servicer will be obligated to make any required Monthly Advance if the Servicer fails in its obligation to do so.  The Servicer and the Master Servicer, as applicable, will be entitled to recover any Monthly Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans.  Such reimbursements may result in Realized Losses.

The purpose of making these Monthly Advances is to maintain a regular cashflow to the Noteholders, rather than to guarantee or insure against losses.  No party will be required to make any Monthly Advances with respect to reductions in the amount of the Monthly Payments on Mortgage Loans made by a bankruptcy court or a Relief Act Reduction.  No party that makes a Monthly Advance will be entitled to interest on such Monthly Advance.

In the course of performing its servicing obligations, the Servicer will be required to pay all reasonable and customary “out-of-pocket” costs and expenses, including costs and expenses of foreclosures (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (1) the preservation, restoration, inspection and protection of the Mortgaged Properties, (2) any enforcement or judicial proceedings and (3) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage.  Each such expenditure will constitute a Servicing Advance.

The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released Mortgaged Property proceeds, insurance proceeds, condemnation proceeds and such other amounts as may be collected by the Servicer from the related borrower or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such unreimbursed amounts are deemed to be nonrecoverable by the Servicer, in which event reimbursement will be made to the Servicer from general funds in the Servicing Account.  No party that makes a Servicing Advance will be entitled to interest on such Servicing Advance.

[Under the Transfer and Servicing Agreement, with respect to the Second Lien Mortgage Loans, the Servicer has the discretion to make servicing advances in the amount necessary to pay off any outstanding senior mortgage liens on a Mortgaged Property in order to prevent a foreclosure on the property if, in the Servicer’s reasonable judgment, applying accepted industry servicing standards, such servicing advances will preserve the equity in the property and maximize the ultimate liquidation proceeds to the Trust as holder of the junior lien loan.  If the Servicer takes such action, it will be entitled to reimbursement for such advances from Net Liquidation Proceeds realized on the Mortgaged Property before distribution of any such amount to Securityholders, and if such amount is insufficient to cover such reimbursement, from other amounts on deposit in the Servicing Account.

In addition, with respect to the Second Lien Mortgage Loans, the Servicer has the discretion to consent to the refinancing of any senior mortgage loan in accordance with accepted servicing practices.]  [To be provided as applicable.]

[Delinquent Mortgage Loans

The Servicer will charge off Second Lien Mortgage Loans that are 180 days or more delinquent in payment.  A Second Lien Mortgage Loan that has been charged off will be deemed to have a Scheduled Principal Balance of zero.  The Servicer will continue to service charged-off mortgage loans in accordance with accepted servicing practices.  Any collections received by the Servicer relating to a charged-off mortgage loan will be remitted to the Master Servicer.]

[To be provided as applicable.]

Termination of Servicer

If the Servicer is in material breach of its obligations under the Transfer and Servicing Agreement, the Master Servicer may, and must if directed to do so by either the Residual Holder or Noteholders having more than 50% of the Voting Rights applicable to each class of Notes affected thereby, terminate the Servicer.  In the event of such a termination, the Master Servicer will either appoint a successor servicer acceptable to each Rating Agency to assume the obligations of the Servicer under the Transfer and Servicing Agreement, including the obligation to make advances or, if the Master Servicer does not appoint a successor servicer, then the Master Servicer will succeed as servicer.  Any successor servicer will be entitled to compensation arrangements similar to, but no greater than, those provided to the predecessor servicer.  In addition, any successor servicer must be qualified to service mortgage loans for Freddie Mac or Fannie Mae and must have a net worth of not less than $25,000,000.

Optional Purchase of Distressed Mortgage Loans

Subject to certain limitations set forth in the Transfer and Servicing Agreement, the Servicer will have the right, but not the obligation, to purchase for their own account any Distressed Mortgage Loan for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase, plus any unreimbursed Monthly Advances, Servicing Advances or Servicing Fees allocable to the Distressed Mortgage Loan.  Any such repurchase will be accomplished by remittance to the Master Servicer of the purchase price for the Distressed Mortgage Loan for deposit into the Collection Account.

The Mortgage Loan Purchase Agreement
and the Transfer and Servicing Agreement

General

On the Closing Date, pursuant to the Mortgage Loan Purchase Agreement, the Seller will sell the Mortgage Loans to the Depositor.  Pursuant to the Transfer and Servicing Agreement, the Depositor will, in turn, sell the Mortgage Loans to the Trust.  In addition to the provisions of these agreements summarized elsewhere in this prospectus supplement, there is set forth below a summary of certain other provisions of such agreements.  See also “The Agreements—Pooling and Servicing Agreement and the Servicing Agreements” and “—Assignment of Primary Assets” in the prospectus.

[On a designated subsequent transfer date, Subsequent Mortgage Loans will be assigned by the Depositor to the Indenture Trustee, together with all principal and interest received with respect to such Subsequent Mortgage Loans on and after the applicable subsequent cut-off date (other than Monthly Payments due on that date) in accordance with the procedures set forth at “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Loans.”  At the time of the transfer of the Subsequent Mortgage Loans, the Mortgage Loan schedule appearing as an exhibit to the Transfer and Servicing Agreement will be amended to reflect the addition of the Subsequent Mortgage Loans to the Trust.]

Administration

The Securities Administrator or the Depositor will agree, to the extent provided in the Transfer and Servicing Agreement and the Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer, the Indenture Trustee and the Owner Trustee under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement.  Neither the Securities Administrator nor the Depositor will receive additional compensation for their services under the Administration Agreement.

Reports to Securityholders

On each Payment Date, the Securities Administrator will make available on the Securities Administrator's website at [     ] a payment statement containing the items set forth under “The Agreements—Reports to Securityholders” in the prospectus, based solely on information received from the Servicer or the Master Servicer.

[List any other reports not disclosed by the prospectus.]

Delivery and Substitution of Mortgage Loans

The Seller will be required to repurchase any Mortgage Loan for which the required documentation is not delivered on the Closing Date or reasonably promptly thereafter.  Under the limited circumstances specified in the Transfer and Servicing Agreement, the Seller may substitute substantially similar mortgage loans for Mortgage Loans initially delivered.  It is anticipated that any permitted substitution will not materially change the characteristics of the Mortgage Pool[s].  See “The Agreements—Assignment of Primary Assets” in the prospectus.

Voting Rights

Voting rights under the Transfer and Servicing Agreement will be allocated as follows:

•

[98]% to the classes of Notes in proportion to their respective outstanding Note Principal Amounts; and

•

[2]% to the Residual Holder.

Termination of the Trust

The Trust will terminate upon the payment to the holders of all classes of Notes of all amounts required to be paid to the holders and upon the last to occur of:

•

the final payment or other liquidation, or any related advance, of the last Mortgage Loan;

•

the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust; and

•

exercise by the Residual Holder of its right to purchase the Mortgage Loans and other property of the Trust as described under “Description of the Notes—Optional Purchase of the Mortgage Loans.”

Sale of the Mortgage Loans

Each transfer of the Mortgage Loans from the Seller to the Depositor and from the Depositor to the Issuer will be intended to be a sale of the Mortgage Loans and will be reflected as such in the Mortgage Loan Purchase Agreement and the Transfer and Servicing Agreement, respectively.   However, in the event of insolvency of either the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Mortgage Loans by the insolvent party as a financing secured by a pledge of the Mortgage Loans.   No legal opinion will be delivered as to the expected characterization by a bankruptcy court of the transfer of the Mortgage Loans from the Depositor to the Issuer.    In the event that a court were to recharacterize the sale of the Mortgage Loans by either the Seller or the Depositor as a financing, each of the Depositor, as transferee of the mortgage loans from the Seller, and the Issuer will have a perfected security interest in the Mortgage Loans transferred to it.   Upon the pledge of the Trust Estate to the Indenture Trustee pursuant to the Indenture, the Indenture Trustee will have a first priority perfected security interest in the Mortgage Loans.    The Transfer and Servicing Agreement will require that the Mortgage Loan documents referred to in the first three bullets in the paragraph above be delivered to the Custodian on behalf of the Issuer and the Indenture Trustee.   In addition, the Depositor will file an initial financing statement to perfect the interest of the Indenture Trustee in the Trust Estate.  Under the terms of the Transfer and Servicing Agreement, the Indenture Trustee will prepare and file at the expense of the Issuer all filings necessary to maintain such perfection.

With respect to certain Mortgage Loans, it is expected that the mortgages or assignments of mortgage will have been recorded in the name of an agent on behalf of the holder of the related mortgage note.  In that case, no mortgage assignment in favor of the Indenture Trustee will be required to be prepared, delivered or recorded.  Instead, the Servicer will be required to take all actions as are necessary to cause the Indenture Trustee to be shown as the owner of the related mortgage loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent.  Assignments of mortgage will be recorded only to the extent necessary to perfect the security interest of the Indenture Trustee in a Mortgaged Property, as provided in the Transfer and Servicing Agreement.

The Custodian, on behalf of the Indenture Trustee, is required to review each mortgage note and provide certification regarding receipt of such Mortgage Loan notes on or before the Closing Date and the Custodian is required to review the remainder of the Mortgage Loan file within a specified number of days after the Closing Date and provide a final certification on the entire loan file prior to the first anniversary of the Closing Date.

On the Closing Date, the Depositor will also assign to the Issuer and the Issuer will pledge to the Indenture Trustee all the Depositor's right, title and interest in the Mortgage Loan Purchase Agreement with respect to the representations and warranties made therein by the Seller in respect of the Mortgage Loans and the remedies provided for breach of such representations and warranties.  Such representations and warranties will include the representations and warranties set forth under “The Agreements—Assignment of Primary Assets” in the prospectus.

[Any additional representations and warranties not disclosed in the prospectus are to be described.]

Upon discovery by the Indenture Trustee or any other party of a breach of any representation or warranty that materially and adversely affects the interests of the Noteholders, the discovering party will promptly notify the Seller.  The Seller will have 90 days from its discovery or its receipt of notice to cure the breach or, if required, (1) to repurchase the affected Mortgage Loan at a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase, plus any unreimbursed Servicing Advances allocable to that Mortgage Loan, plus any costs and damages incurred by the Trust as a result of violation of any applicable federal, state or local predatory or abusive lending laws in connection with the origination of the Mortgage Loan, or (2) subject to the conditions in the Transfer and Servicing Agreement, to substitute a qualified substitute mortgage loan.  See “The Agreements—Assignment of Primary Assets” in the prospectus.

The Trust Agreement, the Indenture and the Administration Agreement

The Notes will be issued pursuant to the Indenture.  Notes in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Securities Administrator, which will serve as note registrar and paying agent.  The Securities Administrator will provide to a prospective or actual Noteholder, without charge, on written request, an electronic copy (without exhibits) of the Indenture, the Trust Agreement and the Transfer and Servicing Agreement.  Requests should be addressed to [     ].

Summaries of the Trust Agreement and the Indenture are contained under “The Agreements” in the prospectus.  These summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, all the provisions of such agreements.

The Securities Administrator or the Depositor will agree, to the extent provided in the Transfer and Servicing Agreement and the Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer, the Indenture Trustee and the Owner Trustee under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement.  Neither the Securities Administrator nor the Depositor will receive additional compensation for their services under the Administration Agreement.

Yield, Prepayment and Weighted Average Life

General

The yields to maturity (or to early termination) of the Offered Notes will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans and the application of excess interest to reduce the Class Principal Amounts of the Notes.  Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price paid by investors for the Offered Notes, and other factors.

Yields on the Offered Notes will be affected by the rate of principal payments on the Mortgage Loans.  Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans.  In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to a higher rate of prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans.  Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.  Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions, as well as refinancings resulting from solicitations by mortgage lenders.  [The Mortgage Loans generally have due-on-sale clauses.]

In addition, the rate of principal prepayments may also be influenced by programs offered by the Subservicer and its affiliates or by other lenders.  Many mortgage lenders solicit borrowers to refinance their loans.  HBMC does not directly solicit borrowers to refinance, but the availability of HBMC’s “streamline refi” program, which enables qualifying mortgagors to refinance at greatly reduced cost, may influence some borrowers to do so.  These refinancings may increase the rate of prepayment of the Mortgage Loans.

[The Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during an initial period of six months, three years, five years or seven years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on either a monthly or semi-annual basis.  When a Mortgage Loan begins its adjustable rate period, increases and decreases in the Mortgage Rate will be limited by the Periodic Cap, the Maximum Rate and the Minimum Rate, if any, and will be based on the applicable Index in effect on the applicable date prior to the related Adjustment Date plus the applicable Gross Margin.  The applicable Index may not rise and fall consistently with mortgage interest rates.  As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates of similar adjustable rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated.]  [To be provided as applicable.]  Some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high.  These borrowers may be induced to refinance adjustable rate loans when the interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers' adjustable rate mortgage loans.  The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrower's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions.

[Substantially all of the Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of ten years following the origination of the related Mortgage Loan.  Following the applicable interest-only period, the monthly payment with respect to these Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.]  [To be provided as applicable.]

The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation, and optional purchases of Mortgage Loans as described herein.  The timing of changes in the rate of prepayments, liquidations and purchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.  Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under “Yield and Prepayment Considerations”), no assurance can be given as to such rate or the timing of principal payments on the Offered Notes.  In general, the earlier a prepayment of principal of the Mortgage Loans, the greater will be the effect on an investor's yield.  The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Notes may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters.  Under the Mortgage Loan Purchase Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage.  In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Noteholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor.  If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation.  In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties.  As a consequence, Realized Losses could result.  To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives and will reduce the yields on the Offered Notes to the extent they are purchased at a premium.

Prepayments, liquidations and purchases of Mortgage Loans will result in payments to holders of Notes of principal amounts that would otherwise be paid over the remaining terms of such Mortgage Loans.  The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans.  In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, especially with respect to adjustable rate mortgage loans, as increases in monthly payments may result in a default rate higher than on level payment mortgage loans.  Furthermore, the rate of default on Mortgage Loans with high loan-to-value ratios may be higher than for other Mortgage Loans.

Certain characteristics of the Mortgage Loans that may influence the rate of defaults or losses are described under “Risk Factors” and “Description of the Mortgage Pool[s].”

[The inclusion of interest only Mortgage Loans in the Trust will generally, absent other considerations, result in longer weighted average lives of the Offered Notes than would be the case if these Mortgage Loans provided for monthly payments of principal throughout their terms.  If an investor purchases Offered Notes at a discount, the yield may be reduced.  In addition, a borrower may view the interest only period as a disincentive to prepayment.]  [To be provided as applicable.]

The yields on the Offered Notes may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans.  The yields on the Offered Notes will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under “Risk Factors—Mortgage Loan Interest Rates May Limit Interest Rates on the Notes.”

[In the event that at the end of the Pre-Funding Period not all of the Pre-Funding Amount in the Pre-Funding Account has been used to acquire Subsequent Mortgage Loans for inclusion in the Trust, the related Noteholders will receive a partial prepayment on the Payment Date in       [     ], equal to the amount remaining the applicable Pre-Funding Account. Although no assurance can be given, the Depositor expects that the principal balance of the Subsequent Mortgage Loans to be sold to the Trust will require the application of substantially all of the Pre-Funding Amount and that there should be no material principal prepaid to the Noteholders.]

[The yields to investors on the Class [    ] Notes may be adversely affected by the Trust Fund’s acquisition of Additional Mortgage Loans, which will reduce the amount and timing of principal distributions on these Notes.]

As described herein, excess interest will be applied, to the extent available, as an additional payment of principal on the Notes to achieve and maintain limited overcollateralization.  The amount of excess interest available on any Payment Date will be influenced by, among other things:

•

the amount of overcollateralization.  This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the aggregate Class Principal Amounts of the Notes;

•

the loss experience of the Mortgage Loans.  For example, excess interest will be reduced as a result of Realized Losses on the Mortgage Loans;

•

the value of LIBOR;

•

[to the extent which amounts are received by the Trust under the Swap Agreements; and]

•

the extent to which the weighted average Net Mortgage Rates of the Mortgage Loans exceed the weighted average of the Note Interest Rates of the Notes.

No assurance can be given as to the amount or timing of excess interest payable on the Notes.

[The yields to investors in the Offered Notes will be affected by the exercise by the Residual Holder of its right to purchase the Mortgage Loans, as described under “Description of the Notes—Optional Purchase of the Mortgage Loans” herein or their failure to exercise that right.]  [To be provided as applicable.]

If the purchaser of an Offered Note offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.  Conversely, if the purchaser of an Offered Note offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.  For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the Seller due to breaches of representations and warranties.

The Note Interest Rates applicable to the Notes will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under “Risk Factors—Mortgage Loan Interest Rates May Limit Interest Rates on the Notes.”

Overcollateralization

The yields of the Offered Notes will be affected by the application of Monthly Excess Interest as described herein and by the amount of overcollateralization.  The amount of Monthly Excess Interest will be affected by the delinquency, default and prepayment experience of the Mortgage Loans.  There can be no assurance as to whether overcollateralization will be increased to or maintained at the levels described herein.

Subordination of the Subordinate Notes

As described herein, Notes having a relatively higher priority of payment will have a preferential right to receive payments of interest to the extent of Interest Funds and principal to the extent of the Principal Payment Amount.  As a result, the yields of the Subordinate Notes will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans than the yields of more senior Notes.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses).  The weighted average lives of the Offered Notes will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest.

Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model.  The model used in this prospectus supplement for the Mortgage Loans is CPR.  CPR assumes a constant rate of prepayment each month relative to the then outstanding balance of the related pool of mortgage loans for the life of such loans.

CPR does not purport to be either a historical description of the prepayment experience of the Mortgage Loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be owned by the Trust.  The percentages of CPR in the tables below do not purport to be historical correlations of relative prepayment experience of the Mortgage Loans or predictions of the anticipated relative rate of prepayment of the Mortgage Loans.  Variations in the prepayment experience and the principal balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Class Principal Amounts (and weighted average lives) shown in the following table.  Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of CPR.

The tables beginning on page S-[     ] were prepared based on the following assumptions (collectively, the “Modeling Assumptions”): [(1) the initial Class Principal Amounts are as set forth in the table on page S-[     ]; (2) each Monthly Payment of principal and interest is timely received on the first day of each month commencing in [     ]; (3) principal prepayments are received in full on the last day of each month commencing in [     ] and there are no Net Prepayment Interest Shortfalls; (4) there are no defaults or delinquencies on the Mortgage Loans; (5) Payment Dates occur on the [25]th day of each month commencing in [     ]; (6) there are no purchases or substitutions of Mortgage Loans (except in the case of an Optional Termination of the Trust); (7) the Mortgage Rate of each Mortgage Loan is adjusted on the next applicable rate adjustment date and any subsequent adjustment dates to equal the value of the related Index set forth below plus the related Gross Margin subject to the applicable caps and floor; (8) the Adjustment Date with respect to each assumed Mortgage Loan occurs in the month immediately following the applicable interest adjustment date; (9) the value of Six-Month LIBOR is equal to   [     ]% and remains constant; and the value of One-Month LIBOR is equal to [     ]% and remains constant; (10) there is no Optional Termination of the Trust (except in the case of Weighted Average Life in Years With Optional Termination); (11) the Notes are issued on [     ]; (12) the Servicing Fee Rate for any Mortgage Loan is equal to the rate for such Mortgage Loan as described under “Fees and Expenses of the Trust” herein; and (13) the Mortgage Loans are aggregated into assumed Mortgage Loans having the following characteristics]  [May vary in accordance with structure of transaction]:

Assumed Characteristics of the Mortgage Loans

Loan Number	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Remaining Term to Maturity (months)	Original Term to Maturity (months)	Months to Next Rate Adjustment Date	Maximum Rate (%)	Minimum Rate (%)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Rate Adjustment Frequency (months)	Remaining IO Term (months)	Index Type
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24

The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cashflows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity are as assumed.  Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Notes to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of CPR.

Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Notes and set forth the percentages of the initial Class Principal Amounts of the Offered Notes that would be outstanding after each of the Payment Dates shown at various percentages of CPR.

The weighted average life of a class of Offered Notes is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Note to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Percentage of Initial Class Principal Amount of the
 Class [     ] and Class [     ] Notes Outstanding
at the Following Percentages of CPR

	Class [ ] Notes					Class [ ] Notes
	0%	10%	25%	40%	50%	0%	10%	25%	40%	50%
Initial Percentage
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
Weighted Average Life in Years: Without Optional Termination
With Optional Termination

[*

Indicates a value between 0.0% and 0.5%.]

 Material Federal Income Tax Considerations

[Tax Classification of the Trust and of the Offered Notes

In the opinion of McKee Nelson LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Offered Notes, other than the Retained Notes, will be classified as debt instruments.  In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Notes will agree by their purchase of Offered Notes, to treat the Offered Notes as debt instruments for U.S.  federal income tax purposes.

In the opinion of McKee Nelson LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Trust will not be classified as an association taxable as a corporation or as a publicly traded partnership; the Trust will, however, be classified as a taxable mortgage pool.  Although the Trust will be classified as a TMP, the Trust will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned qualified REIT subsidiaries a 100% ownership interest in the Ownership Certificate and the Class [     ] Notes.

At the issuance of the Offered Notes, the initial holder of the Ownership Certificate will also acquire beneficial ownership of the Retained Notes.  Because the initial holder of the Ownership Certificate will own the Retained Notes, the Retained Notes will not be considered issued and outstanding for federal income tax purposes.  Thus, the Retained Notes will not be treated as debt instruments for federal income tax purposes while the same party or related parties hold both the Retained Notes and the Ownership Certificate.  If the initial holder of the Ownership Certificate were to sell the Retained Notes or the Ownership Certificate to an unaffiliated party, then depending upon the circumstances existing at the time of the sale, the Retained Notes could become characterized as debt instruments for federal income tax purposes as of the time of the sale.  The federal income tax consequences to a beneficial owner of a Retained Note characterized as an equity interest in the trust generally would be the same as those described in the section captioned “—Tax Consequences to Holders of the Notes —Possible Alternative Treatment of the Notes” below.  The remainder of this discussion, other than the portion captioned “—Tax Consequences to Holders of the Notes —Possible Alternative Treatment of the Notes,” assumes that the Offered Notes are properly characterized as debt instruments for federal income tax purposes.

The remainder of this discussion, other than the portion captioned “—Tax Consequences to Holders of the Notes —Possible Alternative Treatment of the Notes,” assumes that the Offered Notes are properly characterized as debt instruments for federal income tax purposes.

The Seller will hold through the Depositor, its wholly owned qualified REIT subsidiary, a 100% ownership interest in the Ownership Certificate and the Class [     ] Notes.  The Seller represents that it has filed with its federal income tax return for its taxable year ending [     ], an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust to be subject to federal income tax.  In rendering its opinion, McKee Nelson LLP has not independently verified the Seller's qualification as a REIT, but instead has relied solely upon the representations made by the Seller concerning its REIT status.  If the Seller were to fail to qualify as a REIT while it or its subsidiary owns the Ownership Certificate and the Class [    ] Notes or transfers the Ownership Certificate to an entity that did not qualify as a REIT or if the Depositor were to sell or retain an interest in the Class [     ] Notes in contravention of the transfer and retention restrictions applicable to the Indenture, the Trust could become subject to federal income tax as a corporation and would not be allowed to file a consolidated federal income tax return with any other corporation.  A tax imposed upon the Trust could reduce cashflow that would otherwise be available to make payments on the Notes.  Any such failure of the holder of the Ownership Certificate to qualify as a REIT or a qualified REIT subsidiary or any transfer or retention of an interest in the Class [     ] Notes in contravention of the applicable transfer and retention restrictions would constitute an Indenture Default.

Tax Consequences to Holders of the Offered Notes

Interest Income on the Offered Notes.  The Offered Notes may be treated as having been issued with OID.  The beneficial owner of an Offered Note must include any OID with respect to such Note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID.  See “Material Federal Tax Considerations—Taxation of Securities Treated as Debt Instruments—Election to Treat All Interest as OID” in the prospectus.  The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium, if any, will be a rate equal to [     ]% of CPR with respect to the Mortgage Loans.  See “Yield, Prepayment and Weighted Average Life” above.  No representation, however, is made as to the rate at which principal payments or recoveries on the Mortgage Loans actually will occur.

Possible Alternative Treatments of the Offered Notes.  If, contrary to the opinion of McKee Nelson, LLP, the IRS successfully asserted that a class of Offered Notes did not represent debt instruments for U.S.  federal income tax purposes, those Notes might be treated as equity interests in the Trust.  If, as a result, a REIT did not hold, directly, or indirectly through a qualified REIT subsidiary, 100% of the equity in the Trust, the Trust could be subject to corporate income tax.  Moreover, if a class of Offered Notes represented equity in the Trust, payments of interest on that class of Notes to a foreign person generally would be subject to U.S.  tax and withholding requirements.

State and Local Income Tax Considerations

In addition to the federal income tax consequences described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Offered Notes.  State and local  income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality.  Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Notes.]

Legal Investment Considerations

[The Notes will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

Moreover, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities.  In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Notes may be purchased by such investors.  See “Legal Investment Considerations” in the prospectus.

ERISA Considerations

General

Section 406 of ERISA prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between Plans and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan.  A violation of these “prohibited transaction” rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for such persons.

Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under Section 406 of ERISA and the Section 4975 of the Code with respect to a Plan that purchases securities issued by that trust if assets of the trust were deemed to be assets of the Plan.  Under the Plan Assets Regulation, the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Section 4975 Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable.  An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Purchases of the Offered Notes

[Although there is little guidance on the subject, at the time of their issuance, the Offered Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations.  This determination is based in part upon (1) tax counsel’s opinion that Offered Notes transferred on the Closing Date to parties unrelated to the initial holder of the Ownership Certificate will be classified as debt for U.S. federal income tax purposes and that Retained Notes, if later sold to a party unrelated to the holder of the Ownership Certificate for cash, will be classified as debt instruments for U.S. federal income tax purposes as of the date of such sale, based on certain assumptions (including that the rating of the Offered Notes as of the Closing Date has not declined below investment grade) and (2) the traditional debt features of the Offered Notes, including the reasonable expectation of purchasers of the Offered Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.  Based upon the foregoing and other considerations, subject to the considerations described below, the Offered Notes may be purchased by a Plan.

Without regard to whether the Offered Notes are considered an “equity interest” in the Trust under the Plan Asset Regulations, the acquisition or holding of Offered Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Underwriters, the Trust, the  Owner Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan.  In that case, certain prohibited transaction exemptions from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary's decision to acquire such Offered Note.  Included among these exemptions are: PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by an “in-house asset manager”).  Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions.  There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving such Offered Notes.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to Similar Law.

The Offered Notes should not be purchased with the assets of a Benefit Plan if the Seller, the Depositor, the Indenture Trustee, the Owner Trustee, the Securities Administrator, the Underwriters or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the Offered Notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any Similar Law.

Prospective Benefit Plan investors in the Offered Notes should consult with their legal advisors concerning the impact of ERISA and the Code and any Similar Law, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Notes.  Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan's investment portfolio.

Each purchaser and transferee of an Offered Note will be deemed to represent and warrant to the Issuer that (i) it is not acquiring such Note for, or with the assets of, a Benefit Plan or (ii) its acquisition and holding of such Note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not cause a non-exempt violation of any Similar Law.]

Use of Proceeds

The net proceeds from the sale of the Notes will be applied by the Depositor toward the purchase of the Mortgage Loans from the Seller.

Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed, severally and not jointly, to purchase from the Depositor, the initial principal amounts of the Underwritten Notes set forth below.

Class	[ ]	[ ]
Class [ ]	$[ ]	$[ ]
Class [ ]	[ ]	[ ]

The payment of the Underwritten Notes will be made by the Underwriter[s] from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The Underwriter[s] may effect such transactions by selling the Underwritten Notes to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions.  The Underwriter[s] and any dealers that participate with the Underwriter[s] in the payment of the Underwritten Notes may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Underwritten Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act.

The Underwriting Agreement provides that [HomeBanc] and the Depositor will indemnify the Underwriter[s] against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter[s] may be required to make in respect thereof.

The Retained Notes may be offered by the Depositor from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. However, there is currently no underwriting arrangement in effect for the Retained Notes. This prospectus supplement will be appropriately supplemented in connection with any future offering of the Retained Notes. [Proceeds to the Depositor from any sale of the Retained Notes will equal the purchase price paid by their purchaser, net of any expenses payable by the Depositor and any compensation payable to any underwriter or agent.]

There can be no assurance that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue or provide Noteholders with sufficient liquidity of investment.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[     ].

From time to time the Underwriter[s] or [its] [their] affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of the Depositor.  The Underwriter[s], or affiliates of the Underwriter[s], have provided financing for certain of the Mortgage Loans. A portion of the proceeds of the sale of the Notes will be used to repay this financing.

Legal Matters

Certain legal matters with respect to the Notes will be passed upon for the Depositor by McKee Nelson LLP, Washington, D.C., and for the Underwriters by [     ].

Ratings

It is a condition to the issuance of the Offered Notes that they have the applicable rating or ratings by [ S&P and Moody’s] indicated under “Initial Ratings” in the table on page S-[     ].

The rating of “AAA” and “Aaa” are the highest ratings that the applicable Rating Agency assigns to securities.  A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.  A securities rating addresses the likelihood of receipt by holders of Offered Notes of payments in the amount of Monthly Payments on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Notes.  The ratings on the Offered Notes do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that holders of Offered Notes might suffer a lower than anticipated yield due to prepayments.

The ratings do not address the likelihood that any Basis Risk Shortfall Carryforward Amount will be repaid to Noteholders from Monthly Excess Cashflow.

The ratings assigned to the Offered Notes should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Notes or, if it does, what rating would be assigned by such other rating agency.  The rating assigned by such other rating agency to the Offered Notes could be lower than the respective ratings assigned by the Rating Agencies.

Annex A

Defined Terms

[[     ]-year Hybrid Loan Balance:  With respect to any Payment Date, the aggregate Scheduled Principal Balances of all [     ]-year hybrid mortgage loans included in the Mortgage Pool.  As of the Cut-off Date, the [     ]-year Hybrid Loan Balance is equal to approximately $[     ].]

[[     ]-year Hybrid Scheduled Notional Balance:  With respect to any Payment Date, the corresponding scheduled notional balance set forth in the table entitled “[     ]-year Hybrid Swap Agreement” attached to this prospectus supplement as Annex D.]]

[[    ]-year Hybrid Swap Agreement:  The interest rate swap agreement relating to [      ]-year hybrid loans documented pursuant to an ISDA Master Agreement, together with a schedule and confirmation, between the Securities Administrator, on behalf of the Trust, and the Swap Counterparty.]

[     ] Principal Deficiency Amount:  With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of the [     ] Principal Deficiency Amount and the [     ] Principal Deficiency Amount for that Payment Date, and (b) the Class Principal Amount of the Class [     ] Notes immediately prior to such Payment Date.

[     ] Principal Deficiency Amount:  With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the [     ] Principal Deficiency Amount for that Payment Date, and (b) the Class Principal Amount of the Class     [     ] Notes immediately prior to such Payment Date.

[     ] Principal Deficiency Amount:  With respect to any Payment Date, the lesser of (a) the Total Principal Deficiency Amount for that Payment Date, and (b) the Class Principal Amount of the Class [     ] Notes immediately prior to such Payment Date.

80+ LTV Loans:  First Lien Mortgage Loans having original Loan-to-Value Ratios in excess of 80%.

Accrual Period:  With respect to any Payment Date and each class of Notes, the period beginning on the immediately preceding Payment Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Payment Date.

Accrued Note Interest:  With respect to any Payment Date and any class of Notes, the aggregate amount of interest accrued at the applicable Note Interest Rate during the related Accrual Period on the Class Principal Amount of such class immediately prior to such Payment Date[; provided, however, that for any class of Notes and any Payment Date, Accrued Note Interest will be reduced by the amount specified in clause (a) of the definition of Deferred Interest, if any, for such class and Payment Date].

[Additional Mortgage Loan:  Any Mortgage Loan purchased during the Revolving Period by the Securities Administrator on behalf of the Trust from the Depositor for inclusion in the Mortgage Pool.]

[Additional Termination Events:  As defined in the related Swap Agreement.]

Adjustment Date:  With respect to a Mortgage Loan, the date on which an adjustment is made to the monthly payment amount to correspond to an adjustment in the related Mortgage Rate.

Administration Agreement:  The administration agreement dated as of [     ], among the Issuer, the Owner Trustee, the Securities Administrator and the Indenture Trustee.

[Affected Party:  As defined in the related Swap Agreement.]

Agreements:  Collectively, the Transfer and Servicing Agreement, the Trust Agreement, the Indenture, the Mortgage Loan Purchase Agreement, the Subservicing Agreement and the Administration Agreement.

Available Funds Rate:  [With respect to any Payment Date and the Notes, the per annum rate equal to the product of (1) (a) 360 divided by (b) the actual number of days in the Accrual Period, and (2) (a) Interest Funds for such Payment Date [less any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Payment Date, including amounts remaining unpaid from previous Payment Dates, pursuant to any Swap Agreement, to the extent that any such Swap Termination Payment is not due to a Swap Counterparty Trigger Event], divided by (b) the Pool Balance as of the first day of the related Collection Period.]

Bankruptcy Loss:  Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a borrower, (1) establishing the value of a Mortgaged Property at an amount less than the Outstanding Principal Balance of the Mortgage Loan secured by such Mortgaged Property or (2) reducing the amount of the Monthly Payment on the related Mortgage Loan.

Basis Risk Shortfall:  [With respect to each Payment Date and any class of Notes, an amount equal to the sum of (1) the excess, if any, of (a) Accrued Note Interest calculated without regard to the Available Funds Rate over (b) the aggregate of interest accrued on such class at an interest rate equal to the Available Funds Rate, (2) any amount described in clause (1) above for such class remaining unpaid from prior Payment Dates and (3) interest on the amount in clause (2) above at such class's applicable Note Interest Rate (without regard to the Available Funds Rate).]

Basis Risk Shortfall Carryforward Amount:  [With respect to each class of Notes and any Payment Date, an amount equal to the aggregate amount of Basis Risk Shortfall for such class of Notes on such Payment Date, plus any unpaid Basis Risk Shortfall for such class of Notes from prior Payment Dates, plus interest thereon at the Note Interest Rate for such Payment Date for such class for the related Accrual Period, to the extent previously unpaid from Monthly Excess Cashflow [or from proceeds of the [Cap] [Swap] Agreement[s]]].

BBA:  The British Bankers' Association.

Beneficial Owner:  A person acquiring an interest in a Book-Entry Note.

Benefit Plans:  Collectively, Plans, Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to Similar Laws.

Book-Entry Notes:  Notes that are issued, maintained and transferred on the book-entry records of DTC and its Participants.

Business Day:  Generally any day other than a Saturday or Sunday or a day on which banks in New York, Delaware, Minnesota, Maryland, Texas or Massachusetts (or, as to the Servicer, such other states as are specified in the Transfer and Servicing Agreement) are closed.

[Cap Agreement[s]:  The interest rate cap agreement[s] dated on or before the Closing Date between the Issuer and the Cap Counterparty.]

[Cap Counterparty:  [     ].]

[Capitalized Interest Account:  The capitalized interest account established by the [Securities Administrator] [Indenture Trustee] for the benefit of the [Noteholders and the Depositor].]

[Certificate Distribution Account:  The certificate distribution account maintained by or on behalf of the Securities Administrator for the benefit of the Trust and the Residual Holder.]

Class [     ] Principal Payment Amount:  [With respect to any applicable Payment Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess of (x) the aggregate Class Principal Amount of the Class [     ] Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) [     ]% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus the Overcollateralization Floor.]

Class [     ] Principal Payment Amount:  [With respect to any applicable Payment Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (x) the remaining Principal Payment Amount for that Payment Date after payment of the Class [     ] Principal Payment Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Class Principal Amount of the Class [     ] Notes (after taking into account the payment of the Class [     ] Principal Payment Amount for such Payment Date) and (2) the Class Principal Amount of the Class [     ] Notes immediately prior to such Payment Date, over (B) the lesser of (a) the product of (i) approximately [     ]% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period, and (b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus the Overcollateralization Floor.]

Class [     ] Principal Payment Amount:  [With respect to any applicable Payment Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (x) the remaining Principal Payment Amount for that Payment Date after payment of the Class [     ] Principal Payment Amount and the Class [     ] Principal Payment Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Class Principal Amount of the Class [     ] Notes (after taking into account the payment of the Class [     ] Principal Payment Amount for such Payment Date), (2) the Class Principal Amount of the Class [     ] Notes (after taking into account the payment of the Class [     ] Principal Payment Amount for such Payment Date) and (3) the Class Principal Amount of the Class [     ] Notes immediately prior to such Payment Date, over (B) the lesser of (a) the product of (i) approximately [     ]% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period, and (b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus the Overcollateralization Floor.]

Class Principal Amount:  With respect to any class of Notes as of any Payment Date, its initial Class Principal Amount as of the Closing Date, as reduced by all amounts previously paid on that class in respect of principal prior to such Payment Date.

Clearstream Luxembourg:  Clearstream Banking Luxembourg.

Clearstream Luxembourg Participant:  Participating organizations in Clearstream Luxembourg.

Closing Date:  On or about [     ].

Code:  The Internal Revenue Code of 1986, as amended.

Collection Account:  The collection account maintained by the Master Servicer established in the name of the Indenture Trustee and for the benefit of the Securityholders.

Collection Period:  With respect to any Payment Date, the one-month period beginning on the second day of the calendar month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

[Combined Loan-to-Value Ratio:  With respect to any Second Lien Mortgage Loan at any time, the ratio, expressed as a percentage, of the sum of (1) the principal balance of such Mortgage Loan and (2) the principal balance of the related first lien mortgage loan, each as of the applicable date of determination, to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.]

Compensating Interest Payment:  Payments made by the Servicer or the Master Servicer, as applicable, to fund any Prepayment Interest Shortfalls.

Condemnation Proceeds:  All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related mortgage loan documents.

[Conforming Balance Mortgage Loan:  A First Lien Mortgage Loan that has a Scheduled Principal Balance as of the Cut-off Date that is less than or equal to the Fannie Mae maximum original loan amount limitation for one-to four-family Mortgaged Properties for the applicable jurisdiction in which the Mortgaged Property is located.]

CPR:  The constant prepayment rate model, as described under “Yield, Prepayment and Weighted Average Life — Weighted Average Life” in this prospectus supplement.

[Cumulative Loss Trigger Event:  A Cumulative Loss Trigger Event will have occurred with respect to any Payment Date beginning in [     ] if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance, exceeds the applicable percentage described below with respect to such Payment Date:

Payment Date	Loss Percentage
[ ] through [ ]	[ ]%
[ ] through [ ]	[ ]%
[ ] through [ ]	[ ]%
[ ] through [ ]	[ ]%]

Custodial Agreement:  The custodial agreement dated as of [    ], among the Custodian, the Issuer, the Trustee, the Depositor and the Master Servicer.

Custodian:  [     ], and is successors and assigns.

Custodian Fee:  The annual on-going fee payable by the Master Servicer on behalf of the Trust to the Custodian from income on funds held in the Collection Account.

Cut-off Date:  [     ].

Cut-off Date Balance:  Approximately $[     ].

Deferred Interest:  [With respect to each class of Notes for any Payment Date an amount equal to the sum of (a) the aggregate amount of interest accrued at the applicable Note Interest Rate during the related Accrual Period on the Principal Deficiency Amount for that class, (b) any amounts due pursuant to clause (a) for such class for prior Payment Dates that remain unpaid and (c) interest accrued during the Accrual Period related to such Payment Date on the amount described in clause (b) at the Note Interest Rate applicable to such class.]

Deficient Valuation:  With respect to any Mortgage Loan, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then unpaid principal balance of the Mortgage Loan secured by such Mortgaged Property.

Delinquency Event:  [A Delinquency Event will have occurred with respect to any Payment Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month equals or exceeds [     ]% of the Senior Enhancement Percentage for such Payment Date.]

Delinquency Rate:  [With respect to any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans [60] or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Pool Balance as of the close of business on the last day of such month.]

Depositor:  HMB Acceptance Corp., a Delaware corporation.

Designated Telerate Page:  Moneyline Telerate Service page 3750 (or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in U.S.  dollars).

Determination Date:  With respect to any Payment Date, the [15]th day of the related calendar month or, if such day is not a Business Day, the immediately preceding Business Day.

Distressed Mortgage Loan:  Any Mortgage Loan that becomes more than [90] days delinquent in payment or for which the Servicer has accepted a deed in lieu of foreclosure.

DTC:  The Depository Trust Company.

Due Date:  With respect to each Mortgage Loan, the date in each month on which the related Monthly Payment is due, exclusive of any days of grace, if such due date is the first day of a month; otherwise, the first day of the following month or such other date as is specified in the Transfer and Servicing Agreement.

[Early Termination Date:  As defined in the applicable ISDA Master Agreement.]

ERISA:  Employee Retirement Income Security Act of 1974, as amended.

Euroclear:  Euroclear System.

Euroclear Participant:  Participating organizations in Euroclear.

European Depositaries:  Citibank, N.A. (in its capacity as a depositary for Clearstream Luxembourg) and JPMorgan Chase Bank, National Association (in its capacity as a depositary for Euroclear).

Extra Principal Payment Amount:  [With respect to any Payment Date, the lesser of (1) the Monthly Excess Interest for such Payment Date and (2) the excess, if any, of (a) the Overcollateralization Target Amount over (b) the Overcollateralized Amount on such Payment Date (after giving effect to payment to the Notes of Principal Funds on such Payment Date).]

Financial Intermediary:  A brokerage firm, bank, thrift institution or other financial intermediary that maintains the Beneficial Owner's account for the purpose of recording the ownership of a Book-Entry Note.

[First Lien Mortgage Loans:  Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a first lien on the related Mortgaged Property.]

Global Securities:  The HomeBanc Mortgage Trust [     ] Mortgage-Backed Notes.

Gross Margin:  With respect to a Mortgage Loan, a fixed percentage amount specified in the related mortgage note that is added to an index to determine the related Mortgage Rate.

[HBMC:  HomeBanc Mortgage Corporation, a subsidiary of HomeBanc Corp.]

[HomeBanc:  HomeBanc Corp., a Georgia corporation.]

Indenture:  The indenture dated as of [     ], among the Issuer, the Securities Administrator and the Indenture Trustee.

Indenture Defaults:  The events of default under the Indenture as described under “The Trust Agreement and the Indenture — Certain Matters under the Agreements — Events of Default under the Indenture” in this prospectus supplement.

Indenture Trustee:  [     ], and its successors and assigns.

Indenture Trustee Fee:  The annual on-going fee payable by the Master Servicer on behalf of the Trust to the Indenture Trustee from income on funds held in the Collection Account.

Index:  [Either the One-Month LIBOR Index or the Six-Month LIBOR Index.]

[Indicative Combined Loan-to-Value Ratio:  With respect to any First Lien Mortgage Loan that was originated simultaneously with a second lien mortgage loan that secures the same Mortgaged Property, at any time, the ratio, expressed as a percentage, of the sum of (1) the principal balance of such Mortgage Loan and (2) the principal balance of the related second lien mortgage loan, each as of the applicable date of determination, to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.]

[Initial Mortgage Loans:  Those Mortgage Loans which will be acquired by the Trust on the Closing Date.]

Initial Purchase Date:  The first Payment Date following the month in which the Pool Balance is less than [20]% of the Cut-off Date Balance.

Insurance Proceeds:  Any amounts paid by an insurer under a primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy, title insurance policy or any other insurance policy relating to the Mortgage Loans or related mortgaged properties other than amounts to cover expenses incurred by the Servicer in connection with procuring such proceeds, applied to the restoration and repair of the related Mortgaged Property or to be paid to the borrower pursuant to the mortgage note or state law.

Interest Funds:  [With respect to any Payment Date, the sum of (1) all interest received or advanced by the Servicer or the Master Servicer for the related Due Period and available in the Note Payment Account on that Payment Date, (2) all Compensating Interest Payments paid with respect to Mortgage Loans that were prepaid during the related Prepayment Period and (3) the portion of any purchase price or other amount paid with respect to the Mortgage Loans allocable to interest; net of any fees or other amounts reimbursable to the Master Servicer, the Servicer, the Securities Administrator, the Indenture Trustee, the Custodian and the Owner Trustee as provided in the Agreements.]  [For each Payment Date up to and including the Payment Date in [          ], 20[  ], Interest Funds will include amounts distributable from the Capitalized Interest Account in an amount equal to the product of (i) the weighted average Net Mortgage Rate of the Mortgage Loans divided by 12, multiplied by (ii) the excess of (a) the balance in the Pre-Funding Account as of the Closing Date, over (b) the aggregate principal balance of the Subsequent Mortgage Loans that will have an interest payment included in the Interest Funds for such Payment Date.]

Investor Based Exemption:  The prohibited transaction exemptions described under “ERISA Considerations — Purchases of the Notes” in this prospectus supplement.

[ISDA Master Agreement:  The International Swaps and Derivatives Association, Inc. Master Agreement (Multicurrency—Cross Border).]

Issuer:  HomeBanc Mortgage Trust [     ].

LIBOR Business Day:  Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

LIBOR Determination Date:  [The second LIBOR Business Day preceding the commencement of each Accrual Period.]

Liquidated Mortgage Loan:  Any defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment)[, and any Second Lien Mortgage Loan that is 180 or more days delinquent in payment].

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale, payment in full, discounted payoff or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

[Loan-to-Value Ratio:  With respect to any First Lien Mortgage Loan at any time, the ratio, expressed as a percentage, of the principal balance of such Mortgage Loan as of the applicable date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.]

[LPMI Policy:  A loan level primary mortgage insurance policy acquired by [HBMC] covering certain 80+ LTV Loans.]

Master Servicer:  [     ].

Master Servicer Remittance Date:  With respect to each Payment Date, the Business Day immediately preceding such Payment Date.

Maximum Note Interest Rate:  [     ]% per annum.

Maximum Rate:  With respect to a Mortgage Loan, a specified percentage in the related mortgage note that is the maximum Mortgage Rate allowable over the life of such Mortgage Loan.

Minimum Rate:  With respect to a Mortgage Loan, a specified percentage in the related mortgage note that is the minimum Mortgage Rate allowable over the life of such Mortgage Loan.

Monthly Advance:  An advance made by the Servicer or Master Servicer, as applicable, with respect to delinquent payments of principal and interest on the Mortgage Loans, adjusted to the related Mortgage Rate less the Servicing Fee Rate.

Monthly Excess Cashflow:  [With respect to any Payment Date,  (a) the sum of (1) the Overcollateralization Release Amount, (2) Monthly Excess Interest and (3) any Principal Payment Amount remaining after application pursuant to either clauses A.(1) through A.[     ] or clauses B.(1) through B.[     ] as applicable, under “Description of the Notes—Payments of Principal” minus (b) the Extra Principal Payment Amount.]

Monthly Excess Interest:  [With respect to any Payment Date, the amount of Interest Funds remaining after application pursuant to clauses (1) through [     ] under “Description of the Notes—Payments of Interest.”]

Monthly Payment:  With respect to any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan, which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure, would otherwise have been payable under the related mortgage note.

[Moody’s:  Moody’s Investors Service, Inc.]

Mortgaged Property:  With respect to any Mortgage Loan, the real property securing such Mortgage Loan.

Mortgage Loan Purchase Agreement:  The mortgage loan purchase agreement dated as of    [     ], between the Seller and the Depositor.

Mortgage Loans:  The [describe Mortgage Loans] mortgage loans sold by the Seller to the Depositor pursuant to the Mortgage Loan Purchase Agreement and subsequently transferred by the Depositor to the Issuer pursuant to the Transfer and Servicing Agreement.

Mortgage Pool:  The pool of Mortgage Loans in the Trust Estate.

Mortgage Rate:  With respect to any Mortgage Loan, the applicable interest rate determined as provided in the related mortgage note, as reduced by any Relief Act Reduction.

Net Liquidation Proceeds:  All amounts, net of (1) unreimbursed expenses and (2) unreimbursed Advances and Servicing Advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure.

Net Mortgage Rate:  [With respect to any Mortgage Loan at any time, the Mortgage Rate thereof minus the Servicing Fee Rate.]

Net Prepayment Interest Shortfalls:  Any Prepayment Interest Shortfalls not funded by the Servicer or the Master Servicer.

[Net Swap Payment:  With respect to any Swap Agreement, the net payment required to be made one Business Day prior to each Payment Date either by (a) the Trust to the Swap Counterparty, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) the Swap Counterparty to the Trust, to the extent that the floating amount exceeds the corresponding fixed amount.]

[Non-Conforming Balance Mortgage Loan:  Any First Lien Mortgage Loan other than a Conforming Balance Mortgage Loan.]

Note:  Any of the Class [     ], Class [     ] or Class [     ] Notes.

Noteholder:  A holder of a Note.

Note Interest Rate:  With respect to each Payment Date and each class of Notes, [an adjustable rate equal to the least of (1) One-Month LIBOR plus the related Note Margin, (2) the Maximum Note Interest Rate and (3) the Available Funds Rate with respect to such Payment Date.]

Note Margin:  [With respect to the Class [     ] Notes, on any Payment Date prior to the Step-up Date, [     ]% per annum, and on any Payment Date on and after the Step-up Date, [     ]% per annum.  With respect to the Class [     ] Notes, on any Payment Date prior to the Step-up Date, [     ]% per annum, and on any Payment Date on and after the Step-up Date, [     ]% per annum.  With respect to the Class [     ] Notes, on any Payment Date prior to the Step-up Date, [     ]% per annum, and on any Payment Date on and after the Step-up Date, [     ]% per annum.]

Note Payment Account:  The note payment account maintained by the Securities Administrator for the benefit of the Noteholders.

Note Registrar:  [     ], and its successors and assigns.

Offered Notes:  Each Class of Notes other than the Class [     ] Notes.

[One-Month LIBOR or One-Month LIBOR Index:  The Interest Settlement Rate for U.S.  dollar deposits of one-month maturity set by the BBA as of 11:00 a.m.  (London time) on the LIBOR Determination Date.]

[One-Month LIBOR Loans:  Mortgage Loans that have a Monthly Payment that adjusts based on the One-Month LIBOR Index.]

[Optional Termination:  The Residual Holder’s option to purchase the Mortgage Loans, the REO Property and any other property remaining in the Trust as described under “Description of the Notes — Optional Purchase of the Mortgage Loans” in this prospectus supplement.]

Originator:  [HBMC].

Outstanding Principal Balance:  With respect to a Mortgage Loan, the principal balance of such Mortgage Loan remaining to be paid by the borrower or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the borrower at the time such property was acquired by or on behalf of the Trust.

Overcollateralized Amount:   [For any Payment Date, the amount, if any, by which

(1) the aggregate Scheduled Principal Balance of the Mortgage Loans exceeds (2) the aggregate Class Principal Amount of the Notes as of such Payment Date (assuming that 100% of Principal Funds is applied as a principal payment on the Notes on such Payment Date).]

Overcollateralization Deficiency:  [With respect to any Payment Date, the amount, if any, by which (1) the Overcollateralization Target Amount for such Payment Date exceeds (2) the Overcollateralized Amount for such Payment Date, calculated for this purpose after giving effect to the reduction on such Payment Date of the Class Principal Amounts of the Notes resulting from the payment of Principal Funds on such Payment Date.]

Overcollateralization Floor:  Approximately $[     ].

Overcollateralization Release Amount:  [With respect to any Payment Date, the lesser of (x) the Principal Funds for such Payment Date and (y) the excess, if any, of (1) the Overcollateralization Amount for such Payment Date (assuming that 100% of such Principal Funds is applied as a principal payment on such Payment Date) over (2) the Overcollateralization Target Amount for such Payment Date (with the amount determined pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that Payment Date).]

Overcollateralization Target Amount:  [With respect to any Payment Date (a) prior to the Stepdown Date,  approximately [     ]% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date, (b) on  or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) the lesser of (1) approximately [     ]% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date and (2) approximately [     ]% of the then current aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (ii) approximately       $[     ] and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Payment Date.]

Ownership Certificate:  The single ownership certificate that evidences the equity ownership in the Trust.

Owner Trustee:  [     ], and its successors and assigns.

Owner Trustee Fee:  The annual on-going fee payable by the Master Servicer on behalf of the Trust to the Owner Trustee from income on funds held in the Collection Account.

Participant:  A participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC.

Payahead:  Any Monthly Payment intended by the related borrower to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

Paying Agent:  [Initially, the Securities Administrator.]

Payment Date:  The [25]th day of each month or, if the [25]th day is not a Business Day, on the next succeeding Business Day, beginning in [     ].

Periodic Cap:  With respect to a Mortgage Loan, a fixed percentage by which the Mortgage Rate will not increase or decrease on the any Adjustment Date (other than the initial Adjustment Date), as specified in the related mortgage note.

Plan Assets Regulation:  A regulation issued by the United States Department of Labor under which the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Section 4975 Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable.

Plans:  Pension, profit-sharing or other employee benefit plans or other retirement plans or arrangements, including a so-called “Keogh” plan, an educational savings account or an individual retirement account, to which they are applicable or any entity deemed to hold the assets of the foregoing.

Pool Balance:  As of any date of determination, the aggregate of the Scheduled Principal Balances of the Mortgage Loans in [the] [a] Mortgage Pool as of such date.

[Pre-Funding Account:  The pre-funding account established by the Indenture Trustee.]

[Pre-Funding Amount:  The amount deposited by the Indenture Trustee into the Pre-Funding Account on the Closing Date.]

[Pre-Funding Period:  The period beginning on the Closing Date and ending on [     ].]

Prepayment Interest Shortfall:  [The amount by which one month's interest at the Mortgage Rate (as reduced by the Servicing Fee Rate) on a Mortgage Loan as to which a voluntary prepayment has been made exceeds the amount of interest actually received in connection with such prepayment.]

Prepayment Period:  [With respect to any Payment Date, the immediately preceding calendar month.]

Principal Deficiency Amount:  With respect to the Class [     ] Notes, the [     ] Principal Deficiency Amount; with respect to the Class [     ] Notes, the [     ] Principal Deficiency Amount; and with respect to the Class [     ] Notes, the [     ] Principal Deficiency Amount.

Principal Funds:  [With respect to any Payment Date, the sum of (1) the principal portion of all scheduled monthly payments on the related Mortgage Loans due on the related Due Date, to the extent received or advanced; (2) the principal portion of all proceeds of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Mortgage Loan Purchase Agreement during the preceding calendar month; (3) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans, including full and partial prepayments, the proceeds of any purchase of Mortgage Loans by the Seller, the Servicer or the Residual Holder, Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds; net of any fees payable to, and other amounts reimbursable to, the Master Servicer, the Servicer, the Securities Administrator, the Indenture Trustee, the Custodian and the Owner Trustee as provided in the Agreements (to the extent not reimbursed from Interest Funds).]  [On the first Payment Date after the end of the Revolving Period, Principal Funds will include amounts allocable to principal that were deposited in the Revolving Account during the Revolving Period and not withdrawn to purchase Additional Mortgage Loans.]  [On the first Payment Date after the end of the Pre-Funding Period, Principal Funds will include amounts allocable to principal that were deposited in the Pre-Funding Account during the Pre-Funding Period and not withdrawn to purchase Subsequent Mortgage Loans.]

Principal Payment Amount:  [With respect to any Payment Date, (a) the sum of (1) the Principal Funds for such Payment Date and (2) the Extra Principal Payment Amount for such Payment Date minus (b) the Overcollateralization Release Amount.]

Principal Prepayment:  [Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.]

Purchase Price:  [The sum of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate plus any unreimbursed Servicing Advances, (b) the fair market value of all other property being purchased, (c) any costs and damages incurred by the Trust as a result of violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of any Mortgage Loan, (d) any outstanding amounts due to the Master Servicer, the Securities Administrator, the Custodian, the Owner Trustee and the Indenture Trustee and (e) any Swap Termination Payment payable to the Swap Counterparty due to the exercise of the option to purchase the Mortgage Loans.]

Rating Agencies:  [     ].

Realized Loss:  [With respect to a Mortgage Loan, (1) a Bankruptcy Loss or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgaged Property.]

Record Date:   [For each class of Notes and each Payment Date, will be the close of business on the Business Day immediately preceding such Payment Date; provided, however, that if any such Note is no longer a Book-Entry Note, the "Record Date" for such class of Notes shall be the close of business on the last Business Day of the calendar month preceding such Payment Date.]

REIT:  A real estate investment trust within the meaning of Section 856 of the Code.

Relevant Depositary:  Citibank, N.A. (in its capacity as a depositary for Clearstream Luxembourg) or JPMorgan Chase Bank, National Association (in its capacity as a depositary for Euroclear), as the case may be.

Relief Act Reduction:  With respect to a Mortgage Loan, a reduction of the applicable Mortgage Rate by application of the Servicemembers Civil Relief Act or similar state or local laws.

REO Property:  A Mortgaged Property acquired by the Trust through foreclosure or deed-in-lieu of foreclosure.

Repurchase Proceeds:  The purchase price in connection with any repurchase of a Mortgage Loan by the Seller and any cash deposit in connection with the substitution of a Mortgage Loan.

Residual Holder:  The holder of the Ownership Certificate.

[Retained Notes:  $[     ]of the Class[     ] Notes.]

[Revolving Account:  The revolving account maintained by the Securities Administrator in which Revolving Deposits are deposited by the Securities Administrator to be used to acquire Additional Mortgage Loans during the Revolving Period.]

[Revolving Amount:  With respect to each Payment Date during the Revolving Period, the total amount of Revolving Deposits deposited in the Revolving Account on such Payment Date.]

[Revolving Deposits:  With respect to any Payment Date during the Revolving Period, all payments that would otherwise be made to Noteholders in respect of principal [and excess interest] that is deposited in the Revolving Account on such Payment Date.]

Rolling Three Month Delinquency Rate:  With respect to any Payment Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment Dates, respectively) immediately preceding months.

Rules:  The rules, regulations and procedures creating and affecting DTC and its operations.

[S&P:  Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.]

Scheduled Principal Balance:  [With respect to any Mortgage Loan and any Payment Date, (1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (giving effect to the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Scheduled Principal Balance of any Liquidated Mortgage Loan is zero.]

[Second Lien Mortgage Loans:  Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a second lien on the related Mortgaged Property.]

Securities:  Collectively, the Notes and the Ownership Certificate.

Securities Act:  Securities Act of 1933, as amended.

Securities Administrator:  [     ], and its successors and assigns.

Securityholder:  A holder of a Security.

Seller:  [HomeBanc].

Senior Enhancement Percentage:  [With respect to any Payment Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Subordinate Notes and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero) after giving effect to payments on such Payment Date, and the denominator of which is the Pool Balance for such Payment Date.]

Senior Notes:  The Class [     ] Notes.

Servicer:  [HomeBanc].

Servicer Remittance Date:  The [18]th day of any month, or if such [18]th day is not a Business Day, the first Business Day immediately preceding such [18]th day.

Servicing Account:  The custodial account maintained by the Servicer on behalf of the Trust for collection of principal and interest on the Mortgage Loans.

Servicing Advance:  All reasonable and customary “out-of-pocket” costs and expenses, including costs and expenses of foreclosures (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (1) the preservation, restoration, inspection and protection of the Mortgaged Properties, (2) any enforcement or judicial proceedings and (3) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage.

Servicing Fee:  [A monthly fee calculated at the Servicing Fee Rate on the outstanding principal balance of each Mortgage Loan.]

Servicing Fee Rate:  The applicable annual rate with respect to the Servicer set forth under “Fees and Expenses of the Trust.”

Similar Law:  State or local laws substantially similar to ERISA or the Code.

[Six-Month LIBOR Index:  The interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note.]

[Six-Month LIBOR Loans:  Mortgage Loans that have a Monthly Payment that adjusts based on the Six-Month LIBOR Index.]

[Stepdown Date:  The later to occur of (a) the Payment Date occurring in [     ] and (b) the first Payment Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period but before giving effect to payments on the Notes on such Payment Date) is greater than or equal to approximately [     ]%.]

[Step-up Date:  The first Payment Date after the Initial Purchase Date.]

[Strike Rate:  The applicable strike rate specified in the interest rate cap agreement schedules attached as Annex D hereto.]

Subordinate Notes:  The Class [     ] Notes.

Subservicer:  [HBMC].

[Subsequent Mortgage Loans:  Those Mortgage Loans which are intended to be acquired by the Trust from time to time subsequent to the Closing Date but prior to [     ].]

Subservicing Agreement:  The subservicing agreement dated as [     ], between the Servicer and the Subservicer.

[Swap Agreement[s]:  The interest rate swap agreement[s] dated on or before the Closing Date between the Issuer and the Swap Counterparty.]

[Swap Counterparty:  [     ].]

[Swap Counterparty Trigger Event:  The occurrence of any of the following events: (1) a Swap Default with respect to which the Swap Counterparty is a Defaulting Party, (2) a Termination Event with respect to which the Swap Counterparty is the sole Affected Party or (3) an Additional Termination Event with respect to which the Swap Counterparty is the sole Affected Party.]

[Swap Default:  The events of default under any Swap Agreement consisting of the following standard events under the ISDA Master Agreement:

•

 “Failure to Pay,”

•

“Bankruptcy” and

•

 “Merger without Assumption,”

as provided in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement, respectively.]

[Swap Early Termination:  The occurrence of an Early Termination Date under the Swap Agreement.]

[Swap Payment Account:  A Trust Account maintained by the Securities Administrator on behalf of the Trust to hold payments received from the Swap Counterparty under the Swap Agreements.]

[Swap Termination Event:  Any termination payment that either the Trust or the Swap Counterparty may be liable to make to the other upon any Swap Early Termination.]

[Swap Termination Payment:  Any termination payment that either the Interest Trust or the Swap Counterparty may be liable to make to the other upon any Swap Early Termination.]

Terms and Conditions:  Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System.

TMP:  Taxable mortgage pool.

Total Principal Deficiency Amount:  [With respect to any Payment Date, the excess, if any, of the aggregate Class Principal Amount of the Notes after giving effect to payments on such Payment Date over the Pool Balance as of the last day of the related Collection Period.]

Transfer and Servicing Agreement:  The transfer and servicing agreement dated as of [     ], among the Depositor, the Seller, the Servicer, the Master Servicer and the Securities Administrator.

[Trigger Event:  A Trigger Event will have occurred with respect to any Payment Date if (a) a Delinquency Event has occurred for such Payment Date, (b) a Cumulative Loss Trigger Event has occurred for such Payment Date or (c) a Principal Deficiency Amount exists for such Payment Date.]

Trust:  HomeBanc Mortgage Trust [     ].

Trust Accounts:  The Servicing Account, the Collection Account, the Certificate Distribution Account, the Note Payment Account [the Swap Payment Account], [the Cap Account], [the Pre-Funding Account], [the Capitalized Interest Account], [and the Revolving Account].

Trust Agreement:  The trust agreement dated as of [     ], among the Owner Trustee, the Depositor and the Securities Administrator.

Trust Estate:  The Mortgage Loans and the other assets of the Trust and proceeds therefrom.

Underwriter[s]:  [     ] [and [     ]].

Underwriting Agreement:  The underwriting agreement dated as of [     ], among the Depositor, the Seller and the Underwriters.

Underwritten Notes:  Each Class of Notes other than the Retained Notes.

Annex B
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered HomeBanc Mortgage Trust [     ] Mortgage-Backed Notes will be available only in book-entry form.  Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S.  domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S.  corporate debt obligations and prior mortgage loan asset backed notes issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S.  withholding taxes unless such holders meet certain requirements and deliver appropriate U.S.  tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co.  as nominee of DTC.  Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed notes issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed notes issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream  Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global  Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360  days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Relevant Depositary of the DTC Participant's account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e.,  the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement  occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global  Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

(b)

borrowing the Global Securities in the U.S.  from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S.  Federal Income Tax Documentation Requirements

A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Code holding a book-entry note through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Indenture Trustee or to the U.S.  entity required to withhold tax (the U.S.  withholding agent) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

I.

the Securities Administrator or the U.S.  withholding agent receives a statement—

(a)

from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that—

(i)

is signed by the noteholder under penalties of perjury,

(ii)

certifies that such owner is not a United States person, and

(iii)

provides the name and address of the noteholder, or

(b)

from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that—

(i)

is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the noteholder or that another financial institution acting on  behalf of the noteholder has received such IRS Form W-8BEN (or any successor  form),

(iii)

provides the name and address of the noteholder, and

(iv)

attaches the IRS Form W-8BEN (or any successor form) provided by the noteholder;

II.

the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Indenture Trustee or the U.S.  withholding agent;

III.

the holder claims an exemption stating that the income is effectively connected to a U.S.  trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Indenture Trustee or the U.S.  withholding agent; or

IV.

the holder is a nonwithholding partnership and provides a properly executed IRS Form  W-8IMY (or any successor form) with all necessary attachments to the Indenture Trustee or the U.S.  withholding agent.  Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Notes.

A holder holding book-entry notes through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry notes, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.  A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect  for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form  incorrect.

In addition, all holders holding book-entry notes through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I.

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or  any successor forms) if that person is not a United States person;

II.

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III.

is a corporation, within the meaning of Section 7701(a) of the Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Code.  Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry notes.

The term United States person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5)  to  the extent provided in regulations, certain trusts in existence on August 20, 1996, that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

Annex C
Certain Characteristics of the Mortgage Loans

The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.  Prior to the issuance of the Notes, Mortgage Loans may be removed from the Trust as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

Number of Mortgage Loans	[ ]
Total Scheduled Principal Balance	$[ ]
Mortgage Rates:
Weighted Average	[ ]%
Range	[ ]% to [ ]%
Weighted Average Remaining Term to Maturity (months)	[ ]

The Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date range from approximately $[     ] to $[     ].  The Mortgage Loans have an average Scheduled Principal Balance of approximately $[     ].

[The weighted average Loan-to-Value Ratio at origination of the First Lien Mortgage Loans is approximately [     ]%.]

[The weighted average Combined Loan-to-Value Ratio at origination of the Second Lien Mortgage Loans is approximately[     ]%.]

[The weighted average Indicative Combined Loan-to-Value Ratio at origination of the First Lien Mortgage Loans is approximately[     ]%.]

No more than approximately [     ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Approximately [     ]% of the Mortgage Loans were [     ] or more but less than [     ] days delinquent as of the Cut-off Date.  [     ] of the Mortgage Loans were more than [     ] days or more delinquent as of the Cut-off Date.

The following tables set forth, as of the Cut-off Date, the number, total Scheduled Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range (the sum of the amounts of the total Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding).

[Annex D
Scheduled Notional Amounts For Interest Rate [Cap] [Swap] Agreement[s]
[Cap] [Swap] Agreement Schedules]

[Class [     ] [Cap] [Swap] Agreement]

Payment Date occurring in:	Scheduled Notional Amount($): (Rounded to the Nearest Dollar)	Strike Rate(%):
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Original Principal Balances

	Range of Original		Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Principal Balances ($)
[ ]	-	[ ]	[ ]	[ ]	[ ]	%
[ ]	-	[ ]	[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

The minimum original principal balance of the Mortgage Loans is approximately $[ ].
The maximum original principal balance of the Mortgage Loans is approximately $[ ].
The average original principal balance of the Mortgage Loans is approximately $[ ].

Cut-off Date Scheduled Principal Balances

	Range of Scheduled		Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Principal Balances ($)
[ ]	-	[ ]	[ ]	[ ]	[ ]	%
[ ]	-	[ ]	[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

The minimum scheduled principal balance of the Mortgage Loans as of the Cut-off Date is approximately $[ ].
The maximum scheduled principal balance of the Mortgage Loans as of the Cut-off Date is approximately $[ ].
The average scheduled principal balance of the Mortgage Loans as of the Cut-off Date is approximately $[ ].

Mortgage Rates

	Range of		Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Mortgage Rates (%)
[ ]	-	[ ]	[ ]	[ ]	[ ]	%
[ ]	-	[ ]	[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

The minimum Mortgage Rate of the Mortgage Loans is approximately [ ]%.
The maximum Mortgage Rate of the Mortgage Loans is approximately [ ]%.
The weighted average Mortgage Rate of the Mortgage Loans is approximately [ ]%.

Lien Positions as of the Cut-Off Date

			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Lien Position
[First Lien]			[ ]	[ ]	[ ]	%
[Second Lien]			[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

Original Loan-to-Value Ratios (LTV) [and Original Combined Loan-to-Value Ratios (CLTV)]

Range of [Original LTV Ratios] [and			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Original CLTV Ratios (%)]

[First Lien (LTV)]
[ ]	-	[ ]	[ ]	[ ]	[ ]	%
[ ]	-	[ ]	[ ]	[ ]	[ ]

[Second Lien (CLTV)]
[ ]	-	[ ]	[ ]	[ ]	[ ]
[ ]	-	[ ]	[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

Geographic Distribution*

Location			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
[ ]			[ ]	[ ]	[ ]	%
[ ]			[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

*No more than approximately [ ]% of the Mortgage Loans by Scheduled Principal
Balance will be secured by properties located in any one zip code area.

Credit Scores as of the Date of Origination of the Mortgage Loans

	Range of Credit Scores		Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
[ ]	-	[ ]	[ ]	[ ]	[ ]	%
[ ]	-	[ ]	[ ]	[ ]	[ ]
		Total	[ ]	[ ]	[ ]	%

The weighted average credit score of the Mortgage Loans (where credit scores are available) is approximately [ ].

Property Types

Property Type			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
[2-4 Family]			[ ]	[ ]	[ ]	%
[Condominium]			[ ]	[ ]	[ ]
[PUD]			[ ]	[ ]	[ ]
[Single Family]			[ ]	[ ]	[ ]
[Townhouse]			[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

Occupancy Status

Occupancy Status			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
[Investor]			[ ]	[ ]	[ ]	%
[Owner Occupied]			[ ]	[ ]	[ ]
[Second Home]			[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

Loan Purpose

Loan Purpose			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
[Cash Out Refinance]			[ ]	[ ]	[ ]	%
[Const Int Only]			[ ]	[ ]	[ ]
[Const-Perm]			[ ]	[ ]	[ ]
[Other]			[ ]	[ ]	[ ]
[Purchase]			[ ]	[ ]	[ ]
[Rate / Term Refinance]			[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

Loan Documentation

Loan Documentation			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
[Full/Alternative]			[ ]	[ ]	[ ]	%
[No Documentation]			[ ]	[ ]	[ ]
[No Ratio]			[ ]	[ ]	[ ]
[Stated Income/Full Asset]			[ ]	[ ]	[ ]
[Stated Income/Stated Asset]			[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

Original Terms to Maturity

			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Original Terms
to Maturity (months)
[ ]			[ ]	[ ]	[ ]	%
[ ]			[ ]	[ ]	[ ]
[ ]			[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

The minimum original term to maturity of the Mortgage Loans is approximately [ ] months.
The maximum original term to maturity of the Mortgage Loans is approximately [ ] months.
The weighted average original term to maturity of the Mortgage Loans is approximately [ ] months.

Remaining Terms to Maturity

			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Remaining Terms
to Maturity (months)
[ ]			[ ]	[ ]	[ ]	%
[ ]			[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

The minimum remaining term to maturity of the Mortgage Loans is approximately [ ] months.
The maximum remaining term to maturity of the Mortgage Loans is approximately [ ] months.
The weighted average remaining term to maturity of the Mortgage Loans is approximately [ ] months.

Index Types

Index Type			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
[1 Mo LIBOR]			[ ]	[ ]	[ ]	%
[6 Mo LIBOR]			[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

Rate Adjustment Frequency

Rate Adjustment Frequency			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
[1 Month]			[ ]	[ ]	[ ]	%
[6 Months]			[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

Months to Next Adjustment Date*
Months to Next Rate Adjustment Date			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
[ ]			[ ]	[ ]	[ ]	%
[ ]			[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

The weighted average months to next Adjustment Date of the Mortgage Loans is approximately [ ] months.

*Months to next rate adjustment is calculated by using next rate adjustment for loans that are fully indexed.

Maximum Mortgage Rates

	Range of		Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Maximum
Mortgage Rate (%)
[ ]	-	[ ]	[ ]	[ ]	[ ]	%
[ ]	-	[ ]	[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

The weighted average maximum Mortgage Rate of the Mortgage Loans is approximately [ ]%.

[Periodic Caps]

Periodic Cap (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
[ ]			[ ]	[ ]	[ ]	%
[ ]			[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

The weighted average periodic cap of the Mortgage Loans is approximately [ ]%.

Gross Margins

Gross Margin (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
[ ]			[ ]	[ ]	[ ]	%
[ ]			[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

The weighted average gross margin of the Mortgage Loans is approximately [ ]%.

Next Rate Change Date
Next Rate Change Date			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
[ ]			[ ]	[ ]	[ ]	%
[ ]			[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

 $[     ]
(Approximate)

HomeBanc Mortgage Trust [     ]

[Mortgage-] [Asset-] Backed Notes

[HOMEBANC LOGO]

HomeBanc Corp.
Sponsor

HMB Acceptance Corp.
Depositor

[     ]
Master Servicer

Prospectus Supplement
[     ]

[Underwriter[s]]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as an underwriter of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, _______________, 2005

Prospectus Supplement

(To Prospectus dated [     ])

$[     ] (Approximate)

HomeBanc Mortgage Trust

Mortgage Pass-Through Certificates, Series [     ]

[HOMEBANC LOGO]

HomeBanc Corp.	HMB Acceptance Corp.
Sponsor	Depositor
[ ] Master Servicer _____________________

The trust fund will issue certificates including the following classes offered hereby:

•

•

[     ] class[es] of senior certificates.

•

•

[     ] class[es] of subordinate certificates.

The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amo

unts and interest rates, under “Summary of Terms—The Certificates” on page S-[     ] of this prospectus supplement.  This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-[     ].  Principal and interest on each class of certificates will be payable monthly beginning in [     ].  [Amounts payable under [     ] interest rate cap agreement[s] will be applied to pay certain interest shortfalls. [basis risk shortfalls and maintain overcollateralization].]  Credit enhancement for the certificates will include [excess interest, overcollateralization and subordination].  [Insert description of any certificates to be offered.]

[Describe assets of the trust fund.] [Subsequent to the closing date of this transaction, but before [     ], the trust fund may acquire additional mortgage loans for inclusion in the mortgage pool as described at “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Loans” in this prospectus supplement.]

Investing in the offered certificates involves risks.  You should consider carefully the factors discussed under “Risk Factors” beginning on page S-[     ] of this prospectus supplement.

The offered certificates will represent obligations of the trust fund only and will not represent obligations of any other entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The certificates offered by this prospectus supplement will be purchased by the underwriter[s], from HMB Acceptance Corp., and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriters have the right to reject any order.  Proceeds to HMB Acceptance Corp. from the sale of these certificates will be approximately [     ]% of their initial total class principal amount before deducting expenses.  There is no underwriting arrangement for the Class [    ] Certificates.  See “Underwriting” in this prospectus supplement.

On or about [     ], delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Fund Company, Clearstream Banking Luxembourg and the Euroclear System.

[Underwriter[s]]

The date of this prospectus supplement is [     ].

Important notice about information presented in this
prospectus supplement and the accompanying prospectus:

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (2) this prospectus supplement, which describes the specific terms of your certificates.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

________________

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933.  Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings “Risk Factors” and “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors” and “Yield and Prepayment Considerations” in the prospectus.  Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions.  These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements.  These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor's control.  These forward-looking statements speak only as of the date of this prospectus supplement.  The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

Prospectus Supplement

Page

Summary of Terms

S-1

Risk Factors

S-13

[Material Legal Proceedings]

S-24

General

S-24

Book-Entry Registration

S-25

Distributions of Interest

S-26

Distributions of Principal

S-30

Credit Enhancement

S-31

[Optional Purchase of the Mortgage Loans

S-33

The Securities Administrator

S-34

The Trustee

S-34

The Custodian

S-35

Fees and Expenses of the Trust Fund

S-35

Description of the Mortgage Pool

S-36

General

S-36

[The Fixed Rate Mortgage Loans

S-38

[Adjustable Mortgage Rates

S-38

[The Indices

S-39

[Primary Mortgage Insurance

S-39

Certain Characteristics of the Mortgage Loans

S-39

[Conveyance of Subsequent Mortgage Loans

S-40

[Acquisition by the Trust Fund of Additional Mortgage Loans

S-42

Static Pool Information

S-43

Additional Information

S-44

The Seller

S-44

Underwriting Standards

S-44

The Master Servicer

S-45

The Servicer and the Subservicer

S-45

General

S-45

Delinquency and Foreclosure Experience.

S-46

Administration of the Trust Fund

S-49

Servicing and Administrative Responsibilities

S-49

Trust Accounts

S-52

Example of Payments

S-53

Mortgage Loan Servicing

S-54

General

S-54

The Subservicer

S-55

Servicing Account and Collection Account

S-55

Servicing Compensation and Payment of Expenses

S-55

Prepayment Interest Shortfalls

S-56

Monthly Advances, Servicing Advances

S-56

[Delinquent Mortgage Loans

S-57

Termination of Servicer

S-58

Optional Purchase of Distressed Mortgage Loans

S-58

The Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement

S-58

General

S-58

Administration

S-59

Reports to Certificateholders

S-60

Delivery and Substitution of Mortgage Loans

S-60

Voting Rights

S-60

Termination of the Trust Fund

S-60

Sale of the Mortgage Loans

S-61

Yield, Prepayment and Weighted Average Life

S-62

General

S-62

Overcollateralization

S-66

Subordination of the Subordinate Certificates

S-66

Weighted Average Life

S-66

Material Federal Income Tax Considerations

S-71

General

S-71

Tax Treatment of the Offered Certificates

S-71

State and Local Income Tax Considerations

S-74

Legal Investment Considerations

S-74

ERISA Considerations

S-74

Use of Proceeds

S-75

Underwriting

S-75

Legal Matters

S-76

Ratings

S-76

Annex A

S-A-1

Defined Terms

S-A-1

Annex B Global Clearance, Settlement and Tax Documentation Procedures

S-B-1

Annex C Certain Characteristics of the Mortgage Loans

S-C-1

[Annex D Scheduled Notional Amounts For Interest Rate Cap Agreement[s] Cap Agreement Schedules]

S-D-2

Summary of Terms

•

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire document and the accompanying prospectus.

•

While this summary contains an overview of certain calculations, cashflow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cashflow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

Whenever we refer to a percentage of some or all of the mortgage loans in the trust fund, that percentage has been calculated on the basis of the total scheduled principal balance of those mortgage loans as of [     ], unless we specify otherwise.  The definition of “scheduled principal balance” in “Annex A—Defined Terms” describes how the scheduled principal balance of a mortgage loan is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any mortgage loans, we mean the total of their scheduled principal balances unless we specify otherwise.

Parties

Sponsor

HomeBanc Corp.

Seller

[HomeBanc Corp.]

Depositor

[HMB Acceptance Corp.]

Issuing Entity

HomeBanc Mortgage Trust [     ], a common law trust fund formed under the laws of the State of New York.

Trustee

[     ].

Securities Administrator

[     ], will be responsible for preparing monthly distribution statements and certain tax information for investors and certain tax filings for the trust fund and will perform certain administrative functions on behalf of the trust fund under the pooling and servicing agreement.

Master Servicer

[     ].

Servicer[s]

[HomeBanc Corp.]

Subservicer

[HomeBanc Mortgage Corporation].

Custodian

[     ].

Originator

[HomeBanc Mortgage Corporation].

Cap Counterparty

[The trust fund will enter into [     ] interest rate cap agreement[s] with [     ] to partially mitigate certain interest rate risk, as described in this prospectus supplement.]

The Certificates

Classes of Certificates

HomeBanc Mortgage Trust [     ] will issue on the closing date the classes of certificates listed in the table below, together with the Class [     ] Certificates.  Only the classes of certificates listed in the table below are offered by this prospectus supplement.

Class	Class Principal Amount(1)	Interest Rate Formula (until Initial Purchase Date) [(2)] (4)	Interest Rate Formula (after Initial Purchase Date) [(3)] (4)	Initial Ratings [S&P/Moody’s]	Expected Final Distribution Date
[ ]	$[ ]	[ ]%	[ ]%	[ ]	[ ]
[ ]	$[ ]	[ ]%	[ ]%	[ ]	[ ]

(1)

These amounts are approximate, as described in this prospectus supplement.

[(2)]

[Reflects the interest rate formula up to and including the earliest possible distribution date on which the [servicer] has the option to purchase the mortgage loans as described below under “— Optional Purchase of the Mortgage Loans.”]

[(3)]

[Reflects the interest rate formula if the option to purchase the mortgage loans is not exercised by the [servicer] at the earliest possible distribution date as described below under “— Optional Purchase of the Mortgage Loans.”]

(4)

[Subject to the available funds rate and a maximum fixed rate cap of  [     ]% per annum, as described below under “— The Certificates — Distributions on the Certificates — Interest Distributions.”]

(5)

Reflects the expected final distribution date, based upon (a) the prepayment assumption and the modeling assumptions used in this prospectus supplement, each as described under “Yield, Prepayment and Weighted Average Life—Weighted Average Life” [and (b) the assumption that the option to purchase the mortgage loans is exercised by the [servicer] at the earliest possible distribution date as described below under “—Optional Purchase of Mortgage Loans.”]  The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.

The certificates will be issued in book-entry form, and will be issued in minimum denominations in principal amount of $[     ] and integral multiples of $[     ] in excess thereof. The certificates will represent ownership interests in a trust fund, the assets of which will consist of [describe assets of the trust fund].

The offered certificates will have an approximate total initial principal amount of $[     ].  Any difference between the total principal amount of the offered certificates on the date they are issued and the approximate total principal amount of the offered certificates as reflected in this prospectus supplement will not exceed [     ]%.

Payments on the Certificates

Principal and interest on the certificates will be paid on the [25]th day of each month, beginning in [     ].  However, if the [25]th day is not a business day, payments will be made on the next business day after the [25]th day of the month.

The rights of holders of the Class [     ] Certificates to receive payments of principal and interest will be subordinate to the rights of the holders of certificates having a higher priority of payment, as described in “—Enhancement of Likelihood of Payment on the Certificates—Subordination of Payments” below.  We refer to the Class [     ] Certificates as “subordinate” certificates, and we refer to the Class [     ] Certificates as “senior” certificates.

Interest Payments

Interest will accrue on each class of certificates at the applicable annual rates described as follows:  [the least of (1) the applicable annual rate as described in the table on page S-[     ], (2) [     ]% annually and (3) the available funds rate].

[If the option to purchase the mortgage loans is not exercised by the [servicer] on the first distribution date following the month in which the total principal balance of the mortgage loans declines to less than [     ]% of their initial total principal balance as described under “—Optional Purchase of the Mortgage Loans” below, then with respect to the next distribution date and each distribution date thereafter, the interest rate calculation described in the paragraph above will be increased for each class of certificates, by substituting in clause (1) the applicable annual rate as described in the table on page S-[     ], subject in each case to the limitations described above.]  [To be provided as applicable.]

[See “—Optional Purchase of the Mortgage Loans” below.]

The available funds rate is a limitation generally based on the amount of interest collections received from the mortgage loans during the applicable collection period, net of certain fees and expenses of the trust fund.

For a complete description of the available funds rate and the priority of payment of interest, see “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on each class of certificates will be determined by (1) funds received on the mortgage loans that are available to make payments of principal on the certificates, (2) formulas that allocate portions of principal payments received on the mortgage loans among different classes of certificates and (3) the application of excess interest to pay principal on the certificates, as described in this prospectus supplement.

Funds received on the mortgage loans may consist of monthly scheduled payments as well as unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted mortgage loans, or purchases of mortgage loans under the circumstances described in this prospectus supplement.

The manner of allocating payments of principal on the mortgage loans will differ, as described in this prospectus supplement, [depending upon whether a distribution date occurs before the stepdown date described in this prospectus supplement or on or after that date, and] depending upon whether the delinquency and loss performance of the mortgage loans is worse than certain levels set by the rating agencies.

See “Description of the Certificates—Distributions of Principal” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund.  The trust fund will have no source of cash other than collections and recoveries on the mortgage loans through insurance or otherwise [and any payments received under the interest rate cap agreement[s] described below].  No other entity will be required or expected to make any payments on the certificates.

Enhancement of Likelihood of Payment on the Certificates

In order to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, the payment structure includes [excess interest, overcollateralization and subordination].  [The certificates will not be insured by any surety bond.]

The Class [     ] Certificates are more likely to experience losses than the Class [     ] Certificates and the senior certificates; the Class [     ] Certificates are more likely to experience losses than the senior certificates.

See “Risk Factors—Potential Inadequacy of Credit Enhancement,” and “Description of the Certificates—Credit Enhancement” in this prospectus supplement for a more detailed description of the forms of credit enhancement available to the certificates.

Excess Interest

The mortgage loans included in the trust fund will bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the certificates and certain fees and expenses of the trust fund.  This “excess interest” received from the mortgage loans each month will be available to absorb realized losses on the mortgage loans and to achieve and maintain overcollateralization at the required levels.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement—Excess Interest”  in this prospectus supplement.

Overcollateralization

On the closing date, the total principal balance of the mortgage loans is expected to approximately equal the total principal amount of the certificates.  Thereafter, to the extent described in this prospectus supplement, commencing with the first distribution date, any interest received on the mortgage loans in excess of the amount needed to pay interest on the certificates and certain fees and expenses of the trust fund (referred to in this prospectus supplement as “excess interest”) will be used to reduce the total principal amount of the certificates until the total principal balance of the mortgage loans exceeds the total principal amount of the certificates by an amount set by the rating agencies. We call this condition “overcollateralization.” We cannot, however, assure you that sufficient excess interest will be generated by the mortgage loans in the mortgage pool to achieve and maintain the required level of overcollateralization set by the rating agencies.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement— Overcollateralization” in this prospectus supplement.

Subordination of Payments

The senior certificates will have a payment priority with respect to payments of interest as a group over other certificates; the Class [     ] Certificates will have a payment priority over the Class [     ] Certificates and the Class [     ] Certificates will have a payment priority over the Class    [     ] Certificates.

As described in this prospectus supplement, if losses on the mortgage loans exceed excess interest and overcollateralization, the certificates will incur losses in inverse order of seniority.

See “Description of the Certificates—Credit Enhancement—Subordination” in this prospectus supplement.

Primary Mortgage Insurance

•

Approximately [     ]% and [     ]% of the mortgage loans with original loan-to-value ratios in excess of 80% are covered by borrower-paid loan-level primary mortgage insurance policies and lender-paid loan-level primary mortgage insurance policies, respectively.  However, these primary mortgage insurance policies will provide only limited protection against losses on defaulted mortgage loans.

See “Risk Factors—Potential Inadequacy of Credit Enhancement—Primary Mortgage Insurance” and “Description of the Mortgage Pool—Primary Mortgage Insurance” in this prospectus supplement.

[The Interest Rate Cap Agreement[s]

On or before the closing date, the trustee will enter into [     ] interest rate cap agreements[s] with [     ], as cap counterparty.    The interest rate cap agreement[s] will provide only temporary, limited protection against upward movements in one-month LIBOR, and, to the extent described in this prospectus supplement, may diminish the amount of basis risk shortfalls experienced by the certificates during the periods the interest rate cap agreement[s] are in effect as specified in the [related] interest rate cap agreement.]

[See “Description of the Certificates — Distributions of Interest — The Interest Rate Cap Agreement[s]” in this prospectus supplement.]

[To be provided as applicable.]

[Other forms of credit enhancement to be identified as applicable for each transaction.]

Final Scheduled Distribution Date

The final scheduled distribution date for the certificates will occur on the distribution date in [     ].  As to each class, the actual final distribution date may be earlier, and could be substantially earlier, than that class’s final scheduled distribution date.

Fees and Expenses

Before payments are made on the certificates, the servicer will be paid a monthly fee, depending on the characteristics of the mortgage loans as described in this prospectus supplement, calculated as [     ]% annually, [     ]% annually, [     ]% annually or [     ]% annually until the first adjustment date and [     ]% annually thereafter, on the principal balances of the related mortgage loans, as described in this prospectus supplement.

In addition, the applicable percentage rate described above will increase by an annual percentage ranging from [     ]% annually to [     ]% annually with respect to each mortgage loan covered by a lender-paid loan-level primary mortgage insurance policy.  The servicer will pay the fees related to the lender-paid loan-level primary mortgage insurance policies on behalf of the trust fund.

The trustee and the custodian will each be paid a fixed annual fee from investment earnings on funds held in the collection account.  The master servicer will receive as compensation the investment income on funds held in the collection account after payment of the fees of the trustee and the custodian.  The securities administrator will not receive any additional compensation with respect to the performance of its duties on behalf of the trust fund.

The servicer, the master servicer, the trustee, the securities administrator and the custodian will also be entitled to reimbursement of certain expenses from the trust fund before payments are made on the certificates.

See “Fees and Expenses of the Trust Fund” in this prospectus supplement.

The Mortgage Loans

On the closing date, the assets of the trust fund will consist primarily of [___ pool[s] of] [described mortgage loans] with a total principal balance as of [     ], of approximately $[     ].  The mortgage loans will be secured by mortgages, deeds of trust fund or other security instruments, all of which are referred to in this prospectus supplement as mortgages.  [Describe any second lien mortgage loans.]

The mortgage loans have interest rates that adjust at the intervals and based on the indices described in this prospectus supplement.  Approximately [     ]% of the mortgage loans have original terms to maturity of [     ] years, approximately [     ]% of the mortgage loans have original terms to maturity of [     ] years, and approximately [     ]% of the mortgage loans have original terms to maturity of [     ] years.

The mortgage loans will not be insured or guaranteed by any government agency.

The Depositor expects that the mortgage loans will have the following approximate characteristics as of the cut-off date:

Mortgage Loan Summary

	Range or Total	Average or Weighted Average	Total Percentage

Number of Mortgage Loans	[ ]	—	—
Total Scheduled Principal Balance	$[ ]	—	—
Scheduled Principal Balances	$[ ] to $[ ]	$[ ]	—
Mortgage Rates	[ ]% to [ ]%	[ ]%	—
Original Terms to Maturity (in months)	[ ] to [ ]	[ ]	—
Remaining Terms to Maturity (in months)	[ ] to [ ]	[ ]	—
[Original Loan-to-Value Ratios (First Lien Mortgage Loans)]	[ ]% to [ ]%	[ ]%	—
[Original Combined Loan-to-Value Ratios (Second Lien Mortgage Loans)]	[ ]% to [ ]%	[ ]%	—
[Original Indicative Combined Loan-to-Value Ratios (First Lien Mortgage Loans)]	[ ]% to [ ]%	[ ]%	—
Number of Interest-Only Mortgage Loans	[ ]	—	[ ]%
Geographic Distribution in Excess of 10.00% of the Total Scheduled Principal Balance:
Number of Mortgage Loans in [ ]	[ ]	—	[ ]%
Number of Mortgage Loans in [ ]	[ ]	—	[ ]%
Number of Mortgage Loans in the Maximum Single Zip Code Concentration	[ ]	—	[ ]%
Credit Scores*	[ ] to [ ]	[ ]	—
Gross Margins	[ ]% to [ ]%	[ ]%	—
Maximum Mortgage Rates	[ ]% to [ ]%	[ ]%	—
Minimum Mortgage Rates	[ ]% to [ ]%	[ ]%	—
Months to Next Mortgage Rate Adjustment	[ ] to [ ]	[ ]	—
Periodic Caps*	[ ]% to [ ]%	[ ]%	—

_________

*  Non-zero weighted average.

See “Description of the Mortgage Pool” in this prospectus supplement for a general description of the mortgage loans expected to be included in the trust fund.

[Pre-funding Feature

On the closing date, the securities administrator will deposit up to approximately $[     ] of the net proceeds from the issuance of the certificates into a separate pre-funding account established for the mortgage pool, to acquire additional mortgage loans for the mortgage pool.  During the pre-funding period (i.e., from the closing date to[     ]) amounts on deposit in the pre-funding account may be withdrawn by the securities administrator from time to time to purchase from the depositor additional mortgage loans meeting the same criteria applicable to the mortgage pool described in this prospectus supplement, provided certain other conditions are satisfied at the time of purchase.  The seller has identified additional mortgage loans that are expected to have the characteristics described under “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Loans.”  Funds on deposit in the pre-funding account may only be applied to acquire additional mortgage loans for the mortgage pool.

If funds in the pre-funding account are not completely used for that purpose during the pre-funding period, the remaining funds in the pre-funding account will be paid as a principal prepayment to related certificateholders in accordance with the principal payment priority provisions described in this prospectus supplement.  This payment will be made on the [     ] distribution date.  The depositor anticipates that substantially all of the funds in the pre-funding account will be used to purchase additional mortgage loans prior to the close of the pre-funding period.

At the closing date, the depositor will also deposit approximately $[     ] in a capitalized interest account for use by the [securities administrator] [trustee] as needed during the pre-funding period to ensure that all required interest payments are made on the certificates.

See “Description of the Mortgage Pool” and “Underwriting Standards” in this prospectus supplement and “The Trusts and the Trust Estates—The Mortgage Loans” in the prospectus for a general description of the characteristics of the initial and subsequent mortgage loans and the underwriting guidelines applied in their origination.]

[Revolving Period

On each distribution date during the revolving period (i.e. from the closing date until [    ]), the depositor may direct the securities administrator to purchase from the depositor for inclusion in the trust fund additional mortgage loans, up to an aggregate maximum purchase price of $[    ].  If the depositor so directs, the securities administrator will deposit all or a portion of the amount of principal payable on the mortgage loans [and excess interest] that would otherwise be made to certificateholders into a separate revolving account established for the mortgage pool, and will apply deposits in the revolving account to fund the purchase of such additional mortgage loans, provided certain other conditions are satisfied at the time of purchase.  Funds on deposit in the revolving account may only be applied to acquire additional mortgage loans for the mortgage pool.  The additional mortgage loans will have the same general characteristics as the mortgage pool described in this prospectus supplement.

See “Description of the Mortgage Pool” and “Underwriting Standards” in this prospectus supplement and “The Trusts and the Trust Assets—Revolving Period” in the prospectus for a general description of the characteristics of any mortgage loans to be acquired by the trust fund during the revolving period and the underwriting guidelines applied in their origination.]

Mortgage Loan Representations and Warranties

The seller has made certain representations and warranties concerning the mortgage loans to the depositor under the mortgage loan purchase agreement. The depositor’s rights to these representations and warranties will be assigned to the issuer under the pooling and servicing agreement for the benefit of certificateholders.

[Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of a mortgage loan, or receipt of notice of that breach, the seller will be required to (1) cure that breach, (2) repurchase the affected mortgage loan from the trustee or (3) in certain circumstances, substitute another mortgage loan.]

[In order to substitute a new mortgage loan for a mortgage loan that has been removed from the trust fund because of a breach of a representation or warranty, (a) substitution must generally take place within [two] years from the closing date and (b) a mortgage loan that is materially similar to the deleted mortgage loan must be available for substitution.]

See “The Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement—Sale of the Mortgage Loans” in this prospectus supplement.

Mortgage Loan Servicing

The mortgage loans will be master serviced by [     ].  The master servicer will oversee the servicing of the mortgage loans by the servicer, but will not be ultimately responsible for the servicing of the mortgage loans, except as provided in the pooling and servicing agreement and described in this prospectus supplement.

The mortgage loans will be serviced by [HomeBanc Corp.]  On the closing date, [HomeBanc Corp.]  will enter into a subservicing agreement with [HomeBanc Mortgage Corporation] for the servicing of the mortgage loans.

If the servicer is removed due to default or otherwise, a successor servicer acceptable to the master servicer and the rating agencies will assume responsibility for the servicing of the mortgage loans, as described in this prospectus supplement.

See “The Servicer and the Subservicer,” “Mortgage Loan Servicing” and “The Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement—Events of Default; Servicer Termination Events” in this prospectus supplement.

[Optional Purchase of the Mortgage Loans

The [servicer] may purchase the mortgage loans on any distribution date following the month in which the total principal balance of the mortgage loans declines to less than [     ]% of their initial total principal balance.

If the mortgage loans are purchased, certificateholders will be paid accrued interest and principal in an amount not to exceed the purchase price.

If the option to purchase the mortgage loans is not exercised on the earliest possible distribution date as described above, then, beginning with the next succeeding distribution date and thereafter, the interest rates of the certificates will be increased as described in this prospectus supplement.

See “Description of the Certificates—Optional Purchase of the Mortgage Loans” in this prospectus supplement for a description of the purchase price to be paid for the mortgage loans.

See the table on page S-[     ] for a description of the increased interest rates to be paid on the certificates in the event that the purchase option with respect to the mortgage loans is not exercised as described above.]

[To be provided as applicable.]

Financing

The underwriters, or affiliates of the underwriters, have provided financing for certain of the mortgage loans. A portion of the proceeds of the sale of the certificates will be used to repay this financing.

Tax Status

The securities administrator, on behalf of the trustee, will elect to treat all or a portion of the trust fund as multiple REMICs for federal income tax purposes. Each of the offered certificates, the Class [     ] Certificates and the Class [     ] Certificates will represent ownership of “regular interests” in a REMIC. The Class [     ] Certificate will be designated as the sole class of “residual interest” in each of the REMICs.

Certain of the offered certificates may be issued with original issue discount for federal income tax purposes.

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

Generally, all of the certificates offered by this prospectus supplement may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986.  You should consult with your counsel with respect to the legal consequences of such plan’s or arrangement’s acquisition and ownership of certificates.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There may be other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Offered Certificates

Each class of offered certificates will initially have the ratings from [     ] specified on page S-[     ].

These ratings are not recommendations to buy, sell or hold these certificates.  A rating may be changed or withdrawn at any time by the assigning rating agency.

The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

The ratings do not address the payment of any basis risk shortfalls with respect to the offered certificates.

See “Ratings” in this prospectus supplement for a more complete discussion of the ratings of the offered certificates.

See “Ratings” in this prospectus supplement for a more complete discussion of the ratings of the offered certificates.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates.

Mortgage Loan Interest Rates May  Limit Interest Rates on the Certificates

The certificates will accrue interest at [describe interest rate], but these interest rates are subject to limitation.  The available funds rate, which is a limitation based on the amount of interest collections received during the applicable period, net of certain fees and expenses of the trust fund, will limit the interest rates on the certificates.

All of the mortgage loans to be included in the mortgage pool[s] will have interest rates [that adjust based on either a one-month LIBOR index or a six-month LIBOR index], as described under “Description of the Mortgage Pool[s]—The Indices” in this prospectus supplement.  The mortgage loans in the pool[s] may also have periodic maximum and minimum limitations on adjustments to their interest rates, and the first interest rate adjustment date for [substantially all] of the mortgage loans will occur approximately [one month, approximately six months, approximately three years, approximately five years or approximately seven years after their first payment date].  If as a result of these factors, or due to delinquencies in payment, the interest rates on the certificates are limited by the available funds rate, the certificates will accrue less interest than if the interest rates were not subject to the available funds rate described in this prospectus supplement.

The interest rates on the certificates are also subject to a fixed rate cap.  The fixed rate cap limits the interest rates on the certificates to a maximum annual rate of [     ]%.  If the interest rate for any class of certificates at any time is limited by the fixed rate cap, the market value of those certificates may be temporarily or permanently reduced.

A variety of factors could limit the interest rates and adversely affect the yields on and market values of the certificates.  These factors include:

•

[The interest rates for the certificates adjust monthly, while the interest rates on approximately [     ]% of the mortgage loans to be included in the mortgage pool adjust semi-annually.  Consequently, the available funds rate limitation on the interest rates on these certificates may prevent increases in the interest rates on the related certificates for extended periods in a rising interest rate environment.]

•

The interest rates on certain of the mortgage loans to be included in the mortgage pool[s] may respond to economic and market factors that differ from those that affect one-month LIBOR.  It is possible that the interest rates on these mortgage loans may decline while one-month LIBOR is stable or rising, or that one-month LIBOR will increase more rapidly than the interest rates on these mortgage loans.

•

To the extent that mortgage loans are delinquent in payment or subject to default or prepayment, the interest rates on the certificates may be reduced as a result of the available funds rate limitation described in this prospectus supplement.

If the interest rates on the certificates are limited for any distribution date, the resulting basis risk shortfalls may be paid to holders of those certificates on future distribution dates, but only if there is enough cashflow generated from excess interest on the mortgage loans to fund those shortfalls [or distributions are received under the interest rate cap agreements in an amount sufficient to cover those shortfalls].

See “Description of the Certificates— Distributions of Interest” and “—Credit Enhancement—Overcollateralization” in this prospectus supplement.  For a general description of the interest rates of the mortgage loans, see “Description of the Mortgage Pool[s]” in this prospectus supplement.

[Risks Related to Mortgage Loans With Interest-Only Payments

]

[Approximately [     ] of the mortgage loans provide for payment of interest at the related mortgage interest rate, but no payment of principal, for a period of [ten] years following the origination of the mortgage loan, respectively.  Following the interest-only period, the monthly payment with respect to each of these mortgage loans will be increased to an amount sufficient to amortize the principal balance of the mortgage loan over the remaining term and to pay interest at the applicable mortgage interest rate.

The interest-only mortgage loans may present special default and prepayment risks, particularly for certificates purchased at a discount.

See “Yield, Prepayment and Weighted Average Life—General” in this prospectus supplement and “Risk Factors—Risks Related to Mortgage Loans with Interest-Only Payments” and “—Changes in U.S. Economic Conditions May Adversely Affect the Performance of Mortgage Loans, Particularly Adjustable Rate Loans of Various Types” in the prospectus.]

[To be provided as applicable.]

[Special Default Risks of Second Lien Mortgage Loans]

]

[Approximately [    ]% of the mortgage loans are secured by second liens on the related mortgaged properties. These second lien mortgage loans are subordinate to the rights of the mortgagee under the related first lien mortgage loans and may present special risks upon default of any second lien mortgage loans.

See “Risk Factors—Special Default Risk of Second Lien Mortgage Loans” and “—Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the prospectus.]

[To be provided as applicable.]

[Risks Related to Simultaneous Second  Liens]

[Approximately [     ]% of the mortgage loans are first lien mortgage loans with respect to which, at the time of origination, the originator or another lender also originated second lien mortgage loans that may not be included in the trust fund.  The weighted average indicative combined loan-to-value ratio, which is the ratio of the total outstanding principal balance of a first lien mortgage loan and the related simultaneous second lien mortgage loan to the value of the related mortgaged property, of these mortgage loans is [     ]%.  In addition, other borrowers whose first lien loans are included in the trust fund may have obtained secondary mortgage financing following origination of the first lien loans.  Investors should consider that borrowers who have less equity in their homes may be more likely to default, and may be more likely to submit to foreclosure proceedings.]

See “Risk Factors—Risks Related to Simultaneous Second Liens and Other Borrower Debt” in the prospectus.]

[To be provided as applicable.]

[Risks Related to Servicing and Subservicing]

]

[The servicer and the subservicer have only limited experience servicing mortgage loans in their portfolios and limited experience servicing mortgage loans in a securitization, which could lead to higher levels of delinquencies and defaults on the mortgage loans than would be the case if the mortgage loans were directly serviced by a more experienced servicer.  The master servicer will monitor the performance of the servicer and the subservicer, but if substantial losses occur as a result of delinquencies and defaults on the mortgage loans, you may suffer losses.  As a result of the servicer’s and subservicer’s limited experience in servicing mortgage loans, the historical delinquency, bankruptcy, foreclosure and default experience of the subservicer included in this prospectus supplement under “The Servicer and the Subservicer” may not be reflective of the future delinquency and loss experience to be expected of the subservicer.

See “The Servicer and the Subservicer” and “Mortgage Loan Servicing” in this prospectus supplement.]

Risks Related to Potential Inadequacy of Credit Enhancement and other Support

[The certificates are not insured by any surety bond.]  The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the mortgage loans.

Excess Interest and Overcollateralization.  In order to achieve and maintain overcollateralization after losses have occurred on the mortgage loans it will be necessary that the mortgage loans generate more interest than is needed to pay interest on the certificates, as well as the fees and expenses of the trust fund.  [We expect that the mortgage loans will generate more interest than is needed to pay these amounts, at least during certain periods, because the weighted average of the interest rates on the mortgage loans in the mortgage pool is expected to be higher than the weighted average of the interest rates on the certificates.]  Any remaining interest generated by the mortgage loans will, in effect, absorb losses on the mortgage loans, and will be applied to achieve and maintain overcollateralization.

We cannot assure you, however, that the mortgage loans[, together with amounts available from the interest rate cap agreements] will generate enough excess interest in all periods to achieve and maintain the overcollateralization level required by the rating agencies.  The following factors will affect the amount of excess interest that the mortgage loans will generate:

Prepayments.  Every time a mortgage loan is prepaid, total excess interest after the date of prepayment will be reduced because that mortgage loan will no longer be outstanding and generating interest, or, in the case of a partial prepayment, will be generating less interest.  The effect on your certificates of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

Defaults, Delinquencies and Liquidations.  If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay certificateholders.  Every time a mortgage loan is liquidated or written off, excess interest is reduced because the mortgage loan will no longer be outstanding and generating interest.  Defaults on a disproportionately high number of high interest rate mortgage loans would have a greater negative effect on future excess interest.

[Increases in LIBOR.  Approximately [     ]% of the mortgage loans have interest rates that adjust based on a six-month LIBOR index and not the one-month LIBOR index used to determine the interest rates on the certificates.  As a result of an increase in one-month LIBOR, the interest rate on the related certificates may increase relative to interest rates on the mortgage loans, requiring that more of the interest generated by the mortgage loans be applied to cover interest on the certificates.]

See “Description of the Certificates—Credit Enhancement— Overcollateralization” in this prospectus supplement.

[Limitations on Adjustments of Mortgage Rates. The adjustable rate mortgage loans to be included in the trust fund may have periodic maximum and minimum limitations on adjustments to their interest rates. Due to the application of these limitations, in a rising interest rate environment the interest rates on the adjustable rate mortgage loans may increase more slowly than the level of one-month LIBOR and the corresponding interest rates on the offered certificates, requiring that more of the interest generated by the adjustable rate mortgage loans be applied to cover interest on the certificates.

See “Description of the Mortgage Pool—Adjustable Mortgage Rates” in this prospectus supplement.]

Subordination.   Subordination in right of payment of the subordinate certificates provides a form of credit enhancement for the senior certificates and for each class of subordinate certificates having a higher priority of payment.  However, if this subordination is insufficient to absorb losses in excess of excess interest and any overcollateralization, then holders of subordinate certificates [, particularly the Class [     ] Certificates,] may never receive all of their principal payments.  You should consider the following:

•

if you buy a Class [     ] Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total class principal amount of the Class [     ] Certificates, the principal amount of your certificate will be reduced proportionately with the amounts of the other Class [     ] Certificates by the amount of that excess; and

•

if you buy a Class [     ] Certificate and losses on the mortgage loans exceed excess interest and any overcollateralization that has been created, plus the total class principal amount of the Class [     ] and [     ] Certificates, the principal amount of your certificate will be reduced proportionately with the amounts of the other Class [     ] Certificates by the amount of that excess.

See “Description of the Certificates—Credit Enhancement— Subordination” in this prospectus supplement.

[Primary Mortgage Insurance.  Approximately [     ]% of the mortgage loans have original loan-to-value ratios greater than 80%.  Approximately [     ]% and [     ]% of those mortgage loans are covered by borrower-paid loan-level primary mortgage insurance policies and lender-paid loan-level primary mortgage insurance policies, respectively.  The borrower-paid loan-level primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to approximately [     ]% to [     ]% of the value of the related mortgaged property and may be terminated by the related borrower under certain circumstances once the actual loan-to-value ratio of the related mortgage loan is reduced below 80%.  The lender-paid loan-level primary mortgage insurance policies will generally have the effect of reducing the original loan-to-value ratios of those covered mortgage loans to approximately [     ]% to [     ]% of the value of the related mortgaged property and will remain in place until the related mortgage loan has been paid in full or otherwise liquidated.  However, both the borrower-paid loan-level primary mortgage insurance policies and the lender-paid loan-level primary mortgage insurance policies will only cover first lien mortgage loans and are subject to various other limitations and exclusions.  As a result, coverage may be limited or denied on some mortgage loans.  In addition, because the amount of coverage under these policies depends on the loan-to-value ratio of the related mortgaged property at the inception of the policies, a decline in the value of the related mortgaged properties will not result in increased coverage, and the trust fund may still suffer a loss on a covered mortgage loan.  Accordingly, these primary mortgage insurance policies will provide only limited protection against losses on the mortgage loans.

The servicer will be obligated to pay the premiums on the lender-paid loan-level primary mortgage insurance policies under the terms of the pooling and servicing agreement.  Investors should consider that if the servicer does not fulfill its covenant to pay the related premiums, whether due to inadvertence or otherwise, the related primary mortgage insurance coverage will be cancelled.

See “Description of the Mortgage Pool—Primary Mortgage Insurance” in this prospectus supplement.]

[To be provided as applicable.]

Risks Related to Unpredictability and Effect of Prepayments

The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline, mortgage loan prepayments may increase due to the availability of refinancing at lower interest rates.  If prevailing interest rates rise, prepayments on the mortgage loans may decrease.

[Borrowers may prepay their mortgage loans in whole or in part at any time without penalty.]

A prepayment of a mortgage loan will usually result in a payment of principal on the certificates, and, depending on the type of certificate and the price investors paid for that certificate, may affect the yield on that certificate.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

[Risks Related to Amounts in the Pre-Funding Account being Applied to Pay Principal on the Certificates]

[If the aggregate principal balance of the additional mortgage loans to be acquired by the trust fund by the end of the pre-funding period is less than the initial pre-funding amount allocable to the mortgage pool, the amount of such differential will be paid to the related certificateholders on the [     ] distribution date in the same manner and priority as the mortgage loan collections of principal.  Any such payment will reduce the weighted average life of the certificates and may adversely affect the yield of the certificates.  Certificateholders would bear the risk of being unable to invest such early payment at a yield that is at least equal to the yield on the certificates.  The depositor believes that substantially all of the funds in the pre-funding account will be used for the purchase of additional mortgage loans prior to the end of the pre-funding period.]

Delay in Receipt of Liquidation
Proceeds; Liquidation Proceeds May Be Less Than Mortgage
Loan Balance

Substantial delays could be encountered in connection with the liquidation of delinquent mortgage loans.  Further, reimbursement of advances made by or on behalf of the servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to certificateholders.  If a mortgaged property fails to provide adequate security for the related mortgage loan, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

Risks Related to Geographic Concentration of Mortgage Loans

Approximately [     ]% of the mortgage loans to be included in the trust fund are secured by properties located in     [     ] and approximately [     ]% of the mortgage loans to be included in the trust fund are secured by properties located in     [     ].  The rate of delinquencies, defaults and losses on the mortgage loans may be higher than if fewer of the mortgage loans were concentrated in these states because adverse economic conditions and natural disasters will have a disproportionate impact on the mortgage loans in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the Mortgage Loans” in the prospectus.  For additional information regarding the geographic concentration of the mortgage loans to be included in the mortgage pool, see the applicable table(s) in Annex C of this prospectus supplement.

Violation of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the seller and its lending affiliates.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

See “Risk Factors—Violations of Various Federal, State and Local Laws May Result in Losses on the Mortgage Loans” in the prospectus.

Violation of Predatory Lending/Risks Related to High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. Failure to comply with these laws, to the extent applicable to any of the mortgage loans, could subject the trust, as an assignee of the mortgage loans, to monetary penalties and could result in the borrowers rescinding the affected mortgage loans. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, certificateholders could incur losses.

For a discussion of anti-predatory lending laws and the effect of any “high cost” loans on the trust fund, see “Risk Factors—Predatory Lending Laws/High Cost Loans” in the prospectus.

Bankruptcy Proceedings
Could Delay or Reduce Distributions on the Certificates

Each transfer of a mortgage loan to the seller, from the seller to the depositor and from the depositor to the issuer, is intended to be an absolute and unconditional sale of that mortgage loan and will be reflected as such in the applicable documents, although [HomeBanc Corp.] will treat this securitization transaction as a financing for accounting purposes.  However, in the event of insolvency of a prior owner of a mortgage loan, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that mortgage loan by the insolvent party as a borrowing secured by a pledge of the mortgage loan.  Such an attempt, even if unsuccessful, could result in delays in payments on the certificates.  If such an attempt were successful, it is possible that the affected mortgage loans could be sold in order to liquidate the assets of the insolvent entity.  In the case of the insolvency of the seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the certificates in full.

[Material Legal Proceedings]

[Description of any material legal or governmental proceedings pending against the transaction parties is to be provided, as applicable.]

Description of the Certificates

General

The HomeBanc Mortgage Trust [     ] Mortgage Pass-Through Certificates, Series [     ] will consist of the Class[     ], Class [     ] and Class [     ].  Only the Offered Certificates are offered hereby.

The Certificates represent beneficial ownership interests in the Trust Fund, the assets of which will consist primarily of (1) [     ] Mortgage Pool[s] of [describe Mortgage Loans], [certain of which will be acquired by the Trust Fund on the Closing Date and others of which have been identified and are intended to be acquired by the Trust Fund from time to time subsequent to the Closing Date but prior to [     ]]; (2) such assets as from time to time are deposited in respect of the Mortgage Loans in the Servicing Account, Collection Account and the Distribution Account maintained by the Servicer, the Master Servicer and the Securities Administrator, respectively, on behalf of the Trustee; (3) property acquired by foreclosure of Mortgage Loans or deed in lieu of foreclosure; (4) the rights of the Depositor under the Mortgage Loan Purchase Agreement, as described under “The Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement—Sale of Mortgage Loans” herein; (5) the Basis Risk Reserve Fund, as described under “— Distributions of Interest— Basis Risk Shortfalls; (6) [     ] interest rate cap agreement[s], as described under “—Distributions of Interest—The Interest Rate Cap Agreement[s]” herein; and (7) all proceeds of the foregoing.

Each class of Offered Certificates will be issued in the respective approximate initial total principal amount specified in the table on page S-[     ].  [The Class [     ] Certificates will be entitled to the amounts provided in the Pooling and Servicing Agreement and will be issued without interest rates.]  The initial total Class Principal Amount of the Offered Certificates may be increased or decreased by up to [     ] percent to the extent that the Cut-off Date Balance of the Mortgage Loans is correspondingly increased or decreased as described under “Description of the Mortgage Pool[s]” herein.  The Class [     ] Certificates will be issued in the approximate initial Class Principal Amount of $[     ] and will accrue interest at the Class [     ] Certificate Interest Rate.

[The Class [     ] Certificates will be entitled to monthly excess cashflow from the Mortgage Pool remaining after required distributions are made to the Offered Certificates and the Class [     ] Certificates and certain fees, expenses, indemnities and reimbursements are paid.  The Class [     ]  Certificates evidence the residual interest in each of the REMICs and will represent the remaining interest in the assets of the Trust Fund after the required distributions are made to all other Classes of Certificates and certain fees, expenses, indemnities and reimbursements are paid.

An affiliate of the Seller will initially hold the Class [     ]  and Class [     ] Certificates and may place such Certificates into a separate trust or other special purpose entity and issue securities backed by all or a portion of such Certificates.]

Distributions on the Certificates will be made on the [25]th day of each month or, if the [25]th day is not a Business Day, on the next succeeding Business Day, beginning in [     ], to Certificateholders of record on the applicable Record Date.

Distributions on the Certificates will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the office of the Securities Administrator in its capacity as Certificate Registrar.

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants.

Each class of Book-Entry Certificates will be represented by one or more global certificates that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC's nominee will be Cede & Co.  No person acquiring an interest in a Book-Entry Certificate will be entitled to receive a physical certificate representing such person's interest, except as set forth below under “—Book-Entry Registration—Definitive Certificates.” Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for payment to Beneficial Owners by DTC in accordance with DTC procedures.

Book-Entry Registration

General.  Beneficial Owners will hold their Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations that are participants in such systems.  Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries names on the books of DTC.  Citibank, N.A. generally, but not exclusively, will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank National Association generally, but not exclusively, will act as depositary for Euroclear.  Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate.  Unless and until Definitive Certificates are issued, it is anticipated that the only “Certificateholder” of the Book-Entry Certificates will be Cede & Co., as nominee of DTC.  Beneficial Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement.  Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the Financial Intermediary that maintains the Beneficial Owner's account for such purpose.  In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a Participant, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC participant) and on the records of Clearstream Luxembourg or Euroclear, as appropriate).  Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Securities Administrator through DTC and DTC participants.  See “Book-Entry Registration” in the prospectus.

Distributions of Interest

Calculation of Interest.  The amount of interest payable on each Distribution Date in respect of each class of Certificates will equal the Current Interest [and any Carryforward Interest] for such class on such date.  Interest will accrue on the Certificates on the basis of [     ].

Interest Distribution Priorities.  On each Distribution Date, Interest Funds will be paid in the following order of priority:

(1)

[concurrently, in proportion to the amount of Current Interest and any Carryforward Interest for each such class, to the Senior Certificates, Current Interest and any Carryforward Interest for each such class for such Distribution Date;

(2)

to the Class [     ] Certificates,  Current Interest and any Carryforward Interest for such class for such Distribution Date;

(3)

to the Class [     ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date; and

(4)

for application as part of Monthly Excess Interest for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any Interest Funds remaining after application pursuant to clauses (1) through (3) above].

[May vary in accordance with structure of transaction.]

[The Interest Rate Cap Agreement[s].  On or prior to the Closing Date, the Issuer will enter into the Cap Agreement[s] with the Cap Counterparty.

Under the terms of [the] [each] Cap Agreement, in exchange for a fixed payment made on behalf of the Trust Fund on the Closing Date, the Cap Counterparty will be obligated to pay to the Trustee at least one Business Day prior to each Distribution Date, [commencing and ending with the Distribution Dates specified in Annex D to this prospectus supplement for such Cap Agreement, one month’s interest calculated at an annual rate equal to the product of (a)  the excess, if any, of One-Month LIBOR over the related Strike Rate, (b) a scheduled notional amount for such Distribution Date, each as set forth in Annex D to this prospectus supplement and (c)  the actual number of days in the related Accrual Period divided by 360.  The initial notional amount for [the] [each] Cap Agreement will decline each month as specified in Annex D to this prospectus supplement.

The Cap Agreements will terminate after the Distribution Date specified in Annex D to this prospectus supplement.]  [To be provided as applicable.]

It is intended that payments under the Cap Agreements provide limited protection against upward movements in One-Month LIBOR and reduce basis risk to the Certificates associated with the Trust Fund’s investment in certain delayed adjustment date Mortgage Loans.  See “Description of the Mortgage Pool[s]—General” and “—Adjustable Mortgage Rates.”

[State whether the significance percentage with respect to the Cap Agreements is less than 10%, or 10% or more but less than 20%, or 20% or more.]

[If the significance percentage of the Cap Agreements is 10% or more, but less than 20%, then provide financial data as required by Item 301 of Regulation S-K.  If 20% or more, provide financial statements meeting the requirements of Regulation S-X.]

However, there can be no assurance that amounts payable to the Trust Fund under the Cap Agreement[s] will be sufficient to cover such shortfalls.  In addition, the Cap Agreement[s] will provide protection against upward movements in One-Month LIBOR and reduce the basis risk to the Certificates only for the periods specified in Annex D to this prospectus supplement.

On each Distribution Date, the Paying Agent will distribute the amounts received by the Trust Fund under [the] [each] Cap Agreement to holders of the Certificates in the following order of priority:

(1) [concurrently, in proportion to the amount of Basis Risk Shortfall for each such class, to the Senior Certificates, any Basis Risk Shortfall for each such class and such Distribution Date;

(2) to the Class [     ] Certificates, any Basis Risk Shortfall for such class and such Distribution Date;

(3) to the Class [     ] Certificates, any Basis Risk Shortfall for such class and such Distribution Date; and

(4) to the Class [    ] Certificate, any remaining amounts].

[If such amounts are insufficient to cover the total amount of any Basis Risk Shortfall, the only other source of coverage will be the Monthly Excess Cashflow, if any.]

The long term credit ratings of [the] [each] Cap Counterparty, as of the date hereof, are “[     ]” by [     ] and “[     ]” by [     ].  There can be no assurance that such ratings will be maintained.

[The] [Each] Cap Agreement is terminable by the Trust Fund or the Cap Counterparty following the occurrence of certain specified events of default, including failure of the Cap Counterparty to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc.  Master Swap Agreement (Multicurrency—Cross-Border).]

[To be provided as applicable.]

Basis Risk Shortfalls.  With respect to each Distribution Date and any Class of LIBOR Certificates, to the extent that (a) the applicable Certificates Interest Rate (calculated without regard to the Available Funds Cap) for such Class exceeds (b) the Available Funds Rate, such Class will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Certificate Interest Rate (calculated without regard to the Available Funds Rate) before the holders of the Class  [    ] Certificate are entitled to any distributions. Such Class of LIBOR Certificates will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from Monthly Excess Cashflow, treated as paid from, and to the extent such funds are on deposit in, the Basis Risk Reserve Fund. The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (1) an initial deposit of $[          ] by the Depositor and (2) certain amounts that would otherwise be distributed to the Class [    ] Certificate. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any Class of LIBOR Certificates for any Distribution Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Certificate Interest Rate exceeds (y) the amount payable at the Available Funds Rate.

The amount of Monthly Excess Cashflow distributable with respect to the Class  [    ] Certificate on any Distribution Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, on deposit in the Basis Risk Reserve Fund.

Prepayment Interest Shortfalls.  When a principal prepayment is made on a Mortgage Loan, the borrower is charged interest only to the date of such prepayment, instead of for a full month, with a resulting reduction in interest payable for the month during which the prepayment is made.  Prepayments in full or in part are generally applied as of the date of receipt.  Full or partial prepayments (or proceeds of other liquidations) received in any Prepayment Period, in the case of any prepayments in full, or in any Collection Period, in the case of any partial prepayments, will be available to make distributions to Certificateholders on the Distribution Date following the Prepayment Period or Collection Period, as applicable.  To the extent that, as a result of a full or partial prepayment, a borrower is not required to pay a full month's interest on the amount prepaid, the amount of Interest Funds would be reduced.

With respect to prepayments in full or in part received from a borrower during any Prepayment Period, the Servicer will be obligated to fund any resulting Prepayment Interest Shortfalls (such payment obligation being limited to the aggregate of the Servicing Fees received on the Mortgage Loans for the applicable Distribution Date).  The Servicer is obligated to reduce its servicing compensation for the related Distribution Date to the extent necessary to fund any Prepayment Interest Shortfalls.  The Master Servicer is obligated to fund any Prepayment Interest Shortfalls required to be paid but not paid by the Servicer, but only up to the amount of the Master Servicer's compensation.  See “Mortgage Loan Servicing—Prepayment Interest Shortfalls” herein.  Any Prepayment Interest Shortfalls not funded by the Servicer or the Master Servicer will reduce Interest Funds available for distribution on the related Distribution Date.

[Determination of LIBOR.

On each LIBOR Determination Date, the Securities Administrator will determine One-Month LIBOR based on the “Interest Settlement Rate” for U.S.  dollar deposits of one-month maturity set by the BBA as of 11:00 a.m.  (London time) on the LIBOR Determination Date.

The BBA's Interest Settlement Rates are currently displayed on the Designated Telerate Page.  Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page “LIBOR01” and Bloomberg L.P. page “BBAM.” The BBA's Interest Settlement Rates currently are rounded to five decimal places.

With respect to any LIBOR Determination Date, if the BBA's Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m.  (London time) on such date, or if the Designated Telerate Page is not available on such date, the Securities Administrator will obtain such rate from the Reuters or Bloomberg page.  If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate.  In the event that the BBA no longer sets an Interest Settlement Rate, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate.

The Securities Administrator will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the Trust Fund’s expense) that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

The establishment of One-Month LIBOR on each LIBOR Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

[To be provided as applicable.]

Distributions of Principal

On each Distribution Date, the Principal Distribution Amount will be paid as follows:

A.

[On each Distribution Date during the Revolving Period, to the Depositor, the purchase price of any Additional Mortgage Loans to be purchased by the Trust Fund from the Depositor on such Distribution Date;]

B.

[After the Revolving Period and] [On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, in the following order of priority:

(1)

concurrently, in proportion to the Class Principal Amounts thereof, to the Senior Certificates, in reduction of their Class Principal Amounts until the Class Principal Amount of each such class has been reduced to zero;

(2)

to the Class [     ] Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

(3)

to the Class [     ] Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero; and

(4)

for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any Principal Distribution Amount remaining after application pursuant to clauses (1) through (3) above.]

[May vary in accordance with structure of transaction.]

C.

[On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, in the following order of priority:

(1)

concurrently, in proportion to the Class Principal Amounts thereof, to the Senior Certificates, an amount equal to the Class [     ] Principal Distribution Amount, in reduction of their Class Principal Amounts until the Class Principal Amount of each such class has been reduced to zero

(2)

to the Class [     ] Certificates, an amount equal to the Class [     ] Principal Distribution Amount, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

(3)

to the Class [     ] Certificates, an amount equal to the Class [    ] Principal Distribution Amount, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero; and

(4)

for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any Principal Distribution Amount remaining after application pursuant to clauses (1) through (3) above.]

[May vary in accordance with structure of transaction.]

Credit Enhancement

Credit enhancement for the Certificates consists of the [subordination of the Subordinate Certificates, excess interest and overcollateralization], in each case as described herein.

[[Describe as applicable:]

Subordination.  The rights of holders of the Subordinate Certificates to receive distributions of interest with respect to the Mortgage Loans will be subordinated, to the extent described herein, to such rights of holders of each class of Certificates having a higher priority of distribution, as described under “—Distributions of Interest.”  This subordination is intended to enhance the likelihood of regular receipt by holders of Certificates having a higher priority of payment of the full amount of interest payable thereon.

The limited protection afforded to holders of Certificates by means of the subordination of Subordinate Certificates having a lower priority of distribution will be accomplished by the preferential right of holders of more senior classes of Certificates to receive, prior to any distribution in respect of interest being made on any Distribution Date in respect of Certificates having a lower priority of distribution, the amounts of interest due them on such Distribution Date.

Application of Realized Losses.  If a Mortgage Loan becomes a Liquidated Mortgage Loan during any Collection Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of that Mortgage Loan.  The amount of such insufficiency is a Realized Loss.  Realized Losses on Mortgage Loans will have the effect of reducing amounts distributable in respect of,  first, the Class [     ] Certificates (both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralized Amount for the related Distribution Date); second, the Class [     ] Certificates; and third, Class [     ] Certificates, before reducing amounts distributable in respect of the Class [     ] Certificates.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance, and thus may reduce the Overcollateralized Amount.  As described herein, the Overcollateralized Amount is increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Certificates.

[If on any Distribution Date, after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date, the aggregate Class Principal Amount of the Offered Certificates exceeds the Pool Balance for such Distribution Date, the Class Principal Amounts of the Subordinate Certificates will be reduced in inverse order of priority of distribution.  Such Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class [     ] Certificates, until their Class Principal Amount has been reduced to zero; and second, the Class [     ] Certificates, until their Class Principal Amount has been reduced to zero. The Class Principal Amounts of the Class [     ] and Class [     ] Certificates will not be reduced by allocation of Applied Loss Amounts.

Holders of Subordinate Certificates will not receive any distributions in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow as described below.

In the event that the Servicer recovers any amount with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation of such Mortgage Loan, such Subsequent Recovery will be distributed in accordance with the priorities described under “Description of the Certificates—Distributions of Principal—Principal Distribution Priorities” in this Prospectus Supplement and the Class Principal Amount of each class of Certificates that has previously been reduced by an Applied Loss Amount will be increased as described in the definition of “Certificate Principal Amount.” Any Subsequent Recovery that is received during a Prepayment Period will be included as a part of the Principal Distribution Amount for the related Distribution Date.]

Excess Interest.  The Mortgage Loans bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Certificates and the expenses of the Master Servicer, the Servicer, the Securities Administrator, the Custodian and the Trustee.  Such excess interest from the Mortgage Loans each month will be available to absorb Realized Losses on the Mortgage Loans and to achieve and maintain overcollateralization at the required levels.

Overcollateralization.  On the Closing Date, the Cut-off Date Balance is expected to [approximately equal the initial aggregate Class Principal Amount of the Certificates].  The weighted average of the Net Mortgage Rates of the Mortgage Loans is currently, and generally in the future is expected to be, [higher] than the weighted average interest rate on the Certificates.  As described below, the application of interest collections as distributions of principal will cause the aggregate Class Principal Amount of the Certificates to amortize more rapidly than the Pool Balance, thus achieving and maintaining overcollateralization (i.e., the excess of the Pool Balance over the aggregate Class Principal Amount of the Certificates).  However, Realized Losses with respect to Mortgage Loans may reduce overcollateralization, and could result in an Overcollateralization Deficiency.

Application of Monthly Excess Cashflow.  On each Distribution Date, Monthly Excess Cashflow will be paid in the following order of priority:

A.

[On each Distribution Date during the Revolving Period, to the Depositor, the purchase price of any Additional Mortgage Loans to be purchased by the Trust Fund from the Depositor on such Distribution Date;]

B.

[On each Distribution Date after the Revolving Period, in the following order of priority:]

(1)

[to fund the Extra Principal Distribution Amount, to the extent of Monthly Excess Interest available on such Distribution Date;

(2)

to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in the following order of priority:

(a)

concurrently, in proportion to the amount of Basis Risk Shortfall Carryforward Amount for each such class, to the Senior Certificates, any Basis Risk Shortfall Carryforward Amount for each such class and such Distribution Date [to the extent not covered by the Cap Agreement[s]];

(b)

to the Class [     ] Certificates, any Basis Risk Shortfall Carryforward Amount for such class and such Distribution Date [to the extent not covered by the Cap Agreement[s]];

(c)

to the Class [     ] Certificates, any Basis Risk Shortfall Carryforward Amount for such class and such Distribution Date [to the extent not covered by the Cap Agreement[s]]; and

(3)

to the Class [     ] Certificate, the amount distributable thereon under the Pooling and Servicing Agreement.]

[May vary in accordance with structure of transaction.]

[Optional Purchase of the Mortgage Loans

On the Initial Purchase Date, the [Servicer] will have the option to purchase the Mortgage Loans, any REO Property and any other property remaining in the Trust Fund for the Purchase Price.  If such option is exercised, the Trust Fund will be terminated.  If the [Servicer] fails to exercise such option on the Initial Purchase Date, the applicable Certificate Interest Rate of each class of Offered Certificates will be increased as described under “Summary of Terms — The Certificates — Distributions on the Certificates — Interest Distributions” and the Certificate Interest Rate of the Class [     ] Certificates will be increased as described in the definition of “Class [     ] Certificate Interest Rate” in “Annex A—Defined Terms.”

In addition, as described under “The Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement —Optional Purchase of Distressed Mortgage Loans,” the Servicer will have the right to purchase any Mortgage Loan that becomes 90 or more days delinquent in payment.]

[To be provided as applicable.]

The Securities Administrator

[     ]  will act as Securities Administrator for so long as it is also the Master Servicer.  The Securities Administrator will act as paying agent and Certificate Registrar and will be responsible for preparing certain investor reports, including the monthly distribution date statement to Certificateholders and the monthly distribution date statement to the Residual Holder, providing all customary tax reports to Certificateholders related to their investment, providing monthly calculations to the Trustee regarding distributions to Certificateholders.  The Securities Administrator will be compensated by the Master Servicer for its services.  The Securities Administrator will be entitled to reimbursement from the Trust Fund for certain expenses prior to distribution of any amounts to Certificateholders.  The office of the Securities Administrator for purposes of presentation of the Certificates for transfer and exchange and final distribution is located at [     ], or any other address that the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer and the Trustee.

The Securities Administrator may resign at any time, in which event the Issuer will be obligated to appoint a successor Securities Administrator.  The Issuer may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the Securities Administrator or its property.  Upon such resignation or removal of the Securities Administrator, the Issuer will be entitled to appoint a successor Securities Administrator.  Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator.  If at any time [     ] resigns, or transfers or assigns its rights and obligations, or is removed as Master Servicer, then at such time, [     ] will resign as Securities Administrator.

[Disclosure regarding the Securities Administrator’s experience serving as a securities administrator in the securitization of similar asset types to be provided for each transaction.]

The Trustee

[     ] will be the Trustee pursuant to the Pooling and Servicing Agreement.  The Trustee’s on going fees for its services will be paid by the Master Servicer.  The Trustee will be entitled to reimbursement from the Trust Fund for expenses and certain other amounts prior to distribution of any amounts to Certificateholders.  The Trustee's Corporate Trust Fund Office is located at [     ], or any other address that the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Securities Administrator, the Master Servicer and the Servicer.

[Disclosure regarding the Trustee’s experience serving as a trustee or indenture trustee in the securitization of similar asset types to be provided for each transaction.]

The Custodian

[     ] will be the Custodian under the Custodial Agreement.  The Custodian’s on going fees for its services will be paid by the Master Servicer.  The Custodian will be entitled to reimbursement from the Trust Fund for expenses and certain other amounts prior to distribution of any amounts to Certificateholders.

[Disclosure regarding the Custodian’s experience serving as a custodian in the securitization of similar asset types to be provided for each transaction.]

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the Trust Fund, the Servicer, the Master Servicer and the Trustee will receive from the assets of the Trust Fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee is Payable:
Servicer	[monthly] [monthly]

[For each Mortgage Loan, a monthly fee paid to the Servicer out of interest collections received from the related Mortgage Loan calculated on the outstanding principal balance of each Mortgage Loan at, in the case of (a) approximately [     ]% of the Mortgage Loans,     [      ]% per annum for each Mortgage Loan, (b) approximately [      ]% of the Mortgage Loans, [     ]% per annum for each Mortgage Loan, (c) approximately [      ]% of the Mortgage Loans, [     ]% per annum for each Mortgage Loan and (d) approximately [     ]% of the Mortgage Loans, [     ]% per annum for each Mortgage Loan until the first Adjustment Date and       [     ]% per annum for each Mortgage Loan thereafter.

In addition, with respect to the Mortgage Loans covered by an LPMI Policy (approximately [     ]% of the Mortgage Loans), the monthly fee described above will be increased by an annual percentage rate ranging from [     ]% to [     ]%.]

[All investment earnings on amounts on deposit in the Servicing Account.]

[Deducted by the Servicer from the Servicing Account in respect of each Mortgage Loan, before payment of any amounts to Certificateholders.] [Retained by the Servicer]
Master Servicer	[monthly]	[All investment earnings on amounts on deposit in the Collection Account less any payment of the fees payable to the Trustee and the Custodian.]	[Retained by the Master Servicer]
Trustee	[annually]	[A fixed annual fee of $[ ].]	[Payable from investment earnings on amounts on deposit in the Collection Account]

[The Securities Administrator will not receive any additional compensation with respect to its duties on behalf of the Trust Fund.  The fees of the Custodian will not be payable by the Trust Fund; the Master Servicer will be responsible for the payment of the fees of the Custodian.]  None of the fees set forth in the table above may be increased without amendment of the Pooling and Servicing Agreement as described under “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Amendment” in the prospectus.

[The Subservicer’s compensation will be paid by the Servicer out of its Servicing Fee; the Subservicer will not be entitled to any additional compensation from the assets of the Trust Fund.]

Expenses of the Servicer, the Custodian, the Master Servicer, the Securities Administrator, the Trustee and the Trustee will be reimbursed before payments are made on the Certificates.]

[May vary in accordance with structure of transaction.]

Description of the Mortgage Pool

Wherever reference is made herein to a percentage of some or all of the Mortgage Loans, that percentage (unless otherwise specified) is determined on the basis of the total Scheduled Principal Balance of such Mortgage Loans as of the Cut-off Date.  [As indicated at “Description of the Certificates—General,” subsequent to the Closing Date, but no later than [     ], the Trust Fund may from time to time acquire Subsequent Mortgage Loans from the Depositor.  The procedures and selection criteria for acquiring Subsequent Mortgage Loans are set forth at “—Conveyance of Subsequent Mortgage Loans” below. The discussion that follows in this Prospectus Supplement will apply to Subsequent Mortgage Loans only where specific reference is made to “Subsequent Mortgage Loans” or “Mortgage Loans.”]

General

On the Closing Date, the Trust Fund is expected to include approximately [     ] [describe Mortgage Loans] Mortgage Loans, [     ] of which have original terms to maturity from the first due date of the Monthly Payment of not more than [     ] years, and which have a total Scheduled Principal Balance (after giving effect to Monthly Payments due on the Cut-off Date) of approximately     $[     ].  Approximately [     ]% of the Mortgage Loans are First Lien Mortgage Loans and approximately [     ]% of the Mortgage Loans are Second Lien Mortgage Loans.  Approximately [     ]% of the Mortgage Loans have original terms to maturity from the due date of the first Monthly Payment of 20 years, approximately [     ]% of the Mortgage Loans have original terms to maturity from the due date of the first Monthly Payment of 25 years, and approximately [     ]% of the Mortgage Loans have original terms to maturity from the due date of the first Monthly Payment of 30 years.

The underwriting guidelines generally applied by the Originator in originating the Mortgage Loans are described under “Underwriting Standards” below.  The Mortgage Loans will be acquired by the Depositor from the Seller and the Depositor will, in turn, convey the Mortgage Loans to the Trust Fund.  See “The Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement—Sale of the of Mortgage Loans.”

The Mortgage Loans are [     ] rate Mortgage Loans.  Interest on the Mortgage Loans accrues on the basis of [     ].

Pursuant to its terms, each Mortgage Loan[, other than a loan secured by a condominium unit,] is required to be covered by a standard hazard insurance policy in an amount generally equal to the lower of the unpaid principal amount thereof or the replacement value of the improvements on the related Mortgaged Loan.  Generally, a condominium association is responsible for maintaining hazard insurance covering the entire building.

[[     ] of the Mortgage Loans provide for monthly payments of interest, but not principal, for a period of up to ten years following origination, after which the monthly payments will be increased to amounts sufficient to pay interest and to amortize the principal balances over the remaining terms.  Approximately [     ]% of the Mortgage Loans provide for monthly payments of interest, but not principal, for periods shorter than ten years.  If the monthly payment at the end of the interest only period is substantially higher than the interest only payment, that loan may be subject to an increased risk of default.]  [To be provided as applicable.]

[Approximately [     ]% of the Mortgage Loans are partially insured by the FHA (the “FHA Mortgage Loans”) or are partially guaranteed by the VA (the “VA Mortgage Loans”).  The benefits of the FHA insurance and VA guaranty as to each of these Mortgage Loans are limited as described herein.  [Some] [None] of the FHA Mortgage Loans and the VA Mortgage Loans will be serviced on a full recourse basis.]

[As of the Cut-off Date, approximately [     ]% of the First Lien Mortgage Loans have original Loan-to-Value Ratios in excess of 80%, and approximately [     ]% of the Second Lien Mortgage Loans have original Combined Loan-to-Value Ratios in excess of 80%.  Approximately [     ]% of these Mortgage Loans are not covered by existing borrower- or lender-paid loan-level primary mortgage insurance policies.]  [To be provided as applicable.]

The Seller will represent and warrant that no Mortgage Loan is a “high cost” or “covered” loan under federal, state or local predatory lending laws.

[As of the Cut-off Date, approximately [     ]% of the First Lien Mortgage Loans have original Loan-to-Value Ratios in excess of 80%.   Approximately [     ]% of these Mortgage Loans are not covered by existing borrower- or lender-paid loan-level primary mortgage insurance policies.  In addition,  approximately [     ]% of the Second Lien Mortgage Loans have original Combined Loan-to-Value Ratios in excess of 80% and approximately [     ]% of the First Lien Mortgage Loans have original Indicative Combined Loan-to-Value Ratios in excess of 80%.]  [To be provided as applicable.]

[The Fixed Rate Mortgage Loans

The “Fixed Rate Mortgage Loans” consist of approximately [     ] fixed rate Mortgage Loans, with an aggregate principal balance as of the Cut-off Date of approximately $[     ].  The Fixed Rate Mortgage Loans had individual principal balances at origination of at least $[     ] but not more than $[     ], with an average principal balance at origination of approximately $[     ].  Approximately[     ]% of the Fixed Rate Mortgage Loans have terms to maturity from the date of origination of not more than thirty years.  The Fixed Rate Mortgage Loans have a weighted average remaining term to calculated maturity of approximately [     ] months as of the Cut-off Date.  Approximately [     ]% of the Fixed Rate Mortgage Loans are balloon Mortgage Loans.  Approximately [     ]% of the Fixed Rate Mortgage Loans have been modified.]

[To be provided as applicable.]

[Adjustable Mortgage Rates

As of the Cut-off Date, [     ]% of the Mortgage Loans will provide for semi-annual adjustment of the related Mortgage Rate based on the Six-Month LIBOR Index and [     ]% of the Mortgage Loans will provide for monthly adjustment of the related Mortgage Rate based on the One-Month LIBOR Index, each as described under “—The Indices” below.  With respect to each Mortgage Loan, there will be corresponding adjustments to the monthly payment amount, in each case on each Adjustment Date applicable thereto; provided that the first such adjustment for all of the Mortgage Loans will occur, in the case of approximately [     ]% of the Mortgage Loans, after an initial period of approximately six months following origination, in the case of approximately [     ]% of the Mortgage Loans, after an initial period of approximately three years following origination, in the case of approximately [     ]% of the Mortgage Loans, after an initial period of approximately five years following origination and, in the case of approximately           [     ]% of the Mortgage Loans, after an initial period of approximately seven years following origination On each Adjustment Date for a Mortgage Loan, the Mortgage Rate will be adjusted to equal the sum, rounded generally to the next highest or nearest multiple of 1/8%, of the related Index and the related Gross Margin, provided that the Mortgage Rate on each such Mortgage Loan will not increase or decrease by more than the related Periodic Cap (ranging from [     ]% to [     ]%) as specified in the related mortgage note on any related Adjustment Date and will not exceed the related Maximum Rate over the life of such Mortgage Loan or be less than the Minimum Rate.  Effective with the first monthly payment due on each Mortgage Loan after each related Adjustment Date after the interest-only period, if any, has concluded, the monthly payment amount will be adjusted to an amount that will amortize fully the outstanding principal balance of the related Mortgage Loan over its remaining term, and pay interest at the Mortgage Rate as so adjusted.  Due to the application of the Periodic Caps and Maximum Rates, the Mortgage Rate on each such Mortgage Loan, as adjusted on any related Adjustment Date, may be less than the sum of the related Index and the related Gross Margin, rounded as described herein.  See “—The Indices” below.

The Mortgage Loans do not permit the related borrower to convert the adjustable Mortgage Rate to a fixed Mortgage Rate.]

[To be provided as applicable.]  [May vary in accordance with structure of transaction.]

[The Indices

As indicated above, the index applicable to the determination of the Mortgage Rates for the Mortgage Loans will be either the One-Month LIBOR Index or the Six-Month LIBOR Index as most recently available as of the first business day of the month preceding the month of such Adjustment Date.  In the event that the One-Month LIBOR Index or the Six-Month LIBOR Index becomes unavailable or otherwise unpublished, the Servicer will select a comparable alternative index over which it has no direct control and which is readily verifiable.  For One-Month LIBOR Loans, the One-Month LIBOR Index is determined as of the date that occurs twenty-five (25) days before each Adjustment Date.  For the Six-Month LIBOR Loans (including all hybrid loans), the Six-Month LIBOR Index is determined as of the first Business Day of the month immediately preceding the month in which the Adjustment Date occurs.]

[To be provided as applicable.]

[Primary Mortgage Insurance

Approximately [     ]% of the Mortgage Loans are 80+ LTV Loans.  See “Description of the Mortgage Pool[s] — General.” Approximately[     ]% and [     ]% of the 80+ LTV Loans are covered by existing borrower-paid loan-level primary mortgage insurance policies and lender-paid loan-level primary mortgage insurance policies, respectively.  Approximately [     ]% of the 80+ LTV Loans are not covered by existing borrower- or lender-paid loan-level primary mortgage insurance policies.

These primary mortgage insurance policies provide limited protection against losses on defaulted 80+ LTV Loans and such protection is subject to various limitations and exclusions including, for example, losses resulting from fraud.  As a result, coverage may be denied or limited on some 80+ LTV Loans.  In addition, because the amount of coverage depends on the Loan-to-Value Ratio at the inception of the policy, a decline in the value of a Mortgaged Property will not result in increased coverage, and the Trust Fund may still suffer a loss on a Mortgage Loan covered by a primary mortgage insurance policy  The providers of the primary mortgage insurance policies may also affect the timing and conduct of foreclosure proceedings and other servicing decisions regarding defaulted Mortgage Loans covered by the related primary mortgage insurance policy.  The Servicer is responsible for paying the premiums under the LPMI Policies.  See “Insurance — Primary Mortgage Insurance Policies” in the prospectus.]

[To be provided as applicable.]

Certain Characteristics of the Mortgage Loans

The Mortgage Loans are expected to have the approximate aggregate characteristics as of the Cut-off Date as set forth in Annex C to this prospectus supplement.  Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Mortgage Pool[s] as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

[Conveyance of Subsequent Mortgage Loans

On the Closing Date, approximately $[     ] will be deposited by the Securities Administrator into an eligible account.  During the period from the Closing Date to [     ], the Depositor is expected to purchase from time to time Subsequent Mortgage Loans from the Seller and, in turn, sell all such Subsequent Mortgage Loans to the Trust Fund for inclusion in the Mortgage Pool.  The purchase price for each Subsequent Mortgage Loan will equal its Scheduled Principal Balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any) and will be paid by the Securities Administrator from the related Pre-Funding Amount.

As of the Cut-Off Date, the mortgage loans expected to be conveyed as the Subsequent Mortgage Loans by the Seller are expected to have the following characteristics:

Number of Subsequent Mortgage Loans
Total Scheduled Principal Balance
Mortgage Rates:
Weighted Average
Range
Weighted Average Remaining Term to Maturity (in months)
Original Loan-to-Value Ratios:
Weighted Average
Range
Scheduled Principal Balances:
Average
Range

Pursuant to the Pooling and Servicing Agreement, the conveyance of Subsequent Mortgage Loans to the Trust Fund may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Pooling and Servicing Agreement being satisfied, including, among others, that:

•

The Subsequent Mortgage Loans conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the Initial Mortgage Loans set forth in the Mortgage Loan Purchase Agreement, which representations and warranties have been confirmed by the rating agencies rating the Certificates;

•

The Subsequent Mortgage Loans conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

•

The Trustee receives an Officer’s Certificate confirming the satisfaction of each condition precedent specified in the Pooling and Servicing Agreement and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Subsequent Mortgage Loans in the forms substantially similar to those delivered on the Closing Date;

•

The conveyance of the Subsequent Mortgage Loans on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Offered Certificates;

•

[No Subsequent Mortgage Loan conveyed on the subsequent transfer date may be more than one monthly payment delinquent in payment;]

•

Each Subsequent Mortgage Loan will have been underwritten substantially in accordance with the applicable originator’s underwriting guidelines;

•

No Subsequent Mortgage Loan may have a remaining term to maturity exceeding [     ] months;

•

[No Subsequent Mortgage Loan may have a Loan-to-Value Ratio greater than [125]%;]

•

The weighted average Mortgage Rate for all the Mortgage Loans at the end of the Pre-Funding Period must not be more than 100 basis points lower than the weighted average Mortgage Rate of the Initial Mortgage Loans;

•

Following the conveyance of the Subsequent Mortgage Loans on the subsequent transfer date, the weighted average characteristics of the Mortgage Loans the Mortgage Pool will remain substantially similar to the characteristics of the Initial Mortgage Loans in the Mortgage Pool as of the Cut-off Date; and

•

An independent accountant must provide the Depositor, the applicable rating agencies rating the Certificates, the Trustee and the Underwriters with a letter stating that the characteristics of the Subsequent Mortgage Loans conform to the characteristics described above and in the Pooling and Servicing Agreement.

If the Trust Fund does not apply the full Pre-Funding Amount towards the purchase of Subsequent Mortgage Loans prior to the end of the Pre-Funding Period, then such remaining proceeds in the Pre-Funding Account will be distributed as a principal prepayment to the related Certificateholders on the [     ] Distribution Date.

On the Closing Date, the Securities Administrator will also establish a Capitalized Interest Account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[     ].  Amounts in the Capitalized Interest Account will be applied by the Securities Administrator during the Pre-Funding Period to pay interest on that portion of the Certificates supported by the Pre-Funding Amount.  At the end of the Pre-Funding Period, any remaining funds in the Capitalized Interest Account will be distributed to the Depositor and the account will be terminated.]

[Acquisition by the Trust Fund of Additional Mortgage Loans

On the first Distribution Date and until [          ], 200[  ] (the “Revolving Period”), the Depositor may direct the Securities Administrator to apply all or a portion of the distributions that would otherwise be made to Certificateholders in respect of principal [and excess interest] to purchase from the Depositor for inclusion in the Trust Fund additional mortgage loans (“Additional Mortgage Loans”) of the same general character as the Mortgage Loans included in the Trust Fund on the Closing Date.  If the Depositor so directs, the Securities Administrator will deposit all or a portion of the amount of principal payable on the Mortgage Loans [and excess interest] that would otherwise be made to Certificateholders into an eligible account (the “Revolving Account”), and will apply deposits in the Revolving Account to fund the purchase of Additional Mortgage Loans, provided certain other conditions are satisfied at the time of purchase.  Funds on deposit in the Revolving Account may only be applied to acquire Additional Mortgage Loans for the Mortgage Pool.

The purchase price for each Additional Mortgage Loan will equal its Scheduled Principal Balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any), and the aggregate Purchase Price of all Additional Mortgage Loans purchased by the Trust Fund during the Revolving Period may not exceed $[    ].  Additional Mortgage Loans will have the same general characteristics as the Mortgage Loans transferred to the Trust Fund on the Closing Date.

Pursuant to the Pooling and Servicing Agreement, the conveyance of Additional Mortgage Loans to the Trust Fund may be made on any Business Day during the Revolving Period, subject to certain conditions set forth in the Pooling and Servicing Agreement being satisfied, including, among others that:

•

The Additional Mortgage Loans at the time of conveyance to the Trust Fund must satisfy the representations and warranties set forth in the Mortgage Loan Purchase Agreement, which representations and warranties have been confirmed by the rating agencies rating the Certificates;

•

The Additional Mortgage Loans are selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

•

[The Trustee receives an Officer’s Certificate confirming the satisfaction of each condition precedent specified in the Pooling and Servicing Agreement and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Additional Mortgage Loans in the forms substantially similar to those delivered on the Closing Date;]

•

The conveyance of the Additional Mortgage Loans will not result in a reduction or withdrawal of any ratings assigned to the Offered Certificates;

•

[No Additional Mortgage Loan may be more than one monthly payment delinquent in payment at the time of conveyance to the Trust Fund];

•

Each Additional Mortgage Loan will have been underwritten substantially in accordance with the applicable originator’s underwriting guidelines;

•

No Additional Mortgage Loan may have a remaining term to maturity exceeding [     ] months;

•

[No Additional Mortgage Loan may have a Loan-to-Value Ratio greater than 100%;]

•

The weighted average Mortgage Rate for all the Mortgage Loans at the end of the Revolving Period must not be more than [100] basis points lower than the weighted average Mortgage Rate of the Mortgage Loans as of the Cut-off Date;

•

Following the conveyance of the Additional Mortgage Loans on a subsequent transfer date, the weighted average characteristics of the Mortgage Loans in the Mortgage Pool will remain substantially similar to the characteristics of the Mortgage Loans in the Mortgage Pool as of the Cut-off Date; and

•

[An independent accountant must provide the Depositor, the applicable rating agencies rating the Certificates, the Trustee and the Underwriters at [applicable interval] with a letter stating that the characteristics of the Additional Mortgage Loans conform to the characteristics described above and in the Pooling and Servicing Agreement.]

[Additional transfer requirements and termination triggers to be described, as applicable.]]

Any amounts remaining in the Revolving Account at the end of the Revolving Period will be distributed [priority of distribution to be provided, as applicable].

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools during the period from [specify date] to [specify date], presented by pool, is available online at [internet address].    Access to this web address is unrestricted and free of charge.    Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under "Static Pool Information" in the accompanying prospectus.  [Add reference to any third-party static pool information as applicable.]

Additional Information

The description in this prospectus supplement of the Mortgage Pool[s] and the Mortgaged Properties is based upon the Mortgage Pool[s] as constituted at the close of business on the Cut-off Date, as adjusted for Monthly Payments due on or before that date.  A Current Report on Form  8-K will be filed, together with the Pooling and Servicing Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the Closing Date.  In the event that Mortgage Loans are removed from or added to the Trust Fund, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

Pursuant to the Pooling and Servicing Agreement, the Securities Administrator will, based upon information received from or on behalf of the Master Servicer and the Servicer, prepare monthly statements to Certificateholders containing the information described under “The Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement—Reports to Certificateholders.”  The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator's website.  The Securities Administrator's website will initially be located at [     ] and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at [     ].  Parties that are unable to use the above payment option are entitled to have a paper copy mailed to them via first class by notifying the Securities Administrator at [     ].  The Securities Administrator will have the right to change the way such reports are distributed in order to make such payments more convenient and/or more accessible, and the Securities Administrator will provide notification regarding any such changes.

The Seller

[Information regarding the Seller is located under “HomeBanc” in the prospectus.]  [The Seller will represent that it has filed with its federal income tax return for its taxable year ending 2004, an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust to be subject to federal income tax.] [Insert description of a seller other than HomeBanc Corp.]

Underwriting Standards

[All of the Mortgage Loans were originated by HBMC and subsequently sold by HBMC through one or more transactions to HBMC affiliated entities, which subsequently sold the Mortgage Loans to the Seller.  All such affiliated entities are, or were at the time of such transactions, wholly-owned, direct or indirect subsidiaries of the Seller.  The Mortgage Loans have been originated generally in accordance with the HBMC Underwriting Guidelines as described in under “Origination, Acquisition and Servicing of Mortgage Loans—Origination and Acquisition of Mortgage Loans—HBMC Underwriting Guidelines” in the prospectus.]

[Insert description of underwriting standards of any originator other than HBMC.]

The Master Servicer

[     ] is a [     ] with executive offices located at [     ] [and master servicing offices located at [     ]].  The Master Servicer is engaged in the business of [master servicing single-family residential mortgage loans secured by properties located in all 50 states and the District of Columbia].

The Servicer or the Subservicer will directly service the Mortgage Loans under the supervision of the Master Servicer.  The Master Servicer, however, will not be ultimately responsible for the servicing of the Mortgage Loans except to the extent described under “Mortgage Loan Servicing” below.

The Servicer and the Subservicer

General

[Information regarding the Servicer and the Subservicer is located under “HomeBanc” in the prospectus.]

[As applicable, provide updated information with respect to (i) whether any prior securitizations of the same asset type involving the Servicer or Subservicer have defaulted or experienced an early amortization or other performance triggering event because of servicing or (ii) whether there has been previous disclosure of material noncompliance with servicing criteria with respect to other securitizations involving the Servicer or Subservicer.] [To the extent that there is a material risk that the Servicer’s or Subservicer’s financial condition could have a material impact on pool performance or performance of the securities, information regarding the Servicer’s or Subservicer’s, as applicable, financial condition will be included here.]

[Insert description of Servicer[s] or Subservicer[s] other than HomeBanc Corp. and HBMC, if applicable.]

[Insert the following information with respect to any servicer or subservicer other than HomeBanc Corp. and HBMC:  (i) how long the servicer/subservicer has been servicing assets in general and specifically the assets of the type included in the current transaction, (ii) material changes to the servicer’s/subservicer’s policies and procedures in servicing assets of the same type over the past three years, (iii) to the extent material, information regarding the size, composition and growth of the servicer’s/subservicer’s portfolio of serviced assets of the type to be securitized and information on factors related to the servicer/subservicer that may be material to an analysis of the servicing of the assets or the securities, as applicable, (iv) whether any prior securitizations of the same asset type involving the servicer/subservicer have defaulted or experienced an early amortization or other performance triggering event because of servicing, (v) the extent of outsourcing the servicer/subservicer utilizes or (vi) whether there has been previous disclosure of material noncompliance with servicing criteria with respect to other securitizations involving the servicer/subservicer.]  [To the extent that there is a material risk that the Servicer’s or Subservicer’s financial condition could have a material impact on pool performance or performance of the securities, information regarding the Servicer’s or Subservicer’s, as applicable, financial condition will be included here.]

Delinquency and Foreclosure Experience.

[To be inserted for each Servicer as applicable.]

[The following table sets forth the delinquency and foreclosure experience of first and second lien adjustable rate residential mortgage loans originated by and serviced by [HBMC] on behalf of securitization trusts and  third parties for whom HBMC is servicing similar mortgage loan products, as of the dates indicated.  There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the Mortgage Loans will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted Mortgage Loans.  In addition, because the delinquency and foreclosure experience of the mortgage loans in the table below only reflects such experience as of the end of the previous [      ] calendar quarters, such data may not be reflective of the delinquency and foreclosure experience of the mortgage loans to be expected over an extended period of time.  Accordingly, the information should not be considered to reflect the credit quality of the Mortgage Loans, or as a basis for assessing the likelihood, amount or severity of losses on the Mortgage Loans.

[Due to its recent formation and its limited life-of-loan servicing activities since December 2003, HomeBanc does not have meaningful historical servicing data.]

The actual loss and delinquency experience on the Mortgage Loans will depend, among other things, upon the value of the real estate securing such Mortgage Loans, interest rates, economic conditions and the ability of borrowers to make required payments.]

[     ]
Delinquencies and Foreclosures(1)

As of [ ]
	Number of Loans	Principal Balance	Percent by Principal Balance	Percent by Number of Loans
Current Loans	[ ]	$[ ]	[ ]%	[ ]%
Period of Delinquency(2)
30 to 59 days	[ ]	[ ]	[ ]%	[ ]%
60 to 89 days	[ ]	[ ]	[ ]%	[ ]%
90 days or more	[ ]	[ ]	[ ]%	[ ]%
Foreclosures/ Bankruptcies(3)	[ ]	[ ]	[ ]%	[ ]%
Real Estate Owned	[ ]	[ ]	[ ]%	[ ]%
Total Portfolio	[ ]	[ ]	[ ]%	[ ]%
As of [ ]
	Number of Loans	Principal Balance	Percent by Principal Balance	Percent by Number of Loans
Current Loans	[ ]	$[ ]	[ ]%	[ ]%
Period of Delinquency(2)
30 to 59 days	[ ]	[ ]	[ ]%	[ ]%
60 to 89 days	[ ]	[ ]	[ ]%	[ ]%
90 days or more	[ ]	[ ]	[ ]%	[ ]%
Foreclosures/ Bankruptcies(3)	[ ]	[ ]	[ ]%	[ ]%
Real Estate Owned	[ ]	[ ]	[ ]%	[ ]%
Total Portfolio	[ ]	[ ]	[ ]%	[ ]%
As of [ ]
	Number of Loans	Principal Balance	Percent by Principal Balance	Percent by Number of Loans
Current Loans	[ ]	$[ ]	[ ]%	[ ]%
Period of Delinquency(2)
30 to 59 days	[ ]	[ ]	[ ]%	[ ]%
60 to 89 days	[ ]	[ ]	[ ]%	[ ]%
90 days or more	[ ]	[ ]	[ ]%	[ ]%
Foreclosures/ Bankruptcies(3)	[ ]	[ ]	[ ]%	[ ]%
Real Estate Owned	[ ]	[ ]	[ ]%	[ ]%
Total Portfolio	[ ]	[ ]	[ ]%	[ ]%

As of September [ ]
	Number of Loans	Principal Balance	Percent by Principal Balance	Percent by Number of Loans
Current Loans	[ ]	$[ ]	[ ]%	[ ]%
Period of Delinquency(2)
30 to 59 days	[ ]	[ ]	[ ]%	[ ]%
60 to 89 days	[ ]	[ ]	[ ]%	[ ]%
90 days or more	[ ]	[ ]	[ ]%	[ ]%
Foreclosures/ Bankruptcies(3)	[ ]	[ ]	[ ]%	[ ]%
Real Estate Owned	[ ]	[ ]	[ ]%	[ ]%
Total Portfolio	[ ]	[ ]	[ ]%	[ ]%

_____________

(1)  These tables show mortgage loans which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

(2)  No mortgage loan is included in this table as delinquent until it is 30 days past due.

(3)  Exclusive of the number of loans and principal balance shown in the period of delinquency.

Administration of the Trust Fund

Servicing and Administrative Responsibilities

The Subservicer, the Servicer, the Master Servicer, the Securities Administrator, the Trustee and the Custodian will have the following responsibilities with respect to the Trust Fund:

Party:	Responsibilities:
[Subservicer] [Servicer]	Performing the servicing functions with respect to the Mortgage Loans and the Mortgaged Properties in accordance with the provisions of the Subservicing Agreement, including, but not limited to:

•

[collecting monthly remittances of principal and interest on the Mortgage Loans from the related borrowers, depositing such amounts (net of the related servicing fees) in the Servicing Account, and delivering all amounts on deposit in the Servicing Account to the Master Servicer for deposit in the Collection Account on the Servicer Remittance Date;

•

collecting amounts in respect of taxes and insurance from the related borrowers, depositing such amounts in the related escrow account, and paying such amounts to the related taxing authorities and insurance providers, as applicable;

• making Monthly Advances with respect to delinquent payments of principal and interest on the Mortgage Loans;
• making Servicing Advances in respect of reasonable and customary “out of pocket” costs and expenses;
• providing monthly loan-level reports to the [Servicer] and the Master Servicer;
• maintaining certain insurance policies relating to the Mortgage Loans; and
• initiating foreclosure proceedings.]
See “Mortgage Loan Servicing” below.
[Servicer]

[Contractually responsible for the servicing of the Mortgage Loans pursuant to the terms of the Pooling and Servicing Agreement.  [Monitors the performance of the Subservicer under the Subservicing Agreement, including but not limited to:

• verifying that the Subservicer’s reporting and remitting are mathematically accurate and are being performed in accordance with the terms of the Pooling and Servicing Agreement;
• verifying that the Servicing Account reconciliations are being performed according to Uniform Single Attestation Program for Mortgage Bankers guidelines;
• monitoring the Delinquency Rate and identifying any substantial increases or decreases on a monthly basis; and
• performing the servicing functions with respect to Mortgage Loans described under “Subservicer” above in the event that the Subservicer fails to perform such functions.]
See “Mortgage Loan Servicing” below.]
Master Servicer	Performing the master servicing functions in accordance with the provisions of the Pooling and Servicing Agreement, including but not limited to:
• [[monitoring the Servicer’s performance and enforcing the Servicer’s obligations under the Pooling and Servicing Agreement;]

•

collecting monthly remittances from or on behalf of the Servicer for deposit in the Collection Account on the Servicer Remittance Date and delivering all amounts on deposit in the Collection Account to the Paying Agent for deposit in the Distribution Account on the Master Servicer Remittance Date;

• gathering the monthly loan-level reports delivered by or on behalf of the Servicer and providing a comprehensive loan-level report to the Securities Administrator with respect to the Mortgage Loans;
• upon the occurrence of a Servicer event of default under the Pooling and Servicing Agreement, at its discretion, terminating the Servicer;
• upon the termination of the Servicer under the Pooling and Servicing Agreement, appointing a successor servicer or succeeding as Servicer; and

•

upon the Master Servicer’s becoming the successor Servicer and in the event the terminated Servicer failed to make Advances with respect to a Mortgage Loan, making those Advances to the extent provided in the Pooling and Servicing Agreement.]

See “Mortgage Loan Servicing” below.
Securities Administrator	Performing the securities administrator functions in accordance with the provisions of the Pooling and Servicing Agreement, including but not limited to:
• [acting as Certificate Registrar and Paying Agent;
• receiving monthly remittances from the Master Servicer for deposit in the Distribution Account;

•

distributing all amounts on deposit in the Distribution Account in accordance with the priorities described under “Description of the Certificates—Distributions of Interest,” “—Distributions of Principal” and “—Credit Enhancement—Application of Monthly Excess Cashflow” on each Distribution Date;

• performing the calculation of accrual of original issue discount and the amortization of premium on the Securities;
• preparing and making available on its website a payment statement to Certificateholders based on information received from the Servicer and the Master Servicer; and
• preparing and filing periodic reports with the Securities and Exchange Commission on behalf of the Trust Fund with respect to the Certificates.]
See “The Mortgage Loan and Purchase Agreement and the Pooling and Servicing Agreement—Administration,” “—Reports to Certificateholders” below.
Trustee

Performing the trustee functions in accordance with the provisions of the Pooling and Servicing Agreement, or causing the Securities Administrator or the Depositor to perform such functions, pursuant to the Pooling and Servicing Agreement, including but not limited to:

• [examining certificates, statements and opinions required to be furnished to it to ensure they are in the form required under the Pooling and Servicing Agreement;
• enforcing the obligations of each of the Master Servicer and the Securities Administrator under the Pooling and Servicing Agreement;

•

upon the occurrence of a Master Servicer event of default under the Pooling and Servicing Agreement, at its discretion (or if so directed by the majority Class [     ] Certificateholders or Certificateholders having more than 50% of the voting rights applicable to each Class of Certificates affected thereby), terminating the Master Servicer; and

• upon such termination of the Master Servicer under the Pooling and Servicing Agreement, appointing a successor Master Servicer or succeeding as Master Servicer.]
See “The Mortgage Loan and Purchase Agreement and the Pooling and Servicing Agreement” below.
Custodian	Performing the custodial functions in accordance with the provisions of the Pooling and Servicing Agreement, including but not limited to:
• [holding and maintaining the Mortgage Loan documents related to the Mortgage Loans on behalf of the Trustee.]
See “The Agreements—The Custodial Agreement” in the prospectus.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the Mortgage Loans will, at all times before distribution thereof to the Certificateholders, be invested in the [Servicing Account, the Collection Account and the Distribution Account, which accounts will be established in the name of the Trustee, and the Certificate Distribution Account, which account shall be established in the name of the Securities Administrator]. Funds on deposit in the Trust Accounts may be invested by the party responsible for such Trust Account in Eligible Investments. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Servicing Account	Servicer (or Subservicer on its behalf)

[Any investment earnings (net of any losses realized) will be paid as compensation to the Servicer (or, if the account is maintained by the Subservicer, the Subservicer) and will not be available for distributions to Certificateholders.]

Collection Account	Master Servicer

[Any investment earnings (net of the Trustee Fee, the Custodian Fee and any losses realized) will be paid as compensation to the Master Servicer and will not be available for distributions to Certificateholders.]

Distribution Account	Securities Administrator

[Any investment earnings (net of the Trustee Fee, the Custodian Fee and any losses realized) will be paid as compensation to the Master Servicer, and will not be available for distributions to Certificateholders.]

Certificate Distribution Account	Securities Administrator	[Any investment earnings (net of any losses realized) will be paid as compensation to the Securities Administrator, and will not be available for distributions to Certificateholders.]
Basis Risk Reserve Fund	[Securities Administrator]	[Amounts on deposit in the Basis Risk Reserve Fund will not be invested.]
[Pre-Funding Account]	[Securities Administrator]	[Any investment earnings (net of any losses realized) will be paid to the Depositor, and will not be available for distributions to Certificateholders.]
[Revolving Account]	[Securities Administrator]	[Any investment earnings (net of any losses realized) will be paid to the Depositor, and will not be available for distributions to Certificateholders.]

If funds deposited in the [Servicing Account, the Collection Account, the Distribution Account, [the Capitalized Interest Account], [the Pre-Funding Account], [or the Revolving Account]] are invested by the responsible party identified in the table above, the amount of any net losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party, or in the case of the Distribution Account, the Master Servicer, out of its own funds, without any right of reimbursement therefor.

Example of Payments

The following sets forth an example of collection of payments from borrowers on the Mortgage Loans, transfer of amounts among the Trust Accounts and distributions on the Certificates for the Distribution Date in [     ]:

[ ]	Collection Period:

[Payments due during the related Collection Period ([     ]  through [     ]) from borrowers will be deposited in the Servicing Account as received and will include scheduled principal and interest payments due during the related Collection Period.]

[ ]	Prepayment Period for partial and full prepayments received from Mortgage Loans:

[Partial principal prepayments and principal prepayments in full received by the Servicer during the related Prepayment Period ([     ] through [     ]) will be deposited into the Servicing Account for remittance to the Master Servicer on the Servicer Remittance Date ([     ] [18]).]

[ ] [18]	Servicer Remittance Date:

[The Servicer will remit collections and recoveries in respect of the Mortgage Loans to the Master Servicer for deposit into the Collection Account on or prior to the [18]th day of each month (or if the [18]th day is not a Business Day, the immediately preceding Business Day).]

[ ] [24]	Master Servicer Remittance Date:

[The Master Servicer will remit to the Paying Agent amounts on deposit in the Collection Account for deposit into the Distribution Account, including any Advances made by the Servicers or the Master Servicer for that Distribution Date, on or before the Master Servicer Remittance Date.]

[ ] [24]	Record Date:	[Payments will be made to Certificateholders of record for all classes of Offered Certificates as of the Business Day immediately preceding the related Distribution Date.]
[ ] [25]	Distribution Date:

[On the [25]th day of each month (or if the [25]th day is not a Business Day, the next Business Day), the Paying Agent will make distributions from amounts on deposit in the Distribution Account to Certificateholders and, to the extent of funds available after all other required distributions are made, will deposit into the Certificate Distribution Account any amounts remaining.]

Succeeding months follow the same pattern.

Mortgage Loan Servicing

General

The Servicer will perform customary servicing functions with respect to the Mortgage Loans as described under “Administration of the Trust Fund—Servicing and Administrative Responsibilities” above.  Among other things, the Servicer is obligated under some circumstances to advance delinquent payments of principal and interest with respect to the Mortgage Loans and to pay the amount of Prepayment Interest Shortfalls on the Mortgage Loans to the extent described below.  In managing the liquidation of defaulted Mortgage Loans, the Servicer will have sole discretion to take such action in maximizing recoveries to Certificateholders including, without limitation, selling defaulted Mortgage Loans and REO Properties.  See “The Agreements—The Pooling and Servicing Agreements and the Servicing Agreements” in the prospectus.

For information regarding the collection of taxes and assessments, insurance matters, compliance matters, the waiver or modification of Mortgage Loan terms and custody of the mortgage files, see “The Agreements—The Pooling and Servicing Agreements and the Servicing Agreements” and “—The Custodial Agreement” in the prospectus.

The Subservicer

On or prior to the Closing Date, the Servicer will enter into the Subservicing Agreement with [HBMC], as subservicer.  Under the provisions of the Subservicing Agreement, the Subservicer will be required to service the Mortgage Loans pursuant to the servicing provisions of the Pooling and Servicing Agreement.

References throughout this prospectus supplement to payments to be received or made by the Servicer, expenses to be incurred by or reimbursed to the Servicer, or obligations or responsibilities of the Servicer, generally include the Subservicer acting on behalf of the Servicer unless the context requires otherwise.

Servicing Account and Collection Account

The Servicer (or the Subservicer on its behalf) will establish and maintain a segregated Servicing Account in the name of the Trustee into which the Servicer will deposit payments on account of interest and principal for the Mortgage Loans, less its Servicing Fee, as described under “The Agreements—The Pooling and Servicing Agreement and the Servicing Agreements— Servicing Compensation and Payment of Expenses” in the prospectus.  On the [18]th day of each month (or if that day is not a Business Day, the Business Day immediately preceding such [18]th day), the Servicer will remit the amounts on deposit in the Servicing Account to the Master Servicer for deposit into the Collection Account, which is maintained by the Master Servicer.  The Servicer and the Master Servicer are entitled to reimburse themselves from the Servicing Account or Collection Account, as applicable, for any Monthly Advances or Servicing Advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses” and “—Monthly Advances, Servicing Advances.”  The Servicing Account and the Collection Account will consist solely of amounts relating to the Mortgage Loans, and amounts on deposit therein will not be commingled with any other funds not related to the Trust Fund.

Servicing Compensation and Payment of Expenses

[The Master Servicer will be entitled to retain any interest or other income earned on funds held in the Collection Account.

The Servicer will receive the Servicing Fee on a monthly basis, calculated at the Servicing Fee Rate.  Any successor to the Servicer will receive a fee in an amount not greater than the Servicing Fee calculated at the Servicing Fee Rate.  [As additional servicing compensation, the Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges to the extent collected from the borrower, together with any interest or other income earned on funds held in the Servicing Account and the escrow accounts.]

The Servicing Fee will vary depending on the loan balance.  With respect to approximately [     ]% of the Mortgage Loans, the Servicing Fee Rate will increase from [     ]% to [     ]% after the first Adjustment Date.  The weighted average Servicing Fee Rate as of the Cut-off Date is approximately [     ]%.  [In addition, with respect to the Mortgage Loans covered by an LPMI Policy (approximately [     ]% of the Mortgage Loans), the monthly fee described above will be increased by an annual percentage ranging from [     ]% to [     ]%.]

The Servicing Fees are subject to reduction as described below under “—Prepayment Interest Shortfalls.” The Master Servicer and the Servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders.  See “The Agreements—The Pooling and Servicing Agreement and the Servicing Agreements— Servicing Compensation and Payment of Expenses” in the prospectus.]

[May vary in accordance with structure of transaction.]

Prepayment Interest Shortfalls

When a borrower prepays a Mortgage Loan in full or in part between due dates, the borrower pays interest on the amount prepaid only from the last due date to the date of prepayment, with a resulting reduction in interest payable for the month during which the prepayment is made.  Any Prepayment Interest Shortfall resulting from a prepayment in full or in part by a borrower during the related Prepayment Period or Collection Period, as applicable, is generally required to be paid by the Servicer, but only to the extent that such amount does not exceed the total of its servicing compensation for the applicable Distribution Date.

The Master Servicer is required to fund any Prepayment Interest Shortfall required to be funded but not funded by the Servicer or a successor servicer, but only to the extent that such amount does not exceed the total of its master servicing compensation for the applicable Distribution Date.

Monthly Advances, Servicing Advances

The Servicer will generally be obligated to make Monthly Advances with respect to delinquent payments of principal and interest on the Mortgage Loans, adjusted to the related Mortgage Rate less the Servicing Fee Rate, to the extent that such Monthly Advances, in its judgment, are reasonably recoverable from future payments and collections, insurance payments or proceeds of liquidation of a Mortgage Loan.  The Master Servicer will be obligated to make any required Monthly Advance if the Servicer fails in its obligation to do so.  The Servicer and the Master Servicer, as applicable, will be entitled to recover any Monthly Advances made by it with respect to a Mortgage Loan out of late payments thereon or out of related liquidation and insurance proceeds or, if those amounts are insufficient, from collections on other Mortgage Loans.  Such reimbursements may result in Realized Losses.

The purpose of making these Monthly Advances is to maintain a regular cashflow to the Certificateholders, rather than to guarantee or insure against losses.  No party will be required to make any Monthly Advances with respect to reductions in the amount of the Monthly Payments on Mortgage Loans made by a bankruptcy court or a Relief Act Reduction.  No party that makes a Monthly Advance will be entitled to interest on such Monthly Advance.

In the course of performing its servicing obligations, the Servicer will be required to pay all reasonable and customary “out-of-pocket” costs and expenses, including costs and expenses of foreclosures (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (1) the preservation, restoration, inspection and protection of the Mortgaged Properties, (2) any enforcement or judicial proceedings and (3) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage.  Each such expenditure will constitute a Servicing Advance.

The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related Mortgage Loan, including liquidation proceeds, released Mortgaged Property proceeds, insurance proceeds, condemnation proceeds and such other amounts as may be collected by the Servicer from the related borrower or otherwise relating to the Mortgage Loan in respect of which such unreimbursed amounts are owed, unless such unreimbursed amounts are deemed to be nonrecoverable by the Servicer, in which event reimbursement will be made to the Servicer from general funds in the Servicing Account.  No party that makes a Servicing Advance will be entitled to interest on such Servicing Advance.

[Under the Pooling and Servicing Agreement, with respect to the Second Lien Mortgage Loans, the Servicer has the discretion to make servicing advances in the amount necessary to pay off any outstanding senior mortgage liens on a Mortgaged Property in order to prevent a foreclosure on the property if, in the Servicer’s reasonable judgment, applying accepted industry servicing standards, such servicing advances will preserve the equity in the property and maximize the ultimate liquidation proceeds to the Trust Fund as holder of the junior lien loan.  If the Servicer takes such action, it will be entitled to reimbursement for such advances from Net Liquidation Proceeds realized on the Mortgaged Property before distribution of any such amount to Certificateholders, and if such amount is insufficient to cover such reimbursement, from other amounts on deposit in the Servicing Account.

In addition, with respect to the Second Lien Mortgage Loans, the Servicer has the discretion to consent to the refinancing of any senior mortgage loan in accordance with accepted servicing practices.]  [To be provided as applicable.]

[Delinquent Mortgage Loans

The Servicer will charge off Second Lien Mortgage Loans that are 180 days or more delinquent in payment.  A Second Lien Mortgage Loan that has been charged off will be deemed to have a Scheduled Principal Balance of zero.  The Servicer will continue to service charged-off mortgage loans in accordance with accepted servicing practices.  Any collections received by the Servicer relating to a charged-off mortgage loan will be remitted to the Master Servicer.]

[To be provided as applicable.]

Termination of Servicer

If the Servicer is in material breach of its obligations under the Pooling and Servicing Agreement, the Master Servicer may, and must if directed to do so by Certificateholders having more than 50% of the Voting Rights applicable to each class of Certificates affected thereby, terminate the Servicer.  In the event of such a termination, the Master Servicer will either appoint a successor servicer acceptable to each Rating Agency to assume the obligations of the Servicer under the Pooling and Servicing Agreement, including the obligation to make advances or, if the Master Servicer does not appoint a successor servicer, then the Master Servicer will succeed as servicer.  Any successor servicer will be entitled to compensation arrangements similar to, but no greater than, those provided to the predecessor servicer.  In addition, any successor servicer must be qualified to service mortgage loans for Freddie Mac or Fannie Mae and must have a net worth of not less than $25,000,000.

Optional Purchase of Distressed Mortgage Loans

Subject to certain limitations set forth in the Pooling and Servicing Agreement, the Servicer will have the right, but not the obligation, to purchase for their own account any Distressed Mortgage Loan for a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase, plus any unreimbursed Monthly Advances, Servicing Advances or Servicing Fees allocable to the Distressed Mortgage Loan.  Any such repurchase will be accomplished by remittance to the Master Servicer of the purchase price for the Distressed Mortgage Loan for deposit into the Collection Account.

The Mortgage Loan Purchase Agreement
and the Pooling and Servicing Agreement

General

On the Closing Date, pursuant to the Mortgage Loan Purchase Agreement, the Seller will sell the Mortgage Loans to the Depositor.  Pursuant to the Pooling and Servicing Agreement, the Depositor will, in turn, sell the Mortgage Loans to the Trust Fund.  In addition to the provisions of these agreements summarized elsewhere in this prospectus supplement, there is set forth below a summary of certain other provisions of such agreements.  See also “The Agreements—Pooling and Servicing Agreement and the Servicing Agreements” and “—Assignment of Primary Assets” in the prospectus.

[On a designated subsequent transfer date, Subsequent Mortgage Loans will be assigned by the Depositor to the Trustee, together with all principal and interest received with respect to such Subsequent Mortgage Loans on and after the applicable subsequent cut-off date (other than Monthly Payments due on that date) in accordance with the procedures set forth at “Description of the Mortgage Pool—Conveyance of Subsequent Mortgage Loans.”  At the time of the transfer of the Subsequent Mortgage Loans, the Mortgage Loan schedule appearing as an exhibit to the Pooling and Servicing Agreement will be amended to reflect the addition of the Subsequent Mortgage Loans to the Trust Fund.]

Administration

The Securities Administrator or the Depositor will agree, to the extent provided in the Pooling and Servicing Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Trustee under the Pooling and Servicing Agreement.  Neither the Securities Administrator nor the Depositor will receive additional compensation for their services under the Pooling and Servicing Agreement.

The Issuing Entity

On the Closing Date, and until the termination of the Trust Fund pursuant to the Pooling and Servicing Agreement, HomeBanc Mortgage Trust [     ] Mortgage Pass-Through Certificates, Series [     ] will be a common law trust formed under the laws of the State of New York. The Issuing Entity will be created under the Pooling and Servicing Agreement by the Depositor and its assets will consist of the Trust Fund. On the Closing Date, the Depositor will make an initial deposit of $[         ] into the Basis Risk Reserve Fund on behalf of the Issuing Entity.  The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, the Administrator, the Master Servicer, the Servicers and the Custodian will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling and Servicing Agreement. See “The Master Servicer,” “The Servicer and the Subservicer,” “Servicing of the Mortgage Loan” and “The Mortgage Loan and Purchase Agreement and The Pooling and Servicing Agreement.”

The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the Pooling and Servicing Agreement.  Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Pooling and Servicing Agreement, borrow money on behalf of the Trust Fund or make loans from the assets of the Trust Fund to any person or entity, without the amendment of the Pooling and Servicing Agreement by Certificateholders and the other parties thereto as described under “The Sale and The Pooling and Servicing Agreement.”

If the assets of the Trust Fund are insufficient to pay the Certificateholders all principal and interest owed, holders of some or all classes of Certificateholders will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of Subordinate Certificates is greater than to holders of Senior Certificates.  See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and other Support” in this prospectus supplement.  The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the Sponsor, the Depositor or any Originator, it is not anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will make available on the Securities Administrator's website at [     ] a distribution statement containing the items set forth under “The Agreements—Reports to Securityholders” in the prospectus, based solely on information received from the Servicer or the Master Servicer.

[List any other reports not disclosed by the prospectus.]

Delivery and Substitution of Mortgage Loans

The Seller will be required to repurchase any Mortgage Loan for which the required documentation is not delivered on the Closing Date or reasonably promptly thereafter.  Under the limited circumstances specified in the Pooling and Servicing Agreement, the Seller may substitute substantially similar mortgage loans for Mortgage Loans initially delivered.  It is anticipated that any permitted substitution will not materially change the characteristics of the Mortgage Pool[s].  See “The Agreements—Assignment of Primary Assets” in the prospectus.

Voting Rights

Voting rights under the Pooling and Servicing Agreement will be allocated as follows:

•

[98]% to the classes of Certificates in proportion to their respective outstanding Certificate Principal Amounts; and

•

[2]% to each class of Class [     ] and Class [    ] Certificates.

Termination of the Trust Fund

The Trust Fund will terminate upon the distribution to the holders of all classes of Certificates of all amounts required to be paid to the holders and upon the last to occur of:

•

the final payment or other liquidation, or any related advance, of the last Mortgage Loan;

•

the disposition of all property acquired in respect of any Mortgage Loan remaining in the Trust Fund; and

•

exercise by the [Servicer] of its right to purchase the Mortgage Loans and other property of the Trust Fund as described under “Description of the Certificates—Optional Purchase of the Mortgage Loans.”

Sale of the Mortgage Loans

Each transfer of the Mortgage Loans from the Seller to the Depositor and from the Depositor to the Trustee will be intended to be a sale of the Mortgage Loans and will be reflected as such in the Mortgage Loan Purchase Agreement and the Pooling and Servicing Agreement, respectively.   However, in the event of insolvency of either the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the Mortgage Loans by the insolvent party as a financing secured by a pledge of the Mortgage Loans.   No legal opinion will be delivered as to the expected characterization by a bankruptcy court of the transfer of the Mortgage Loans from the Depositor to the Issuer.    In the event that a court were to recharacterize the sale of the Mortgage Loans by either the Seller or the Depositor as a financing, each of the Depositor, as transferee of the mortgage loans from the Seller, and the Trustee will have a perfected security interest in the Mortgage Loans transferred to it.   Upon the formation of the Trust Fund pursuant to the Pooling and Servicing Agreement, the Trustee will have a first priority perfected security interest in the Mortgage Loans.    The Pooling and Servicing Agreement will require that the Mortgage Loan documents referred to in the first three bullets in the paragraph above be delivered to the Custodian on behalf of the Trustee.   In addition, the Depositor will file an initial financing statement to perfect the interest of the Trustee in the Trust Fund.  Under the terms of the Pooling and Servicing Agreement, the Trustee will prepare and file at the expense of the Issuer all filings necessary to maintain such perfection.

With respect to certain Mortgage Loans, it is expected that the mortgages or assignments of mortgage will have been recorded in the name of an agent on behalf of the holder of the related mortgage certificate.  In that case, no mortgage assignment in favor of the Trustee will be required to be prepared, delivered or recorded.  Instead, the Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related mortgage loan on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent.  Assignments of mortgage will be recorded only to the extent necessary to perfect the security interest of the Trustee in a Mortgaged Property, as provided in the Pooling and Servicing Agreement.

The Custodian, on behalf of the Trustee, is required to review each mortgage certificate and provide certification regarding receipt of such Mortgage Loan certificates on or before the Closing Date and the Custodian is required to review the remainder of the Mortgage Loan file within a specified number of days after the Closing Date and provide a final certification on the entire loan file prior to the first anniversary of the Closing Date.

On the Closing Date, the Depositor will also assign to the Trustee all the Depositor's right, title and interest in the Mortgage Loan Purchase Agreement with respect to the representations and warranties made therein by the Seller in respect of the Mortgage Loans and the remedies provided for breach of such representations and warranties.  Such representations and warranties will include the representations and warranties set forth under “The Agreements—Assignment of Primary Assets” in the prospectus.

[Any additional representations and warranties not disclosed in the prospectus are to be described.]

Upon discovery by the Trustee or any other party of a breach of any representation or warranty that materially and adversely affects the interests of the Certificateholders, the discovering party will promptly notify the Seller.  The Seller will have 90 days from its discovery or its receipt of notice to cure the breach or, if required, (1) to repurchase the affected Mortgage Loan at a purchase price equal to the outstanding principal balance of such Mortgage Loan, plus accrued interest thereon to the date of repurchase, plus any unreimbursed Servicing Advances allocable to that Mortgage Loan, plus any costs and damages incurred by the Trust Fund as a result of violation of any applicable federal, state or local predatory or abusive lending laws in connection with the origination of the Mortgage Loan, or (2) subject to the conditions in the Pooling and Servicing Agreement, to substitute a qualified substitute mortgage loan.  See “The Agreements—Assignment of Primary Assets” in the prospectus.

Yield, Prepayment and Weighted Average Life

General

The yields to maturity (or to early termination) of the Offered Certificates will be affected by the rate of principal payments (including prepayments, which may include amounts received by virtue of purchase, condemnation, insurance or foreclosure) on the Mortgage Loans and the application of excess interest to reduce the Class Principal Amounts of the Certificates.  Yields will also be affected by the extent to which Mortgage Loans bearing higher Mortgage Rates prepay at a more rapid rate than Mortgage Loans with lower Mortgage Rates, the amount and timing of borrower delinquencies and defaults resulting in Realized Losses, the purchase price paid by investors for the Offered Certificates, and other factors.

Yields on the Offered Certificates will be affected by the rate of principal payments on the Mortgage Loans.  Principal prepayments may be influenced by a variety of economic, geographic, demographic, social, tax, legal and other factors, including the credit quality of the Mortgage Loans.  In general, if prevailing interest rates fall below the interest rates on the Mortgage Loans, the Mortgage Loans are likely to be subject to a higher rate of prepayments than if prevailing rates remain at or above the interest rates on the Mortgage Loans.  Conversely, if prevailing interest rates rise above the interest rates on the Mortgage Loans, the rate of prepayment would be expected to decrease.  Other factors affecting prepayment of the Mortgage Loans include such factors as changes in borrowers' housing needs, job transfers, unemployment, borrowers' net equity in the mortgaged properties, changes in the values of mortgaged properties, mortgage market interest rates and servicing decisions, as well as refinancings resulting from solicitations by mortgage lenders.  [The Mortgage Loans generally have due-on-sale clauses.]

In addition, the rate of principal prepayments may also be influenced by programs offered by the Subservicer and its affiliates or by other lenders.  Many mortgage lenders solicit borrowers to refinance their loans.  HBMC does not directly solicit borrowers to refinance, but the availability of HBMC’s “streamline refi” program, which enables qualifying mortgagors to refinance at greatly reduced cost, may influence some borrowers to do so.  These refinancings may increase the rate of prepayment of the Mortgage Loans.

[The Mortgage Loans have Mortgage Rates that provide for a fixed interest rate during an initial period of six months, three years, five years or seven years from the date of the origination and thereafter provide for adjustments to the Mortgage Rates on either a monthly or semi-annual basis.  When a Mortgage Loan begins its adjustable rate period, increases and decreases in the Mortgage Rate will be limited by the Periodic Cap, the Maximum Rate and the Minimum Rate, if any, and will be based on the applicable Index in effect on the applicable date prior to the related Adjustment Date plus the applicable Gross Margin.  The applicable Index may not rise and fall consistently with mortgage interest rates.  As a result, the Mortgage Rates on the Mortgage Loans at any time may not equal the prevailing mortgage interest rates of similar adjustable rate mortgage loans, and accordingly the prepayment rate may be lower or higher than would otherwise be anticipated.]  [To be provided as applicable.]  Some borrowers who prefer the certainty provided by fixed rate mortgage loans may nevertheless obtain adjustable rate mortgage loans at a time when they regard the mortgage interest rates (and, therefore, the payments) on fixed rate mortgage loans as unacceptably high.  These borrowers may be induced to refinance adjustable rate loans when the interest rates and monthly payments on comparable fixed rate mortgage loans decline to levels which these borrowers regard as acceptable, even though such mortgage interest rates and monthly payments may be significantly higher than the current mortgage interest rates and monthly payments on the borrowers' adjustable rate mortgage loans.  The ability to refinance a Mortgage Loan will depend on a number of factors prevailing at the time refinancing is desired, including, without limitation, real estate values, the borrower's financial situation, prevailing mortgage interest rates, the borrower's equity in the related Mortgaged Property, tax laws and prevailing general economic conditions.

[Substantially all of the Mortgage Loans provide for payment of interest at the related Mortgage Rate, but no payment of principal, for a period of ten years following the origination of the related Mortgage Loan.  Following the applicable interest-only period, the monthly payment with respect to these Mortgage Loans will be increased to an amount sufficient to amortize the principal balance of such Mortgage Loan over its remaining term, and to pay interest at the related Mortgage Rate.]  [To be provided as applicable.]

The rate of principal payments on the Mortgage Loans will also be affected by the amortization schedules of the Mortgage Loans, the rate and timing of prepayments thereon by the borrowers, liquidations of defaulted Mortgage Loans, repurchases of Mortgage Loans due to certain breaches of representations and warranties or defective documentation, and optional purchases of Mortgage Loans as described herein.  The timing of changes in the rate of prepayments, liquidations and purchases of the Mortgage Loans may, and the timing of Realized Losses will, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor's expectation.  Because the rate and timing of principal payments on the Mortgage Loans will depend on future events and on a variety of factors (as described more fully herein and in the prospectus under “Yield and Prepayment Considerations”), no assurance can be given as to such rate or the timing of principal payments on the Offered Certificates.  In general, the earlier a prepayment of principal of the Mortgage Loans, the greater will be the effect on an investor's yield.  The effect on an investor's yield of principal payments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Certificates may not be offset by a subsequent like decrease (or increase) in the rate of principal payments.

From time to time, areas of the United States may be affected by flooding, severe storms, landslides, wildfires, earthquakes or other natural disasters.  Under the Mortgage Loan Purchase Agreement, the Seller will represent and warrant that as of the Closing Date each Mortgaged Property was free of material damage.  In the event of an uncured breach of this representation and warranty that materially and adversely affects the interests of Certificateholders, the Seller will be required to repurchase the affected Mortgage Loan or substitute another mortgage loan therefor.  If any damage caused by flooding, storms, wildfires, landslides or earthquakes (or other cause) occurs after the Closing Date, the Seller will not have any repurchase obligation.  In addition, the standard hazard policies covering the Mortgaged Properties generally do not cover damage caused by earthquakes, flooding and landslides, and earthquake, flood or landslide insurance may not have been obtained with respect to such Mortgaged Properties.  As a consequence, Realized Losses could result.  To the extent that the insurance proceeds received with respect to any damaged Mortgaged Properties are not applied to the restoration thereof, the proceeds will be used to prepay the related Mortgage Loans in whole or in part.  Any repurchases or repayments of the Mortgage Loans may reduce the weighted average lives and will reduce the yields on the Offered Certificates to the extent they are purchased at a premium.

Prepayments, liquidations and purchases of Mortgage Loans will result in payments to holders of Certificates of principal amounts that would otherwise be distributed over the remaining terms of such Mortgage Loans.  The rate of defaults on the Mortgage Loans will also affect the rate and timing of principal payments on the Mortgage Loans.  In general, defaults on mortgage loans are expected to occur with greater frequency in their early years, especially with respect to adjustable rate mortgage loans, as increases in monthly payments may result in a default rate higher than on level payment mortgage loans.  Furthermore, the rate of default on Mortgage Loans with high loan-to-value ratios may be higher than for other Mortgage Loans.

Certain characteristics of the Mortgage Loans that may influence the rate of defaults or losses are described under “Risk Factors” and “Description of the Mortgage Pool[s].”

[The inclusion of interest only Mortgage Loans in the Trust Fund will generally, absent other considerations, result in longer weighted average lives of the Offered Certificates than would be the case if these Mortgage Loans provided for monthly payments of principal throughout their terms.  If an investor purchases Offered Certificates at a discount, the yield may be reduced.  In addition, a borrower may view the interest only period as a disincentive to prepayment.]  [To be provided as applicable.]

The yields on the Offered Certificates may be adversely affected by Net Prepayment Interest Shortfalls on the Mortgage Loans.  The yields on the Offered Certificates will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under “Risk Factors—Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates.”

[In the event that at the end of the Pre-Funding Period not all of the Pre-Funding Amount in the Pre-Funding Account has been used to acquire Subsequent Mortgage Loans for inclusion in the Trust Fund, the related Certificateholders will receive a partial prepayment on the Distribution Date in [     ], equal to the amount remaining the applicable Pre-Funding Account. Although no assurance can be given, the Depositor expects that the principal balance of the Subsequent Mortgage Loans to be sold to the Trust Fund will require the application of substantially all of the Pre-Funding Amount and that there should be no material principal prepaid to the Certificateholders.]

[The yields to investors on the Class [    ] Certificates may be adversely affected by the Trust Fund’s acquisition of Additional Mortgage Loans, which will reduce the amount and timing of principal distributions on these Certificates.]

As described herein, excess interest will be applied, to the extent available, as an additional distribution of principal on the Certificates to achieve and maintain limited overcollateralization.  The amount of excess interest available on any Distribution Date will be influenced by, among other things:

•

the amount of overcollateralization.  This means the extent to which interest on the Mortgage Loans is accruing on a higher principal balance than the aggregate Class Principal Amounts of the Certificates;

•

the loss experience of the Mortgage Loans.  For example, excess interest will be reduced as a result of Realized Losses on the Mortgage Loans;

•

the value of LIBOR; and

•

the extent to which the weighted average Net Mortgage Rates of the Mortgage Loans exceed the weighted average of the Certificate Interest Rates of the Certificates.

No assurance can be given as to the amount or timing of excess interest distributable on the Certificates.

[The yields to investors in the Offered Certificates will be affected by the exercise by the Servicer of its right to purchase the Mortgage Loans, as described under “Description of the Certificates—Optional Purchase of the Mortgage Loans” herein or their failure to exercise that right.]  [To be provided as applicable.]

If the purchaser of an Offered Certificate offered at a discount from its initial principal amount calculates its anticipated yield to maturity (or early termination) based on an assumed rate of payment of principal that is faster than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.  Conversely, if the purchaser of an Offered Certificate offered at a premium calculates its anticipated yield based on an assumed rate of payment of principal that is slower than that actually experienced on the related Mortgage Loans, the actual yield may be lower than that so calculated.  For this purpose, prepayments of principal include not only voluntary prepayments made by the borrower, but repurchases of Mortgage Loans by the Seller due to breaches of representations and warranties.

The Certificate Interest Rates applicable to the Certificates will be affected by the level of LIBOR from time to time, and by the Mortgage Rates of the Mortgage Loans from time to time as described under “Risk Factors—Mortgage Loan Interest Rates May Limit Interest Rates on the Certificates.”

Overcollateralization

The yields of the Offered Certificates will be affected by the application of Monthly Excess Interest as described herein and by the amount of overcollateralization.  The amount of Monthly Excess Interest will be affected by the delinquency, default and prepayment experience of the Mortgage Loans.  There can be no assurance as to whether overcollateralization will be increased to or maintained at the levels described herein.

Subordination of the Subordinate Certificates

As described herein, Certificates having a relatively higher priority of distribution will have a preferential right to receive distributions of interest to the extent of Interest Funds and principal to the extent of the Principal Distribution Amount.  As a result, the yields of the Subordinate Certificates will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans than the yields of more senior Certificates.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses).  The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest.

Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model.  The model used in this prospectus supplement for the Mortgage Loans is CPR.  CPR assumes a constant rate of prepayment each month relative to the then outstanding balance of the related pool of mortgage loans for the life of such loans.

CPR does not purport to be either a historical description of the prepayment experience of the Mortgage Loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be included in the Trust Fund.  The percentages of CPR in the tables below do not purport to be historical correlations of relative prepayment experience of the Mortgage Loans or predictions of the anticipated relative rate of prepayment of the Mortgage Loans.  Variations in the prepayment experience and the principal balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Class Principal Amounts (and weighted average lives) shown in the following table.  Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of CPR.

The tables beginning on page S-[     ] were prepared based on the following assumptions (collectively, the “Modeling Assumptions”): [(1) the initial Class Principal Amounts are as set forth in the table on page S-[     ]; (2) each Monthly Payment of principal and interest is timely received on the first day of each month commencing in [     ]; (3) principal prepayments are received in full on the last day of each month commencing in [     ] and there are no Net Prepayment Interest Shortfalls; (4) there are no defaults or delinquencies on the Mortgage Loans; (5) Distribution Dates occur on the [25]th day of each month commencing in [     ]; (6) there are no purchases or substitutions of Mortgage Loans (except in the case of an Optional Termination of the Trust Fund); (7) the Mortgage Rate of each Mortgage Loan is adjusted on the next applicable rate adjustment date and any subsequent adjustment dates to equal the value of the related Index set forth below plus the related Gross Margin subject to the applicable caps and floor; (8) the Adjustment Date with respect to each assumed Mortgage Loan occurs in the month immediately following the applicable interest adjustment date; (9) the value of Six-Month LIBOR is equal to   [     ]% and remains constant; and the value of One-Month LIBOR is equal to [     ]% and remains constant; (10) there is no Optional Termination of the Trust Fund (except in the case of Weighted Average Life in Years With Optional Termination); (11) the Certificates are issued on [     ]; (12) the Servicing Fee Rate for any Mortgage Loan is equal to the rate for such Mortgage Loan as described under “Fees and Expenses of the Trust” herein; and (13) the Mortgage Loans are aggregated into assumed Mortgage Loans having the following characteristics]  [May vary in accordance with structure of transaction]:

Assumed Characteristics of the Mortgage Loans

Loan Number	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Remaining Term to Maturity (months)	Original Term to Maturity (months)	Months to Next Rate Adjustment Date	Maximum Rate (%)	Minimum Rate (%)	Gross Margin (%)	Initial Periodic Rate Cap (%)	Subsequent Periodic Rate Cap (%)	Rate Adjustment Frequency (months)	Remaining IO Term (months)	Index Type
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24

The actual characteristics and the performance of the Mortgage Loans will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cashflows might behave under varying prepayment scenarios.  For example, it is not expected that the Mortgage Loans will prepay at a constant rate until maturity, that all of the Mortgage Loans will prepay at the same rate or that there will be no defaults or delinquencies on the Mortgage Loans.  Moreover, the diverse remaining terms to maturity of the Mortgage Loans could produce slower or faster principal payments than indicated in the tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity are as assumed.  Any difference between such assumptions and the actual characteristics and performance of the Mortgage Loans, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of CPR.

Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of CPR.

The weighted average life of a class of Offered Certificates is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Percentage of Initial Class Principal Amount of the
 Class [     ] and Class [     ] Certificates Outstanding
at the Following Percentages of CPR

	Class [ ] Certificates					Class [ ] Certificates
	0%	10%	25%	40%	50%	0%	10%	25%	40%	50%
Initial Percentage
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
Weighted Average Life in Years: Without Optional Termination
With Optional Termination

[*

Indicates a value between 0.0% and 0.5%.]

 Material Federal Income Tax Considerations

General

[The Pooling and Servicing Agreement provides that the Trust Fund, exclusive of (i) the Basis Risk Reserve Fund and (ii) the Cap Agreement[s] will comprise one or more lower tier REMICs  and a single upper tier REMIC in a tiered structure. Each of the Lower Tier REMICs and the Upper Tier REMIC will designate a single class of interests as the residual interest in that REMIC. The Class  [     ] Certificate will represent ownership of the residual interests in each of the REMICs. Elections will be made to treat each of the Lower Tier REMICs and the Upper Tier REMIC as a REMIC for federal income tax purposes.

Upon the issuance of the Offered Certificates, McKee Nelson LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, each of the Lower Tier REMICs and the Upper Tier REMIC will qualify as a REMIC within the meaning of Section  860D of the Internal Revenue Code of 1986, as amended (the “Code”).  In addition, Tax Counsel will deliver an opinion to the effect that each of the Basis Risk Reserve Fund is an “outside reserve fund” that is beneficially owned by the beneficial owners of the Class R Certificates.

Tax Treatment of the Offered Certificates

For federal income tax purposes, a beneficial owner of an Offered Certificate will be treated (1)  as holding an undivided interest in a REMIC regular interest corresponding to that certificate and [(2) as having entered into a limited recourse notional principal contract (the “Cap Contract”)]. [[The REMIC regular interest corresponding to an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds.]

Any amount payable on an Offered Certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that Offered Certificate pursuant to the Cap Contract. Alternatively, any amount payable on the REMIC regular interest corresponding to an Offered Certificate in excess of the amount payable on the Offered Certificate will be treated as having been received by the holder of that Offered Certificate and then as having been paid by such holder pursuant to the Cap Contract. Consequently, each beneficial owner of an Offered Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Considerations—Types of Securities—REMIC Certificates Generally” in the prospectus. In addition, each beneficial owner of an Offered Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “—The Cap Contract Components” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Offered Certificate.

Allocations. A beneficial owner of an Offered Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the Cap Contract component. For information reporting purposes the Trustee will assume the Cap Contract components will have nominal value. Each Cap Contract is difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

Upon the sale, exchange, or other disposition of an Offered Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Offered Certificate is held as a “capital asset” within the meaning of Section  1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon disposition of a REMIC regular interest, see “Material Federal Income Tax Considerations—Types of Securities—REMIC Certificates Generally” in the prospectus.

Original Issue Discount. The REMIC regular interest component of an Offered Certificate may be issued with OID. A beneficial owner of an Offered Certificate must include any OID with respect to such component in income as it accrues using a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See “Material Federal Income Tax Considerations —Taxation of Securities Treated as Debt Instruments—Interest Income and OID” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the Prepayment Assumption with respect to [both] the [Adjustable Rate] Mortgage Loans [and Fixed Rate Mortgage Loans]. See “Yield, Prepayment and Weighted Average Life—Weighted Average Life” above. No representation is made that the Mortgage Loans will prepay at such a rate or at any other rate.

The Cap Contract Components. The portion of the overall purchase price of an Offered Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an Offered Certificate.

Any payments made to a beneficial owner of an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the Cap Contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificates to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the [[Supplemental Interest Trust]] pursuant to the Cap Contract, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to the Cap Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Cap Contract should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component may be limited under Sections  67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of a Offered Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of a Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

Status of the Offered Certificates. The REMIC regular interest components of Offered Certificates will be treated as assets described in Section  7701(a)(19)(C) of the Code, and as “real estate assets” under Section  856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest components of Offered Certificates will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. See “Material Federal Income Tax Considerations — Special Tax Attributes — REMIC Certificates” in the Prospectus. The Cap Contract components of the Offered Certificates will not qualify, however, as an asset described in Section  7701(a)(19)(C) of the Code, as a real estate asset under Section  856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section  860G(a)(3) of the Code. As a result, the Offered Certificates generally will not be a suitable investment for a REMIC.

State and Local Income Tax Considerations

In addition to the federal income tax consequences described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the offered securities. State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered securities.]

Legal Investment Considerations

[The Certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

Moreover, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities.  In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by such investors.  See “Legal Investment Considerations” in the prospectus.

ERISA Considerations

[Subject to the limitations and qualifications described under “ERISA Considerations” in the prospectus, the Offered Certificates may be purchased by an employee benefit plan or other retirement arrangement that is subject to ERISA or to Section  4975 of the Code, or by a person investing on behalf of or with plan assets of such a plan or arrangement pursuant to an administrative exemption from the prohibited transaction provisions of ERISA and Section  4975 of the Code which has been granted by the U.S. Department of Labor to the Underwriters relating to the acquisition, holding and transfers of the Offered Certificates. See “ERISA Considerations” in the prospectus. A fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA or the Code should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the Offered Certificates satisfies the terms and conditions of the Underwriter’s Exemption. See “ERISA Considerations” in the prospectus.

The rating of an Offered Certificate may change. If the rating of a class of Offered Certificates declines below the lowest permitted rating, Certificates of that class may no longer be eligible for relief under the Underwriter’s Exemption (although a Plan that had purchased a Certificate of that class when the Certificate had a permitted rating would not be required to dispose of it). However, insurance company general accounts may be able to purchase an Offered Certificate in such circumstances pursuant to Sections  I and III of Prohibited Transaction Class  Exemption 95-60.

Use of Proceeds

The net proceeds from the sale of the Certificates will be applied by the Depositor toward the purchase of the Mortgage Loans from the Seller.

Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed, severally and not jointly, to purchase from the Depositor, the initial principal amounts of the Underwritten Certificates set forth below.

Class	[ ]	[ ]
Class [ ]	$[ ]	$[ ]
Class [ ]	[ ]	[ ]

The distribution of the Underwritten Certificates will be made by the Underwriter[s] from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The Underwriter[s] may effect such transactions by selling the Underwritten Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions.  The Underwriter[s] and any dealers that participate with the Underwriter[s] in the distribution of the Underwritten Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Underwritten Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act.

The Underwriting Agreement provides that [HomeBanc] and the Depositor will indemnify the Underwriter[s] against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter[s] may be required to make in respect thereof.

The Retained Certificates may be offered by the Depositor from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. However, there is currently no underwriting arrangement in effect for the Retained Certificates. This prospectus supplement will be appropriately supplemented in connection with any future offering of the Retained Certificates. [Proceeds to the Depositor from any sale of the Retained Certificates will equal the purchase price paid by their purchaser, net of any expenses payable by the Depositor and any compensation payable to any underwriter or agent.]

There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or provide Certificateholders with sufficient liquidity of investment.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[     ].

From time to time the Underwriter[s] or [its] [their] affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of the Depositor.  The Underwriter[s], or affiliates of the Underwriter[s], have provided financing for certain of the Mortgage Loans. A portion of the proceeds of the sale of the Certificates will be used to repay this financing.

Legal Matters

Certain legal matters with respect to the Certificates will be passed upon for the Depositor by McKee Nelson LLP, Washington, D.C., and for the Underwriters by [     ].

Ratings

It is a condition to the issuance of the Offered Certificates that they have the applicable rating or ratings by [S&P] and [Moody’s] indicated under “Initial Ratings” in the table on page S-[     ].

The rating of “AAA” and “Aaa” are the highest ratings that the applicable Rating Agency assigns to securities.  A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.  A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of Monthly Payments on the Mortgage Loans.  The rating takes into consideration the characteristics of the Mortgage Loans and the structural and legal aspects associated with the Offered Certificates.  The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

The ratings do not address the likelihood that any Basis Risk Shortfall Carryforward Amount will be repaid to Certificateholders from Monthly Excess Cashflow.

The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency.  The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

Annex A

Defined Terms

[80+ LTV Loans:  First Lien Mortgage Loans having original Loan-to-Value Ratios in excess of 80%.]

Accrual Period:  With respect to any Distribution Date and each class of Certificates, the period beginning on the immediately preceding Distribution Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

[Additional Mortgage Loan:  Any Mortgage Loan purchased during the Revolving Period by the Securities Administrator on behalf of the Trust Fund from the Depositor for inclusion in the Mortgage Pool.]

[Adjustment Date:  With respect to a Mortgage Loan, the date on which an adjustment is made to the monthly payment amount to correspond to an adjustment in the related Mortgage Rate.]

Agreements:  Collectively, the Pooling and Servicing Agreement, the Mortgage Loan Purchase Agreement and the Subservicing Agreement.

Applied Loss Amount:  The amount by which the aggregate Class Principal Amount of the Offered Certificates exceeds the Pool Balance for any Distribution Date after giving effect to all Realized Losses incurred with respect to the Mortgage Loans during the related Collection Period and distributions of principal on such Distribution Date.

Available Funds Rate:  [With respect to any Distribution Date and the Certificates, the per annum rate equal to the product of (1) (a) 360 divided by (b) the actual number of days in the Accrual Period, and (2) (a) Interest Funds for such Distribution Date, divided by (b) the Pool Balance as of the first day of the related Collection Period.]

Bankruptcy Loss:  Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a borrower, (1) establishing the value of a Mortgaged Property at an amount less than the Outstanding Principal Balance of the Mortgage Loan secured by such Mortgaged Property or (2) reducing the amount of the Monthly Payment on the related Mortgage Loan.

Basis Risk Payment:  With respect to any Distribution Date, the sum of (1) any Basis Risk Shortfall for such Distribution Date, (2) any Unpaid Basis Risk Shortfall for such Distribution Date, and (3) any Required Reserve Fund Amount (as specified in the Pooling and Servicing Agreement) for such Distribution Date. The amount of the Basis Risk Payment for any Distribution Date cannot exceed the amount of Monthly Excess Cashflow otherwise distributable in respect of the Class X Certificates.

Basis Risk Reserve Fund:  A reserve fund into which any amount of Monthly Excess Cashflow is deposited in order to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.

Basis Risk Shortfall:  [With respect to each Distribution Date and any class of Certificates, an amount equal to the sum of (1) the excess, if any, of (a) Current Interest calculated without regard to the Available Funds Rate over (b) the aggregate of interest accrued on such class at an interest rate equal to the Available Funds Rate, (2) any amount described in clause (1) above for such class remaining unpaid from prior Distribution Dates and (3) interest on the amount in clause (2) above at such class's applicable Certificate Interest Rate (without regard to the Available Funds Rate).]

Basis Risk Shortfall Carryforward Amount:  [With respect to each class of Certificates and any Distribution Date, an amount equal to the aggregate amount of Basis Risk Shortfall for such class of Certificates on such Distribution Date, plus any unpaid Basis Risk Shortfall for such class of Certificates from prior Distribution Dates, plus interest thereon at the Certificate Interest Rate for such Distribution Date for such class for the related Accrual Period, to the extent previously unpaid from Monthly Excess Cashflow [or from proceeds of the Cap Agreement[s]]].

BBA:  The British Bankers' Association.

Beneficial Owner:  A person acquiring an interest in a Book-Entry Certificate.

Benefit Plans:  Collectively, Plans, Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to Similar Laws.

Book-Entry Certificates:  Certificates that are issued, maintained and transferred on the book-entry records of DTC and its Participants.

Business Day:  Generally any day other than a Saturday or Sunday or a day on which banks in New York, Delaware, Minnesota, Maryland, Texas or Massachusetts (or, as to the Servicer, such other states as are specified in the Pooling and Servicing Agreement) are closed.

[Cap Agreement[s]:  The interest rate cap agreement[s] dated on or before the Closing Date between the Issuer and the Cap Counterparty.]

Cap Contract:  A limited recourse notional principal contract into which each beneficial owner of an Offered Certificate will be deemed to have entered.

[Cap Counterparty:  [     ].]

[Capitalized Interest Account:  The capitalized interest account established by the [Securities Administrator] [Trustee] for the benefit of the [Certificateholders and the Depositor].]

Certificate:  Any of the Class [     ], Class [     ] or Class [     ] Certificates.

[Certificate Distribution Account:  The certificate distribution account maintained by or on behalf of the Securities Administrator for the benefit of the Trust Fund and the Class [     ] Certificateholders.]

Certificateholder:  A holder of a Certificate.

Certificate Interest Rate:  With respect to each Distribution Date and each class of Certificates, [an adjustable rate equal to the least of (1) One-Month LIBOR plus the related Certificate Margin, (2) the Maximum Certificate Interest Rate and (3) the Available Funds Rate with respect to such Distribution Date.]

Certificate Margin:  [With respect to the Class [     ] Certificates, on any Distribution Date prior to the Step-up Date, [     ]% per annum, and on any Distribution Date on and after the Step-up Date, [     ]% per annum.  With respect to the Class [     ] Certificates, on any Distribution Date prior to the Step-up Date, [     ]% per annum, and on any Distribution Date on and after the Step-up Date, [     ]% per annum.  With respect to the Class [     ] Certificates, on any Distribution Date prior to the Step-up Date, [     ]% per annum, and on any Distribution Date on and after the Step-up Date, [     ]% per annum.]

Certificate Registrar:  [     ], and its successors and assigns.

Class [     ] Principal Distribution Amount:  [With respect to any applicable Distribution Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess of (x) the aggregate Class Principal Amount of the Class [     ] Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [     ]% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (B) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus the Overcollateralization Floor.]

Class [     ] Principal Distribution Amount:  [With respect to any applicable Distribution Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class [     ] Principal Distribution Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Class Principal Amount of the Class [     ] Certificates (after taking into account the distribution of the Class [     ] Principal Distribution Amount for such Distribution Date) and (2) the Class Principal Amount of the Class [     ] Certificates immediately prior to such Distribution Date, over (B) the lesser of (a) the product of (i) approximately [     ]% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period, and (b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus the Overcollateralization Floor.]

Class [     ] Principal Distribution Amount:  [With respect to any applicable Distribution Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class [     ] Principal Distribution Amount and the Class [     ] Principal Distribution Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Class Principal Amount of the Class [     ] Certificates (after taking into account the distribution of the Class [     ] Principal Distribution Amount for such Distribution Date), (2) the Class Principal Amount of the Class [     ] Certificates (after taking into account the distribution of the Class [     ] Principal Distribution Amount for such Distribution Date) and (3) the Class Principal Amount of the Class [     ] Certificates immediately prior to such Distribution Date, over (B) the lesser of (a) the product of (i) approximately [     ]% and (ii) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period, and (b) the aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period minus the Overcollateralization Floor.]

Class Principal Amount:  With respect to any class of Certificates as of any Distribution Date, its initial Class Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that class in respect of principal prior to such Distribution Date.

Clearstream Luxembourg:  Clearstream Banking Luxembourg.

Clearstream Luxembourg Participant:  Participating organizations in Clearstream Luxembourg.

Closing Date:  On or about [     ].

Code:  The Internal Revenue Code of 1986, as amended.

Collection Account:  The collection account maintained by the Master Servicer established in the name of the Trustee and for the benefit of the Certificateholders.

Collection Period:  With respect to any Distribution Date, the one-month period beginning on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

[Combined Loan-to-Value Ratio:  With respect to any Second Lien Mortgage Loan at any time, the ratio, expressed as a percentage, of the sum of (1) the principal balance of such Mortgage Loan and (2) the principal balance of the related first lien mortgage loan, each as of the applicable date of determination, to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.]

Compensating Interest Payment:  Payments made by the Servicer or the Master Servicer, as applicable, to fund any Prepayment Interest Shortfalls.

Condemnation Proceeds:  All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related mortgage loan documents.

[Conforming Balance Mortgage Loan:  A First Lien Mortgage Loan that has a Scheduled Principal Balance as of the Cut-off Date that is less than or equal to the Fannie Mae maximum original loan amount limitation for one-to four-family Mortgaged Properties for the applicable jurisdiction in which the Mortgaged Property is located.]

CPR:  The constant prepayment rate model, as described under “Yield, Prepayment and Weighted Average Life — Weighted Average Life” in this prospectus supplement.

[Cumulative Loss Trigger Event:  A Cumulative Loss Trigger Event will have occurred with respect to any Distribution Date beginning in [     ] if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Realized Losses incurred on the Mortgage Loans from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance, exceeds the applicable percentage described below with respect to such Distribution Date:

Distribution Date	Loss Percentage
[ ] through [ ]	[ ]%
[ ] through [ ]	[ ]%
[ ] through [ ]	[ ]%
[ ] through [ ]	[ ]%]

Current Interest:  With respect to any Distribution Date and any class of Certificates, the aggregate amount of interest accrued at the applicable Certificate Interest Rate during the related Accrual Period on the Class Principal Amount of such class immediately prior to such Distribution Date.

Custodial Agreement:  The custodial agreement dated as of [    ], among the Custodian, the Trustee, [the Depositor and the Master Servicer].

Custodian:  [     ], and is successors and assigns.

Custodian Fee:  The annual on-going fee payable by the Master Servicer on behalf of the Trust Fund to the Custodian from income on funds held in the Collection Account.

Cut-off Date:  [     ].

Cut-off Date Balance:  Approximately $[     ].

Deficient Valuation:  With respect to any Mortgage Loan, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then unpaid principal balance of the Mortgage Loan secured by such Mortgaged Property.

Delinquency Event:  [A Delinquency Event will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month equals or exceeds [     ]% of the Senior Enhancement Percentage for such Distribution Date.]

Delinquency Rate:  [With respect to any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all Mortgage Loans [60] or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Pool Balance as of the close of business on the last day of such month.]

Depositor:  HMB Acceptance Corp., a Delaware corporation.

Designated Telerate Page:  Moneyline Telerate Service page 3750 (or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in U.S.  dollars).

Determination Date:  With respect to any Distribution Date, the [15]th day of the related calendar month or, if such day is not a Business Day, the immediately preceding Business Day.

Distressed Mortgage Loan:  Any Mortgage Loan that becomes more than [90] days delinquent in payment or for which the Servicer has accepted a deed in lieu of foreclosure.

Distribution Account:  The distribution account maintained by the Securities Administrator for the benefit of the Certificateholders.

Distribution Date:  The [25]th day of each month or, if the [25]th day is not a Business Day, on the next succeeding Business Day, beginning in [     ].

DTC:  The Depository Trust Company.

Due Date:  With respect to each Mortgage Loan, the date in each month on which the related Monthly Payment is due, exclusive of any days of grace, if such due date is the first day of a month; otherwise, the first day of the following month or such other date as is specified in the Pooling and Servicing Agreement.

[Early Termination Date:  As defined in the applicable ISDA Master Agreement.]

ERISA:  Employee Retirement Income Security Act of 1974, as amended.

Euroclear:  Euroclear System.

Euroclear Participant:  Participating organizations in Euroclear.

European Depositaries:  [     ] (in its capacity as a depositary for Clearstream Luxembourg) and [     ] (in its capacity as a depositary for Euroclear).

Extra Principal Distribution Amount:  [With respect to any Distribution Date, the lesser of (1) the Monthly Excess Interest for such Distribution Date and (2) the excess, if any, of (a) the Overcollateralization Target Amount over (b) the Overcollateralized Amount on such Distribution Date (after giving effect to distribution to the Certificates of Principal Funds on such Distribution Date).]

Financial Intermediary:  A brokerage firm, bank, thrift institution or other financial intermediary that maintains the Beneficial Owner's account for the purpose of recording the ownership of a Book-Entry Certificate.

[First Lien Mortgage Loans:  Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a first lien on the related Mortgaged Property.]

Global Securities:  The HomeBanc Mortgage Trust [     ] Mortgage Pass-Through Certificates, Series [     ].

Gross Margin:  With respect to a Mortgage Loan, a fixed percentage amount specified in the related mortgage certificate that is added to an index to determine the related Mortgage Rate.

[HBMC:  HomeBanc Mortgage Corporation, a subsidiary of HomeBanc Corp.]

[HomeBanc:  HomeBanc Corp., a Georgia corporation.]

Index:  [Either the One-Month LIBOR Index or the Six-Month LIBOR Index.]

[Indicative Combined Loan-to-Value Ratio:  With respect to any First Lien Mortgage Loan that was originated simultaneously with a second lien mortgage loan that secures the same Mortgaged Property, at any time, the ratio, expressed as a percentage, of the sum of (1) the principal balance of such Mortgage Loan and (2) the principal balance of the related second lien mortgage loan, each as of the applicable date of determination, to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.]

[Initial Mortgage Loans:  Those Mortgage Loans which will be acquired by the Trust Fund on the Closing Date.]

Initial Purchase Date:  The first Distribution Date following the month in which the Pool Balance is less than [20]% of the Cut-off Date Balance.

Insurance Proceeds:  Any amounts paid by an insurer under a primary mortgage insurance policy, any standard hazard insurance policy, flood insurance policy, title insurance policy or any other insurance policy relating to the Mortgage Loans or related mortgaged properties other than amounts to cover expenses incurred by the Servicer in connection with procuring such proceeds, applied to the restoration and repair of the related Mortgaged Property or to be paid to the borrower pursuant to the mortgage certificate or state law.

Interest Funds:  [With respect to any Distribution Date, the sum of (1) all interest received or advanced by the Servicer or the Master Servicer for the related Due Period and available in the Distribution Account on that Distribution Date, (2) all Compensating Interest Payments paid with respect to Mortgage Loans that were prepaid during the related Prepayment Period and (3) the portion of any purchase price or other amount paid with respect to the Mortgage Loans allocable to interest; net of any fees or other amounts reimbursable to the Master Servicer, the Servicer, the Securities Administrator, the Custodian and the Trustee as provided in the Agreements.] [For each Distribution Date up to and including the Distribution Date in [          ], 20[  ], Interest Funds will include amounts distributable from the Capitalized Interest Account in an amount equal to the product of (i) the weighted average Net Mortgage Rate of the Mortgage Loans divided by 12, multiplied by (ii) the excess of (a) the balance in the Pre-Funding Account as of the Closing Date, over (b) the aggregate principal balance of the Subsequent Mortgage Loans that will have an interest payment included in the Interest Funds for such Distribution Date.]

[ISDA Master Agreement:  The International Swaps and Derivatives Association, Inc. Master Agreement (Multicurrency—Cross Border).]

Issuer:  HomeBanc Mortgage Trust [     ].

LIBOR Business Day:  Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

LIBOR Determination Date:  [The second LIBOR Business Day preceding the commencement of each Accrual Period.]

Liquidated Mortgage Loan:  Any defaulted Mortgage Loan as to which the Servicer has determined that all amounts that it expects to recover in respect of such Mortgage Loan have been recovered (exclusive of any possibility of a deficiency judgment)[, and any Second Lien Mortgage Loan that is 180 or more days delinquent in payment].

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted Mortgage Loan, whether through the sale or assignment of such Mortgage Loan, trustee’s sale, foreclosure sale, payment in full, discounted payoff or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the Mortgage Loan.

[Loan-to-Value Ratio:  With respect to any First Lien Mortgage Loan at any time, the ratio, expressed as a percentage, of the principal balance of such Mortgage Loan as of the applicable date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.]

Lower Tier REMIC:  Each of one or more lower tier REMICs which together with the Upper Tier REMIC will comprise the Trust Fund.

[LPMI Policy:  A loan level primary mortgage insurance policy acquired by [HBMC] covering certain 80+ LTV Loans.]

Master Servicer:  [     ].

Master Servicer Remittance Date:  With respect to each Distribution Date, the Business Day immediately preceding such Distribution Date.

Maximum Certificate Interest Rate:  [     ]% per annum.

Maximum Rate:  With respect to a Mortgage Loan, a specified percentage in the related mortgage certificate that is the maximum Mortgage Rate allowable over the life of such Mortgage Loan.

Minimum Rate:  With respect to a Mortgage Loan, a specified percentage in the related mortgage certificate that is the minimum Mortgage Rate allowable over the life of such Mortgage Loan.

Monthly Advance:  An advance made by the Servicer or Master Servicer, as applicable, with respect to delinquent payments of principal and interest on the Mortgage Loans, adjusted to the related Mortgage Rate less the Servicing Fee Rate.

Monthly Excess Cashflow:  [With respect to any Distribution Date,  (a) the sum of (1) the Overcollateralization Release Amount, (2) Monthly Excess Interest and (3) any Principal Distribution Amount remaining after application pursuant to either clauses A.(1) through A.[     ] or clauses B.(1) through B.[     ] as applicable, under “Description of the Certificates—Distributions of Principal” minus (b) the Extra Principal Distribution Amount.]

Monthly Excess Interest:  [With respect to any Distribution Date, the amount of Interest Funds remaining after application pursuant to clauses (1) through [     ] under “Description of the Certificates—Distributions of Interest.”]

Monthly Payment:  With respect to any Mortgage Loan and any month, the scheduled payment or payments of principal and interest due during such month on such Mortgage Loan, which either is payable by a mortgagor in such month under the related mortgage certificate, or in the case of any Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure, would otherwise have been payable under the related mortgage certificate.

[Moody’s:  Moody’s Investors Service, Inc.]

Mortgaged Property:  With respect to any Mortgage Loan, the real property securing such Mortgage Loan.

Mortgage Loan Purchase Agreement:  The mortgage loan purchase agreement dated as of    [     ], between the Seller and the Depositor.

Mortgage Loans:  The [describe Mortgage Loans] mortgage loans sold by the Seller to the Depositor pursuant to the Mortgage Loan Purchase Agreement and subsequently transferred by the Depositor to the Trustee pursuant to the Pooling and Servicing Agreement.

Mortgage Pool:  The pool of Mortgage Loans in the Trust Fund.

Mortgage Rate:  With respect to any Mortgage Loan, the applicable interest rate determined as provided in the related mortgage certificate, as reduced by any Relief Act Reduction.

Net Liquidation Proceeds:  All amounts, net of (1) unreimbursed expenses and (2) unreimbursed Advances and Servicing Advances, received and retained in connection with the liquidation of defaulted Mortgage Loans, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure.

Net Mortgage Rate:  [With respect to any Mortgage Loan at any time, the Mortgage Rate thereof minus the Servicing Fee Rate.]

Net Prepayment Interest Shortfalls:  Any Prepayment Interest Shortfalls not funded by the Servicer or the Master Servicer.

[Non-Conforming Balance Mortgage Loan:  Any First Lien Mortgage Loan other than a Conforming Balance Mortgage Loan.]

Offered Certificates:  Each Class of Certificates other than the Class [     ] Certificates.

[One-Month LIBOR or One-Month LIBOR Index:  The Interest Settlement Rate for U.S.  dollar deposits of one-month maturity set by the BBA as of 11:00 a.m.  (London time) on the LIBOR Determination Date.]

[One-Month LIBOR Loans:  Mortgage Loans that have a Monthly Payment that adjusts based on the One-Month LIBOR Index.]

[Optional Termination:  The option of the [Servicer] to purchase the Mortgage Loans, the REO Property and any other property remaining in the Trust Fund as described under “Description of the Certificates — Optional Purchase of the Mortgage Loans” in this prospectus supplement.]

Originator:  [HBMC].

Outstanding Principal Balance:  With respect to a Mortgage Loan, the principal balance of such Mortgage Loan remaining to be paid by the borrower or, in the case of an REO Property, the principal balance of the related Mortgage Loan remaining to be paid by the borrower at the time such property was acquired by or on behalf of the Trust Fund.

Overcollateralized Amount:   [For any Distribution Date, the amount, if any, by which

(1) the aggregate Scheduled Principal Balance of the Mortgage Loans exceeds (2) the aggregate Class Principal Amount of the Certificates as of such Distribution Date (assuming that 100% of Principal Funds is applied as a principal distribution on the Certificates on such Distribution Date).]

Overcollateralization Deficiency:  [With respect to any Distribution Date, the amount, if any, by which (1) the Overcollateralization Target Amount for such Distribution Date exceeds (2) the Overcollateralized Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the Class Principal Amounts of the Certificates resulting from the distribution of Principal Funds on such Distribution Date.]

Overcollateralization Floor:  Approximately $[     ].

Overcollateralization Release Amount:  [With respect to any Distribution Date, the lesser of (x) the Principal Funds for such Distribution Date and (y) the excess, if any, of (1) the Overcollateralization Amount for such Distribution Date (assuming that 100% of such Principal Funds is applied as a principal distribution on such Distribution Date) over (2) the Overcollateralization Target Amount for such Distribution Date (with the amount determined pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that Distribution Date).]

Overcollateralization Target Amount:  [With respect to any Distribution Date (a) prior to the Stepdown Date,  approximately [     ]% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date, (b) on  or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) the lesser of (1) approximately [     ]% of the aggregate Scheduled Principal Balance of the Mortgage Loans as of the Cut-off Date and (2) approximately [     ]% of the then current aggregate Scheduled Principal Balance of the Mortgage Loans as of the last day of the related Collection Period and (ii) approximately       $[     ] and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.]

Participant:  A participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC.

Payahead:  Any Monthly Payment intended by the related borrower to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

Paying Agent:  [Initially, the Securities Administrator.]

Periodic Cap:  With respect to a Mortgage Loan, a fixed percentage by which the Mortgage Rate will not increase or decrease on the any Adjustment Date (other than the initial Adjustment Date), as specified in the related mortgage certificate.

Plan Assets Regulation:  A regulation issued by the United States Department of Labor under which the assets of a trust fund would be treated as plan assets of the Plan for the purposes of ERISA and the Section 4975 Code only if the Plan acquired an “equity interest” in the trust fund and none of the exceptions contained in the Plan Assets Regulation was applicable.

Plans:  Pension, profit-sharing or other employee benefit plans or other retirement plans or arrangements, including a so-called “Keogh” plan, an educational savings account or an individual retirement account, to which they are applicable or any entity deemed to hold the assets of the foregoing.

Pool Balance:  As of any date of determination, the aggregate of the Scheduled Principal Balances of the Mortgage Loans in [the] [a] Mortgage Pool as of such date.

Pooling and Servicing Agreement:  The pooling and servicing agreement dated as of [     ], among the Depositor, the Seller, the Servicer, the Master Servicer and the Securities Administrator.

[Pre-Funding Account:  The pre-funding account established by the Trustee.]

[Pre-Funding Amount:  The amount deposited by the Trustee into the Pre-Funding Account on the Closing Date.]

[Pre-Funding Period:  The period beginning on the Closing Date and ending on [     ].]

Prepayment Interest Shortfall:  [The amount by which one month's interest at the Mortgage Rate (as reduced by the Servicing Fee Rate) on a Mortgage Loan as to which a voluntary prepayment has been made exceeds the amount of interest actually received in connection with such prepayment.]

Prepayment Period:  [With respect to any Distribution Date, the immediately preceding calendar month.]

Principal Distribution Amount:  [With respect to any Distribution Date, (a) the sum of (1) the Principal Funds for such Distribution Date and (2) the Extra Principal Distribution Amount for such Distribution Date minus (b) the Overcollateralization Release Amount.]

Principal Funds:  [With respect to any Distribution Date, the sum of (1) the principal portion of all scheduled monthly payments on the related Mortgage Loans due on the related Due Date, to the extent received or advanced; (2) the principal portion of all proceeds of the repurchase of a Mortgage Loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Mortgage Loan Purchase Agreement during the preceding calendar month; (3) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related mortgage loans, including full and partial prepayments, the proceeds of any purchase of Mortgage Loans by the Seller, the Servicer or the Class [     ] Certificateholders, Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds; net of any fees payable to, and other amounts reimbursable to, the Master Servicer, the Servicer, the Securities Administrator, the Custodian and the Trustee as provided in the Agreements (to the extent not reimbursed from Interest Funds).] [On the first Distribution Date after the end of the Revolving Period, Principal Funds will include amounts allocable to principal that were deposited in the Revolving Account during the Revolving Period and not withdrawn to purchase Additional Mortgage Loans.]  [On the first Distribution Date after the end of the Pre-Funding Period, Principal Funds will include amounts allocable to principal that were deposited in the Pre-Funding Account during the Pre-Funding Period and not withdrawn to purchase Subsequent Mortgage Loans.]

Principal Prepayment:  [Any payment or other recovery of principal on a Mortgage Loan which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a mortgage loan becomes a Liquidated Mortgage Loan.]

Purchase Price:  [The sum of (a) 100% of the aggregate outstanding principal balance of the Mortgage Loans plus accrued interest thereon at the applicable Mortgage Rate plus any unreimbursed Servicing Advances, (b) the fair market value of all other property being purchased, (c) any costs and damages incurred by the Trust Fund as a result of violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of any Mortgage Loan and (d) any outstanding amounts due to the Master Servicer, the Securities Administrator, the Custodian and the Trustee.]

Rating Agencies:  [     ].

Realized Loss:  [With respect to a Mortgage Loan, (1) a Bankruptcy Loss or (2) as to any Liquidated Mortgage Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the mortgage rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such Mortgage Loan and the related Mortgaged Property.]

Record Date:   [For each class of Certificates and each Distribution Date, will be the close of business on the Business Day immediately preceding such Distribution Date; provided, however, that if any such Certificate is no longer a Book-Entry Certificate, the "Record Date" for such class of Certificates shall be the close of business on the last Business Day of the calendar month preceding such Distribution Date.]

REIT:  A real estate investment trust within the meaning of Section 856 of the Code.

Relevant Depositary:  Citibank, N.A.  (in its capacity as a depositary for Clearstream Luxembourg) or   JPMorgan Chase Bank National Association (in its capacity as a depositary for Euroclear), as the case may be.

Relief Act Reduction:  With respect to a Mortgage Loan, a reduction of the applicable Mortgage Rate by application of the Servicemembers Civil Relief Act or similar state or local laws.

REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure.

Repurchase Proceeds:  The purchase price in connection with any repurchase of a Mortgage Loan by the Seller and any cash deposit in connection with the substitution of a Mortgage Loan.

[Retained Certificates:  $[     ]of the Class[     ] Certificates.]

[Revolving Account:  The revolving account maintained by the Securities Administrator in which Revolving Deposits are deposited by the Securities Administrator to be used to acquire Additional Mortgage Loans during the Revolving Period.]

[Revolving Amount:  With respect to each Distribution Date during the Revolving Period, the total amount of Revolving Deposits deposited in the Revolving Account on such Distribution Date.]

[Revolving Deposits:  With respect to any Distribution Date during the Revolving Period, all payments that would otherwise be made to Certificateholders in respect of principal [and excess interest] that is deposited in the Revolving Account on such Distribution Date.]

Rolling Three Month Delinquency Rate:  With respect to any Distribution Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months.

Rules:  The rules, regulations and procedures creating and affecting DTC and its operations.

[S&P:  Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.]

Scheduled Principal Balance:  [With respect to any Mortgage Loan and any Distribution Date, (1) the unpaid principal balance of such mortgage loan as of the close of business on the related Due Date (giving effect to the principal payment to be made on such Due Date and irrespective of any delinquency in its payment), as specified in the amortization schedule at the time relating thereto (before any adjustment to such amortization schedule by reason of any bankruptcy or similar proceeding occurring after the Cut-off Date (other than a Deficient Valuation) or any moratorium or similar waiver or grace period) less (2) any Principal Prepayments and the principal portion of any Net Liquidation Proceeds received during or prior to the immediately preceding Prepayment Period; provided that the Scheduled Principal Balance of any Liquidated Mortgage Loan is zero.]

[Second Lien Mortgage Loans:  Mortgage Loans secured by mortgages or deeds of trust or similar security instruments creating a second lien on the related Mortgaged Property.]

Securities Act:  Securities Act of 1933, as amended.

Securities Administrator:  [     ], and its successors and assigns.

Seller:  [HomeBanc].

Senior Enhancement Percentage:  [With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Subordinate Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero) after giving effect to distributions on such Distribution Date, and the denominator of which is the Pool Balance for such Distribution Date.]

Senior Certificates:  The Class [     ] Certificates.

Servicer:  [HomeBanc].

Servicer Remittance Date:  The [18]th day of any month, or if such [18]th day is not a Business Day, the first Business Day immediately preceding such [18]th day.

Servicing Account:  The custodial account maintained by the Servicer on behalf of the Trust Fund for collection of principal and interest on the Mortgage Loans.

Servicing Advance:  All reasonable and customary “out-of-pocket” costs and expenses, including costs and expenses of foreclosures (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (1) the preservation, restoration, inspection and protection of the Mortgaged Properties, (2) any enforcement or judicial proceedings and (3) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage.

Servicing Fee:  [A monthly fee calculated at the Servicing Fee Rate on the outstanding principal balance of each Mortgage Loan.]

Servicing Fee Rate:  The applicable annual rate with respect to the Servicer set forth under “Fees and Expenses of the Trust Fund.”

Similar Law:  State or local laws substantially similar to ERISA or the Code.

[Six-Month LIBOR Index:  The interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage certificate.]

[Six-Month LIBOR Loans:  Mortgage Loans that have a Monthly Payment that adjusts based on the Six-Month LIBOR Index.]

[Stepdown Date:  The later to occur of (a) the Distribution Date occurring in [     ] and (b) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the Mortgage Loans during the related Collection Period but before giving effect to distributions on the Certificates on such Distribution Date) is greater than or equal to approximately [     ]%.]

[Step-up Date:  The first Distribution Date after the Initial Purchase Date.]

[Strike Rate:  The applicable strike rate specified in the interest rate cap agreement schedules attached as Annex D hereto.]

Subordinate Certificates:  The Class [     ] Certificates.

Subservicer:  [HBMC].

[Subsequent Mortgage Loans:  Those Mortgage Loans which are intended to be acquired by the Trust Fund from time to time subsequent to the Closing Date but prior to [     ].]

Subsequent Recovery:  Any amount recovered by the Servicer with respect to a Liquidated Mortgage Loan with respect to which a Realized Loss has been incurred after liquidation of such Mortgage Loan.

Subservicing Agreement:  The subservicing agreement dated as [     ], between the Servicer and the Subservicer.

Terms and Conditions:  Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System.

[Trigger Event:  A Trigger Event will have occurred with respect to any Distribution Date if (a) a Delinquency Event has occurred for such Distribution Date or (b) a Cumulative Loss Trigger Event has occurred for such Distribution Date.]

Trust Accounts:  The Servicing Account, the Collection Account, the Distribution Account, [the Pre-Funding Account], [the Capitalized Interest Account], [and the Revolving Account].

Trustee:  [     ], and its successors and assigns.

Trustee Fee:  The annual on-going fee payable by the Master Servicer on behalf of the Trust Fund to the Trustee from income on funds held in the Collection Account.

Trust Fund:  The Trust Fund created pursuant to the Pooling and Servicing Agreement, consisting primarily of those assets set forth under “Description of the Certificates—General.”

Underwriter[s]:  [     ] [and [     ]].

Underwriter’s Exemption:  The prohibited transaction exemption described under “ERISA Considerations” in this prospectus supplement.

Underwriting Agreement:  The underwriting agreement dated as of [     ], among the Depositor, the Seller and the Underwriters.

Underwritten Certificates:  Each Class of Certificates other than the Retained Certificates.

Upper Tier REMIC:  An upper tier REMIC which together with the Lower Tier REMICs comprise the Trust Fund.

Annex B
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered The HomeBanc Mortgage Trust [     ] Mortgage Pass-Through Certificates, Series [     ] will be available only in book-entry form.  Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S.  domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S.  corporate debt obligations and prior mortgage loan asset backed certificates issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S.  withholding taxes unless such holders meet certain requirements and deliver appropriate U.S.  tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed certificates issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed certificates issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream  Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global  Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360  days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Relevant Depositary of the DTC Participant's account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e.,  the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement  occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global  Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should certificate that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

(b)

borrowing the Global Securities in the U.S.  from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S.  Federal Income Tax Documentation Requirements

A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Code holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S.  entity required to withhold tax (the U.S.  withholding agent) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

I.

the Securities Administrator or the U.S. withholding agent receives a statement—

(a)

from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that—

(i)

is signed by the certificateholder under penalties of perjury,

(ii)

certifies that such owner is not a United States person, and

(iii)

provides the name and address of the certificateholder, or

(b)

from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that—

(i)

is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on  behalf of the certificateholder has received such IRS Form W-8BEN (or any successor  form),

(iii)

provides the name and address of the certificateholder, and

(iv)

attaches the IRS Form W-8BEN (or any successor form) provided by the certificateholder;

II.

the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

III.

the holder claims an exemption stating that the income is effectively connected to a U.S.  trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

IV.

the holder is a nonwithholding partnership and provides a properly executed IRS Form  W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S.  withholding agent.  Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.  A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect  for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form  incorrect.

In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I.

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or  any successor forms) if that person is not a United States person;

II.

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III.

is a corporation, within the meaning of Section 7701(a) of the Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Code.  Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

The term United States person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5)  to  the extent provided in regulations, certain trusts in existence on August 20, 1996, that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

Annex C
Certain Characteristics of the Mortgage Loans

The Mortgage Loans are expected to have the following approximate aggregate characteristics as of the Cut-off Date.  Prior to the issuance of the Certificates, Mortgage Loans may be removed from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

Number of Mortgage Loans	[ ]
Total Scheduled Principal Balance	$[ ]
Mortgage Rates:
Weighted Average	[ ]%
Range	[ ]% to [ ]%
Weighted Average Remaining Term to Maturity (months)	[ ]

The Scheduled Principal Balances of the Mortgage Loans as of the Cut-off Date range from approximately $[     ] to $[     ].  The Mortgage Loans have an average Scheduled Principal Balance of approximately $[     ].

[The weighted average Loan-to-Value Ratio at origination of the First Lien Mortgage Loans is approximately [     ]%.]

[The weighted average Combined Loan-to-Value Ratio at origination of the Second Lien Mortgage Loans is approximately[     ]%.]

[The weighted average Indicative Combined Loan-to-Value Ratio at origination of the First Lien Mortgage Loans is approximately[     ]%.]

No more than approximately [     ]% of the Mortgage Loans are secured by Mortgaged Properties located in any one zip code area.

Approximately [     ]% of the Mortgage Loans were [     ] or more but less than [     ] days delinquent as of the Cut-off Date.  [     ] of the Mortgage Loans were more than [     ] days or more delinquent as of the Cut-off Date.

The following tables set forth, as of the Cut-off Date, the number, total Scheduled Principal Balance and percentage of the Mortgage Loans having the stated characteristics shown in the tables in each range (the sum of the amounts of the total Scheduled Principal Balances and the percentages in the following tables may not equal the totals due to rounding).

[Annex D
Scheduled Notional Amounts For Interest Rate Cap Agreement[s]
Cap Agreement Schedules]

[Class [     ] Cap Agreement]

Distribution Date occurring in:	Scheduled Notional Amount($): (Rounded to the Nearest Dollar)	Strike Rate(%):
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Original Principal Balances

	Range of Original		Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Principal Balances ($)
[ ]	-	[ ]	[ ]	[ ]	[ ]	%
[ ]	-	[ ]	[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

The minimum original principal balance of the Mortgage Loans is approximately $[ ].
The maximum original principal balance of the Mortgage Loans is approximately $[ ].
The average original principal balance of the Mortgage Loans is approximately $[ ].

Cut-off Date Scheduled Principal Balances

	Range of Scheduled		Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Principal Balances ($)
[ ]	-	[ ]	[ ]	[ ]	[ ]	%
[ ]	-	[ ]	[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

The minimum scheduled principal balance of the Mortgage Loans as of the Cut-off Date is approximately $[ ].
The maximum scheduled principal balance of the Mortgage Loans as of the Cut-off Date is approximately $[ ].
The average scheduled principal balance of the Mortgage Loans as of the Cut-off Date is approximately $[ ].

Mortgage Rates

	Range of		Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Mortgage Rates (%)
[ ]	-	[ ]	[ ]	[ ]	[ ]	%
[ ]	-	[ ]	[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

The minimum Mortgage Rate of the Mortgage Loans is approximately [ ]%.
The maximum Mortgage Rate of the Mortgage Loans is approximately [ ]%.
The weighted average Mortgage Rate of the Mortgage Loans is approximately [ ]%.

Lien Positions as of the Cut-Off Date

			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Lien Position
[First Lien]			[ ]	[ ]	[ ]	%
[Second Lien]			[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

Original Loan-to-Value Ratios (LTV) [and Original Combined Loan-to-Value Ratios (CLTV)]

Range of [Original LTV Ratios] [and			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Original CLTV Ratios (%)]

[First Lien (LTV)]
[ ]	-	[ ]	[ ]	[ ]	[ ]	%
[ ]	-	[ ]	[ ]	[ ]	[ ]

[Second Lien (CLTV)]
[ ]	-	[ ]	[ ]	[ ]	[ ]
[ ]	-	[ ]	[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

Geographic Distribution*

Location			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
[ ]			[ ]	[ ]	[ ]	%
[ ]			[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

*No more than approximately [ ]% of the Mortgage Loans by Scheduled Principal
Balance will be secured by properties located in any one zip code area.

Credit Scores as of the Date of Origination of the Mortgage Loans

	Range of Credit Scores		Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
[ ]	-	[ ]	[ ]	[ ]	[ ]	%
[ ]	-	[ ]	[ ]	[ ]	[ ]
		Total	[ ]	[ ]	[ ]	%

The weighted average credit score of the Mortgage Loans (where credit scores are available) is approximately [ ].

Property Types

Property Type			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
[2-4 Family]			[ ]	[ ]	[ ]	%
[Condominium]			[ ]	[ ]	[ ]
[PUD]			[ ]	[ ]	[ ]
[Single Family]			[ ]	[ ]	[ ]
[Townhouse]			[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

Occupancy Status

Occupancy Status			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
[Investor]			[ ]	[ ]	[ ]	%
[Owner Occupied]			[ ]	[ ]	[ ]
[Second Home]			[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

Loan Purpose

Loan Purpose			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
[Cash Out Refinance]			[ ]	[ ]	[ ]	%
[Const Int Only]			[ ]	[ ]	[ ]
[Const-Perm]			[ ]	[ ]	[ ]
[Other]			[ ]	[ ]	[ ]
[Purchase]			[ ]	[ ]	[ ]
[Rate / Term Refinance]			[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

Loan Documentation

Loan Documentation			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
[Full/Alternative]			[ ]	[ ]	[ ]	%
[No Documentation]			[ ]	[ ]	[ ]
[No Ratio]			[ ]	[ ]	[ ]
[Stated Income/Full Asset]			[ ]	[ ]	[ ]
[Stated Income/Stated Asset]			[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

Original Terms to Maturity

			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Original Terms
to Maturity (months)
[ ]			[ ]	[ ]	[ ]	%
[ ]			[ ]	[ ]	[ ]
[ ]			[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

The minimum original term to maturity of the Mortgage Loans is approximately [ ] months.
The maximum original term to maturity of the Mortgage Loans is approximately [ ] months.
The weighted average original term to maturity of the Mortgage Loans is approximately [ ] months.

Remaining Terms to Maturity

			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Remaining Terms
to Maturity (months)
[ ]			[ ]	[ ]	[ ]	%
[ ]			[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

The minimum remaining term to maturity of the Mortgage Loans is approximately [ ] months.
The maximum remaining term to maturity of the Mortgage Loans is approximately [ ] months.
The weighted average remaining term to maturity of the Mortgage Loans is approximately [ ] months.

Index Types

Index Type			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
[1 Mo LIBOR]			[ ]	[ ]	[ ]	%
[6 Mo LIBOR]			[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

Rate Adjustment Frequency

Rate Adjustment Frequency			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
[1 Month]			[ ]	[ ]	[ ]	%
[6 Months]			[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

Months to Next Adjustment Date*
Months to Next Rate Adjustment Date			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
[ ]			[ ]	[ ]	[ ]	%
[ ]			[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

The weighted average months to next Adjustment Date of the Mortgage Loans is approximately [ ] months.

*Months to next rate adjustment is calculated by using next rate adjustment for loans that are fully indexed.

Maximum Mortgage Rates

	Range of		Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
Maximum
Mortgage Rate (%)
[ ]	-	[ ]	[ ]	[ ]	[ ]	%
[ ]	-	[ ]	[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

The weighted average maximum Mortgage Rate of the Mortgage Loans is approximately [ ]%.

[Periodic Caps]

Periodic Cap (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
[ ]			[ ]	[ ]	[ ]	%
[ ]			[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

The weighted average periodic cap of the Mortgage Loans is approximately [ ]%.

Gross Margins

Gross Margin (%)			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
[ ]			[ ]	[ ]	[ ]	%
[ ]			[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

The weighted average gross margin of the Mortgage Loans is approximately [ ]%.

Next Rate Change Date
Next Rate Change Date			Number of Mortgage Loans	Aggregate Scheduled Principal Balance	Percentage of Mortgage Loans by Aggregate Scheduled Principal Balance
[ ]			[ ]	[ ]	[ ]	%
[ ]			[ ]	[ ]	[ ]
Total			[ ]	[ ]	[ ]	%

 $[     ]
(Approximate)

HomeBanc Mortgage Trust

Mortgage Pass-Through Certificates, Series [     ]

[HOMEBANC LOGO]

[HomeBanc Corp.]
Sponsor

[HMB Acceptance Corp.]
Depositor

[     ]
Master Servicer

Prospectus Supplement
[     ]

[Underwriter[s]]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as an underwriter of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, _______________, 2005

Prospectus Supplement

(To Prospectus dated [     ])

$[     ] (Approximate)

HomeBanc Home Equity Trust [     ]

Home Equity Loan Backed Notes

[HOMEBANC LOGO]

HomeBanc Corp.	HMB Acceptance Corp.
Sponsor	Depositor
[ ] Master Servicer _____________________

The trust will issue notes including the following classes offered hereby:

•

•

[     ] class[es] of senior notes.

•

•

[     ] class[es] of subordinate notes.

The classes of notes offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, under “Summary of Terms—The Notes” on page S-[     ] of this prospectus supplement.  This prospectus supplement and the accompanying prospectus relate only to the offering of the notes listed in the table on page S-[     ] and not to the ownership certificate that will be issued by the trust as described in this prospectus supplement.  Principal and interest on each class of notes will be payable monthly beginning in [     ].  [Amounts payable under [     ] interest rate [cap] [swap] agreement[s] will be applied to pay certain interest shortfalls, [basis risk shortfalls and maintain overcollateralization].]  Credit enhancement for the notes will include [excess interest, overcollateralization and subordination].  [Insert description of any certificates to be offered.]

[Describe assets of the trust.] [Subsequent to the closing date of this transaction, but before [     ], the trust may acquire additional home equity lines of credit for inclusion in the loan pool as described at “Description of the HELOCs—Conveyance of Subsequent HELOCs” in this prospectus supplement.]

Investing in the offered notes involves risks.  You should consider carefully the factors discussed under “Risk Factors” beginning on page S-[     ] of this prospectus supplement.

The offered notes will represent obligations of the trust only and will not represent obligations of any other entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered notes or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The notes offered by this prospectus supplement [(other than the Class [     ] Notes)] will be purchased by the underwriter[s], from HMB Acceptance Corp., and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriters have the right to reject any order.  Proceeds to HMB Acceptance Corp. from the sale of these notes will be approximately [     ]% of their initial total class principal amount before deducting expenses.  [There is no underwriting arrangement for the Class [       ] Notes.]  See “Underwriting” in this prospectus supplement.

On or about [     ], delivery of the notes offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Company, Clearstream Banking Luxembourg and the Euroclear System.

[Underwriter[s]]

The date of this prospectus supplement is [     ].

Important notice about information presented in this
prospectus supplement and the accompanying prospectus:

We provide information to you about the notes offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your notes and (2) this prospectus supplement, which describes the specific terms of your notes.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

________________

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933.  Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings “Risk Factors” and “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors” and “Yield and Prepayment Considerations” in the prospectus.  Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions.  These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements.  These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor's control.  These forward-looking statements speak only as of the date of this prospectus supplement.  The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

Prospectus Supplement

Page

Summary of Terms

S-1

Risk Factors

S-13

[Material Legal Proceedings]

S-24

Description of the Trust

S-24

General

S-24

The Owner Trustee

S-25

The Ownership Certificate

S-25

Description of the Notes

S-25

General

S-25

Book-Entry Registration

S-26

Payments of Interest

S-27

Payments of Principal

S-32

Credit Enhancement

S-34

[Optional Purchase of the HELOCs

S-36

The Securities Administrator

S-36

The Indenture Trustee

S-37

The Custodian

S-37

Fees and Expenses of the Trust

S-38

Description of the HELOCs

S-39

General

S-39

HELOC Terms

S-40

Certain Characteristics of the HELOCs

S-40

[Conveyance of Subsequent HELOCs

S-40

[Acquisition by the Trust of Additional HELOCs

S-42

Static Pool Information

S-44

Additional Information

S-44

The Seller

S-45

Underwriting Standards

S-45

The Master Servicer

S-45

The Servicer and the Subservicer

S-46

General

S-46

Delinquency and Foreclosure Experience.

S-46

Administration of the Trust

S-50

Servicing and Administrative Responsibilities

S-50

Trust Accounts

S-53

Example of Payments

S-55

HELOC Servicing

S-56

General

S-56

[The Subservicer

S-56

Servicing Account and Collection Account

S-56

Servicing Compensation and Payment of Expenses

S-57

Servicing Advances

S-57

[Delinquent HELOCs

S-58

Termination of Servicer

S-58

The Loan Purchase Agreement and the Transfer and Servicing Agreement

S-59

General

S-59

Administration

S-59

Reports to Securityholders

S-59

Delivery and Substitution of HELOCs

S-59

Voting Rights

S-60

Termination of the Trust

S-60

Sale of the HELOCs

S-60

The Trust Agreement, the Indenture and the Administration Agreement

S-62

Yield, Prepayment and Weighted Average Life

S-62

General

S-62

Overcollateralization

S-64

Subordination of the Subordinate Notes

S-64

Weighted Average Life

S-64

Material Federal Income Tax Considerations

S-69

[Tax Classification of the Trust and of the Offered Notes

S-69

Tax Consequences to Holders of the Offered Notes

S-70

State and Local Income Tax Considerations

S-70

Legal Investment Considerations

S-71

ERISA Considerations

S-71

General

S-71

Purchases of the Offered Notes

S-71

Use of Proceeds

S-73

Underwriting

S-73

Legal Matters

S-74

Ratings

S-74

Annex A

S-A-1

Defined Terms

S-A-1

Annex B Global Clearance, Settlement and Tax Documentation Procedures

S-B-1

Annex C Certain Characteristics of the HELOCs

S-C-1

[Annex D Scheduled Notional Amounts For Interest Rate [Cap] [Swap] Agreement[s] [Cap] [Swap] Agreement Schedules]

S-D-2

Summary of Terms

•

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the notes, it is necessary that you read carefully this entire document and the accompanying prospectus.

•

While this summary contains an overview of certain calculations, cashflow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cashflow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

Whenever we refer to a percentage of some or all of the home equity lines of credit in the trust, that percentage has been calculated on the basis of the total principal balance of those home equity lines of credit as of [     ], unless we specify otherwise.  The definition of “principal balance” in “Annex A—Defined Terms” describes how the principal balance of a home equity line of credit is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any home equity lines of credit, we mean the total of their principal balances unless we specify otherwise.

Parties

Sponsor

HomeBanc Corp.

Seller

[HomeBanc Corp.]

Depositor

HMB Acceptance Corp.

Issuing Entity

HomeBanc Mortgage Trust [     ], [a Delaware statutory trust].

Indenture Trustee

[     ].  The notes will be issued, and the home equity lines of credit will be pledged to the indenture trustee as collateral for the notes, under an indenture.

Owner Trustee

[     ].

Securities Administrator

[     ], will be responsible for preparing monthly distribution statements and certain tax information for investors and certain tax filings for the trust and will perform certain administrative functions on behalf of the trust under the trust agreement, the indenture and the transfer and servicing agreement.

Master Servicer

[     ].

Servicer[s]

[HomeBanc Corp.]

Subservicer

[HomeBanc Mortgage Corporation].

Custodian

[     ].

Originator

[HomeBanc Mortgage Corporation].

[[Cap] [Swap] Counterparty]

[The trust will enter into [     ] interest rate [cap] [swap] agreement[s] with [     ] to partially mitigate certain interest rate risk, as described in this prospectus supplement.]

The Notes

Classes of Notes

HomeBanc Mortgage Trust [     ] will issue on the closing date the classes of notes listed in the table below, together with the Class [     ] Notes and an ownership certificate evidencing the entire equity interest in the trust.  Only the classes of notes listed in the table below are offered by this prospectus supplement.

Class	Class Principal Amount(1)	Interest Rate Formula (until Initial Purchase Date) [(2)] (4)	Interest Rate Formula (after Initial Purchase Date) [(3)] (4)	Initial Ratings [S&P/Moody’s]	Expected Final Payment Date
[ ]	$[ ]	[ ]%	[ ]%	[ ]	[ ]
[ ]	$[ ]	[ ]%	[ ]%	[ ]	[ ]

(1)

These amounts are approximate, as described in this prospectus supplement.

[(2)]

[Reflects the interest rate formula up to and including the earliest possible payment date on which the holder of the ownership certificate has the option to purchase the home equity lines of credit as described below under “— Optional Purchase of the HELOCs.”]

[(3)]

[Reflects the interest rate formula if the option to purchase the home equity lines of credit is not exercised by the holder of the ownership certificate at the earliest possible payment date as described below under “— Optional Purchase of the HELOCs.”]

(4)

[Subject to the available funds rate and a maximum fixed rate cap of  [     ]% per annum, as described below under “— The Notes — Payments on the Notes — Interest Payments.”]

(5)

Reflects the expected final payment date, based upon (a) the prepayment assumption and the modeling assumptions used in this prospectus supplement, each as described under “Yield, Prepayment and Weighted Average Life—Weighted Average Life” [and (b) the assumption that the option to purchase the home equity lines of credit is exercised by the holder of the ownership certificate at the earliest possible payment date as described below under “—Optional Purchase of HELOCs.”]  The actual final payment date for each class of offered notes may be earlier or later, and could be substantially later, than the applicable expected final payment date listed above.

The notes will be issued in book-entry form, and will be issued in minimum denominations in principal amount of $[     ] and integral multiples of $[     ] in excess thereof.

[The notes represent obligations of the trust, the assets of which will consist of adjustable rate, first and second lien home equity lines of credit having a total principal balance as of [        ], which is the cut-off date, of approximately $[       ].  The total credit limit of the home equity lines of credit as of the cut-off date is approximately $[       ].

The trust will also issue an ownership certificate which will not be entitled to monthly payments of principal and interest, but rather solely to any excess cashflow remaining after all payments on the notes and certain other fees and expenses of the trust have been made on the related payment date.

The ownership certificate and the Class [     ] Notes are not offered by this prospectus supplement.  The offered notes will have an approximate total initial principal amount of $[     ].  Any difference between the total principal amount of the offered notes on the date they are issued and the approximate total principal amount of the offered notes as reflected in this prospectus supplement will not exceed [     ]%.

Payments on the Notes

Principal and interest on the notes will be paid on the [25]th day of each month, beginning in [     ].  However, if the [25]th day is not a business day, payments will be made on the next business day after the [25]th day of the month.

The rights of holders of the Class [     ] Notes to receive payments of principal and interest will be subordinate to the rights of the holders of notes having a higher priority of payment, as described in “—Enhancement of Likelihood of Payment on the Notes—Subordination of Payments” below.  We refer to the Class [     ] Notes as “subordinate” notes, and we refer to the Class [     ] Notes as “senior” notes.

Interest Payments

Interest will accrue on each class of notes at the applicable annual rates described as follows:  [the least of (1) the applicable annual rate as described in the table on page S-[     ], (2) [     ]% annually and (3) the available funds rate].

[If the option to purchase the home equity lines of credit is not exercised by the holder of the ownership certificate on the first payment date following the month in which the total principal balance of the home equity lines of credit declines to less than [     ]% of their initial total principal balance as described under “—Optional Purchase of the HELOCs” below, then with respect to the next payment date and each payment date thereafter, the interest rate calculation described in the paragraph above will be increased for each class of notes, by substituting in clause (1) the applicable annual rate as described in the table on page S-[     ], subject in each case to the limitations described above.]  [To be provided as applicable.]

[See “—Optional Purchase of the HELOCs” below.]

The available funds rate is a limitation generally based on the amount of interest collections received from the home equity lines of credit during the applicable collection period, net of certain fees and expenses of the trust.

For a complete description of the available funds rate and the priority of payment of interest, see “Description of the Notes—Payments of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on each class of notes will be determined by (1) funds received on the home equity lines of credit that are available to make payments of principal on the notes minus the total principal balance of additional draws made by borrowers on the home equity lines of credit for the related period, (2) formulas that allocate portions of principal payments received on the home equity lines of credit among different classes of notes and (3) the application of excess interest to pay principal on the notes, as described in this prospectus supplement.

Funds received on the home equity lines of credit may consist of monthly scheduled payments as well as unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted home equity lines of credit, or purchases of home equity lines of credit under the circumstances described in this prospectus supplement.

The manner of allocating payments of principal on the home equity lines of credit will differ, as described in this prospectus supplement, [depending upon whether a payment date occurs before the stepdown date described in this prospectus supplement or on or after that date, and] depending upon whether the delinquency and loss performance of the home equity lines of credit is worse than certain levels set by the rating agencies.

See “Description of the Notes—Payments of Principal” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the notes will be the assets of the trust pledged to secure the notes.  The trust will have no source of cash other than collections and recoveries on the home equity lines of credit through insurance or otherwise [and any payments received under the interest rate [cap] [swap] agreement[s] described below].  No other entity will be required or expected to make any payments on the notes.

Enhancement of Likelihood of Payment on the Notes

In order to enhance the likelihood that holders of more senior classes of notes will receive regular payments of interest and principal, the payment structure includes [excess interest, overcollateralization and subordination, as well as [     ] interest rate swap agreements].  [The notes will not be insured by any surety bond.]

The Class [     ] Notes are more likely to experience losses than the Class [     ] Notes and the senior notes; the Class [     ] Notes are more likely to experience losses than the senior notes.

See “Risk Factors—Potential Inadequacy of Credit Enhancement,” “Description of the Notes—Credit Enhancement” [and “Payments of Interest—The Interest Rate Swap Agreements]  in this prospectus supplement for a more detailed description of the forms of credit enhancement available to the notes.

Excess Interest

The home equity lines of credit owned by the trust will bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the notes and certain fees and expenses of the trust.  This “excess interest” received from the home equity lines of credit each month will be available to absorb realized losses on the home equity lines of credit and to achieve and maintain overcollateralization at the required levels.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement—Excess Interest” in this prospectus supplement.

Overcollateralization

On the closing date, the total principal balance of the home equity lines of credit is expected to approximately equal the total principal amount of the notes.  Thereafter, to the extent described in this prospectus supplement, commencing with the first payment date, any interest received on the home equity lines of credit in excess of the amount needed to pay interest on the notes and certain fees and expenses of the trust (referred to in this prospectus supplement as “excess interest”) will be used to reduce the total principal amount of the notes until the total principal balance of the home equity lines of credit exceeds the total principal amount of the notes by an amount set by the rating agencies. We call this condition “overcollateralization.” We cannot, however, assure you that sufficient excess interest will be generated by the home equity lines of credit in the loan pool to achieve and maintain the required level of overcollateralization set by the rating agencies.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Notes—Credit Enhancement— Overcollateralization” in this prospectus supplement.

Subordination of Payments

The senior notes will have a payment priority with respect to payments of interest as a group over other notes; the Class [     ] Notes will have a payment priority over the Class [     ] Notes and the Class [     ] Notes will have a payment priority over the Class    [     ] Notes.

As described in this prospectus supplement, if losses on the home equity lines of credit exceed excess interest and overcollateralization, the notes will incur principal deficiencies in inverse order of seniority, which will reduce the amount of accrued note interest accrued on that class and will represent an ultimate loss of principal on the notes of that class unless excess interest becomes available to pay the amount of the principal deficiency.

See “Description of the Notes—Credit Enhancement—Subordination” in this prospectus supplement.

[The Interest Rate [Cap] [Swap] Agreements

On or before the closing date, the trust will enter into [     ] interest rate [cap] [swap] agreements[s] with [     ], as [cap] [swap] counterparty.  [On each payment date, the trust will be obligated to make fixed payments under each interest rate swap agreement at a rate of [     ]%, and the swap counterparty will be obligated to make floating payments at LIBOR (as determined pursuant to the related interest rate swap agreement), in each case calculated on a notional amount equal to the lesser of (i) the outstanding aggregate principal balance of the [               ], or (ii) the applicable scheduled notional amount for the related payment date, and adjusted to a monthly basis. To the extent that a fixed payment exceeds a floating payment on any payment date, amounts otherwise available to noteholders will be applied to make a net payment to the swap counterparty, and to the extent that a floating payment exceeds a fixed payment on any payment date, the swap counterparty will owe a net payment to the trust. Any net amounts received by the trust under the interest rate swap agreement will be applied to pay interest shortfalls and basis risk shortfalls and achieve and maintain overcollateralization as described in this prospectus supplement.]  [Under the cap agreement[s], the cap counterparty will be required to make monthly payments to the trust for certain specified periods if one-month LIBOR moves above certain specified rates.]  The interest rate [cap] [swap] agreement[s] will provide only temporary, limited protection against upward movements in one-month LIBOR, and, to the extent described in this prospectus supplement, may diminish the amount of basis risk shortfalls experienced by the notes during the periods the interest rate [cap] [swap] agreement[s] are in effect as specified in the [related] interest rate [cap] [swap] agreement.]

[See “Description of the Notes — Payments of Interest — The Interest Rate [Cap] [Swap] Agreements” in this prospectus supplement.]

[To be provided as applicable.]

[Other forms of credit enhancement to be identified as applicable for each transaction.]

Maturity Date

The maturity date for the notes will occur on the payment date in [     ].  As to each class, the actual final payment date may be earlier, and could be substantially earlier, than that class’s final maturity date.

Fees and Expenses

•

Before payments are made on the notes, the servicer will be paid a monthly fee equal to [     ]% annually.

•

The indenture trustee, the owner trustee and the custodian will each be paid a fixed annual fee from investment earnings on funds held in the collection account.  The master servicer will receive as compensation the investment income on funds held in the collection account after payment of the fees of the indenture trustee, the owner trustee and the custodian.  The securities administrator will not receive any additional compensation with respect to the performance of its duties on behalf of the trust.

•

The servicer, the master servicer, the indenture trustee, the owner trustee, the securities administrator and the custodian will also be entitled to reimbursement of certain expenses from the trust before payments are made on the notes.

•

See “Fees and Expenses of the Trust” in this prospectus supplement.

The HELOCs

On the closing date, the assets of the trust will consist primarily of [___ pool[s] of] [described home equity lines of credit] with a total principal balance as of [     ], of approximately $[     ].  The home equity lines of credit will be secured by first and second-lien mortgages, deeds of trust or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

The home equity lines of credit will not be insured or guaranteed by any government agency.

The Depositor expects that the home equity lines of credit will have the following approximate characteristics as of the cut-off date:

HELOC Summary

	Range or Total	Average or Weighted Average	Total Percentage

Number of HELOCs	[ ]	—	—
Total Principal Balance	$[ ]	—	—
Principal Balances	$[ ] to $[ ]	$[ ]	—
Loan Rates	[ ]% to [ ]%	[ ]%	—
Original Terms to Maturity (in months)	[ ] to [ ]	[ ]	—
Remaining Terms to Maturity (in months)	[ ] to [ ]	[ ]	—
Original Draw Period	[ ] to [ ]	[ ]	—
Remaining Draw Period	[ ] to [ ]	[ ]	—
Credit Limit	[ ] to [ ]	[ ]	—
Credit Limit Utilization Rates	[ ]% to [ ]%	[ ]	—
[Original Loan-to-Value Ratios (First Lien HELOCs)]	[ ]% to [ ]%	[ ]	—
[Original Combined Loan-to-Value Ratios (Second Lien HELOCs)]	[ ]% to [ ]%	[ ]%	—
Number of Interest-Only HELOCs	[ ]	—	[ ]%
Geographic Distribution in Excess of 10.00% of the Total Principal Balance:
Number of HELOCs in [ ]	[ ]	—	[ ]%
Number of HELOCs in [ ]	[ ]	—	[ ]%
Number of HELOCs in the Maximum Single Zip Code Concentration	[ ]	—	[ ]%
Credit Scores*	[ ] to [ ]	[ ]	—
Gross Margins	[ ]% to [ ]%	[ ]%	—
Maximum Loan Rates	[ ]% to [ ]%	[ ]%	—
Minimum Loan Rates	[ ]% to [ ]%	[ ]%	—

_________

*  Non-zero weighted average.

See “Description of the HELOCs” in this prospectus supplement for a general description of the home equity lines of credit expected to be included in the trust.

[Pre-funding Feature

•

On the closing date, the securities administrator will deposit up to approximately $[     ] of the net proceeds from the issuance of the notes into a separate pre-funding account established for the loan pool, to acquire additional home equity lines of credit for the loan pool.  During the pre-funding period (i.e., from the closing date to[     ]) amounts on deposit in the pre-funding account may be withdrawn by the securities administrator from time to time to purchase from the depositor additional home equity lines of credit meeting the same criteria applicable to the loan pool described in this prospectus supplement, provided certain other conditions are satisfied at the time of purchase.  The seller has identified additional home equity lines of credit that are expected to have the characteristics described under “Description of the HELOCs—Conveyance of Subsequent HELOCs.”  Funds on deposit in the pre-funding account may only be applied to acquire additional home equity lines of credit for the loan pool.

•

If funds in the pre-funding account are not completely used for that purpose during the pre-funding period, the remaining funds in the pre-funding account will be paid as a principal prepayment to related noteholders in accordance with the principal payment priority provisions described in this prospectus supplement.  This payment will be made on the [     ] payment date.  The depositor anticipates that substantially all of the funds in the pre-funding account will be used to purchase additional home equity lines of credit prior to the close of the pre-funding period.

•

At the closing date, the depositor will also deposit approximately $[     ] in a capitalized interest account for use by the securities administrator as needed during the pre-funding period to ensure that all required interest payments are made on the notes.

See “Description of the HELOCs” and “Underwriting Standards” in this prospectus supplement and “The Trusts and the Trust Estates—The HELOCs” in the prospectus for a general description of the characteristics of the initial and subsequent home equity lines of credit and the underwriting guidelines applied in their origination.]

[Revolving Period

•

On each payment date during the revolving period (i.e. from the closing date until [    ]), the depositor may direct the securities administrator to purchase from the depositor for inclusion in the trust fund additional home equity lines of credit, up to an aggregate maximum purchase price of $[    ].  If the depositor so directs, the securities administrator will deposit all or a portion of payments in respect of principal [and excess interest] that would otherwise be made to noteholders into a separate revolving account established for the loan pool, and will apply deposits in the revolving account to fund the purchase of such additional home equity lines of credit, provided certain other conditions are satisfied at the time of purchase.  Funds on deposit in the revolving account may only be applied to acquire additional home equity lines of credit for the loan pool.  The additional home equity lines of credit will have the same general characteristics as the loan pool described in this prospectus supplement.

See “Description of the HELOCs” and “Underwriting Standards” in this prospectus supplement and “The Trusts and the Trust Assets—Revolving Period” in the prospectus for a general description of the characteristics of any home equity lines of credit to be acquired by the trust during the revolving period and the underwriting guidelines applied in their origination.]

HELOC Representations and Warranties

The seller has made certain representations and warranties concerning the home equity lines of credit to the depositor under the home equity line of credit purchase agreement. The depositor’s rights to these representations and warranties will be assigned to the issuer under the transfer and servicing agreement and pledged by the issuer to the indenture trustee under the indenture for the benefit of securityholders.

[Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of a home equity line of credit, or receipt of notice of that breach, the seller will be required to (1) cure that breach, (2) repurchase the affected home equity line of credit from the issuer or (3) in certain circumstances, substitute another home equity line of credit.]

[In order to substitute a new home equity line of credit for a home equity line of credit that has been removed from the trust because of a breach of a representation or warranty, (a) substitution must generally take place within [two] years from the closing date and (b) a home equity line of credit that is materially similar to the deleted home equity line of credit must be available for substitution.]

See “The Loan Purchase Agreement and the Transfer and Servicing Agreement—Sale of the HELOCs” in this prospectus supplement.

HELOC Servicing

The home equity lines of credit will be master serviced by [     ].  The master servicer will oversee the servicing of the home equity lines of credit by the servicer, but will not be ultimately responsible for the servicing of the home equity lines of credit, except as provided in the transfer and servicing agreement and described in this prospectus supplement.

The home equity lines of credit will be serviced by [HomeBanc Corp.]  On the closing date, [HomeBanc Corp.]  will enter into a subservicing agreement with [HomeBanc Mortgage Corporation] for the servicing of the home equity lines of credit.

If the servicer is removed due to default or otherwise, a successor servicer acceptable to the master servicer and the rating agencies will assume responsibility for the servicing of the home equity lines of credit, as described in this prospectus supplement.

See “The Servicer and the Subservicer,” “HELOC Servicing” and “The Loan Purchase Agreement and the Transfer and Servicing Agreement—Events of Default; Servicer Termination Events” in this prospectus supplement.

[Optional Purchase of the HELOCs

The holder of the ownership certificate may purchase the home equity lines of credit on any payment date following the month in which the total principal balance of the home equity lines of credit declines to less than [     ]% of their initial total principal balance.

If the home equity lines of credit are purchased, noteholders will be paid accrued interest and principal in an amount not to exceed the purchase price.

If the option to purchase the home equity lines of credit is not exercised on the earliest possible payment date as described above, then, beginning with the next succeeding payment date and thereafter, the interest rates of the notes will be increased as described in this prospectus supplement.

See “Description of the Notes—Optional Purchase of the HELOCs” in this prospectus supplement for a description of the purchase price to be paid for the home equity lines of credit.

See the table on page S-[     ] for a description of the increased interest rates to be paid on the notes in the event that the purchase option with respect to the home equity lines of credit is not exercised as described above.]

[To be provided as applicable.]

Financing

The underwriters, or affiliates of the underwriters, have provided financing for certain of the home equity lines of credit. A portion of the proceeds of the sale of the notes will be used to repay this financing.

Tax Status

For federal income tax purposes the offered notes will be characterized as debt to the extent they are issued to parties unrelated to the owner of the ownership certificate.  Each holder of an offered note that is unrelated to the owner of the ownership certificate, by its acceptance of an offered note, will agree to treat the offered notes as debt.

The trust will be classified as a taxable mortgage pool.  The trust will not, however, be subject to federal income tax as a corporation as long as a 100% ownership interest in both the ownership certificate and the Class [     ] Notes is owned exclusively by a “real estate investment trust” or by a “qualified REIT subsidiary.”  The seller will represent that it has filed with its federal income tax return for its taxable year ending [     ], an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Internal Revenue Code of 1986, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the trust to be subject to federal income tax.  The seller will further represent that it will own a 100% ownership interest in the ownership certificate and the Class [     ] Notes directly, or indirectly through the depositor, its “qualified REIT subsidiary.”  Moreover, the trust agreement will set forth restrictions on the transferability of the ownership certificate to ensure that it will only be held by a “real estate investment trust” or a “qualified REIT subsidiary.”  In addition, the indenture will set forth restrictions on the transferability of the Class [     ] Notes to ensure that the holder of the ownership certificate will not transfer its ownership of the Class [     ] Notes so long that it is the holder of the ownership certificate, or if it transfers the ownership certificate to a REIT or a “qualified REIT subsidiary, ” it will transfer its entire ownership interest in the Class [     ] Notes to that transferee unless, in each case, the holder of the ownership certificate provides an opinion of counsel concluding that the Class [     ] Notes will be classified as indebtedness for federal income tax purposes.

See “Risk Factors—Trust Could Become a Taxable Entity” in this prospectus supplement and “Material Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the notes.

ERISA Considerations

Generally, all of the notes offered by this prospectus supplement may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986.  You should consult with your counsel with respect to the legal consequences of such plan’s or arrangement’s acquisition and ownership of notes.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

The notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

There may be other restrictions on the ability of certain types of investors to purchase the notes that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Offered Notes

Each class of offered notes will initially have the ratings from [     ] specified on page S-[     ].

These ratings are not recommendations to buy, sell or hold these notes.  A rating may be changed or withdrawn at any time by the assigning rating agency.

The ratings do not address the possibility that, as a result of principal prepayments, the yield on your notes may be lower than anticipated.

The ratings do not address the payment of any basis risk shortfalls with respect to the offered notes.

See “Ratings” in this prospectus supplement for a more complete discussion of the ratings of the offered notes.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered notes.

Cash Flow Limited in Early Years of HELOCs

Each home equity line of credit has a draw period that lasts for the first [5] or [15] years and substantially all have a repayment term for the last [10] years of the term (as more fully described in this prospectus supplement).  No principal or a minimal amount of principal is due during the draw period although a borrower may voluntarily make a principal payment.  Monthly principal payments during the repayment period are required in amounts that will evenly amortize the amount outstanding at the commencement of the repayment period over the remaining term of the home equity line of credit.  Collections on the home equity lines of credit may also vary due to seasonal purchasing and payment habits of borrowers.  As a result there may be limited collections available to make payments to you and you may receive payments of principal more slowly than anticipated.

The Servicer Has Limited Ability to Change the Terms
of the HELOCs

The servicer may agree to changes in the terms of a home equity line of credit if the changes:

•

do not materially and adversely affect the interest of the noteholders or the insurer; and

•

are consistent with prudent business practice.

In addition, the servicer, within certain limitations, may increase the credit limit and reduce the loan rate related to a home equity line of credit.  Any increase in the credit limit related to a home equity line of credit could increase the combined loan-to-value ratio of that home equity line of credit and, accordingly, may increase the likelihood and could increase the severity of loss in the event of a default under that home equity line of credit.  In addition, any reduction in the loan rate of a home equity line of credit could reduce the excess cashflow available to absorb losses.

See “Description of the HELOCs – HELOC Terms” in this prospectus supplement.

Interest Payable on the Offered Notes and Interest Payable on the HELOCs Differ

Interest payable on the home equity lines of credit may be insufficient to pay interest on the offered notes, which accrues on the basis of LIBOR plus the applicable margin set forth in the table on page S-[   ], subject to a maximum rate based in part on the interest rates on the home equity lines of credit.  Interest payable on the home equity lines of credit will accrue at a variable rate based on [the prime rate] [one-month LIBOR] [insert other applicable index] plus a designated margin, subject to maximum limitations on adjustments.  As a result, the offered notes may accrue less interest than they would accrue if the interest rate on the offered notes were based solely on LIBOR plus the applicable margin set forth in the table on page S-[   ].

If the sum of LIBOR plus the applicable margin set forth in the table on page S-[   ] exceeds the maximum rate of interest allowed on the offered notes, such shortfalls will be paid to the related noteholders only if amounts are available for such payment on a subsequent payment date and at a lower priority than interest is normally paid to those noteholders.

LIBOR and the prime rate may not respond to the same economic factors and there is no necessary correlation between them.  Any reduction in the spread between LIBOR and the prime rate will also reduce the amount of interest receipts on the home equity lines of credit that would be available to absorb losses and charge-offs.  In that event, if the overcollateralization were depleted, you would experience a loss.

Limited Information Regarding
Prepayment History

All of the home equity lines of credit may be prepaid in whole or in part at any time.  Neither the seller nor the master servicer is aware of any publicly available studies or statistics on the rate of prepayment of home equity lines of credit.  Home equity lines of credit usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional mortgage loans.  The trust’s prepayment experience may be affected by a wide variety of factors, including:

•

general economic conditions;

•

interest rates;

•

the availability of alternative financing;

•

homeowner mobility; and

•

changes affecting the ability to deduct interest payments on home equity lines of credit for federal income tax purposes.

Prepayments on the home equity lines of credit will result in earlier payments of principal on your notes.  In addition, substantially all of the home equity lines of credit contain due-on-sale provisions, which may affect the rate of prepayment.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement.

[Special Default Risks of Second Lien HELOCs

]

[Approximately [    ]% of the home equity lines of credit are secured by second liens on the related mortgaged properties. These second lien home equity lines of credit are subordinate to the rights of the lender under the related first lien mortgage loans and may present special risks upon default of any second lien home equity lines of credit.

[Risks Related to Servicing and Subservicing]

]

[The servicer and the subservicer have only limited experience servicing home equity lines of credit in their portfolios and limited experience servicing home equity lines of credit in a securitization, which could lead to higher levels of delinquencies and defaults on the home equity lines of credit than would be the case if the home equity lines of credit were directly serviced by a more experienced servicer.  The master servicer will monitor the performance of the servicer and the subservicer, but if substantial losses occur as a result of delinquencies and defaults on the home equity lines of credit, you may suffer losses.  As a result of the servicer’s and subservicer’s limited experience in servicing home equity lines of credit, the historical delinquency, bankruptcy, foreclosure and default experience of the subservicer included in this prospectus supplement under “The Servicer and the Subservicer” may not be reflective of the future delinquency and loss experience to be expected of the subservicer.

See “The Servicer and the Subservicer” and “HELOC Servicing” in this prospectus supplement.]

Risks Related to Potential Inadequacy of Credit Enhancement and other Support

[The notes are not insured by any surety bond.]  The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of notes will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the home equity lines of credit.

Excess Interest and Overcollateralization.  In order to achieve and maintain overcollateralization after losses have occurred on the home equity lines of credit it will be necessary that the home equity lines of credit generate more interest than is needed to pay interest on the notes, as well as the fees and expenses of the trust [and any net swap payments payable to the swap counterparty by the trust].  [We expect that the home equity lines of credit will generate more interest than is needed to pay these amounts, at least during certain periods, because the weighted average of the interest rates on the home equity lines of credit in the loan pool is expected to be higher than the weighted average of the interest rates on the notes.]  Any remaining interest generated by the home equity lines of credit will, in effect, absorb losses on the home equity lines of credit, and will be applied to achieve and maintain overcollateralization.

We cannot assure you, however, that the home equity lines of credit[, together with amounts available from the interest rate cap agreements] will generate enough excess interest in all periods to achieve and maintain the overcollateralization level required by the rating agencies.  The following factors will affect the amount of excess interest that the home equity lines of credit will generate:

Prepayments.  Every time a home equity line of credit is prepaid, total excess interest after the date of prepayment will be reduced because that home equity line of credit will no longer be outstanding and generating interest, or, in the case of a partial prepayment, will be generating less interest.  The effect on your notes of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately high number of high interest rate home equity lines of credit would have a greater negative effect on future excess interest.

Defaults, Delinquencies and Liquidations.  If the rates of delinquencies, defaults or losses on the home equity lines of credit turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay noteholders.  Every time a home equity line of credit is liquidated or written off, excess interest is reduced because the home equity line of credit will no longer be outstanding and generating interest.  Defaults on a disproportionately high number of high interest rate home equity lines of credit would have a greater negative effect on future excess interest.

[Increases in LIBOR.  Approximately [     ]% of the home equity lines of credit have interest rates that adjust based on a [     ] index and not the one-month LIBOR index used to determine the interest rates on the notes.  As a result of an increase in one-month LIBOR, the interest rate on the related notes may increase relative to interest rates on the home equity lines of credit, requiring that more of the interest generated by the home equity lines of credit be applied to cover interest on the notes.]

See “Description of the Notes—Credit Enhancement— Overcollateralization” in this prospectus supplement.

Subordination.   Subordination in right of payment of the subordinate notes provides a form of credit enhancement for the senior notes and for each class of subordinate notes having a higher priority of payment.  However, if this subordination is insufficient to absorb losses in excess of excess interest and any overcollateralization, then holders of subordinate notes[, particularly the Class [     ] Notes,] may never receive all of their principal payments.  You should consider the following:

•

•

if you buy a Class [     ] Note and losses on the home equity lines of credit exceed excess interest and any overcollateralization that has been created, plus the total class principal amount of the Class [     ] Notes, your note will incur a principal deficiency; although the principal deficiency will not reduce the principal amount of your note, interest accrued on the amount of the principal deficiency and the portion of the note principal amount represented by the principal deficiency will not be repaid unless future amounts of excess interest are available to pay it; and

•

•

if you buy a Class [     ] Note and losses on the home equity lines of credit exceed excess interest and any overcollateralization that has been created, plus the total class principal amount of the Class [     ] and [     ] Notes, your note will incur a principal deficiency; although the principal deficiency will not reduce the principal amount of your note, interest accrued on the amount of the principal deficiency and the portion of the note principal amount represented by the principal deficiency will not be repaid unless future amounts of excess interest are available to pay it.

If overcollateralization is restored to the required amount and the home equity lines of credit generate interest in excess of the amount needed to pay interest and principal on the notes and the fees, expenses and reimbursements owed by the trust, then excess interest will be applied to pay deferred interest on principal deficiency amounts and will be allocated to the classes of notes in sequential order of priority.  We cannot assure you, however, that excess interest will be generated in an amount sufficient to make these payments.

See “Description of the Notes—Credit Enhancement— Subordination” in this prospectus supplement.

Risks Related to Unpredictability and Effect of Prepayments

The rate of prepayments on the home equity lines of credit will be sensitive to prevailing interest rates. Generally, if prevailing interest rates decline, loan prepayments may increase due to the availability of refinancing at lower interest rates. If prevailing interest rates rise, prepayments on the home equity lines of credit may decrease.

A prepayment of a home equity line of credit will usually result in a payment of principal on the notes, and, depending on the type of note and the price investors paid for that note, may affect the yield on that note.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the mortgage loans.

Increased Risk of Loss as a Result of 10 Year Amortization Period of the HELOCs

The home equity lines of credit require no principal payments or minimal principal payments during the first [5] or [15] years following origination, and substantially all of the home equity lines of credit require repayment of the principal amount outstanding at the commencement of the repayment period over the remaining term in equal monthly installments.  Home equity lines of credit with terms like these pose a special payment risk because the borrower must start making substantially higher monthly payments at the start of the repayment period.  If the borrower is unable to make such increased payments, the borrower may default.  You may suffer a loss if the collateral for such home equity line of credit, and the other forms of credit enhancement, are insufficient or unavailable to cover the loss and the insurer fails to perform under the insurance policy.

[The Incurrence of Additional Debt by Borrowers Could Increase Your Risk]

[With respect to home equity lines of credit that were used for debt consolidation, there can be no assurance that the borrower will not incur further debt.  This reloading of debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the home equity lines of credit.  See “Description of the HELOCs” in this prospectus supplement.]

[Risks Related to Amounts in the Pre-Funding Account being Applied to Pay Principal on the Notes]

[If the aggregate principal balance of the additional home equity lines of credit to be acquired by the trust by the end of the pre-funding period is less than the initial pre-funding amount allocable to the loan pool, the amount of such differential will be paid to the related noteholders on the    [     ] payment date in the same manner and priority as the home equity line of credit collections of principal.  Any such payment will reduce the weighted average life of the notes and may adversely affect the yield of the notes.  Noteholders would bear the risk of being unable to invest such early payment at a yield that is at least equal to the yield on the notes.  The depositor believes that substantially all of the funds in the pre-funding account will be used for the purchase of additional home equity lines of credit prior to the end of the pre-funding period.]

Delay in Receipt of Liquidation
Proceeds; Liquidation Proceeds May Be Less Than Mortgage
Loan Balance

Substantial delays could be encountered in connection with the liquidation of delinquent home equity lines of credit.  Further, reimbursement of servicing advances made by or on behalf of the servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to noteholders.  If a mortgaged property fails to provide adequate security for the related home equity line of credit, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

Risks Related to Geographic Concentration of HELOCs

Approximately [     ]% of the home equity lines of credit to be included in the trust are secured by properties located in     [     ] and approximately [     ]% of the home equity lines of credit to be included in the trust are secured by properties located in     [     ].  The rate of delinquencies, defaults and losses on the home equity lines of credit may be higher than if fewer of the home equity lines of credit were concentrated in these states because the following conditions, among others, will have a disproportionate impact on the home equity lines of credit in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the HELOCs” in the prospectus.  For additional information regarding the geographic concentration of the home equity lines of credit to be included in the loan pool, see the geographic distribution table under “Description of the HELOCs” in this prospectus supplement.

Trust Could Become a Taxable
Entity

For U.S.  federal income tax purposes, the trust will be a taxable mortgage pool.  As long as the sole class of equity interest in a taxable mortgage pool is held by an entity that qualifies as a “real  estate investment trust” under the rules set out in the Internal Revenue Code of 1986, as amended, or is held directly or indirectly through one or more wholly owned “qualified REIT subsidiaries,” the taxable mortgage pool will not be subject to federal income tax.

The seller will hold through the depositor, its direct wholly owned qualified REIT subsidiary, a 100% ownership interest in the ownership certificate, and will hold directly or through the depositor a 100% interest in the Class [     ] Notes.  The seller will represent that it has filed with its federal income tax return for its taxable year ending [     ], an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Internal Revenue Code of 1986, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the trust to be subject to federal income tax.

Under the terms of the trust agreement, the ownership certificate may be transferred only to an entity that qualifies as either a “real estate investment trust” or a “qualified REIT subsidiary.”  In addition, the indenture will set forth restrictions on the transferability of the Class [     ] Notes to ensure that a 100% ownership interest in the Class [     ] Notes is held at all times by the holder of the ownership certificate unless the holder provides an opinion of counsel concluding that the Class [     ] Notes will be classified as indebtedness for federal income tax purposes.  The provisions of the Internal Revenue Code pertaining to real estate investment trusts are, however, highly technical and complex.  If the holder of the ownership certificate were to fail to qualify as a real estate investment trust or a qualified REIT subsidiary, or if the holder of the ownership certificate were to transfer the ownership certificate to an entity that did not qualify as a real estate investment trust or a qualified REIT subsidiary, or transfer or retain the Class [     ] Notes in contravention of the aforementioned transfer restrictions, the trust could become subject to federal income tax as though it were a corporation.  Any tax imposed on the trust would reduce cashflow that would be available to make payments on the notes and could cause losses which could adversely affect the notes, in particular the subordinate notes.  The failure of the holder of the ownership certificate to qualify as a real estate investment trust or a qualified REIT subsidiary, or any violation of the aforementioned transfer restrictions applicable to the Class [     ] Notes would constitute an event of default under the indenture.

See “Material Federal Income Tax Considerations” and “Description of the Notes—Optional Purchase of the HELOCs” in this prospectus supplement.

Violation of Various Federal, State and Local Laws May Result in Losses on the HELOCs

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the seller and its lending affiliates.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the home equity lines of credit.

See “Risk Factors—Violations of Various Federal, State and Local Laws May Result in Losses on the HELOCs” in the prospectus.

Violation of Predatory Lending/Risks Related to High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. Failure to comply with these laws, to the extent applicable to any of the home equity lines of credit, could subject the trust, as an assignee of the home equity lines of credit, to monetary penalties and could result in the borrowers rescinding the affected home equity lines of credit. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, noteholders could incur losses.

For a discussion of anti-predatory lending laws and the effect of any “high cost” loans on the trust fund, see “Risk Factors—Predatory Lending Laws/High Cost Loans” in the prospectus.

Bankruptcy Proceedings
Could Delay or Reduce Payments on the Notes

Each transfer of a home equity line of credit to the seller, from the seller to the depositor and from the depositor to the issuer, is intended to be an absolute and unconditional sale of that home equity line of credit and will be reflected as such in the applicable documents, although [HomeBanc Corp.] will treat this securitization transaction as a financing for accounting purposes.  However, in the event of insolvency of a prior owner of a home equity line of credit, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that home equity line of credit by the insolvent party as a borrowing secured by a pledge of the home equity line of credit.  Such an attempt, even if unsuccessful, could result in delays in payments on the notes.  If such an attempt were successful, it is possible that the affected home equity lines of credit could be sold in order to liquidate the assets of the insolvent entity.  In the case of the insolvency of the seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the notes in full.

[Material Legal Proceedings]

[Description of any material legal or governmental proceedings pending against the transaction parties is to be provided, as applicable.]

Description of the Trust

General

The Trust will be a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement.  The Trust will not engage in any activity other than acquiring, holding and managing the HELOCs and the other assets of the Trust and proceeds therefrom, issuing the Securities, making payments on the Securities, and related activities.  The Trust will not have any employees, officers or directors.  The Indenture Trustee, the Owner Trustee, the Depositor, the Securities Administrator, the Master Servicer, the Servicer, the Subservicer and the Custodian will act on behalf of the Trust, and may only perform those actions on behalf of the Trust that are specified in the Agreements.  See “The Master Servicer,” “The Servicer and the Subservicer,” “HELOC Servicing,” “The Loan Purchase Agreement and the Transfer and Servicing Agreement” and “The Trust Agreement and the Indenture” in this prospectus supplement.  The fiscal year end of the Trust will be December 31 of each year.

On the Closing Date, the Trust will purchase the HELOCs from the Depositor pursuant to the Transfer and Servicing Agreement.  See “The Loan Purchase Agreement and the Transfer and Servicing Agreement” herein.

On the Closing Date, the Issuer will pledge the Trust Estate to the Indenture Trustee as security for the issuance of the Notes, with the class designations specified under “Description of the Notes—General,” pursuant to the Indenture.  The Depositor will sell the Notes to the Underwriter[s] and apply the net proceeds of such sale to the purchase of the HELOCs.

Other than the Trust Estate pledged as collateral for the Notes, the Trust will not have any significant assets available for payment of the Notes.

The Trust's principal offices are located in [     ], in care of [     ], as Owner Trustee, at the address set forth below under “—The Owner Trustee.”

If the assets of the Trust are insufficient to pay the Noteholders all principal and interest owed in full, holders of subordinate Notes will not receive all of their expected payments of interest and principal and will suffer a loss.  The terms of the Trust Agreement (to the extent such provisions are held to be enforceable) limit the power of the Owner Trustee or the holder of the Ownership Certificate to file a voluntary bankruptcy petition with respect to the Trust while any Notes are outstanding.   In addition, under the Indenture, the Indenture Trustee and the Noteholders (by their acceptance of the Notes) covenant not to institute a bankruptcy proceeding against the Trust.   In the event of bankruptcy of the Seller or [HBMC], it is not anticipated that the Trust Estate would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

The Owner Trustee

[     ] will act not in its individual capacity but solely as the Owner Trustee under the Trust Agreement.  [     ] is a [     ] and its principal offices are located at [     ].  The on going fees of the Owner Trustee will be paid by the Master Servicer.  The Owner Trustee will be entitled to reimbursement for expenses and certain other amounts (including its fees to the extent not paid by the Master Servicer and certain indemnification amounts) prior to payment of any amounts to Noteholders.

The Securities Administrator and the Depositor will perform on behalf of the Owner Trustee and the Trust certain administrative functions required under the Indenture, the Trust Agreement and the Transfer and Servicing Agreement pursuant to the terms of the Administration Agreement.

[Disclosure regarding the Owner Trustee’s experience serving as a trustee in the securitization of similar asset types to be provided for each transaction.]

The Ownership Certificate

The equity ownership in the Trust will be evidenced by the Ownership Certificate.  The holder of the Ownership Certificate will be entitled to receive on each Payment Date any remaining cashflow from HELOC collections after all principal and interest on the Notes and other expenses of the Trust for such Payment Date have been made.

Description of the Notes

General

The Issuer will issue, pursuant to the Indenture, Notes having the following class designations:  Class[     ], Class [     ] and Class [     ].  [Insert description of any certificates to be offered.]  Only the Offered Notes are offered hereby.  The Ownership Certificate is not offered pursuant to this prospectus supplement.

The Notes will be secured by the Trust Estate.  The Trust Estate will consist primarily of (1) [     ] Loan Pool[s] of [describe HELOCs], [certain of which will be acquired by the Trust on the Closing Date and others of which have been identified and are intended to be acquired by the Trust from time to time subsequent to the Closing Date but prior to [     ]]; (2) such assets as from time to time are deposited in respect of the HELOCs in the Servicing Account, Collection Account and the Note Payment Account maintained by the Servicer, the Master Servicer and the Securities Administrator, respectively, on behalf of the Indenture Trustee; (3) property acquired by foreclosure of HELOCs or deed in lieu of foreclosure; (4) the rights of the Depositor under the Loan Purchase Agreement, as described under “The Loan Purchase Agreement and the Transfer and Servicing Agreement—Sale of HELOCs” herein; [(5) [     ] interest rate [cap] [swap] agreement[s], as described under “—Payments of Interest—The Interest Rate [Cap] [Swap] Agreement[s]” herein;] and (6) all proceeds of the foregoing.

Each class of Offered Notes will be issued in the respective approximate initial total principal amount specified in the table on page S-[     ].  The initial total Class Principal Amount of the Offered Notes may be increased or decreased by up to [     ] percent to the extent that the Cut-off Date Balance of the HELOCs is correspondingly increased or decreased as described under “Description of the HELOCs” herein.  The Class [     ] Notes will be issued in the approximate initial Class Principal Amount of $[     ] and will accrue interest at the Class [     ] Note Interest Rate.

[Holders of the Notes will be entitled to receive payments of interest based upon collections from the Loan Pool.]  The Ownership Certificate will be entitled to receive on each Payment Date any remaining monthly excess cashflow from HELOC collections after all principal and interest on the Notes and expenses of the Trust for such Payment Date have been made.

Payments on the Notes will be made on the [25]th day of each month or, if the [25]th day is not a Business Day, on the next succeeding Business Day, beginning in [     ], to Noteholders of record on the applicable Record Date.

Payments on the Notes will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided that the final payment in respect of any Note will be made only upon presentation and surrender of such Note at the office of the Securities Administrator in its capacity as Note Registrar.

The Offered Notes will be issued, maintained and transferred on the book-entry records of DTC and its Participants.

Each class of Book-Entry Notes will be represented by one or more global notes that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC's nominee will be Cede & Co.  No person acquiring an interest in a Book-Entry Note will be entitled to receive a physical note representing such person's interest, except as set forth below under “—Book-Entry Registration—Definitive Notes.” Unless and until Definitive Notes are issued for the Book-Entry Notes under the limited circumstances described herein, all references to actions by Noteholders with respect to the Book-Entry Notes shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments, notices, reports and statements to Noteholders with respect to the Book-Entry Notes shall refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Notes, for payment to Beneficial Owners by DTC in accordance with DTC procedures.

Book-Entry Registration

General.  Beneficial Owners will hold their Notes through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations that are participants in such systems.  Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries names on the books of DTC.  Citibank, N.A. generally, but not exclusively, will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank, National Association generally, but not exclusively, will act as depositary for Euroclear.  Except as described below, no Beneficial Owner will be entitled to receive a physical note representing such Note.  Unless and until Definitive Notes are issued, it is anticipated that the only “Noteholder” of the Book-Entry Notes will be Cede & Co., as nominee of DTC.  Beneficial Owners will not be Noteholders as that term is used in the Indenture.  Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

The Beneficial Owner's ownership of a Book-Entry Note will be recorded on the records of the Financial Intermediary that maintains the Beneficial Owner's account for such purpose.  In turn, the Financial Intermediary's ownership of such Book-Entry Note will be recorded on the records of DTC (or of a Participant, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC participant) and on the records of Clearstream Luxembourg or Euroclear, as appropriate).  Beneficial Owners will receive all payments of principal of, and interest on, the Book-Entry Notes from the Securities Administrator through DTC and DTC participants.  See “Book-Entry Registration” in the prospectus.

Payments of Interest

Calculation of Interest.  The amount of interest payable on each Payment Date in respect of each class of Notes will equal the Accrued Note Interest for such class on such date.  Interest will accrue on the Notes on the basis of [     ].

Interest Payment Priorities.  On each Payment Date, Interest Funds will be paid in the following order of priority:

(1)

[to the Swap Counterparty, any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Payment Date, including amounts remaining unpaid from previous Payment Dates, pursuant to the Swap Agreements, to the extent that any such Swap Termination Payment is not due to a Swap Counterparty Trigger Event;]

(2)

to the payment of accrued and unpaid interest on any Credit Line Advances that have not previously been reimbursed pursuant to clause (B)(2) under “—Payments of Principal” below.

(3)

[concurrently, in proportion to the amount of Accrued Note Interest for each such class, to the Senior Notes, Accrued Note Interest for each such class for such Payment Date;

(4)

to the Class [     ] Notes, Accrued Note Interest for such class for such Payment Date;

(5)

to the Class [     ] Notes, Accrued Note Interest for such class for such Payment Date; and

(6)

for application as part of Monthly Excess Interest for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any Interest Funds remaining after application pursuant to clauses (1) through [   ] above].

[May vary in accordance with structure of transaction.]

[The Interest Rate [Cap] [Swap] Agreement[s].  On or prior to the Closing Date, the Issuer will enter into the [Cap] [Swap] Agreement[s] with the [Cap] [Swap] Counterparty.

[Under each Swap Agreement, on each Payment Date, the Securities Administrator, on behalf of the Trust, will be obligated to pay to the Swap Counterparty a fixed amount equal to the product of (a) [     ]%, (b) the [     ] Notional Amount for that Payment Date, and (c) a fraction, the numerator of which is 30 (or, for the first Payment Date, the number of days from and including the Closing Date to but excluding the first Payment Date) and the denominator of which is 360, and the Swap Counterparty will be obligated to pay to the Securities Administrator, on behalf of the Trust, a floating amount equal to the product of (x) LIBOR (as determined pursuant to the Swap Agreement), (y) the [     ] Notional Amount for that Payment Date, and (z) a fraction, the numerator of which is the actual number of days elapsed from the previous Payment Date to but excluding the current Payment Date (or, for the first Payment Date, the actual number of days elapsed from the Closing Date to but excluding the first Payment Date), and the denominator of which is 360. A Net Swap Payment will be required to be made on each Payment Date (a) by the Securities Administrator on behalf of the Trust to the Swap Counterparty, to the extent that the aggregate fixed amount under the Swap Agreements exceeds the aggregate floating amount under the Swap Agreements, or (b) by the Swap Counterparty to the Securities Administrator on behalf of the Trust, to the extent that the aggregate floating amount under the Swap Agreements exceeds the aggregate fixed amount under the Swap Agreements.

The Swap Agreement will terminate immediately following the Payment Date in [     ], [     ] and [     ], respectively, unless terminated earlier upon the occurrence of a Swap Default or a Swap Termination Event.

The respective obligations of the Swap Counterparty and the Trust to pay specified amounts due under each Swap Agreement will be subject to the following conditions precedent: (1) no Swap Default or event that with the giving of notice or lapse of time or both would become a Swap Default shall have occurred and be continuing with respect to the related Swap Agreement and (2) no Early Termination Date has occurred or been effectively designated with respect to the related Swap Agreement.

In addition, there are Additional Termination Events relating to the Trust, including if the Trust should terminate, if the Transfer and Servicing Agreement or other transaction documents are amended in a manner adverse to the Swap Counterparty without the prior written consent of the Swap Counterparty where written consent is required or if, pursuant to the terms of the Transfer and Servicing Agreement, the Residual Holder exercises the option to purchase the HELOCs. With respect to the Swap Counterparty, an Additional Termination Event will occur if any applicable short-term or long-term credit rating of the Swap Counterparty is downgraded below the specified levels set forth in the related Swap Agreement and the Swap Counterparty fails to either post collateral or obtain a substitute Swap Counterparty, as more specifically described below.

Upon the occurrence of any Swap Default under a Swap Agreement, the non-defaulting party will have the right to designate an Early Termination Date with respect to that Swap Agreement. With respect to Termination Events, an Early Termination Date may be designated by one of the parties (as specified in the related Swap Agreement) and will occur only upon notice and, in some circumstances, after any affected party has used reasonable efforts to transfer its rights and obligations under the related Swap Agreement to a related entity within a specified period after notice has been given of the Termination Event, all as set forth in the related Swap Agreement.

Upon any Swap Early Termination, the Trust or the Swap Counterparty may be liable to make a Swap Termination Payment to the other (regardless, if applicable, of which of the parties has caused the termination). The Swap Termination Payment will be based on the value of the related Swap Agreement computed in accordance with the procedures set forth in the related Swap Agreement taking into account the present value of the unpaid amounts that would have been owed by the Trust under the remaining scheduled term of the related Swap Agreement. In the event that the Trust is required to make a Swap Termination Payment, that payment will be paid from the Trust on the related Payment Date, and on any subsequent Payment Dates until paid in full, prior to payments to Noteholders.

If the Swap Counterparty’s long-term or short-term credit rating by any Rating Agency falls below the applicable levels specified in the related Swap Agreement, the Swap Counterparty will be required either to (1) post collateral securing its obligations under the related Swap Agreement or (2) obtain a substitute swap counterparty acceptable to the Indenture Trustee and the Rating Agencies that will assume the obligations of the Swap Counterparty under the related Swap Agreement, all as provided in the related Swap Agreement.]

[Under the terms of [the] [each] Cap Agreement, in exchange for a fixed payment made on behalf of the Trust on the Closing Date, the Cap Counterparty will be obligated to pay to the Trust at least one Business Day prior to each Payment Date, commencing and ending with the Payment Dates specified in Annex D to this prospectus supplement for such Cap Agreement, one month’s interest calculated at an annual rate equal to the product of (a)  the excess, if any, of One-Month LIBOR over the related Strike Rate, (b) a scheduled notional amount for such Payment Date, each as set forth in Annex D to this prospectus supplement and (c)  the actual number of days in the related Accrual Period divided by 360.  The initial notional amount for each Cap Agreement will decline each month as specified in Annex D to this prospectus supplement.]

The [Cap] [Swap] Agreements will terminate after the Payment Date specified in Annex D to this prospectus supplement.]  [To be provided as applicable.]

It is intended that payments under the [Cap] [Swap] Agreements provide limited protection against upward movements in One-Month LIBOR and reduce basis risk to the Notes associated with the Trust’s investment in certain HELOCs.  See “Description of the HELOCs.”

[State whether the significance percentage with respect to the [Cap] [Swap] Agreements is less than 10%, or 10% or more but less than 20%, or 20% or more.]

[If the significance percentage of the [Cap] [Swap] Agreements is 10% or more, but less than 20%, then provide financial data as required by Item 301 of Regulation S-K.  If 20% or more, provide financial statements meeting the requirements of Regulation S-X.]

However, there can be no assurance that amounts payable to the Trust under the [Cap] [Swap] Agreement[s] will be sufficient to cover such shortfalls.  In addition, the [Cap] [Swap] Agreement[s] will provide protection against upward movements in One-Month LIBOR and reduce the basis risk to the Notes only for the periods specified in Annex D to this prospectus supplement.

On each Payment Date, the Paying Agent will distribute the amounts received by the Trust under [the] [each] [Cap] [Swap] Agreement to holders of the Notes in the following order of priority:

(1) [to the payment of accrued and unpaid interest on any Credit Line Advances that have not previously been reimbursed pursuant to clause (B)(2) under “—Payments of Principal” below after giving effect to payments made on such Payment Date under “—Payments of Interest”;]

(2) [concurrently, in proportion to the amount of Accrued Note Interest for each such class, to the Senior Notes, any Accrued Note Interest for each such class and such Payment Date, after giving effect to payments made on such Payment Date under “—Payments of Interest”;]

(3) [to the Class [    ] Notes, any Accrued Note Interest for such class and such Payment Date, after giving effect to payments made on such Payment Date under “—Payments of Interest”;]

(4) [to the Class [     ] Notes, any Accrued Note Interest for such class and such Payment Date, after giving effect to payments made on such Payment Date under “—Payments of Interest”;]

(5) [concurrently, in proportion to the amount of Basis Risk Shortfall for each such class, to the Senior Notes, any Basis Risk Shortfall for each such class and such Payment Date;

(6) to the Class [     ] Notes, any Basis Risk Shortfall for such class and such Payment Date;

(7) to the Class [     ] Notes, any Basis Risk Shortfall for such class and such Payment Date; and

(8) to the Ownership Certificate, any remaining amounts].

[If such amounts are insufficient to cover the total amount of any Basis Risk Shortfall, the only other source of coverage will be the Monthly Excess Cashflow, if any, that would otherwise be payable to the Ownership Certificate.]

The long term credit ratings of the [Cap] [Swap] Counterparty, as of the date hereof, are “[     ]” by [     ] and “[     ]” by [     ].  There can be no assurance that such ratings will be maintained.

[The] [Each] [Cap] [Swap] Agreement is terminable by the Trust or the [Cap] [Swap] Counterparty following the occurrence of certain specified events of default, including failure of the [Cap] [Swap] Counterparty to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc.  Master Swap Agreement (Multicurrency—Cross-Border).]

[To be provided as applicable.]

[Determination of LIBOR.

On each LIBOR Determination Date, the Securities Administrator will determine One-Month LIBOR based on the “Interest Settlement Rate” for U.S.  dollar deposits of one-month maturity set by the BBA as of 11:00 a.m.  (London time) on the LIBOR Determination Date.

The BBA's Interest Settlement Rates are currently displayed on the Designated Telerate Page.  Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page “LIBOR01” and Bloomberg L.P. page “BBAM.” The BBA's Interest Settlement Rates currently are rounded to five decimal places.

With respect to any LIBOR Determination Date, if the BBA's Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m.  (London time) on such date, or if the Designated Telerate Page is not available on such date, the Securities Administrator will obtain such rate from the Reuters or Bloomberg page.  If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate.  In the event that the BBA no longer sets an Interest Settlement Rate, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate.

The establishment of One-Month LIBOR on each LIBOR Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the Notes for the related Accrual Period will (in the absence of manifest error) be final and binding.]

[To be provided as applicable.]

Payments of Principal

On each Payment Date, the Principal Payment Amount will be paid as follows:

A.

[On each Payment Date during the Revolving Period, in the following order of priority:

(1)

[to the Swap Counterparty, any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty (to the extent payable but not paid from Interest Funds in accordance with priority (1) under “—Payments of Interest” above);]

(2)

[On each Payment Date during the Revolving Period, to the Depositor, the purchase price of any Additional HELOCs to be purchased by the Trust Fund from the Depositor on such Payment Date;]

B.

[After the Revolving Period and] [On each Payment Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, in the following order of priority:

(1)

[to the Swap Counterparty, any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Payment Date, including amounts remaining unpaid from previous Payment Dates, pursuant to the Swap Agreements, to the extent that any such Swap Termination Payment is not due to a Swap Counterparty Trigger Event (to the extent payable but not paid from Interest Funds in accordance with priority (1) under “—Payments of Interest” above);]

(2)

an amount equal to the total amount of Credit Line Advances to be paid in accordance with the Transfer and Servicing Agreement;

(3)

concurrently, in proportion to the Class Principal Amounts thereof, to the Senior Notes, in reduction of their Class Principal Amounts until the Class Principal Amount of each such class has been reduced to zero;

(4)

to the Class [     ] Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

(5)

to the Class [     ] Notes, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero; and

(6)

for application as part of Monthly Excess Cashflow for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any Principal Payment Amount remaining after application pursuant to clauses (1) through [     ] above.]

[May vary in accordance with structure of transaction.]

C.

[On each Payment Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, in the following order of priority:

(1)

[to the Swap Counterparty, any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Payment Date, including amounts remaining unpaid from previous Payment Dates, pursuant to the Swap Agreements, to the extent that any such Swap Termination Payment is not due to a Swap Counterparty Trigger Event (to the extent payable but not paid from Interest Funds in accordance with priority (1) under “—Payments of Interest” above);]

(2)

an amount equal to the total amount of Credit Line Advances to be paid in accordance with the Transfer and Servicing Agreement;

(3)

concurrently, in proportion to the Class Principal Amounts thereof, to the Senior Notes, an amount equal to the Class [     ] Principal Payment Amount, in reduction of their Class Principal Amounts until the Class Principal Amount of each such class has been reduced to zero

(4)

to the Class [     ] Notes, an amount equal to the Class [     ] Principal Payment Amount, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

(5)

to the Class [     ] Notes, an amount equal to the Class [    ] Principal Payment Amount, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero; and

(6)

for application as part of Monthly Excess Cashflow for such Payment Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any Principal Payment Amount remaining after application pursuant to clauses (1) through [     ] above.]

[May vary in accordance with structure of transaction.]

Credit Enhancement

Credit enhancement for the Notes consists of the [subordination of the Subordinate Notes, excess interest, [interest rate swap agreements] and overcollateralization], in each case as described herein.

[[Describe as applicable:]

Subordination.  The rights of holders of the Subordinate Notes to receive payments of interest with respect to the HELOCs will be subordinated, to the extent described herein, to such rights of holders of each class of Notes having a higher priority of payment, as described under “—Payments of Interest.”  This subordination is intended to enhance the likelihood of regular receipt by holders of Notes having a higher priority of payment of the full amount of interest payable thereon.

The limited protection afforded to holders of Notes by means of the subordination of Subordinate Notes having a lower priority of payment will be accomplished by the preferential right of holders of more senior classes of Notes to receive, prior to any payment in respect of interest being made on any Payment Date in respect of Notes having a lower priority of payment, the amounts of interest due them on such Payment Date.

Realized Losses.  If a HELOC becomes a Liquidated Loan during any Collection Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of that HELOC.  The amount of such insufficiency is a Realized Loss.  Realized Losses on HELOCs will have the effect of reducing amounts payable in respect of,  first, the Ownership Certificate (both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralized Amount for the related Payment Date); second, the Class [     ] Notes; and third, Class [     ] Notes, before reducing amounts payable in respect of the Class [     ] Notes.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance, and thus may reduce the Overcollateralized Amount.  As described herein, the Overcollateralized Amount is increased and maintained by application of Monthly Excess Cashflow to make payments of principal on the Notes.

Realized Losses will not reduce the Class Principal Amount of any class of Notes; however, Realized Losses will result in the allocation of Principal Deficiency Amounts and, under certain loss scenarios, there may not be sufficient principal and interest collected from the HELOCs to pay the Notes all principal and interest to which they are entitled.

Excess Interest.  The HELOCs bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Notes and the expenses of the Master Servicer, the Servicer, the Securities Administrator, the Custodian, the Owner Trustee and the Indenture Trustee [and any Net Swap Payments payable to the Swap Counterparty by the Trust].  Such excess interest from the HELOCs each month will be available to absorb Realized Losses on the HELOCs and to achieve and maintain overcollateralization at the required levels.

[Swap Agreements.  Amounts received by the Trust under the Swap Agreements will be applied to pay interest shortfalls on the Notes and to achieve and maintain overcollateralization at required levels as described under “—Payments of Interest—The Interest Rate Swap Agreements” above.]

Overcollateralization.  On the Closing Date, the Cut-off Date Balance is expected to [approximately equal the initial aggregate Class Principal Amount of the Notes].  The weighted average of the Net Loan Rates of the HELOCs is currently, and generally in the future is expected to be, [higher] than the weighted average interest rate on the Notes.  As described below, the application of interest collections as payments of principal will cause the aggregate Class Principal Amount of the Notes to amortize more rapidly than the Pool Balance, thus achieving and maintaining overcollateralization (i.e., the excess of the Pool Balance over the aggregate Class Principal Amount of the Notes).  However, Realized Losses with respect to HELOCs may reduce overcollateralization, and could result in an Overcollateralization Deficiency.

Application of Monthly Excess Cashflow.  On each Payment Date, Monthly Excess Cashflow will be paid in the following order of priority:

A.

[On each Payment Date during the Revolving Period, to the Depositor, the purchase price of any Additional HELOCs to be purchased by the Trust Fund from the Depositor on such Payment Date;]

B.

[On each Payment Date after the Revolving Period, in the following order of priority:]

(1)

[to fund the Extra Principal Payment Amount, to the extent of Monthly Excess Interest available on such Payment Date;

(2)

concurrently, in proportion to the amount of Deferred Interest for each such class, to the Senior Notes, any Deferred Interest for each such class and such Payment Date;

(3)

to the Class [     ] Notes, any Deferred Interest for such class and such Payment Date;

(4)

to the Class [     ] Notes, any Deferred Interest for such class and such Payment Date;

(5)

concurrently, in proportion to the amount of Basis Risk Shortfall Carryforward Amount for each such class, to the Senior Notes, any Basis Risk Shortfall Carryforward Amount for each such class and such Payment Date [to the extent not covered by the [Cap] [Swap] Agreement[s]];

(6)

to the Class [     ] Notes, any Basis Risk Shortfall Carryforward Amount for such class and such Payment Date [to the extent not covered by the [Cap] [Swap] Agreement[s]];

(7)

to the Class [     ] Notes, any Basis Risk Shortfall Carryforward Amount for such class and such Payment Date [to the extent not covered by the [Cap] [Swap] Agreement[s]]; and

(8)

to the Ownership Certificate, the amount distributable thereon under the Transfer and Servicing Agreement.]

[May vary in accordance with structure of transaction.]

[Optional Purchase of the HELOCs

On the Initial Purchase Date, the Residual Holder will have the option to purchase the HELOCs, any REO Property and any other property remaining in the Trust for the Purchase Price.  If such option is exercised, the Trust will be terminated.  If the Residual Holder fails to exercise such option on the Initial Purchase Date, the applicable Note Interest Rate of each class of Offered Notes will be increased as described under “Summary of Terms — The Notes — Payments on the Notes — Interest Payments” and the Note Interest Rate of the Class    [     ] Notes will be increased as described in the definition of “Class [     ] Note Interest Rate” in “Annex A—Defined Terms.”

[To be provided as applicable.]

The Securities Administrator

[     ]  will act as Securities Administrator for so long as it is also the Master Servicer.  The Securities Administrator will act as paying agent and Note Registrar and will be responsible for preparing certain investor reports, including the monthly payment date statement to Noteholders and the monthly distribution date statement to the Residual Holder, providing all customary tax reports to Noteholders related to their investment, providing monthly calculations to the Indenture Trustee regarding payments to Noteholders and to the Owner Trustee regarding payments to the Residual Holder.  The Securities Administrator will be compensated by the Master Servicer for its services.  The Securities Administrator will be entitled to reimbursement from the Trust for certain expenses prior to payment of any amounts to Securityholders.  The office of the Securities Administrator for purposes of presentation of the Notes for transfer and exchange and final payment is located at [     ], or any other address that the Securities Administrator may designate from time to time by notice to the Noteholders, the Depositor, the Indenture Trustee, the Servicer and the Owner Trustee.

The Securities Administrator may resign at any time, in which event the Issuer will be obligated to appoint a successor Securities Administrator.  The Issuer may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Transfer and Servicing Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the Securities Administrator or its property.  Upon such resignation or removal of the Securities Administrator, the Issuer will be entitled to appoint a successor Securities Administrator.  Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator.  If at any time [     ] resigns, or transfers or assigns its rights and obligations, or is removed as Master Servicer, then at such time, [     ] will resign as Securities Administrator.

[Disclosure regarding the Securities Administrator’s experience serving as a securities administrator in the securitization of similar asset types to be provided for each transaction.]

The Indenture Trustee

[     ] will be the Indenture Trustee under the Indenture.  The Indenture Trustee’s on going fees for its services will be paid by the Master Servicer.  The Indenture Trustee will be entitled to reimbursement from the Trust for expenses and certain other amounts prior to payment of any amounts to Noteholders.  The Indenture Trustee's Corporate Trust Office is located at [     ], or any other address that the Indenture Trustee may designate from time to time by notice to the Noteholders, the Owner Trustee, the Depositor, the Securities Administrator, the Master Servicer and the Servicer.

[Disclosure regarding the Indenture Trustee’s experience serving as a trustee or indenture trustee in the securitization of similar asset types to be provided for each transaction.]

The Custodian

[     ] will be the Custodian under the Custodial Agreement.  The Custodian’s on going fees for its services will be paid by the Master Servicer.  The Custodian will be entitled to reimbursement from the Trust for expenses and certain other amounts prior to payment of any amounts to Noteholders.

[Disclosure regarding the Custodian’s experience serving as a custodian in the securitization of similar asset types to be provided for each transaction.]

Fees and Expenses of the Trust

In consideration of their duties on behalf of the Trust, the Servicer, the Master Servicer, the Owner Trustee and the Indenture Trustee will receive from the assets of the Trust certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee is Payable:
Servicer	[monthly] [monthly]	[ ]% per annum. [All investment earnings on amounts on deposit in the Servicing Account.]	[Retained by the Servicer] [Deducted by the Servicer from the Servicing Account in respect of each HELOC, before payment of any amounts to Noteholders.]
Master Servicer	[monthly]	[All investment earnings on amounts on deposit in the Collection Account less any payment of the fees payable to the Indenture Trustee, the Owner Trustee and the Custodian.]	[Retained by the Master Servicer]
Indenture Trustee	[annually]	[A fixed annual fee of $[ ].]	[Payable from investment earnings on amounts on deposit in the Collection Account]
Owner Trustee	[monthly]	[A fixed annual fee of $[ ].]	[Payable from investment earnings on amounts on deposit in the Collection Account.]

[The Securities Administrator will not receive any additional compensation with respect to its duties on behalf of the Trust.  The fees of the Custodian will not be payable by the Trust; the Master Servicer will be responsible for the payment of the fees of the Custodian.]  None of the fees set forth in the table above may be increased without amendment of the Transfer and Servicing Agreement as described under “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Amendment” in the prospectus.

[The Subservicer’s compensation will be paid by the Servicer out of its Servicing Fee; the Subservicer will not be entitled to any additional compensation from the assets of the Trust Estate.]

Expenses of the Servicer, the Custodian, the Master Servicer, the Securities Administrator, the Owner Trustee and the Indenture Trustee will be reimbursed before payments are made on the Notes.]

[May vary in accordance with structure of transaction.]

Description of the HELOCs

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein is derived solely from the characteristics of the HELOCs as of the Cut-off Date. Whenever reference is made herein to the characteristics of the HELOCs or to a percentage of the HELOCs, unless otherwise specified, that reference is based on the Cut-off Date Balance.

The HELOCs in the Trust were originated under loan agreements and disclosure statements known as “Credit Line Agreements” and are secured by mortgages or deeds of trust, which are primarily first and second lien mortgages or deeds of trust, on residential properties that are primarily one- to four-family properties and also include planned unit developments and condominiums.  Approximately [     ]% of the Mortgaged Properties were owner-occupied at the time of origination.  The HELOCs were underwritten in accordance with the Underwriting Guidelines, as in effect at the time of origination.  Current underwriting standards are described under “Underwriting Guidelines” in the prospectus supplement.

Prior to the Closing Date, some of the HELOCs may be removed from the loan pool and other HELOCs may be substituted for those HELOCs removed.  The Seller believes that the information in this prospectus supplement relating to the HELOCs to be included in the loan pool (the “Loan Pool”) as presently constituted is representative of the characteristics of the HELOCs to be included in the Loan Pool as of the Closing Date, although some characteristics may vary.

In the information that follows, weighted average percentages are based upon the Cut-off Date Balances of the HELOCs.

The Loan Pool consists of [      ] HELOCs with an aggregate Cut-Off Date Balance of approximately $[       ].  As of the Cut-Off Date, the minimum Principal Balance and the maximum Principal Balance is approximately $([       ]) and $[        ], respectively, the average Principal Balance was approximately $[       ], the minimum Loan Rate and the maximum Loan Rate were approximately [       ]% and [       ]% per annum, respectively, and the weighted average Loan Rate was approximately [       ]% per annum.  As of the Cut-Off Date, the minimum remaining draw period and the maximum remaining draw period were approximately

[       ] months and [       ] months, respectively, and the weighted average remaining draw period was approximately [       ] months.  The average credit limit utilization rate was approximately [       ]%, the minimum credit limit utilization rate was approximately ([       ])%, and the maximum credit limit utilization rate was approximately [       ]%.  The credit limit utilization rate is determined by dividing the Cut-off Date Principal Balance by the credit limit of the related Credit Line Agreement.  The weighted average combined original loan-to-value ratio of the HELOCs was approximately [       ]% as of the Cut-Off Date.

As of the Cut-Off Date, no HELOC had a combined loan-to-value ratio greater than approximately [100]%.  As of the Cut-Off Date, no more than [       ]% of the HELOCs were delinquent by more than 30 days.

As of the Cut-off Date, none of the HELOCs were subject to the Home Ownership and Equity Protection Act of 1994 and, as of the date of origination, none of the HELOCs were subject to any comparable state law, including the Georgia Fair Lending Act.

HELOC Terms

The HELOCs consist of loans originated under [    ] different loan term options: [Insert description of HELOC loan terms for transaction.]

All of the HELOCs were originated by [HBMC].  The HELOCs have a [     ] draw period, during which the borrower may make cash withdrawals against the equity line and substantially all of the HELOCs have a [     ]-year repayment period, during which the balance of the HELOC as of the end of the draw period is repaid.  [Describe any other repayment periods.]  [Generally, the HELOC borrowers are subject to a $[   ] termination fee for loans terminated within [   ] years of origination.]  A borrower may access a HELOC credit line at any time during the draw period by writing a check [or using a debit card].

Subject to applicable law, the Servicer may change the terms of a Credit Line Agreement at any time provided that such changes (i) do not adversely affect the interest of the Noteholders and (ii) are consistent with prudent business practice.  In addition, the Servicer, within certain limitations described in the Servicing Agreement, may increase the credit limit of the HELOC serviced by the Servicer.

The HELOCs bear interest at a variable rate which changes monthly with changes in the applicable “Index Rate” [which is a variable per annum rate based on the prime rate or base rate published in the Money Rates table of the Wall Street Journal] [insert other index if applicable]  The HELOCs are subject to a maximum rate equal to approximately [     ]% or [    ]% per annum and are subject to applicable usury limitations.  The “Loan Rate” on the HELOCs is a per annum rate equal to the sum of the Index Rate plus a margin, ranging from approximately [     ]% to [     ]%.

Certain Characteristics of the HELOCs

The HELOCs are expected to have the approximate aggregate characteristics as of the Cut-off Date as set forth in Annex C to this prospectus supplement.  Prior to the issuance of the Notes, HELOCs may be removed from the Loan Pool[s] as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

[Conveyance of Subsequent HELOCs

On the Closing Date, approximately $[     ] will be deposited by the Securities Administrator into an eligible account.  During the period from the Closing Date to [     ], the Depositor is expected to purchase from time to time Subsequent HELOCs from the Seller and, in turn, sell all such Subsequent HELOCs to the Trust for inclusion in the Loan Pool.  The purchase price for each Subsequent HELOC will equal its Principal Balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any) and will be paid by the Securities Administrator from the related Pre-Funding Amount.

As of the Cut-Off Date, the home equity lines of credit expected to be conveyed as the Subsequent HELOCs by the Seller are expected to have the following characteristics:

Number of Subsequent HELOCs
Total Principal Balance
Loan Rates:
Weighted Average
Range
Weighted Average Remaining Term to Maturity (in months)
Original Loan-to-Value Ratios:
Weighted Average
Range
Principal Balances:
Average
Range

Pursuant to the Transfer and Servicing Agreement, the conveyance of Subsequent HELOCs to the Trust may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Transfer and Servicing Agreement being satisfied, including, among others, that:

•

[The Subsequent HELOCs conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the Initial HELOCs set forth in the Loan Purchase Agreement, which representations and warranties have been confirmed by the rating agencies rating the Notes;

•

The Subsequent HELOCs conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Noteholders;

•

[The Indenture Trustee receives an Officer’s Certificate confirming the satisfaction of each condition precedent specified in the Transfer and Servicing Agreement and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Subsequent HELOCs in the forms substantially similar to those delivered on the Closing Date;]

•

The conveyance of the Subsequent HELOCs on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Offered Notes;

•

[No Subsequent HELOC conveyed on the subsequent transfer date may be more than one monthly payment delinquent in payment;]

•

Each Subsequent HELOC will have been underwritten substantially in accordance with the applicable originator’s underwriting guidelines;

•

No Subsequent HELOC may have a remaining term to maturity exceeding [     ] months;

•

[No Subsequent HELOC may have a Loan-to-Value Ratio greater than [125]%;]

•

The weighted average Loan Rate for all the HELOCs at the end of the Pre-Funding Period must not be more than 100 basis points lower than the weighted average Loan Rate of the Initial HELOCs;

•

Following the conveyance of the Subsequent HELOCs on the subsequent transfer date, the weighted average characteristics of the HELOCs the Loan Pool will remain substantially similar to the characteristics of the Initial HELOCs in the Loan Pool as of the Cut-off Date; and

•

[An independent accountant must provide the Depositor, the applicable rating agencies rating the Notes, the Indenture Trustee and the Underwriters with a letter stating that the characteristics of the Subsequent HELOCs conform to the characteristics described above and in the Transfer and Servicing Agreement.]]

If the Trust does not apply the full Pre-Funding Amount towards the purchase of Subsequent HELOCs prior to the end of the Pre-Funding Period, then such remaining proceeds in the Pre-Funding Account will be paid as a principal prepayment to the related Noteholders on the [     ] Payment Date.

On the Closing Date, the Securities Administrator will also establish a Capitalized Interest Account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[     ].  Amounts in the Capitalized Interest Account will be applied by the Securities Administrator during the Pre-Funding Period to pay interest on that portion of the Notes supported by the Pre-Funding Amount.  At the end of the Pre-Funding Period, any remaining funds in the Capitalized Interest Account will be paid to the Depositor and the account will be terminated.]

[Acquisition by the Trust of Additional HELOCs

On the first Payment Date and until [          ], 200[  ] (the “Revolving Period”), the Depositor may direct the Securities Administrator on behalf of the Trust to apply all or a portion of the distributions that would otherwise be made to Noteholders in respect of principal [and excess interest] to purchase from the Depositor for inclusion in the Trust Fund additional home equity lines of credit (“Additional HELOCs”) of the same general character as the HELOCs included in the Trust Fund on the Closing Date.  If the Depositor so directs, the Securities Administrator on behalf of the Trust will deposit all or a portion of the amount of principal payable on the HELOCs [and excess interest] that would otherwise be made to Noteholders into an eligible account (the “Revolving Account”), and will apply deposits in the Revolving Account to fund the purchase of Additional HELOCs, provided certain other conditions are satisfied at the time of purchase.  Funds on deposit in the Revolving Account may only be applied to acquire Additional HELOCs for the Loan Pool.

The purchase price for each Additional HELOC will equal its Scheduled Principal Balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any), and the aggregate Purchase Price of all Additional HELOCs purchased by the Trust Fund during the Revolving Period may not exceed $[    ].  Additional HELOCs will have the same general characteristics as the HELOCs transferred to the Trust Fund on the Closing Date.

Pursuant to the Transfer and Servicing Agreement, the conveyance of Additional HELOCs to the Securities Administrator on behalf of the Trust may be made on any Business Day during the Revolving Period, subject to certain conditions set forth in the Transfer and Servicing Agreement being satisfied, including, among others that:

•

[The Additional HELOCs at the time of conveyance to the Trust must satisfy the representations and warranties set forth in the Loan Purchase Agreement, which representations and warranties have been confirmed by the rating agencies rating the Notes;

•

The Additional HELOCs are selected in a manner reasonably believed not to be adverse to the interests of the Noteholders;

•

[The Indenture Trustee receives an Officer’s Certificate confirming the satisfaction of each condition precedent specified in the Transfer and Servicing Agreement and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Additional HELOCs in the forms substantially similar to those delivered on the Closing Date;]

•

The conveyance of the Additional HELOCs will not result in a reduction or withdrawal of any ratings assigned to the Offered Notes;

•

[No Additional HELOC may be more than one monthly payment delinquent in payment at the time of conveyance to the Trust];

•

Each Additional HELOC will have been underwritten substantially in accordance with the applicable originator’s underwriting guidelines;

•

No Additional HELOC may have a remaining term to maturity exceeding [     ] months;

•

[No Additional HELOC may have a Loan-to-Value Ratio greater than 100%;]

•

The weighted average Loan Rate for all the HELOCs at the end of the Revolving Period must not be more than [100] basis points lower than the weighted average Loan Rate of the HELOCs as of the Cut-off Date;

•

Following the conveyance of the Additional HELOCs on a subsequent transfer date, the weighted average characteristics of the HELOCs in the Loan Pool will remain substantially similar to the characteristics of the HELOCs in the Loan Pool as of the Cut-off Date; and

•

[An independent accountant must provide the Depositor, the applicable rating agencies rating the Notes, the Indenture Trustee and the Underwriters at [applicable interval] with a letter stating that the characteristics of the Additional HELOCs conform to the characteristics described above and in the Transfer and Servicing Agreement.]]

[Additional transfer requirements and termination triggers to be described, as applicable.]]

Any amounts remaining in the Revolving Account at the end of the Revolving Period will be distributed [priority of distribution to be provided, as applicable].

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools during the period from [specify date] to [specify date], presented by pool, is available online at [internet address].    Access to this web address is unrestricted and free of charge.    Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under "Static Pool Information" in the accompanying prospectus.  [Add reference to any third-party static pool information as applicable.]

Additional Information

The description in this prospectus supplement of the Loan Pool[s] and the Mortgaged Properties is based upon the Loan Pool[s] as constituted at the close of business on the Cut-off Date, as adjusted for Monthly Payments due on or before that date.  A Current Report on Form  8-K will be filed, together with the Trust Agreement, the Indenture, the Transfer and Servicing Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the Closing Date.  In the event that HELOCs are removed from or added to the Trust, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

Pursuant to the Transfer and Servicing Agreement, the Securities Administrator will, based upon information received from or on behalf of the Master Servicer and the Servicer, prepare monthly statements to Noteholders containing the information described under “The Loan Purchase Agreement and the Transfer and Servicing Agreement—Reports to Securityholders.”  The Securities Administrator may make available each month, to any interested party, the monthly statement to Noteholders via the Securities Administrator's website.  The Securities Administrator's website will initially be located at [     ] and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at [     ].  Parties that are unable to use the above payment option are entitled to have a paper copy mailed to them via first class by notifying the Securities Administrator at [     ].  The Securities Administrator will have the right to change the way such reports are distributed in order to make such payments more convenient and/or more accessible, and the Securities Administrator will provide notification regarding any such changes.

The Seller

[Information regarding the Seller is located under “HomeBanc” in the prospectus.]  [The Seller will represent that it has filed with its federal income tax return for its taxable year ending 2004, an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust to be subject to federal income tax.] [Insert description of a seller other than HomeBanc Corp.]

Underwriting Standards

[All of the HELOCs were originated by HBMC and subsequently sold by HBMC through one or more transactions to HBMC affiliated entities, which subsequently sold the HELOCs to the Seller.  All such affiliated entities are, or were at the time of such transactions, wholly-owned, direct or indirect subsidiaries of the Seller.  The HELOCs have been originated generally in accordance with the following origination guidelines:]

[Insert description of underwriting standards HBMC or of any originator other than HBMC.]

The Master Servicer

[     ] is a [     ] with executive offices located at [     ] [and master servicing offices located at [     ]].  The Master Servicer is engaged in the business of [master servicing single-family residential home equity lines of credit secured by properties located in all 50 states and the District of Columbia].

The Servicer or the Subservicer will directly service the HELOCs under the supervision of the Master Servicer.  The Master Servicer, however, will not be ultimately responsible for the servicing of the HELOCs except to the extent described under “HELOC Servicing” below.

The Servicer and the Subservicer

General

[Information regarding the Servicer and the Subservicer is located under “HomeBanc” in the prospectus.]

[As applicable, provide updated information with respect to (i) whether any prior securitizations of the same asset type involving the Servicer or Subservicer have defaulted or experienced an early amortization or other performance triggering event because of servicing or (ii) whether there has been previous disclosure of material noncompliance with servicing criteria with respect to other securitizations involving the Servicer or Subservicer.] [To the extent that there is a material risk that the Servicer’s or Subservicer’s financial condition could have a material impact on pool performance or performance of the securities, information regarding the Servicer’s or Subservicer’s, as applicable, financial condition will be included here.]

[Insert description of Servicer[s] or Subservicer[s] other than HomeBanc Corp. and HBMC, if applicable.]

[Insert the following information with respect to any servicer or subservicer other than HomeBanc Corp. and HBMC:  (i) how long the servicer/subservicer has been servicing assets in general and specifically the assets of the type included in the current transaction, (ii) material changes to the servicer’s/subservicer’s policies and procedures in servicing assets of the same type over the past three years, (iii) to the extent material, information regarding the size, composition and growth of the servicer’s/subservicer’s portfolio of serviced assets of the type to be securitized and information on factors related to the servicer/subservicer that may be material to an analysis of the servicing of the assets or the securities, as applicable, (iv) whether any prior securitizations of the same asset type involving the servicer/subservicer have defaulted or experienced an early amortization or other performance triggering event because of servicing, (v) the extent of outsourcing the servicer/subservicer utilizes or (vi) whether there has been previous disclosure of material noncompliance with servicing criteria with respect to other securitizations involving the servicer/subservicer.]  [To the extent that there is a material risk that the Servicer’s or Subservicer’s financial condition could have a material impact on pool performance or performance of the securities, information regarding the Servicer’s or Subservicer’s, as applicable, financial condition will be included here.]

Delinquency and Foreclosure Experience.

[To be inserted for each Servicer as applicable.]

[The following table sets forth the delinquency and foreclosure experience of first and second lien adjustable rate residential home equity lines of credit originated by and serviced by [HBMC] on behalf of securitization trusts and  third parties for whom HBMC is servicing similar home equity line of credit products, as of the dates indicated.  There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the HELOCs will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted HELOCs.  In addition, because the delinquency and foreclosure experience of the home equity lines of credit in the table below only reflects such experience as of the end of the previous [      ] calendar quarters, such data may not be reflective of the delinquency and foreclosure experience of the home equity lines of credit to be expected over an extended period of time.  Accordingly, the information should not be considered to reflect the credit quality of the HELOCs, or as a basis for assessing the likelihood, amount or severity of losses on the HELOCs.

[Due to its recent formation and its limited life-of-loan servicing activities since December 2003, HomeBanc does not have meaningful historical servicing data.]

The actual loss and delinquency experience on the HELOCs will depend, among other things, upon the value of the real estate securing such HELOCs, interest rates, economic conditions and the ability of borrowers to make required payments.]

[     ]
Delinquencies and Foreclosures(1)

As of [ ]
	Number of Loans	Principal Balance	Percent by Principal Balance	Percent by Number of Loans
Current Loans	[ ]	$[ ]	[ ]%	[ ]%
Period of Delinquency(2)
30 to 59 days	[ ]	[ ]	[ ]%	[ ]%
60 to 89 days	[ ]	[ ]	[ ]%	[ ]%
90 days or more	[ ]	[ ]	[ ]%	[ ]%
Foreclosures/ Bankruptcies(3)	[ ]	[ ]	[ ]%	[ ]%
Real Estate Owned	[ ]	[ ]	[ ]%	[ ]%
Total Portfolio	[ ]	[ ]	[ ]%	[ ]%
As of [ ]
	Number of Loans	Principal Balance	Percent by Principal Balance	Percent by Number of Loans
Current Loans	[ ]	$[ ]	[ ]%	[ ]%
Period of Delinquency(2)
30 to 59 days	[ ]	[ ]	[ ]%	[ ]%
60 to 89 days	[ ]	[ ]	[ ]%	[ ]%
90 days or more	[ ]	[ ]	[ ]%	[ ]%
Foreclosures/ Bankruptcies(3)	[ ]	[ ]	[ ]%	[ ]%
Real Estate Owned	[ ]	[ ]	[ ]%	[ ]%
Total Portfolio	[ ]	[ ]	[ ]%	[ ]%
As of [ ]
	Number of Loans	Principal Balance	Percent by Principal Balance	Percent by Number of Loans
Current Loans	[ ]	$[ ]	[ ]%	[ ]%
Period of Delinquency(2)
30 to 59 days	[ ]	[ ]	[ ]%	[ ]%
60 to 89 days	[ ]	[ ]	[ ]%	[ ]%
90 days or more	[ ]	[ ]	[ ]%	[ ]%
Foreclosures/ Bankruptcies(3)	[ ]	[ ]	[ ]%	[ ]%
Real Estate Owned	[ ]	[ ]	[ ]%	[ ]%
Total Portfolio	[ ]	[ ]	[ ]%	[ ]%

As of September [ ]
	Number of Loans	Principal Balance	Percent by Principal Balance	Percent by Number of Loans
Current Loans	[ ]	$[ ]	[ ]%	[ ]%
Period of Delinquency(2)
30 to 59 days	[ ]	[ ]	[ ]%	[ ]%
60 to 89 days	[ ]	[ ]	[ ]%	[ ]%
90 days or more	[ ]	[ ]	[ ]%	[ ]%
Foreclosures/ Bankruptcies(3)	[ ]	[ ]	[ ]%	[ ]%
Real Estate Owned	[ ]	[ ]	[ ]%	[ ]%
Total Portfolio	[ ]	[ ]	[ ]%	[ ]%

_____________

(1)  These tables show home equity lines of credit which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

(2)  No home equity line of credit is included in this table as delinquent until it is 30 days past due.

(3)  Exclusive of the number of loans and principal balance shown in the period of delinquency.

Administration of the Trust

Servicing and Administrative Responsibilities

The Subservicer, the Servicer, the Master Servicer, the Securities Administrator, the Owner Trustee, the Indenture Trustee and the Custodian will have the following responsibilities with respect to the Trust:

Party:	Responsibilities:
[Subservicer] [Servicer]	Performing the servicing functions with respect to the HELOCs and the Mortgaged Properties in accordance with the provisions of the Subservicing Agreement, including, but not limited to:

•

[collecting monthly remittances of principal and interest on the HELOCs from the related borrowers, depositing such amounts (net of the related servicing fees) in the Servicing Account, and delivering all amounts on deposit in the Servicing Account to the Master Servicer for deposit in the Collection Account on the Servicer Remittance Date;

• making credit line advances to borrowers in accordance with the related Credit Line Agreement;
• making Servicing Advances in respect of reasonable and customary “out of pocket” costs and expenses;
• providing monthly loan-level reports to the [Servicer] and the Master Servicer;
• maintaining certain insurance policies relating to the HELOCs; and
• initiating foreclosure proceedings.]
See “HELOC Servicing” below.
[Servicer]

[Contractually responsible for the servicing of the HELOCs pursuant to the terms of the Transfer and Servicing Agreement.  [Monitors the performance of the Subservicer under the Subservicing Agreement, including but not limited to:

• verifying that the Subservicer’s reporting and remitting are mathematically accurate and are being performed in accordance with the terms of the Transfer and Servicing Agreement;
• verifying that the Servicing Account reconciliations are being performed according to Uniform Single Attestation Program for Mortgage Bankers guidelines;
• monitoring the Delinquency Rate and identifying any substantial increases or decreases on a monthly basis; and
• performing the servicing functions with respect to HELOCs described under “Subservicer” above in the event that the Subservicer fails to perform such functions.
See “HELOC Servicing” below.]
Master Servicer	Performing the master servicing functions in accordance with the provisions of the Transfer and Servicing Agreement, including but not limited to:
• [[monitoring the Servicer’s performance and enforcing the Servicer’s obligations under the Transfer and Servicing Agreement;]

•

collecting monthly remittances from or on behalf of the Servicer for deposit in the Collection Account on the Servicer Remittance Date and delivering all amounts on deposit in the Collection Account to the Paying Agent for deposit in the Note Payment Account on the Master Servicer Remittance Date;

• gathering the monthly loan-level reports delivered by or on behalf of the Servicer and providing a comprehensive loan-level report to the Securities Administrator with respect to the HELOCs;
• upon the occurrence of a Servicer event of default under the Transfer and Servicing Agreement, at its discretion, terminating the Servicer;
• upon the termination of the Servicer under the Transfer and Servicing Agreement, appointing a successor servicer or succeeding as Servicer; and

•

upon the Master Servicer’s becoming the successor Servicer and in the event the terminated Servicer failed to make Servicing Advances with respect to a HELOC, making those Servicing Advances to the extent provided in the Transfer and Servicing Agreement.]

See “HELOC Servicing” below.
Securities Administrator

Performing the securities administrator functions in accordance with the provisions of the Administration Agreement, the Transfer and Servicing Agreement, the Trust Agreement and the Indenture, including but not limited to:

• [acting as Note Registrar and Paying Agent;
• receiving monthly remittances from the Master Servicer for deposit in the Note Payment Account;

•

distributing all amounts on deposit in the Note Payment Account in accordance with the priorities described under “Description of the Notes—Payments of Interest,” “—Payments of Principal” and “—Credit Enhancement—Application of Monthly Excess Cashflow” on each Payment Date;

• performing the calculation of accrual of original issue discount and the amortization of premium on the Securities;
• preparing and making available on its website a payment statement to Securityholders based on information received from the Servicer and the Master Servicer; and
• preparing and filing periodic reports with the Securities and Exchange Commission on behalf of the Trust with respect to the Notes.]
See “The Loan Purchase Agreement and the Transfer and Servicing Agreement—Administration,” “—Reports to Securityholders” and “The Trust Agreement and the Indenture—Administration” below.
Owner Trustee

Performing the owner trustee functions in accordance with the provisions of the Trust Agreement, or causing the Securities Administrator or the Depositor to perform such functions, pursuant to the Administration Agreement, including but not limited to:

•

[discharging (or causing to be discharged) all of its responsibilities pursuant to the terms of the Trust Agreement and the other document or agreement to which the Issuer or the Owner Trustee is a party and administering the Trust (or causing it to be administered) in the interest of the Residual Holder, subject to each such respective document or agreement and in accordance with the provisions of the Trust Agreement; and

• taking direction from the Residual Holder regarding the management of the Trust.]
See “The Trust Agreement and the Indenture—Certain Matters Under the Agreements—Duties of the Owner Trustee” below.
Indenture Trustee

Performing the indenture trustee functions in accordance with the provisions of the Indenture, or causing the Securities Administrator to perform such functions, pursuant to the Administration Agreement, including but not limited to:

• [examining certificates, statements and opinions required to be furnished to it to ensure they are in the form required under the Indenture;
• enforcing the obligations of each of the Master Servicer and the Securities Administrator under the Transfer and Servicing Agreement, the Indenture and the Administration Agreement, as applicable;

•

upon the occurrence of a Master Servicer event of default under the Transfer and Servicing Agreement, at its discretion (or if so directed by the Residual Holder or Noteholders having more than 50% of the voting rights applicable to each Class of Notes affected thereby), terminating the Master Servicer; and

• upon such termination of the Master Servicer under the Transfer and Servicing Agreement, appointing a successor Master Servicer or succeeding as Master Servicer.]
See “The Trust Agreement and the Indenture—Certain Matters Under the Agreements—Duties of the Indenture Trustee” below.
Custodian	Performing the custodial functions in accordance with the provisions of the Transfer and Servicing Agreement, including but not limited to:
• [holding and maintaining the HELOC documents related to the HELOCs on behalf of the Indenture Trustee.]
See “The Agreements—The Custodial Agreement” in the prospectus.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the HELOCs [and payments received from the Swap Counterparty under the Swap Agreements] will, at all times before payment thereof to the Noteholders, be invested in the [Servicing Account, the Collection Account, [the Swap Payment Account], [the Cap Account] and the Note Payment Account, which accounts will be established in the name of the Indenture Trustee, and the Certificate Distribution Account, which account shall be established in the name of the Securities Administrator]. Funds on deposit in the Trust Accounts may be invested by the party responsible for such Trust Account in Eligible Investments. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Servicing Account	Servicer (or Subservicer on its behalf)

[Any investment earnings (net of any losses realized) will be paid as compensation to the Servicer (or, if the account is maintained by the Subservicer, the Subservicer) and will not be available for payments to Noteholders.]

Collection Account	Master Servicer

[Any investment earnings (net of the Indenture Trustee Fee, the Owner Trustee Fee, the Custodian Fee and any losses realized) will be paid as compensation to the Master Servicer and will not be available for payments to Noteholders.]

Note Payment Account	Securities Administrator

[Any investment earnings (net of the Indenture Trustee Fee, the Owner Trustee Fee, the Custodian Fee and any losses realized) will be paid as compensation to the Master Servicer, and will not be available for payments to Noteholders.]

Certificate Distribution Account	Securities Administrator	[Amounts on deposit in the Certificate Distribution Account will not be invested.]
[Swap Payment Account]	[Securities Administrator]	[Amounts on deposit in the Swap Payment Account will not be invested.]
[Cap Account]	[Securities Administrator]	[Amounts on deposit in the Swap Payment Account will not be invested.]
[Capitalized Interest Account]	[Securities Administrator]	[Any investment earnings (net of any losses realized) will be paid to the Depositor and will not be available for payments to Noteholders.]
[Pre-Funding Account]	[Securities Administrator]	[Any investment earnings (net of any losses realized) will be paid to the Depositor and will not be available for payments to Noteholders.]
[Revolving Account]	[Securities Administrator]	[Any investment earnings will be paid to the Depositor and will not be available for payments to Noteholders.]

If funds deposited in the [Servicing Account, the Collection Account, the Note Payment Account, the Certificate Distribution Account, [the Capitalized Interest Account], [the Pre-Funding Account] [or the Revolving Account]] are invested by the responsible party identified in the table above, the amount of any net losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party, or in the case of the Note Payment Account, the Master Servicer, out of its own funds, without any right of reimbursement therefor.

Example of Payments

The following sets forth an example of collection of payments from borrowers on the HELOCs, transfer of amounts among the Trust Accounts and payments on the Notes for the Payment Date in [     ]:

[ ]	Collection Period:

[Payments due during the related Collection Period ([     ]  through [     ]) from borrowers will be deposited in the Servicing Account as received and will include scheduled principal and interest payments due during the related Collection Period.]

[ ]	Prepayment Period for partial and full prepayments received from HELOCs:

[Partial principal prepayments and principal prepayments in full received by the Servicer during the related Prepayment Period ([     ] through [     ]) will be deposited into the Servicing Account for remittance to the Master Servicer on the Servicer Remittance Date ([     ] [18]).]

[ ] [18]	Servicer Remittance Date:

[The Servicer will remit collections and recoveries in respect of the HELOCs to the Master Servicer for deposit into the Collection Account on or prior to the [18]th day of each month (or if the [18]th day is not a Business Day, the immediately preceding Business Day).]

[ ] [24]	Master Servicer Remittance Date:	[The Master Servicer will remit to the Paying Agent amounts on deposit in the Collection Account for deposit into the Note Payment Account on or before the Master Servicer Remittance Date.]
[ ] [24]	Record Date:	[Payments will be made to Noteholders of record for all classes of Notes as of the Business Day immediately preceding the related Payment Date.]
[ ] [25]	Payment Date:

[On the [25]th day of each month (or if the [25]th day is not a Business Day, the next Business Day), the Paying Agent will make payments from amounts on deposit in the Note Payment Account to Noteholders and, to the extent of funds available after all other required payments are made, will deposit into the Certificate Distribution Account any amounts remaining.]

Succeeding months follow the same pattern.

HELOC Servicing

General

The Servicer will perform customary servicing functions with respect to the HELOCs as described under “Administration of the Trust—Servicing and Administrative Responsibilities” above.   In managing the liquidation of defaulted HELOCs, the Servicer will have sole discretion to take such action in maximizing recoveries to Noteholders including, without limitation, selling defaulted HELOCs and REO Properties.  See “The Agreements—The Pooling and Servicing Agreements and the Servicing Agreements” in the prospectus.

For information regarding the collection of taxes and assessments, insurance matters, compliance matters, the waiver or modification of HELOC terms and custody of the mortgage files, see “The Agreements—The Pooling and Servicing Agreements and the Servicing Agreements” and “—The Custodial Agreement” in the prospectus.

[The Subservicer

On or prior to the Closing Date, the Servicer will enter into the Subservicing Agreement with [HBMC], as subservicer.  Under the provisions of the Subservicing Agreement, the Subservicer will be required to service the HELOCs pursuant to the servicing provisions of the Transfer and Servicing Agreement.

References throughout this prospectus supplement to payments to be received or made by the Servicer, expenses to be incurred by or reimbursed to the Servicer, or obligations or responsibilities of the Servicer, generally include the Subservicer acting on behalf of the Servicer unless the context requires otherwise.]

Servicing Account and Collection Account

The Servicer (or the Subservicer on its behalf) will establish and maintain a segregated Servicing Account in the name of the Indenture Trustee into which the Servicer will deposit payments on account of interest and principal for the HELOCs, less its Servicing Fee, as described under “The Agreements—The Pooling and Servicing Agreement and the Servicing Agreements— Servicing Compensation and Payment of Expenses” in the prospectus.  On the [18]th day of each month (or if that day is not a Business Day, the Business Day immediately preceding such [18]th day), the Servicer will remit the amounts on deposit in the Servicing Account to the Master Servicer for deposit into the Collection Account, which is maintained by the Master Servicer.  The Servicer and the Master Servicer are entitled to reimburse themselves from the Servicing Account or Collection Account, as applicable, for any Servicing Advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses” and “—Servicing Advances.”  The Servicing Account and the Collection Account will consist solely of amounts relating to the HELOCs, and amounts on deposit therein will not be commingled with any other funds not related to the Trust.

Servicing Compensation and Payment of Expenses

[The Master Servicer will be entitled to retain any interest or other income earned on funds held in the Collection Account and the Note Payment Account.

The Servicer will receive the Servicing Fee on a monthly basis, calculated at the Servicing Fee Rate.  Any successor to the Servicer will receive a fee in an amount not greater than the Servicing Fee calculated at the Servicing Fee Rate.  [As additional servicing compensation, the Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges to the extent collected from the borrower, together with any interest or other income earned on funds held in the Servicing Account and the escrow accounts.]

The Servicing Fee will be [      ].

The Master Servicer and the Servicer will be entitled to reimbursement for certain expenses prior to payment of any amounts to Noteholders.  See “The Agreements—The Pooling and Servicing Agreement and the Servicing Agreements— Servicing Compensation and Payment of Expenses” in the prospectus.]

[May vary in accordance with structure of transaction.]

Servicing Advances

In the course of performing its servicing obligations, the Servicer will be required to pay all reasonable and customary “out-of-pocket” costs and expenses, including costs and expenses of foreclosures (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (1) the preservation, restoration, inspection and protection of the Mortgaged Properties, (2) any enforcement or judicial proceedings and (3) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage.  Each such expenditure will constitute a Servicing Advance.

The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related HELOC, including liquidation proceeds, released Mortgaged Property proceeds, insurance proceeds, condemnation proceeds and such other amounts as may be collected by the Servicer from the related borrower or otherwise relating to the HELOC in respect of which such unreimbursed amounts are owed, unless such unreimbursed amounts are deemed to be nonrecoverable by the Servicer, in which event reimbursement will be made to the Servicer from general funds in the Servicing Account.  No party that makes a Servicing Advance will be entitled to interest on such Servicing Advance.

The Servicer will not be obligated to make advances with respect to delinquent payments of principal and interest on the HELOCs at any time.

[Under the Transfer and Servicing Agreement, with respect to the Second Lien HELOCs, the Servicer has the discretion to make servicing advances in the amount necessary to pay off any outstanding senior mortgage liens on a Mortgaged Property in order to prevent a foreclosure on the property if, in the Servicer’s reasonable judgment, applying accepted industry servicing standards, such servicing advances will preserve the equity in the property and maximize the ultimate liquidation proceeds to the Trust as holder of the junior lien loan.  If the Servicer takes such action, it will be entitled to reimbursement for such advances from Net Liquidation Proceeds realized on the Mortgaged Property before distribution of any such amount to Securityholders, and if such amount is insufficient to cover such reimbursement, from other amounts on deposit in the Servicing Account.]

[In addition, with respect to the Second Lien HELOCs, the Servicer has the discretion to consent to the refinancing of any senior home mortgage in accordance with accepted servicing practices.]  [To be provided as applicable.]

[Delinquent HELOCs

The Servicer will charge off Second Lien HELOCs that are 180 days or more delinquent in payment.  A Second Lien HELOC that has been charged off will be deemed to have a Principal Balance of zero.  The Servicer will continue to service charged-off home equity lines of credit in accordance with accepted servicing practices.  Any collections received by the Servicer relating to a charged-off home equity line of credit will be remitted to the Master Servicer.]

[To be provided as applicable.]

Termination of Servicer

If the Servicer is in material breach of its obligations under the Transfer and Servicing Agreement, the Master Servicer may, and must if directed to do so by either the Residual Holder or Noteholders having more than 50% of the Voting Rights applicable to each class of Notes affected thereby, terminate the Servicer.  In the event of such a termination, the Master Servicer will either appoint a successor servicer acceptable to each Rating Agency to assume the obligations of the Servicer under the Transfer and Servicing Agreement, including the obligation to make Servicing Advances or, if the Master Servicer does not appoint a successor servicer, then the Master Servicer will succeed as servicer.  Any successor servicer will be entitled to compensation arrangements similar to, but no greater than, those provided to the predecessor servicer.  In addition, any successor servicer must be qualified to service home equity lines of credit for Freddie Mac or Fannie Mae and must have a net worth of not less than $25,000,000.

The Loan Purchase Agreement
and the Transfer and Servicing Agreement

General

On the Closing Date, pursuant to the Loan Purchase Agreement, the Seller will sell the HELOCs (including any Credit Line Advances arising in the future pursuant to the terms of any Credit Line Agreement) to the Depositor.  Pursuant to the Transfer and Servicing Agreement, the Depositor will, in turn, sell the HELOCs to the Trust.  In addition to the provisions of these agreements summarized elsewhere in this prospectus supplement, there is set forth below a summary of certain other provisions of such agreements.  See also “The Agreements—Pooling and Servicing Agreement and the Servicing Agreements” and “—Assignment of Primary Assets” in the prospectus.

[On a designated subsequent transfer date, Subsequent HELOCs will be assigned by the Depositor to the Indenture Trustee, together with all principal and interest received with respect to such Subsequent HELOCs on and after the applicable subsequent cut-off date (other than Monthly Payments due on that date) in accordance with the procedures set forth at “Description of the HELOCs—Conveyance of Subsequent HELOCs.”  At the time of the transfer of the Subsequent HELOCs, the HELOC schedule appearing as an exhibit to the Transfer and Servicing Agreement will be amended to reflect the addition of the Subsequent HELOCs to the Trust.]

Administration

The Securities Administrator or the Depositor will agree, to the extent provided in the Transfer and Servicing Agreement and the Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer, the Indenture Trustee and the Owner Trustee under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement.  Neither the Securities Administrator nor the Depositor will receive additional compensation for their services under the Administration Agreement.

Reports to Securityholders

On each Payment Date, the Securities Administrator will make available on the Securities Administrator's website at [     ] a payment statement containing the items set forth under “The Agreements—Reports to Securityholders” in the prospectus, based solely on information received from the Servicer or the Master Servicer.

[List any other reports not disclosed by the prospectus.]

Delivery and Substitution of HELOCs

The Seller will be required to repurchase any HELOC for which the required documentation is not delivered on the Closing Date or reasonably promptly thereafter.  Under the limited circumstances specified in the Transfer and Servicing Agreement, the Seller may substitute substantially similar HELOCs for HELOCs initially delivered.  It is anticipated that any permitted substitution will not materially change the characteristics of the Loan Pool[s].  See “The Agreements—Assignment of Primary Assets” in the prospectus.

Voting Rights

Voting rights under the Transfer and Servicing Agreement will be allocated as follows:

•

[98]% to the classes of Notes in proportion to their respective outstanding Note Principal Amounts; and

•

[2]% to the Residual Holder.

Termination of the Trust

The Trust will terminate upon the payment to the holders of all classes of Notes of all amounts required to be paid to the holders and upon the last to occur of:

•

the final payment or other liquidation, or any related advance, of the last HELOC;

•

the disposition of all property acquired in respect of any HELOC remaining in the Trust; and

•

exercise by the Residual Holder of its right to purchase the HELOCs and other property of the Trust as described under “Description of the Notes—Optional Purchase of the HELOCs.”

Sale of the HELOCs

Each transfer of the HELOCs from the Seller to the Depositor and from the Depositor to the Issuer will be intended to be a sale of the HELOCs and will be reflected as such in the Loan Purchase Agreement and the Transfer and Servicing Agreement, respectively.   However, in the event of insolvency of either the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the HELOCs by the insolvent party as a financing secured by a pledge of the HELOCs.   No legal opinion will be delivered as to the expected characterization by a bankruptcy court of the transfer of the HELOCs from the Depositor to the Issuer.    In the event that a court were to recharacterize the sale of the HELOCs by either the Seller or the Depositor as a financing, each of the Depositor, as transferee of the home equity lines of credit from the Seller, and the Issuer will have a perfected security interest in the HELOCs transferred to it.   Upon the pledge of the Trust Estate to the Indenture Trustee pursuant to the Indenture, the Indenture Trustee will have a first priority perfected security interest in the HELOCs.    The Transfer and Servicing Agreement will require that the HELOC documents referred to in the first three bullets in the paragraph above be delivered to the Custodian on behalf of the Issuer and the Indenture Trustee.   In addition, the Depositor will file an initial financing statement to perfect the interest of the Indenture Trustee in the Trust Estate.  Under the terms of the Transfer and Servicing Agreement, the Indenture Trustee will prepare and file at the expense of the Issuer all filings necessary to maintain such perfection.

With respect to certain HELOCs, it is expected that the mortgages or assignments of mortgage will have been recorded in the name of an agent on behalf of the holder of the related mortgage note.  In that case, no mortgage assignment in favor of the Indenture Trustee will be required to be prepared, delivered or recorded.  Instead, the Servicer will be required to take all actions as are necessary to cause the Indenture Trustee to be shown as the owner of the related home equity line of credit on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent.  Assignments of mortgage will be recorded only to the extent necessary to perfect the security interest of the Indenture Trustee in a Mortgaged Property, as provided in the Transfer and Servicing Agreement.

The Custodian, on behalf of the Indenture Trustee, is required to review each Credit Line Agreement, mortgage and other related documents and provide certification regarding receipt of such HELOC documents on or before the Closing Date and the Custodian is required to review the remainder of the HELOC file within a specified number of days after the Closing Date and provide a final certification on the entire loan file prior to the first anniversary of the Closing Date.

On the Closing Date, the Depositor will also assign to the Issuer and the Issuer will pledge to the Indenture Trustee all the Depositor's right, title and interest in the Loan Purchase Agreement with respect to the representations and warranties made therein by the Seller in respect of the HELOCs and the remedies provided for breach of such representations and warranties.  Such representations and warranties will include the representations and warranties set forth under “The Agreements—Assignment of Primary Assets” in the prospectus.

[Any additional representations and warranties not disclosed in the prospectus are to be described.]

Upon discovery by the Indenture Trustee or any other party of a breach of any representation or warranty that materially and adversely affects the interests of the Noteholders, the discovering party will promptly notify the Seller.  The Seller will have 90 days from its discovery or its receipt of notice to cure the breach or, if required, (1) to repurchase the affected HELOC at a purchase price equal to the outstanding principal balance of such HELOC, plus accrued interest thereon to the date of repurchase, plus any unreimbursed Servicing Advances allocable to that HELOC, plus any costs and damages incurred by the Trust as a result of violation of any applicable federal, state or local predatory or abusive lending laws in connection with the origination of the HELOC, or (2) subject to the conditions in the Transfer and Servicing Agreement, to substitute a qualified substitute HELOC.  See “The Agreements—Assignment of Primary Assets” in the prospectus.

The Trust Agreement, the Indenture and the Administration Agreement

The Notes will be issued pursuant to the Indenture.  Notes in certificated form will be transferable and exchangeable at the Corporate Trust Office of the Securities Administrator, which will serve as note registrar and paying agent.  The Securities Administrator will provide to a prospective or actual Noteholder, without charge, on written request, an electronic copy (without exhibits) of the Indenture, the Trust Agreement and the Transfer and Servicing Agreement.  Requests should be addressed to [     ].

Summaries of the Trust Agreement and the Indenture are contained under “The Agreements” in the prospectus.  These summaries do not purport to be complete and are subject to, and qualified in their entirety by reference to, all the provisions of such agreements.

The Securities Administrator or the Depositor will agree, to the extent provided in the Transfer and Servicing Agreement and the Administration Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Issuer, the Indenture Trustee and the Owner Trustee under the Transfer and Servicing Agreement, the Indenture and the Trust Agreement.  Neither the Securities Administrator nor the Depositor will receive additional compensation for their services under the Administration Agreement.

Yield, Prepayment and Weighted Average Life

General

The weighted average life of, and, if purchased at other than par, the effective yield of the Offered Notes will be affected by the rate and timing of payments of principal on the HELOCs (including, for this purpose, prepayments and amounts received by virtue of refinancings, liquidations of HELOCs due to defaults, casualties, condemnations and repurchases, whether optional or required, and the rate at which related borrowers make draws), the amount and timing of delinquencies and defaults by borrowers.  Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments (including prepayments) on the HELOCs.  The rate of principal payments on the HELOCs will in turn be affected by the amortization schedules of the HELOCs following their draw period, the rate and timing of prepayments thereon by the Mortgagors, the enforcement (or lack of enforcement) of “due-on-sale” clauses, liquidations of defaulted HELOCs and optional or required repurchases of HELOCs as described herein.  The timing of changes in the rate of prepayments, liquidations and repurchases of the HELOCs may, and the timing of losses could, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Since the rate and timing of principal payments on the HELOCs will depend on future events and on a variety of factors (as described more fully herein), no assurance can be given as to such rate or the timing of prepayments on the Offered Notes.

The HELOCs generally may be prepaid in full or in part at any time.  [However, all of the HELOCs have termination fees for [    ] years after origination, except for those HELOCs which were originated in those states where termination fees are prohibited by law.]  The prepayment experience of the HELOCs will affect the weighted average life of the Offered Notes.

The actual rate of prepayments on pools of HELOCs is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years.  In addition, the rate of prepayments may also be influenced by, among other things, the age of the HELOCs, the geographic locations of the properties securing the loans and the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and unemployment.

Principal collections may exceed draws on the HELOCs in any given Collection Period and the principal collections remaining after the purchase of additional Credit Line Advances on each Payment Date will generally be applied to pay principal of the Offered Notes.  Depending on the payment experience of the HELOCs, such excess paid to the Noteholders may be substantial on any Payment Date.

Furthermore, to the extent that the Pool Balance has grown due to the acquisition of additional Credit Line Advances, the Trust may receive principal collections in greater amounts than would otherwise be the case, and Noteholders may experience faster rates of repayment than expected.

[The yields to investors on the Class [    ] Certificates may be adversely affected by the Trust Fund’s acquisition of Additional HELOCs, which will reduce the amount and timing of principal distributions on these Certificates.]

The rate of prepayment on the HELOCs cannot be predicted.  Neither the Seller nor the Master Servicer is aware of any relevant studies or statistics on the rate of prepayment of such HELOCs.  Generally, home equity lines of credit are not viewed by borrowers as permanent financing.  Accordingly, the HELOCs may experience a higher rate of prepayment than traditional first lien or second lien mortgages.  Conversely, because the HELOCs amortize as described herein, rates of principal payment on the HELOCs will generally be slower than those of traditional fully-amortizing first lien mortgages with the same loan terms in the absence of prepayments on such HELOCs.  The prepayment experience of the Trust with respect to the HELOCs may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans.  All of the HELOCs contain “due-on-sale” provisions and the Servicer intend to enforce such provisions, unless such enforcement is not permitted by applicable law.  The enforcement of a “due-on-sale” provision will have the same effect as a prepayment of the related HELOC.  See “Legal Aspects of the Mortgage Loans—Due-on-Sale Clauses” in the prospectus.

Overcollateralization

The yields of the Offered Notes will be affected by the application of Monthly Excess Interest as described herein and by the amount of overcollateralization.  The amount of Monthly Excess Interest will be affected by the delinquency, default and prepayment experience of the Mortgage Loans.  There can be no assurance as to whether overcollateralization will be increased to or maintained at the levels described herein.

Subordination of the Subordinate Notes

As described herein, Notes having a relatively higher priority of payment will have a preferential right to receive payments of interest to the extent of Interest Funds and principal to the extent of the Principal Payment Amount.  As a result, the yields of the Subordinate Notes will be more sensitive, in varying degrees, to delinquencies and losses on the Mortgage Loans than the yields of more senior Notes.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of payment to the investor of each dollar paid in net reduction of principal of such security (assuming no losses).  The weighted average lives of the Offered Notes will be influenced by, among other things, the rate at which principal of the related Mortgage Loans is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest.

Prepayments on mortgage loans are commonly measured relative to a constant prepayment standard or model.  The model used in this prospectus supplement for the Mortgage Loans is CPR.  CPR assumes a constant rate of prepayment each month relative to the then outstanding balance of the related pool of loans for the life of such loans.

CPR does not purport to be either a historical description of the prepayment experience of the Mortgage Loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the Mortgage Loans to be owned by the Trust.  The percentages of CPR in the tables below do not purport to be historical correlations of relative prepayment experience of the Mortgage Loans or predictions of the anticipated relative rate of prepayment of the Mortgage Loans.  Variations in the prepayment experience and the principal balance of the Mortgage Loans that prepay may increase or decrease the percentages of initial Class Principal Amounts (and weighted average lives) shown in the following table.  Such variations may occur even if the average prepayment experience of all such Mortgage Loans equals any of the specified percentages of CPR.

The tables beginning on page S-[     ] were prepared based on the following assumptions (collectively, the “Modeling Assumptions”): [(1) the initial Class Principal Amounts are as set forth in the table on page S-[     ]; (2) each Monthly Payment of principal and interest is timely received on the first day of each month commencing in [     ]; (3) principal prepayments are received in full on the last day of each month commencing in [     ]; (4) there are no defaults or delinquencies on the HELOCs; (5) Payment Dates occur on the [25]th day of each month commencing in [     ]; (6) there are no purchases or substitutions of HELOCs (except in the case of an Optional Termination of the Trust); (7) the Loan Rate of each HELOC is adjusted [monthly] in accordance with the [     ] related Index set forth below plus the related Gross Margin subject to the applicable caps and floor; (8) the Adjustment Date with respect to each assumed HELOC occurs in the month immediately following the applicable interest adjustment date; (9) the value of Six-Month LIBOR is equal to   [     ]% and remains constant; and the value of One-Month LIBOR is equal to [     ]% and remains constant; (10) there is no Optional Termination of the Trust (except in the case of Weighted Average Life in Years With Optional Termination); (11) the Notes are issued on [     ]; (12) the Servicing Fee Rate for any HELOC is equal to the rate for such HELOC as described under “Fees and Expenses of the Trust” herein; and (13) the HELOCs are aggregated into assumed HELOCs having the following characteristics]  [May vary in accordance with structure of transaction]:

Assumed Characteristics of the HELOCs

Loan Number	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Remaining Term to Maturity (months)	Original Term to Maturity (months)	Months to Next Rate Adjustment Date	Maximum Rate (%)	Minimum Rate (%)	Gross Margin (%)	Index Type
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24

The actual characteristics and the performance of the HELOCs will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cashflows might behave under varying prepayment scenarios.  For example, it is not expected that the HELOCs will prepay at a constant rate until maturity, that all of the HELOCs will prepay at the same rate or that there will be no defaults or delinquencies on the HELOCs.  Moreover, the diverse remaining terms to maturity of the HELOCs could produce slower or faster principal payments than indicated in the tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity are as assumed.  Any difference between such assumptions and the actual characteristics and performance of the HELOCs, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Notes to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of CPR.

Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Notes and set forth the percentages of the initial Class Principal Amounts of the Offered Notes that would be outstanding after each of the Payment Dates shown at various percentages of CPR.

The weighted average life of a class of Offered Notes is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Note to the related Payment Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Percentage of Initial Class Principal Amount of the
 Class [     ] and Class [     ] Notes Outstanding
at the Following Percentages of CPR

	Class [ ] Notes					Class [ ] Notes
	0%	10%	25%	40%	50%	0%	10%	25%	40%	50%
Initial Percentage
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
Weighted Average Life in Years: Without Optional Termination
With Optional Termination

[*

Indicates a value between 0.0% and 0.5%.]

 Material Federal Income Tax Considerations

[Tax Classification of the Trust and of the Offered Notes

In the opinion of McKee Nelson LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Offered Notes, other than the Retained Notes, will be classified as debt instruments.  In addition, the Owner Trustee, on behalf of the Trust, will agree, and beneficial owners of the Notes will agree by their purchase of Offered Notes, to treat the Offered Notes as debt instruments for U.S.  federal income tax purposes.

In the opinion of McKee Nelson LLP, assuming compliance with the Agreements, for U.S. federal income tax purposes, the Trust will not be classified as an association taxable as a corporation or as a publicly traded partnership; the Trust will, however, be classified as a taxable mortgage pool.  Although the Trust will be classified as a TMP, the Trust will not be subject to federal income tax as long as an entity that qualifies as a REIT under the Code holds, directly or indirectly, through one or more wholly owned qualified REIT subsidiaries a 100% ownership interest in the Ownership Certificate and the Class [     ] Notes.

At the issuance of the Offered Notes, the initial holder of the Ownership Certificate will also acquire beneficial ownership of the Retained Notes.  Because the initial holder of the Ownership Certificate will own the Retained Notes, the Retained Notes will not be considered issued and outstanding for federal income tax purposes.  Thus, the Retained Notes will not be treated as debt instruments for federal income tax purposes while the same party or related parties hold both the Retained Notes and the Ownership Certificate.  If the initial holder of the Ownership Certificate were to sell the Retained Notes or the Ownership Certificate to an unaffiliated party, then depending upon the circumstances existing at the time of the sale, the Retained Notes could become characterized as debt instruments for federal income tax purposes as of the time of the sale.  The federal income tax consequences to a beneficial owner of a Retained Note characterized as an equity interest in the trust generally would be the same as those described in the section captioned “—Tax Consequences to Holders of the Notes —Possible Alternative Treatment of the Notes” below.  The remainder of this discussion, other than the portion captioned “—Tax Consequences to Holders of the Notes —Possible Alternative Treatment of the Notes,” assumes that the Offered Notes are properly characterized as debt instruments for federal income tax purposes.

The remainder of this discussion, other than the portion captioned “—Tax Consequences to Holders of the Notes —Possible Alternative Treatment of the Notes,” assumes that the Offered Notes are properly characterized as debt instruments for federal income tax purposes.

The Seller will hold through the Depositor, its wholly owned qualified REIT subsidiary, a 100% ownership interest in the Ownership Certificate and the Class [     ] Notes.  The Seller represents that it has filed with its federal income tax return for its taxable year ending [     ], an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust to be subject to federal income tax.  In rendering its opinion, McKee Nelson LLP has not independently verified the Seller's qualification as a REIT, but instead has relied solely upon the representations made by the Seller concerning its REIT status.  If the Seller were to fail to qualify as a REIT while it or its subsidiary owns the Ownership Certificate and the Class [    ] Notes or transfers the Ownership Certificate to an entity that did not qualify as a REIT or if the Depositor were to sell or retain an interest in the Class [     ] Notes in contravention of the transfer and retention restrictions applicable to the Indenture, the Trust could become subject to federal income tax as a corporation and would not be allowed to file a consolidated federal income tax return with any other corporation.  A tax imposed upon the Trust could reduce cashflow that would otherwise be available to make payments on the Notes.  Any such failure of the holder of the Ownership Certificate to qualify as a REIT or a qualified REIT subsidiary or any transfer or retention of an interest in the Class [     ] Notes in contravention of the applicable transfer and retention restrictions would constitute an Indenture Default.

Tax Consequences to Holders of the Offered Notes

Interest Income on the Offered Notes.  The Offered Notes may be treated as having been issued with OID.  The beneficial owner of an Offered Note must include any OID with respect to such Note in income as it accrues on a constant yield method, regardless of whether the beneficial owner receives any cash currently attributable to such OID.  See “Material Federal Tax Considerations—Taxation of Securities Treated as Debt Instruments—Election to Treat All Interest as OID” in the prospectus.  The prepayment assumption that will be used in determining the accrual of any OID, market discount or bond premium, if any, will be a rate equal to [     ]% of CPR with respect to the HELOCs.  See “Yield, Prepayment and Weighted Average Life” above.  No representation, however, is made as to the rate at which principal payments or recoveries on the HELOCs actually will occur.

Possible Alternative Treatments of the Offered Notes.  If, contrary to the opinion of McKee Nelson, LLP, the IRS successfully asserted that a class of Offered Notes did not represent debt instruments for U.S.  federal income tax purposes, those Notes might be treated as equity interests in the Trust.  If, as a result, a REIT did not hold, directly, or indirectly through a qualified REIT subsidiary, 100% of the equity in the Trust, the Trust could be subject to corporate income tax.  Moreover, if a class of Offered Notes represented equity in the Trust, payments of interest on that class of Notes to a foreign person generally would be subject to U.S.  tax and withholding requirements.

State and Local Income Tax Considerations

In addition to the federal income tax consequences described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the Offered Notes.  State and local  income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality.  Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the Offered Notes.]

Legal Investment Considerations

The Notes will not constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.

Moreover, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities.  In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Notes may be purchased by such investors.  See “Legal Investment Considerations” in the prospectus.

ERISA Considerations

General

Section 406 of ERISA prohibits, and Section 4975 of the Code imposes adverse tax consequences on, certain transactions between Plans and persons that are “parties in interest” under ERISA or “disqualified persons” under the Code with respect to such Plan.  A violation of these “prohibited transaction” rules may result in an excise tax and other penalties and liabilities under ERISA and the Code for such persons.

Certain transactions involving the assets of a trust might be deemed to constitute prohibited transactions under Section 406 of ERISA and the Section 4975 of the Code with respect to a Plan that purchases securities issued by that trust if assets of the trust were deemed to be assets of the Plan.  Under the Plan Assets Regulation, the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Section 4975 Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable.  An equity interest is defined under the Plan Assets Regulation as an interest other than an instrument which is treated as indebtedness under applicable local law and which has no substantial equity features.

Purchases of the Offered Notes

[Although there is little guidance on the subject, at the time of their issuance, the Offered Notes should be treated as indebtedness without substantial equity features for purposes of the Plan Asset Regulations.  This determination is based in part upon (1) tax counsel’s opinion that Offered Notes transferred on the Closing Date to parties unrelated to the initial holder of the Ownership Certificate will be classified as debt for U.S. federal income tax purposes and that Retained Notes, if later sold to a party unrelated to the holder of the Ownership Certificate for cash, will be classified as debt instruments for U.S. federal income tax purposes as of the date of such sale, based on certain assumptions (including that the rating of the Offered Notes as of the Closing Date has not declined below investment grade) and (2) the traditional debt features of the Offered Notes, including the reasonable expectation of purchasers of the Offered Notes that they will be repaid when due, as well as the absence of conversion rights, warrants and other typical equity features.  Based upon the foregoing and other considerations, subject to the considerations described below, the Offered Notes may be purchased by a Plan.

Without regard to whether the Offered Notes are considered an “equity interest” in the Trust under the Plan Asset Regulations, the acquisition or holding of Offered Notes by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Underwriters, the Trust, the  Owner Trustee or the Indenture Trustee, or any of their respective affiliates is or becomes a party in interest or a disqualified person with respect to such Plan.  In that case, certain prohibited transaction exemptions from the prohibited transaction rules could be applicable, depending on the type of Plan involved and the circumstances of the plan fiduciary's decision to acquire such Offered Note.  Included among these exemptions are: PTCE 84-14 (relating to transactions effected by a “qualified professional asset manager”); PTCE 90-1 (relating to transactions involving insurance company pooled separate accounts); PTCE 91-38 (relating to transactions involving bank collective investment funds); PTCE 95-60 (relating to transactions involving insurance company general accounts); and PTCE 96-23 (relating to transactions effected by an “in-house asset manager”).  Even if the conditions specified in one or more of these exemptions are met, the scope of the relief provided by these exemptions might or might not cover all acts that might be construed as prohibited transactions.  There can be no assurance that any of these exemptions, or any other exemption, will be available with respect to any particular transaction involving such Offered Notes.

Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to Similar Law.

The Offered Notes should not be purchased with the assets of a Benefit Plan if the Seller, the Depositor, the Indenture Trustee, the Owner Trustee, the Securities Administrator, the Underwriters or any of their affiliates is a fiduciary or gives investment advice with respect to such Benefit Plan or is an employer maintaining or contributing to such Benefit Plan, unless such purchase and holding of the Offered Notes would be covered by an applicable prohibited transaction exemption, and will not cause a non-exempt violation of any Similar Law.

Prospective Benefit Plan investors in the Offered Notes should consult with their legal advisors concerning the impact of ERISA and the Code and any Similar Law, the availability of other exemptions from the prohibited transaction rules that may apply to them, and the potential consequences in their specific circumstances, prior to making an investment in the Offered Notes.  Each Benefit Plan fiduciary should also determine whether under the general fiduciary standards of investment prudence and diversification, an investment in the Offered Notes is appropriate for the Benefit Plan, taking into account the overall investment policy of the Plan and the composition of the Benefit Plan's investment portfolio.

Each purchaser and transferee of an Offered Note will be deemed to represent and warrant to the Issuer that (i) it is not acquiring such Note for, or with the assets of, a Benefit Plan or (ii) its acquisition and holding of such Note will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code which is not covered under an Investor-Based Exemption or some other applicable exemption, and will not cause a non-exempt violation of any Similar Law.]

Use of Proceeds

The net proceeds from the sale of the Notes will be applied by the Depositor toward the purchase of the HELOCs from the Seller.

Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed, severally and not jointly, to purchase from the Depositor, the initial principal amounts of the Underwritten Notes set forth below.

Class	[ ]	[ ]
Class [ ]	$[ ]	$[ ]
Class [ ]	[ ]	[ ]

The payment of the Underwritten Notes will be made by the Underwriter[s] from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The Underwriter[s] may effect such transactions by selling the Underwritten Notes to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions.  The Underwriter[s] and any dealers that participate with the Underwriter[s] in the payment of the Underwritten Notes may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Underwritten Notes purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act.

The Underwriting Agreement provides that [HomeBanc] and the Depositor will indemnify the Underwriter[s] against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter[s] may be required to make in respect thereof.

The Retained Notes may be offered by the Depositor from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. However, there is currently no underwriting arrangement in effect for the Retained Notes. This prospectus supplement will be appropriately supplemented in connection with any future offering of the Retained Notes. [Proceeds to the Depositor from any sale of the Retained Notes will equal the purchase price paid by their purchaser, net of any expenses payable by the Depositor and any compensation payable to any underwriter or agent.]

There can be no assurance that a secondary market for the Offered Notes will develop or, if it does develop, that it will continue or provide Noteholders with sufficient liquidity of investment.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[     ].

From time to time the Underwriter[s] or [its] [their] affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of the Depositor.  The Underwriter[s], or affiliates of the Underwriter[s], have provided financing for certain of the HELOCs. A portion of the proceeds of the sale of the Notes will be used to repay this financing.

Legal Matters

Certain legal matters with respect to the Notes will be passed upon for the Depositor by McKee Nelson LLP, Washington, D.C., and for the Underwriters by [     ].

Ratings

It is a condition to the issuance of the Offered Notes that they have the applicable rating or ratings by [ S&P and Moody’s] indicated under “Initial Ratings” in the table on page S-[     ].

The rating of “AAA” and “Aaa” are the highest ratings that the applicable Rating Agency assigns to securities.  A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.  A securities rating addresses the likelihood of receipt by holders of Offered Notes of payments in the amount of Monthly Payments on the HELOCs.  The rating takes into consideration the characteristics of the HELOCs and the structural and legal aspects associated with the Offered Notes.  The ratings on the Offered Notes do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that holders of Offered Notes might suffer a lower than anticipated yield due to prepayments.

The ratings do not address the likelihood that any Basis Risk Shortfall Carryforward Amount will be repaid to Noteholders from Monthly Excess Cashflow.

The ratings assigned to the Offered Notes should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Notes by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Notes or, if it does, what rating would be assigned by such other rating agency.  The rating assigned by such other rating agency to the Offered Notes could be lower than the respective ratings assigned by the Rating Agencies.

Annex A

Defined Terms

[     ] Principal Deficiency Amount:  With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the sum of the [     ] Principal Deficiency Amount and the [     ] Principal Deficiency Amount for that Payment Date, and (b) the Class Principal Amount of the Class [     ] Notes immediately prior to such Payment Date.

[     ] Principal Deficiency Amount:  With respect to any Payment Date, the lesser of (a) the excess, if any, of (1) the Total Principal Deficiency Amount over (2) the [     ] Principal Deficiency Amount for that Payment Date, and (b) the Class Principal Amount of the Class     [     ] Notes immediately prior to such Payment Date.

[     ] Principal Deficiency Amount:  With respect to any Payment Date, the lesser of (a) the Total Principal Deficiency Amount for that Payment Date, and (b) the Class Principal Amount of the Class [     ] Notes immediately prior to such Payment Date.

Accrual Period:  With respect to any Payment Date and each class of Notes, the period beginning on the immediately preceding Payment Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Payment Date.

Accrued Note Interest:  With respect to any Payment Date and any class of Notes, the aggregate amount of interest accrued at the applicable Note Interest Rate during the related Accrual Period on the Class Principal Amount of such class immediately prior to such Payment Date[; provided, however, that for any class of Notes and any Payment Date, Accrued Note Interest will be reduced by the amount specified in clause (a) of the definition of Deferred Interest, if any, for such class and Payment Date].

[Additional HELOCs:  Any HELOC purchased during the Revolving Period by the Securities Administrator on behalf of the Trust from the Depositor for inclusion in the Loan Pool.]

[Additional Termination Events:  As defined in the related Swap Agreement.]

Administration Agreement:  The administration agreement dated as of [     ], among the Issuer, the Owner Trustee, the Securities Administrator and the Indenture Trustee.

[Affected Party:  As defined in the related Swap Agreement.]

Agreements:  Collectively, the Transfer and Servicing Agreement, the Trust Agreement, the Indenture, the Loan Purchase Agreement, the Subservicing Agreement and the Administration Agreement.

Available Funds Rate:  [With respect to any Payment Date and the Notes, the per annum rate equal to the product of (1) (a) 360 divided by (b) the actual number of days in the Accrual Period, and (2) (a) Interest Funds for such Payment Date [less any Net Swap Payment or Swap Termination Payment owed to the Swap Counterparty for such Payment Date, including amounts remaining unpaid from previous Payment Dates, pursuant to any Swap Agreement, to the extent that any such Swap Termination Payment is not due to a Swap Counterparty Trigger Event], divided by (b) the Pool Balance as of the first day of the related Collection Period.]

Bankruptcy Loss:  Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a borrower, (1) establishing the value of a Mortgaged Property at an amount less than the Outstanding Principal Balance of the HELOC secured by such Mortgaged Property or (2) reducing the amount of the Monthly Payment on the related HELOC.

Basis Risk Shortfall:  [With respect to each Payment Date and any class of Notes, an amount equal to the sum of (1) the excess, if any, of (a) Accrued Note Interest calculated without regard to the Available Funds Rate over (b) the aggregate of interest accrued on such class at an interest rate equal to the Available Funds Rate, (2) any amount described in clause (1) above for such class remaining unpaid from prior Payment Dates and (3) interest on the amount in clause (2) above at such class's applicable Note Interest Rate (without regard to the Available Funds Rate).]

Basis Risk Shortfall Carryforward Amount:  [With respect to each class of Notes and any Payment Date, an amount equal to the aggregate amount of Basis Risk Shortfall for such class of Notes on such Payment Date, plus any unpaid Basis Risk Shortfall for such class of Notes from prior Payment Dates, plus interest thereon at the Note Interest Rate for such Payment Date for such class for the related Accrual Period, to the extent previously unpaid from Monthly Excess Cashflow [or from proceeds of the [Cap] [Swap] Agreement[s]]].

BBA:  The British Bankers' Association.

Beneficial Owner:  A person acquiring an interest in a Book-Entry Note.

Benefit Plans:  Collectively, Plans, Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to Similar Laws.

Book-Entry Notes:  Notes that are issued, maintained and transferred on the book-entry records of DTC and its Participants.

Business Day:  Generally any day other than a Saturday or Sunday or a day on which banks in New York, Delaware, Minnesota, Maryland, Texas or Massachusetts (or, as to the Servicer, such other states as are specified in the Transfer and Servicing Agreement) are closed.

[Cap Agreement[s]:  The interest rate cap agreement[s] dated on or before the Closing Date between the Issuer and the Cap Counterparty.]

[Cap Counterparty:  [     ].]

[Capitalized Interest Account:  The capitalized interest account established by the [Securities Administrator] [Indenture Trustee] for the benefit of the [Noteholders and the Depositor].]

[Certificate Distribution Account:  The certificate distribution account maintained by or on behalf of the Securities Administrator for the benefit of the Trust and the Residual Holder.]

Charge-Off Amount:  With respect to any Charged-Off HELOC, as defined in clause (i) of the definition thereof, is the amount of the Principal Balance of that HELOC that has been written down, and for any Charged-Off HELOC, as defined in clause (ii) of the definition thereof, is the entire outstanding Principal Balance of such HELOC minus the appraised value of the related Mortgaged Property.

Charged-Off HELOC: (i)  a HELOC with a Principal Balance that has been written down on the Servicer’s servicing system in accordance with its policies and procedures and (ii) any HELOC that is more than 180 days past due.

Class [     ] Principal Payment Amount:  [With respect to any applicable Payment Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the excess of (x) the aggregate Class Principal Amount of the Class [     ] Notes immediately prior to such Payment Date over (y) the lesser of (A) the product of (i) [     ]% and (ii) the aggregate Principal Balance of the HELOCs as of the last day of the related Collection Period and (B) the aggregate Principal Balance of the HELOCs as of the last day of the related Collection Period minus the Overcollateralization Floor.]

Class [     ] Principal Payment Amount:  [With respect to any applicable Payment Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (x) the remaining Principal Payment Amount for that Payment Date after payment of the Class [     ] Principal Payment Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Class Principal Amount of the Class [     ] Notes (after taking into account the payment of the Class [     ] Principal Payment Amount for such Payment Date) and (2) the Class Principal Amount of the Class [     ] Notes immediately prior to such Payment Date, over (B) the lesser of (a) the product of (i) approximately [     ]% and (ii) the aggregate Principal Balance of the HELOCs as of the last day of the related Collection Period, and (b) the aggregate Principal Balance of the HELOCs as of the last day of the related Collection Period minus the Overcollateralization Floor.]

Class [     ] Principal Payment Amount:  [With respect to any applicable Payment Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Payment Date, an amount equal to the lesser of (x) the remaining Principal Payment Amount for that Payment Date after payment of the Class [     ] Principal Payment Amount and the Class [     ] Principal Payment Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Class Principal Amount of the Class [     ] Notes (after taking into account the payment of the Class [     ] Principal Payment Amount for such Payment Date), (2) the Class Principal Amount of the Class [     ] Notes (after taking into account the payment of the Class [     ] Principal Payment Amount for such Payment Date) and (3) the Class Principal Amount of the Class [     ] Notes immediately prior to such Payment Date, over (B) the lesser of (a) the product of (i) approximately [     ]% and (ii) the aggregate Principal Balance of the HELOCs as of the last day of the related Collection Period, and (b) the aggregate Principal Balance of the HELOCs as of the last day of the related Collection Period minus the Overcollateralization Floor.]

Class Principal Amount:  With respect to any class of Notes as of any Payment Date, its initial Class Principal Amount as of the Closing Date, as reduced by all amounts previously paid on that class in respect of principal prior to such Payment Date.

Clearstream Luxembourg:  Clearstream Banking Luxembourg.

Clearstream Luxembourg Participant:  Participating organizations in Clearstream Luxembourg.

Closing Date:  On or about [     ].

Code:  The Internal Revenue Code of 1986, as amended.

Collection Account:  The collection account maintained by the Master Servicer established in the name of the Indenture Trustee and for the benefit of the Securityholders.

Collection Period:  With respect to any Payment Date, the one-month period beginning on the second day of the calendar month immediately preceding the month in which such Payment Date occurs and ending on the first day of the month in which such Payment Date occurs.

[Combined Loan-to-Value Ratio:  With respect to any Second Lien HELOC at any time, the ratio, expressed as a percentage, of the sum of (1) the principal balance of such HELOC and (2) the principal balance of the related first lien mortgage loan, each as of the applicable date of determination, to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.]

Condemnation Proceeds:  All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related home equity line of credit documents.

CPR:  The constant prepayment rate model, as described under “Yield, Prepayment and Weighted Average Life — Weighted Average Life” in this prospectus supplement.

Credit Line Advance:  With respect to a HELOC, a principal disbursement to a borrower under the terms of the related Credit Line Agreement.

Credit Line Agreement:  A HELOC loan agreement and disclosure statement between the borrower and the originator.

[Cumulative Loss Trigger Event:  A Cumulative Loss Trigger Event will have occurred with respect to any Payment Date beginning in [     ] if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Realized Losses incurred on the HELOCs from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance, exceeds the applicable percentage described below with respect to such Payment Date:

Payment Date	Loss Percentage
[ ] through [ ]	[ ]%
[ ] through [ ]	[ ]%
[ ] through [ ]	[ ]%
[ ] through [ ]	[ ]%]

Custodial Agreement:  The custodial agreement dated as of [    ], among the Custodian, the Issuer, the Trustee, the Depositor and the Master Servicer.

Custodian:  [     ], and is successors and assigns.

Custodian Fee:  The annual on-going fee payable by the Master Servicer on behalf of the Trust to the Custodian from income on funds held in the Collection Account.

Cut-off Date:  [     ].

Cut-off Date Balance:  Approximately $[     ].

Deferred Interest:  [With respect to each class of Notes for any Payment Date an amount equal to the sum of (a) the aggregate amount of interest accrued at the applicable Note Interest Rate during the related Accrual Period on the Principal Deficiency Amount for that class, (b) any amounts due pursuant to clause (a) for such class for prior Payment Dates that remain unpaid and (c) interest accrued during the Accrual Period related to such Payment Date on the amount described in clause (b) at the Note Interest Rate applicable to such class.]

Deficient Valuation:  With respect to any HELOC, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then unpaid principal balance of the HELOC secured by such Mortgaged Property.

Delinquency Event:  [A Delinquency Event will have occurred with respect to any Payment Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month equals or exceeds [     ]% of the Senior Enhancement Percentage for such Payment Date.]

Delinquency Rate:  [With respect to any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all HELOCs [60] or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Pool Balance as of the close of business on the last day of such month.]

Depositor:  HMB Acceptance Corp., a Delaware corporation.

Designated Telerate Page:  Moneyline Telerate Service page 3750 (or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in U.S.  dollars).

Determination Date:  With respect to any Payment Date, the [15]th day of the related calendar month or, if such day is not a Business Day, the immediately preceding Business Day.

DTC:  The Depository Trust Company.

Due Date:  With respect to each HELOC, the date in each month on which the related Monthly Payment is due, exclusive of any days of grace, if such due date is the first day of a month; otherwise, the first day of the following month or such other date as is specified in the Transfer and Servicing Agreement.

[Early Termination Date:  As defined in the applicable ISDA Master Agreement.]

ERISA:  Employee Retirement Income Security Act of 1974, as amended.

Euroclear:  Euroclear System.

Euroclear Participant:  Participating organizations in Euroclear.

European Depositaries:  Citibank, N.A. (in its capacity as a depositary for Clearstream Luxembourg) and JPMorgan Chase Bank, National Association (in its capacity as a depositary for Euroclear).

Extra Principal Payment Amount:  [With respect to any Payment Date, the lesser of (1) the Monthly Excess Interest for such Payment Date and (2) the excess, if any, of (a) the Overcollateralization Target Amount over (b) the Overcollateralized Amount on such Payment Date (after giving effect to payment to the Notes of Principal Funds on such Payment Date).]

Financial Intermediary:  A brokerage firm, bank, thrift institution or other financial intermediary that maintains the Beneficial Owner's account for the purpose of recording the ownership of a Book-Entry Note.

[First Lien HELOCs:  HELOCs secured by mortgages or deeds of trust or similar security instruments creating a first lien on the related Mortgaged Property.]

Global Securities:  The HomeBanc Mortgage Trust [     ] Mortgage-Backed Notes.

Gross Margin:  With respect to a HELOC, a fixed percentage amount specified in the related Credit Line Agreement that is added to an index to determine the related Loan Rate.

[HBMC:  HomeBanc Mortgage Corporation, a subsidiary of HomeBanc Corp.]

HELOCs:  The [describe HELOCs] home equity lines of credit sold by the Seller to the Depositor pursuant to the Loan Purchase Agreement and subsequently transferred by the Depositor to the Issuer pursuant to the Transfer and Servicing Agreement.

[HomeBanc:  HomeBanc Corp., a Georgia corporation.]

Indenture:  The indenture dated as of [     ], among the Issuer, the Securities Administrator and the Indenture Trustee.

Indenture Defaults:  The events of default under the Indenture as described under “The Trust Agreement and the Indenture — Certain Matters under the Agreements — Events of Default under the Indenture” in this prospectus supplement.

Indenture Trustee:  [     ], and its successors and assigns.

Indenture Trustee Fee:  The annual on-going fee payable by the Master Servicer on behalf of the Trust to the Indenture Trustee from income on funds held in the Collection Account.

Index:  [Either the One-Month LIBOR Index or the Six-Month LIBOR Index.]

[Initial HELOCs:  Those HELOCs which will be acquired by the Trust on the Closing Date.]

Initial Purchase Date:  The first Payment Date following the month in which the Pool Balance is less than [20]% of the Cut-off Date Balance.

Insurance Proceeds:  Any amounts paid by an insurer under any standard hazard insurance policy, flood insurance policy, title insurance policy or any other insurance policy relating to the HELOCs or related mortgaged properties other than amounts to cover expenses incurred by the Servicer in connection with procuring such proceeds, applied to the restoration and repair of the related Mortgaged Property or to be paid to the borrower pursuant to the mortgage note or state law.

Interest Funds:  [With respect to any Payment Date, the sum of (1) all interest received by the Servicer or the Master Servicer for the related Due Period and available in the Note Payment Account on that Payment Date and (2) the portion of any purchase price or other amount paid with respect to the HELOCs allocable to interest; net of any fees or other amounts reimbursable to the Master Servicer, the Servicer, the Securities Administrator, the Indenture Trustee, the Custodian and the Owner Trustee as provided in the Agreements.]  [For each Payment Date up to and including the Payment Date in [          ], 20[  ], Interest Funds will include amounts distributable from the Capitalized Interest Account in an amount equal to the product of (i) the weighted average Net Loan Rate of the HELOCs divided by 12, multiplied by (ii) the excess of (a) the balance in the Pre-Funding Account as of the Closing Date, over (b) the aggregate principal balance of the Subsequent HELOCs that will have an interest payment included in the Interest Funds for such Payment Date.]

Investor Based Exemption:  The prohibited transaction exemptions described under “ERISA Considerations — Purchases of the Notes” in this prospectus supplement.

[ISDA Master Agreement:  The International Swaps and Derivatives Association, Inc. Master Agreement (Multicurrency—Cross Border).]

Issuer:  HomeBanc Mortgage Trust [     ].

LIBOR Business Day:  Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

LIBOR Determination Date:  [The second LIBOR Business Day preceding the commencement of each Accrual Period.]

Liquidated Loan:  Any defaulted HELOC as to which the Servicer has determined that all amounts that it expects to recover in respect of such HELOC have been recovered (exclusive of any possibility of a deficiency judgment)[, and any Second Lien HELOC that is 180 or more days delinquent in payment].

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted HELOC, whether through the sale or assignment of such HELOC, trustee’s sale, foreclosure sale, payment in full, discounted payoff or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the HELOC.

Loan Pool:  The pool of HELOCs in the Trust Estate.

Loan Purchase Agreement:  The home equity line of credit purchase agreement dated as of    [     ], between the Seller and the Depositor.

Loan Rate:  With respect to any HELOC, the applicable interest rate determined as provided in the related mortgage note, as reduced by any Relief Act Reduction.

[Loan-to-Value Ratio:  With respect to any First Lien HELOC at any time, the ratio, expressed as a percentage, of the principal balance of such HELOC as of the applicable date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.]

Master Servicer:  [     ].

Master Servicer Remittance Date:  With respect to each Payment Date, the Business Day immediately preceding such Payment Date.

Maximum Note Interest Rate:  [     ]% per annum.

Maximum Rate:  With respect to a HELOC, a specified percentage in the related mortgage note that is the maximum Loan Rate allowable over the life of such HELOC.

Minimum Rate:  With respect to a HELOC, a specified percentage in the related mortgage note that is the minimum Loan Rate allowable over the life of such HELOC.

Monthly Excess Cashflow:  [With respect to any Payment Date,  (a) the sum of (1) the Overcollateralization Release Amount, (2) Monthly Excess Interest and (3) any Principal Payment Amount remaining after application pursuant to either clauses A.(1) through A.[     ] or clauses B.(1) through B.[     ] as applicable, under “Description of the Notes—Payments of Principal” minus (b) the Extra Principal Payment Amount.]

Monthly Excess Interest:  [With respect to any Payment Date, the amount of Interest Funds remaining after application pursuant to clauses (1) through [     ] under “Description of the Notes—Payments of Interest.”]

Monthly Payment:  With respect to any HELOC and any month, the scheduled payment or payments of principal and interest due during such month on such HELOC, which either is payable by a mortgagor in such month under the related mortgage note, or in the case of any Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure, would otherwise have been payable under the related mortgage note.

[Moody’s:  Moody’s Investors Service, Inc.]

Mortgaged Property:  With respect to any HELOC, the real property securing such HELOC.

Net Liquidation Proceeds:  All amounts, net of (1) unreimbursed expenses and (2) unreimbursed Servicing Advances, received and retained in connection with the liquidation of defaulted HELOCs, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure.

Net Loan Rate:  [With respect to any HELOC at any time, the Loan Rate thereof minus the Servicing Fee Rate.]

[Net Swap Payment:  With respect to any Swap Agreement, the net payment required to be made one Business Day prior to each Payment Date either by (a) the Trust to the Swap Counterparty, to the extent that the fixed amount exceeds the corresponding floating amount, or (b) the Swap Counterparty to the Trust, to the extent that the floating amount exceeds the corresponding fixed amount.]

Note:  Any of the Class [     ], Class [     ] or Class [     ] Notes.

Noteholder:  A holder of a Note.

Note Interest Rate:  With respect to each Payment Date and each class of Notes, [an adjustable rate equal to the least of (1) One-Month LIBOR plus the related Note Margin, (2) the Maximum Note Interest Rate and (3) the Available Funds Rate with respect to such Payment Date.]

Note Margin:  [With respect to the Class [     ] Notes, on any Payment Date prior to the Step-up Date, [     ]% per annum, and on any Payment Date on and after the Step-up Date, [     ]% per annum.  With respect to the Class [     ] Notes, on any Payment Date prior to the Step-up Date, [     ]% per annum, and on any Payment Date on and after the Step-up Date, [     ]% per annum.  With respect to the Class [     ] Notes, on any Payment Date prior to the Step-up Date, [     ]% per annum, and on any Payment Date on and after the Step-up Date, [     ]% per annum.]

Note Payment Account:  The note payment account maintained by the Securities Administrator for the benefit of the Noteholders.

Note Registrar:  [     ], and its successors and assigns.

Offered Notes:  Each Class of Notes other than the Class [     ] Notes.

[One-Month LIBOR or One-Month LIBOR Index:  The Interest Settlement Rate for U.S.  dollar deposits of one-month maturity set by the BBA as of 11:00 a.m.  (London time) on the LIBOR Determination Date.]

[One-Month LIBOR Loans:  HELOCs that have a Monthly Payment that adjusts based on the One-Month LIBOR Index.]

[Optional Termination:  The Residual Holder’s option to purchase the HELOCs, the REO Property and any other property remaining in the Trust as described under “Description of the Notes — Optional Purchase of the HELOCs” in this prospectus supplement.]

Originator:  [HBMC].

Outstanding Principal Balance:  With respect to a HELOC, the principal balance of such HELOC remaining to be paid by the borrower or, in the case of an REO Property, the principal balance of the related HELOC remaining to be paid by the borrower at the time such property was acquired by or on behalf of the Trust.

Overcollateralized Amount:   [For any Payment Date, the amount, if any, by which

(1) the aggregate Principal Balance of the HELOCs exceeds (2) the aggregate Class Principal Amount of the Notes as of such Payment Date (assuming that 100% of Principal Funds is applied as a principal payment on the Notes on such Payment Date).]

Overcollateralization Deficiency:  [With respect to any Payment Date, the amount, if any, by which (1) the Overcollateralization Target Amount for such Payment Date exceeds (2) the Overcollateralized Amount for such Payment Date, calculated for this purpose after giving effect to the reduction on such Payment Date of the Class Principal Amounts of the Notes resulting from the payment of Principal Funds on such Payment Date.]

Overcollateralization Floor:  Approximately $[     ].

Overcollateralization Release Amount:  [With respect to any Payment Date, the lesser of (x) the Principal Funds for such Payment Date and (y) the excess, if any, of (1) the Overcollateralization Amount for such Payment Date (assuming that 100% of such Principal Funds is applied as a principal payment on such Payment Date) over (2) the Overcollateralization Target Amount for such Payment Date (with the amount determined pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that Payment Date).]

Overcollateralization Target Amount:  [With respect to any Payment Date (a) prior to the Stepdown Date,  approximately [     ]% of the aggregate Principal Balance of the HELOCs as of the Cut-off Date, (b) on  or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) the lesser of (1) approximately [     ]% of the aggregate Principal Balance of the HELOCs as of the Cut-off Date and (2) approximately [     ]% of the then current aggregate Principal Balance of the HELOCs as of the last day of the related Collection Period and (ii) approximately       $[     ] and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Payment Date.]

Ownership Certificate:  The single ownership certificate that evidences the equity ownership in the Trust.

Owner Trustee:  [     ], and its successors and assigns.

Owner Trustee Fee:  The annual on-going fee payable by the Master Servicer on behalf of the Trust to the Owner Trustee from income on funds held in the Collection Account.

Participant:  A participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC.

Payahead:  Any Monthly Payment intended by the related borrower to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

Paying Agent:  [Initially, the Securities Administrator.]

Payment Date:  The [25]th day of each month or, if the [25]th day is not a Business Day, on the next succeeding Business Day, beginning in [     ].

Plan Assets Regulation:  A regulation issued by the United States Department of Labor under which the assets of a trust would be treated as plan assets of the Plan for the purposes of ERISA and the Section 4975 Code only if the Plan acquired an “equity interest” in the trust and none of the exceptions contained in the Plan Assets Regulation was applicable.

Plans:  Pension, profit-sharing or other employee benefit plans or other retirement plans or arrangements, including a so-called “Keogh” plan, an educational savings account or an individual retirement account, to which they are applicable or any entity deemed to hold the assets of the foregoing.

Pool Balance:  As of any date of determination, the aggregate of the Principal Balances of the HELOCs in [the] [a] Loan Pool as of such date.

[Pre-Funding Account:  The pre-funding account established by the Indenture Trustee.]

[Pre-Funding Amount:  The amount deposited by the Indenture Trustee into the Pre-Funding Account on the Closing Date.]

[Pre-Funding Period:  The period beginning on the Closing Date and ending on [     ].]

Prepayment Period:  [With respect to any Payment Date, the immediately preceding calendar month.]

Principal Balance:  [With respect to any HELOC and any Payment Date, the Cut-Off Date principal balance of the HELOC, plus (i) any additional Credit Line Advances transferred to the Trust in respect of the HELOC, minus (ii) all collections credited against the principal balance of the HELOC in accordance with the related Credit Line Agreement prior to that day, and minus (iii) all prior related Charge-Off Amounts.

Principal Deficiency Amount:  With respect to the Class [     ] Notes, the [     ] Principal Deficiency Amount; with respect to the Class [     ] Notes, the [     ] Principal Deficiency Amount; and with respect to the Class [     ] Notes, the [     ] Principal Deficiency Amount.

Principal Funds:  [With respect to any Payment Date, the sum of (1) the principal portion of all scheduled monthly payments on the related HELOCs due on the related Due Date, to the extent received; (2) the principal portion of all proceeds of the repurchase of a HELOC (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Loan Purchase Agreement during the preceding calendar month; (3) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related home equity lines of credit, including full and partial prepayments, the proceeds of any purchase of HELOCs by the Seller, the Servicer or the Residual Holder, Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds; net of any fees payable to, and other amounts reimbursable to, the Master Servicer, the Servicer, the Securities Administrator, the Indenture Trustee, the Custodian and the Owner Trustee as provided in the Agreements (to the extent not reimbursed from Interest Funds).]  [On the first Payment Date after the end of the Revolving Period, Principal Funds will include amounts allocable to principal that were deposited in the Revolving Account during the Revolving Period and not withdrawn to purchase Additional HELOCs.]  [On the first Payment Date after the end of the Pre-Funding Period, Principal Funds will include amounts allocable to principal that were deposited in the Pre-Funding Account during the Pre-Funding Period and not withdrawn to purchase Subsequent HELOCs.]

Principal Payment Amount:  [With respect to any Payment Date, (a) the sum of (1) the Principal Funds for such Payment Date and (2) the Extra Principal Payment Amount for such Payment Date minus (b) the Overcollateralization Release Amount.]

Principal Prepayment:  [Any payment or other recovery of principal on a HELOC which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a HELOC becomes a Liquidated Loan.]

Purchase Price:  [The sum of (a) 100% of the aggregate outstanding principal balance of the HELOCs plus accrued interest thereon at the applicable Loan Rate plus any unreimbursed Servicing Advances, (b) the fair market value of all other property being purchased, (c) any costs and damages incurred by the Trust as a result of violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of any HELOC, (d) any outstanding amounts due to the Master Servicer, the Securities Administrator, the Custodian, the Owner Trustee and the Indenture Trustee and (e) any Swap Termination Payment payable to the Swap Counterparty due to the exercise of the option to purchase the HELOCs.]

Rating Agencies:  [     ].

Realized Loss:  [With respect to a HELOC, (1) a Bankruptcy Loss or (2) as to any Liquidated Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Loan Rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such HELOC and the related Mortgaged Property.]

Record Date:   [For each class of Notes and each Payment Date, will be the close of business on the Business Day immediately preceding such Payment Date; provided, however, that if any such Note is no longer a Book-Entry Note, the "Record Date" for such class of Notes shall be the close of business on the last Business Day of the calendar month preceding such Payment Date.]

REIT:  A real estate investment trust within the meaning of Section 856 of the Code.

Relevant Depositary:  Citibank, N.A. (in its capacity as a depositary for Clearstream Luxembourg) or JPMorgan Chase Bank, National Association (in its capacity as a depositary for Euroclear), as the case may be.

Relief Act Reduction:  With respect to a HELOC, a reduction of the applicable Loan Rate by application of the Servicemembers Civil Relief Act or similar state or local laws.

REO Property:  A Mortgaged Property acquired by the Trust through foreclosure or deed-in-lieu of foreclosure.

Repurchase Proceeds:  The purchase price in connection with any repurchase of a HELOC by the Seller and any cash deposit in connection with the substitution of a HELOC.

Residual Holder:  The holder of the Ownership Certificate.

[Retained Notes:  $[     ]of the Class[     ] Notes.]

[Revolving Account:  The revolving account maintained by the Securities Administrator in which Revolving Deposits are deposited by the Securities Administrator to be used to acquire Additional HELOCs during the Revolving Period.]

[Revolving Amount:  With respect to each Payment Date during the Revolving Period, the total amount of Revolving Deposits deposited in the Revolving Account on such Payment Date.]

[Revolving Deposits:  With respect to any Payment Date during the Revolving Period, all payments that would otherwise be made to Noteholders in respect of principal [and excess interest] that is deposited in the Revolving Account on such Payment Date.]

Rolling Three Month Delinquency Rate:  With respect to any Payment Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Payment Dates, respectively) immediately preceding months.

Rules:  The rules, regulations and procedures creating and affecting DTC and its operations.

[S&P:  Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.]

[Second Lien HELOCs:  HELOCs secured by mortgages or deeds of trust or similar security instruments creating a second lien on the related Mortgaged Property.]

Securities:  Collectively, the Notes and the Ownership Certificate.

Securities Act:  Securities Act of 1933, as amended.

Securities Administrator:  [     ], and its successors and assigns.

Securityholder:  A holder of a Security.

Seller:  [HomeBanc].

Senior Enhancement Percentage:  [With respect to any Payment Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Subordinate Notes and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero) after giving effect to payments on such Payment Date, and the denominator of which is the Pool Balance for such Payment Date.]

Senior Notes:  The Class [     ] Notes.

Servicer:  [HomeBanc].

Servicer Remittance Date:  The [18]th day of any month, or if such [18]th day is not a Business Day, the first Business Day immediately preceding such [18]th day.

Servicing Account:  The custodial account maintained by the Servicer on behalf of the Trust for collection of principal and interest on the HELOCs.

Servicing Advance:  All reasonable and customary “out-of-pocket” costs and expenses, including costs and expenses of foreclosures (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (1) the preservation, restoration, inspection and protection of the Mortgaged Properties, (2) any enforcement or judicial proceedings and (3) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage.

Servicing Fee:  [A monthly fee calculated at the Servicing Fee Rate on the outstanding principal balance of each HELOC.]

Servicing Fee Rate:  The applicable annual rate with respect to the Servicer set forth under “Fees and Expenses of the Trust.”

Similar Law:  State or local laws substantially similar to ERISA or the Code.

[Stepdown Date:  The later to occur of (a) the Payment Date occurring in [     ] and (b) the first Payment Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the HELOCs during the related Collection Period but before giving effect to payments on the Notes on such Payment Date) is greater than or equal to approximately [     ]%.]

[Step-up Date:  The first Payment Date after the Initial Purchase Date.]

[Strike Rate:  The applicable strike rate specified in the interest rate cap agreement schedules attached as Annex D hereto.]

Subordinate Notes:  The Class [     ] Notes.

Subservicer:  [HBMC].

[Subsequent HELOCs:  Those HELOCs which are intended to be acquired by the Trust from time to time subsequent to the Closing Date but prior to [     ].]

Subservicing Agreement:  The subservicing agreement dated as [     ], between the Servicer and the Subservicer.

[Swap Agreement[s]:  The interest rate swap agreement[s] dated on or before the Closing Date between the Issuer and the Swap Counterparty.]

[Swap Counterparty:  [     ].]

[Swap Counterparty Trigger Event:  The occurrence of any of the following events: (1) a Swap Default with respect to which the Swap Counterparty is a Defaulting Party, (2) a Termination Event with respect to which the Swap Counterparty is the sole Affected Party or (3) an Additional Termination Event with respect to which the Swap Counterparty is the sole Affected Party.]

[Swap Default:  The events of default under any Swap Agreement consisting of the following standard events under the ISDA Master Agreement:

•

 “Failure to Pay,”

•

“Bankruptcy” and

•

 “Merger without Assumption,”

as provided in Sections 5(a)(i), 5(a)(vii) and 5(a)(viii) of the ISDA Master Agreement, respectively.]

[Swap Early Termination:  The occurrence of an Early Termination Date under the Swap Agreement.]

[Swap Payment Account:  A Trust Account maintained by the Securities Administrator on behalf of the Trust to hold payments received from the Swap Counterparty under the Swap Agreements.]

[Swap Termination Event:  Any termination payment that either the Trust or the Swap Counterparty may be liable to make to the other upon any Swap Early Termination.]

[Swap Termination Payment:  Any termination payment that either the Interest Trust or the Swap Counterparty may be liable to make to the other upon any Swap Early Termination.]

Terms and Conditions:  Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System.

TMP:  Taxable mortgage pool.

Total Principal Deficiency Amount:  [With respect to any Payment Date, the excess, if any, of the aggregate Class Principal Amount of the Notes after giving effect to payments on such Payment Date over the Pool Balance as of the last day of the related Collection Period.]

Transfer and Servicing Agreement:  The transfer and servicing agreement dated as of [     ], among the Depositor, the Seller, the Servicer, the Master Servicer and the Securities Administrator.

[Trigger Event:  A Trigger Event will have occurred with respect to any Payment Date if (a) a Delinquency Event has occurred for such Payment Date, (b) a Cumulative Loss Trigger Event has occurred for such Payment Date or (c) a Principal Deficiency Amount exists for such Payment Date.]

Trust:  HomeBanc Mortgage Trust [     ].

Trust Accounts:  The Servicing Account, the Collection Account, the Certificate Distribution Account, the Note Payment Account [the Swap Payment Account], [the Cap Account], [the Pre-Funding Account], [the Capitalized Interest Account], [and the Revolving Account].

Trust Agreement:  The trust agreement dated as of [     ], among the Owner Trustee, the Depositor and the Securities Administrator.

Trust Estate:  The HELOCs and the other assets of the Trust and proceeds therefrom.

Underwriter[s]:  [     ] [and [     ]].

Underwriting Agreement:  The underwriting agreement dated as of [     ], among the Depositor, the Seller and the Underwriters.

Underwritten Notes:  Each Class of Notes other than the Retained Notes.

Annex B
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered HomeBanc Mortgage Trust [     ] Mortgage-Backed Notes will be available only in book-entry form.  Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S.  domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S.  corporate debt obligations and prior mortgage loan asset backed notes issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Notes will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S.  withholding taxes unless such holders meet certain requirements and deliver appropriate U.S.  tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co.  as nominee of DTC.  Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior mortgage loan asset backed notes issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior mortgage loan asset backed notes issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream  Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global  Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360  days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Relevant Depositary of the DTC Participant's account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e.,  the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement  occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global  Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should note that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

(b)

borrowing the Global Securities in the U.S.  from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S.  Federal Income Tax Documentation Requirements

A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Code holding a book-entry note through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Indenture Trustee or to the U.S.  entity required to withhold tax (the U.S.  withholding agent) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

I.

the Securities Administrator or the U.S.  withholding agent receives a statement—

(a)

from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that—

(i)

is signed by the noteholder under penalties of perjury,

(ii)

certifies that such owner is not a United States person, and

(iii)

provides the name and address of the noteholder, or

(b)

from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that—

(i)

is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the noteholder or that another financial institution acting on  behalf of the noteholder has received such IRS Form W-8BEN (or any successor  form),

(iii)

provides the name and address of the noteholder, and

(iv)

attaches the IRS Form W-8BEN (or any successor form) provided by the noteholder;

II.

the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Indenture Trustee or the U.S.  withholding agent;

III.

the holder claims an exemption stating that the income is effectively connected to a U.S.  trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Indenture Trustee or the U.S.  withholding agent; or

IV.

the holder is a nonwithholding partnership and provides a properly executed IRS Form  W-8IMY (or any successor form) with all necessary attachments to the Indenture Trustee or the U.S.  withholding agent.  Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Notes.

A holder holding book-entry notes through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry notes, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.  A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect  for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form  incorrect.

In addition, all holders holding book-entry notes through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I.

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or  any successor forms) if that person is not a United States person;

II.

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III.

is a corporation, within the meaning of Section 7701(a) of the Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Code.  Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry notes.

The term United States person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5)  to  the extent provided in regulations, certain trusts in existence on August 20, 1996, that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

Annex C
Certain Characteristics of the HELOCs

The HELOCs are expected to have the following approximate aggregate characteristics as of the Cut-off Date.  Prior to the issuance of the Notes, HELOCs may be removed from the Trust as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

Number of HELOCs	[ ]
Total Principal Balance	$[ ]
Loan Rates:
Weighted Average	[ ]%
Range	[ ]% to [ ]%
Weighted Average Remaining Term to Maturity (months)	[ ]

The Principal Balances of the HELOCs as of the Cut-off Date range from approximately $[     ] to $[     ].  The HELOCs have an average Principal Balance of approximately $[     ].

[The weighted average Loan-to-Value Ratio at origination of the First Lien HELOCs is approximately[     ]%.]

[The weighted average Combined Loan-to-Value Ratio at origination of the Second Lien HELOCs is approximately[     ]%.]

No more than approximately [     ]% of the HELOCs are secured by Mortgaged Properties located in any one zip code area.

Approximately [     ]% of the HELOCs were [     ] or more but less than [     ] days delinquent as of the Cut-off Date.  [     ] of the HELOCs were more than [     ] days or more delinquent as of the Cut-off Date.

The following tables set forth, as of the Cut-off Date, the number, total Principal Balance and percentage of the HELOCs having the stated characteristics shown in the tables in each range (the sum of the amounts of the total Principal Balances and the percentages in the following tables may not equal the totals due to rounding).

[Annex D
Scheduled Notional Amounts For Interest Rate [Cap] [Swap] Agreement[s]
[Cap] [Swap] Agreement Schedules]

[Class [     ] [Cap] [Swap] Agreement]

Payment Date occurring in:	Scheduled Notional Amount($): (Rounded to the Nearest Dollar)	Strike Rate(%):
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 $[     ]
(Approximate)

HomeBanc Home Equity Trust [     ]

Home Equity Loan Backed Notes

[HOMEBANC LOGO]

HomeBanc Corp.
Sponsor

HMB Acceptance Corp.
Depositor

[     ]
Master Servicer

Prospectus Supplement
[     ]

[Underwriter[s]]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the notes in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as an underwriter of the notes and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the notes will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

(Notes/Heloc)

The information in this prospectus supplement is not complete and may be changed.  We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective.  This prospectus supplement is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, _______________, 2005

Prospectus Supplement

(To Prospectus dated [     ])

$[     ] (Approximate)

HomeBanc Home Equity Trust

Home Equity Loan Pass-Through Certificates, Series [     ]

[HOMEBANC LOGO]

HomeBanc Corp.	HMB Acceptance Corp.
Sponsor	Depositor
[ ] Master Servicer _____________________

The trust fund will issue certificates including the following classes offered hereby:

•

•

[     ] class[es] of senior certificates.

•

•

[     ] class[es] of subordinate certificates.

The classes of certificates offered by this prospectus supplement are listed, together with their initial class principal amounts and interest rates, under “Summary of Terms—The Certificates” on page S-[     ] of this prospectus supplement.  This prospectus supplement and the accompanying prospectus relate only to the offering of the certificates listed in the table on page S-[     ].  Principal and interest on each class of certificates will be payable monthly beginning in [     ].  [Amounts payable under [     ] interest rate cap agreement[s] will be applied to pay certain interest shortfalls. [basis risk shortfalls and maintain overcollateralization].]  Credit enhancement for the certificates will include [excess interest, overcollateralization and subordination].  [Insert description of any certificates to be offered.]

[Describe assets of the trust fund.] [Subsequent to the closing date of this transaction, but before [     ], the trust fund may acquire additional home equity lines of credit for inclusion in the loan pool as described at “Description of the HELOCs—Conveyance of Subsequent HELOCs” in this prospectus supplement.]

Investing in the offered certificates involves risks.  You should consider carefully the factors discussed under “Risk Factors” beginning on page S-[     ] of this prospectus supplement.

The offered certificates will represent obligations of the trust fund only and will not represent obligations of any other entity.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the offered certificates or determined that this prospectus supplement or the accompanying prospectus is accurate or complete.  Any representation to the contrary is a criminal offense.

The certificates offered by this prospectus supplement will be purchased by the underwriter[s], from HMB Acceptance Corp., and are being offered from time to time for sale to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The underwriters have the right to reject any order.  Proceeds to HMB Acceptance Corp. from the sale of these certificates will be approximately [     ]% of their initial total class principal amount before deducting expenses.  There is no underwriting arrangement for the Class [    ] Certificates.  See “Underwriting” in this prospectus supplement.

On or about [     ], delivery of the certificates offered by this prospectus supplement will be made through the book-entry facilities of The Depository Trust Fund Company, Clearstream Banking Luxembourg and the Euroclear System.

[Underwriter[s]]

The date of this prospectus supplement is [     ].

Important notice about information presented in this
prospectus supplement and the accompanying prospectus:

We provide information to you about the certificates offered by this prospectus supplement in two separate documents that progressively provide more detail: (1) the accompanying prospectus, which provides general information, some of which may not apply to your certificates and (2) this prospectus supplement, which describes the specific terms of your certificates.

If information varies between this prospectus supplement and the accompanying prospectus, you should rely on the information in this prospectus supplement.

We do not claim that the information in this prospectus supplement and prospectus is accurate as of any date other than the dates stated on their respective covers.

________________

We include cross-references in this prospectus supplement and the accompanying prospectus to captions in these materials where you can find further related discussions.  The following table of contents and the table of contents included in the accompanying prospectus provide the pages on which these captions are located.

________________

This prospectus supplement and the accompanying prospectus contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933.  Specifically, forward-looking statements, together with related qualifying language and assumptions, are found in the materials, including tables, under the headings “Risk Factors” and “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors” and “Yield and Prepayment Considerations” in the prospectus.  Forward-looking statements are also found in other places throughout this prospectus supplement and the prospectus, and may be identified by accompanying language, including “expects,” “intends,” “anticipates,” “estimates” or analogous expressions, or by qualifying language or assumptions.  These statements involve known and unknown risks, uncertainties and other important factors that could cause the actual results or performance to differ materially from the forward-looking statements.  These risks, uncertainties and other factors include, among others, general economic and business conditions, competition, changes in political, social and economic conditions, regulatory initiatives and compliance with governmental regulations, customer preference and various other matters, many of which are beyond the depositor's control.  These forward-looking statements speak only as of the date of this prospectus supplement.  The depositor expressly disclaims any obligation or undertaking to distribute any updates or revisions to any forward-looking statements to reflect changes in the depositor's expectations with regard to those statements or any change in events, conditions or circumstances on which any forward-looking statement is based.

Prospectus Supplement

Page

Summary of Terms

S-1

Risk Factors

S-13

[Material Legal Proceedings]

S-23

General

S-23

Book-Entry Registration

S-24

Distributions of Interest

S-25

Distributions of Principal

S-28

Credit Enhancement

S-29

[Optional Purchase of the HELOCs

S-32

The Securities Administrator

S-32

The Trustee

S-33

The Custodian

S-33

Fees and Expenses of the Trust Fund

S-33

Description of the HELOCs

S-34

General

S-34

HELOC Terms

S-35

Certain Characteristics of the HELOCs

S-36

[Conveyance of Subsequent HELOCs

S-36

[Acquisition by the Trust Fund of Additional HELOCs

S-38

Static Pool Information

S-40

Additional Information

S-40

The Seller

S-41

Underwriting Standards

S-41

The Master Servicer

S-41

The Servicer and the Subservicer

S-41

General

S-41

Delinquency and Foreclosure Experience.

S-42

Administration of the Trust Fund

S-46

Servicing and Administrative Responsibilities

S-46

Trust Accounts

S-49

Example of Payments

S-50

HELOC Servicing

S-51

General

S-51

The Subservicer

S-51

Servicing Account and Collection Account

S-52

Servicing Compensation and Payment of Expenses

S-52

Servicing Advances

S-52

[Delinquent HELOCs

S-53

Termination of Servicer

S-54

The Loan Purchase Agreement and the Pooling and Servicing Agreement

S-54

General

S-54

Administration

S-54

Reports to Certificateholders

S-55

Delivery and Substitution of HELOCs

S-56

Voting Rights

S-56

Termination of the Trust Fund

S-56

Sale of the HELOCs

S-56

Yield, Prepayment and Weighted Average Life

S-58

General

S-58

Overcollateralization

S-59

Subordination of the Subordinate Certificates

S-59

Weighted Average Life

S-59

Material Federal Income Tax Considerations

S-64

General

S-64

Tax Treatment of the Offered Certificates

S-64

State and Local Income Tax Considerations

S-67

Legal Investment Considerations

S-67

ERISA Considerations

S-67

Use of Proceeds

S-68

Underwriting

S-68

Legal Matters

S-69

Ratings

S-69

Annex A

S-A-1

Defined Terms

S-A-1

Annex B Global Clearance, Settlement and Tax Documentation Procedures

S-B-1

Annex C Certain Characteristics of the HELOCs

S-C-1

[Annex D Scheduled Notional Amounts For Interest Rate Cap Agreement[s] Cap Agreement Schedules]

S-D-2

Summary of Terms

•

This summary highlights selected information from this document and does not contain all of the information that you need to consider in making your investment decision.  To understand all of the terms of the offering of the certificates, it is necessary that you read carefully this entire document and the accompanying prospectus.

•

While this summary contains an overview of certain calculations, cashflow priorities and other information to aid your understanding, you should read carefully the full description of these calculations, cashflow priorities and other information in this prospectus supplement and the accompanying prospectus before making any investment decision.

•

Whenever we refer to a percentage of some or all of the home equity lines of credit in the trust fund, that percentage has been calculated on the basis of the total principal balance of those home equity lines of credit as of [     ], unless we specify otherwise.  The definition of “principal balance” in “Annex A—Defined Terms” describes how the principal balance of a home equity line of credit is determined.  Whenever we refer in this Summary of Terms or in the Risk Factors section of this prospectus supplement to the total principal balance of any home equity lines of credit, we mean the total of their principal balances unless we specify otherwise.

•

Parties

•

Sponsor

HomeBanc Corp.

Seller

[HomeBanc Corp.]

Depositor

[HMB Acceptance Corp.]

Issuing Entity

HomeBanc Mortgage Trust [     ], a common law trust fund formed under the laws of the State of New York.

Trustee

[     ].

Securities Administrator

[     ], will be responsible for preparing monthly distribution statements and certain tax information for investors and certain tax filings for the trust fund and will perform certain administrative functions on behalf of the trust fund under the pooling and servicing agreement.

Master Servicer

[     ].

Servicer[s]

[HomeBanc Corp.]

Subservicer

[HomeBanc Mortgage Corporation].

Custodian

[     ].

Originator

[HomeBanc Mortgage Corporation].

Cap Counterparty

[The trust fund will enter into [     ] interest rate cap agreement[s] with [     ] to partially mitigate certain interest rate risk, as described in this prospectus supplement.]

The Certificates

Classes of Certificates

HomeBanc Mortgage Trust [     ] will issue on the closing date the classes of certificates listed in the table below, together with the Class [     ] Certificates.  Only the classes of certificates listed in the table below are offered by this prospectus supplement.

Class	Class Principal Amount(1)	Interest Rate Formula (until Initial Purchase Date) [(2)] (4)	Interest Rate Formula (after Initial Purchase Date) [(3)] (4)	Initial Ratings [S&P/Moody’s]	Expected Final Distribution Date
[ ]	$[ ]	[ ]%	[ ]%	[ ]	[ ]
[ ]	$[ ]	[ ]%	[ ]%	[ ]	[ ]

(1)

These amounts are approximate, as described in this prospectus supplement.

[(2)]

[Reflects the interest rate formula up to and including the earliest possible distribution date on which the [servicer] has the option to purchase the home equity lines of credit as described below under “— Optional Purchase of the HELOCs.”]

[(3)]

[Reflects the interest rate formula if the option to purchase the home equity lines of credit is not exercised by the [servicer] at the earliest possible distribution date as described below under “— Optional Purchase of the HELOCs.”]

(4)

[Subject to the available funds rate and a maximum fixed rate cap of  [     ]% per annum, as described below under “— The Certificates — Distributions on the Certificates — Interest Distributions.”]

(5)

Reflects the expected final distribution date, based upon (a) the prepayment assumption and the modeling assumptions used in this prospectus supplement, each as described under “Yield, Prepayment and Weighted Average Life—Weighted Average Life” [and (b) the assumption that the option to purchase the home equity lines of credit is exercised by the [servicer] at the earliest possible distribution date as described below under “—Optional Purchase of HELOCs.”]  The actual final distribution date for each class of offered certificates may be earlier or later, and could be substantially later, than the applicable expected final distribution date listed above.

The certificates will be issued in book-entry form, and will be issued in minimum denominations in principal amount of $[     ] and integral multiples of $[     ] in excess thereof.

The certificates represent obligations of the trust, the assets of which will consist of adjustable rate, first and second lien home equity lines of credit having a total principal balance as of [        ], which is the cut-off date, of approximately $[       ].  The total credit limit of the home equity lines of credit as of the cut-off date is approximately $[       ].

The offered certificates will have an approximate total initial principal amount of $[     ].  Any difference between the total principal amount of the offered certificates on the date they are issued and the approximate total principal amount of the offered certificates as reflected in this prospectus supplement will not exceed [     ]%.

Payments on the Certificates

Principal and interest on the certificates will be paid on the [25]th day of each month, beginning in [     ].  However, if the [25]th day is not a business day, payments will be made on the next business day after the [25]th day of the month.

The rights of holders of the Class [     ] Certificates to receive payments of principal and interest will be subordinate to the rights of the holders of certificates having a higher priority of payment, as described in “—Enhancement of Likelihood of Payment on the Certificates—Subordination of Payments” below.  We refer to the Class [     ] Certificates as “subordinate” certificates, and we refer to the Class [     ] Certificates as “senior” certificates.

Interest Payments

Interest will accrue on each class of certificates at the applicable annual rates described as follows:  [the least of (1) the applicable annual rate as described in the table on page S-[     ], (2) [     ]% annually and (3) the available funds rate].

[If the option to purchase the home equity lines of credit is not exercised by the [servicer] on the first distribution date following the month in which the total principal balance of the home equity lines of credit declines to less than [     ]% of their initial total principal balance as described under “—Optional Purchase of the HELOCs” below, then with respect to the next distribution date and each distribution date thereafter, the interest rate calculation described in the paragraph above will be increased for each class of certificates, by substituting in clause (1) the applicable annual rate as described in the table on page S-[     ], subject in each case to the limitations described above.]  [To be provided as applicable.]

[See “—Optional Purchase of the HELOCs” below.]

The available funds rate is a limitation generally based on the amount of interest collections received from the home equity lines of credit during the applicable collection period, net of certain fees and expenses of the trust fund.

For a complete description of the available funds rate and the priority of payment of interest, see “Description of the Certificates—Distributions of Interest” in this prospectus supplement.

Principal Payments

The amount of principal payable on each class of certificates will be determined by (1) funds received on the home equity lines of credit that are available to make payments of principal on the certificates minus the total principal balance of additional draws made by borrowers on the home equity lines of credit for the related period, (2) formulas that allocate portions of principal payments received on the home equity lines of credit among different classes of certificates and (3) the application of excess interest to pay principal on the certificates, as described in this prospectus supplement.

Funds received on the home equity lines of credit may consist of monthly scheduled payments as well as unscheduled payments resulting from prepayments by borrowers, liquidation of defaulted home equity lines of credit, or purchases of home equity lines of credit under the circumstances described in this prospectus supplement.

The manner of allocating payments of principal on the home equity lines of credit will differ, as described in this prospectus supplement, [depending upon whether a distribution date occurs before the stepdown date described in this prospectus supplement or on or after that date, and] depending upon whether the delinquency and loss performance of the home equity lines of credit is worse than certain levels set by the rating agencies.

See “Description of the Certificates—Distributions of Principal” in this prospectus supplement.

Limited Recourse

The only source of cash available to make interest and principal payments on the certificates will be the assets of the trust fund.  The trust fund will have no source of cash other than collections and recoveries on the home equity lines of credit through insurance or otherwise [and any payments received under the interest rate cap agreement[s] described below].  No other entity will be required or expected to make any payments on the certificates.

Enhancement of Likelihood of Payment on the Certificates

In order to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, the payment structure includes [excess interest, overcollateralization and subordination].  [The certificates will not be insured by any surety bond.]

The Class [     ] Certificates are more likely to experience losses than the Class [     ] Certificates and the senior certificates; the Class [     ] Certificates are more likely to experience losses than the senior certificates.

See “Risk Factors—Potential Inadequacy of Credit Enhancement,” and “Description of the Certificates—Credit Enhancement” in this prospectus supplement for a more detailed description of the forms of credit enhancement available to the certificates.

Excess Interest

The home equity lines of credit included in the trust fund will bear interest each month that, in the aggregate, is expected to exceed the amount needed to pay monthly interest on the certificates and certain fees and expenses of the trust fund.  This “excess interest” received from the home equity lines of credit each month will be available to absorb realized losses on the home equity lines of credit and to achieve and maintain overcollateralization at the required levels.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement—Excess Interest”  in this prospectus supplement.

Overcollateralization

On the closing date, the total principal balance of the home equity lines of credit is expected to approximately equal the total principal amount of the certificates.  Thereafter, to the extent described in this prospectus supplement, commencing with the first distribution date, any interest received on the home equity lines of credit in excess of the amount needed to pay interest on the certificates and certain fees and expenses of the trust fund (referred to in this prospectus supplement as “excess interest”) will be used to reduce the total principal amount of the certificates until the total principal balance of the home equity lines of credit exceeds the total principal amount of the certificates by an amount set by the rating agencies. We call this condition “overcollateralization.” We cannot, however, assure you that sufficient excess interest will be generated by the home equity lines of credit in the loan pool to achieve and maintain the required level of overcollateralization set by the rating agencies.

See “Risk Factors—Potential Inadequacy of Credit Enhancement” and “Description of the Certificates—Credit Enhancement— Overcollateralization” in this prospectus supplement.

Subordination of Payments

The senior certificates will have a payment priority with respect to payments of interest as a group over other certificates; the Class [     ] Certificates will have a payment priority over the Class [     ] Certificates and the Class [     ] Certificates will have a payment priority over the Class    [     ] Certificates.

As described in this prospectus supplement, if losses on the home equity lines of credit exceed excess interest and overcollateralization, the certificates will incur losses in inverse order of seniority.

See “Description of the Certificates—Credit Enhancement—Subordination” in this prospectus supplement.

[The Interest Rate Cap Agreement[s]

On or before the closing date, the trustee will enter into [     ] interest rate cap agreements[s] with [     ], as cap counterparty.    The interest rate cap agreement[s] will provide only temporary, limited protection against upward movements in one-month LIBOR, and, to the extent described in this prospectus supplement, may diminish the amount of basis risk shortfalls experienced by the certificates during the periods the interest rate cap agreement[s] are in effect as specified in the [related] interest rate cap agreement.]

[See “Description of the Certificates — Distributions of Interest — The Interest Rate Cap Agreement[s]” in this prospectus supplement.]

[To be provided as applicable.]

[Other forms of credit enhancement to be identified as applicable for each transaction.]

Final Scheduled Distribution Date

The final scheduled distribution date for the certificates will occur on the distribution date in [     ].  As to each class, the actual final distribution date may be earlier, and could be substantially earlier, than that class’s final scheduled distribution date.

Fees and Expenses

•

Before payments are made on the certificates, the servicer will be paid a monthly fee equal to [     ]% annually.

•

The trustee and the custodian will each be paid a fixed annual fee from investment earnings on funds held in the collection account.  The master servicer will receive as compensation the investment income on funds held in the collection account after payment of the fees of the trustee and the custodian.  The securities administrator will not receive any additional compensation with respect to the performance of its duties on behalf of the trust fund.

•

The servicer, the master servicer, the trustee, the securities administrator and the custodian will also be entitled to reimbursement of certain expenses from the trust fund before payments are made on the certificates.

•

See “Fees and Expenses of the Trust Fund” in this prospectus supplement.

The HELOCs

On the closing date, the assets of the trust fund will consist primarily of [___ pool[s] of] [described home equity lines of credit] with a total principal balance as of [     ], of approximately $[     ].  The home equity lines of credit will be secured by first and second-lien mortgages, deeds of trust fund or other security instruments, all of which are referred to in this prospectus supplement as mortgages.

The home equity lines of credit will not be insured or guaranteed by any government agency.

The Depositor expects that the home equity lines of credit will have the following approximate characteristics as of the cut-off date:

HELOC Summary

	Range or Total	Average or Weighted Average	Total Percentage

Number of HELOCs	[ ]	—	—
Total Principal Balance	$[ ]	—	—
Principal Balances	$[ ] to $[ ]	$[ ]	—
Loan Rates	[ ]% to [ ]%	[ ]%	—
Original Terms to Maturity (in months)	[ ] to [ ]	[ ]	—
Remaining Terms to Maturity (in months)	[ ] to [ ]	[ ]	—
Original Draw Period	[ ] to [ ]	[ ]	—
Remaining Draw Period	[ ] to [ ]	[ ]	—
Credit Limit	[ ] to [ ]	[ ]	—
Credit Limit Utilization Rates	[ ]% to [ ]%	[ ]	—
[Original Loan-to-Value Ratios (First Lien HELOCs)]	[ ]% to [ ]%	[ ]	—
[Original Combined Loan-to-Value Ratios (Second Lien HELOCs)]	[ ]% to [ ]%	[ ]%	—
Number of Interest-Only HELOCs	[ ]	—	[ ]%
Geographic Distribution in Excess of 10.00% of the Total Principal Balance:
Number of HELOCs in [ ]	[ ]	—	[ ]%
Number of HELOCs in [ ]	[ ]	—	[ ]%
Number of HELOCs in the Maximum Single Zip Code Concentration	[ ]	—	[ ]%
Credit Scores*	[ ] to [ ]	[ ]	—
Gross Margins	[ ]% to [ ]%	[ ]%	—
Maximum Loan Rates	[ ]% to [ ]%	[ ]%	—
Minimum Loan Rates	[ ]% to [ ]%	[ ]%	—

_________

*  Non-zero weighted average.

See “Description of the HELOCs” in this prospectus supplement for a general description of the home equity lines of credit expected to be included in the trust fund.

[Pre-funding Feature

•

On the closing date, the securities administrator will deposit up to approximately $[     ] of the net proceeds from the issuance of the certificates into a separate pre-funding account established for the loan pool, to acquire additional home equity lines of credit for the loan pool.  During the pre-funding period (i.e., from the closing date to[     ]) amounts on deposit in the pre-funding account may be withdrawn by the securities administrator from time to time to purchase from the depositor additional home equity lines of credit meeting the same criteria applicable to the loan pool described in this prospectus supplement, provided certain other conditions are satisfied at the time of purchase.  The seller has identified additional home equity lines of credit that are expected to have the characteristics described under “Description of the HELOCs—Conveyance of Subsequent HELOCs.”  Funds on deposit in the pre-funding account may only be applied to acquire additional home equity lines of credit for the loan pool.

•

If funds in the pre-funding account are not completely used for that purpose during the pre-funding period, the remaining funds in the pre-funding account will be paid as a principal prepayment to related certificateholders in accordance with the principal payment priority provisions described in this prospectus supplement.  This payment will be made on the [     ] distribution date.  The depositor anticipates that substantially all of the funds in the pre-funding account will be used to purchase additional home equity lines of credit prior to the close of the pre-funding period.

•

At the closing date, the depositor will also deposit approximately $[     ] in a capitalized interest account for use by the [securities administrator] [trustee] as needed during the pre-funding period to ensure that all required interest payments are made on the certificates.

See “Description of the HELOCs” and “Underwriting Standards” in this prospectus supplement and “The Trusts and the Trust Estates—The HELOCs” in the prospectus for a general description of the characteristics of the initial and subsequent home equity lines of credit and the underwriting guidelines applied in their origination.]

[Revolving Period

•

On each distribution date during the revolving period (i.e. from the closing date until [    ]), the depositor may direct the trustee to purchase from the depositor for inclusion in the trust fund additional home equity lines of credit, up to an aggregate maximum purchase price of $[    ].  If the depositor so directs, the trustee will deposit all or a portion of payments in respect of principal [and excess interest] that would otherwise be made to certificateholders into a separate revolving account established for the loan pool, and will apply deposits in the revolving account to fund the purchase of such additional home equity lines of credit, provided certain other conditions are satisfied at the time of purchase.  Funds on deposit in the revolving account may only be applied to acquire additional home equity lines of credit for the loan pool.  The additional home equity lines of credit will have the same general characteristics as the loan pool described in this prospectus supplement.

See “Description of the HELOCs” and “Underwriting Standards” in this prospectus supplement and “The Trusts and the Trust Assets—Revolving Period” in the prospectus for a general description of the characteristics of any home equity lines of credit to be acquired by the trust fund during the revolving period and the underwriting guidelines applied in their origination.]

HELOC Representations and Warranties

The seller has made certain representations and warranties concerning the home equity lines of credit to the depositor under the home equity line of credit purchase agreement. The depositor’s rights to these representations and warranties will be assigned to the issuer under the pooling and servicing agreement for the benefit of certificateholders.

[Following the discovery of a breach of any representation or warranty that materially and adversely affects the value of a home equity line of credit, or receipt of notice of that breach, the seller will be required to (1) cure that breach, (2) repurchase the affected home equity line of credit from the trustee or (3) in certain circumstances, substitute another home equity line of credit.]

[In order to substitute a new home equity line of credit for a home equity line of credit that has been removed from the trust fund because of a breach of a representation or warranty, (a) substitution must generally take place within [two] years from the closing date and (b) a home equity line of credit that is materially similar to the deleted home equity line of credit must be available for substitution.]

See “The Loan Purchase Agreement and the Pooling and Servicing Agreement—Sale of the HELOCs” in this prospectus supplement.

HELOC Servicing

The home equity lines of credit will be master serviced by [     ].  The master servicer will oversee the servicing of the home equity lines of credit by the servicer, but will not be ultimately responsible for the servicing of the home equity lines of credit, except as provided in the pooling and servicing agreement and described in this prospectus supplement.

The home equity lines of credit will be serviced by [HomeBanc Corp.]  On the closing date, [HomeBanc Corp.]  will enter into a subservicing agreement with [HomeBanc Mortgage Corporation] for the servicing of the home equity lines of credit.

If the servicer is removed due to default or otherwise, a successor servicer acceptable to the master servicer and the rating agencies will assume responsibility for the servicing of the home equity lines of credit, as described in this prospectus supplement.

See “The Servicer and the Subservicer,” “HELOC Servicing” and “The Loan Purchase Agreement and the Pooling and Servicing Agreement—Events of Default; Servicer Termination Events” in this prospectus supplement.

[Optional Purchase of the HELOCs

The [servicer] may purchase the home equity lines of credit on any distribution date following the month in which the total principal balance of the home equity lines of credit declines to less than [     ]% of their initial total principal balance.

If the home equity lines of credit are purchased, certificateholders will be paid accrued interest and principal in an amount not to exceed the purchase price.

If the option to purchase the home equity lines of credit is not exercised on the earliest possible distribution date as described above, then, beginning with the next succeeding distribution date and thereafter, the interest rates of the certificates will be increased as described in this prospectus supplement.

See “Description of the Certificates—Optional Purchase of the HELOCs” in this prospectus supplement for a description of the purchase price to be paid for the home equity lines of credit.

See the table on page S-[     ] for a description of the increased interest rates to be paid on the certificates in the event that the purchase option with respect to the home equity lines of credit is not exercised as described above.]

[To be provided as applicable.]

Financing

The underwriters, or affiliates of the underwriters, have provided financing for certain of the home equity lines of credit. A portion of the proceeds of the sale of the certificates will be used to repay this financing.

Tax Status

The securities administrator, on behalf of the trustee, will elect to treat all or a portion of the trust fund as multiple REMICs for federal income tax purposes. Each of the offered certificates, the Class [     ] Certificates and the Class [     ] Certificates will represent ownership of “regular interests” in a REMIC. The Class [     ] Certificate will be designated as the sole class of “residual interest” in each of the REMICs.

Certain of the offered certificates may be issued with original issue discount for federal income tax purposes.

See “Material Federal Income Tax Considerations” in this prospectus supplement and in the accompanying prospectus for additional information concerning the application of federal income tax laws to the certificates.

ERISA Considerations

Generally, all of the certificates offered by this prospectus supplement may be purchased by employee benefit plans or other retirement arrangements subject to the Employee Retirement Income Security Act of 1974 or Section 4975 of the Internal Revenue Code of 1986.  You should consult with your counsel with respect to the legal consequences of such plan’s or arrangement’s acquisition and ownership of certificates.

See “ERISA Considerations” in this prospectus supplement and in the prospectus for a more complete discussion of these issues.

Legal Investment Considerations

[The certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

There may be other restrictions on the ability of certain types of investors to purchase the certificates that prospective investors should also consider.

See “Legal Investment Considerations” in this prospectus supplement and in the prospectus.

Ratings of the Offered Certificates

Each class of offered certificates will initially have the ratings from [     ] specified on page S-[     ].

These ratings are not recommendations to buy, sell or hold these certificates.  A rating may be changed or withdrawn at any time by the assigning rating agency.

The ratings do not address the possibility that, as a result of principal prepayments, the yield on your certificates may be lower than anticipated.

The ratings do not address the payment of any basis risk shortfalls with respect to the offered certificates.

See “Ratings” in this prospectus supplement for a more complete discussion of the ratings of the offered certificates.

See “Ratings” in this prospectus supplement for a more complete discussion of the ratings of the offered certificates.

Risk Factors

The following information, which you should carefully consider, identifies certain significant sources of risk associated with an investment in the offered certificates.

Cash Flow Limited in Early Years of HELOCs

Each home equity line of credit has a draw period that lasts for the first [5] or [15] years and substantially all have a repayment term for the last [10] years of the term (as more fully described in this prospectus supplement).  No principal or a minimal amount of principal is due during the draw period although a borrower may voluntarily make a principal payment.  Monthly principal payments during the repayment period are required in amounts that will evenly amortize the amount outstanding at the commencement of the repayment period over the remaining term of the home equity line of credit.  Collections on the home equity lines of credit may also vary due to seasonal purchasing and payment habits of borrowers.  As a result there may be limited collections available to make payments to you and you may receive payments of principal more slowly than anticipated.

The Servicer Has Limited Ability to Change the Terms
of the HELOCs

The servicer may agree to changes in the terms of a home equity line of credit if the changes:

•

do not materially and adversely affect the interest of the certificateholders or the insurer (including the tax status of any REMIC created by the trust agreement); and

•

are consistent with prudent business practice.

In addition, the servicer, within certain limitations, may increase the credit limit and reduce the loan rate related to a home equity line of credit.  Any increase in the credit limit related to a home equity line of credit could increase the combined loan-to-value ratio of that home equity line of credit and, accordingly, may increase the likelihood and could increase the severity of loss in the event of a default under that home equity line of credit.  In addition, any reduction in the loan rate of a home equity line of credit could reduce the excess cashflow available to absorb losses.

See “Description of the HELOCs – HELOC Terms” in this prospectus supplement.

Interest Payable on the Offered Certificates and Interest Payable on the HELOCs Differ

Interest payable on the home equity lines of credit may be insufficient to pay interest on the offered certificates, which accrues on the basis of LIBOR plus the applicable margin set forth in the table on page S-[   ], subject to a maximum rate based in part on the interest rates on the home equity lines of credit.  Interest payable on the home equity lines of credit will accrue at a variable rate based on [the prime rate] [one-month LIBOR] [insert other applicable index] plus a designated margin, subject to maximum limitations on adjustments.  As a result, the offered certificates may accrue less interest than they would accrue if the interest rate on the offered certificates were based solely on LIBOR plus the applicable margin set forth in the table on page S-[   ].

If the sum of LIBOR plus the applicable margin set forth in the table on page S-[   ] exceeds the maximum rate of interest allowed on the offered certificates, such shortfalls will be paid to the related certificateholders only if amounts are available for such payment on a subsequent payment date and at a lower priority than interest is normally paid to those certificateholders.

LIBOR and the prime rate may not respond to the same economic factors and there is no necessary correlation between them.  Any reduction in the spread between LIBOR and the prime rate will also reduce the amount of interest receipts on the home equity lines of credit that would be available to absorb losses and charge-offs.  In that event, if the overcollateralization were depleted, you would experience a loss.

Limited Information Regarding
Prepayment History

All of the home equity lines of credit may be prepaid in whole or in part at any time.  Neither the seller nor the master servicer is aware of any publicly available studies or statistics on the rate of prepayment of home equity lines of credit.  Home equity lines of credit usually are not viewed by borrowers as permanent financing and may experience a higher rate of prepayment than traditional mortgage loans.  The trust’s prepayment experience may be affected by a wide variety of factors, including:

•

general economic conditions;

•

interest rates;

•

the availability of alternative financing;

•

homeowner mobility; and

•

changes affecting the ability to deduct interest payments on home equity lines of credit for federal income tax purposes.

Prepayments on the home equity lines of credit will result in earlier payments of principal on your certificates.  In addition, substantially all of the home equity lines of credit contain due-on-sale provisions, which may affect the rate of prepayment.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement.

[Special Default Risks of Second Lien HELOCs]

]

[Approximately [    ]% of the home equity lines of credit are secured by second liens on the related mortgaged properties. These second lien home equity lines of credit are subordinate to the rights of the lender under the related first lien home equity lines of credit and may present special risks upon default of any second lien home equity lines of credit.

[Risks Relating to Declines in Property Values and Second Lien HELOCs]

[An overall decline in residential real estate prices could adversely affect the values of the mortgaged properties and cause the outstanding principal balances of the second lien home equity lines of credit, together with the senior lien mortgage loans secured by the same mortgaged properties, to equal or exceed the value of the mortgaged properties.  This type of a decline would adversely affect the position of a second lender before having the same effect on the related first lender.  A rise in interest rates over a period of time and the general condition of a mortgaged property as well as other factors may have the effect of reducing the value of the mortgaged property from the appraised value at the time the mortgage loan was originated.  If there is a reduction in the value of a mortgaged property, the ratio of the principal balance of the loan to the value of the mortgaged property may increase, reducing the likelihood of liquidation or other proceeds being sufficient to satisfy the second lien home equity line of credit after satisfaction of the senior lien.  In addition, because certain second lien home equity lines of credit provide for interest only payments for the first [     ] years after origination, there will be no principal amortization of the second lien home equity lines of credit and consequent reduction in the combined loan-to-value ratio during that period.]

[To be provided as applicable.]

[Risks Related to Servicing and Subservicing]

]

[The servicer and the subservicer have only limited experience servicing home equity lines of credit in their portfolios and limited experience servicing home equity lines of credit in a securitization, which could lead to higher levels of delinquencies and defaults on the home equity lines of credit than would be the case if the home equity lines of credit were directly serviced by a more experienced servicer.  The master servicer will monitor the performance of the servicer and the subservicer, but if substantial losses occur as a result of delinquencies and defaults on the home equity lines of credit, you may suffer losses.  As a result of the servicer’s and subservicer’s limited experience in servicing home equity lines of credit, the historical delinquency, bankruptcy, foreclosure and default experience of the subservicer included in this prospectus supplement under “The Servicer and the Subservicer” may not be reflective of the future delinquency and loss experience to be expected of the subservicer.

See “The Servicer and the Subservicer” and “HELOC Servicing” in this prospectus supplement.]

Risks Related to Potential Inadequacy of Credit Enhancement and other Support

[The certificates are not insured by any surety bond.]  The credit enhancement features described in this prospectus supplement are intended to enhance the likelihood that holders of more senior classes of certificates will receive regular payments of interest and principal, but are limited in nature and may be insufficient to cover all losses on the home equity lines of credit.

Excess Interest and Overcollateralization.  In order to achieve and maintain overcollateralization after losses have occurred on the home equity lines of credit it will be necessary that the home equity lines of credit generate more interest than is needed to pay interest on the certificates, as well as the fees and expenses of the trust fund.  [We expect that the home equity lines of credit will generate more interest than is needed to pay these amounts, at least during certain periods, because the weighted average of the interest rates on the home equity lines of credit in the loan pool is expected to be higher than the weighted average of the interest rates on the certificates.]  Any remaining interest generated by the home equity lines of credit will, in effect, absorb losses on the home equity lines of credit, and will be applied to achieve and maintain overcollateralization.

We cannot assure you, however, that the home equity lines of credit[, together with amounts available from the interest rate cap agreements] will generate enough excess interest in all periods to achieve and maintain the overcollateralization level required by the rating agencies.  The following factors will affect the amount of excess interest that the home equity lines of credit will generate:

Prepayments.  Every time a home equity line of credit is prepaid, total excess interest after the date of prepayment will be reduced because that home equity line of credit will no longer be outstanding and generating interest, or, in the case of a partial prepayment, will be generating less interest.  The effect on your certificates of this reduction will be influenced by the amount of prepaid loans and the characteristics of the prepaid loans.  Prepayment of a disproportionately high number of high interest rate home equity lines of credit would have a greater negative effect on future excess interest.

Defaults, Delinquencies and Liquidations.  If the rates of delinquencies, defaults or losses on the home equity lines of credit turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available to pay certificateholders.  Every time a home equity line of credit is liquidated or written off, excess interest is reduced because the home equity line of credit will no longer be outstanding and generating interest.  Defaults on a disproportionately high number of high interest rate home equity lines of credit would have a greater negative effect on future excess interest.

[Increases in LIBOR.  Approximately [     ]% of the home equity lines of credit have interest rates that adjust based on a [     ] index and not the one-month LIBOR index used to determine the interest rates on the certificates.  As a result of an increase in one-month LIBOR, the interest rate on the related certificates may increase relative to interest rates on the home equity lines of credit, requiring that more of the interest generated by the home equity lines of credit be applied to cover interest on the certificates.]

See “Description of the Certificates—Credit Enhancement— Overcollateralization” in this prospectus supplement.

Subordination.   Subordination in right of payment of the subordinate certificates provides a form of credit enhancement for the senior certificates and for each class of subordinate certificates having a higher priority of payment.  However, if this subordination is insufficient to absorb losses in excess of excess interest and any overcollateralization, then holders of subordinate certificates [, particularly the Class [     ] Certificates,] may never receive all of their principal payments.  You should consider the following:

•

if you buy a Class [     ] Certificate and losses on the home equity lines of credit exceed excess interest and any overcollateralization that has been created, plus the total class principal amount of the Class [     ] Certificates, the principal amount of your certificate will be reduced proportionately with the amounts of the other Class [     ] Certificates by the amount of that excess; and

•

if you buy a Class [     ] Certificate and losses on the home equity lines of credit exceed excess interest and any overcollateralization that has been created, plus the total class principal amount of the Class [     ] and [     ] Certificates, the principal amount of your certificate will be reduced proportionately with the amounts of the other Class [     ] Certificates by the amount of that excess.

See “Description of the Certificates—Credit Enhancement— Subordination” in this prospectus supplement.

Risks Related to Unpredictability and Effect of Prepayments

The rate of prepayments on the home equity lines of credit will be sensitive to prevailing interest rates.  Generally, if prevailing interest rates decline, loan prepayments may increase due to the availability of refinancing at lower interest rates.  If prevailing interest rates rise, prepayments on the home equity lines of credit may decrease.

A prepayment of a home equity line of credit will usually result in a payment of principal on the certificates, and, depending on the type of certificate and the price investors paid for that certificate, may affect the yield on that certificate.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Unpredictability and Effect of Prepayments” in the prospectus for a description of factors that may influence the rate and timing of prepayments on the loans.

Increased Risk of Loss as a Result of 10 Year Amortization Period of the HELOCs

The home equity lines of credit require no principal payments or minimal principal payments during the first [5] or [15] years following origination, and substantially all of the home equity lines of credit require repayment of the principal amount outstanding at the commencement of the repayment period over the remaining term in equal monthly installments.  Home equity lines of credit with terms like these pose a special payment risk because the borrower must start making substantially higher monthly payments at the start of the repayment period.  If the borrower is unable to make such increased payments, the borrower may default.  You may suffer a loss if the collateral for such home equity line of credit, and the other forms of credit enhancement, are insufficient or unavailable to cover the loss and the insurer fails to perform under the insurance policy.

[The Incurrence of Additional Debt by Borrowers Could Increase Your Risk]

[With respect to home equity lines of credit that were used for debt consolidation, there can be no assurance that the borrower will not incur further debt.  This reloading of debt could impair the ability of borrowers to service their debts, which in turn could result in higher rates of delinquency and loss on the home equity lines of credit.  See “Description of the HELOCs” in this prospectus supplement.]

[Risks Related to Amounts in the Pre-Funding Account being Applied to Pay Principal on the Certificates]

[If the aggregate principal balance of the additional home equity lines of credit to be acquired by the trust fund by the end of the pre-funding period is less than the initial pre-funding amount allocable to the loan pool, the amount of such differential will be paid to the related certificateholders on the [     ] distribution date in the same manner and priority as the home equity line of credit collections of principal.  Any such payment will reduce the weighted average life of the certificates and may adversely affect the yield of the certificates.  Certificateholders would bear the risk of being unable to invest such early payment at a yield that is at least equal to the yield on the certificates.  The depositor believes that substantially all of the funds in the pre-funding account will be used for the purchase of additional home equity lines of credit prior to the end of the pre-funding period.]

Delay in Receipt of Liquidation
Proceeds; Liquidation Proceeds May Be Less Than Mortgage
Loan Balance

Substantial delays could be encountered in connection with the liquidation of delinquent home equity lines of credit.  Further, reimbursement of servicing advances made by or on behalf of the servicer and liquidation expenses such as legal fees, real estate taxes and maintenance and preservation expenses may reduce the portion of liquidation proceeds payable to certificateholders.  If a mortgaged property fails to provide adequate security for the related home equity line of credit, you could incur a loss on your investment if the applicable credit enhancement is insufficient to cover the loss.

Risks Related to Geographic Concentration of HELOCs

Approximately [     ]% of the home equity lines of credit to be included in the trust fund are secured by properties located in     [     ] and approximately [     ]% of the home equity lines of credit to be included in the trust fund are secured by properties located in     [     ].  The rate of delinquencies, defaults and losses on the home equity lines of credit may be higher than if fewer of the home equity lines of credit were concentrated in these states because the following conditions, among others, will have a disproportionate impact on the home equity lines of credit in general.

See “Yield, Prepayment and Weighted Average Life” in this prospectus supplement and “Risk Factors—Geographic Concentration of the HELOCs” in the prospectus.  For additional information regarding the geographic concentration of the home equity lines of credit to be included in the loan pool, see the geographic distribution table under “Description of the HELOCs” in this prospectus supplement.

Violation of Various Federal, State and Local Laws May Result in Losses on the HELOCs

Applicable state laws generally regulate interest rates and other charges, require certain disclosure, and require licensing of the seller and its lending affiliates.  In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the home equity lines of credit.

See “Risk Factors—Violations of Various Federal, State and Local Laws May Result in Losses on the HELOCs” in the prospectus.

Violation of Predatory Lending/Risks Related to High Cost Loans

Various federal, state and local laws have been enacted that are designed to discourage predatory lending practices. Failure to comply with these laws, to the extent applicable to any of the home equity lines of credit, could subject the trust, as an assignee of the home equity lines of credit, to monetary penalties and could result in the borrowers rescinding the affected home equity lines of credit. If the loans are found to have been originated in violation of predatory or abusive lending laws and the seller does not repurchase the affected loans and pay any related liabilities, certificateholders could incur losses.

For a discussion of anti-predatory lending laws and the effect of any “high cost” loans on the trust fund, see “Risk Factors—Predatory Lending Laws/High Cost Loans” in the prospectus.

Bankruptcy Proceedings
Could Delay or Reduce Distributions on the Certificates

Each transfer of a home equity line of credit to the seller, from the seller to the depositor and from the depositor to the issuer, is intended to be an absolute and unconditional sale of that home equity line of credit and will be reflected as such in the applicable documents, although [HomeBanc Corp.] will treat this securitization transaction as a financing for accounting purposes.  However, in the event of insolvency of a prior owner of a home equity line of credit, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of that home equity line of credit by the insolvent party as a borrowing secured by a pledge of the home equity line of credit.  Such an attempt, even if unsuccessful, could result in delays in payments on the certificates.  If such an attempt were successful, it is possible that the affected home equity lines of credit could be sold in order to liquidate the assets of the insolvent entity.  In the case of the insolvency of the seller, there can be no assurance that the proceeds of such a liquidation would be sufficient to repay the certificates in full.

[Material Legal Proceedings]

[Description of any material legal or governmental proceedings pending against the transaction parties is to be provided, as applicable.]

Description of the Certificates

General

The HomeBanc Home Equity Trust [     ] Home Equity Loan Pass-Through Certificates, Series [     ] will consist of the Class[     ], Class [     ] and Class [     ].  Only the Offered Certificates are offered hereby.

The Certificates represent beneficial ownership interests in the Trust Fund, the assets of which will consist primarily of (1) [     ] Loan Pool[s] of [describe HELOCs], [certain of which will be acquired by the Trust Fund on the Closing Date and others of which have been identified and are intended to be acquired by the Trust Fund from time to time subsequent to the Closing Date but prior to [     ]]; (2) such assets as from time to time are deposited in respect of the HELOCs in the Servicing Account, Collection Account and the Distribution Account maintained by the Servicer, the Master Servicer and the Securities Administrator, respectively, on behalf of the Trustee; (3) property acquired by foreclosure of HELOCs or deed in lieu of foreclosure; (4) the rights of the Depositor under the Loan Purchase Agreement, as described under “The Loan Purchase Agreement and the Pooling and Servicing Agreement—Sale of HELOCs” herein; (5) the Basis Risk Reserve Fund, as described under “— Distributions of Interest— Basis Risk Shortfalls; (6) [     ] interest rate cap agreement[s], as described under “—Distributions of Interest—The Interest Rate Cap Agreement[s]” herein; and (7) all proceeds of the foregoing.

Each class of Offered Certificates will be issued in the respective approximate initial total principal amount specified in the table on page S-[     ].  [The Class [     ] Certificates will be entitled to the amounts provided in the Pooling and Servicing Agreement and will be issued without interest rates.]  The initial total Class Principal Amount of the Offered Certificates may be increased or decreased by up to [     ] percent to the extent that the Cut-off Date Balance of the HELOCs is correspondingly increased or decreased as described under “Description of the HELOCs” herein.  The Class [     ] Certificates will be issued in the approximate initial Class Principal Amount of $[     ] and will accrue interest at the Class [     ] Certificate Interest Rate.

[The Class [     ] Certificates will be entitled to monthly excess cashflow from the HELOCs remaining after required distributions are made to the Offered Certificates and the Class [     ] Certificates and certain fees, expenses, indemnities and reimbursements are paid.  The Class [     ]  Certificates evidence the residual interest in each of the REMICs and will represent the remaining interest in the assets of the Trust Fund after the required distributions are made to all other Classes of Certificates and certain fees, expenses, indemnities and reimbursements are paid.

An affiliate of the Seller will initially hold the Class [     ]  and Class [     ] Certificates and may place such Certificates into a separate trust or other special purpose entity and issue securities backed by all or a portion of such Certificates.]

Distributions on the Certificates will be made on the [25]th day of each month or, if the [25]th day is not a Business Day, on the next succeeding Business Day, beginning in [     ], to Certificateholders of record on the applicable Record Date.

Distributions on the Certificates will be made to each registered holder entitled thereto, by wire transfer in immediately available funds; provided that the final distribution in respect of any Certificate will be made only upon presentation and surrender of such Certificate at the office of the Securities Administrator in its capacity as Certificate Registrar.

The Offered Certificates will be issued, maintained and transferred on the book-entry records of DTC and its Participants.

Each class of Book-Entry Certificates will be represented by one or more global certificates that equal in the aggregate the initial Class Principal Amount of the related class registered in the name of the nominee of DTC.  The Depositor has been informed by DTC that DTC's nominee will be Cede & Co.  No person acquiring an interest in a Book-Entry Certificate will be entitled to receive a physical certificate representing such person's interest, except as set forth below under “—Book-Entry Registration—Definitive Certificates.” Unless and until Definitive Certificates are issued for the Book-Entry Certificates under the limited circumstances described herein, all references to actions by Certificateholders with respect to the Book-Entry Certificates shall refer to actions taken by DTC upon instructions from its Participants, and all references herein to payments, notices, reports and statements to Certificateholders with respect to the Book-Entry Certificates shall refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Certificates, for payment to Beneficial Owners by DTC in accordance with DTC procedures.

Book-Entry Registration

General.  Beneficial Owners will hold their Certificates through DTC in the United States, or Clearstream Luxembourg or Euroclear in Europe if they are participants of such systems, or indirectly through organizations that are participants in such systems.  Clearstream Luxembourg and Euroclear will hold omnibus positions on behalf of their participants through customers' securities accounts in Clearstream Luxembourg's and Euroclear's names on the books of their respective depositaries which in turn will hold such positions in customers' securities accounts in the depositaries names on the books of DTC.  Citibank, N.A. generally, but not exclusively, will act as depositary for Clearstream Luxembourg and JPMorgan Chase Bank National Association generally, but not exclusively, will act as depositary for Euroclear.  Except as described below, no Beneficial Owner will be entitled to receive a physical certificate representing such Certificate.  Unless and until Definitive Certificates are issued, it is anticipated that the only “Certificateholder” of the Book-Entry Certificates will be Cede & Co., as nominee of DTC.  Beneficial Owners will not be Certificateholders as that term is used in the Pooling and Servicing Agreement.  Beneficial Owners are only permitted to exercise their rights indirectly through Participants and DTC.

The Beneficial Owner's ownership of a Book-Entry Certificate will be recorded on the records of the Financial Intermediary that maintains the Beneficial Owner's account for such purpose.  In turn, the Financial Intermediary's ownership of such Book-Entry Certificate will be recorded on the records of DTC (or of a Participant, whose interest will in turn be recorded on the records of DTC, if the Beneficial Owner's Financial Intermediary is not a DTC participant) and on the records of Clearstream Luxembourg or Euroclear, as appropriate).  Beneficial Owners will receive all distributions of principal of, and interest on, the Book-Entry Certificates from the Securities Administrator through DTC and DTC participants.  See “Book-Entry Registration” in the prospectus.

Distributions of Interest

Calculation of Interest.  The amount of interest payable on each Distribution Date in respect of each class of Certificates will equal the Current Interest [and any Carryforward Interest] for such class on such date.  Interest will accrue on the Certificates on the basis of [     ].

Interest Distribution Priorities.  On each Distribution Date, Interest Funds will be paid in the following order of priority:

(1)

[concurrently, in proportion to the amount of Current Interest and any Carryforward Interest for each such class, to the Senior Certificates, Current Interest and any Carryforward Interest for each such class for such Distribution Date;

(2)

to the payment of accrued and unpaid interest on any Credit Line Advances that have not previously been reimbursed pursuant to clause (B)(2) under “—Payments of Principal” below;

(3)

to the Class [     ] Certificates,  Current Interest and any Carryforward Interest for such class for such Distribution Date;

(4)

to the Class [     ] Certificates, Current Interest and any Carryforward Interest for such class for such Distribution Date; and

(5)

for application as part of Monthly Excess Interest for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any Interest Funds remaining after application pursuant to clauses (1) through (4) above].

[May vary in accordance with structure of transaction.]

[The Interest Rate Cap Agreement[s].  On or prior to the Closing Date, the Issuer will enter into the Cap Agreement[s] with the Cap Counterparty.

Under the terms of [the] [each] Cap Agreement, in exchange for a fixed payment made on behalf of the Trust Fund on the Closing Date, the Cap Counterparty will be obligated to pay to the Trustee at least one Business Day prior to each Distribution Date, [commencing and ending with the Distribution Dates specified in Annex D to this prospectus supplement for such Cap Agreement, one month’s interest calculated at an annual rate equal to the product of (a)  the excess, if any, of One-Month LIBOR over the related Strike Rate, (b) a scheduled notional amount for such Distribution Date, each as set forth in Annex D to this prospectus supplement and (c)  the actual number of days in the related Accrual Period divided by 360.  The initial notional amount for [the] [each] Cap Agreement will decline each month as specified in Annex D to this prospectus supplement.

The Cap Agreements will terminate after the Distribution Date specified in Annex D to this prospectus supplement.]  [To be provided as applicable.]

It is intended that payments under the Cap Agreements provide limited protection against upward movements in One-Month LIBOR and reduce basis risk to the Certificates associated with the Trust Fund’s investment in certain HELOCs.  See “Description of the HELOCs.”

[State whether the significance percentage with respect to the Cap Agreements is less than 10%, or 10% or more but less than 20%, or 20% or more.]

[If the significance percentage of the Cap Agreements is 10% or more, but less than 20%, then provide financial data as required by Item 301 of Regulation S-K.  If 20% or more, provide financial statements meeting the requirements of Regulation S-X.]

However, there can be no assurance that amounts payable to the Trust Fund under the Cap Agreement[s] will be sufficient to cover such shortfalls.  In addition, the Cap Agreement[s] will provide protection against upward movements in One-Month LIBOR and reduce the basis risk to the Certificates only for the periods specified in Annex D to this prospectus supplement.

On each Distribution Date, the Paying Agent will distribute the amounts received by the Trust Fund under [the] [each] Cap Agreement to holders of the Certificates in the following order of priority:

(1) [to the payment of accrued and unpaid interest on any Credit Line Advances that have not previously been reimbursed pursuant to clause (B)(2) under “—Payments of Principal” below after giving effect to payments made on such Payment Date under “—Payments of Interest”;]

(2) [concurrently, in proportion to the amount of Basis Risk Shortfall for each such class, to the Senior Certificates, any Basis Risk Shortfall for each such class and such Distribution Date;]

(3) to the Class [     ] Certificates, any Basis Risk Shortfall for such class and such Distribution Date;

(4) to the Class [     ] Certificates, any Basis Risk Shortfall for such class and such Distribution Date; and

(5) to the Class [    ] Certificate, any remaining amounts].

[If such amounts are insufficient to cover the total amount of any Basis Risk Shortfall, the only other source of coverage will be the Monthly Excess Cashflow, if any.]

The long term credit ratings of [the] [each] Cap Counterparty, as of the date hereof, are “[     ]” by [     ] and “[     ]” by [     ].  There can be no assurance that such ratings will be maintained.

[The] [Each] Cap Agreement is terminable by the Trust Fund or the Cap Counterparty following the occurrence of certain specified events of default, including failure of the Cap Counterparty to make required payments, and certain standard events under the 1992 International Swaps and Derivatives Association, Inc.  Master Swap Agreement (Multicurrency—Cross-Border).]

[To be provided as applicable.]

Basis Risk Shortfalls.  With respect to each Distribution Date and any Class of LIBOR Certificates, to the extent that (a) the applicable Certificates Interest Rate (calculated without regard to the Available Funds Cap) for such Class exceeds (b) the Available Funds Rate, such Class will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall with interest thereon at the applicable Certificate Interest Rate (calculated without regard to the Available Funds Rate) before the holders of the Class  [    ] Certificate are entitled to any distributions. Such Class of LIBOR Certificates will be entitled to the amount of such Basis Risk Shortfall or Unpaid Basis Risk Shortfall from Monthly Excess Cashflow, treated as paid from, and to the extent such funds are on deposit in, the Basis Risk Reserve Fund. The source of funds on deposit in the Basis Risk Reserve Fund will be limited to (1) an initial deposit of $[          ] by the Depositor and (2) certain amounts that would otherwise be distributed to the Class [    ] Certificate. Notwithstanding the foregoing, the amount of any Basis Risk Shortfall for any Class of LIBOR Certificates for any Distribution Date may not exceed the amount, if any, by which (x) the amount payable at the applicable Maximum Certificate Interest Rate exceeds (y) the amount payable at the Available Funds Rate.

The amount of Monthly Excess Cashflow distributable with respect to the Class  [    ] Certificate on any Distribution Date will be reduced by the amount of any Basis Risk Payment not satisfied from amounts, if any, on deposit in the Basis Risk Reserve Fund.

[Determination of LIBOR.

On each LIBOR Determination Date, the Securities Administrator will determine One-Month LIBOR based on the “Interest Settlement Rate” for U.S.  dollar deposits of one-month maturity set by the BBA as of 11:00 a.m.  (London time) on the LIBOR Determination Date.

The BBA's Interest Settlement Rates are currently displayed on the Designated Telerate Page.  Such Interest Settlement Rates are also currently available on Reuters Monitor Money Rates Service page “LIBOR01” and Bloomberg L.P. page “BBAM.” The BBA's Interest Settlement Rates currently are rounded to five decimal places.

With respect to any LIBOR Determination Date, if the BBA's Interest Settlement Rate does not appear on the Designated Telerate Page as of 11:00 a.m.  (London time) on such date, or if the Designated Telerate Page is not available on such date, the Securities Administrator will obtain such rate from the Reuters or Bloomberg page.  If such rate is not published for such LIBOR Determination Date, LIBOR for such date will be the most recently published Interest Settlement Rate.  In the event that the BBA no longer sets an Interest Settlement Rate, the Securities Administrator will designate an alternative index that has performed, or that the Securities Administrator expects to perform, in a manner substantially similar to the BBA's Interest Settlement Rate.

The Securities Administrator will select a particular index as the alternative index only if it receives an opinion of counsel (furnished at the Trust Fund’s expense) that the selection of such index will not cause any of the REMICs to lose their classification as REMICs for federal income tax purposes.

The establishment of One-Month LIBOR on each LIBOR Determination Date by the Securities Administrator and the Securities Administrator's calculation of the rate of interest applicable to the Certificates for the related Accrual Period will (in the absence of manifest error) be final and binding.

[To be provided as applicable.]

Distributions of Principal

On each Distribution Date, the Principal Distribution Amount will be paid as follows:

A.

[On each Distribution Date during the Revolving Period, to the Depositor, the purchase price of any Additional HELOCs to be purchased by the Trust Fund from the Depositor on such Distribution Date;]

B.

[After the Revolving Period and] [On each Distribution Date (a) prior to the Stepdown Date or (b) with respect to which a Trigger Event is in effect, in the following order of priority:

(1)

concurrently, in proportion to the Class Principal Amounts thereof, to the Senior Certificates, in reduction of their Class Principal Amounts until the Class Principal Amount of each such class has been reduced to zero;

(2)

an amount equal to the total amount of Credit Line Advances to be paid in accordance with the Pooling and Servicing Agreement;

(3)

to the Class [     ] Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

(4)

to the Class [     ] Certificates, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero; and

(5)

for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any Principal Distribution Amount remaining after application pursuant to clauses (1) through (4) above.]

[May vary in accordance with structure of transaction.]

C.

[On each Distribution Date (a) on or after the Stepdown Date and (b) with respect to which a Trigger Event is not in effect, in the following order of priority:

(1)

concurrently, in proportion to the Class Principal Amounts thereof, to the Senior Certificates, an amount equal to the Class [     ] Principal Distribution Amount, in reduction of their Class Principal Amounts until the Class Principal Amount of each such class has been reduced to zero;

(2)

an amount equal to the total amount of Credit Line Advances to be paid in accordance with the Pooling and Servicing Agreement;

(3)

to the Class [     ] Certificates, an amount equal to the Class [     ] Principal Distribution Amount, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero;

(4)

to the Class [     ] Certificates, an amount equal to the Class [    ] Principal Distribution Amount, in reduction of their Class Principal Amount, until the Class Principal Amount of such class has been reduced to zero; and

(5)

for application as part of Monthly Excess Cashflow for such Distribution Date, as described under “—Credit Enhancement—Application of Monthly Excess Cashflow” below, any Principal Distribution Amount remaining after application pursuant to clauses (1) through (4) above.]

[May vary in accordance with structure of transaction.]

Credit Enhancement

Credit enhancement for the Certificates consists of the [subordination of the Subordinate Certificates, excess interest and overcollateralization], in each case as described herein.

[[Describe as applicable:]

Subordination.  The rights of holders of the Subordinate Certificates to receive distributions of interest with respect to the HELOCs will be subordinated, to the extent described herein, to such rights of holders of each class of Certificates having a higher priority of distribution, as described under “—Distributions of Interest.”  This subordination is intended to enhance the likelihood of regular receipt by holders of Certificates having a higher priority of payment of the full amount of interest payable thereon.

The limited protection afforded to holders of Certificates by means of the subordination of Subordinate Certificates having a lower priority of distribution will be accomplished by the preferential right of holders of more senior classes of Certificates to receive, prior to any distribution in respect of interest being made on any Distribution Date in respect of Certificates having a lower priority of distribution, the amounts of interest due them on such Distribution Date.

Application of Realized Losses.  If a HELOC becomes a Liquidated Loan during any Collection Period, the related Net Liquidation Proceeds, to the extent allocable to principal, may be less than the outstanding principal balance of that HELOC.  The amount of such insufficiency is a Realized Loss.  Realized Losses on HELOCs will have the effect of reducing amounts distributable in respect of,  first, the Class [     ] Certificates (both through the application of Monthly Excess Cashflow to fund such deficiency and through a reduction in the Overcollateralized Amount for the related Distribution Date); second, the Class [     ] Certificates; and third, Class [     ] Certificates, before reducing amounts distributable in respect of the Class [     ] Certificates.

To the extent that Realized Losses are incurred, those Realized Losses will reduce the Pool Balance, and thus may reduce the Overcollateralized Amount.  As described herein, the Overcollateralized Amount is increased and maintained by application of Monthly Excess Cashflow to make distributions of principal on the Certificates.

[If on any Distribution Date, after giving effect to all Realized Losses incurred with respect to the HELOCs during the related Collection Period and distributions of principal on such Distribution Date, the aggregate Class Principal Amount of the Offered Certificates exceeds the Pool Balance for such Distribution Date, the Class Principal Amounts of the Subordinate Certificates will be reduced in inverse order of priority of distribution.  Such Applied Loss Amounts will be allocated in reduction of the Class Principal Amount of first, the Class [     ] Certificates, until their Class Principal Amount has been reduced to zero; and second, the Class [     ] Certificates, until their Class Principal Amount has been reduced to zero. The Class Principal Amounts of the Class [     ] and Class [     ] Certificates will not be reduced by allocation of Applied Loss Amounts.

Holders of Subordinate Certificates will not receive any distributions in respect of Applied Loss Amounts, except to the extent of available Monthly Excess Cashflow as described below.

In the event that the Servicer recovers any amount with respect to a Liquidated Loan with respect to which a Realized Loss has been incurred after liquidation of such HELOC, such Subsequent Recovery will be distributed in accordance with the priorities described under “Description of the Certificates—Distributions of Principal—Principal Distribution Priorities” in this Prospectus Supplement and the Class Principal Amount of each class of Certificates that has previously been reduced by an Applied Loss Amount will be increased as described in the definition of “Certificate Principal Amount.” Any Subsequent Recovery that is received during a Prepayment Period will be included as a part of the Principal Distribution Amount for the related Distribution Date.]

Excess Interest  The HELOCs bear interest each month that in the aggregate is expected to exceed the amount needed to pay monthly interest on the Certificates and the expenses of the Master Servicer, the Servicer, the Securities Administrator, the Custodian and the Trustee.  Such excess interest from the HELOCs each month will be available to absorb Realized Losses on the HELOCs and to achieve and maintain overcollateralization at the required levels.

Overcollateralization.  On the Closing Date, the Cut-off Date Balance is expected to [approximately equal the initial aggregate Class Principal Amount of the Certificates].  The weighted average of the Net Loan Rates of the HELOCs is currently, and generally in the future is expected to be, [higher] than the weighted average interest rate on the Certificates.  As described below, the application of interest collections as distributions of principal will cause the aggregate Class Principal Amount of the Certificates to amortize more rapidly than the Pool Balance, thus achieving and maintaining overcollateralization (i.e., the excess of the Pool Balance over the aggregate Class Principal Amount of the Certificates).  However, Realized Losses with respect to HELOCs may reduce overcollateralization, and could result in an Overcollateralization Deficiency.

Application of Monthly Excess Cashflow.  On each Distribution Date, Monthly Excess Cashflow will be paid in the following order of priority:

A.

[On each Distribution Date during the Revolving Period, to the Depositor, the purchase price of any Additional HELOCs to be purchased by the Trust Fund from the Depositor on such Distribution Date;]

B.

[On each Distribution Date after the Revolving Period, in the following order of priority:]

(1)

[to fund the Extra Principal Distribution Amount, to the extent of Monthly Excess Interest available on such Distribution Date;

(2)

to the Basis Risk Reserve Fund, the amount of any Basis Risk Payment, and then from the Basis Risk Reserve Fund, in the following order of priority:

(a)

concurrently, in proportion to the amount of Basis Risk Shortfall Carryforward Amount for each such class, to the Senior Certificates, any Basis Risk Shortfall Carryforward Amount for each such class and such Distribution Date [to the extent not covered by the Cap Agreement[s]];

(b)

to the Class [     ] Certificates, any Basis Risk Shortfall Carryforward Amount for such class and such Distribution Date [to the extent not covered by the Cap Agreement[s]];

(c)

to the Class [     ] Certificates, any Basis Risk Shortfall Carryforward Amount for such class and such Distribution Date [to the extent not covered by the Cap Agreement[s]]; and

(3)

to the Class [     ] Certificate, the amount distributable thereon under the Pooling and Servicing Agreement.]

[May vary in accordance with structure of transaction.]

[Optional Purchase of the HELOCs

On the Initial Purchase Date, the [Servicer] will have the option to purchase the HELOCs, any REO Property and any other property remaining in the Trust Fund for the Purchase Price.  If such option is exercised, the Trust Fund will be terminated.  If the [Servicer] fails to exercise such option on the Initial Purchase Date, the applicable Certificate Interest Rate of each class of Offered Certificates will be increased as described under “Summary of Terms — The Certificates — Distributions on the Certificates — Interest Distributions” and the Certificate Interest Rate of the Class [     ] Certificates will be increased as described in the definition of “Class [     ] Certificate Interest Rate” in “Annex A—Defined Terms.”

[To be provided as applicable.]

The Securities Administrator

[     ]  will act as Securities Administrator for so long as it is also the Master Servicer.  The Securities Administrator will act as paying agent and Certificate Registrar and will be responsible for preparing certain investor reports, including the monthly distribution date statement to Certificateholders and the monthly distribution date statement to the Residual Holder, providing all customary tax reports to Certificateholders related to their investment, providing monthly calculations to the Trustee regarding distributions to Certificateholders.  The Securities Administrator will be compensated by the Master Servicer for its services.  The Securities Administrator will be entitled to reimbursement from the Trust Fund for certain expenses prior to distribution of any amounts to Certificateholders.  The office of the Securities Administrator for purposes of presentation of the Certificates for transfer and exchange and final distribution is located at [     ], or any other address that the Securities Administrator may designate from time to time by notice to the Certificateholders, the Depositor, the Servicer and the Trustee.

The Securities Administrator may resign at any time, in which event the Issuer will be obligated to appoint a successor Securities Administrator.  The Issuer may also remove the Securities Administrator if the Securities Administrator ceases to be eligible to continue as such under the Pooling and Servicing Agreement or if the Securities Administrator becomes incapable of acting, bankrupt, insolvent or if a receiver takes charge of the Securities Administrator or its property.  Upon such resignation or removal of the Securities Administrator, the Issuer will be entitled to appoint a successor Securities Administrator.  Any resignation or removal of the Securities Administrator and appointment of a successor Securities Administrator will not become effective until acceptance of the appointment by the successor Securities Administrator.  If at any time [     ] resigns, or transfers or assigns its rights and obligations, or is removed as Master Servicer, then at such time, [     ] will resign as Securities Administrator.

[Disclosure regarding the Securities Administrator’s experience serving as a securities administrator in the securitization of similar asset types to be provided for each transaction.]

The Trustee

[     ] will be the Trustee pursuant to the Pooling and Servicing Agreement.  The Trustee’s on going fees for its services will be paid by the Master Servicer.  The Trustee will be entitled to reimbursement from the Trust Fund for expenses and certain other amounts prior to distribution of any amounts to Certificateholders.  The Trustee's Corporate Trust Fund Office is located at [     ], or any other address that the Trustee may designate from time to time by notice to the Certificateholders, the Depositor, the Securities Administrator, the Master Servicer and the Servicer.

[Disclosure regarding the Trustee’s experience serving as a trustee or indenture trustee in the securitization of similar asset types to be provided for each transaction.]

The Custodian

[     ] will be the Custodian under the Custodial Agreement.  The Custodian’s on going fees for its services will be paid by the Master Servicer.  The Custodian will be entitled to reimbursement from the Trust Fund for expenses and certain other amounts prior to distribution of any amounts to Certificateholders.

[Disclosure regarding the Custodian’s experience serving as a custodian in the securitization of similar asset types to be provided for each transaction.]

Fees and Expenses of the Trust Fund

In consideration of their duties on behalf of the Trust Fund, the Servicer, the Master Servicer and the Trustee will receive from the assets of the Trust Fund certain fees as set forth in the following table:

Fee Payable to:	Frequency of Payment:	Amount of Fee:	How and When Fee is Payable:
Servicer	[monthly] [monthly]	[ ]% per annum. [All investment earnings on amounts on deposit in the Servicing Account.]	[Retained by the Servicer] [Deducted by the Servicer from the Servicing Account in respect of each HELOC, before payment of any amounts to Certificateholders.]
Master Servicer	[monthly]	[All investment earnings on amounts on deposit in the Collection Account less any payment of the fees payable to the Trustee and the Custodian.]	[Retained by the Master Servicer]
Trustee	[annually]	[A fixed annual fee of $[ ].]	[Payable from investment earnings on amounts on deposit in the Collection Account]

[The Securities Administrator will not receive any additional compensation with respect to its duties on behalf of the Trust Fund.  The fees of the Custodian will not be payable by the Trust Fund; the Master Servicer will be responsible for the payment of the fees of the Custodian.]  None of the fees set forth in the table above may be increased without amendment of the Pooling and Servicing Agreement as described under “The Agreements — The Pooling and Servicing Agreement and the Servicing Agreements — Amendment” in the prospectus.

[The Subservicer’s compensation will be paid by the Servicer out of its Servicing Fee; the Subservicer will not be entitled to any additional compensation from the assets of the Trust Fund.]

Expenses of the Servicer, the Custodian, the Master Servicer, the Securities Administrator, the Trustee and the Trustee will be reimbursed before payments are made on the Certificates.]

[May vary in accordance with structure of transaction.]

Description of the HELOCs

General

Except where otherwise specifically indicated, the discussion that follows and the statistical information presented therein is derived solely from the characteristics of the HELOCs as of the Cut-off Date. Whenever reference is made herein to the characteristics of the HELOCs or to a percentage of the HELOCs, unless otherwise specified, that reference is based on the Cut-off Date Balance.

The HELOCs in the Trust were originated under loan agreements and disclosure statements known as “Credit Line Agreements” and are secured by mortgages or deeds of trust, which are primarily first and second lien mortgages or deeds of trust, on residential properties that are primarily one- to four-family properties and also include planned unit developments and condominiums.  Approximately [     ]% of the Mortgaged Properties were owner-occupied at the time of origination.  The HELOCs were underwritten in accordance with the Underwriting Guidelines, as in effect at the time of origination.  Current underwriting standards are described under “Underwriting Guidelines” in the prospectus supplement.

Prior to the Closing Date, some of the HELOCs may be removed from the loan pool and other HELOCs may be substituted for those HELOCs removed.  The Seller believes that the information in this prospectus supplement relating to the HELOCs to be included in the loan pool (the “Loan Pool”) as presently constituted is representative of the characteristics of the HELOCs to be included in the Loan Pool as of the Closing Date, although some characteristics may vary.

In the information that follows, weighted average percentages are based upon the Cut-off Date Balances of the HELOCs.

The Loan Pool consists of [      ] HELOCs with an aggregate Cut-Off Date Balance of approximately $[       ].  As of the Cut-Off Date, the minimum Principal Balance and the maximum Principal Balance is approximately $([       ]) and $[        ], respectively, the average Principal Balance was approximately $[       ], the minimum Loan Rate and the maximum Loan Rate were approximately [       ]% and [       ]% per annum, respectively, and the weighted average Loan Rate was approximately [       ]% per annum.  As of the Cut-Off Date, the minimum remaining draw period and the maximum remaining draw period were approximately [       ] months and [       ] months, respectively, and the weighted average remaining draw period was approximately [       ] months.  The average credit limit utilization rate was approximately [       ]%, the minimum credit limit utilization rate was approximately ([       ])%, and the maximum credit limit utilization rate was approximately [       ]%.  The credit limit utilization rate is determined by dividing the Cut-off Date Principal Balance by the credit limit of the related Credit Line Agreement.  The weighted average combined original loan-to-value ratio of the HELOCs was approximately [       ]% as of the Cut-Off Date.

As of the Cut-Off Date, no HELOC had a combined loan-to-value ratio greater than approximately [100]%.  As of the Cut-Off Date, no more than [       ]% of the HELOCs were delinquent by more than 30 days.

As of the Cut-off Date, none of the HELOCs were subject to the Home Ownership and Equity Protection Act of 1994 and, as of the date of origination, none of the HELOCs were subject to any comparable state law, including the Georgia Fair Lending Act.

HELOC Terms

The HELOCs consist of loans originated under [    ] different loan term options: [Insert description of HELOC loan terms for transaction.]

All of the HELOCs were originated by [HBMC].  The HELOCs have a [     ] draw period, during which the borrower may make cash withdrawals against the equity line and substantially all of the HELOCs have a [     ]-year repayment period, during which the balance of the HELOC as of the end of the draw period is repaid.  [Describe any other repayment periods.]  [Generally, the HELOC borrowers are subject to a $[   ] termination fee for loans terminated within [   ] years of origination.]  A borrower may access a HELOC credit line at any time during the draw period by writing a check [or using a debit card].

Subject to applicable law, the Servicer may change the terms of a Credit Line Agreement at any time provided that such changes (i) do not adversely affect the interest of the Certificateholders and (ii) are consistent with prudent business practice.  In addition, the Servicer, within certain limitations described in the Servicing Agreement, may increase the credit limit of the HELOC serviced by the Servicer.

The HELOCs bear interest at a variable rate which changes monthly with changes in the applicable “Index Rate” [which is a variable per annum rate based on the prime rate or base rate published in the Money Rates table of the Wall Street Journal] [insert other index if applicable]  The HELOCs are subject to a maximum rate equal to approximately [     ]% or [    ]% per annum and are subject to applicable usury limitations.  The “Loan Rate” on the HELOCs is a per annum rate equal to the sum of the Index Rate plus a margin, ranging from approximately [     ]% to [     ]%.

Certain Characteristics of the HELOCs

The HELOCs are expected to have the approximate aggregate characteristics as of the Cut-off Date as set forth in Annex C to this prospectus supplement.  Prior to the issuance of the Certificates, HELOCs may be removed from the Loan Pool[s] as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

[Conveyance of Subsequent HELOCs

On the Closing Date, approximately $[     ] will be deposited by the Securities Administrator into an eligible account.  During the period from the Closing Date to [     ], the Depositor is expected to purchase from time to time Subsequent HELOCs from the Seller and, in turn, sell all such Subsequent HELOCs to the Trust Fund for inclusion in the Loan Pool.  The purchase price for each Subsequent HELOC will equal its Principal Balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any) and will be paid by the Securities Administrator from the related Pre-Funding Amount.

As of the Cut-Off Date, the home equity lines of credit expected to be conveyed as the Subsequent HELOCs by the Seller are expected to have the following characteristics:

Number of Subsequent HELOCs
Total Principal Balance
Loan Rates:
Weighted Average
Range
Weighted Average Remaining Term to Maturity (in months)
Original Loan-to-Value Ratios:
Weighted Average
Range
Principal Balances:
Average
Range

Pursuant to the Pooling and Servicing Agreement, the conveyance of Subsequent HELOCs to the Trust Fund may be made on any Business Day during the Pre-Funding Period, subject to certain conditions in the Pooling and Servicing Agreement being satisfied, including, among others, that:

•

[The Subsequent HELOCs conveyed on the subsequent transfer date must satisfy the same representations and warranties applicable to the Initial HELOCs set forth in the Loan Purchase Agreement, which representations and warranties have been confirmed by the rating agencies rating the Certificates;

•

The Subsequent HELOCs conveyed on the subsequent transfer date are selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

•

[The Trustee receives an Officer’s Certificate confirming the satisfaction of each condition precedent specified in the Pooling and Servicing Agreement and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Subsequent HELOCs in the forms substantially similar to those delivered on the Closing Date;]

•

The conveyance of the Subsequent HELOCs on the subsequent transfer date will not result in a reduction or withdrawal of any ratings assigned to the Offered Certificates;

•

[No Subsequent HELOC conveyed on the subsequent transfer date may be more than one monthly payment delinquent in payment;]

•

Each Subsequent HELOC will have been underwritten substantially in accordance with the applicable originator’s underwriting guidelines;

•

No Subsequent HELOC may have a remaining term to maturity exceeding [     ] months;

•

[No Subsequent HELOC may have a Loan-to-Value Ratio greater than [125]%;]

•

The weighted average Loan Rate for all the HELOCs at the end of the Pre-Funding Period must not be more than 100 basis points lower than the weighted average Loan Rate of the Initial HELOCs;

•

Following the conveyance of the Subsequent HELOCs on the subsequent transfer date, the weighted average characteristics of the HELOCs the Loan Pool will remain substantially similar to the characteristics of the Initial HELOCs in the Loan Pool as of the Cut-off Date; and

•

[An independent accountant must provide the Depositor, the applicable rating agencies rating the Notes, the Trustee and the Underwriters with a letter stating that the characteristics of the Subsequent HELOCs conform to the characteristics described above and in the Pooling and Servicing Agreement.]]

If the Trust Fund does not apply the full Pre-Funding Amount towards the purchase of Subsequent HELOCs prior to the end of the Pre-Funding Period, then such remaining proceeds in the Pre-Funding Account will be distributed as a principal prepayment to the related Certificateholders on the [     ] Distribution Date.

On the Closing Date, the Securities Administrator will also establish a Capitalized Interest Account which will be funded by an initial deposit made by the Depositor on the Closing Date of approximately $[     ].  Amounts in the Capitalized Interest Account will be applied by the Securities Administrator during the Pre-Funding Period to pay interest on that portion of the Certificates supported by the Pre-Funding Amount.  At the end of the Pre-Funding Period, any remaining funds in the Capitalized Interest Account will be distributed to the Depositor and the account will be terminated.]

[Acquisition by the Trust Fund of Additional HELOCs

On the first Distribution Date and until [          ], 200[  ] (the “Revolving Period”), the Depositor may direct the Securities Administrator to apply all or a portion of the distributions that would otherwise be made to Certificateholders in respect of principal [and excess interest] to purchase from the Depositor for inclusion in the Trust Fund additional home equity lines of credit (“Additional HELOCs”) of the same general character as the HELOCs included in the Trust Fund on the Closing Date.  If the Depositor so directs, the Securities Administrator will deposit all or a portion of the amount of principal payable on the HELOCs [and excess interest] that would otherwise be made to Certificateholders into an eligible account (the “Revolving Account”), and will apply deposits in the Revolving Account to fund the purchase of Additional HELOCs, provided certain other conditions are satisfied at the time of purchase.  Funds on deposit in the Revolving Account may only be applied to acquire Additional HELOCs for the Loan Pool.

The purchase price for each Additional HELOC will equal its Scheduled Principal Balance as of the date of origination (reduced by principal payments due or paid prior to the purchase date, if any), and the aggregate Purchase Price of all Additional HELOCs purchased by the Trust Fund during the Revolving Period may not exceed $[    ].  Additional HELOCs will have the same general characteristics as the HELOCs transferred to the Trust Fund on the Closing Date.

Pursuant to the Pooling and Servicing Agreement, the conveyance of Additional HELOCs to the Trust may be made on any Business Day during the Revolving Period, subject to certain conditions set forth in the Pooling and Servicing Agreement being satisfied, including, among others that:

•

 [The Additional HELOCs at the time of conveyance to the Trust Fund must satisfy the representations and warranties set forth in the Loan Purchase Agreement, which representations and warranties have been confirmed by the rating agencies rating the Certificates;

•

The Additional HELOCs are selected in a manner reasonably believed not to be adverse to the interests of the Certificateholders;

•

[The Trustee receives an Officer’s Certificate confirming the satisfaction of each condition precedent specified in the Pooling and Servicing Agreement and opinions of counsel with respect to certain corporate, bankruptcy and tax matters relating to the transfer of Additional HELOCs in the forms substantially similar to those delivered on the Closing Date;]

•

The conveyance of the Additional HELOCs will not result in a reduction or withdrawal of any ratings assigned to the Offered Certificates;

•

[No Additional HELOC may be more than one monthly payment delinquent in payment at the time of conveyance to the Trust Fund];

•

Each Additional HELOC will have been underwritten substantially in accordance with the applicable originator’s underwriting guidelines;

•

No Additional HELOC may have a remaining term to maturity exceeding [     ] months;

•

[No Additional HELOC may have a Loan-to-Value Ratio greater than 100%;]

•

The weighted average Loan Rate for all the HELOCs at the end of the Revolving Period must not be more than [100] basis points lower than the weighted average Loan Rate of the HELOCs as of the Cut-off Date;

•

Following the conveyance of the Additional HELOCs on a subsequent transfer date, the weighted average characteristics of the HELOCs in the Loan Pool will remain substantially similar to the characteristics of the HELOCs in the Loan Pool as of the Cut-off Date; and

•

[An independent accountant must provide the Depositor, the applicable rating agencies rating the Notes, the Trustee and the Underwriters at [applicable interval] with a letter stating that the characteristics of the Additional HELOCs conform to the characteristics described above and in the Pooling and Servicing Agreement.]]

[Additional transfer requirements and termination triggers to be described, as applicable.]]

Any amounts remaining in the Revolving Account at the end of the Revolving Period will be distributed [priority of distribution to be provided, as applicable].

Static Pool Information

Static pool information with respect to the Sponsor’s prior securitized pools during the period from [specify date] to [specify date], presented by pool, is available online at [internet address].    Access to this web address is unrestricted and free of charge.    Information available at this web address is deemed to be part of this prospectus supplement, except to the extent provided under "Static Pool Information" in the accompanying prospectus.  [Add reference to any third-party static pool information as applicable.]

Additional Information

The description in this prospectus supplement of the Loan Pool[s] and the Mortgaged Properties is based upon the Loan Pool[s] as constituted at the close of business on the Cut-off Date, as adjusted for Monthly Payments due on or before that date.  A Current Report on Form  8-K will be filed, together with the Pooling and Servicing Agreement and certain other transaction documents, with the Securities and Exchange Commission within fifteen days after the Closing Date.  In the event that HELOCs are removed from or added to the Trust Fund, such removal or addition, to the extent material, will be noted in the Current Report on Form 8-K.

Pursuant to the Pooling and Servicing Agreement, the Securities Administrator will, based upon information received from or on behalf of the Master Servicer and the Servicer, prepare monthly statements to Certificateholders containing the information described under “The Loan Purchase Agreement and the Pooling and Servicing Agreement—Reports to Certificateholders.”  The Securities Administrator may make available each month, to any interested party, the monthly statement to Certificateholders via the Securities Administrator's website.  The Securities Administrator's website will initially be located at [     ] and assistance in using the website can be obtained by calling the Securities Administrator's customer service desk at [     ].  Parties that are unable to use the above payment option are entitled to have a paper copy mailed to them via first class by notifying the Securities Administrator at [     ].  The Securities Administrator will have the right to change the way such reports are distributed in order to make such payments more convenient and/or more accessible, and the Securities Administrator will provide notification regarding any such changes.

The Seller

[Information regarding the Seller is located under “HomeBanc” in the prospectus.]  [The Seller will represent that it has filed with its federal income tax return for its taxable year ending 2004, an election to be a REIT, that it has been organized in conformity with the requirements for REIT qualification set forth in the Code, that it has operated and will continue to operate in a manner that enables it to qualify as a REIT and that it will not undertake any action that would cause the Trust to be subject to federal income tax.] [Insert description of a seller other than HomeBanc Corp.]

Underwriting Standards

[All of the HELOCs were originated by HBMC and subsequently sold by HBMC through one or more transactions to HBMC affiliated entities, which subsequently sold the HELOCs to the Seller.  All such affiliated entities are, or were at the time of such transactions, wholly-owned, direct or indirect subsidiaries of the Seller.  The HELOCs have been originated generally in accordance with the following origination guidelines:]

[Insert description of underwriting standards HBMC or of any originator other than HBMC.]

The Master Servicer

[     ] is a [     ] with executive offices located at [     ] [and master servicing offices located at [     ]].  The Master Servicer is engaged in the business of [master servicing single-family residential home equity lines of credit secured by properties located in all 50 states and the District of Columbia].

The Servicer or the Subservicer will directly service the HELOCs under the supervision of the Master Servicer.  The Master Servicer, however, will not be ultimately responsible for the servicing of the HELOCs except to the extent described under “HELOC Servicing” below.

The Servicer and the Subservicer

General

[Information regarding the Servicer and the Subservicer is located under “HomeBanc” in the prospectus.]

[As applicable, provide updated information with respect to (i) whether any prior securitizations of the same asset type involving the Servicer or Subservicer have defaulted or experienced an early amortization or other performance triggering event because of servicing or (ii) whether there has been previous disclosure of material noncompliance with servicing criteria with respect to other securitizations involving the Servicer or Subservicer.] [To the extent that there is a material risk that the Servicer’s or Subservicer’s financial condition could have a material impact on pool performance or performance of the securities, information regarding the Servicer’s or Subservicer’s, as applicable, financial condition will be included here.]

[Insert description of Servicer[s] or Subservicer[s] other than HomeBanc Corp. and HBMC, if applicable.]

[Insert the following information with respect to any servicer or subservicer other than HomeBanc Corp. and HBMC:  (i) how long the servicer/subservicer has been servicing assets in general and specifically the assets of the type included in the current transaction, (ii) material changes to the servicer’s/subservicer’s policies and procedures in servicing assets of the same type over the past three years, (iii) to the extent material, information regarding the size, composition and growth of the servicer’s/subservicer’s portfolio of serviced assets of the type to be securitized and information on factors related to the servicer/subservicer that may be material to an analysis of the servicing of the assets or the securities, as applicable, (iv) whether any prior securitizations of the same asset type involving the servicer/subservicer have defaulted or experienced an early amortization or other performance triggering event because of servicing, (v) the extent of outsourcing the servicer/subservicer utilizes or (vi) whether there has been previous disclosure of material noncompliance with servicing criteria with respect to other securitizations involving the servicer/subservicer.]  [To the extent that there is a material risk that the Servicer’s or Subservicer’s financial condition could have a material impact on pool performance or performance of the securities, information regarding the Servicer’s or Subservicer’s, as applicable, financial condition will be included here.]

Delinquency and Foreclosure Experience.

[To be inserted for each Servicer as applicable.]

[The following table sets forth the delinquency and foreclosure experience of first and second lien adjustable rate residential home equity lines of credit originated by and serviced by [HBMC] on behalf of securitization trusts and third parties for whom HBMC is servicing similar home equity line of credit products, as of the dates indicated.  There can be no assurance, and no representation is made, that the delinquency and foreclosure experience with respect to the HELOCs will be similar to that reflected in the table below, nor is any representation made as to the rate at which losses may be experienced on liquidation of defaulted HELOCs.  In addition, because the delinquency and foreclosure experience of the home equity lines of credit in the table below only reflects such experience as of the end of the previous [      ] calendar quarters, such data may not be reflective of the delinquency and foreclosure experience of the home equity lines of credit to be expected over an extended period of time.  Accordingly, the information should not be considered to reflect the credit quality of the HELOCs, or as a basis for assessing the likelihood, amount or severity of losses on the HELOCs.

[Due to its recent formation and its limited life-of-loan servicing activities since December 2003, HomeBanc does not have meaningful historical servicing data.]

The actual loss and delinquency experience on the HELOCs will depend, among other things, upon the value of the real estate securing such HELOCs, interest rates, economic conditions and the ability of borrowers to make required payments.]

[     ]
Delinquencies and Foreclosures(1)

As of [ ]
	Number of Loans	Principal Balance	Percent by Principal Balance	Percent by Number of Loans
Current Loans	[ ]	$[ ]	[ ]%	[ ]%
Period of Delinquency(2)
30 to 59 days	[ ]	[ ]	[ ]%	[ ]%
60 to 89 days	[ ]	[ ]	[ ]%	[ ]%
90 days or more	[ ]	[ ]	[ ]%	[ ]%
Foreclosures/ Bankruptcies(3)	[ ]	[ ]	[ ]%	[ ]%
Real Estate Owned	[ ]	[ ]	[ ]%	[ ]%
Total Portfolio	[ ]	[ ]	[ ]%	[ ]%
As of [ ]
	Number of Loans	Principal Balance	Percent by Principal Balance	Percent by Number of Loans
Current Loans	[ ]	$[ ]	[ ]%	[ ]%
Period of Delinquency(2)
30 to 59 days	[ ]	[ ]	[ ]%	[ ]%
60 to 89 days	[ ]	[ ]	[ ]%	[ ]%
90 days or more	[ ]	[ ]	[ ]%	[ ]%
Foreclosures/ Bankruptcies(3)	[ ]	[ ]	[ ]%	[ ]%
Real Estate Owned	[ ]	[ ]	[ ]%	[ ]%
Total Portfolio	[ ]	[ ]	[ ]%	[ ]%
As of [ ]
	Number of Loans	Principal Balance	Percent by Principal Balance	Percent by Number of Loans
Current Loans	[ ]	$[ ]	[ ]%	[ ]%
Period of Delinquency(2)
30 to 59 days	[ ]	[ ]	[ ]%	[ ]%
60 to 89 days	[ ]	[ ]	[ ]%	[ ]%
90 days or more	[ ]	[ ]	[ ]%	[ ]%
Foreclosures/ Bankruptcies(3)	[ ]	[ ]	[ ]%	[ ]%
Real Estate Owned	[ ]	[ ]	[ ]%	[ ]%
Total Portfolio	[ ]	[ ]	[ ]%	[ ]%

As of September [ ]
	Number of Loans	Principal Balance	Percent by Principal Balance	Percent by Number of Loans
Current Loans	[ ]	$[ ]	[ ]%	[ ]%
Period of Delinquency(2)
30 to 59 days	[ ]	[ ]	[ ]%	[ ]%
60 to 89 days	[ ]	[ ]	[ ]%	[ ]%
90 days or more	[ ]	[ ]	[ ]%	[ ]%
Foreclosures/ Bankruptcies(3)	[ ]	[ ]	[ ]%	[ ]%
Real Estate Owned	[ ]	[ ]	[ ]%	[ ]%
Total Portfolio	[ ]	[ ]	[ ]%	[ ]%

_____________

(1)  These tables show home equity lines of credit which were delinquent or for which foreclosure proceedings had been instituted as of the date indicated.

(2)  No home equity line of credit is included in this table as delinquent until it is 30 days past due.

(3)  Exclusive of the number of loans and principal balance shown in the period of delinquency.

Administration of the Trust Fund

Servicing and Administrative Responsibilities

The Subservicer, the Servicer, the Master Servicer, the Securities Administrator, the Trustee and the Custodian will have the following responsibilities with respect to the Trust Fund:

Party:	Responsibilities:
[Subservicer] [Servicer]	Performing the servicing functions with respect to the HELOCs and the Mortgaged Properties in accordance with the provisions of the Subservicing Agreement, including, but not limited to:

•

[collecting monthly remittances of principal and interest on the HELOCs from the related borrowers, depositing such amounts (net of the related servicing fees) in the Servicing Account, and delivering all amounts on deposit in the Servicing Account to the Master Servicer for deposit in the Collection Account on the Servicer Remittance Date;

• making credit line advances to borrowers in accordance with the related Credit Line Agreement;
• making Servicing Advances in respect of reasonable and customary “out of pocket” costs and expenses;
• providing monthly loan-level reports to the [Servicer] and the Master Servicer;
• maintaining certain insurance policies relating to the HELOCs; and
• initiating foreclosure proceedings.]
See “HELOC Servicing” below.
[Servicer]

[Contractually responsible for the servicing of the HELOCs pursuant to the terms of the Pooling and Servicing Agreement.  [Monitors the performance of the Subservicer under the Subservicing Agreement, including but not limited to:

• verifying that the Subservicer’s reporting and remitting are mathematically accurate and are being performed in accordance with the terms of the Pooling and Servicing Agreement;
• verifying that the Servicing Account reconciliations are being performed according to Uniform Single Attestation Program for Mortgage Bankers guidelines;
• monitoring the Delinquency Rate and identifying any substantial increases or decreases on a monthly basis; and
• performing the servicing functions with respect to HELOCs described under “Subservicer” above in the event that the Subservicer fails to perform such functions.]
See “HELOC Servicing” below.]
Master Servicer	Performing the master servicing functions in accordance with the provisions of the Pooling and Servicing Agreement, including but not limited to:
• [[monitoring the Servicer’s performance and enforcing the Servicer’s obligations under the Pooling and Servicing Agreement;]

•

collecting monthly remittances from or on behalf of the Servicer for deposit in the Collection Account on the Servicer Remittance Date and delivering all amounts on deposit in the Collection Account to the Paying Agent for deposit in the Distribution Account on the Master Servicer Remittance Date;

• gathering the monthly loan-level reports delivered by or on behalf of the Servicer and providing a comprehensive loan-level report to the Securities Administrator with respect to the HELOCs;
• upon the occurrence of a Servicer event of default under the Pooling and Servicing Agreement, at its discretion, terminating the Servicer;
• upon the termination of the Servicer under the Pooling and Servicing Agreement, appointing a successor servicer or succeeding as Servicer; and

•

upon the Master Servicer’s becoming the successor Servicer and in the event the terminated Servicer failed to make Servicing Advances with respect to a HELOC, making those Servicing Advances to the extent provided in the Pooling and Servicing Agreement.]

See “HELOC Servicing” below.
Securities Administrator	Performing the securities administrator functions in accordance with the provisions of the Pooling and Servicing Agreement, including but not limited to:
• [acting as Certificate Registrar and Paying Agent;
• receiving monthly remittances from the Master Servicer for deposit in the Distribution Account;

•

distributing all amounts on deposit in the Distribution Account in accordance with the priorities described under “Description of the Certificates—Distributions of Interest,” “—Distributions of Principal” and “—Credit Enhancement—Application of Monthly Excess Cashflow” on each Distribution Date;

• performing the calculation of accrual of original issue discount and the amortization of premium on the Securities;
• preparing and making available on its website a payment statement to Certificateholders based on information received from the Servicer and the Master Servicer; and
• preparing and filing periodic reports with the Securities and Exchange Commission on behalf of the Trust Fund with respect to the Certificates.]
See “The Loan Purchase Agreement and the Pooling and Servicing Agreement—Administration,” “—Reports to Certificateholders” below.
Trustee

Performing the trustee functions in accordance with the provisions of the Pooling and Servicing Agreement, or causing the Securities Administrator or the Depositor to perform such functions, pursuant to the Pooling and Servicing Agreement, including but not limited to:

• [examining certificates, statements and opinions required to be furnished to it to ensure they are in the form required under the Pooling and Servicing Agreement;
• enforcing the obligations of each of the Master Servicer and the Securities Administrator under the Pooling and Servicing Agreement;

•

upon the occurrence of a Master Servicer event of default under the Pooling and Servicing Agreement, at its discretion (or if so directed by the majority Class [     ] Certificateholders or Certificateholders having more than 50% of the voting rights applicable to each Class of Certificates affected thereby), terminating the Master Servicer; and

• upon such termination of the Master Servicer under the Pooling and Servicing Agreement, appointing a successor Master Servicer or succeeding as Master Servicer.]
See “The Loan Purchase Agreement and the Pooling and Servicing Agreement” below.
Custodian	Performing the custodial functions in accordance with the provisions of the Pooling and Servicing Agreement, including but not limited to:
• [holding and maintaining the HELOC documents related to the HELOCs on behalf of the Trustee.]
See “The Agreements—The Custodial Agreement” in the prospectus.

Trust Accounts

All amounts in respect of principal and interest received from the borrowers or other recoveries in respect of the HELOCs will, at all times before distribution thereof to the Certificateholders, be invested in the [Servicing Account, the Collection Account and the Distribution Account, which accounts will be established in the name of the Trustee, and the Certificate Distribution Account, which account shall be established in the name of the Securities Administrator]. Funds on deposit in the Trust Accounts may be invested by the party responsible for such Trust Account in Eligible Investments. The Trust Accounts will be established by the applicable parties listed below, and any investment income earned on each Trust Account will be retained or distributed as follows:

Trust Account:	Responsible Party:	Application of any Investment Earnings:
Servicing Account	Servicer (or Subservicer on its behalf)

[Any investment earnings (net of any losses realized) will be paid as compensation to the Servicer (or, if the account is maintained by the Subservicer, the Subservicer) and will not be available for distributions to Certificateholders.]

Collection Account	Master Servicer

[Any investment earnings (net of the Trustee Fee, the Custodian Fee and any losses realized) will be paid as compensation to the Master Servicer and will not be available for distributions to Certificateholders.]

Distribution Account	Securities Administrator

[Any investment earnings (net of the Trustee Fee, the Custodian Fee and any losses realized) will be paid as compensation to the Master Servicer, and will not be available for distributions to Certificateholders.]

Certificate Distribution Account	Securities Administrator	[Any investment earnings (net of any losses realized) will be paid as compensation to the Securities Administrator, and will not be available for distributions to Certificateholders.]
Basis Risk Reserve Fund	[Securities Administrator]	[Amounts on deposit in the Basis Risk Reserve Fund will not be invested.]
[Pre-Funding Account]	[Securities Administrator]	[Any investment earnings (net of any losses realized) will be paid to the Depositor, and will not be available for distributions to Certificateholders.]
[Revolving Account]	[Securities Administrator]	[Any investment earnings (net of any losses realized) will be paid to the Depositor, and will not be available for distributions to Certificateholders.]

If funds deposited in the [Servicing Account, the Collection Account, the Distribution Account, [the Capitalized Interest Account], [the Pre-Funding Account], [or the Revolving Account]] are invested by the responsible party identified in the table above, the amount of any net losses incurred in respect of any such investments will be deposited in the related Trust Account by such responsible party, or in the case of the Distribution Account, the Master Servicer, out of its own funds, without any right of reimbursement therefor.

Example of Payments

The following sets forth an example of collection of payments from borrowers on the HELOCs, transfer of amounts among the Trust Accounts and distributions on the Certificates for the Distribution Date in [     ]:

[ ]	Collection Period:

[Payments due during the related Collection Period ([     ]  through [     ]) from borrowers will be deposited in the Servicing Account as received and will include scheduled principal and interest payments due during the related Collection Period.]

[ ]	Prepayment Period for partial and full prepayments received from HELOCs:

[Partial principal prepayments and principal prepayments in full received by the Servicer during the related Prepayment Period ([     ] through [     ]) will be deposited into the Servicing Account for remittance to the Master Servicer on the Servicer Remittance Date ([     ] [18]).]

[ ] [18]	Servicer Remittance Date:

[The Servicer will remit collections and recoveries in respect of the HELOCs to the Master Servicer for deposit into the Collection Account on or prior to the [18]th day of each month (or if the [18]th day is not a Business Day, the immediately preceding Business Day).]

[ ] [24]	Master Servicer Remittance Date:	[The Master Servicer will remit to the Paying Agent amounts on deposit in the Collection Account for deposit into the Distribution Account on or before the Master Servicer Remittance Date.]
[ ] [24]	Record Date:	[Payments will be made to Certificateholders of record for all classes of Offered Certificates as of the Business Day immediately preceding the related Distribution Date.]
[ ] [25]	Distribution Date:

[On the [25]th day of each month (or if the [25]th day is not a Business Day, the next Business Day), the Paying Agent will make distributions from amounts on deposit in the Distribution Account to Certificateholders and, to the extent of funds available after all other required distributions are made, will deposit into the Certificate Distribution Account any amounts remaining.]

Succeeding months follow the same pattern.

HELOC Servicing

General

The Servicer will perform customary servicing functions with respect to the HELOCs as described under “Administration of the Trust Fund—Servicing and Administrative Responsibilities” above.  In managing the liquidation of defaulted HELOCs, the Servicer will have sole discretion to take such action in maximizing recoveries to Certificateholders including, without limitation, selling defaulted HELOCs and REO Properties.  See “The Agreements—The Pooling and Servicing Agreements and the Servicing Agreements” in the prospectus.

For information regarding the collection of taxes and assessments, insurance matters, compliance matters, the waiver or modification of HELOC terms and custody of the mortgage files, see “The Agreements—The Pooling and Servicing Agreements and the Servicing Agreements” and “—The Custodial Agreement” in the prospectus.

The Subservicer

On or prior to the Closing Date, the Servicer will enter into the Subservicing Agreement with [HBMC], as subservicer.  Under the provisions of the Subservicing Agreement, the Subservicer will be required to service the HELOCs pursuant to the servicing provisions of the Pooling and Servicing Agreement.

References throughout this prospectus supplement to payments to be received or made by the Servicer, expenses to be incurred by or reimbursed to the Servicer, or obligations or responsibilities of the Servicer, generally include the Subservicer acting on behalf of the Servicer unless the context requires otherwise.

Servicing Account and Collection Account

The Servicer (or the Subservicer on its behalf) will establish and maintain a segregated Servicing Account in the name of the Trustee into which the Servicer will deposit payments on account of interest and principal for the HELOCs, less its Servicing Fee, as described under “The Agreements—The Pooling and Servicing Agreement and the Servicing Agreements— Servicing Compensation and Payment of Expenses” in the prospectus.  On the [18]th day of each month (or if that day is not a Business Day, the Business Day immediately preceding such [18]th day), the Servicer will remit the amounts on deposit in the Servicing Account to the Master Servicer for deposit into the Collection Account, which is maintained by the Master Servicer.  The Servicer and the Master Servicer are entitled to reimburse themselves from the Servicing Account or Collection Account, as applicable, for any Servicing Advances made and expenses incurred, as described below under “—Servicing Compensation and Payment of Expenses.”  The Servicing Account and the Collection Account will consist solely of amounts relating to the HELOCs, and amounts on deposit therein will not be commingled with any other funds not related to the Trust Fund.

Servicing Compensation and Payment of Expenses

[The Master Servicer will be entitled to retain any interest or other income earned on funds held in the Collection Account.

The Servicer will receive the Servicing Fee on a monthly basis, calculated at the Servicing Fee Rate.  Any successor to the Servicer will receive a fee in an amount not greater than the Servicing Fee calculated at the Servicing Fee Rate.  [As additional servicing compensation, the Servicer is entitled to retain all servicing-related fees, including assumption fees, modification fees, ancillary servicing fees, extension fees, non-sufficient fund fees and late payment charges to the extent collected from the borrower, together with any interest or other income earned on funds held in the Servicing Account and the escrow accounts.]

The Servicing Fee will be [      ].

The Master Servicer and the Servicer will be entitled to reimbursement for certain expenses prior to distribution of any amounts to Certificateholders.  See “The Agreements—The Pooling and Servicing Agreement and the Servicing Agreements— Servicing Compensation and Payment of Expenses” in the prospectus.]

[May vary in accordance with structure of transaction.]

Servicing Advances

In the course of performing its servicing obligations, the Servicer will be required to pay all reasonable and customary “out-of-pocket” costs and expenses, including costs and expenses of foreclosures (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (1) the preservation, restoration, inspection and protection of the Mortgaged Properties, (2) any enforcement or judicial proceedings and (3) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage.  Each such expenditure will constitute a Servicing Advance.

The Servicer's right to reimbursement for Servicing Advances is limited to late collections on the related HELOC, including liquidation proceeds, released Mortgaged Property proceeds, insurance proceeds, condemnation proceeds and such other amounts as may be collected by the Servicer from the related borrower or otherwise relating to the HELOC in respect of which such unreimbursed amounts are owed, unless such unreimbursed amounts are deemed to be nonrecoverable by the Servicer, in which event reimbursement will be made to the Servicer from general funds in the Servicing Account.  No party that makes a Servicing Advance will be entitled to interest on such Servicing Advance.

The Servicer will not be obligated to make advances with respect to delinquent payments of principal and interest on the HELOCs at any time.

[Under the Pooling and Servicing Agreement, with respect to the Second Lien HELOCs, the Servicer has the discretion to make servicing advances in the amount necessary to pay off any outstanding senior mortgage liens on a Mortgaged Property in order to prevent a foreclosure on the property if, in the Servicer’s reasonable judgment, applying accepted industry servicing standards, such servicing advances will preserve the equity in the property and maximize the ultimate liquidation proceeds to the Trust Fund as holder of the junior lien loan.  If the Servicer takes such action, it will be entitled to reimbursement for such advances from Net Liquidation Proceeds realized on the Mortgaged Property before distribution of any such amount to Certificateholders, and if such amount is insufficient to cover such reimbursement, from other amounts on deposit in the Servicing Account.

In addition, with respect to the Second Lien HELOCs, the Servicer has the discretion to consent to the refinancing of any senior home mortgage in accordance with accepted servicing practices.]  [To be provided as applicable.]

[Delinquent HELOCs

The Servicer will charge off Second Lien HELOCs that are 180 days or more delinquent in payment.  A Second Lien HELOC that has been charged off will be deemed to have a Principal Balance of zero.  The Servicer will continue to service charged-off home equity lines of credit in accordance with accepted servicing practices.  Any collections received by the Servicer relating to a charged-off home equity line of credit will be remitted to the Master Servicer.]

[To be provided as applicable.]

Termination of Servicer

If the Servicer is in material breach of its obligations under the Pooling and Servicing Agreement, the Master Servicer may, and must if directed to do so by Certificateholders having more than 50% of the Voting Rights applicable to each class of Certificates affected thereby, terminate the Servicer.  In the event of such a termination, the Master Servicer will either appoint a successor servicer acceptable to each Rating Agency to assume the obligations of the Servicer under the Pooling and Servicing Agreement, including the obligation to make Servicing Advances or, if the Master Servicer does not appoint a successor servicer, then the Master Servicer will succeed as servicer.  Any successor servicer will be entitled to compensation arrangements similar to, but no greater than, those provided to the predecessor servicer.  In addition, any successor servicer must be qualified to service home equity lines of credit for Freddie Mac or Fannie Mae and must have a net worth of not less than $25,000,000.

The Loan Purchase Agreement
and the Pooling and Servicing Agreement

General

On the Closing Date, pursuant to the Loan Purchase Agreement, the Seller will sell the HELOCs (including any Credit Line Advances arising in the future pursuant to the terms of any Credit Line Agreement) to the Depositor.  Pursuant to the Pooling and Servicing Agreement, the Depositor will, in turn, sell the HELOCs to the Trust Fund.  In addition to the provisions of these agreements summarized elsewhere in this prospectus supplement, there is set forth below a summary of certain other provisions of such agreements.  See also “The Agreements—Pooling and Servicing Agreement and the Servicing Agreements” and “—Assignment of Primary Assets” in the prospectus.

[On a designated subsequent transfer date, Subsequent HELOCs will be assigned by the Depositor to the Trustee, together with all principal and interest received with respect to such Subsequent HELOCs on and after the applicable subsequent cut-off date (other than Monthly Payments due on that date) in accordance with the procedures set forth at “Description of the HELOCs—Conveyance of Subsequent HELOCs.”  At the time of the transfer of the Subsequent HELOCs, the HELOC schedule appearing as an exhibit to the Pooling and Servicing Agreement will be amended to reflect the addition of the Subsequent HELOCs to the Trust Fund.]

Administration

The Securities Administrator or the Depositor will agree, to the extent provided in the Pooling and Servicing Agreement, to provide certain notices and to perform certain other administrative obligations required to be performed by the Trustee under the Pooling and Servicing Agreement.  Neither the Securities Administrator nor the Depositor will receive additional compensation for their services under the Pooling and Servicing Agreement.

The Issuing Entity

On the Closing Date, and until the termination of the Trust Fund pursuant to the Pooling and Servicing Agreement, HomeBanc Home Equity Trust [     ] Home Equity Loan Pass-Through Certificates, Series [     ] will be a common law trust formed under the laws of the State of New York. The Issuing Entity will be created under the Pooling and Servicing Agreement by the Depositor and its assets will consist of the Trust Fund. On the Closing Date, the Depositor will make an initial deposit of $[         ] into the Basis Risk Reserve Fund on behalf of the Issuing Entity.  The Issuing Entity will not have any liabilities as of the Closing Date. The fiscal year end of the Issuing Entity will be December 31 of each year.

The Issuing Entity will not have any employees, officers or directors. The Trustee, the Depositor, the Administrator, the Master Servicer, the Servicers and the Custodian will act on behalf of the Issuing Entity, and may only perform those actions on behalf of the Issuing Entity that are specified in the Pooling and Servicing Agreement. See “The Master Servicer,” “The Servicer and the Subservicer,” “Servicing of the HELOC” and “The Loan Purchase Agreement and The Pooling and Servicing Agreement.”

The Trustee, on behalf of the Issuing Entity, is only permitted to take such actions as are specifically provided in the Pooling and Servicing Agreement.  Under the Pooling and Servicing Agreement, the Trustee on behalf of the Issuing Entity will not have the power to issue additional certificates representing interests in the Pooling and Servicing Agreement, borrow money on behalf of the Trust Fund or make loans from the assets of the Trust Fund to any person or entity, without the amendment of the Pooling and Servicing Agreement by Certificateholders and the other parties thereto as described under “The Sale and The Pooling and Servicing Agreement.”

If the assets of the Trust Fund are insufficient to pay the Certificateholders all principal and interest owed, holders of some or all classes of Certificateholders will not receive all of their expected payments of interest and principal and will suffer a loss. The risk of loss to holders of Subordinate Certificates is greater than to holders of Senior Certificates.  See “Risk Factors—Risks Related to Potential Inadequacy of Credit Enhancement and other Support” in this prospectus supplement.  The Issuing Entity, as a common law trust, is not eligible to be a debtor in a bankruptcy proceeding. In the event of a bankruptcy of the Sponsor, the Depositor or any Originator, it is not anticipated that the Trust Fund would become part of the bankruptcy estate or subject to the bankruptcy control of a third party.

Reports to Certificateholders

On each Distribution Date, the Securities Administrator will make available on the Securities Administrator's website at [     ] a distribution statement containing the items set forth under “The Agreements—Reports to Securityholders” in the prospectus, based solely on information received from the Servicer or the Master Servicer.

[List any other reports not disclosed by the prospectus.]

Delivery and Substitution of HELOCs

The Seller will be required to repurchase any HELOC for which the required documentation is not delivered on the Closing Date or reasonably promptly thereafter.  Under the limited circumstances specified in the Pooling and Servicing Agreement, the Seller may substitute substantially similar home equity lines of credit for HELOCs initially delivered.  It is anticipated that any permitted substitution will not materially change the characteristics of the Loan Pool[s].  See “The Agreements—Assignment of Primary Assets” in the prospectus.

Voting Rights

Voting rights under the Pooling and Servicing Agreement will be allocated as follows:

•

[98]% to the classes of Certificates in proportion to their respective outstanding Certificate Principal Amounts; and

•

[2]% to each class of Class [     ] and Class [    ] Certificates.

Termination of the Trust Fund

The Trust Fund will terminate upon the distribution to the holders of all classes of Certificates of all amounts required to be paid to the holders and upon the last to occur of:

•

the final payment or other liquidation, or any related advance, of the last HELOC;

•

the disposition of all property acquired in respect of any HELOC remaining in the Trust Fund; and

•

exercise by the [Servicer] of its right to purchase the HELOCs and other property of the Trust Fund as described under “Description of the Certificates—Optional Purchase of the HELOCs.”

Sale of the HELOCs

Each transfer of the HELOCs from the Seller to the Depositor and from the Depositor to the Trustee will be intended to be a sale of the HELOCs and will be reflected as such in the Loan Purchase Agreement and the Pooling and Servicing Agreement, respectively.   However, in the event of insolvency of either the Seller or the Depositor, a trustee in bankruptcy or a receiver or creditor of the insolvent party could attempt to recharacterize the sale of the HELOCs by the insolvent party as a financing secured by a pledge of the HELOCs.   No legal opinion will be delivered as to the expected characterization by a bankruptcy court of the transfer of the HELOCs from the Depositor to the Issuer.    In the event that a court were to recharacterize the sale of the HELOCs by either the Seller or the Depositor as a financing, each of the Depositor, as transferee of the home equity lines of credit from the Seller, and the Trustee will have a perfected security interest in the HELOCs transferred to it.   Upon the formation of the Trust Fund pursuant to the Pooling and Servicing Agreement, the Trustee will have a first priority perfected security interest in the HELOCs.    The Pooling and Servicing Agreement will require that the HELOC documents referred to in the first three bullets in the paragraph above be delivered to the Custodian on behalf of the Trustee.   In addition, the Depositor will file an initial financing statement to perfect the interest of the Trustee in the Trust Fund.  Under the terms of the Pooling and Servicing Agreement, the Trustee will prepare and file at the expense of the Issuer all filings necessary to maintain such perfection.

With respect to certain HELOCs, it is expected that the mortgages or assignments of mortgage will have been recorded in the name of an agent on behalf of the holder of the related mortgage certificate.  In that case, no mortgage assignment in favor of the Trustee will be required to be prepared, delivered or recorded.  Instead, the Servicer will be required to take all actions as are necessary to cause the Trustee to be shown as the owner of the related home equity line of credit on the records of the agent for purposes of the system of recording transfers of beneficial ownership of mortgages maintained by the agent.  Assignments of mortgage will be recorded only to the extent necessary to perfect the security interest of the Trustee in a Mortgaged Property, as provided in the Pooling and Servicing Agreement.

The Custodian, on behalf of the Trustee, is required to review each Credit Line Agreement, mortgage and other related documents and provide certification regarding receipt of such HELOC documents on or before the Closing Date and the Custodian is required to review the remainder of the HELOC file within a specified number of days after the Closing Date and provide a final certification on the entire loan file prior to the first anniversary of the Closing Date.

On the Closing Date, the Depositor will also assign to the Trustee all the Depositor's right, title and interest in the Loan Purchase Agreement with respect to the representations and warranties made therein by the Seller in respect of the HELOCs and the remedies provided for breach of such representations and warranties.  Such representations and warranties will include the representations and warranties set forth under “The Agreements—Assignment of Primary Assets” in the prospectus.

[Any additional representations and warranties not disclosed in the prospectus are to be described.]

Upon discovery by the Trustee or any other party of a breach of any representation or warranty that materially and adversely affects the interests of the Certificateholders, the discovering party will promptly notify the Seller.  The Seller will have 90 days from its discovery or its receipt of notice to cure the breach or, if required, (1) to repurchase the affected HELOC at a purchase price equal to the outstanding principal balance of such HELOC, plus accrued interest thereon to the date of repurchase, plus any unreimbursed Servicing Advances allocable to that HELOC, plus any costs and damages incurred by the Trust Fund as a result of violation of any applicable federal, state or local predatory or abusive lending laws in connection with the origination of the HELOC, or (2) subject to the conditions in the Pooling and Servicing Agreement, to substitute a qualified substitute home equity line of credit.  See “The Agreements—Assignment of Primary Assets” in the prospectus.

Yield, Prepayment and Weighted Average Life

General

The weighted average life of, and, if purchased at other than par, the effective yield of the Offered Certificates will be affected by the rate and timing of payments of principal on the HELOCs (including, for this purpose, prepayments and amounts received by virtue of refinancings, liquidations of HELOCs due to defaults, casualties, condemnations and repurchases, whether optional or required, and the rate at which related borrowers make draws), the amount and timing of delinquencies and defaults by borrowers.  Such yield may be adversely affected by a higher or lower than anticipated rate of principal payments (including prepayments) on the HELOCs.  The rate of principal payments on the HELOCs will in turn be affected by the amortization schedules of the HELOCs following their draw period, the rate and timing of prepayments thereon by the Mortgagors, the enforcement (or lack of enforcement) of “due-on-sale” clauses, liquidations of defaulted HELOCs and optional or required repurchases of HELOCs as described herein.  The timing of changes in the rate of prepayments, liquidations and repurchases of the HELOCs may, and the timing of losses could, significantly affect the yield to an investor, even if the average rate of principal payments experienced over time is consistent with an investor’s expectation.  Since the rate and timing of principal payments on the HELOCs will depend on future events and on a variety of factors (as described more fully herein), no assurance can be given as to such rate or the timing of prepayments on the Offered Certificates.

The HELOCs generally may be prepaid in full or in part at any time.  [However, all of the HELOCs have termination fees for [    ] years after origination, except for those HELOCs which were originated in those states where termination fees are prohibited by law.]  The prepayment experience of the HELOCs will affect the weighted average life of the Offered Certificates.

The actual rate of prepayments on pools of HELOCs is influenced by a variety of economic, tax, geographic, demographic, social, legal and other factors and has fluctuated considerably in recent years.  In addition, the rate of prepayments may also be influenced by, among other things, the age of the HELOCs, the geographic locations of the properties securing the loans and the extent of the mortgagors’ equity in such properties, and changes in the mortgagors’ housing needs, job transfers and unemployment.

Principal collections may exceed draws on the HELOCs in any given Collection Period and the principal collections remaining after the purchase of additional Credit Line Advances on each Payment Date will generally be applied to pay principal of the Offered Certificates.  Depending on the payment experience of the HELOCs, such excess paid to the Certificateholders may be substantial on any Payment Date.

Furthermore, to the extent that the Pool Balance has grown due to the acquisition of additional Credit Line Advances, the Trust may receive principal collections in greater amounts than would otherwise be the case, and Certificateholders may experience faster rates of repayment than expected.

[The yields to investors on the Class [    ] Certificates may be adversely affected by the Trust Fund’s acquisition of Additional HELOCs, which will reduce the amount and timing of principal distributions on these Certificates.]

The rate of prepayment on the HELOCs cannot be predicted.  Neither the Seller nor the Master Servicer is aware of any relevant studies or statistics on the rate of prepayment of such HELOCs.  Generally, home equity lines of credit are not viewed by borrowers as permanent financing.  Accordingly, the HELOCs may experience a higher rate of prepayment than traditional first lien or second lien mortgages.  Conversely, because the HELOCs amortize as described herein, rates of principal payment on the HELOCs will generally be slower than those of traditional fully-amortizing first lien mortgages with the same loan terms in the absence of prepayments on such HELOCs.  The prepayment experience of the Trust with respect to the HELOCs may be affected by a wide variety of factors, including general economic conditions, prevailing interest rate levels, the availability of alternative financing, homeowner mobility, the frequency and amount of any future draws on the Credit Line Agreements and changes affecting the deductibility for federal income tax purposes of interest payments on home equity loans.  All of the HELOCs contain “due-on-sale” provisions and the Servicer intend to enforce such provisions, unless such enforcement is not permitted by applicable law.  The enforcement of a “due-on-sale” provision will have the same effect as a prepayment of the related HELOC.  See “Legal Aspects of the Mortgage Loans—Due-on-Sale Clauses” in the prospectus.

Overcollateralization

The yields of the Offered Certificates will be affected by the application of Monthly Excess Interest as described herein and by the amount of overcollateralization.  The amount of Monthly Excess Interest will be affected by the delinquency, default and prepayment experience of the HELOCs.  There can be no assurance as to whether overcollateralization will be increased to or maintained at the levels described herein.

Subordination of the Subordinate Certificates

As described herein, Certificates having a relatively higher priority of distribution will have a preferential right to receive distributions of interest to the extent of Interest Funds and principal to the extent of the Principal Distribution Amount.  As a result, the yields of the Subordinate Certificates will be more sensitive, in varying degrees, to delinquencies and losses on the HELOCs than the yields of more senior Certificates.

Weighted Average Life

Weighted average life refers to the average amount of time that will elapse from the date of issuance of a security to the date of distribution to the investor of each dollar distributed in net reduction of principal of such security (assuming no losses).  The weighted average lives of the Offered Certificates will be influenced by, among other things, the rate at which principal of the related HELOCs is paid, which may be in the form of scheduled amortization, prepayments or liquidations and the amount of excess interest.

Prepayments on home equity lines of credit are commonly measured relative to a constant prepayment standard or model.  The model used in this prospectus supplement for the HELOCs is CPR.  CPR assumes a constant rate of prepayment each month relative to the then outstanding balance of the related pool of loans for the life of such loans.

CPR does not purport to be either a historical description of the prepayment experience of the HELOCs or a prediction of the anticipated rate of prepayment of any home equity lines of credit, including the HELOCs to be included in the Trust Fund.  The percentages of CPR in the tables below do not purport to be historical correlations of relative prepayment experience of the HELOCs or predictions of the anticipated relative rate of prepayment of the HELOCs.  Variations in the prepayment experience and the principal balance of the HELOCs that prepay may increase or decrease the percentages of initial Class Principal Amounts (and weighted average lives) shown in the following table.  Such variations may occur even if the average prepayment experience of all such HELOCs equals any of the specified percentages of CPR.

The tables beginning on page S-[     ] were prepared based on the following assumptions (collectively, the “Modeling Assumptions”): [(1) the initial Class Principal Amounts are as set forth in the table on page S-[     ]; (2) each Monthly Payment of principal and interest is timely received on the first day of each month commencing in [     ]; (3) principal prepayments are received in full on the last day of each month commencing in [     ]; (4) there are no defaults or delinquencies on the HELOCs; (5) Distribution Dates occur on the [25]th day of each month commencing in [     ]; (6) there are no purchases or substitutions of HELOCs (except in the case of an Optional Termination of the Trust Fund); (7) the Loan Rate of each HELOC is adjusted [monthly] in accordance with the [     ] related Index set forth below plus the related Gross Margin subject to the applicable caps and floor; (8) the adjustment date with respect to each assumed HELOC occurs in the month immediately following the applicable interest adjustment date; (9) the value of Six-Month LIBOR is equal to [     ]% and remains constant; and the value of One-Month LIBOR is equal to [     ]% and remains constant; (10) there is no Optional Termination of the Trust Fund (except in the case of Weighted Average Life in Years With Optional Termination); (11) the Certificates are issued on [     ]; (12) the Servicing Fee Rate for any HELOC is equal to the rate for such HELOC as described under “Fees and Expenses of the Trust” herein; and (13) the HELOCs are aggregated into assumed HELOCs having the following characteristics]  [May vary in accordance with structure of transaction]:

Assumed Characteristics of the HELOCs

Loan Number	Principal Balance ($)	Gross Mortgage Rate (%)	Net Mortgage Rate (%)	Remaining Term to Maturity (months)	Original Term to Maturity (months)	Months to Next Rate Adjustment Date	Maximum Rate (%)	Minimum Rate (%)	Gross Margin (%)	Index Type
1
2
3
4
5
6
7
8
9
10
11
12
13
14
15
16
17
18
19
20
21
22
23
24

The actual characteristics and the performance of the HELOCs will differ from the assumptions used in constructing the tables set forth below, which are hypothetical in nature and are provided only to give a general sense of how the principal cashflows might behave under varying prepayment scenarios.  For example, it is not expected that the HELOCs will prepay at a constant rate until maturity, that all of the HELOCs will prepay at the same rate or that there will be no defaults or delinquencies on the HELOCs.  Moreover, the diverse remaining terms to maturity of the HELOCs could produce slower or faster principal payments than indicated in the tables at the various percentages of CPR specified, even if the weighted average remaining term to maturity are as assumed.  Any difference between such assumptions and the actual characteristics and performance of the HELOCs, or the actual prepayment or loss experience, will cause the percentages of initial Class Principal Amounts outstanding over time and the weighted average lives of the Offered Certificates to differ (which difference could be material) from the corresponding information in the tables for each indicated percentage of CPR.

Subject to the foregoing discussion and assumptions, the following tables indicate the weighted average lives of the Offered Certificates and set forth the percentages of the initial Class Principal Amounts of the Offered Certificates that would be outstanding after each of the Distribution Dates shown at various percentages of CPR.

The weighted average life of a class of Offered Certificates is determined by (1) multiplying the net reduction, if any, of the applicable Class Principal Amount by the number of years from the date of issuance of the Offered Certificate to the related Distribution Date, (2) adding the results and (3) dividing the sum by the aggregate of the net reductions of Class Principal Amount described in (1) above.

Percentage of Initial Class Principal Amount of the
 Class [     ] and Class [     ] Certificates Outstanding
at the Following Percentages of CPR

	Class [ ] Certificates					Class [ ] Certificates
	0%	10%	25%	40%	50%	0%	10%	25%	40%	50%
Initial Percentage
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
Weighted Average Life in Years: Without Optional Termination
With Optional Termination

[*

Indicates a value between 0.0% and 0.5%.]

 Material Federal Income Tax Considerations

General

[The Pooling and Servicing Agreement provides that the Trust Fund, exclusive of (i) the Basis Risk Reserve Fund and (ii) the Cap Agreement[s] will comprise one or more lower tier REMICs  and a single upper tier REMIC in a tiered structure. Each of the Lower Tier REMICs and the Upper Tier REMIC will designate a single class of interests as the residual interest in that REMIC. The Class  [     ] Certificate will represent ownership of the residual interests in each of the REMICs. Elections will be made to treat each of the Lower Tier REMICs and the Upper Tier REMIC as a REMIC for federal income tax purposes.

Upon the issuance of the Offered Certificates, McKee Nelson LLP (“Tax Counsel”) will deliver its opinion to the effect that, assuming compliance with the Pooling and Servicing Agreement, each of the Lower Tier REMICs and the Upper Tier REMIC will qualify as a REMIC within the meaning of Section  860D of the Internal Revenue Code of 1986, as amended (the “Code”).  In addition, Tax Counsel will deliver an opinion to the effect that each of the Basis Risk Reserve Fund is an “outside reserve fund” that is beneficially owned by the beneficial owners of the Class R Certificates.

Tax Treatment of the Offered Certificates

For federal income tax purposes, a beneficial owner of an Offered Certificate will be treated (1)  as holding an undivided interest in a REMIC regular interest corresponding to that certificate and [(2) as having entered into a limited recourse notional principal contract (the “Cap Contract”)]. [[The REMIC regular interest corresponding to an Offered Certificate will be entitled to receive interest and principal payments at the times and in the amounts equal to those made on the certificate to which it corresponds.]

Any amount payable on an Offered Certificate in excess of the amount payable on the corresponding REMIC regular interest will be deemed to have been paid to the holder of that Offered Certificate pursuant to the Cap Contract. Alternatively, any amount payable on the REMIC regular interest corresponding to an Offered Certificate in excess of the amount payable on the Offered Certificate will be treated as having been received by the holder of that Offered Certificate and then as having been paid by such holder pursuant to the Cap Contract. Consequently, each beneficial owner of an Offered Certificate will be required to report income accruing with respect to the REMIC regular interest component as discussed under “Material Federal Income Tax Considerations—Types of Securities—REMIC Certificates Generally” in the prospectus. In addition, each beneficial owner of an Offered Certificate will be required to report net income with respect to the Cap Contract component and will be permitted to recognize a net deduction with respect to the Cap Contract component, subject to the discussion under “—The Cap Contract Components” below. Prospective investors should consult their own tax advisors regarding the consequences to them in light of their own particular circumstances of taxing separately the two components comprising each Offered Certificate.

Allocations. A beneficial owner of an Offered Certificate must allocate its purchase price for the certificate between its components—the REMIC regular interest component and the Cap Contract component. For information reporting purposes the Trustee will assume the Cap Contract components will have nominal value. Each Cap Contract is difficult to value, and the Internal Revenue Service (“IRS”) could assert that the value of a Cap Contract component as of the Closing Date is greater than the value used for information reporting purposes. Prospective investors should consider the tax consequences to them if the IRS were to assert a different value for the Cap Contract components.

Upon the sale, exchange, or other disposition of an Offered Certificate, the beneficial owner of the certificate must allocate the amount realized between the components of the certificate based on the relative fair market values of those components at the time of sale and must treat the sale, exchange or other disposition as a sale, exchange or disposition of the REMIC regular interest component and the Cap Contract component. Assuming that the Offered Certificate is held as a “capital asset” within the meaning of Section  1221 of the Code, gain or loss on the disposition of an interest in the Cap Contract component should be capital gain or loss. For a discussion of the material federal income tax consequences to a beneficial owner upon disposition of a REMIC regular interest, see “Material Federal Income Tax Considerations—Types of Securities—REMIC Certificates Generally” in the prospectus.

Original Issue Discount. The REMIC regular interest component of an Offered Certificate may be issued with OID. A beneficial owner of an Offered Certificate must include any OID with respect to such component in income as it accrues using a constant yield method, regardless of whether the beneficial owner receives currently the cash attributable to such OID. See “Material Federal Income Tax Considerations —Taxation of Securities Treated as Debt Instruments—Interest Income and OID” in the prospectus. The prepayment assumption that will be used in determining the accrual of any OID, market discount, or bond premium, if any, will be a rate equal to 100% of the Prepayment Assumption with respect to [both] the [Adjustable Rate] HELOCs [and Fixed Rate HELOCs]. See “Yield, Prepayment and Weighted Average Life—Weighted Average Life” above. No representation is made that the HELOCs will prepay at such a rate or at any other rate.

The Cap Contract Components. The portion of the overall purchase price of an Offered Certificate attributable to the Cap Contract component must be amortized over the life of such certificate, taking into account the declining balance of the related REMIC regular interest component. Treasury regulations concerning notional principal contracts provide alternative methods for amortizing the purchase price of an interest rate cap contract. Under one method—the level yield constant interest method—the price paid for an interest rate cap is amortized over the life of the cap as though it were the principal amount of a loan bearing interest at a reasonable rate. Prospective investors are urged to consult their tax advisors concerning the methods that can be employed to amortize the portion of the purchase price paid for the Cap Contract component of an Offered Certificate.

Any payments made to a beneficial owner of an Offered Certificate in excess of the amounts payable on the corresponding REMIC regular interest will be treated as having been received on such certificate pursuant to the Cap Contract, and such excess will be treated as a periodic payment on a notional principal contract. To the extent the sum of such periodic payments for any year exceeds that year’s amortized cost of the Cap Contract component, such excess represents net income for that year. Conversely, to the extent that the amount of that year’s amortized cost exceeds the sum of the periodic payments, such excess shall represent a net deduction for that year. In addition, any amounts payable on such REMIC regular interest in excess of the amount of payments on the Offered Certificates to which it relates will be treated as having been received by the beneficial owners of such Certificates and then paid by such owners to the [[Supplemental Interest Trust]] pursuant to the Cap Contract, and such excess should be treated as a payment on a notional principal contract that is made by the beneficial owner during the applicable taxable year and that is taken into account in determining the beneficial owner’s net income or net deduction with respect to the Cap Contract for such taxable year. Although not clear, net income or a net deduction with respect to the Cap Contract should be treated as ordinary income or as an ordinary deduction.

A beneficial owner’s ability to recognize a net deduction with respect to the Cap Contract component may be limited under Sections  67 and/or 68 of the Code in the case of (1) estates and trusts and (2) individuals owning an interest in such component directly or through a “pass-through entity” (other than in connection with such individual’s trade or business). Pass-through entities include partnerships, S corporations, grantor trusts and non-publicly offered regulated investment companies, but do not include estates, nongrantor trusts, cooperatives, real estate investment trusts and publicly offered regulated investment companies. Further, such a beneficial owner will not be able to recognize a net deduction with respect to the Cap Contract component in computing the beneficial owner’s alternative minimum tax liability.

Because a beneficial owner of a Offered Certificate will be required to include in income the amount deemed to have been paid by such owner pursuant to the Cap Contract but may not be able to deduct that amount from income, a beneficial owner of a Offered Certificate may have income that exceeds cash distributions on the Offered Certificate, in any period and over the term of the Offered Certificate. As a result, the Offered Certificates may not be a suitable investment for any taxpayer whose net deduction with respect to the Cap Contract would be subject to the limitations described above.

Status of the Offered Certificates. The REMIC regular interest components of Offered Certificates will be treated as assets described in Section  7701(a)(19)(C) of the Code, and as “real estate assets” under Section  856(c)(5)(B) of the Code, generally, in the same proportion that the assets of the Trust Fund, exclusive of the assets not included in any REMIC, would be so treated. In addition, the interest derived from the REMIC regular interest components of Offered Certificates will be interest on obligations secured by interests in real property for purposes of section 856(c)(3) of the Code, subject to the same limitation in the preceding sentence. See “Material Federal Income Tax Considerations — Special Tax Attributes — REMIC Certificates” in the Prospectus. The Cap Contract components of the Offered Certificates will not qualify, however, as an asset described in Section  7701(a)(19)(C) of the Code, as a real estate asset under Section  856(c)(5)(B) of the Code or as a “qualified mortgage” within the meaning of Section  860G(a)(3) of the Code. As a result, the Offered Certificates generally will not be a suitable investment for a REMIC.

State and Local Income Tax Considerations

In addition to the federal income tax consequences described under “Material Federal Income Tax Considerations” above, prospective investors should consider the state and local income tax consequences of the acquisition, ownership and disposition of the offered securities. State and local income tax law may differ substantially from the corresponding federal tax law, and this discussion does not purport to describe any aspect of the income tax laws of any state or municipality. Therefore, prospective investors should consult their own tax advisors with respect to the various tax consequences of investments in the offered securities.]

Legal Investment Considerations

[The Certificates will [not] constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984.]

Moreover, institutions whose investment activities are subject to review by certain regulatory authorities may be or may become subject to restrictions, which may be retroactively imposed by such regulatory authorities, on the investment by such institutions in certain mortgage related securities.  In addition, several states have adopted or may adopt regulations that prohibit certain state-chartered institutions from purchasing or holding similar types of securities.

Accordingly, investors should consult their own legal advisors to determine whether and to what extent the Offered Certificates may be purchased by such investors.  See “Legal Investment Considerations” in the prospectus.

ERISA Considerations

[Subject to the limitations and qualifications described under “ERISA Considerations” in the prospectus, the Offered Certificates may be purchased by an employee benefit plan or other retirement arrangement that is subject to ERISA or to Section  4975 of the Code, or by a person investing on behalf of or with plan assets of such a plan or arrangement pursuant to an administrative exemption from the prohibited transaction provisions of ERISA and Section  4975 of the Code which has been granted by the U.S. Department of Labor to the Underwriters relating to the acquisition, holding and transfers of the Offered Certificates. See “ERISA Considerations” in the prospectus. A fiduciary of any employee benefit plan or other retirement arrangement subject to ERISA or the Code should carefully review with its legal advisors whether the purchase or holding of Certificates could give rise to a transaction prohibited or not otherwise permissible under ERISA or the Code, and whether the purchase, holding or disposition of the Offered Certificates satisfies the terms and conditions of the Underwriter’s Exemption. See “ERISA Considerations” in the prospectus.

The rating of an Offered Certificate may change. If the rating of a class of Offered Certificates declines below the lowest permitted rating, Certificates of that class may no longer be eligible for relief under the Underwriter’s Exemption (although a Plan that had purchased a Certificate of that class when the Certificate had a permitted rating would not be required to dispose of it). However, insurance company general accounts may be able to purchase an Offered Certificate in such circumstances pursuant to Sections  I and III of Prohibited Transaction Class  Exemption 95-60.

Use of Proceeds

The net proceeds from the sale of the Certificates will be applied by the Depositor toward the purchase of the HELOCs from the Seller.

Underwriting

Subject to the terms and conditions set forth in the Underwriting Agreement, the Depositor has agreed to sell to the Underwriters, and the Underwriters have agreed, severally and not jointly, to purchase from the Depositor, the initial principal amounts of the Underwritten Certificates set forth below.

Class	[ ]	[ ]
Class [ ]	$[ ]	$[ ]
Class [ ]	[ ]	[ ]

The distribution of the Underwritten Certificates will be made by the Underwriter[s] from time to time in negotiated transactions or otherwise at varying prices to be determined at the time of sale.  The Underwriter[s] may effect such transactions by selling the Underwritten Certificates to or through dealers, and such dealers may receive from the Underwriter, for whom they act as agent, compensation in the form of underwriting discounts, concessions or commissions.  The Underwriter[s] and any dealers that participate with the Underwriter[s] in the distribution of the Underwritten Certificates may be deemed to be an underwriter, and any discounts, commissions or concessions received by them, and any profit on the resale of the Underwritten Certificates purchased by them, may be deemed to be underwriting discounts and commissions under the Securities Act.

The Underwriting Agreement provides that [HomeBanc] and the Depositor will indemnify the Underwriter[s] against certain civil liabilities, including liabilities under the Securities Act, or contribute to payments the Underwriter[s] may be required to make in respect thereof.

The Retained Certificates may be offered by the Depositor from time to time directly or through an underwriter or agent in one or more negotiated transactions, or otherwise, at varying prices to be determined at the time of sale. However, there is currently no underwriting arrangement in effect for the Retained Certificates. This prospectus supplement will be appropriately supplemented in connection with any future offering of the Retained Certificates. [Proceeds to the Depositor from any sale of the Retained Certificates will equal the purchase price paid by their purchaser, net of any expenses payable by the Depositor and any compensation payable to any underwriter or agent.]

There can be no assurance that a secondary market for the Offered Certificates will develop or, if it does develop, that it will continue or provide Certificateholders with sufficient liquidity of investment.

Expenses incurred by the Depositor in connection with this offering are expected to be approximately $[     ].

From time to time the Underwriter[s] or [its] [their] affiliates may perform investment banking and advisory services for, and may provide general financing and banking services to, affiliates of the Depositor.  The Underwriter[s], or affiliates of the Underwriter[s], have provided financing for certain of the HELOCs. A portion of the proceeds of the sale of the Certificates will be used to repay this financing.

Legal Matters

Certain legal matters with respect to the Certificates will be passed upon for the Depositor by McKee Nelson LLP, Washington, D.C., and for the Underwriters by [     ].

Ratings

It is a condition to the issuance of the Offered Certificates that they have the applicable rating or ratings by [S&P] and [Moody’s] indicated under “Initial Ratings” in the table on page S-[     ].

The rating of “AAA” and “Aaa” are the highest ratings that the applicable Rating Agency assigns to securities.  A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.  A securities rating addresses the likelihood of receipt by holders of Offered Certificates of distributions in the amount of Monthly Payments on the HELOCs.  The rating takes into consideration the characteristics of the HELOCs and the structural and legal aspects associated with the Offered Certificates.  The ratings on the Offered Certificates do not represent any assessment of the likelihood or rate of principal prepayments.  The ratings do not address the possibility that holders of Offered Certificates might suffer a lower than anticipated yield due to prepayments.

The ratings do not address the likelihood that any Basis Risk Shortfall Carryforward Amount will be repaid to Certificateholders from Monthly Excess Cashflow.

The ratings assigned to the Offered Certificates should be evaluated independently from similar ratings on other types of securities.

The Depositor has not requested a rating of the Offered Certificates by any rating agency other than the Rating Agencies; there can be no assurance, however, as to whether any other rating agency will rate the Offered Certificates or, if it does, what rating would be assigned by such other rating agency.  The rating assigned by such other rating agency to the Offered Certificates could be lower than the respective ratings assigned by the Rating Agencies.

Annex A

Defined Terms

Accrual Period:  With respect to any Distribution Date and each class of Certificates, the period beginning on the immediately preceding Distribution Date (or on the Closing Date, in the case of the first Accrual Period) and ending on the day immediately preceding the related Distribution Date.

[Additional HELOC:  Any HELOC purchased during the Revolving Period by the Securities Administrator on behalf of the Trust Fund from the Depositor for inclusion in the Loan Pool.]

Agreements:  Collectively, the Pooling and Servicing Agreement, the Loan Purchase Agreement and the Subservicing Agreement.

Applied Loss Amount:  The amount by which the aggregate Class Principal Amount of the Offered Certificates exceeds the Pool Balance for any Distribution Date after giving effect to all Realized Losses incurred with respect to the HELOCs during the related Collection Period and distributions of principal on such Distribution Date.

Available Funds Rate:  [With respect to any Distribution Date and the Certificates, the per annum rate equal to the product of (1) (a) 360 divided by (b) the actual number of days in the Accrual Period, and (2) (a) Interest Funds for such Distribution Date, divided by (b) the Pool Balance as of the first day of the related Collection Period.]

Bankruptcy Loss:  Any loss resulting from a bankruptcy court, in connection with a personal bankruptcy of a borrower, (1) establishing the value of a Mortgaged Property at an amount less than the Outstanding Principal Balance of the HELOC secured by such Mortgaged Property or (2) reducing the amount of the Monthly Payment on the related HELOC.

Basis Risk Payment:  With respect to any Distribution Date, the sum of (1) any Basis Risk Shortfall for such Distribution Date, (2) any Unpaid Basis Risk Shortfall for such Distribution Date, and (3) any Required Reserve Fund Amount (as specified in the Pooling and Servicing Agreement) for such Distribution Date. The amount of the Basis Risk Payment for any Distribution Date cannot exceed the amount of Monthly Excess Cashflow otherwise distributable in respect of the Class X Certificates.

Basis Risk Reserve Fund:  A reserve fund into which any amount of Monthly Excess Cashflow is deposited in order to pay Basis Risk Shortfalls and Unpaid Basis Risk Shortfalls.

Basis Risk Shortfall:  [With respect to each Distribution Date and any class of Certificates, an amount equal to the sum of (1) the excess, if any, of (a) Current Interest calculated without regard to the Available Funds Rate over (b) the aggregate of interest accrued on such class at an interest rate equal to the Available Funds Rate, (2) any amount described in clause (1) above for such class remaining unpaid from prior Distribution Dates and (3) interest on the amount in clause (2) above at such class's applicable Certificate Interest Rate (without regard to the Available Funds Rate).]

Basis Risk Shortfall Carryforward Amount:  [With respect to each class of Certificates and any Distribution Date, an amount equal to the aggregate amount of Basis Risk Shortfall for such class of Certificates on such Distribution Date, plus any unpaid Basis Risk Shortfall for such class of Certificates from prior Distribution Dates, plus interest thereon at the Certificate Interest Rate for such Distribution Date for such class for the related Accrual Period, to the extent previously unpaid from Monthly Excess Cashflow [or from proceeds of the Cap Agreement[s]]].

BBA:  The British Bankers' Association.

Beneficial Owner:  A person acquiring an interest in a Book-Entry Certificate.

Benefit Plans:  Collectively, Plans, Employee benefit plans that are governmental plans (as defined in Section 3(32) of ERISA) and certain church plans (as defined in Section 3(33) of ERISA) are not subject to ERISA requirements but may be subject to Similar Laws.

Book-Entry Certificates:  Certificates that are issued, maintained and transferred on the book-entry records of DTC and its Participants.

Business Day:  Generally any day other than a Saturday or Sunday or a day on which banks in New York, Delaware, Minnesota, Maryland, Texas or Massachusetts (or, as to the Servicer, such other states as are specified in the Pooling and Servicing Agreement) are closed.

[Cap Agreement[s]:  The interest rate cap agreement[s] dated on or before the Closing Date between the Issuer and the Cap Counterparty.]

Cap Contract:  A limited recourse notional principal contract into which each beneficial owner of an Offered Certificate will be deemed to have entered.

[Cap Counterparty:  [     ].]

[Capitalized Interest Account:  The capitalized interest account established by the [Securities Administrator] [Trustee] for the benefit of the [Certificateholders and the Depositor].]

Certificate:  Any of the Class [     ], Class [     ] or Class [     ] Certificates.

[Certificate Distribution Account:  The certificate distribution account maintained by or on behalf of the Securities Administrator for the benefit of the Trust Fund and the Class [     ] Certificateholders.]

Certificateholder:  A holder of a Certificate.

Certificate Interest Rate:  With respect to each Distribution Date and each class of Certificates, [an adjustable rate equal to the least of (1) One-Month LIBOR plus the related Certificate Margin, (2) the Maximum Certificate Interest Rate and (3) the Available Funds Rate with respect to such Distribution Date.]

Certificate Margin:  [With respect to the Class [     ] Certificates, on any Distribution Date prior to the Step-up Date, [     ]% per annum, and on any Distribution Date on and after the Step-up Date, [     ]% per annum.  With respect to the Class [     ] Certificates, on any Distribution Date prior to the Step-up Date, [     ]% per annum, and on any Distribution Date on and after the Step-up Date, [     ]% per annum.  With respect to the Class [     ] Certificates, on any Distribution Date prior to the Step-up Date, [     ]% per annum, and on any Distribution Date on and after the Step-up Date, [     ]% per annum.]

Certificate Registrar:  [     ], and its successors and assigns.

Charge-Off Amount:  With respect to any Charged-Off HELOC, as defined in clause (i) of the definition thereof, is the amount of the Principal Balance of that HELOC that has been written down, and for any Charged-Off HELOC, as defined in clause (ii) of the definition thereof, is the entire outstanding Principal Balance of such HELOC minus the appraised value of the related Mortgaged Property.

Charged-Off HELOC: (i)  a HELOC with a Principal Balance that has been written down on the Servicer’s servicing system in accordance with its policies and procedures and (ii) any HELOC that is more than 180 days past due.

Class [     ] Principal Distribution Amount:  [With respect to any applicable Distribution Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the excess of (x) the aggregate Class Principal Amount of the Class [     ] Certificates immediately prior to such Distribution Date over (y) the lesser of (A) the product of (i) [     ]% and (ii) the aggregate Principal Balance of the HELOCs as of the last day of the related Collection Period and (B) the aggregate Principal Balance of the HELOCs as of the last day of the related Collection Period minus the Overcollateralization Floor.]

Class [     ] Principal Distribution Amount:  [With respect to any applicable Distribution Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class [     ] Principal Distribution Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Class Principal Amount of the Class [     ] Certificates (after taking into account the distribution of the Class [     ] Principal Distribution Amount for such Distribution Date) and (2) the Class Principal Amount of the Class [     ] Certificates immediately prior to such Distribution Date, over (B) the lesser of (a) the product of (i) approximately [     ]% and (ii) the aggregate Principal Balance of the HELOCs as of the last day of the related Collection Period, and (b) the aggregate Principal Balance of the HELOCs as of the last day of the related Collection Period minus the Overcollateralization Floor.]

Class [     ] Principal Distribution Amount:  [With respect to any applicable Distribution Date on or after the Stepdown Date, as long as a Trigger Event has not occurred with respect to such Distribution Date, an amount equal to the lesser of (x) the remaining Principal Distribution Amount for that Distribution Date after distribution of the Class [     ] Principal Distribution Amount and the Class [     ] Principal Distribution Amount and (y) the excess, if any, of (A) the sum of (1) the aggregate Class Principal Amount of the Class [     ] Certificates (after taking into account the distribution of the Class [     ] Principal Distribution Amount for such Distribution Date), (2) the Class Principal Amount of the Class [     ] Certificates (after taking into account the distribution of the Class [     ] Principal Distribution Amount for such Distribution Date) and (3) the Class Principal Amount of the Class [     ] Certificates immediately prior to such Distribution Date, over (B) the lesser of (a) the product of (i) approximately [     ]% and (ii) the aggregate Principal Balance of the HELOCs as of the last day of the related Collection Period, and (b) the aggregate Principal Balance of the HELOCs as of the last day of the related Collection Period minus the Overcollateralization Floor.]

Class Principal Amount:  With respect to any class of Certificates as of any Distribution Date, its initial Class Principal Amount as of the Closing Date, as reduced by all amounts previously distributed on that class in respect of principal prior to such Distribution Date.

Clearstream Luxembourg:  Clearstream Banking Luxembourg.

Clearstream Luxembourg Participant:  Participating organizations in Clearstream Luxembourg.

Closing Date:  On or about [     ].

Code:  The Internal Revenue Code of 1986, as amended.

Collection Account:  The collection account maintained by the Master Servicer established in the name of the Trustee and for the benefit of the Certificateholders.

Collection Period:  With respect to any Distribution Date, the one-month period beginning on the second day of the calendar month immediately preceding the month in which such Distribution Date occurs and ending on the first day of the month in which such Distribution Date occurs.

[Combined Loan-to-Value Ratio:  With respect to any Second Lien HELOC at any time, the ratio, expressed as a percentage, of the sum of (1) the principal balance of such HELOC and (2) the principal balance of the related first lien home equity line of credit, each as of the applicable date of determination, to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.]

Condemnation Proceeds:  All awards of settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation, to the extent not required to be released to a Mortgagor in accordance with the terms of the related home equity line of credit documents.

CPR:  The constant prepayment rate model, as described under “Yield, Prepayment and Weighted Average Life — Weighted Average Life” in this prospectus supplement.

Credit Line Advance:  With respect to a HELOC, a principal disbursement to a borrower under the terms of the related Credit Line Agreement.

Credit Line Agreement:  A HELOC loan agreement and disclosure statement between the borrower and the originator.

[Cumulative Loss Trigger Event:  A Cumulative Loss Trigger Event will have occurred with respect to any Distribution Date beginning in [     ] if the fraction, expressed as a percentage, obtained by dividing (x) the aggregate amount of Realized Losses incurred on the HELOCs from the Cut-off Date through the last day of the related Collection Period by (y) the Cut-off Date Balance, exceeds the applicable percentage described below with respect to such Distribution Date:

Distribution Date	Loss Percentage
[ ] through [ ]	[ ]%
[ ] through [ ]	[ ]%
[ ] through [ ]	[ ]%
[ ] through [ ]	[ ]%]

Current Interest:  With respect to any Distribution Date and any class of Certificates, the aggregate amount of interest accrued at the applicable Certificate Interest Rate during the related Accrual Period on the Class Principal Amount of such class immediately prior to such Distribution Date.

Custodial Agreement:  The custodial agreement dated as of [    ], among the Custodian, the Trustee, [the Depositor and the Master Servicer].

Custodian:  [     ], and is successors and assigns.

Custodian Fee:  The annual on-going fee payable by the Master Servicer on behalf of the Trust Fund to the Custodian from income on funds held in the Collection Account.

Cut-off Date:  [     ].

Cut-off Date Balance:  Approximately $[     ].

Deficient Valuation:  With respect to any HELOC, a valuation of the Mortgaged Property by a court of competent jurisdiction in an amount less than the then unpaid principal balance of the HELOC secured by such Mortgaged Property.

Delinquency Event:  [A Delinquency Event will have occurred with respect to any Distribution Date if the Rolling Three Month Delinquency Rate as of the last day of the immediately preceding calendar month equals or exceeds [     ]% of the Senior Enhancement Percentage for such Distribution Date.]

Delinquency Rate:  [With respect to any month, the fraction, expressed as a percentage, the numerator of which is the aggregate outstanding principal balance of all HELOCs [60] or more days delinquent (including all foreclosures, bankruptcies and REO Properties) as of the close of business on the last day of such month, and the denominator of which is the Pool Balance as of the close of business on the last day of such month.]

Depositor:  HMB Acceptance Corp., a Delaware corporation.

Designated Telerate Page:  Moneyline Telerate Service page 3750 (or such other page as may replace page 3750 on that service or such other service as may be nominated by the BBA as the information vendor for the purpose of displaying the BBA's Interest Settlement Rates for deposits in U.S.  dollars).

Determination Date:  With respect to any Distribution Date, the [15]th day of the related calendar month or, if such day is not a Business Day, the immediately preceding Business Day.

Distribution Account:  The distribution account maintained by the Securities Administrator for the benefit of the Certificateholders.

Distribution Date:  The [25]th day of each month or, if the [25]th day is not a Business Day, on the next succeeding Business Day, beginning in [     ].

DTC:  The Depository Trust Company.

Due Date:  With respect to each HELOC, the date in each month on which the related Monthly Payment is due, exclusive of any days of grace, if such due date is the first day of a month; otherwise, the first day of the following month or such other date as is specified in the Pooling and Servicing Agreement.

[Early Termination Date:  As defined in the applicable ISDA Master Agreement.]

ERISA:  Employee Retirement Income Security Act of 1974, as amended.

Euroclear:  Euroclear System.

Euroclear Participant:  Participating organizations in Euroclear.

European Depositaries:  [     ] (in its capacity as a depositary for Clearstream Luxembourg) and [     ] (in its capacity as a depositary for Euroclear).

Extra Principal Distribution Amount:  [With respect to any Distribution Date, the lesser of (1) the Monthly Excess Interest for such Distribution Date and (2) the excess, if any, of (a) the Overcollateralization Target Amount over (b) the Overcollateralized Amount on such Distribution Date (after giving effect to distribution to the Certificates of Principal Funds on such Distribution Date).]

Financial Intermediary:  A brokerage firm, bank, thrift institution or other financial intermediary that maintains the Beneficial Owner's account for the purpose of recording the ownership of a Book-Entry Certificate.

[First Lien HELOCs:  HELOCs secured by mortgages or deeds of trust or similar security instruments creating a first lien on the related Mortgaged Property.]

Global Securities:  The HomeBanc Home Equity Trust [     ] Home Equity Loan Pass-Through Certificates, Series [     ].

Gross Margin:  With respect to a HELOC, a fixed percentage amount specified in the related Credit Line Agreement that is added to an index to determine the related Loan Rate.

[HBMC:  HomeBanc Mortgage Corporation, a subsidiary of HomeBanc Corp.]

HELOCs:  The [describe HELOCs] home equity lines of credit sold by the Seller to the Depositor pursuant to the Loan Purchase Agreement and subsequently transferred by the Depositor to the Issuer pursuant to the Pooling and Servicing Agreement.

[HomeBanc:  HomeBanc Corp., a Georgia corporation.]

Index:  [Either the One-Month LIBOR Index or the Six-Month LIBOR Index.]

[Initial HELOCs:  Those HELOCs which will be acquired by the Trust Fund on the Closing Date.]

Initial Purchase Date:  The first Distribution Date following the month in which the Pool Balance is less than [20]% of the Cut-off Date Balance.

Insurance Proceeds:  Any amounts paid by an insurer under any standard hazard insurance policy, flood insurance policy, title insurance policy or any other insurance policy relating to the HELOCs or related mortgaged properties other than amounts to cover expenses incurred by the Servicer in connection with procuring such proceeds, applied to the restoration and repair of the related Mortgaged Property or to be paid to the borrower pursuant to the mortgage certificate or state law.

Interest Funds:  [With respect to any Distribution Date, the sum of (1) all interest received by the Servicer or the Master Servicer for the related Due Period and available in the Distribution Account on that Distribution Date and (2) the portion of any purchase price or other amount paid with respect to the HELOCs allocable to interest; net of any fees or other amounts reimbursable to the Master Servicer, the Servicer, the Securities Administrator, the Custodian and the Trustee as provided in the Agreements.] [For each Distribution Date up to and including the Distribution Date in [          ], 20[  ], Interest Funds will include amounts distributable from the Capitalized Interest Account in an amount equal to the product of (i) the weighted average Net Loan Rate of the HELOCs divided by 12, multiplied by (ii) the excess of (a) the balance in the Pre-Funding Account as of the Closing Date, over (b) the aggregate principal balance of the Subsequent HELOCs that will have an interest payment included in the Interest Funds for such Distribution Date.]

[ISDA Master Agreement:  The International Swaps and Derivatives Association, Inc. Master Agreement (Multicurrency—Cross Border).]

Issuer:  HomeBanc Mortgage Trust [     ].

LIBOR Business Day:  Any day on which banks in London and New York are open for conducting transactions in foreign currency and exchange.

LIBOR Determination Date:  [The second LIBOR Business Day preceding the commencement of each Accrual Period.]

Liquidated Loan:  Any defaulted HELOC as to which the Servicer has determined that all amounts that it expects to recover in respect of such HELOC have been recovered (exclusive of any possibility of a deficiency judgment)[, and any Second Lien HELOC that is 180 or more days delinquent in payment].

Liquidation Proceeds:  Cash received in connection with the liquidation of a defaulted HELOC, whether through the sale or assignment of such HELOC, trustee’s sale, foreclosure sale, payment in full, discounted payoff or otherwise, or the sale of the related REO Property, if the Mortgaged Property is acquired in satisfaction of the HELOC.

[Loan-to-Value Ratio:  With respect to any First Lien HELOC at any time, the ratio, expressed as a percentage, of the principal balance of such HELOC as of the applicable date of determination to (a) in the case of a purchase, the lesser of the sale price of the Mortgaged Property and its appraised value at the time of sale or (b) in the case of a refinancing or modification, the appraised value of the Mortgaged Property at the time of the refinancing or modification.]

Loan Pool:  The pool of HELOCs in the Trust Fund.

Loan Purchase Agreement:  The home equity line of credit purchase agreement dated as of    [     ], between the Seller and the Depositor.

Loan Rate:  With respect to any HELOC, the applicable interest rate determined as provided in the related mortgage note, as reduced by any Relief Act Reduction.

Lower Tier REMIC:  Each of one or more lower tier REMICs which together with the Upper Tier REMIC will comprise the Trust Fund.

Master Servicer:  [     ].

Master Servicer Remittance Date:  With respect to each Distribution Date, the Business Day immediately preceding such Distribution Date.

Maximum Certificate Interest Rate:  [     ]% per annum.

Maximum Rate:  With respect to a HELOC, a specified percentage in the related mortgage certificate that is the maximum Loan Rate allowable over the life of such HELOC.

Minimum Rate:  With respect to a HELOC, a specified percentage in the related mortgage certificate that is the minimum Loan Rate allowable over the life of such HELOC.

Monthly Excess Cashflow:  [With respect to any Distribution Date,  (a) the sum of (1) the Overcollateralization Release Amount, (2) Monthly Excess Interest and (3) any Principal Distribution Amount remaining after application pursuant to either clauses A.(1) through A.[     ] or clauses B.(1) through B.[     ] as applicable, under “Description of the Certificates—Distributions of Principal” minus (b) the Extra Principal Distribution Amount.]

Monthly Excess Interest:  [With respect to any Distribution Date, the amount of Interest Funds remaining after application pursuant to clauses (1) through [     ] under “Description of the Certificates—Distributions of Interest.”]

Monthly Payment:  With respect to any HELOC and any month, the scheduled payment or payments of principal and interest due during such month on such HELOC, which either is payable by a mortgagor in such month under the related mortgage certificate, or in the case of any Mortgaged Property acquired through foreclosure or deed-in-lieu of foreclosure, would otherwise have been payable under the related mortgage certificate.

[Moody’s:  Moody’s Investors Service, Inc.]

Mortgaged Property:  With respect to any HELOC, the real property securing such HELOC.

Net Liquidation Proceeds:  All amounts, net of (1) unreimbursed expenses and (2) unreimbursed Servicing Advances, received and retained in connection with the liquidation of defaulted HELOCs, through insurance or condemnation proceeds, by foreclosure or otherwise, together with any net proceeds received on a monthly basis with respect to any Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure.

Net Loan Rate:  [With respect to any HELOC at any time, the Loan Rate thereof minus the Servicing Fee Rate.]

Offered Certificates:  Each Class of Certificates other than the Class [     ] Certificates.

[One-Month LIBOR or One-Month LIBOR Index:  The Interest Settlement Rate for U.S.  dollar deposits of one-month maturity set by the BBA as of 11:00 a.m.  (London time) on the LIBOR Determination Date.]

[One-Month LIBOR Loans:  HELOCs that have a Monthly Payment that adjusts based on the One-Month LIBOR Index.]

[Optional Termination:  The option of the [Servicer] to purchase the HELOCs, the REO Property and any other property remaining in the Trust Fund as described under “Description of the Certificates — Optional Purchase of the HELOCs” in this prospectus supplement.]

Originator:  [HBMC].

Outstanding Principal Balance:  With respect to a HELOC, the principal balance of such HELOC remaining to be paid by the borrower or, in the case of an REO Property, the principal balance of the related HELOC remaining to be paid by the borrower at the time such property was acquired by or on behalf of the Trust Fund.

Overcollateralized Amount:   [For any Distribution Date, the amount, if any, by which

(1) the aggregate Principal Balance of the HELOCs exceeds (2) the aggregate Class Principal Amount of the Certificates as of such Distribution Date (assuming that 100% of Principal Funds is applied as a principal distribution on the Certificates on such Distribution Date).]

Overcollateralization Deficiency:  [With respect to any Distribution Date, the amount, if any, by which (1) the Overcollateralization Target Amount for such Distribution Date exceeds (2) the Overcollateralized Amount for such Distribution Date, calculated for this purpose after giving effect to the reduction on such Distribution Date of the Class Principal Amounts of the Certificates resulting from the distribution of Principal Funds on such Distribution Date.]

Overcollateralization Floor:  Approximately $[     ].

Overcollateralization Release Amount:  [With respect to any Distribution Date, the lesser of (x) the Principal Funds for such Distribution Date and (y) the excess, if any, of (1) the Overcollateralization Amount for such Distribution Date (assuming that 100% of such Principal Funds is applied as a principal distribution on such Distribution Date) over (2) the Overcollateralization Target Amount for such Distribution Date (with the amount determined pursuant to clause (y) deemed to be $0 if the Overcollateralization Amount is less than or equal to the Overcollateralization Target Amount on that Distribution Date).]

Overcollateralization Target Amount:  [With respect to any Distribution Date (a) prior to the Stepdown Date,  approximately [     ]% of the aggregate Principal Balance of the HELOCs as of the Cut-off Date, (b) on  or after the Stepdown Date and if a Trigger Event is not in effect, the greater of (i) the lesser of (1) approximately [     ]% of the aggregate Principal Balance of the HELOCs as of the Cut-off Date and (2) approximately [     ]% of the then current aggregate Principal Balance of the HELOCs as of the last day of the related Collection Period and (ii) approximately $[     ] and (c) on or after the Stepdown Date and if a Trigger Event is in effect, the Overcollateralization Target Amount for the immediately preceding Distribution Date.]

Participant:  A participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC.

Payahead:  Any Monthly Payment intended by the related borrower to be applied in a Collection Period subsequent to the Collection Period in which such payment was received.

Paying Agent:  [Initially, the Securities Administrator.]

Plan Assets Regulation:  A regulation issued by the United States Department of Labor under which the assets of a trust fund would be treated as plan assets of the Plan for the purposes of ERISA and the Section 4975 Code only if the Plan acquired an “equity interest” in the trust fund and none of the exceptions contained in the Plan Assets Regulation was applicable.

Plans:  Pension, profit-sharing or other employee benefit plans or other retirement plans or arrangements, including a so-called “Keogh” plan, an educational savings account or an individual retirement account, to which they are applicable or any entity deemed to hold the assets of the foregoing.

Pool Balance:  As of any date of determination, the aggregate of the Principal Balances of the HELOCs in [the] [a] Loan Pool as of such date.

Pooling and Servicing Agreement:  The pooling and servicing agreement dated as of [     ], among the Depositor, the Seller, the Servicer, the Master Servicer and the Securities Administrator.

[Pre-Funding Account:  The pre-funding account established by the Trustee.]

[Pre-Funding Amount:  The amount deposited by the Trustee into the Pre-Funding Account on the Closing Date.]

[Pre-Funding Period:  The period beginning on the Closing Date and ending on [     ].]

Prepayment Period:  [With respect to any Distribution Date, the immediately preceding calendar month.]

Principal Balance:  [With respect to any HELOC and any Payment Date, the Cut-Off Date principal balance of the HELOC, plus (i) any additional Credit Line Advances transferred to the Trust in respect of the HELOC, minus (ii) all collections credited against the principal balance of the HELOC in accordance with the related Credit Line Agreement prior to that day, and minus (iii) all prior related Charge-Off Amounts.

Principal Distribution Amount:  [With respect to any Distribution Date, (a) the sum of (1) the Principal Funds for such Distribution Date and (2) the Extra Principal Distribution Amount for such Distribution Date minus (b) the Overcollateralization Release Amount.]

Principal Funds:  [With respect to any Distribution Date, the sum of (1) the principal portion of all scheduled monthly payments on the related HELOCs due on the related Due Date, to the extent received; (2) the principal portion of all proceeds of the repurchase of a HELOC (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Loan Purchase Agreement during the preceding calendar month; (3) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the related home equity lines of credit, including full and partial prepayments, the proceeds of any purchase of HELOCs by the Seller, the Servicer or the Class [     ] Certificateholders, Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds; net of any fees payable to, and other amounts reimbursable to, the Master Servicer, the Servicer, the Securities Administrator, the Custodian and the Trustee as provided in the Agreements (to the extent not reimbursed from Interest Funds).] [On the first Distribution Date after the end of the Revolving Period, Principal Funds will include amounts allocable to principal that were deposited in the Revolving Account during the Revolving Period and not withdrawn to purchase Additional HELOCs.]  [On the first Distribution Date after the end of the Pre-Funding Period, Principal Funds will include amounts allocable to principal that were deposited in the Pre-Funding Account during the Pre-Funding Period and not withdrawn to purchase Subsequent HELOCs.]

Principal Prepayment:  [Any payment or other recovery of principal on a HELOC which is received in advance of its scheduled Due Date to the extent that it is not accompanied by an amount as to interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment, including Insurance Proceeds and Repurchase Proceeds, but excluding the principal portion of Net Liquidation Proceeds received at the time a home equity line of credit becomes a Liquidated Loan.]

Purchase Price:  [The sum of (a) 100% of the aggregate outstanding principal balance of the HELOCs plus accrued interest thereon at the applicable Loan Rate plus any unreimbursed Servicing Advances, (b) the fair market value of all other property being purchased, (c) any costs and damages incurred by the Trust Fund as a result of violation of any applicable federal, state or local predatory or abusive lending law in connection with the origination of any HELOC and (d) any outstanding amounts due to the Master Servicer, the Securities Administrator, the Custodian and the Trustee.]

Rating Agencies:  [     ].

Realized Loss:  [With respect to a HELOC, (1) a Bankruptcy Loss or (2) as to any Liquidated Loan, the unpaid principal balance thereof plus accrued and unpaid interest thereon at the Loan Rate through the last day of the month of liquidation less the Net Liquidation Proceeds with respect to such HELOC and the related Mortgaged Property.]

Record Date:   [For each class of Certificates and each Distribution Date, will be the close of business on the Business Day immediately preceding such Distribution Date; provided, however, that if any such Certificate is no longer a Book-Entry Certificate, the "Record Date" for such class of Certificates shall be the close of business on the last Business Day of the calendar month preceding such Distribution Date.]

REIT:  A real estate investment trust within the meaning of Section 856 of the Code.

Relevant Depositary:  Citibank, N.A.  (in its capacity as a depositary for Clearstream Luxembourg) or   JPMorgan Chase Bank National Association (in its capacity as a depositary for Euroclear), as the case may be.

Relief Act Reduction:  With respect to a HELOC, a reduction of the applicable Loan Rate by application of the Servicemembers Civil Relief Act or similar state or local laws.

REO Property:  A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure.

Repurchase Proceeds:  The purchase price in connection with any repurchase of a HELOC by the Seller and any cash deposit in connection with the substitution of a HELOC.

[Retained Certificates:  $[     ]of the Class[     ] Certificates.]

[Revolving Account:  The revolving account maintained by the Securities Administrator in which Revolving Deposits are deposited by the Securities Administrator to be used to acquire Additional HELOCs during the Revolving Period.]

[Revolving Amount:  With respect to each Distribution Date during the Revolving Period, the total amount of Revolving Deposits deposited in the Revolving Account on such Distribution Date.]

[Revolving Deposits:  With respect to any Distribution Date during the Revolving Period, all payments that would otherwise be made to Certificateholders in respect of principal [and excess interest] that is deposited in the Revolving Account on such Distribution Date.]

Rolling Three Month Delinquency Rate:  With respect to any Distribution Date, the average of the Delinquency Rates for each of the three (or one and two, in the case of the first and second Distribution Dates, respectively) immediately preceding months.

Rules:  The rules, regulations and procedures creating and affecting DTC and its operations.

[S&P:  Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.]

[Second Lien HELOCs:  HELOCs secured by mortgages or deeds of trust or similar security instruments creating a second lien on the related Mortgaged Property.]

Securities Act:  Securities Act of 1933, as amended.

Securities Administrator:  [     ], and its successors and assigns.

Seller:  [HomeBanc].

Senior Enhancement Percentage:  [With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the sum of the aggregate Class Principal Amount of the Subordinate Certificates and the Overcollateralization Amount (which, for purposes of this definition only, will not be less than zero) after giving effect to distributions on such Distribution Date, and the denominator of which is the Pool Balance for such Distribution Date.]

Senior Certificates:  The Class [     ] Certificates.

Servicer:  [HomeBanc].

Servicer Remittance Date:  The [18]th day of any month, or if such [18]th day is not a Business Day, the first Business Day immediately preceding such [18]th day.

Servicing Account:  The custodial account maintained by the Servicer on behalf of the Trust Fund for collection of principal and interest on the HELOCs.

Servicing Advance:  All reasonable and customary “out-of-pocket” costs and expenses, including costs and expenses of foreclosures (including reasonable attorneys' fees and disbursements) incurred in the performance of its servicing obligations, including, but not limited to, the cost of (1) the preservation, restoration, inspection and protection of the Mortgaged Properties, (2) any enforcement or judicial proceedings and (3) the management and liquidation of Mortgaged Properties acquired in satisfaction of the related mortgage.

Servicing Fee:  [A monthly fee calculated at the Servicing Fee Rate on the outstanding principal balance of each HELOC.]

Servicing Fee Rate:  The applicable annual rate with respect to the Servicer set forth under “Fees and Expenses of the Trust Fund.”

Similar Law:  State or local laws substantially similar to ERISA or the Code.

[Six-Month LIBOR Index:  The interbank offered rates for six-month United States dollar deposits in the London market, calculated as provided in the related mortgage note.]

[Six-Month LIBOR Loans:  HELOCs that have a Monthly Payment that adjusts based on the Six-Month LIBOR Index.]

[Stepdown Date:  The later to occur of (a) the Distribution Date occurring in [     ] and (b) the first Distribution Date on which the Senior Enhancement Percentage (calculated for this purpose after giving effect to payments or other recoveries in respect of the HELOCs during the related Collection Period but before giving effect to distributions on the Certificates on such Distribution Date) is greater than or equal to approximately [     ]%.]

[Step-up Date:  The first Distribution Date after the Initial Purchase Date.]

[Strike Rate:  The applicable strike rate specified in the interest rate cap agreement schedules attached as Annex D hereto.]

Subordinate Certificates:  The Class [     ] Certificates.

Subservicer:  [HBMC].

[Subsequent HELOCs:  Those HELOCs which are intended to be acquired by the Trust Fund from time to time subsequent to the Closing Date but prior to [     ].]

Subsequent Recovery:  Any amount recovered by the Servicer with respect to a Liquidated Loan with respect to which a Realized Loss has been incurred after liquidation of such HELOC.

Subservicing Agreement:  The subservicing agreement dated as [     ], between the Servicer and the Subservicer.

Terms and Conditions:  Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System.

[Trigger Event:  A Trigger Event will have occurred with respect to any Distribution Date if (a) a Delinquency Event has occurred for such Distribution Date or (b) a Cumulative Loss Trigger Event has occurred for such Distribution Date.]

Trust Accounts:  The Servicing Account, the Collection Account, the Distribution Account, [the Pre-Funding Account], [the Capitalized Interest Account], [and the Revolving Account].

Trustee:  [     ], and its successors and assigns.

Trustee Fee:  The annual on-going fee payable by the Master Servicer on behalf of the Trust Fund to the Trustee from income on funds held in the Collection Account.

Trust Fund:  The Trust Fund created pursuant to the Pooling and Servicing Agreement, consisting primarily of those assets set forth under “Description of the Certificates—General.”

Underwriter[s]:  [     ] [and [     ]].

Underwriter’s Exemption:  The prohibited transaction exemption described under “ERISA Considerations” in this prospectus supplement.

Underwriting Agreement:  The underwriting agreement dated as of [     ], among the Depositor, the Seller and the Underwriters.

Underwritten Certificates:  Each Class of Certificates other than the Retained Certificates.

Upper Tier REMIC:  An upper tier REMIC which together with the Lower Tier REMICs comprise the Trust Fund.

Annex B
Global Clearance, Settlement and Tax Documentation Procedures

Except in certain limited circumstances, the globally offered The HomeBanc Home Equity Trust [     ] Home Equity Loan Pass-Through Certificates, Series [     ] will be available only in book-entry form.  Investors in the Global Securities may hold such Global Securities through any of DTC, Clearstream Luxembourg or Euroclear.  The Global Securities will be tradable as home market instruments in both the European and U.S.  domestic markets.  Initial settlement and all secondary trades will settle in same-day funds.

Secondary market trading between investors holding Global Securities through Clearstream Luxembourg and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

Secondary market trading between investors holding Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S.  corporate debt obligations and prior home equity line of credit asset backed certificates issues.

Secondary cross-market trading between Clearstream Luxembourg or Euroclear and DTC Participants holding Certificates will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream Luxembourg and Euroclear (in such capacity) and as DTC Participants.

A holder that is not a United States person (as described below) of Global Securities will be subject to U.S.  withholding taxes unless such holders meet certain requirements and deliver appropriate U.S.  tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC.  Investors' interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect Participants in DTC.  As a result, Clearstream Luxembourg and Euroclear will hold positions on behalf of their participants through their respective Relevant Depositaries, which in turn will hold such positions in accounts as DTC Participants.

Investors electing to hold their Global Securities through DTC will follow the settlement practices applicable to prior home equity line of credit asset backed certificates issues.  Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their Global Securities through Clearstream Luxembourg or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no lock-up or restricted period.  Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

Trading Between DTC Participants.  Secondary market trading between DTC Participants will be settled using the procedures applicable to prior home equity line of credit asset backed certificates issues in same-day funds.

Trading Between Clearstream Luxembourg and/or Euroclear Participants.  Secondary market trading between Clearstream Luxembourg Participants or Euroclear Participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Trading Between DTC Seller and Clearstream Luxembourg or Euroclear Purchaser.  When Global Securities are to be transferred from the account of a DTC Participant to the account of a Clearstream Luxembourg Participant or a Euroclear Participant, the purchaser will send instructions to Clearstream  Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as the case may be, to receive the Global  Securities against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment date to and excluding the settlement date, on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360  days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  Payment will then be made by the respective Relevant Depositary of the DTC Participant's account against delivery of the Global Securities.  After settlement has been completed, the Global Securities will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream Luxembourg Participant's or Euroclear Participant's account.  The securities credit will appear the next day (European time) and the cash debt will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York).  If settlement is not completed on the intended value date (i.e.,  the trade fails), the Clearstream Luxembourg or Euroclear cash debt will be valued instead as of the actual settlement date.

Clearstream Luxembourg Participants and Euroclear Participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement.  The most direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream Luxembourg or Euroclear.  Under this approach, they may take on credit exposure to Clearstream Luxembourg or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream Luxembourg or Euroclear has extended a line of credit to them, Clearstream Luxembourg Participants or Euroclear Participants can elect not to preposition funds and allow that credit line to be drawn upon the finance settlement.  Under this procedure, Clearstream Luxembourg Participants or Euroclear Participants purchasing Global Securities would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Securities were credited to their accounts.  However, interest on the Global Securities would accrue from the value date.  Therefore, in many cases the investment income on the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream Luxembourg Participant's or Euroclear Participant's particular cost of funds.

Since the settlement is taking place during New York business hours, DTC Participants can employ their usual procedures for sending Global Securities to the respective European Depositary for the benefit of Clearstream Luxembourg Participants or Euroclear Participants.  The sale proceeds will be available to the DTC seller on the settlement date.  Thus, to the DTC Participants a cross-market transaction will settle no differently than a trade between two DTC Participants.

Trading between Clearstream Luxembourg or Euroclear Seller and DTC Purchaser.  Due to time zone differences in their favor, Clearstream Luxembourg Participants and Euroclear Participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective Relevant Depositary, to a DTC Participant.  The seller will send instructions to Clearstream Luxembourg or Euroclear through a Clearstream Luxembourg Participant or Euroclear Participant at least one business day prior to settlement.  In these cases Clearstream Luxembourg or Euroclear will instruct the respective Relevant Depositary, as appropriate, to deliver the Global Securities to the DTC Participant's account against payment.  Payment will include interest accrued on the Global Securities from and including the last coupon payment to and excluding the settlement date on the basis of either the actual number of days in such accrual period and a year assumed to consist of 360 days or a 360-day year of twelve 30-day months as applicable to the related class of Global Securities.  For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month.  The payment will then be reflected in the account of the Clearstream Luxembourg Participant or Euroclear Participant the following day, and receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would be back-valued to the value date (which would be the preceding day, when settlement  occurred in New York).  Should the Clearstream Luxembourg Participant or Euroclear Participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft incurred over that one day period.  If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream Luxembourg Participant's or Euroclear Participant's account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream Luxembourg or Euroclear and that purchase Global  Securities from DTC Participants for delivery to Clearstream Luxembourg Participants or Euroclear Participants should certificate that these trades would automatically fail on the sale side unless affirmative action were taken.  At least three techniques should be readily available to eliminate this potential problem:

(a)

borrowing through Clearstream Luxembourg or Euroclear for one day (until the purchase side of the day trade is reflected in their Clearstream Luxembourg or Euroclear accounts) in accordance with the clearing system's customary procedures;

(b)

borrowing the Global Securities in the U.S.  from a DTC Participant no later than one day prior to the settlement, which would give the Global Securities sufficient time to be reflected in their Clearstream Luxembourg or Euroclear account in order to settle the sale side of the trade; or

(c)

staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC Participant is at least one day prior to the value date for the sale to the Clearstream Luxembourg or Euroclear Participant.

Certain U.S.  Federal Income Tax Documentation Requirements

A holder that is not a United States person within the meaning of Section 7701(a)(30) of the Code holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax at a rate of 30% unless such holder provides certain documentation to the Trustee or to the U.S.  entity required to withhold tax (the U.S.  withholding agent) establishing an exemption from withholding.  A holder that is not a United States person may be subject to 30% withholding unless:

I.

the Securities Administrator or the U.S. withholding agent receives a statement—

(a)

from the holder on Internal Revenue Service (IRS) Form W-8BEN (or any successor form) that—

(i)

is signed by the certificateholder under penalties of perjury,

(ii)

certifies that such owner is not a United States person, and

(iii)

provides the name and address of the certificateholder, or

(b)

from a securities clearing organization, a bank or other financial institution that holds customers' securities in the ordinary course of its trade or business that—

(i)

is signed under penalties of perjury by an authorized representative of the financial institution,

(ii)

states that the financial institution has received an IRS Form W-8BEN (or any successor form) from the certificateholder or that another financial institution acting on  behalf of the certificateholder has received such IRS Form W-8BEN (or any successor  form),

(iii)

provides the name and address of the certificateholder, and

(iv)

attaches the IRS Form W-8BEN (or any successor form) provided by the certificateholder;

II.

the holder claims an exemption or reduced rate based on a treaty and provides a properly executed IRS Form W-8BEN (or any successor form) to the Trustee or the U.S. withholding agent;

III.

the holder claims an exemption stating that the income is effectively connected to a U.S.  trade or business and provides a properly executed IRS Form W-8ECI (or any successor form) to the Trustee or the U.S. withholding agent; or

IV.

the holder is a nonwithholding partnership and provides a properly executed IRS Form  W-8IMY (or any successor form) with all necessary attachments to the Trustee or the U.S.  withholding agent.  Certain pass-through entities that have entered into agreements with the Internal Revenue Service (for example qualified intermediaries) may be subject to different documentation requirements; it is recommended that such holders consult with their tax advisors when purchasing the Certificates.

A holder holding book-entry certificates through Clearstream or Euroclear provides the forms and statements referred to above by submitting them to the person through which he holds an interest in the book-entry certificates, which is the clearing agency, in the case of persons holding directly on the books of the clearing agency.  Under certain circumstances a Form W-8BEN, if furnished with a taxpayer identification number, (TIN), will remain in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.  A Form W-8BEN, if furnished without a TIN, and a Form W-8ECI will remain in effect  for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form  incorrect.

In addition, all holders holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding at a rate of up to 31% unless the holder:

I.

provides a properly executed IRS Form W-8BEN, Form W-8ECI or Form W-8IMY (or  any successor forms) if that person is not a United States person;

II.

provides a properly executed IRS Form W-9 (or any substitute form) if that person is a United States person; or

III.

is a corporation, within the meaning of Section 7701(a) of the Code, or otherwise establishes that it is a recipient exempt from United States backup withholding.

This summary does not deal with all aspects of federal income tax withholding or backup withholding that may be relevant to investors that are not United States persons within the meaning of Section 7701(a)(30) of the Code.  Such investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the book-entry certificates.

The term United States person means (1) a citizen or resident of the United States, (2) a corporation or partnership organized in or under the laws of the United States or any state or the District of Columbia (other than a partnership that is not treated as a United States person under any applicable Treasury regulations), (3) an estate the income of which is includible in gross income for United States tax purposes, regardless of its source, (4) a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have authority to control all substantial decisions of the trust, and (5)  to  the extent provided in regulations, certain trusts in existence on August 20, 1996, that are treated as United States persons prior to such date and that elect to continue to be treated as United States persons.

Annex C
Certain Characteristics of the HELOCs

The HELOCs are expected to have the following approximate aggregate characteristics as of the Cut-off Date.  Prior to the issuance of the Certificates, HELOCs may be removed from the Trust Fund as a result of incomplete documentation or otherwise, if the Depositor deems such removal necessary or appropriate.

Number of HELOCs	[ ]
Total Principal Balance	$[ ]
Loan Rates:
Weighted Average	[ ]%
Range	[ ]% to [ ]%
Weighted Average Remaining Term to Maturity (months)	[ ]

The Principal Balances of the HELOCs as of the Cut-off Date range from approximately $[     ] to $[     ].  The HELOCs have an average Principal Balance of approximately $[     ].

[The weighted average Loan-to-Value Ratio at origination of the First Lien HELOCs is approximately [     ]%.]

[The weighted average Combined Loan-to-Value Ratio at origination of the Second Lien HELOCs is approximately[     ]%.]

No more than approximately [     ]% of the HELOCs are secured by Mortgaged Properties located in any one zip code area.

Approximately [     ]% of the HELOCs were [     ] or more but less than [     ] days delinquent as of the Cut-off Date.  [     ] of the HELOCs were more than [     ] days or more delinquent as of the Cut-off Date.

The following tables set forth, as of the Cut-off Date, the number, total Principal Balance and percentage of the HELOCs having the stated characteristics shown in the tables in each range (the sum of the amounts of the total Principal Balances and the percentages in the following tables may not equal the totals due to rounding).

[Annex D
Scheduled Notional Amounts For Interest Rate Cap Agreement[s]
Cap Agreement Schedules]

[Class [     ] Cap Agreement]

Distribution Date occurring in:	Scheduled Notional Amount($): (Rounded to the Nearest Dollar)	Strike Rate(%):
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]
[ ]

 $[     ]
(Approximate)

HomeBanc Home Equity Trust

Home Equity Loan Pass-Through Certificates, Series [     ]

[HOMEBANC LOGO]

[HomeBanc Corp.]
Sponsor

[HMB Acceptance Corp.]
Depositor

[     ]
Master Servicer

Prospectus Supplement
[     ]

[Underwriter[s]]

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus.  We have not authorized anyone to provide you with different information.

We are not offering the certificates in any state where the offer is not permitted.

Dealers will deliver a prospectus supplement and prospectus when acting as an underwriter of the certificates and with respect to their unsold allotments or subscriptions.  In addition, all dealers selling the certificates will be required to deliver a prospectus supplement and prospectus for ninety days following the date of this prospectus supplement.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

The estimated expenses expected to be incurred by the Registrant in connection with the issuance and distribution of the securities being registered, other than underwriting compensation, are as follows:

SEC Registration Fee	$117.70
Trustee's Fees and Expenses (including counsel fees)*	**
Printing and Engraving Costs*	**
Rating Agency Fees* Legal Fees and Expenses*	** **
Blue Sky Fees and Expenses*	**
Accounting Fees and Expenses*	**
Miscellaneous*	**
Total	$117.70
__________ * Estimated in accordance with Item 511 of Regulation S-K.
** To be filed by Amendment.

Item 15. Indemnification of Directors and Officers.

The registrant's certificate of incorporation provides that directors and officers of the registrant will be indemnified as permitted by Delaware law.  Section 145 of the Delaware Corporation Law provides, in substance, that Delaware corporations have the power, under specified circumstances, to indemnify their directors, officers, employees or agents in connection with actions, suits or proceedings involving any of them by reason of the fact that they were or are such directors, officers, employees or agents, against expenses incurred in any such action, suit or proceeding.

The form of Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement provides, under certain circumstances, for indemnification of the Registrant and other persons.

Item 16. Exhibits.

1.1(1)

Form of Underwriting Agreement

3.1.1(2)

Certificate of Incorporation of HMB Acceptance Corp. as currently in effect

3.1.2(2)

Bylaws of HMB Acceptance Corp. as currently in effect

4.1

Form of Indenture

4.2

Form of Transfer and Servicing Agreement

4.3

Form of Pooling and Servicing Agreement

4.4

Form of Trust Agreement

4.5

Form of Subservicing Agreement

5.1

Opinion of McKee Nelson LLP as to securities offered

8.1

Opinion of McKee Nelson LLP with respect to tax matters (included in Exhibit 5.1)

10.1

Form of Mortgage Loan Purchase Agreement

10.2

Form of Administration Agreement

23.1

Consent of McKee Nelson LLP (included in Exhibits 5.1 and 8.1)

24.1

Powers of Attorney of officers and managers of HMB Acceptance Corp. (included in the signature pages to this Registration Statement)

25.1(1)

Statement of Eligibility and Qualification of Indenture Trustee on Form T-1

(1)

To be filed by amendment or as an exhibit to a document to be incorporated by reference herein in connection with an offering of the securities.

(2)

Incorporated herein by reference to the Registrant's Registration Statement on Form S-3 (Reg. No. 333-121040), filed with the Commission on December 7, 2004.

Item 17.  Undertakings

A.  Undertaking in respect of Rule 415 offering.

The undersigned Registrant hereby undertakes:

(1)

To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)

to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, as amended;

(ii)

to reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

(iii)

to include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change of such information in the Registration Statement;

provided, however, that paragraphs (i) and (ii) of this section do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934, as amended, that are incorporated by reference in the Registration Statement;

provided, further, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment is provided pursuant to Item 1100(c) of Regulation AB (17 CFR 229.1100(c)).

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, as amended, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)

To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  Undertaking in respect of filings incorporating subsequent Exchange Act documents by reference.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the Registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934, as amended) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  Undertaking in respect of indemnification.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933, as amended, and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933, as amended, and will be governed by the final adjudication of such issue.

D.  Undertakings for registration statement permitted by Rule 430A.

The undersigned Registrant hereby undertakes that:

(1)  For purposes of determining any liability under the Securities Act of 1933, as amended, the information omitted from the form of prospectus filed as part of this Registration Statement in reliance upon Rule 430A and contained in the form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933, as amended, shall be deemed to be part of this Registration Statement as of the time it was declared effective; and

(2)  For the purpose of determining any liability under the Securities Act of 1933, as amended, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

E.  Undertaking in respect of filings incorporating by reference subsequent Exchange Act documents by third parties.

The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, as amended, each filing of the annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, of a third party that is incorporated by reference in the registration statement in accordance with Item 1100(c)(1) of Regulation AB (17 CFR 229.1100(c)(1)) shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

F.  Undertaking in respect of filings that provide certain information through an Internet web site.

The undersigned Registrant hereby undertakes that, except as otherwise provided by Item 1105 of Regulation AB (17 CFR 229.1105), information provided in response to that Item pursuant to Rule 312 of Regulation S-T (17 CFR 232.312) through the specified Internet address in the prospectus is deemed to be a part of the prospectus included in the registration statement.  In addition, the undersigned Registrant hereby undertakes to provide to any person without charge, upon request, a copy of the information provided in response to Item 1105 of Regulation AB pursuant to Rule 312 of Regulation S-T through the specified Internet address as of the date of the prospectus included in the registration statement if a subsequent update or change is made to the information.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement on Form S-3 to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Atlanta, state of Georgia on the 24th day of October, 2005.

HMB ACCEPTANCE CORP.

By:

/S/ Kevin D. Race_

Kevin D. Race

President

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form S-3 has been signed below by the following persons in the capacities and on the dates indicated.  Each person whose signature appears below constitutes and appoints Kevin D. Race, J. Michael Barber, James L. Krakau, Charles W. McGuire, R. Stan Kryder and Patrick S. Flood and each of them his true and lawful attorney-in-fact and agent, acting together or alone, with full powers of substitution and resubstitution, for them and in their name, place and stead, to sign any or all amendments to this Registration Statement (including any pre-effective or post-effective amendment) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, acting together or alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, acting together or alone, or other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/S/ Kevin D. Race Kevin D. Race	President, Chief Operating Officer, Chief Financial Officer and Director, HMB Acceptance Corp.	October 24, 2005
/S/ J. Michael Barber J. Michael Barber	Chief Accounting Officer, HMB Acceptance Corp.	October 24, 2005
/S/ James L. Krakau James L. Krakau	Treasurer and Director, HMB Acceptance Corp.	October 24, 2005
/S/ R. Stan Kryder R. Stan Kryder	Director, HMB Acceptance Corp.	October 24, 2005
/S/ Charles W. McGuire Charles W. McGuire	Director, HMB Acceptance Corp.	October 24, 2005
/S/ Patrick S. Flood Patrick S. Flood	Director, HMB Acceptance Corp.	October 24, 2005